EXHIBIT 4.1


YORKSHIRE POWER FINANCE LIMITED

AND

YORKSHIRE POWER GROUP LIMITED

AND

THE BANK OF NEW YORK, AS TRUSTEE,
PRINCIPAL PAYING AGENT,
REGISTRAR AND TRANSFER AGENT

AND

BANQUE GENERALE DU LUXEMBOURG S.A.,
AS PAYING AGENT AND TRANSFER AGENT

SUBORDINATED DEBENTURE INDENTURE

Dated as of June 1, 1998
____________

TABLE OF CONTENTS
Page
ARTICLE I DEFINITIONS	1
SECTION 1.01.	Definitions.	1
SECTION 1.02.	Compliance Certificates and Opinions.	11
SECTION 1.03.	Form of Documents Delivered to Trustee.	11
SECTION 1.04.	Notices, Etc., to Trustee and Company.	12
SECTION 1.05.	Notice to Holders; Waiver.	12
SECTION 1.06.	Conflict with Trust Indenture Act.	13
SECTION 1.07.	Effect of Headings and Table of Contents.	14
SECTION 1.08.	Successors and Assigns.	14
SECTION 1.09.	Separability Clause.	14
SECTION 1.10.	Benefits of Indenture.	14
SECTION 1.11.	Governing Law.	14
SECTION 1.12.	Legal Holidays.	14
ARTICLE II SECURITIES	15
SECTION 2.01.	Forms Generally.	15
SECTION 2.02.	Form of Trustee's Certificate of
Authentication.	15
SECTION 2.03.	Form of Trustee's Certificate of
Authentication by an Authenticating Agent.	16
SECTION 2.04.	Form of Guarantee.	16
SECTION 2.05.	Amount Unlimited; Issuable in Series.	17
SECTION 2.06.	Denominations.	20
SECTION 2.07.	Execution, Authentication, Delivery and
Dating.	21
SECTION 2.08.	Transfer Agent and Paying Agent.	22
SECTION 2.09.	Temporary Securities.	23
SECTION 2.10.	Registration, Registration of Transfer and
Exchange.	23
SECTION 2.11.	Mutilated, Destroyed, Lost and Stolen
Securities.	25
SECTION 2.12.	Payment of Interest; Interest Rights
Reserved.	26
SECTION 2.13.	Persons Deemed Owners.	27
SECTION 2.14.	Cancellation.	28
SECTION 2.15.	Computation of Interest.	28
SECTION 2.16.	Global Securities.	29
SECTION 2.17.	Extension of Interest Payment Period;
Deferral of Interest Payment.	29
SECTION 2.18.	CUSIP Numbers.	30
ARTICLE III COVENANTS	30
SECTION 3.01.	Payment of Principal, Premium and Interest.	30
SECTION 3.02.	Maintenance of Office or Agency.	31
SECTION 3.03.	Money for Securities Payments to Be Held in
Trust.	31
SECTION 3.04.	Appointments to Fill Vacancies in Trustee's
Office.	32
SECTION 3.05.	Certificate to Trustee.	33
SECTION 3.06.	Compliance with Consolidation Provisions.	33
SECTION 3.07.	Limitation on Dividends.	33
SECTION 3.08.	Covenants as to the Related Business Trust.	34
SECTION 3.09.	Covenants as to Treatment of Securities.	34
SECTION 3.10.	Additional Interest.	34
SECTION 3.11.	Waiver of Certain Covenants.	34
SECTION 3.12.	Payment of Additional Amounts.	35
SECTION 3.13.	Copies Available to Holders.	37
SECTION 3.14.	Company Covenants.	37
SECTION 3.15.	Demand Share Covenant.	37
ARTICLE IV HOLDERS, LISTS AND REPORTS BY THE
COMPANY AND THE TRUSTEE	38
SECTION 4.01.	Holders' Lists	38
SECTION 4.02.	Preservation and Disclosure of Lists.	38
SECTION 4.03.	Reports of the Company and the Guarantor.	39
SECTION 4.04.	Reports by the Trustee.	40
ARTICLE V REMEDIES OF THE TRUSTEE AND HOLDERS
ON EVENT OF DEFAULT	41
SECTION 5.01.	Events of Default.	41
SECTION 5.02.	Payment of Securities on Default; Suit
Therefor.	43
SECTION 5.03.	Application of Moneys Collected by Trustee.	45
SECTION 5.04.	Proceedings by Holders.	46
SECTION 5.05.	Remedies Cumulative and Continuing.	47
SECTION 5.06.	Direction of Proceedings and Waiver of
Defaults by Majority of Holders.	47
SECTION 5.07.	Undertaking to Pay Costs.	48
ARTICLE VI CONCERNING THE TRUSTEE	49
SECTION 6.01.	Certain Duties and Responsibilities.	49
SECTION 6.02.	Notice of Defaults.	50
SECTION 6.03.	Certain Rights of Trustee.	50
SECTION 6.04.	Not Responsible for Recitals or Issuance of
Securities.	51
SECTION 6.05.	May Hold Securities.	51
SECTION 6.06.	Money Held in Trust.	51
SECTION 6.07.	Compensation and Reimbursement.	52
SECTION 6.08.	Disqualification; Conflicting Interests.	52
SECTION 6.09.	Corporate Trustee Required; Eligibility.	52
SECTION 6.10.	Resignation and Removal; Appointment of
Successor Trustee.	53
SECTION 6.11.	Acceptance of Appointment by Successor.	54
SECTION 6.12.	Merger, Conversion, Consolidation or
Succession to Business.	55
SECTION 6.13.	Preferential Collecting of Claims Against
Company.	55
SECTION 6.14.	Authenticating Agents.	59
ARTICLE VII CONCERNING THE HOLDERS	61
SECTION 7.01.	Acts of Holders.	61
SECTION 7.02.	Proof of Execution by Holders.	63
SECTION 7.03.	Securities Owned by Company Deemed Not
Outstanding.	64
SECTION 7.04.	Revocation of Consents; Future Holders
Bound.	64
ARTICLE VIII HOLDERS' MEETINGS	65
SECTION 8.01.	Purposes of Meetings	65
SECTION 8.02.	Call of Meetings by Trustee.	65
SECTION 8.03.	Call of Meetings by Company or Holders.	65
SECTION 8.04.	Qualifications for Voting; Quorum; Action.	66
SECTION 8.05.	Regulations.	67
SECTION 8.06.	Voting.	67
ARTICLE IX SUPPLEMENTAL INDENTURES	68
SECTION 9.01.	Supplemental Indentures Without Consent of
Holders.	68
SECTION 9.02.	Supplemental Indentures With Consent of
Holders.	70
SECTION 9.03.	Compliance with Trust Indenture Act; Effect
of Supplemental Indentures.	71
SECTION 9.04.	Notation on Securities.	72
SECTION 9.05.	Evidence of Compliance of Supplemental
Indenture to be Furnished Trustee.	72
ARTICLE X CONSOLIDATION, CONVERSION, MERGER,
SALE, CONVEYANCE AND LEASE	72
SECTION 10.01.	Company and Guarantor May Consolidate,
etc., on Certain Terms.	72
SECTION 10.02.	Successor Corporation Substituted.	74
ARTICLE XI SATISFACTION AND DISCHARGE	74
SECTION 11.01.	Satisfaction and Discharge of Indenture	74
SECTION 11.02.	Application of Trust Money	76
SECTION 11.03.	Satisfaction, Discharge and Defeasance of
Securities of any Series	76
ARTICLE XII IMMUNITY OF INCORPORATORS,
STOCKHOLDERS, OFFICERS AND
DIRECTORS	78
SECTION 12.01.	Indenture and Securities Solely Corporate
Obligations.	78
ARTICLE XIII REDEMPTION OF SECURITIES	78
SECTION 13.01.	Applicability of Article.	78
SECTION 13.02.	Optional Tax Redemption.	78
SECTION 13.03.	Notice of Redemption; Selection of
Securities.	79
SECTION 13.04.	Securities Payable on Redemption Date.	80
SECTION 13.05.	Securities Redeemed in Part.	80
ARTICLE XIV SUBORDINATION OF SECURITIES	81
SECTION 14.01.	Agreement to Subordinate.	81
SECTION 14.02.	Default on Senior Debt.	81
SECTION 14.03.	Liquidation; Dissolution; Bankruptcy.	82
SECTION 14.04.	Subrogation.	83
SECTION 14.05.	Trustee to Effectuate Subordination.	84
SECTION 14.06.	Notice by the Company.	84
SECTION 14.07.	Rights of the Trustee; Holders of Senior
Debt.	85
SECTION 14.08.	Subordination May Not Be Impaired.	86
ARTICLE XV GUARANTEE OF SECURITIES	86
SECTION 15.01.	Applicability of Article; Unconditional
Guarantee.	86
SECTION 15.02.	Waiver of Notice and Demand.	87
SECTION 15.03.	Guarantor Obligations Not Affected.	87
SECTION 15.04.	Execution of Guarantee.	88
SECTION 15.05.	Subrogation.	89
SECTION 15.06.	Independent Obligations.	89
SECTION 15.07.	Subordination.	89
ARTICLE XVI SINKING FUNDS	89
SECTION 16.01.	Applicability of Article.	89
SECTION 16.02.	Satisfaction of Sinking Fund Payments with
Securities.	90
SECTION 16.03.	Redemption of Securities for Sinking Fund.	90
ARTICLE XVII MISCELLANEOUS PROVISIONS	91
SECTION 17.01.	Consent to Jurisdiction; Appointment of
Agent to Accept Service of Process	91
SECTION 17.02.	Successors.	93
SECTION 17.03.	Official Acts by Successor Corporation.	93
SECTION 17.04.	Execution in Counterparts.	93



TIE-SHEET
of provisions of Trust Indenture Act of 1939 with Indenture dated as of June 1, 1998 between Yorkshire Power Finance Limited,
Yorkshire Power Group Limited, The Bank of New York, Trustee,
and Banque Generale du Luxembourg S.A., paying agent and transfer agent:
ACT SECTION	INDENTURE SECTION
310(a)(1)	6.09
   (a)(2) 	6.09
310(a)(3)	N/A
   (a)(4)	N/A
310(a)(5)	6.10, 6.11
310(b)	6.08
311(a) and (b)	6.13, 4.04
312(a)	4.01
312(b) and (c)	4.02
313(a)	4.04
313(b)(1)	N/A
313(b)(2)	4.04
313(c)	4.04
313(d)	4.04
314(a)	4.03
314(b)	N/A
314(c)(1) and (2)	1.02
314(c)(3)	N/A
314(d) 	N/A
314(e)	1.02
314(f) 	N/A
315(a)(c) and (d)	6.01
315(b) 	6.02
315(e) 	5.07
316(a)(1) 	5.02, 5.06
316(a)(2)	N/A
316(b) 	5.04
317(a) 	5.02, 5.03
317(b) 	6.05
318(a) 	1.07
___________________________________

THIS TIE-SHEET IS NOT PART OF THE INDENTURE AS
EXECUTED


THIS SUBORDINATED DEBENTURE
INDENTURE, dated as of June 1, 1998, among Yorkshire Power
Finance Limited, a private company with limited liability incorporated under the laws of the Cayman Islands (the "Company"), having its registered office at P.O. Box 309, Georgetown, Grand Cayman, Cayman Islands, British West Indies, as issuer, Yorkshire Power Group Limited, a private company with limited liability incorporated under the laws of England and Wales, having its principal office at Wetherby Road, Scarcroft, Leeds, England, as guarantor ("Yorkshire Group" or the "Guarantor"), The Bank of
New York, a New York banking corporation, as trustee, principal paying agent, registrar and transfer agent (the "Trustee"), and Banque Generale du Luxembourg S.A., as paying agent and transfer agent.
W I T N E S S E T H:

WHEREAS, the Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured subordinated debentures, notes or other evidences of indebtedness (herein called the "Securities") in an unlimited aggregate principal amount to be issued in one or more series as provided in this Indenture; and WHEREAS, the Guarantor has duly authorized the execution and delivery of this Indenture to provide for the Guarantee
(as defined herein) as herein provided; and WHEREAS, all things necessary to make this Indenture a valid agreement of the Company and the Guarantor, in accordance with its terms, have been done.
NOW, THEREFORE, for and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of series thereof, as follows:
ARTICLE I

DEFINITIONS
SECTION 1.01.	Definitions.
For all purposes of this Indenture, all indentures
supplemental hereto and any document or instrument delivered pursuant to the provisions hereof, except as otherwise expressly provided or unless the context otherwise requires:
(1)	The terms defined in this Article shall have the
respective meanings specified in this Article.
(2)	All other terms used in this Indenture which
are defined in the Trust Indenture Act (as defined herein), or which are by reference therein defined in the Securities Act (as defined herein), shall (except as herein otherwise expressly provided or unless the context otherwise requires) have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as in force at the date of this Indenture as originally executed.
(3)	All accounting terms used herein and not
expressly defined shall have the meanings assigned to such terms in accordance with generally accepted accounting principles in the
United States and the term "generally accepted accounting principles" means such accounting principles as are generally accepted in the
United States at the time of any computation.
(4)	The words "herein", "hereof" and "hereunder"
and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.
Headings are used for convenience of reference only and do not affect interpretation. The singular includes the plural and vice versa. "Additional Amounts" shall have the meaning set forth in Section 3.12.
"Additional Interest" means such additional amounts
as may be required so that the net amounts received and retained by the Holder after paying taxes, duties, assessments or governmental charges of whatever nature imposed by a Taxing Jurisdiction or any other taxing authority will not be less than the amounts the Holder would have received had no such taxes, duties, assessments or governmental charges been imposed.
"Administrative Trustees" when used with respect to
the Trust Securities related to a particular series of Securities means the Persons designated as such in the Trust Agreement of the related Business Trust.
"Affiliate" of any specified Person means any other
Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, "control", when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.
"Authenticating Agent" shall mean any agent or agents
of the Trustee which at the time shall be appointed and acting pursuant to Section 6.14.
"Bankruptcy Law" shall mean Title 11, U.S. Code, or
any similar federal or state law for the relief of debtors.
"Bearer Security" means any Security that is payable
to bearer.
"Board of Directors" shall mean the Board of
Directors of the Company or any duly authorized committee of the officers and/or directors of the Company appointed by that board.
"Board Resolution" shall mean a copy of a resolution
certified by a Director of the Company to have been duly adopted by its Board of Directors and to be in full force and effect on the date of such certification and delivered to the Trustee.
"Book-Entry Depositary" means, with respect to the
Securities of any series issuable or issued in whole or in part in the form of one or more Global Securities, the Person designated as
Book-Entry Depositary (or a nominee thereof) by the Company
pursuant to Section 2.05 and, if so provided pursuant to Section 2.05 with respect to the Securities of a series, any successor to such
Person.  If at any time there is more than one such Person, "Book-
Entry Depositary" shall mean, with respect to any series of Securities, the qualifying entity which has been appointed with respect to the Securities of that series.
"Book-Entry Interests" means certificateless
depositary interests (representing in the aggregate a 100% beneficial interest in a Global Bearer Security) to be issued by the Book-Entry Depositary to a Business Trust or DTC.
"Business Day" shall mean, with respect to the Place
of Payment with respect to any series of Securities, any day other than a Saturday, a Sunday or a day on which banking institutions in any Place of Payment are authorized or required by law or executive order to close or on which the Corporate Trust Office is closed for business.
"Business Trust" means any Delaware statutory
business trust formed by the Company, the Guarantor or an Affiliate thereof to issue its Trust Securities, the proceeds of which will be used to purchase Securities of one or more series.
"Commission" shall mean the United States Securities
and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.
"Company" shall mean Yorkshire Power Finance
Limited, a limited liability company incorporated under the laws of the Cayman Islands, and, subject to the provisions of Article X, shall include its successors and assigns.
"Company Request" or "Company Order" shall mean
a written request or order signed in the name of the Company by any Director and by any other Director or the Treasurer, the Secretary or an Assistant Secretary or Assistant Treasurer of the Company or any
other officer so authorized, and delivered to the Trustee.
"Control Certificate" means a certificate evidencing
certain administrative and appointment powers with respect to a
Business Trust.
"corporation" includes corporations, associations,
companies, partnerships and business trusts.
"Corporate Trust Office" means the principal office of
the Trustee in The City of New York, at which at any particular time in its corporate trust business shall be administered, which at the date hereof is 101 Barclay Street, New York, New York 10286.
"Custodian" shall mean any receiver, trustee, assignee,
liquidator, or similar official under any Bankruptcy Law.
"Default" shall mean any event, act or condition that
with notice or lapse of time, or both, would constitute an Event of
Default.
"Defaulted Interest" shall have the meaning set forth
in Section 2.12.
 "Delaware Trustee" when used with respect to the
Trust Securities related to a particular series of Securities means the Person designated as such in the Trust Agreement of the related
Business Trust.
"Deposit Agreement" means any deposit agreement
among the Company, a Book-Entry Depositary and the holders and beneficial owners from time to time of interests in Book-Entry
Interests.
"Director" means any member of the Board of
Directors of the Company or the Guarantor, as applicable, at the time of determination.
"Dollar" or "$" means a dollar or other equivalent unit
in such coin or currency of the United States as of the time shall be legal tender for the payment of public and private debt in the United States.
"DTC" shall mean The Depository Trust Company (or
a nominee thereof) or its successors.
"Event of Default" shall mean any event specified in
Section 5.01.
"Exchange Act" shall mean the United States
Securities Exchange Act of 1934, as amended.
"Global Bearer Security" means a Bearer Security,
evidencing all or part of a series of Securities, issued to the Book-Entry Depositary for such series.
"Global Registered Security" means a Registered
Security, evidencing all or part of a series of Securities, issued to the Book-Entry Depositary for such series.
"Global Security" means a Global Registered Security
or a Global Bearer Security.
"Government Obligations" shall mean securities that
are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case under clause (i) or
(ii) are not callable or redeemable at the option of the issuer thereof, and shall also include a certificate, depository receipt or other instrument which evidences a direct ownership interest in such obligations with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a certificate, depository receipt or other instrument, provided that
(except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such
instrument from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such instrument.
"Gross-Up Taxes" shall have the meaning set forth in
Section 3.12.
"Guarantee" means the guarantee set forth in Article
XV by the Guarantor of any Security of any series authenticated and delivered pursuant to this Indenture either (i) if specified, as contemplated by Section 15.01, to be applicable to Securities of such series and not endorsed on such securities pursuant to Article XV hereof, or (ii) in all other cases, endorsed on such Securities. "Guarantor" shall mean Yorkshire Power Group
Limited, a limited liability company incorporated under the laws of England and Wales, and, subject to the provisions of Article X, shall include its successors and assigns.
"Holder", "holder of Securities", or other similar
terms, means, in the case of a Registered Security, the Person in whose name a Security is registered in the Security Register and, in the case of a Global Bearer Security, the Book-Entry Depositary therefor.
 "Indenture" shall mean this instrument as originally
executed or, as it may from time to time be supplemented or amended by a Board Resolution and an Officers' Certificate issued pursuant thereto or by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of a particular series of Securities established as contemplated by Section 2.05.
"Intercompany Notes" means promissory notes issued,
from time to time, by the Guarantor or certain of its Affiliates which the Company purchases with the proceeds from the issuance of a particular series of Securities.
"Interest Payment Date", when used with respect to
any Security, means the Stated Maturity of an installment of interest on such Security.
"Investment Company Act" means the United States
Investment Company Act of 1940, as amended.
"Investment Company Act Event" shall mean that the
Guarantor or the Company shall have received an opinion of
independent counsel (which may be counsel to the Guarantor or its affiliates) experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (an
"Investment Company Act Change"), there is more than an
insubstantial risk that the Guarantor or the Company is or will be considered an "investment company" that is required to be registered under the Investment Company Act which Investment Company Act
Change becomes effective on or after the date of the prospectus for
Trust Securities related to a particular series of Securities.
"Maturity" means, when used with respect to any
Security, the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at Stated Maturity or by the declaration of acceleration, call for redemption or otherwise.
"Notice of Default" shall have the meaning set forth in
Section 5.01(c).
"Officers" shall mean any Director or the Treasurer,
the Secretary or an Assistant Secretary or an Assistant Treasurer of
the Company or the Guarantor, as applicable, or any other officer or signatory of the Company or the Guarantor, as applicable, so authorized.
"Officers' Certificate" shall mean a certificate of the
Company or the Guarantor, as applicable, signed by two Officers and delivered to the Trustee.
"Opinion of Counsel" shall mean a written opinion of
counsel, who may be counsel for the Company or the Guarantor.
 "Outstanding", when used with respect to Securities
of any series, shall, subject to the provisions of Section 7.03, mean, as of any particular time, all Securities of such series authenticated and delivered by the Trustee or an Authenticating Agent under this
Indenture, except
(a)	Securities theretofore cancelled by the Trustee
or an Authenticating Agent or delivered to the Trustee for cancellation;

(b)	Securities, or portions thereof, for the payment
or redemption of which moneys in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities, or portions thereof, are to be redeemed prior to maturity thereof, notice of such redemption shall have been given as in
Article XIII provided or provision satisfactory to the Trustee shall have been made for giving such notice; and

(c)	Securities in lieu of or in substitution for which
other Securities shall have been authenticated and delivered pursuant to the terms of Section
2.10 unless proof satisfactory to the Company and the Trustee is presented that any such Securities are held by bona fide holders in due course.

"Paying Agent" means Banque Generale du
Luxembourg S.A. and any other Person, authorized by the Company to pay the principal of and premium, if any, or interest, if any, on any Securities on behalf of the Company, including, without limitation, the Principal Paying Agent.
"Person" shall mean a legal person, including any
individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.
"Place of Payment", when used with respect to the
Securities of any series, means the place or places, specified as contemplated by Section 2.05, at which, subject to Section 3.02, principal of and premium, if any, and interest, if any, on the Securities of such series are payable.
"Predecessor Security" of any particular Security shall
mean every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 2.11 in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same debt as the lost, destroyed or stolen Security.
"Principal Paying Agent" means The Bank of New
York until a successor Principal Paying Agent shall have become such pursuant to the applicable provisions of this Indenture and, thereafter, "Principal Paying Agent" shall mean such successor Principal Paying
Agent.
"Property Trustee" when used with respect to the
Trust Securities related to a particular series of Securities means the Person designated as such in the Trust Agreement of the related
Business Trust.
"Redemption Price" means, when used with respect to
any Security to be redeemed, the price at which it is to be redeemed pursuant to this Indenture.
"Redemption Date", when used with respect to any
Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.
"Registered Security", means any Security that is
payable to a registered owner or registered assigns thereof as registered in the Security Register.
"Regular Record Date" for the interest payable on any
Interest Payment Date on the Securities of any series means the date specified for that purpose as contemplated by Section 2.05.
"Relevant Date" means whichever is the later of (i) the
date on which payment first becomes due and (ii) if the full amount payable has not been received in The City of New York by the Book-
Entry Depositary or the Trustee on or prior to such due date, the date on which, the full amount having been so received, notice to that effect shall have been given to the holders in accordance with this
Indenture.
"Responsible Officer", when used with respect to the
Trustee, shall mean any officer of the Trustee including any vice-president, any assistant vice-president, any secretary, any assistant secretary, the treasurer, any assistant treasurer or any other officer within the Corporate Trust Office of the Trustee customarily performing functions similar to those performed by any of the above-designated officers and also means, with respect to a particular matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.
"Securities" has the meaning stated in the first recital
of this Indenture and more particularly means any securities authenticated and delivered under this Indenture.
"Securities Act" shall mean the Securities Act of 1933,
as amended.
"Security Register" and "Security Registrar" shall
have the respective meanings set forth in Section 2.10.
"Senior Debt" shall mean with respect to any Person:
(i) any payment due in respect of indebtedness of such Person, whether outstanding at the date of execution of this Indenture or thereafter incurred, created or assumed, (a) in respect of money borrowed (including any financial derivative, hedging or futures contract or similar instrument) and (b) evidenced by securities, bonds, debentures, notes or other similar instruments issued by such person that, by their terms, are senior or senior subordinated debt securities,
(ii) all capital lease obligations of such Person, (iii) all obligations issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business and long-term purchase obligations), (iv) all obligations of such Person for the reimbursement of any letter of credit, banker's acceptance, security purchase facility or similar credit transaction, (v) all obligations of the type referred to in clauses (i) through (iv) above of other Persons the payment of which such Person is responsible or liable as obligor, guarantor or otherwise, and (vi) all obligations of the type referred to in clauses (i) through (v) above of other Persons secured by any lien on any property or asset of such Person (whether or not such obligation is assumed by such Person); provided, however, that Senior Debt shall not include (1) in the case of the Company, the Securities or any such indebtedness that is by its terms subordinated to or pari passu with
(A) the Securities or (B) any other such indebtedness that is subordinated to or pari passu with the Securities and (2) any unsecured indebtedness between or among such person or its
Affiliates. Such Senior Debt shall continue to be Senior Debt and be entitled to the benefits of the subordination provisions contained in this Indenture irrespective of any amendment, modification or waiver of any term of such Senior Debt.
"Special Event" means the occurrence of a Tax Event
or an Investment Company Act Event.
"Special Record Date" for the payment of any
Defaulted Interest means a date fixed by the Trustee pursuant to
Section 2.12.
"Stated Maturity", when used with respect to any
obligation or any installment of principal thereof or interest thereon, means the date, if any, on which the principal of such obligation or such installment of principal or interest is stated to be due and payable (without regard to any provisions for redemption,
prepayment, declaration of acceleration, purchase or extension);
provided that, with regard to any installment of interest, Stated
Maturity shall not include any date as to which the Company shall have elected to extend the interest payment period in accordance with
Section 2.05.
"Subsidiary" means a corporation more than 50% of
the outstanding voting stock of which is owned, directly or indirectly, by the Guarantor, an affiliate thereof or by one or more other Subsidiaries. For the purposes of this definition, "voting stock"
means shares, interests, participations or other equivalents in the equity interest (however designated) in such corporation having ordinary voting power for the election of a majority of the directors
(or the equivalent) of such corporation, other than shares, interests, participations or other equivalents having such power only by reason of the occurrence of a contingency.
"Tax Event" means the receipt by the Guarantor or
the Company of an opinion of independent counsel (which may be counsel to the Guarantor or its affiliates) experienced in such matters to the effect that there has been (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of any supranational federation to which the United Kingdom belongs or the jurisdiction (or any political subdivision or taxing authority thereof or therein) in which the
Company or the Guarantor is incorporated or created, as applicable, or in which the Company or the Guarantor is managed and controlled or has a place of business (each, a "Taxing Jurisdiction"), (b) any official administrative pronouncement or judicial decision interpreting, clarifying or applying such laws or regulations or (c) a threatened challenge asserted by a government or taxing authority with respect to the Guarantor or any of its subsidiaries, or a threatened challenge asserted in writing by a government or taxing authority against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to any particular series of Securities or Trust Securities, which amendment or change is effective or which pronouncement clarification, challenge or decision is announced on or after the date of the prospectus for such Trust Securities, and that results in their being more than an insubstantial risk that (i) the Company is, or will be within 90 days of the date thereof, subject to income tax within a Taxing Jurisdiction (other than the United Kingdom corporation income tax) with respect to interest received or accrued on the Intercompany Notes, (ii) the Company is, or will be within 90 days of the date thereof, subject to more than a de minimis amount of other tax, duties or other
governmental charges, (iii) interest payable by the Company on such series of Securities is not, or within 90 days of the date thereof will not be, deductible, in whole or in part for (as appropriate) United
States Federal or United Kingdom corporation income tax purposes, as such interest accrues by the Company or by a member of any tax group to which the Guarantor belongs or (iv) interest payable with respect to the Intercompany Notes by the Guarantor or its affiliates is not, or within 90 days of the date thereof, will not be, deductible, in whole or in part, for (as appropriate) United States Federal or United Kingdom corporation income tax purposes, as it accrues by one of
(as appropriate) the Guarantor, its shareholders or a member of any tax group to which the Guarantor belongs.
"Tax Payments" means any direct or indirect payment
by the Guarantor to governmental authorities in respect of United
Kingdom, United States or Cayman Islands taxes arising from the operations of the Guarantor, the Company, a Business Trust or
Yorkshire Electricity Group plc as and when such taxes become due and payable.
"Trustee" shall mean the Person identified as
"Trustee" in the first paragraph hereof, and, subject to the provisions of Article VI hereof, shall also include its successors and assigns as Trustee hereunder.
"Trust Agreement" when used with respect to a
Business Trust shall mean the agreement or instrument, as it may be amended, that governs the affairs of such Business Trust.
"Trust Indenture Act" shall mean the Trust Indenture
Act of 1939 as in force at the date of execution of this Indenture except as provided in Section 9.03; provided, however, that, in the event the Trust Indenture Act of 1939 is amended after such date,
"Trust Indenture Act" shall mean, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.
"Trust Securities" shall mean the securities issued by a
Business Trust evidencing undivided beneficial interests in the assets of the Business Trust. Trust Securities related to a particular series of Securities means Trust Securities the proceeds of the sale of which were loaned to the Company in exchange for such series of
Securities.
"Trust Securities Guarantee" shall mean any guarantee
agreement executed and delivered by the Guarantor for the benefit of the holders from time to time of all or a portion of Trust Securities related to a particular series of Securities pursuant to which the Guarantor has guaranteed, to the extent stated therein, the payment of distributions and certain other amounts with respect to such Trust
Securities.
 "United Kingdom" means the United Kingdom of
Great Britain and Northern Ireland, its territories, its possessions and other areas subject to its jurisdiction.
"United States" means the United States of America
(including the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.
SECTION 1.02.	Compliance Certificates and
Opinions.
Except as otherwise expressly provided by this
Indenture, upon any application or request by the Company to the
Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an
Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.
Every certificate or opinion with respect to
compliance with a condition or covenant provided for in this
Indenture shall include:
(1)  	a statement that each individual signing
such certificate or opinion has read such covenant or
condition and the definitions herein relating thereto;
(2)  	a brief statement as to the nature and
scope of the examination or investigation upon which the
statements or opinions contained in such certificate or opinion are based;
(3)  	a statement that, in the opinion of each
such individual, he has made such examination or
investigation as is necessary to enable him to express an
informed opinion as to whether or not such covenant or
condition has been complied with; and
(4)  	a statement as to whether, in the
opinion of each such individual, such condition or covenant
has been complied with.
SECTION 1.03.	Form of Documents Delivered to
Trustee.
In any case where several matters are required to be
certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.
Any certificate or opinion of an officer or Director
may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer or Director knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous.
Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers or Director or Directors stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are
erroneous.
Where any Person is required to make, give or execute
two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.
SECTION 1.04.	Notices, Etc., to Trustee and
Company.
Any request, demand, authorization, direction, notice,
consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,
(1)  	the Trustee by any Holder or by the
Company or the Guarantor shall be sufficient for every
purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its corporate trust office, or
(2)  	the Company by the Trustee or by any
Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its registered office, with a copy addressed to the Guarantor at the address of its registered office, each as specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company.
SECTION 1.05.	Notice to Holders; Waiver.
Where this Indenture provides for notice to Holders of
any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, (i) in the case of a Holder of Registered Securities, at his address as it appears in the Security Register, and (ii) in the case of a Holder of Global Bearer Securities, at the address provided in or pursuant to the relevant
Deposit Agreement of the relevant Book-Entry Depositary, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.
If Securities of any series are listed on the
Luxembourg Stock Exchange and the rules of such Stock Exchange so require, notice to Holders of such Securities shall be published in a leading newspaper having general circulation in Luxembourg in addition to notifying the Book-Entry Depositary.
If, by reason of the suspension of regular mail service
or by reason of any other cause, it shall be impracticable to give such notice by mail, then such notification as shall be made at the direction of the Company in a manner reasonably calculated, to the extent practicable under the circumstances, to provide prompt notice shall constitute a sufficient notification for every purpose hereunder.
Except as otherwise expressly provided herein or
otherwise specified with respect to any Securities pursuant to Section 2.05, where this Indenture provides for notice to Holders of Bearer Securities of any event and the rules of any securities exchange on which such Bearer Securities are listed so require, such notice shall be sufficiently given to Holders of such Bearer Securities if published in such newspaper or newspapers as may be specified in such Securities on a Business Day at least twice, the first such publication to be not earlier than the earliest date, and not later than the latest date, prescribed for the giving of such notice. Any such notice by publication shall be deemed to have been given on the date of the first such publication. In addition, notice to the Holder of any Global
Bearer Security shall be given by mail in the manner provided above.
If by reason of any cause it shall be impracticable to
publish any notice to Holders of Bearer Securities as provided above, then such notification to Holders of Bearer Securities as shall be given with the approval of the Trustee shall constitute sufficient notice to such Holders for every purpose hereunder.  Neither the failure to give notice by publication to Holders of Bearer Securities as provided above, nor any defect in any notice so published, shall affect the sufficiency of such notice with respect to other Holders of Bearer Securities or the sufficiency of any notice to Holders of Registered Securities given as provided herein.
Any request, demand, authorization, direction, notice,
consent, waiver or Act required or permitted under this Indenture shall be in the English language, except that any published notice may be in an official language of the country of publication.
Where this Indenture provides for notice in any
manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.
SECTION 1.06.	Conflict with Trust Indenture Act.
If any provision hereof limits, qualifies or conflicts
with any provision of the Trust Indenture Act or another provision which is required or deemed to be included in this Indenture by any of the provisions of the Trust Indenture Act, the provision or
requirement of the Trust Indenture Act shall control.  If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, such provision of the Trust Indenture Act shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.
SECTION 1.07.	Effect of Headings and Table of
Contents.
The Article and Section headings herein and the Table
of Contents are for convenience only and shall not affect the construction hereof.
SECTION 1.08.	Successors and Assigns.
All covenants and agreements in this Indenture by the
Company or the Guarantor shall bind their respective successors and assigns, whether so expressed or not.
SECTION 1.09.	Separability Clause.
In case any provision in this Indenture, in the
Securities or in any Guarantee shall be invalid, illegal or
unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, to the extent permitted by relevant law.
SECTION 1.10.	Benefits of Indenture.
Nothing in this Indenture, in the Securities or in any
Guarantee, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this
Indenture.
SECTION 1.11.	Governing Law.
This Indenture, the Securities and any Guarantee shall
be governed by and construed in accordance with the laws of the
State of New York.
SECTION 1.12.	Legal Holidays.
In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Securities) payment of principal, premium, if any, or interest, if any, need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment, except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, and no interest shall accrue for the period from and after such Interest
Payment Date, Redemption Date or Stated Maturity, as the case may be.
ARTICLE II

SECURITIES
SECTION 2.01.	Forms Generally.
The Securities of each series shall be in substantially
the form appended to the supplemental indenture establishing such series, or in such other form as shall be established by or pursuant to a Board Resolution (or Officers' Certificate delivered pursuant thereto) or in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, a Board Resolution or one or more indentures supplemental hereto, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the Director or Directors executing such Securities, as evidenced by the Director's or Directors' execution of the Securities. If the form of Securities of any series is established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by an authorized Director or officer of the Company and delivered to the Trustee at or prior to the delivery of the
Company Order contemplated by Section 2.07 for the authentication and delivery of such Securities.
The Trustee's certificates of authentication shall be in
substantially the form set forth in Section 2.02 or 2.03 or in a Board Resolution (or Officers' Certificate delivered pursuant thereto) or an indenture supplemental hereto.
If Article XV and the other provisions of the
Indenture relating to the Guarantee of the Securities of any series are applicable to such series, the Guarantor's Guarantee shall be in substantially the form set forth in Section 2.04 or in a Board Resolution (or Officers' Certificate delivered pursuant thereto) or an indenture supplemental hereto.
The definitive Securities shall be printed, lithographed
or engraved on steel engraved borders or may be produced in any other manner, all as determined by the Director or Directors executing such Securities, as evidenced by the Director's or
Directors' execution of such Securities.
SECTION 2.02.	Form of Trustee's Certificate of
Authentication.
This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.
Dated:
	______________________ as Trustee



	By:
		Authorized
Signatory

SECTION 2.03.	Form of Trustee's Certificate of
Authentication by an Authenticating Agent.
If at any time there shall be an Authenticating Agent
appointed with respect to any series of Securities, then the Trustee's Certificate of Authentication by such Authenticating Agent to be borne by the Securities of each such series shall be substantially as follows:
TRUSTEE'S CERTIFICATE OF AUTHENTICATION
This is one of the Securities of the series designated
herein and referred to in the within-mentioned Indenture.
Dated:	______________________ as
Trustee


	By:	[NAME OF
AUTHENTICATING AGENT]
		Authenticating Agent


	By:
		Authorized Signatory

SECTION 2.04.	Form of Guarantee.
FOR VALUE RECEIVED, YORKSHIRE POWER
GROUP LIMITED, a private company with limited liability incorporated and existing under the laws of England and Wales (the "Guarantor", which term includes any successor Person under the Indenture referred to in the Security on which this notation is endorsed), hereby fully and unconditionally guarantees to the Holder of the accompanying Security issued by Yorkshire Power Finance
Limited (the "Company"), pursuant to the terms of the Guarantee contained in Article XV of the Indenture, the due and punctual payment of the principal of and premium, if any, and interest, if any, on this Security (and any Additional Amounts or Additional Interest payable in respect thereof), when and as the same shall become due and payable, whether at Stated Maturity, by declaration of acceleration, call for redemption or otherwise, in accordance with the terms of this Security and the Indenture. In case of the failure of the Company punctually to pay any such principal, premium, if any, or interest, if any, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable as if such payment were made by the Company.
The obligations of the Guarantor to the Holders of the Securities and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article XV of the Indenture, and reference is hereby made to such Article and Indenture for the precise terms of the Guarantee.
THIS GUARANTEE SHALL BE GOVERNED
BY AND CONSTRUED IN ACCORDANCE WITH THE
LAWS OF THE STATE OF NEW YORK.
The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Security upon which this notation of the Guarantee is endorsed shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

	YORKSHIRE POWER
GROUP LIMITED



	By:
		Authorized
Signatory

SECTION 2.05.	Amount Unlimited; Issuable in
Series.
The aggregate principal amount of Securities which
may be authenticated and delivered under this Indenture is unlimited.
The Securities may be issued in one or more series.
Prior to the authentication, issuance and delivery of Securities of any series there may be established by specification in a supplemental indenture or in a Board Resolution, or in an Officers' Certificate pursuant to a supplemental indenture or a Board Resolution:
(a)  	the title of the Securities of such series (which
shall distinguish the Securities of such series from Securities of all other series);
(b)  	any limit upon the aggregate principal amount
of the Securities of such series which may be authenticated
and delivered under this Indenture (except for Securities
authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of such series pursuant to Section 2.09, 2.10, 2.11, 9.04 or 13.05 and
except for any Securities which, pursuant to Section 2.07, are deemed never to have been authenticated and delivered
hereunder);
(c)  	the Person or Persons (without specific
identification) to whom interest on Securities of such series shall be payable on any Interest Payment Date, if other than the bearer (in the case of a Bearer Security) or the Persons in whose names such Securities (or one or more Predecessor
Securities) are registered at the close of business on the
Regular Record Date for such interest (in the case of a
Registered Security);
(d)  	the date or dates, if any, on which the principal
of the Securities of such series is payable or any formulary or other method or other means by which such date or dates
shall be determined, by reference to an index or other fact or event ascertainable outside this Indenture or otherwise
(without regard to any provisions for redemption,
prepayment, declaration of acceleration, purchase or
extension);
(e)  	the rate or rates at which the Securities of such
series shall bear interest, if any (including the rate or rates at which overdue principal shall bear interest, if different from the rate or rates at which such Securities shall bear interest prior to the Stated Maturity, if any, and, if applicable, the rate or rates at which overdue premium or interest shall bear
interest, if any), or any formulary or other method or other means by which such rate or rates shall be determined, by
reference to an index or other fact or event ascertainable
outside this Indenture or otherwise; the date or dates from
which such interest shall accrue; the Interest Payment Dates on which such interest shall be payable and the Regular
Record Date, if any, for the interest payable on such
Securities on any Interest Payment Date; the right of the
Company, if any, to extend the interest payment periods and
the duration of any such extension or to defer the payment of interest as contemplated by Section 2.17; the obligation of the
Company to pay Additional Interest as contemplated by
Section 3.10; and the right, if any, to extend or advance the
Stated Maturity of the Securities and the conditions to such extension or advancement;
(f)  	the place or places at which or methods by
which (1) the principal of and premium, if any, and interest, if any, on Securities of such series shall be payable, if any, in addition to or in place of the Corporate Trust Office, (2)
registration of transfer of Securities of such series may be effected (in the case of Registered Securities), (3) exchanges of Securities of such series may be effected and (4) notices and demands to or upon the Company in respect of the
Securities of such series and this Indenture may be served; the
Security Registrar and Paying Agent or Agents for such
series; and if such is the case, and if acceptable to the Trustee, that the principal of such Securities shall be payable without presentment or surrender thereof;
(g)  	the period or periods within which, or the date
or dates on which, the price or prices at which and the terms and conditions upon which the Securities of such series may
be redeemed, in whole or in part, at the option of the
Company and any restrictions on such redemptions, including
but not limited to a restriction on a partial redemption by the
Company of the Securities of any series, resulting in delisting of such Securities from any national exchange;
(h)  	the obligation or obligations, if any, of the
Company to redeem or purchase the Securities of such series
pursuant to any sinking fund or other analogous mandatory
redemption provisions or at the option of a Holder thereof
and the period or periods within which or the date or dates on which, the price or prices at which and the terms and
conditions upon which such Securities shall be redeemed or
purchased, in whole or in part, pursuant to such obligation;
(i)  	the denominations in which Securities of such
series shall be issuable if other than denominations of $25 and any integral multiple thereof;
(j)  	the currency or currencies, including
composite currencies, in which payment of the principal of
and premium, if any, and interest, if any, on the Securities of such series shall be payable (if other than in Dollars);
(k)  	if the principal of or premium, if any, or
interest, if any, on the Securities of such series are to be payable, at the election of the Company or a Holder thereof, in a coin or currency other than that in which the Securities are stated to be payable, the period or periods within which and the terms and conditions upon which, such election may
be made;
(l)  	if the principal of or premium, if any, or
interest, if any, on the Securities of such series are to be payable, or are to be payable at the election of the Company or a Holder thereof, in securities or other property, the type and amount of such securities or other property, or the
formulary or other method or other means by which such
amount shall be determined, and the period or periods within which, and the terms and conditions upon which, any such
election may be made;
(m)  	any restriction or condition on the
transferability of a series of Securities;
(n)  	if the amount payable in respect of principal of
or premium, if any, or interest, if any, on the Securities of such series may be determined with reference to an index or
other fact or event ascertainable outside this Indenture, the manner in which such amounts shall be determined to the
extent not established pursuant to clause (e) of this paragraph;
(o)  	if other than the principal amount thereof, the
portion of the principal amount of Securities of such series which shall be payable upon declaration of immediate
payability pursuant to Section 5.01;
(p)  	any Events of Default, in addition to those
specified in Section 5.01 with respect to the Securities of such series, and any covenants of the Company or Guarantor for
the benefit of the Holders of the Securities of such series in addition to those set forth in Article III;
(q)  	the terms, if any, pursuant to which the
Securities of such series may be converted into or exchanged for shares of capital stock or other securities of the Company or any other Person;
(r)  	the obligations or instruments, if any, which
shall be considered to be Government Obligations in respect
of the Securities of such series denominated in a currency
other than Dollars or in a composite currency, and any
additional or alternative provisions for the reinstatement of the Company's indebtedness in respect of such Securities after the satisfaction and discharge thereof as provided in Section
11.01;
(s)  	if the Securities of such series are to be issued
in whole or in part in the form of one of more Global
Securities, (i) whether beneficial owners of interests in any such Global Security or Securities may exchange such
interests for definitive Registered Securities, of such series of like tenor and of authorized form and denomination and the
circumstances under which any such exchanges may occur, if
other than in the manner provided in Section  2.10 and (ii) the
Book-Entry Depositary for such Global Security or
Securities;
(t)  	if the Securities of such series are to be
issuable as definitive Bearer Securities, any and all matters incidental thereto which are not specifically addressed in a supplemental indenture as contemplated by clause (h) of
Section 9.01;
(u)  	to the extent not established pursuant to clause
(s) of this paragraph, any limitations on the rights of the
Holders of the Securities of such Series to transfer or
exchange such Securities or to obtain the registration of
transfer thereof; and if a service charge will be made for the registration of transfer or exchange of Securities of such series, the amount or terms thereof;
(v)  	any exceptions to Section 1.01, or variation in
the definition of Business Day, with respect to the Securities of such series;
(w)  	if applicable to such series, the designation of
the Business Trust to which Securities of such series are to be initially issued;
(x)  	if Article XV and the other provisions of this
Indenture relating to the Guarantee of the Securities are
applicable to such series; and
(y)  	any other terms of the Securities of such series
not inconsistent with the provisions of this Indenture.
The Securities of each series shall be subordinated in
right of payment to Senior Debt of the Company as provided in
Article XIV and if Article XV and the other provisions of the
Indenture relating to the Guarantee of the Securities of any series are applicable to such series, such Guarantee shall be subordinated in right of payment to Senior Debt of the Guarantor as provided in
Section 15.07.
SECTION 2.06.	Denominations.
The Securities of each series shall be issuable in bearer
form or in registered form without coupons, except as otherwise expressly provided in a supplemental indenture hereto, in such denominations as shall be specified as contemplated by Section 2.05.
In the absence of any such provisions with respect to the Securities of any series, the Securities of such series shall be issuable in denominations of $25 and any integral multiple thereof.
SECTION 2.07.	Execution, Authentication,
Delivery and Dating.
The Securities shall be executed on behalf of the
Company by any Director, the Secretary or any other signatory of the Company so authorized and need not be attested. Definitive
Registered Securities of any series may have the Company's seal reproduced thereon which need not be attested.  The Securities of any series shall be executed by such additional Director or authorized signatory, if any, as shall be specified pursuant to Section 2.05. The signature of any of these authorized signatories on the Securities may be manual or facsimile.
Securities bearing the manual or facsimile signature of
any individual who was at any time the proper Director or authorized signatory of the Company shall bind the Company, notwithstanding that such individual has ceased to hold such office prior to the authentication and delivery of such Securities or did not hold such office at the date of authentication of such Securities.
At any time and from time to time after the execution
and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company to the Trustee for
authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with such Company Order shall manually authenticate and deliver such Securities. If the form or terms of the Securities of the series have been established in or pursuant to one or more Board Resolutions as permitted by Sections 2.01 and 2.05, in authenticating such
Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to Section 6.01) shall be fully protected in relying upon, an Opinion of Counsel stating,
(a)  	if the form of such Securities has been
established by or pursuant to Board Resolution as permitted
by Section 2.01, that such form has been established in
conformity with the provisions of this Indenture;
(b)  	if the terms of such Securities have been
established by or pursuant to Board Resolution as permitted
by Section 2.05, that such terms have been established in
conformity with the provisions of this Indenture; and
(c)  	that such Securities, when authenticated and
delivered by the Trustee and issued by the Company in the
manner and subject to any conditions specified in such
Opinion of Counsel, together with, if applicable to such
Securities, the Guarantee, will constitute valid and legally binding obligations of the Company and the Guarantor, as the case may be, enforceable in accordance with their terms,
subject to bankruptcy, insolvency, reorganization and other
laws of general applicability relating to or affecting the
enforcement of creditors' rights and to general principles of equity.
Notwithstanding the provisions of Section 2.05 and of
the preceding paragraph, if all Securities of a series are not to be originally issued at one time, it shall not be necessary to deliver the Officers' Certificate otherwise required pursuant to Section 2.05 or the Company Order and Opinion of Counsel otherwise required
pursuant to such preceding paragraph at or prior to the time of authentication of each Security of such series if such documents are delivered at or prior to the time of authentication upon original issuance of the first Security of such series to be issued.
Each Security shall be dated the date of its
authentication.
No Security shall be entitled to any benefit under this
Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee or an Authenticating Agent by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the
Company shall deliver such Security to the Trustee for cancellation as provided in Section 2.14 together with a written statement (which need not be accompanied by an Opinion of Counsel) stating that such Security has never been issued and sold by the Company, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.
SECTION 2.08.	Transfer Agent and Paying Agent.
For so long as the Securities are listed on the
Luxembourg Stock Exchange and such Stock Exchange shall so
require, the Company shall maintain a Paying Agent and Transfer
Agent in Luxembourg.
The Company shall enter into an appropriate agency
agreement with any Registrar, Transfer Agent or Paying Agent not a party to this Indenture, which shall implement the provisions of this Indenture that relate to such Person. The Company shall notify the Trustee of the name and address of any such Person. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 6.06.  The Company initially appoints the Trustee as Registrar, Transfer Agent and Principal Paying Agent in The City
of New York and Banque Generale du Luxembourg S.A. as Paying
Agent and Transfer Agent in Luxembourg in connection with the
Securities.
Banque Generale du Luxembourg S.A. shall be
responsible for only those duties that are described in the provisions of this Indenture that relate to the Paying Agent and Transfer Agent.
No implied duties or obligations shall be read into this Indenture against Banque Generale du Luxembourg S.A.  It is understood and agreed that the actions taken by Banque Generale du Luxembourg
S.A. as Paying Agent and Transfer Agent shall be limited to actions including definitive Registered Securities.
SECTION 2.09.	Temporary Securities.
Pending the preparation of a permanent Global
Security or definitive Securities of any series, the Company may execute, and upon receipt of a Company Order the Trustee or the Authenticating Agent shall authenticate, and deliver, temporary
Securities which are printed, lithographed, typewritten,
mimeographed or otherwise produced, in any authorized
denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued, in registered form or, if authorized, in bearer form, and with such appropriate insertions, omissions, substitutions and other variations as the officer or officers executing such Securities may determine, as evidenced by their execution of such Securities.
If temporary Securities of any series are issued, the
Company will cause definitive Securities of that series to be prepared without unreasonable delay. After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the Company in a Place of Payment for that series, without charge to the Holder except as provided in Section 2.10 in connection with a transfer and except that a Person receiving definitive Bearer Securities shall bear the cost of insurance, postage, transportation and the like. Upon surrender for cancellation of any one or more temporary Securities of any series the Company shall execute and the Trustee or the Authenticating Agent shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of the same series and of like tenor of authorized denominations.
Upon any exchange of a portion of a temporary
Global Security for a definitive Global Security for the individual Securities represented thereby pursuant to this Section 2.09 or
Section 2.10, the temporary Global Security shall be endorsed by the Trustee to reflect the reduction of the principal amount of such temporary Global Security, and such principal amount shall be reduced for all purposes by the amount so exchanged and endorsed.
SECTION 2.10.	Registration, Registration of
Transfer and Exchange.
The Company shall cause to be kept at the corporate
trust office a register (the register maintained in such office and in any other office or agency of the Company in a Place of Payment being herein sometimes collectively referred to as the "Security Register")
in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Registered
Securities and of transfers of Registered Securities. The Trustee is hereby appointed "Security Registrar" for the purpose of registering Registered Securities and transfers of Registered Securities as herein provided. The Company may have one or more co-registrars and the term "Security Registrar" includes any co-registrar.
Upon surrender for registration of transfer of any
Registered Security of any series at the office or agency in a Place of Payment for that series, the Company shall execute, and the Trustee or the Authenticating Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Registered Securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor.
At the option of the Holder, any Registered Security
or Registered Securities of any series, other than a Global Security, may be exchanged for other Registered Securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor, upon surrender of the Registered Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and upon receipt of a Company Order the Trustee or the Authenticating Agent
shall authenticate and deliver, the Registered Securities which the
Holder making the exchange is entitled to receive.  Bearer Securities may not be delivered by the Trustee, the Authenticating Agent or the Security Registrar in exchange for Registered Securities.
All Securities issued upon any registration of transfer
or exchange of Registered Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Registered Securities surrendered upon such registration of transfer or exchange.
Every Registered Security presented or surrendered
for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.
Interests in a Global Security or Securities may be
exchanged for definitive Registered Securities of the same series in whole or in part only under the circumstances provided in this
Indenture, in an Officers' Certificate (pursuant to a Board
Resolution) or in an indenture supplemental hereto pursuant to which Securities of that series are issued or in the Securities of that series. In such event the Company will execute, and the Trustee or the Authenticating Agent, upon receipt of a Company Order for the authentication and delivery of definitive Registered Securities of such series, will authenticate and deliver such definitive Registered Securities. Any such definitive Registered Securities so issued shall be registered in the name of such Person or Persons as the
Book-Entry Depositary shall instruct the Trustee and the Security Registrar in writing. The Trustee or the Security Registrar shall deliver such definitive Registered Securities to the Persons in whose names such definitive Registered Securities are so registered. Upon the exchange (i) in whole of a Global Security or Securities for definitive Registered Securities in equal aggregate principal amount, such Global Security or Securities shall be delivered to the Trustee for cancellation or (ii) in part of a Global Security or Securities for definitive Registered Securities, then the principal amount of such
Global Security or Securities shall be reduced by an endorsement on such Global Security or Securities in an amount equal to the aggregate principal amount of such definitive Registered Securities. Interests in a Global Security or Securities may not be exchanged for definitive Bearer Securities. Notwithstanding the foregoing, interests in a Global Security may not be exchanged for definitive Registered Securities during the sixteen day period immediately prior to and including each Interest Payment Date.
No service charge shall be made to the Holder for any
registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Sections 2.09, 9.04 or 13.05 not involving any transfer.
The Company shall not be required (i) to issue,
register the transfer of or exchange Securities of any series during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption under Section 13.03 and ending at the close of business on the day of such mailing, (ii) to register the transfer of or exchange any Registered Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part or (iii) to exchange any Bearer
Security so selected for redemption except that such a Bearer
Security may be exchanged for a Registered Security of the series
(but only if and under the circumstances for which the Securities of such series are issuable as Registered Securities), provided that such Registered Security shall be immediately surrendered for redemption with written instructions for payment consistent with the provisions of this Indenture.
The provisions of this Section 2.10 are, with respect
to any Global Security, subject to Section 2.16 hereof.
SECTION 2.11.	Mutilated, Destroyed, Lost and
Stolen Securities.
If any mutilated Security is surrendered to the Trustee,
the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series and of like tenor and principal amount and bearing a number not
contemporaneously outstanding.
If there shall be delivered to the Company and the
Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such Security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon its written request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.
In case any such mutilated, destroyed, lost or stolen
Security has become or is about to become due and payable, the
Company in its discretion may, instead of issuing a new Security, pay such Security.
Upon the issuance of any new Security under this
Section 2.11, the Company may require the payment of a sum
sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.
Every new Security of any series issued pursuant to
this Section 2.11 in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the
Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder.
The provisions of this Section 2.11 are exclusive and
shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.
SECTION 2.12.	Payment of Interest; Interest Rights
Reserved.
Interest on any Security which is payable, and is
punctually paid or duly provided for, on any Interest Payment Date shall be paid (in the case of a Bearer Security) to the bearer thereof and (in the case of a Registered Security) to the Person in whose name that Registered Security (or one or more Predecessor
Securities) is registered at the close of business on the Regular
Record Date for such interest.
Payment of interest, if any, in respect of any
Registered Security other than at Stated Maturity will be made by check mailed to the address of the Person entitled thereto as such Person's address appearing in the Security Register. Payment of interest, if any, in respect of any Registered Security may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Registered Securities, and payment of interest, if any, in respect of a Global Registered Security shall be made, by wire transfer to a Dollar account maintained by the Holder with a bank in the United States; provided that such Holder elects payment by wire transfer by giving written notice to the Trustee or a Paying Agent to such effect designating such account no later than 15 days
immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).
Any interest on any Security of any series which is
payable but is not punctually paid or duly provided for, on any
Interest Payment Date (herein called "Defaulted Interest") shall, in the case of Registered Securities, forthwith cease to be payable to the Holder thereof on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or
(2) below:
(1)  	The Company may elect to make
payment of any Defaulted Interest to the Persons in whose
names the Registered Securities of such series (or their
respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such
Defaulted Interest, which shall be fixed in the following
manner.  The Company shall notify the Trustee in writing of
the amount of Defaulted Interest proposed to be paid on each
Registered Security of such series and the date of the
proposed payment, and at the same time the Company shall
deposit with the Trustee an amount of money equal to the
aggregate amount proposed to be paid in respect of such
Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for
the benefit of the Persons entitled to such Defaulted Interest as in this clause provided.  Thereupon the Trustee shall fix a
Special Record Date for the payment of such Defaulted
Interest which shall be not more than 15 days and not less
than 10 days prior to the date of the proposed payment and
not less than 10 days after the receipt by the Trustee of the notice of the proposed payment.  Unless the Trustee is acting as the Security Registrar, promptly after such Special Record
Date, the Company shall furnish the Trustee with a list, or
shall make arrangements satisfactory to the Trustee with
respect thereto, of the names and addresses of, and respective principal amounts of such Registered Securities held by, the
Holders appearing on the Security Register at the close of
business on such Special Record Date.  The Trustee shall
promptly notify the Company of such Special Record Date
and, in the name and at the expense of the Company, shall
cause notice of the proposed payment of such Defaulted
Interest and the Special Record Date therefor to be mailed,
first-class postage prepaid, to each Holder of Securities of such series at his address as it appears in the Security
Register, not less than 10 days prior to such Special Record
Date.  Notice of the proposed payment of such Defaulted
Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities of such series (or their respective
Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable
pursuant to the following clause (2).
(2)  	The Company may make payment of
any Defaulted Interest on the Registered Securities of any
series or any Global Registered Security in any other lawful manner not inconsistent with the requirements of any
securities exchange on which such Registered Securities may
be listed, and upon such notice as may be required by such
exchange.
Defaulted Interest on Bearer Securities shall be
payable to the bearer thereof at the time of payment of such
Defaulted Interest by the Company.
Subject to the foregoing provisions of this Section
2.12, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security, shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.
SECTION 2.13.	Persons Deemed Owners.
Prior to due presentment of a Registered Security for
registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Registered Security is registered as the owner of such
Registered Security for the purpose of receiving payment of principal of and premium, if any, and (subject to Section 2.12) interest, if any, on such Registered Security and for all other purposes whatsoever, whether or not such Registered Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.  All such payments so made to any such person, or upon such person's order, shall be valid, and, to the extent of the sums so paid, effectual to satisfy and discharge the liability for monies payable upon any such Security.
The Company, the Trustee and any agent of the
Company or the Trustee may treat the Book-Entry Depositary for a
Global Bearer Security as the absolute owner of such Global Bearer Security for the purpose of receiving payment thereof or on account thereof and for all other purposes whatsoever, whether or not such
Global Bearer Security or coupon be overdue, and neither the
Company or the Trustee nor any agent of the Company or the
Trustee shall be affected by notice to the contrary.
No holder of any beneficial interest in any Global
Security held on its behalf by a Book-Entry Depositary shall have any rights under this Indenture with respect to such Global Security, and such Book-Entry Depositary may be treated by the Company, the
Trustee, and any agent of the Company or the Trustee as the owner of such Global Security for all purposes whatsoever.
Notwithstanding the foregoing, nothing herein shall impair, as between a Book-Entry Depositary and such holders of beneficial interests, the operation of customary practices governing the exercise of the rights of the Book-Entry Depositary as holder of any Security.
SECTION 2.14.	Cancellation.
All Securities surrendered for payment, redemption,
registration of transfer or exchange or for credit against any sinking fund payment shall, if surrendered to any Person other than the
Trustee, be delivered to the Trustee and shall be promptly canceled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly canceled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section 2.14, except as expressly permitted by this Indenture. All canceled
Securities held by the Trustee shall be disposed of as directed by a Company Order, provided, however, the Trustee shall not be required to destroy such canceled Securities.
SECTION 2.15.	Computation of Interest.
Except as otherwise specified as contemplated by
Section 2.05 for Securities of any series, interest, if any, on the Securities of each series for any full period shall be computed on the basis of a 360-day year of twelve 30-day months and for any partial period shall be computed on the basis of the number of days elapsed in a 360-day year of twelve 30-day months.
SECTION 2.16.	Global Securities.
If the Company shall establish pursuant to Section
2.05 that the Securities of a particular series are to be issued in the form of a Global Security, then the Company shall execute and the
Trustee shall, in accordance with Section 2.07, authenticate and deliver, a Global Security or Securities which (i) shall represent, and shall be denominated in an aggregate amount equal to the aggregate principal amount of, all of the Outstanding Securities of such series,
(ii) shall be in bearer form or, if in registered form, registered in the name of the Book-Entry Depositary or its nominee, (iii) shall be delivered by the Trustee to the Book-Entry Depositary or pursuant to the Book-Entry Depositary's instruction and (iv) shall bear a legend substantially to the following effect:
"This Security is a Global Security within the meaning
of the Indenture hereinafter referred to and if this Security is in bearer form, is held by a Book-Entry Depositary or, if this Security is in registered form, is registered in the name of a Book-Entry Depositary or a nominee of a Book-Entry Depositary.  This Security is
exchangeable for Securities, if this Security is in bearer form, held by, or if this Security is in registered form, registered in the name of, a person other than the Book-Entry Depositary or its nominee only in the limited circumstances described in the Indenture.
Unless this Global Security is presented by an
authorized representative of the Book-Entry Depositary to the
Company or its agent for registration of transfer, if this Security is in registered form, exchange or payment, and any definitive Registered Security is issued in the name or names as directed in writing by the Book-Entry Depositary, ANY TRANSFER, PLEDGE OR OTHER
USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY
PERSON IS WRONGFUL in as much as the bearer or the registered owner hereof, as the case may be, the Book-Entry Depositary, has an interest herein."
Unless and until definitive Registered Securities of a
series are issued in exchange for the Global Security of a series as permitted by this Indenture, the Global Security of a series may be transferred, in whole but not in part and in the manner provided in
Section 2.10, only to another nominee of the Book-Entry Depositary for such series, or to a successor Book-Entry Depositary for such series selected or approved by the Company or to a nominee of such successor Book-Entry Depositary.
No Security that is not a Global Bearer Security may
be payable to bearer (except as otherwise provided in an indenture supplemental hereto or in an Officers' Certificate (pursuant to a
Board Resolution) pursuant to Section 2.05(s)).
SECTION 2.17.	Extension of Interest Payment
Period; Deferral of Interest Payment.
The Company shall have the right at any time, so long
as no Event of Default shall have occurred and be continuing with respect to the Securities of any series hereunder, to extend interest payment periods, or to defer the payment of interest, on all Securities of one or more series, if so specified as contemplated by Section 2.05 with respect to such Securities and upon such terms as may be specified as contemplated by Section 2.05 with respect to such
Securities.
SECTION 2.18.	CUSIP Numbers.
The Company in issuing the Securities of any series may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities of such series or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities of such series, and any such prepayment shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the CUSIP numbers.
ARTICLE III

COVENANTS
SECTION 3.01.	Payment of Principal, Premium and
Interest.
The Company covenants and agrees for the benefit of
each series of Securities that it will duly and punctually pay the principal of and premium, if any, and interest and Additional Amounts and Additional Interest, if any, on the Securities of that series in accordance with the terms of the Securities and this Indenture. An installment of principal of or interest on the Securities of a series shall be considered paid on the date it is due if the Trustee or Paying Agent holds at 11:00 a.m. New York City time on that date money deposited by the Company in immediately available funds and
designated for, and sufficient to pay, the installment in full.
When Securities of a series or Book-Entry Interests
are held by or on behalf of a Business Trust, neither the Company, the Guarantor, nor any agent of the Company or the Guarantor will have any responsibility or liability for any aspect relating to payments made or to be made by the Book-Entry Depositary to such Business
Trust in respect of the Securities of such series or such Book-Entry Interests. When Securities of such series or such Book-Entry
Interests are held by DTC, neither the Company, the Guarantor, nor any agent of the Company or the Guarantor will have any
responsibility or liability for any aspect relating to payments made or to be made by the Book-Entry Depositary to DTC in respect of the
Securities of such series or such Book-Entry Interests. None of the Company, the Trustee, the Book-Entry Depositary or any agent of any of the foregoing will have any responsibility or liability for any aspect relating to payments made or to be made by DTC on account of a participant's or indirect participant's ownership of an interest in such Book-Entry Interests or for maintaining, supervising or reviewing any records relating to a participant's interests in such Book-Entry Interests.
SECTION 3.02.	Maintenance of Office or Agency.
The Company will maintain (i) in the Borough of
Manhattan, The City of New York, an office or agency where
Securities of any series may be presented or surrendered for payment, and where notices and demands to or upon the Company in respect of the Securities of such series and this Indenture may be served and if definitive Registered Securities have been issued, an office or agency of a Transfer Agent where Securities may be surrendered for
registration of transfer or exchange, and (ii) an office or agency of a Paying Agent where the Securities may be paid in Luxembourg so long as the Securities are listed on the Luxembourg Stock Exchange and the rules of such exchange so require.  The Company will give prompt written notice to the Trustee of the location, and any change in the location, of any such office or agency.  If at any time the
Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, except that
Bearer Securities of that series pursuant to Section 3.01 may be presented at the place specified for the purpose pursuant to Section
2.05, and the Company hereby appoints the Paying Agent as its agent to receive all such presentations, surrenders, notices and demands.
The Company may also from time to time designate
one or more other offices or agencies (in or outside of such Place of Payment) where the Securities of one or more series and any appurtenant coupons (subject to Section 3.01) may be presented or surrendered for any or all of such purposes, and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of
Payment for any series of Securities for such purposes.  The
Company will give prompt written notice to the Trustee of any such designation and any change in the location of any such other office or agency. The Company will at all times maintain at least one Paying
Agent which is located outside the United Kingdom for each series of
Securities.
SECTION 3.03.	Money for Securities Payments to
Be Held in Trust.
If the Company shall at any time act as its own Paying
Agent with respect to any series of Securities, it will, on or before each due date of the principal of and premium, if any, or interest, if any, on any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal, premium, if any, or interest, if any, so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.
Whenever the Company shall have one or more Paying
Agents for any series of Securities, it will, no later than 11:00 a.m.,
New York City time, on or prior to each due date of the principal of or premium, if any, or interest, if any, on any Securities of that series, deposit with a Paying Agent a sum in immediately available funds sufficient to pay the principal, premium, if any, or interest so becoming due, such sum to be held in trust for the benefit of the
Persons entitled to such principal, premium or interest.
The Company will cause each Paying Agent for any
series of Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 3.03, that such Paying Agent will:
(1)  	hold all sums held by it for the payment
of the principal of or premium, if any, or interest, if any, on
Securities of that series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;
(2)  	give the Trustee notice of any default
by the Company (or any other obligor upon the Securities of
that series) in the making of any payment of principal of or premium, if any, or interest, if any, on the Securities of that series; and
(3)  	at any time during the continuance of
any such default, upon the written request of the Trustee,
forthwith pay to the Trustee all sums so held in trust by such
Paying Agent.
The Company may at any time, for the purpose of
obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such
Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by the Company or by any Paying Agent to the Trustee, the Company or such Paying Agent, as the case may be, shall be released from all further liability with respect to such money.
Any money deposited with the Trustee or any Paying
Agent, or then held by the Company, in trust for the payment of the principal of or premium, if any, or interest, if any, on any Security of any series and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the
Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.
SECTION 3.04.	Appointments to Fill Vacancies in
Trustee's Office.
The Company, whenever necessary to avoid or fill a
vacancy in the office of Trustee, will appoint, in the manner provided in Section 6.10, a Trustee, so that there shall at all times be a Trustee hereunder.
SECTION 3.05.	Certificate to Trustee.
The Guarantor will deliver to the Trustee on or before
120 days after the end of each fiscal year in each year, commencing with the first fiscal year ending after the date hereof, so long as Securities of any series are outstanding hereunder, an Officers' Certificate, stating that in the course of the performance by the signers of their duties as officers of the Guarantor they would normally have knowledge of any default by the Guarantor in the performance of any covenants contained herein, stating whether or not they have knowledge of any such default and, if so, specifying each such default of which the signers have knowledge and the nature thereof.
SECTION 3.06.	Compliance with Consolidation
Provisions.
Neither the Company nor the Guarantor will, while
any of the Securities of any series remain outstanding, consolidate with, or merge or convert into, or merge or convert into itself, or sell or convey all or substantially all of its property to, any other Person unless the provisions of Article X hereof are complied with.
SECTION 3.07.	Limitation on Dividends.
Except as may be provided in a supplemental
indenture or an Officers' Certificate with respect to a series of Securities, neither the Company nor the Guarantor shall, directly or indirectly, (i) declare or pay any cash dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of its capital stock (which includes common and preferred stock), (ii) make any payments on or repay, repurchase or redeem, any debt securities (including any other Securities or other junior subordinated securities issued by the Company) that rank pari passu with or junior in interest to the Securities or the Guarantee, respectively, (iii) make any payments with respect to any guarantee that ranks pari passu with or junior to the Securities or the
Guarantee, respectively, or (iv) make any payments on, or repay, repurchase or redeem, any of its debt securities held by, make any loans or advances to, or make any payments with respect to any guarantee of the debt of, any affiliate, in each case other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, the common stock of the
Company or the Guarantor and exchanges or conversions of common stock of one class for common stock of another class; (b) payments by the Guarantor under the Trust Securities Guarantee (or any other guarantee by the Guarantor with respect to any securities issued by its direct or indirect subsidiaries, provided that the proceeds from the issuance of such securities were used to purchase other Securities or other junior subordinated securities issued by the Company); (c)
payments by the Guarantor under the Guarantee; (d) any dividend or payment by the Guarantor which is applied, directly or indirectly, to any Tax Payments; (e) payments by the Guarantor, directly or indirectly, on the Intercompany Notes or any other promissory notes held by the Company (or any other direct or indirect wholly-owned subsidiary of the Guarantor) evidencing loans made with the proceeds from the issuance by the Company (or any other direct or indirect wholly-owned subsidiary of the Guarantor) of securities guaranteed by the Guarantor; or (f) the reinvestment of any proceeds received under clause (e) above by the Company (or any other direct or indirect wholly-owned subsidiary of the Guarantor) in additional debt securities of the Guarantor or any of its other direct or indirect wholly-owned subsidiaries, if at such time (i) there shall have occurred and be continuing a payment default pursuant to Section
5.01(a) or 5.01(b) (whether before or after any period of grace and whether before or after the giving of notice) or an Event of Default hereunder with respect to any series of Securities, (ii) the Guarantor shall be in default with respect to its payment obligations under the
Trust Securities Guarantee or the Guarantee or any other such guarantee as described above or (iii) the Company shall have given notice of its election of the exercise of its right to defer payment of interest as provided in Sections 2.05 and 2.17 with respect to any series of Securities, shall not have rescinded such notice and any such deferral shall be continuing until of all such deferred interest, together with interest accrued thereon, shall have been paid in full.
SECTION 3.08.	Covenants as to the Related
Business Trust.
(a)  	In the event Securities of any series are issued
to or for the benefit of a Business Trust in connection with the issuance of Trust Securities by such Business Trust, for so long as such Trust Securities remain outstanding, Yorkshire Group shall
(i) ensure that a wholly-owned subsidiary of Yorkshire Group will retain the Control Certificate with respect to such Business Trust, provided that certain successors which are permitted pursuant to the
Trust Agreement may succeed to the ownership of such Control
Certificate, and (ii) use its reasonable efforts, consistent with the terms and provisions of the Trust Agreement of such Business Trust, to cause (a) such Business Trust to not be classified as anything other than a grantor trust for United States Federal income tax purposes,
(b) the beneficiaries of such Business Trust to be fully entitled to the underlying income of such Business Trust as it arises and for such
Business Trust not to be treated as a company for purposes of United Kingdom tax law and (c) each of the Guarantor, the Company and such Business Trust not to be required to register as an "investment company" under the Investment Company Act.
SECTION 3.09.	Covenants as to Treatment of
Securities.
The Guarantor and the Company covenant to treat
each series of Securities as indebtedness of the Company for all
United States Federal income tax purposes.
SECTION 3.10.	Additional Interest.
If the Securities of a series provide for the payment of
Additional Interest to the holders of such Securities, then the
Guarantor or the Company, as the case may be, shall pay to each holder of such Securities the Additional Interest as provided therein. References to principal, interest, discount or premium in respect of the Securities of any such series (or any payments pursuant to any Guarantee) shall be deemed also to refer to any Additional Interest which may be payable as set forth in this Indenture or such series.
SECTION 3.11.	Waiver of Certain Covenants.
The Company or the Guarantor may omit in any
particular instance to comply with any term, provision or condition set forth in this Indenture with respect to the Securities of any series if before the time for such compliance the Holders of a majority in aggregate principal amount of the Outstanding Securities of such series shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term,
provision or condition, provided that no such waiver shall without the consent of each Holder affected thereby (a) change the Stated
Maturity, if any, upon which the principal of or the interest on the Securities is due and payable, (b) reduce the principal amount thereof or the rate of interest thereon or extend the time of payment of interest thereon (except pursuant to Section 2.17), (c) change any obligation of the Company to pay Additional Amounts, (d) change any Place of Payment or the currency in which the Securities or any premium or the interest thereon is payable, (e) reduce any amount payable under, delay or defer the required time of payment under, or impair the right to institute suit to enforce any payment under the Guarantee or (f) reduce the percentage in principal amount of the outstanding Securities of any series, the consent of whose Holders is required with respect to supplemental indentures and for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this
Indenture; provided, however, so long as any of Trust Securities related to any particular series of Securities remain outstanding, no such waiver of compliance with any covenant under this Indenture may be effective, without the prior consent of the holders of a majority of the aggregate liquidation amount of such Trust Securities unless and until the principal of the series of Securities relating to such Trust Securities and all accrued and unpaid interest or other amounts thereon have been paid in full; and, provided further, that if the prior consent of the holder of each outstanding Security is required, such waiver shall not be effective until each holder of such Trust Securities shall have consented to such waiver.
SECTION 3.12.	Payment of Additional Amounts.
Unless the Securities of a particular series otherwise
provide, all payments of principal and interest (including payments of discount and premium, if any) with respect to the Securities of a particular series and all payments made pursuant to the Guarantee shall be made free and clear of, and without withholding or deduction for or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied,
collected, withheld or assessed by or within a Taxing Jurisdiction or by or within any political subdivision thereof or any authority therein or thereof having power to tax ("Gross-Up Taxes"), unless such withholding or deduction is required by law. In the event of any such withholding or deduction, the Company or the Guarantor, as the case may be, shall pay to the Holder of such Securities the amount that would otherwise have been due to such Holder in the absence of such withholding or deduction ("Additional Amounts"), except that no such Additional Amounts shall be payable:
(a)  	to, or to a Person on behalf of, a Holder who
is liable for such Gross-Up Taxes with respect to the Securities or the Guarantee, by reason of such Holder having some connection with the relevant Taxing Jurisdiction (including being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, or being physically present in, such Taxing
Jurisdiction) other than the mere holding of a Security or the receipt of principal and interest (including payments of discount and premium, if any) in respect thereof or in respect of the Guarantee;
(b)  	to, or to a Person on behalf of, a Holder who
presents a Security (whenever presentation is required) for payment more than 30 days after the Relevant Date except to the extent that such Holder would have been entitled to such Additional Amounts on presenting such Security for payment on the last day of such period of 30 days;
(c)  	to, or to a Person on behalf of, a Holder who
presents a Security (where presentation is required) in the United
Kingdom or Cayman Islands;
(d)  	to, or to a Person on behalf of, a Holder who
would not be liable or subject to the withholding or deduction by making a declaration of non-residence or similar claim for exemption to the relevant tax authority; or
(e)  	to, or to a Person on behalf of, a Holder of a
Registered Security that is not a Global Security issued pursuant to the written request of any beneficial owner of interests in such
Securities (an "Optional Definitive Security Request") following and during the continuance of an Event of Default if such Holder (or any predecessor Holder) was an owner requesting that such Registered
Securities be so issued.
Such Additional Amounts will also not be payable
where, had the beneficial owner of the Security (or any interest therein) been the Holder of the Security, he would not have been entitled to payment of Additional Amounts by reason of any one or more of clauses (a) through (e) above.  If the Company or the
Guarantor, as applicable, shall determine that Additional Amounts will not be payable because of the immediately preceding sentence, the Company or the Guarantor, as applicable, will inform such Holder promptly after making such determination setting forth the reason(s) therefor.
At least 30 Business Days prior to the first Interest
Payment Date (and at least 10 Business Days prior to each
succeeding Interest Payment Date if there has been any change with respect to the matters set forth in the below-mentioned Officers' Certificate) the Company will furnish to the Trustee and any Paying
Agent an Officers' Certificate instructing the Trustee and any Paying
Agent whether payments of principal of or interest on the Securities due on such Interest Payment Date shall be without deduction or withholding for or on account of any Gross-Up Taxes.  If any such deduction or withholding shall be required, prior to such Interest
Payment Date the Company will furnish the Trustee and any Paying
Agent with an Officers' Certificate which specifies the amount, if any, required to be deducted or withheld on such payment to Holders and certifies that the Company shall pay such deduction or withholding.
The Company covenants to indemnify the Trustee for, and to hold the
Trustee harmless against, any loss, liability or expense reasonably incurred without negligence, willful misconduct or bad faith on their part, arising out or in connection with actions taken or omitted by the Trustee in reliance on any Officers' Certificate furnished pursuant to this paragraph.  Any Officers' Certificate required by this Section 3.12 to be provided to the Trustee and any Paying Agent shall be deemed to be duly provided if telecopied to the Trustee and such Paying
Agent.
References to principal, interest, discount or premium
in respect of the Securities of any such series (or any payments pursuant to any Guarantee) shall be deemed also to refer to any
Additional Amounts which may be payable as set forth in this
Indenture or such series.
The Company shall furnish to the Trustee the official
receipts (or a certified copy of the official receipts) evidencing payment of Gross-Up Taxes.  Copies of such receipts shall be made available to the Holders of the Securities upon request.
SECTION 3.13.	Copies Available to Holders.
Copies of this Indenture shall be available for
inspection by the Holders on a Business Day during normal business hours at the principal office of the Company and at the corporate trust office. In addition, if the Securities of any series are listed on the London Stock Exchange, the Luxembourg Stock Exchange or
any other stock exchange located outside the United States and such stock exchange shall so require, copies of this Indenture, the Deposit Agreement, the memorandum and articles of association of the
Company and the most recent publicly available annual report of the Guarantor shall be made available for inspection by the Holders of such Securities on a Business Day during normal business hours at the offices of the paying agents and at the office of the listing agent required to be maintained by such exchange for so long as the
Securities of such series are outstanding and are listed on such stock exchange.
SECTION 3.14.	Company Covenants.
The Company  covenants (i) to not, at any time, be
engaged in a United States trade or business for United States
Federal income tax purposes and (ii) to remain a partnership and not to be classified as an association or publicly traded partnership taxable as a corporation for United States Federal income tax purposes.
SECTION 3.15.	Demand Share Covenant.
The Guarantor and the Company covenant, so long as a series of Securities remains outstanding, to keep effective and comply with the terms and conditions of the Demand Share Issue and Purchase Agreement, dated February 24, 1999, between the
Guarantor and the Company.
ARTICLE IV

HOLDERS, LISTS AND REPORTS BY THE
COMPANY AND THE TRUSTEE
SECTION 4.01.	 Holders' Lists
The Company covenants and agrees that it will furnish
or cause to be furnished to the Trustee:
(a)  	on a semi-annual basis, not later than
December 31 and June 30 in each year, commencing
December 31, 1998, a list, in such form as the Trustee may
reasonably require, of the names and addresses of the Holders of such series as of the preceding November 15 or May 15, as the case may be; and
(b)  	at such other times as the Trustee may request
in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is
furnished;
except that no such lists need be furnished so long as the Trustee is in possession thereof by reason of its acting as Security Registrar.
SECTION 4.02.	Preservation and Disclosure of
Lists.
(a)  	The Trustee shall preserve, in as current a form
as is reasonably practicable, all information as to the names and addresses of the Holders of the Securities of a series (1) contained in the most recent list furnished to it as provided in Section 4.01 or (2) received by it in the capacity of Securities Registrar (if so acting) hereunder. The Trustee may destroy any list furnished to it as provided in Section 4.01 upon receipt of a new list so furnished.
(b)  	In case three or more Holders of Securities of
a series (hereinafter referred to as "applicants") apply in writing to the Trustee and furnish to the Trustee reasonable proof that each such applicant has owned a Security for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders of
Securities of such series or with Holders of all Securities with respect to their rights under this Indenture and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall within 5 Business Days after the receipt of such application, at its election, either:
(1)  	afford such applicants access to the
information preserved at the time by the Trustee in
accordance with the provisions of subsection (a) of this
Section 4.02; or
(2)  	inform such applicants as to the
approximate number of Holders of all Securities, whose
names and addresses appear in the information preserved at
the time by the Trustee in accordance with the provisions of subsection (a) of this Section 4.02, and as to the approximate cost of mailing to such Holders the form of proxy or other
communication, if any, specified in such application.
If the Trustee shall elect not to afford such applicants
access to such information, the Trustee shall, upon the written request of such applicants, mail to each Holder whose name and address appear in the information preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this Section
4.02 a copy of the form of proxy or other communication which is specified in such request with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender, the Trustee shall mail to such applicants and file with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the Holders of all Securities or would be in violation of applicable law.
Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Holders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.
(c)  	Each and every Holder of Securities, by
receiving and holding the same, agrees with the Company and the
Trustee that neither the Company nor the Trustee nor any Paying
Agent shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders of Securities in accordance with the provisions of subsection (b) of this
Section 4.02, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under said subsection (b).
SECTION 4.03.	Reports of the Company and the
Guarantor.
The Company and the Guarantor covenant and agree:
(a)  	to file with the Trustee, within 30 days after
the date on which the Guarantor are required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Guarantor may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Guarantor is not required to file information, documents or reports pursuant to either of such sections, and one or more series of the Securities is listed on a United States national securities exchange, then to file with the Trustee and the
Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations.
(b)  	to file with the Trustee and the Commission, in
accordance with the rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the
conditions and covenants provided for in this Indenture as may be required from time to time by such rules and regulations.
(c)  	to transmit by mail to all Holders of Securities,
as the names and addresses of such holders appear upon the Security Register, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to subsections (a) and (b) of this
Section 4.03 as may be required by rules and regulations prescribed from time to time by the Commission.
(d)  	to notify the Trustee when and as the
Securities of any series become admitted to trading on any
United States national securities exchange.
Delivery of such reports, information and documents
to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled, in the absence of bad faith on its part, to rely exclusively on Officers' Certificates).
SECTION 4.04.	Reports by the Trustee.
(a)  	The Trustee shall transmit to Holders such
reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.  If required by Section
313(a) of the Trust Indenture Act, the Trustee shall, not later than
June 30 in each year, commencing June 30, 1999, deliver to Holders a brief report, dated as of such June 30, which complies with the provisions of such Section 313(a).
(b)  	A copy of each such report shall, at the time of
such transmission to Holders, be filed by the Trustee with each stock exchange, if any, upon which the Securities are listed, with the Commission and with the Company. The Company will promptly notify the Trustee when and if the Securities are listed on any stock exchange.
ARTICLE V

REMEDIES OF THE TRUSTEE AND HOLDERS
ON EVENT OF DEFAULT
SECTION 5.01.	Events of Default.
One or more of the following events with respect to
Securities of any series which has occurred and is continuing shall constitute an Event of Default hereunder with respect to such series:
(a)  	failure to pay interest, if any, including any
Additional Interest, on any Security of such series within 60 days after the same becomes due and payable (whether or not payment is prohibited by the provisions of Article XIV hereof); provided, however, that a valid extension of the interest payment period or deferral of interest payment by the Company as contemplated in
Section 2.17 of this Indenture shall not constitute a failure to pay interest for this purpose; or
(b)  	failure to pay the principal of or premium, if
any, on any Security of such series (whether or not payment is prohibited by the provisions of Article XIV hereof) when due and payable; or
(c)  	failure to perform or breach of any covenant or
warranty of the Company or the Guarantor contained in this
Indenture (other than a covenant or warranty a default in the performance of which or breach of which is elsewhere in this Section specifically dealt with or which has expressly been included in this Indenture solely for the benefit of one or more series of Securities other than such series) for a period of 60 days after there has been given, by registered or certified mail, to the Company or the
Guarantor by the Trustee or to the Company or the Guarantor and
the Trustee by the Holders of at least 33% in aggregate principal amount of the outstanding Securities of such series, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or
(d)  	the entry by a court having jurisdiction in the
premises of (1) a decree or order for relief in respect of the Company or the Guarantor in an involuntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or (2) a decree or order adjudging the Company or the Guarantor a bankrupt or insolvent, or approving as properly filed a petition by one or more Persons other than the Company or the
Guarantor seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or the Guarantor under any applicable Federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official for the Company or the Guarantor or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and any such decree or order for relief or any such other decree or order shall have remain unstayed and in effect for a period of 90 consecutive days; or
(e)  	the commencement by the Company or the
Guarantor of a voluntary case or proceeding under any applicable
Federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company or the Guarantor in a case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or the
Guarantor or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the authorization of such action by such entity's board of directors; or
(f)  	the Guarantee shall be held in a judicial
proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect; or
(g)  	any other Event of Default specified with
respect to the terms of the Securities of such series as contemplated herein.
If an Event of Default due to the default in payment of
principal of, or interest or similar payment on, any series of Securities or due to the default in the performance or breach of any other covenant or warranty of the Company or the Guarantor applicable to the Securities of such series but not applicable to all series occurs and is continuing, then either the Trustee or the Holders of not less than
33% in aggregate principal amount of the outstanding Securities of such series may then declare the principal of all Securities of such series and interest or other amounts accrued or accumulated thereon to be due and payable immediately (provided that the payment of principal and interest or other amounts on such Securities shall remain subordinated to the extent provided in Article XIV hereof).  If the Trustee or the Holders of not less than 33% in aggregate principal amount of the Securities of such series fail to make such declaration, and Trust Securities related to a particular series of Securities issued by the Business Trust to which such series of Securities relate are still outstanding, then the holders of at least 33% in aggregate liquidation amount of such Trust Securities may make such declaration. If an
Event of Default due to the default in the performance of any of the covenants or agreements herein applicable to all outstanding
Securities or an Event of Default specified in Section 5.01(d) or (e) shall have occurred and be continuing, either the Trustee or the
Holders of not less than 33% in aggregate principal amount of all Securities then outstanding (or Trust Securities), considered as one class, and not the Holders of the Securities (or Trust Securities) of
any one of such series, may declare the principal of all Securities and interest or other amounts accrued or accumulated thereon to be due and payable immediately (provided that the payment of principal and interest or other amounts on such Securities shall remain subordinated to the extent provided in Article XIV).
If an Event of Default shall occur and be continuing
with respect to the Securities of any series issued to or for the benefit of a Business Trust, the Property Trustee will have the right to declare the principal of and premium, if any, and interest on such Securities and any other amounts payable under this Indenture to be immediately due and payable and to enforce its other rights as a creditor with respect to such Securities.
At any time after such a declaration of acceleration
with respect to the Securities of any series shall have been made and before a judgment or decree for payment of the money due shall have been obtained by the Trustee as hereinafter in this Article provided, the Event or Events of Default giving rise to such declaration of acceleration shall, without further act, be deemed to have been waived, and such declaration and its consequences shall, without further act, be deemed to have been rescinded and annulled, if (a) the Company or the Guarantor shall have paid or deposited with the
Trustee a sum sufficient to pay (1) all overdue interest and similar payments on all Securities of such series, (2) the principal of and premium, if any, on any Securities of such series which shall have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Securities, (3) to the extent that payment of such interest is lawful, interest upon overdue interest, if any, or other amounts at the rate or rates prescribed therefor in such Securities, and (4) all amounts due to the Trustee under Section 6.06, and (b) any other Event or Events of Default with respect to Securities of such series, other than the nonpayment of the principal of Securities of such series which shall have become due solely by such declaration of acceleration, shall have been cured or waived as provided in Section 5.06.
No such rescission shall affect any subsequent Event
of Default or impair any right consequent thereon.  In case the
Trustee or any Holder shall have proceeded to enforce any right under this Indenture and such proceedings shall have been
discontinued or abandoned for any reason or shall have been
determined adversely to the Trustee, then and in every such case the Company, the Guarantor, the Trustee and the Holders of the
Securities shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the
Company, the Guarantor, the Trustee and the Holders of the
Securities shall continue as though no such proceeding had been taken.
SECTION 5.02.	Payment of Securities on Default;
Suit Therefor.
If an Event of Default described in clause (a) or (b) of
Section 5.01 shall have occurred and be continuing, the Company shall, upon demand of the Trustee, pay to it, for the benefit of the Holders of the Securities of the series with respect to which such
Event of Default shall have occurred, the whole amount then due and payable on such Securities for principal and premium, if any, and interest, if any, or other amounts and, to the extent permitted by law, interest on premium, if any, and on any overdue principal and interest, at the rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover any amounts due to the Trustee under Section 6.06.
If the Company shall fail to pay such amounts
forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon such Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities, wherever situated.
If an Event of Default with respect to Securities of any
series shall have occurred and be continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.
In case there shall be pending proceedings for the
bankruptcy or for the reorganization of the Company or any other obligor (including, for purposes of this Indenture, the Guarantor) on the Securities of such series under Title 11, United States Code, or any other applicable law, or in case a receiver or trustee shall have been appointed for the property of the Company or such other obligor, or in the case of any other similar judicial proceedings relative to the Company or other obligor upon the Securities of such series, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Securities of such series shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 5.02, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal, premium, if any, and interest owing and unpaid in respect of the Securities of such series and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for all amounts payable pursuant to Section 6.06 to the Trustee and each predecessor
Trustee) and of the Holders allowed in such judicial proceedings relative to the Company or any other obligor on the Securities of such series, or to the creditors or property of the Company or such other obligor, unless prohibited by applicable law and regulations, to vote on behalf of the holders of the Securities of such series in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency proceedings or Person performing similar functions in comparable proceedings, and to collect and receive any moneys or other property payable or
deliverable on any such claims, and to distribute the same after the deduction of its charges and expenses; and any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized by each of the Holders to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee such amounts as shall be sufficient to pay to the Trustee and each predecessor Trustee all amounts payable pursuant to Section 6.06.
Nothing herein contained shall be construed to
authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities of such series or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
All rights of action and of asserting claims under this
Indenture, or under any of the Securities of such series, may be enforced by the Trustee without the possession of any of the
Securities of such series, or the production thereof in any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall be for the ratable benefit of the Holders of the Securities of such series.
In any proceedings brought by the Trustee (and also
any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Securities of such series, and it shall not be necessary to make any Holders of the Securities of such series parties to any such proceedings.
SECTION 5.03.	Application of Moneys Collected
by Trustee.
Any moneys collected by the Trustee with respect to a
particular series of Securities pursuant to this Article V shall be applied in the order following, at the date or dates fixed by the
Trustee for the distribution of such moneys, upon presentation of the Securities in respect of which moneys have been collected, and stamping thereon the payment, if only partially paid, and upon surrender thereof if fully paid:
First: To the payment of all amounts due the Trustee
under Section 6.06, including the costs and expenses of collection applicable to the Securities and reasonable compensation to the
Trustee, its agents, attorneys and counsel, and of all other expenses and liabilities incurred, and all advances made, by the Trustee except as a result of its negligence or bad faith;
Second: To the payment of all Senior Debt of the
Company if and to the extent required by Article XIV;
Third:  In case the principal or premium, if any, of the
Securities of such series in respect of which moneys have been collected shall have become and shall be then due and payable, to the payment of the whole amount then owing and unpaid upon all the
Securities of such series for principal of, premium, if any, and interest, if any, with interest upon the overdue principal of, premium, if any, and (to the extent that such interest has been collected by the Trustee and to the extent permitted by law) upon overdue installments of interest at the rate prescribed therefor in the Securities of such series; and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon the Securities of such series, then to the payment of such principal and any premium and interest, without preference or priority of principal over interest, or of interest over principal or premium, or any installment of interest over any other installment of interest, or of any Security of such series over any other Security of such series, ratably to the aggregate of such principal and any premium and accrued and unpaid interest; and
Fourth: To the Company or to whomsoever may be
lawfully entitled to receive the same or as a court of competent jurisdiction may direct.
SECTION 5.04.	Proceedings by Holders.
No Holder shall have any right to institute any
proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:
(a)  	such Holder shall have previously given
written notice to the Trustee of a continuing Event of Default with respect to the Securities of such series;
(b)  	the Holders of a majority in aggregate principal
amount of the Outstanding Securities of all series in respect of which an Event of Default shall have occurred and be continuing,
considered as one class, shall have made written request to the
Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;
(c)  	such Holder or Holders shall have offered to
the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;
(d)  	the Trustee for 60 days after its receipt of such
notice, request and offer of indemnity shall have failed to institute any such proceeding; and
(e)  	no direction inconsistent with such written
request shall have been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding Securities of all series in respect of which an Event of Default shall have occurred and be continuing, considered as one class;
it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders or to obtain or to seek to obtain priority or preferences over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.
Notwithstanding any other provision in this Indenture, but subject to Article XIV, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and (subject to extension pursuant to Section 2.17) interest, if any, or other amounts on such Security on or after the same shall have become due and payable and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder. So long as the Securities of any series are issued to or for the benefit of a Business Trust, a registered holder of Trust Securities related to the Securities of such series issued by such Business Trust may institute a proceeding directly against the Guarantor pursuant to the Guarantee, without first instituting a legal proceeding directly against or requesting or directing that action be taken by the Property Trustee of such Business Trust or any other Person, for enforcement of payment to such registered holder of principal of or interest or other amounts on Securities of such series having a principal amount equal to the aggregate stated liquidation amount of such Trust Securities of such registered holder on or after the due dates therefor specified or provided for in the Securities of such series.

SECTION 5.05.	Remedies Cumulative and Continuing.

All powers and remedies given by this Article V to the Trustee or to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any other powers and remedies available to the Trustee or the holders of the Securities of any series, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture or otherwise established with respect to the Securities of such series, and no delay or omission of the Trustee or of any holder of any of the Securities of such series to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or an acquiescence therein; and, subject to the provisions of Section 5.04, every power and remedy given by this Article V or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.

SECTION 5.06.	Direction of Proceedings and

Waiver of Defaults by Majority of Holders.
If an Event of Default shall have occurred and be
continuing in respect of a series of Securities, the Holders of a majority in aggregate principal amount of the Outstanding Securities of such series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the
Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such series; provided, however, that if an Event of Default shall have occurred and be continuing with respect to more than one series of Securities, the Holders of a majority in aggregate principal amount of the Outstanding Securities of all such series, considered as one class, shall have the right to make such direction, and not the Holders of the Securities of any one of
such series; and provided, further, that
(a)  	such direction shall not be in conflict with any
rule of law or with this Indenture, and could not involve the Trustee in personal liability, in circumstances where indemnity would not, in the Trustee's sole discretion, be adequate; and
(b)  	the Trustee may take any other action deemed
proper by the Trustee which is not inconsistent with such direction.
The Holders of a majority in aggregate principal
amount of the Outstanding Securities of any series may on behalf of the Holders of all the Securities of such series waive any past default hereunder with respect to such series and its consequences, except a default
(a)	in the payment of principal of or premium, if
any, or interest or other amounts, if any, on any Security of such series (unless such default has been cured and a sum sufficient to pay all matured installments of interest, principal and such other amounts due otherwise than by declaration of acceleration has been deposited with the Trustee), or
(b)	in respect of a covenant or provision hereof
which under Section 9.02 cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected;
provided, however, if the Securities of any series are issued to or for the benefit of a Business Trust, such Business Trust may not waive compliance by the Company or the Guarantor with any past default without the consent of a majority in aggregate liquidation amount of the outstanding Trust Securities related to the Securities of such series issued by such Business Trust affected, obtained as provided in the Trust Agreement pertaining to such Business Trust, and, if the prior consent of the holder of each Outstanding Security of such series affected is required, the consent of each holder of such Trust
Securities.
Upon any such waiver, such default shall cease to
exist, and any and all Events of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.
SECTION 5.07.	Undertaking to Pay Costs.
All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.07 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of the Securities outstanding, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest or other amounts on any Security against the Company on or after the date the same shall have become due and payable.
ARTICLE VI

CONCERNING THE TRUSTEE
SECTION 6.01.	Certain Duties and Responsibilities.
(a)  	Except during the continuance of a default
with respect to the Securities of any series,
(1)  	the Trustee undertakes to perform,
such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
(2)  	in the absence of bad faith on its part,
the Trustee may conclusively rely, as to the truth of the
statements and the correctness of the opinions expressed
therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any
provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the same to determine whether or not they conform to the requirements of this
Indenture.
(b)  	In case a default has occurred and is
continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.
(c)  	No provision of this Indenture shall be
construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
(1)  	the Trustee shall not be liable for any
error of judgment made in good faith by a Responsible
Officer, unless the Trustee was negligent in ascertaining the pertinent facts;
(2)  	no provision of this Indenture shall
require the Trustee to spend or risk its own funds or
otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if repayment of such funds or adequate
indemnity against such risk or liability satisfactory to the
Trustee has not been assured to it; and
(3)  	the Trustee shall not be liable with
respect to any action taken or omitted to be taken by it in
good faith in accordance with the direction of the Holders of not less than a majority in principal amount of the outstanding
Securities of any series, determined as provided in Section
5.04, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or
exercising any trust or power conferred upon the Trustee,
under this Indenture with respect to the Securities of such
series.
(d)  	Whether or not therein expressly so provided,
every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 6.01.
SECTION 6.02.	Notice of Defaults.
Within 90 days after the occurrence of any default
hereunder with respect to the Securities of any series, the Trustee shall transmit by mail to all Holders of Securities of such series notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of or premium, if any, or interest, if any, on any Security of such series or in the payment of any sinking fund installment with respect to Securities of such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors or a Responsible Officer of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders of Securities of such series; and provided, further, that in the case of any default of the character specified in
Section 5.01(c) with respect to Securities of such series, no such notice to Holders shall be given until at least 60 days after the occurrence thereof. For the purpose of this Section 6.02, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of such series.
SECTION 6.03.	Certain Rights of Trustee.
Subject to the provisions of Section 6.01:
(a)  	the Trustee may rely and shall be protected in
acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;
(b)  	any request or direction of the Company
mentioned herein shall be sufficiently evidenced by a Company
Request or Company Order or as otherwise expressly provided herein and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;
(c)  	whenever in the administration of this
Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;
(d)  	the Trustee may consult with counsel, and the
written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;
(e)  	the Trustee shall be under no obligation to
expend or risk its own funds or to exercise, at the request or direction of any of the Holders, any of the rights or powers vested in it by this Indenture pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the
Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;
(f)  	the Trustee shall not be bound to make any
investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled upon reasonable prior request and during normal business hours to examine the books, records and premises of the Company, personally or by agent or attorney; and
(g)  	the Trustee may execute any of the trusts or
powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and shall not be liable for the actions or omissions of such agents appointed and supervised by it with due care.
SECTION 6.04.	Not Responsible for Recitals or
Issuance of Securities.
The recitals contained herein and in the Securities,
except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness.
The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of Securities or the proceeds thereof.
SECTION 6.05.	May Hold Securities.
The Trustee, any Authenticating Agent, any Paying
Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 6.08 and 6.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.
SECTION 6.06.	Money Held in Trust.
Money held by the Trustee in trust hereunder need not
be segregated from other funds except to the extent required by law.
The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the
Company.
SECTION 6.07.	Compensation and Reimbursement.
The Company agrees:
(1)  	to pay to the Trustee from time to time
such compensation as is agreed upon in writing;
(2)  	except as otherwise expressly provided
herein, to reimburse the Trustee upon its request for all
reasonable expenses, disbursements and advances incurred or
made by the Trustee in accordance with any provision of this
Indenture (including the reasonable compensation and the
expenses and disbursements of its agents and counsel, which
compensation, expenses and disbursements shall be set forth
in sufficient written detail to the satisfaction of the Company), except any such expense, disbursement or advance as may be
attributable to its or their negligence or bad faith; and
(3)  	to indemnify the Trustee, its officers,
directors and employees for, and to hold it harmless against, any loss, liability or expense incurred without negligence, bad faith, or willful misconduct on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of
defending itself against any claim or liability in connection with the exercise or performance of any of its powers or
duties hereunder.  Obligations under this Section 6.07(3) will survive the satisfaction and discharge of this Indenture
pursuant to Article XI hereof.
SECTION 6.08.	Disqualification; Conflicting
Interests.
If the Trustee has or shall acquire a conflicting interest
within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust
Indenture Act and this Indenture.
SECTION 6.09.	Corporate Trustee Required;
Eligibility.
There shall at all times be a Trustee hereunder which
shall be eligible to act as trustee under the Trust Indenture Act and which shall have a combined capital and surplus of at least U.S.$50,000,000. If the Trustee does not have an office in The City of New York, the Trustee may appoint an agent in The City of New
York reasonably acceptable to the Company to conduct any activities which the Trustee may be required under this Indenture to conduct in
The City of New York.  If the Trustee does not have an office in The
City of New York or has not appointed an agent in The City of New
York, the Trustee shall be a participant in The Depository Trust
Company and FAST distribution systems.  If such corporation
publishes reports of condition at least annually, pursuant to law or to the requirements of a United States federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section 6.09, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 6.09, the Trustee shall resign immediately in the manner and with the effect hereinafter specified in this Article.
SECTION 6.10.	Resignation and Removal;
Appointment of Successor Trustee.
(a)  	No resignation or removal of the Trustee and
no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of
Section 6.11.
(b)  	The Trustee may resign at any time with
respect to the Securities of one or more series by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 6.11 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.
(c)  	The Trustee may be removed at any time with
respect to the Securities of any series by Act of the Holders of a majority in aggregate principal amount of the Outstanding Securities of such series, delivered to the Trustee and to the Company.
(d)  	If at any time:
(1)  	the Trustee shall fail to comply with
section 310(b) of the Trust Indenture Act pursuant to Section
6.08 with respect to any series of Securities after written
request therefor by the Company or by any Holder who has
been a bona fide holder of a Security for at least six months,
or
(2)  	the Trustee shall cease to be eligible
under Section 6.09 and shall fail to resign after written request therefor by the Company or by any such Holder, or
(3)  	the Trustee shall become incapable of
acting or shall be adjudged a bankrupt or insolvent or a
receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee with respect to all Securities, or (ii) subject to
Section 5.07, any Holder who has been a bona fide Holder of a
Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.
(e)  	If the Trustee shall resign, be removed or
become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and shall comply with the applicable requirements of Section 6.11.  If no successor
Trustee with respect to the Securities of any series shall have been so appointed by the Company and accepted appointment in the manner required by Section 6.11, any Holder who has been a bona fide
Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.
(f)  	The Company shall give notice of each
resignation and each removal of the Trustee with respect to the
Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series by mailing written notice of such event by first-class mail, postage prepaid, to all Holders of Securities of such series as their names and addresses appear in the Security Register. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its corporate trust office.
SECTION 6.11.	Acceptance of Appointment by
Successor.
(a)  	In case of the appointment hereunder of a
successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the
Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring
Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.
(b)  	In case of the appointment hereunder of a
successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-
trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.
(c)  	Upon request of any such successor Trustee,
the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) or (b) of this
Section 6.11, as the case may be.
(d)  	No successor Trustee shall accept its
appointment unless at the time of such acceptance such successor
Trustee shall be qualified and eligible under this Article.
SECTION 6.12.	Merger, Conversion, Consolidation
or Succession to Business.
Any corporation into which the Trustee may be
merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder; provided such corporation shall be otherwise qualified and eligible under this
Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.
SECTION 6.13.	Preferential Collecting of Claims
Against Company.
(a)  	Subject to subsection (b) of this Section 6.13,
if the Trustee shall be or shall become a creditor, directly or indirectly, secured or unsecured, of the Company within three months prior to a default, as defined in subsection (c) of this Section 6.13, or subsequent to such a default, then, unless and until such default shall be cured, the Trustee shall set apart and hold in a special account for the benefit of the Trustee individually, the Holders of the Securities and the holders of other indenture securities, as defined in subsection
(c) of this Section 6.13:
(1)  	an amount equal to any and all
reductions in the amount due and owing upon any claim as
such creditor in respect of principal or interest effected after the beginning of such three months' period and valid as
against the Company and its other creditors, except any such reduction resulting from the receipt or disposition of any
property described in paragraph (2) of this subsection, or
from the exercise of any right of setoff which the Trustee
could have exercised if a petition in bankruptcy had been
applied by or against the Company upon the date of such
default; and
(2)  	all property received by the Trustee in
respect of any claims as such creditor, either as security
therefor, or in satisfaction or composition thereof, or
otherwise, after the beginning of such three months' period, or an amount equal to the proceeds of any such property, if
disposed of, subject, however, to the rights, if any, of the
Company and its other creditors in such property or such
proceeds.
Nothing herein contained, however, shall affect the
right of the Trustee:
(A)	to retain for its own account (i) payments
made on account of any such claim by any Person (other than
the Company) who is liable thereon, and (ii) the proceeds of the bona fide sale of any such claim by the Trustee to a third
Person, and (iii) distributions made in cash, securities or other property in respect of claims filed against the Company in
bankruptcy or receivership or in proceedings for
reorganization pursuant to the Federal Bankruptcy Act or
applicable State law;
(B)	to realize, for its own account, upon any
property held by it as security for any such claim, if such
property was so held prior to the beginning of such three
months' period;
(C)	to realize, for its own account, but only to
extent of the claim hereinafter mentioned, upon any property held by it as security for any such claim, if such claim was created after the beginning of such three months' period and such property was received as security therefor
simultaneously with the creation thereof, and if the Trustee shall sustain the burden of proving that at the time such
property was so received the Trustee had no reasonable cause to believe that a default, as defined in subsection (c) of this
Section 6.13, would occur within three months; or
(D)	to receive payment on any claim referred to in
paragraph (B) or (C), against the release of any property held as security for such claim as provided in paragraph (B) or (C)
, as the case may be, to the extent of the fair value of such property.
For the purposes of paragraphs (B), (C) and (D),
property substituted after the beginning of such three months' period for property held as security at the time of such substitution shall, to the extent of the fair value of the property released, have the same status as the property released, and, to the extent that any claim referred to in any of such paragraphs is created in renewal of or in substitution for or for the purpose of repaying or refunding any pre-existing claim of the Trustee as such creditor, such claim shall have the same status as such pre-existing claim.
If the Trustee shall be required to account for the
funds and property held in such special account, the proceeds thereof shall be apportioned among the Trustee, the Holders and the holders of other indenture securities in such manner that the Trustee, the
Holders and the holders of other indenture securities realize, as a result of payments from such special account and payments of dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the
Federal Bankruptcy Act or applicable State law or winding up or administration pursuant to the insolvency laws of the Cayman Islands or the United Kingdom, as applicable, the same percentage of their respective claims, figured before crediting to the claim of the Trustee anything on account of the receipt by it from the Company of the funds and property in such special account and before crediting to the respective claims of the Trustee and the Holders and the holders of other indenture securities dividends on claims filed against the
Company in bankruptcy or receivership or in proceedings for
reorganization pursuant to the Federal Bankruptcy Act or applicable
State law or winding up or administration pursuant to the insolvency laws of the Cayman Islands or the United Kingdom, as applicable, but after crediting thereon receipts on account of the indebtedness represented by their respective claims from all sources other than from such dividends and from the funds and property so held in such special account. As used in this paragraph, with respect to any claim, the term "dividends" shall include any distribution with respect to such claim, in bankruptcy or receivership or proceedings for reorganization pursuant to the Federal Bankruptcy Act or applicable
State law or winding up or administration pursuant to the insolvency laws of the Cayman Islands or the United Kingdom, as applicable, whether such distribution is made in cash, securities or other property, but shall not include any such distribution with respect to the secured portion, if any, of such claim.
Any Trustee which has resigned or been removed after
the beginning of such three months' period shall be subject to the provisions of this subsection as though such resignation or removal had not occurred.  If any Trustee has resigned or been removed prior to the beginning of such three months' period, it shall be subject to the provisions of this subsection if and only if the following conditions exist:
	(i)	the receipt of property or reduction of claim, which
would have given rise to the obligation to account, if
such Trustee had continued as Trustee, occurred after
the beginning of such three months' period; and
	(ii)	such receipt of property or reduction of claim
occurred within three months after such resignation or
removal.
(b)  	There shall be excluded from the operation of
subsection (a) of this Section 6.13 a creditor relationship arising from:
(1)  	 the ownership or acquisition of
securities issued under any indenture, or any security or
securities having a maturity of one year or more at the time of acquisition by the Trustee;
(2)  	advances authorized by a receivership
or bankruptcy court of competent jurisdiction or by this
Indenture, for the purpose of preserving any property which
shall at any time be subject to the lien of this Indenture or of discharging tax liens or other prior liens or encumbrances thereon, if notice of such advances and of the circumstances surrounding the making thereof is given to the Holders at the time and in the manner provided in this Indenture;
(3)  	disbursements made in the ordinary
course of business in the capacity of trustee under an
indenture, transfer agent, registrar, custodian, paying agent, fiscal agent or depository, or other similar capacity;
(4)  	an indebtedness created as a result of
services rendered or premises rented; or an indebtedness
created as a result of goods or securities sold in a cash
transaction, as defined in subsection (c) of this Section 6.13;
(5)  	the ownership of stock or of other
securities of a corporation organized under the provisions of
Section 25 (a) of the Federal Reserve Act, as amended, which is directly or indirectly a creditor of the Company; and
(6)  	the acquisition, ownership, acceptance
or negotiation of any drafts, bills of exchange, acceptances or obligations which fall within the classification of self-
liquidating paper, as defined in Subsection (c) of this Section
6.13.
(c)  	For the purposes of this Section 6.13 only:
(1)  	the term "default" means any failure to
make payment in full of the principal of or interest on any of the Securities or upon the other indenture securities when and as such principal or interest becomes due and payable;
(2)  	the term "other indenture securities"
means securities upon which the Company is an obligor (as
defined in the Trust Indenture Act) outstanding under any
other indenture (i) under which the Trustee is also trustee, (ii)
which contains provisions substantially similar to the
provisions of this Section 6.13, and (iii) under which a default exists at the time of the apportionment of the funds and
property held in such special account;
(3)  	the term "cash transaction" means any
transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or
securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand;
(4)  	the term "self-liquidating paper" means
any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company for the
purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the
receivables or proceeds arising from the sale of the goods,
wares or merchandise previously constituting the security,
provided the security is received by the Trustee
simultaneously with the creation of the creditor relationship with the Company arising from the making, drawing,
negotiating or incurring of the draft, bill of exchange,
acceptance or obligation;
(5)  	the term "Company" means any obligor
upon the Securities; and
(6)  	the term "Federal Bankruptcy Act"
means the Bankruptcy Code or Title 11 of the United States
Code.
SECTION 6.14.	Authenticating Agents.
From time to time the Trustee, with the prior written
approval of the Company, may appoint one or more Authenticating
Agents with respect to one or more series of Securities with power to act on the Trustee's behalf and subject to its direction in the authentication and delivery of Securities of such series or in connection with transfers and exchanges under Sections 2.07, 2.09,
2.10, 2.11, 9.04 and 13.05 as fully to all intents and purposes as though the Authenticating Agent had been expressly authorized by those Sections of this Indenture to authenticate and deliver Securities of such series. For all purposes of this Indenture, the authentication and delivery of Securities by an Authenticating Agent pursuant to this
Section 6.14 shall be deemed to be authentication and delivery of such Securities "by the Trustee".  Each such Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the
United States, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least U.S.$50,000,000 and subject to supervision or examination by Federal, State or
District of Columbia authority.  If such corporation publishes reports of condition at least annually pursuant to law or the requirements of such authority, then for the purposes of this Section 6.14 the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  If at any time an Authenticating
Agent shall cease to be eligible in accordance with the provisions of this Section 6.14, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section 6.14.
Any corporation into which any Authenticating Agent
may be merged or with which it may be consolidated, or any
corporation resulting from, any merger or consolidation or to which any Authenticating Agent shall be a party, or any corporation succeeding to the corporate trust business of any Authenticating
Agent, shall be the successor of the Authenticating Agent hereunder, if such successor corporation is otherwise eligible under this Section 6.14, without the execution or filing of any paper or any further act on the part of the parties hereto or the Authenticating Agent or such successor corporation.
An Authenticating Agent may resign at any time by
giving written notice of resignation to the Trustee and to the
Company. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible under this
Section 6.14, the Trustee may appoint a successor Authenticating
Agent with the prior written approval of the Company and shall mail notice of such appointment to all Holders of Securities of the series with respect to which such Authenticating Agent will serve, as the names and addresses of such Holders appear on the Security
Register.  Any successor Authenticating Agent, upon acceptance of its appointment hereunder, shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor
Authenticating Agent shall be appointed unless eligible under the provisions of this Section 6.14.
The Trustee agrees to pay to each Authenticating
Agent from time to time reasonable compensation for its services under this Section 6.14 as may be agreed in a separate writing among the Company, the Trustee and such Authenticating Agent, and the
Trustee shall be entitled to be reimbursed for such payments pursuant to Section 6.07.
If an appointment with respect to one or more series
of Securities is made pursuant to this Section 6.14, the Securities of such series may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternate certificate of authentication in the following form:
This is one of the Securities of the series designated
herein and referred to in the within-mentioned Indenture.
Dated:	THE BANK OF NEW
YORK
As Trustee
By:	[NAME OF
AUTHENTICATI
NG AGENT]
Authenticating Agent
By:

		Authorized Signatory

ARTICLE VII

CONCERNING THE HOLDERS
SECTION 7.01.	Acts of Holders.
(a)  	Any request, demand, authorization, direction,
notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in Person or by agent duly appointed in writing, and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the
Trustee and, where it is hereby expressly required, to the Company.
Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments.
Without limiting the generality of the foregoing, unless
otherwise established in or pursuant to a Board Resolution or set forth or determined in an Officers' Certificate, or established in one or more indentures supplemental hereto, pursuant to Section 2.05, a Holder, including a Book-Entry Depositary that is a Holder of a
Global Security, may make, give or take, by a proxy, or proxies, duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and a Book-Entry Depositary that is a Holder of a Global Security may provide its proxy or proxies to the beneficial owners of interests in any such Global Security through such Book-Entry Depositary's standing instructions and customary practices.
(b)  	The fact and date of the execution by any
Person of any such instrument, writing or proxy may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument, writing or proxy acknowledged to him the execution thereof.
Where such execution is by a signer acting in a
capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument, writing or proxy, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.
(c)  	The ownership of Registered Securities shall
be proved by the Security Register.
(d)  	The principal or face amount and serial
numbers of Bearer Securities of any series held by any Person, and the date of holding the same, may be proved by the production of such Bearer Securities or, if such Bearer Securities are Global Bearer Securities, by a certificate executed by the Book-Entry Depositary for such Global Bearer Securities.
(e)  	If the Company shall solicit from the Holders
of Securities of any series any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by Board Resolution, fix in advance a record date for purposes of determining the identity of Holders of Securities entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no
obligation to do so.  Any such record date shall be fixed at the
Company's discretion. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be sought or given before or after the record date, but only the Holders of Securities of record at the close of business on such record date shall be deemed to be Holders of Securities for the purpose of determining whether Holders of the requisite proportion of Securities of such series Outstanding have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Securities of such series Outstanding shall be computed as of such record date.
With regard to any record date set pursuant to this
subsection, the Holders of Outstanding Securities of the relevant series on such record date (or their duly appointed agents), and only such Persons, shall be entitled to take relevant action, whether or not such Holders remain Holders after such record date. With regard to any action that may be taken hereunder only by Holders of a requisite principal amount of Outstanding Securities of any series (or their duly appointed agents) and for which a record date is set pursuant to this subsection, the Company may, at its option, set an expiration date after which no such action purported to be taken by any Holder shall be effective hereunder unless taken on or prior to such expiration date by Holders of the requisite principal amount of Outstanding Securities of such series on such record date (or their duly appointed agents).
On or prior to any expiration date set pursuant to this
subsection, the Company may, on one or more occasions at its option, extend such expiration date to any later date. Nothing in this subsection shall prevent any Holder (or any duly appointed agent thereof) from taking, at any time, any action contrary to or different from, any action previously taken, or purported to have been taken, hereunder by such Holder, in which event the Company may set a record date in respect thereof pursuant to this subsection. Notwithstanding the foregoing or the Trust Indenture Act, the
Company shall not set a record date for, and the provisions of this paragraph shall not apply with respect to, any action to be taken by Holders pursuant to Section 5.01 or 5.06.
Upon receipt by the Trustee of written notice of any
default described in Section 5.01, any declaration of acceleration, or any rescission and annulment of any such declaration, pursuant to
Section 5.01 or of any direction in accordance with Section 5.06, a record date shall automatically and without any other action by any
Person be set for the purpose of determining the Holders of
Outstanding Securities of the series entitled to join in such notice, declaration, or rescission and annulment, or direction, as the case may be, which record date shall be the close of business on the day the Trustee receives such notice, declaration, rescission and annulment or direction, as the case may be. The Holders of Outstanding Securities of such series on such record date (or their duly appointed agent), and only such Persons, shall be entitled to join in such notice, declaration, rescission and annulment, or direction, as the case may be, whether or not such Holders remain Holders after such record date; provided that, unless such notice, declaration, rescission and annulment, or direction, as the case may be, shall have become effective by virtue of Holders of the requisite principal amount of Outstanding Securities of such series on such record date (or their duly appointed agents) having joined therein on or prior to the 90th day after such record date, such notice of default, declaration, rescission and annulment, or direction, as the case may be, given or made by the Holders, as the case may be, shall automatically and without any action by any Person be canceled and of no further effect. Nothing in this paragraph shall prevent a Holder (or a duly appointed agent thereof) from giving, before or after the expiration of such 90-day period, a notice of default, a declaration of acceleration, a rescission and annulment of a declaration of acceleration or a direction in accordance with Section 5.06, contrary to or different from, or, after the expiration of such period, identical to, a previously given notice, declaration, rescission and annulment, or direction, as the case may be, that has been canceled pursuant to the proviso to the preceding sentence, in which event a new record date in respect thereof shall be set pursuant to this paragraph.
SECTION 7.02.	Proof of Execution by Holders.
Subject to the provisions of Sections 6.01 and 8.05,
proof of the execution of any instrument by a Holder or his agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The Trustee may require such additional proof of any matter referred to in this Section as it shall deem necessary.
The record of any Holders' meeting shall be proved in
the manner provided in Section 8.06.
SECTION 7.03.	Securities Owned by Company
Deemed Not Outstanding.
In determining whether the holders of the requisite
aggregate principal amount of Securities of one or more, or all, series have concurred in any direction, consent or waiver under this
Indenture, Securities which are owned by the Company or any other obligor on the Securities or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, except for the Securities owned by or on behalf of a Business Trust, or any other obligor on the Securities shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver, only Securities which a Responsible
Officer of the Trustee actually knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as outstanding for the purposes of this Section
7.03 if the pledgee shall establish to the satisfaction of the Trustee the pledgee's right to vote such Securities and that the pledgee is not the Company or any such other obligor or Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any such other obligor. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.
SECTION 7.04.	Revocation of Consents; Future
Holders Bound.
At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 7.01, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Securities of one or more, or all, series specified in this Indenture in connection with such action, any Holder of such a Security (or any Security issued in whole or in part in exchange or substitution therefor) the serial number of which is shown by the evidence to be included in the Securities the Holders of which have consented to such action may, by filing written notice with the Trustee at its principal office and upon proof of holding as provided in Section
7.02, revoke such action so far as concerns such Security (or so far as concerns the principal amount represented by any exchanged or substituted Security). Except as aforesaid, any such action taken by the Holder of any Security shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Security, and of any Security issued in exchange or substitution therefor, irrespective of whether or not any notation in regard thereto is made upon such Security or any Security issued in exchange or substitution therefor. Any action taken by the Holders of the percentage in aggregate principal amount of the Securities of one or more, or all, series specified in this Indenture in connection with such action shall be conclusively binding upon the Company, the Trustee and the Holders of such Securities.
ARTICLE VIII

HOLDERS' MEETINGS
SECTION 8.01.	Purposes of Meetings
A meeting of Holders of one or more, or all, series
may be called at any time and from time to time pursuant to the provisions of this Article VIII for any of the following purposes:
(a)  	to give any notice to the Company or to the
Trustee, or to give any directions to the Trustee, or to consent to the waiving of any Default hereunder and its consequences, or to take any other action authorized to be taken by such Holders pursuant to any of the provisions of Article V;
(b)  	to remove the Trustee of such series and
nominate a successor trustee pursuant to the provisions of Article VI;
(c)  	to consent to the execution of an indenture or
indentures supplemental hereto pursuant to the provisions of Section
9.02; or
(d)  	to take any other action authorized to be taken
by or on behalf of the Holders of any specified aggregate principal amount of such Securities under any other provision of this Indenture or under applicable law.
SECTION 8.02.	Call of Meetings by Trustee.
The Trustee may at any time call a meeting of Holders
of one or more, or all, series to take any action specified in Section 8.01, to be held at such time and at such place in the Borough of Manhattan, The City of New York, as the Trustee shall determine or, with the approval of the Company, at any other place. Notice of every such meeting, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be mailed to Holders of such Securities at their addresses as they shall appear on the Security Register. Such notice shall be mailed not less than 20 nor more than 180 days prior to the date fixed for the meeting.
SECTION 8.03.	Call of Meetings by Company or
Holders.
In case at any time the Trustee shall have been
requested to call a meeting of Holders of one or more, or all, series by the Company, pursuant to a resolution of the Board of Directors, or by the Holders of at least 33% in aggregate principal amount of all of such series, considered as one class, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within 20 days after receipt of such request, then the
Company or such Holders may determine the time and the place in the Borough of Manhattan, The City of New York, for such meeting and may call such meeting to take any action authorized in Section 8.01, by mailing notice thereof as provided in Section 8.02.
SECTION 8.04.	Qualifications for Voting; Quorum;
Action.
To be entitled to vote at any meeting of Holders of
one or more, or all, series, a Person shall be (a) a Holder of one or more outstanding Securities of such series or (b) a Person appointed by an instrument in writing as proxy by a holder of one or more Securities of such series. The only Persons who shall be entitled to be present or to speak at any meeting of Holders of any series shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.
The Persons entitled to vote a majority in aggregate
principal amount of the Outstanding Securities of the series with respect to which a meeting shall have been called as hereinbefore provided, considered as one class, shall constitute a quorum for a meeting of Holders of Securities of such series; provided, however, that if any action is to be taken at such meeting which this Indenture expressly provides may be taken by the Holders of a specified percentage, which is less than a majority in aggregate principal amount of the Outstanding Securities of such series, considered as one class, the Persons entitled to vote such specified percentage in principal amount of the Outstanding Securities of such series, considered as one class, shall constitute a quorum. In the absence of a quorum within one hour of the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Securities of such series, be dissolved. In any other case the meeting may be adjourned for such period as may be determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for such period as may be determined by the chairman of the meeting prior to the
adjournment of such adjourned meeting.  Except as provided by
Section 8.05, notice of the reconvening of any meeting adjourned for more than 30 days shall be given as provided in Section 8.02 not less than 20 days prior to the date on which the meeting is scheduled to be reconvened.  Notice of the reconvening of an adjourned meeting shall state expressly the percentage, as provided above, of the aggregate principal amount of the Outstanding Securities of such series which shall constitute a quorum.
Except as limited by Section 9.02, any resolution
presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted only by the affirmative vote of the Holders of a majority in aggregate principal amount of the Outstanding Securities of the series with respect to which such meeting shall have been called, considered as one class; provided, however, that, except as so limited, any resolution with respect to any action which this Indenture expressly provides may be taken by the Holders of a specified percentage, which is less than a majority in aggregate principal amount of the Outstanding Securities of such series, considered as one class, may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Securities of such series, considered as one class.
Any resolution passed or decision taken at any
meeting of Holders of Securities duly held in accordance with this Section shall be binding on all the Holders of Securities of the series with respect to which such meeting shall have been held, whether or not present or represented at the meeting.
SECTION 8.05.	Regulations.
Notwithstanding any other provisions of this
Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders, in regard to proof of the holding of such Securities and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.
The Trustee shall, by an instrument in writing, appoint
a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section
8.03, in which case the Company or the Holders of the series calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by majority vote of the meeting.
Subject to the provisions of Section 8.04, at any
meeting each Holder of Securities of such series or proxy therefor shall be entitled to one vote for each $25 principal amount of Securities held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding.  The chairman of the meeting shall have no right to vote other than by virtue of Securities held by him or instruments in writing as aforesaid duly designating him as the person to vote on behalf of other Holders. Any meeting of Holders duly called pursuant to the provisions of Section 8.02 or 8.03 may be adjourned from time to time by a majority in aggregate principal amount of the outstanding Securities of all series represented at the meeting, considered as one class, and the meeting may be held as so adjourned without further notice.
SECTION 8.06.	Voting.
The vote upon any resolution submitted to any meeting of Holders of Securities shall be by written ballots on which shall be subscribed the signatures of such Holders or of their representatives by proxy and the serial number or numbers of the Securities of the series with respect to which the meeting shall have been called, held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in triplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in
Section 8.02. The record shall show the serial numbers of the Securities voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.
Any record so signed and verified shall be conclusive evidence of the matters therein stated.
ARTICLE IX

SUPPLEMENTAL INDENTURES
SECTION 9.01.	Supplemental Indentures Without
Consent of Holders.

Without the consent of any Holders, the Company, the
Guarantor and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:
(a)  	to evidence the succession of another Person
to the Company or the Guarantor and the assumption by any such successor of the covenants of the Company or the Guarantor herein and in the Securities, all as provided in Article X; or
(b)  	to add one or more covenants of the Company
or the Guarantor or other provisions for the benefit of all Holders or for the benefit of the Holders of, or to remain in effect only so long as there shall be Outstanding, Securities of one or more specified series, or to surrender any right or power herein conferred upon the
Company or the Guarantor; or
(c)  	to add any additional Events of Default with
respect to all or any series of Securities Outstanding hereunder; or
(d)  	to modify, eliminate or add provisions hereto
to such extent as shall be necessary to ensure that (1) the Company will not be classified as an association or a publicly traded partnership taxable as a corporation for United States federal income tax purposes or (2) the Company or the Guarantor will not be required to register as an "investment company" under the Investment Company
Act; or
(e)  	to change or eliminate any provision of this
Indenture or to add any new provision to this Indenture; provided that such change, elimination or addition shall become effective only as to the Securities of any series created by such supplemental indenture and Securities of any series subsequently created to which such change or elimination is made applicable by the subsequent supplemental indenture creating such series; or
(f)  	to provide collateral security for the Securities;
or
(g)  	to establish the form or terms of Securities of
any series as contemplated by Sections 2.01 and 2.05; or
(h)  	to provide for the authentication and delivery
of Bearer Securities and coupons appertaining thereto representing interest, if any, thereon and for the procedures for the registration, exchange and replacement thereof and for the giving of notice to, and the solicitation of the vote or consent of, the holders thereof, and for any and all other matters incidental thereto; or
(i)  	to evidence and provide for the acceptance of
appointment hereunder by a separate or successor Trustee or co-
trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements herein; or
(j)  	to provide for the procedures required to
permit the Company to utilize, at its option, a non-certificated system of registration for all, or any series of, the Securities; or
(k)  	to change any place or places where (1) the
principal of and premium, if any, and interest or other payments, if any, on all or any series of Securities shall be payable, (2) all or any series of Securities may be surrendered for registration of transfer,
(3) all or any series of Securities may be surrendered for exchange and (4) notices and demands to or upon the Company or the
Guarantor in respect of all or any series of Securities and this Indenture may be served; or
(l)  	to cure any ambiguity, to correct or
supplement any provision herein which may be defective or
inconsistent with any other provision herein, or to make any other changes to the provisions hereof or to add other provisions with respect to matters or questions arising under this Indenture; provided that, except in the case of clause (d) above, such other changes or additions shall not adversely affect the interests of the Holders of securities of any series in any material respect.
The Trustee is hereby authorized to join with the
Company and the Guarantor in the execution of any supplemental indenture to effect such amendment, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer and assignment of any property thereunder, but the Trustee shall not be obligated to, but may in its discretion, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.
Any amendment to this Indenture authorized by the
provisions of this Section 9.01 may be executed by the Company, the Guarantor and the Trustee without the consent of the Holders of any of the Securities at the time outstanding, notwithstanding any of the provisions of Section 9.02.
Without limiting the generality of the foregoing, if the
Trust Indenture Act as in effect at the date of the execution and delivery of this Indenture or at any time thereafter shall be amended and (x) if any such amendment shall require one or more changes to any provisions hereof or the inclusion herein of any additional provisions, or shall by operation of law be deemed to effect such changes or incorporate such provisions by reference or otherwise, this Indenture shall be deemed to have been amended so as to conform to such amendment to the Trust Indenture Act, and the
Company, the Guarantor and the Trustee may, without the consent of any Holders, enter into an indenture supplemental hereto to effect or evidence such changes or additional provisions; or (y) if any such amendment shall permit one or more changes to, or the elimination of, any provisions hereof which, at the date of the execution and delivery hereof or at any time thereafter, are required by the Trust Indenture Act to be contained herein, this Indenture shall be deemed to have been amended to effect such changes or elimination, and the Company, the Guarantor and the Trustee may, without the consent of any Holders, enter into an indenture supplemental hereto to evidence such amendment hereof.
SECTION 9.02.	Supplemental Indentures With
Consent of Holders.
With the consent (evidenced as provided in Section
7.01) of the Holders of a majority in aggregate principal amount of each series of the Securities then outstanding under this Indenture that is directly affected thereby, the Company, when authorized by a Board Resolution, the Guarantor and the Trustee may from time to time and at any time modify this Indenture for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or modifying in any manner the rights of the Holders of such series of the Securities under this Indenture; provided, however, that no such modification shall without the consent of the Holder of each Security of such series then
outstanding and affected thereby (i) change the Stated Maturity, if any, of the principal of, or any installment of or interest on (except as contemplated by Article XV), any series of Securities, or reduce the principal amount thereof, or reduce the rate of interest thereon (or the amount of any installment of interest thereon) or change the method of calculating such rate or reduce any premium payable upon the redemption thereof, or change the coin or currency (or other property), in which any Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment, (ii) reduce the percentage of principal amount of outstanding Securities of any series (or, if applicable, in liquidation amount of any Trust Securities related to the Securities of such series), the holders of which are required to consent to any such modification of this Indenture, (iii) reduce any amount payable under, delay or defer the required time of payment under, or impair the right to institute suit to enforce any payment under the Guarantee, (iv) modify the provisions of this Indenture with respect to the subordination of the Securities of any series or the applicable Guarantee or (v) modify any of the provisions of this
Section 9.02, Section 5.06 or Section 3.11, except to increase the percentage in aggregate principal amount required or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the holder of each outstanding
Security affected thereby; provided, however, that so long as Trust Securities related to Securities of such series remain outstanding, if such modification adversely affects the holders of such Trust
Securities, such modification shall not be effective, and no termination of this Indenture may occur, and no waiver of any Event of Default or compliance with any covenant under this Indenture may be effective, until the holders of a majority in aggregate liquidation amount of such Trust Securities shall have given their prior consent, obtained as provided in the Trust Agreement pertaining to the
Business Trust that issued such Trust Securities, to such
modification, termination or waiver unless and until the principal of the Securities of such series and all accrued and unpaid interest or other amounts thereon have been paid in full; provided, further, that if the prior consent of the holder of each outstanding Security of such series is required, such amendment or waiver shall not be effective until each holder of such Trust Securities shall have so consented to such amendment or waiver.
Notwithstanding the foregoing, no amendment or
modification may be made to this Indenture if such amendment or modification would cause (i) the Company to be classified as an association or a publicly traded partnership taxable as a corporation for United States Federal income tax purposes or (ii) the Company or the Guarantor to be required to register as an "investment company"
under the Investment Company Act.
Upon the request of the Company accompanied by a
copy of a resolution of the Board of Directors certified by an authorized signatory of the Company authorizing the execution of any supplemental indenture affecting such amendment, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid, the Trustee shall join with the Company and the Guarantor in the execution of such supplemental indenture unless such
supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the
Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.
Promptly after the execution by the Company, the
Guarantor and the Trustee of any supplemental indenture pursuant to the provisions of this Section, the Trustee shall transmit by mail, first class postage prepaid, a notice, prepared by the Company, setting forth in general terms the substance of such supplemental indenture, to the affected Holders as their names and addresses appear upon the Security Register. Any failure of the Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.
It shall not be necessary for the consent of such
Holders under this Section 9.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.
SECTION 9.03.	Compliance with Trust Indenture
Act; Effect of Supplemental Indentures.
Any supplemental indenture executed pursuant to the
provisions of this Article IX shall comply with the Trust Indenture
Act.  Upon the execution of any supplemental indenture pursuant to the provisions of this Article IX, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company, the Guarantor and the holders of Securities shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and
conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.
SECTION 9.04.	Notation on Securities.
Securities of any series authenticated and delivered
after the execution of any supplemental indenture affecting such series pursuant to the provisions of this Article IX may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture.  If the Company or the Trustee shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may be prepared and executed by the Company, the
Guarantor, authenticated by the Trustee or the Authenticating Agent and delivered in exchange for such Securities then outstanding.
SECTION 9.05.	Evidence of Compliance of
Supplemental Indenture to be Furnished Trustee.
The Trustee, subject to the provisions of Sections 6.01 and 6.02, may receive an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant to this Article is authorized or permitted by, and conforms to, the terms of this Article and that it is proper for the Trustee under the provisions of this Article to join in the execution thereof.
ARTICLE X

CONSOLIDATION, CONVERSION, MERGER,
SALE, CONVEYANCE AND LEASE
SECTION 10.01.	Company and Guarantor May
Consolidate, etc., on Certain Terms.
(a)	The Guarantor shall not consolidate with or
merge into any other corporation, or convey or otherwise transfer or lease its properties and assets substantially as an entirety to any Person, unless (a) the corporation formed by such consolidation or into which the Guarantor is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Guarantor substantially as an entirety (a "successor corporation") shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, the performance of every covenant of this Indenture on the part of the Guarantor to be performed or observed, including the obligations of the Guarantor under the
Guarantee if applicable to a particular series of Securities, (b) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing and (c) the Guarantor shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, or other transfer or lease and such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transactions have been complied with.
(b)	The Company may not consolidate,
amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any corporation or other entity, except as provided in this Section
10.01. The Company may, without the consent of the holders of the Securities or any series, consolidate, amalgamate, merge with or into, or be replaced by a limited partnership, limited liability company or trust organized under the laws of any state of the United States; provided, that (i) such successor entity either (a) expressly assumes all of the obligations of the Company under the Securities of such series or (b) substitutes for the Securities of such series other securities having substantially the same terms as the Securities of such series (the "Successor Securities"), so long as the Successor
Securities are not junior to any other equity securities of the successor entity with respect to participation in the profits and distributions, and in the assets, of the successor entity, (ii) if the Securities of such series are then so listed, the Securities of such series continue to be listed, or any Successor Securities are or will be listed upon notification of issuance, on any national securities exchange or with another organization on which the Securities of such series are then listed or quoted, (iii) such merger, consolidation, amalgamation or replacement does not cause the Trust Securities related to such series of Securities (or, in the event that the Business Trust is liquidated, the Securities of such series (including any Successor Securities)) to be downgraded by any nationally recognized statistical securities rating organization, (iv) such merger, consolidation, amalgamation or replacement does not adversely affect the powers, preferences and other special rights of the holders of such Trust Securities or Securities of such series (including any Successor Securities) in any material respect (other than, in the case of the Securities of such series or Successor Securities, with respect to any dilution of the holders' interest in the new resulting entity), (v) such successor entity has a purpose substantially identical to that of the Company, (vi) the Guarantor guarantees the obligations of such successor entity under the Successor Securities to the same extent as provided by the Guarantee if applicable to such series of Securities and (vii) prior to such merger, consolidation, amalgamation or replacement, the Guarantor and the Company have received an
Opinion of Counsel experienced in such matters to the effect that (A) such successor entity will be treated as a partnership and not as an association or publicly traded partnership taxable as a corporation for United States federal income tax purposes, (B) such merger, consolidation, amalgamation or replacement will not adversely affect the limited liability of the holders of the Securities of such series (or the Successor Securities), (C) following such merger, consolidation, amalgamation or replacement, neither the Guarantor, the Company nor such successor entity will be required to register as an
"investment company" under the Investment Company Act and (D)
such merger, consolidation, amalgamation or replacement would not cause (x) the Business Trust that issued such Trust Securities to be classified as other than as a grantor trust for United States federal income tax purposes and (y) the beneficiaries of such Business Trust to not be fully entitled to the underlying income of such Business
Trust as it arises for purposes of United Kingdom tax law.
In the event that any such successor entity is
organized under the laws of a country located outside of a Taxing Jurisdiction and withholding or deduction is required by law for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or within such country in which the successor entity is organized or by or within any political subdivision thereof or any authority therein or thereof having power to tax, the successor entity shall pay to the relevant holder of the Securities, such additional amounts, under the same circumstances and subject to the same limitations as are specified for "Gross-Up Taxes" as is set forth in Section 3.12 hereof, but substituting for the applicable Taxing Jurisdiction in each place the name of the country under the laws of which such successor entity is organized, managed and controlled or has a place of business. In addition, such successor entity shall be entitled to effect an optional tax redemption of the Securities under the same circumstances and subject to the same limitations as are set forth in Section 13.02 hereof, but substituting for the applicable
Taxing Jurisdiction in each place the name of the country under the laws of which such successor entity is organized, managed and controlled or has a place of business and substituting the date of succession for the date of the relevant prospectus for the Securities of such series.
SECTION 10.02.	Successor Corporation Substituted.
Upon any consolidation by the Company or the Guarantor with or merger by the Company or the Guarantor into any other corporation or any conveyance, transfer, lease or other disposition of the properties and assets of the Company or the Guarantor substantially as an entirety in accordance with Section
10.01, the successor corporation formed by such consolidation or into which the Company or the Guarantor is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or the Guarantor under this Indenture with the same effect as if such successor corporation had been named as the Company or the Guarantor herein, and thereafter the predecessor corporation shall be relieved of all obligations and covenants under this Indenture and the Securities.
ARTICLE XI

SATISFACTION AND DISCHARGE
SECTION 11.01.	Satisfaction and Discharge of
Indenture
This Indenture shall upon Company Request cease to
be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities of any series herein expressly provided for and rights to receive payments of any principal, premium or interest in respect thereof and any right to receive any Additional Amounts or Additional Interest as provided herein), and the Trustee shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when
	(1)	either (A) all Securities theretofore
authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been
replaced or paid as provided in Section 2.11 and (ii) Securities for whose payment money has theretofore been deposited in
trust with the Trustee or any Paying Agent or segregated and held in trust by the Company and thereafter repaid to the
Company or discharged from such trust, as provided in
Section 3.03) have been delivered to the Trustee for
cancellation; or
(B)	all such Securities not theretofore delivered to
the Trustee for cancellation
	(i)	have become due and payable, or
	(ii)	will become due and payable at their
Stated Maturity within one year, or
	(iii)	are to be called for redemption within
one year under arrangements for the giving of notice
of redemption by the Trustee in the name, and at the
expense, of the Company, or
	(iv)	are deemed paid and discharged
pursuant to Section 11.03, as applicable.
and the Company, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount of (a) money in the currency or units of currency in which such Securities are payable, or (b) Government Obligations (denominated in the same currency or units of currency in which such Securities are payable) which through the payment of interest and principal in respect thereof in accordance with their terms will provide not later than one day before the Stated Maturity or Redemption Date, as the case may be, money in an amount, or (c) a combination of money or Government Obligations as provided in (b)
above, in each case, sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the
Trustee for cancellation, for principal (and premium, if any) and interest, if any, to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or
Redemption Date, as the case may be;
			(2)	the Company has paid or caused to be
paid all other sums payable hereunder by the Company; and
			(3)	the Company has delivered to the
Trustee an Officers' Certificate and an Opinion of Counsel,
each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.
Notwithstanding the satisfaction and discharge of this
Indenture, the obligations of the Company to the Trustee under
Section 6.07, the obligations of the Trustee to any Authenticating
Agent under Section 6.14 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this
Section 11.01 or if money or Government Obligations shall have been deposited with or received by the Trustee pursuant to Section 11.03, the obligations of the Trustee under Section 11.02 and the last paragraph of Section 3.03 shall survive.
SECTION 11.02.	Application of Trust Money
(a)  	Subject to the provisions of the last paragraph
of Section 3.03, all money or  Government Obligations deposited with the Trustee pursuant to Sections 11.01 or 11.03 and all money received by the Trustee in respect of Government Obligations deposited with the Trustee pursuant to Sections 11.01 or 11.03, shall be held in trust and applied by it, in accordance with the provisions of the Securities of any series and this Indenture, to the payment, to the persons entitled thereto, of the principal of, premium, if any, and interest, if any, on the Securities of any series for whose payment such money has been deposited with or received by the Trustee or to make mandatory sinking fund payments or analogous payments as provided by Sections 11.01 or 11.03.
(b)  	The Company shall pay and shall indemnify the
Trustee against any tax, fee or other charge imposed on or assessed against Government Obligations deposited pursuant to Sections
11.01 or 11.03 or the interest and principal received in respect of such obligations other than any payable by or on behalf of Holders.
(c)  	The Trustee shall deliver or pay to the
Company from time to time upon Company Request any Government
Obligations or money held by it as provided in Sections 11.01 or
11.03 which, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, are then in excess of the amount thereof which then would have been required to be deposited for the purpose for which such Government Obligations or money was deposited or received.  This provision shall not authorize the sale by the Trustee of any Government Obligations held under this
Indenture.
(d)  	Any monies paid by the Company to the
Trustee or any Paying Agent, or held by the Company in trust, for the payment of the principal of, premium, if any, interest, if any, or Additional Amounts, if any, or Additional Interest, if any, on
Securities of any series and remaining unclaimed at the end of two years after such principal, premium, interest, Additional Interest or Additional Amounts become due and payable will be repaid to the
Company, or released from the trust, upon its written request, and upon such repayment or release all liability of the Company, the
Trustee and such Paying Agent with respect thereto will cease.
SECTION 11.03.	Satisfaction, Discharge and
Defeasance of Securities of any Series
The Company, at its option, may elect (a) to be discharged from any and all obligations in respect of the Securities of a series (except in each case for the obligations to register the transfer or exchange of the Securities of that series, replace stolen, lost or mutilated Securities of that series, maintain paying agencies and hold moneys for payment in trust); or (b) not to comply with any term, provision or condition set forth in Section 10.01(b) with respect to the Securities of any series, provided that the following conditions shall have been satisfied:
The Company has deposited or caused to be irrevocably deposited (except as provided in Section 6.07, 11.02(d), and the last paragraph of Section 3.03) with the Trustee (specifying that each deposit is pursuant to this Section 11.03) as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities of such series, (i) money or
(ii) Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount, or (iii) a combination thereof, in each case, in an amount sufficient, in the opinion of a nationally recognized firm of independent accountants, to pay and discharge the principal of, premium, if any, and interest, if any (including any Additional Amounts or Additional Interest then known), if any, on the outstanding Securities of such series on the dates such payments are due in accordance with the terms of the Securities of such series (or if the Company has designated a Redemption Date pursuant to the final sentence of this paragraph, to and including the Redemption Date so designated by the Company), and no Event of Default or event which with notice or lapse of time would become an Event of Default
(including by reason of such deposit) with respect to the Securities of such series shall have occurred and be continuing on the date of such deposit or, insofar as Sections 5.01(d) and 5.01(e) are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be satisfied until the expiration of such period), and the Securities of such series will not be delisted by any securities exchange on which they are traded as a result of the deposit of trust funds in trust. To exercise any such option, the Company is required to deliver to the Trustee (i) an opinion of independent counsel of recognized standing to the effect that (x) the Holders of the Securities of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of such deposit, and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case absent such deposit, which in the case of clause (a) above must be based on a change in law or a published ruling by the United States Internal
Revenue Service, and (y) the deposit shall not result in the Company being deemed to be an "investment company" required to be registered under the Investment Company Act and (ii) an Officers' Certificate certifying (x) as to compliance with all conditions precedent provided for in this Indenture relating to the satisfaction and discharge of the Securities of such series and (y) that there does not exist a default in the payment of all or any portion of any Senior Debt or any other default affecting Senior Debt permitting its acceleration as the result of which the maturity of Senior Debt has been accelerated. If the Company shall wish to deposit or cause to be deposited money or Government Obligations to pay or discharge the principal of, premium, if any and interest, if any, (including any Additional Amounts or Additional Interest then known), if any, on the outstanding Securities of such series to and including a Redemption Date on which all of the outstanding Securities of such series are to be redeemed, such Redemption Date shall be irrevocably designated by a Board Resolution delivered to the Trustee on or prior to the date of deposit of such money or Government Obligations, and such Board Resolution shall be accompanied by an irrevocable
Company Request that the Trustee give notice of such redemption in the name and at the expense of the Company not less than 30 nor more than 60 days prior to such Redemption Date in accordance with this Indenture.
ARTICLE XII

IMMUNITY OF INCORPORATORS, STOCKHOLDERS,
OFFICERS AND DIRECTORS
SECTION 12.01.	Indenture and Securities Solely
Corporate Obligations.
No recourse for the payment of the principal of or premium, if any, or interest on any Security, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company or the Guarantor in this Indenture, or in any Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or the Guarantor or of any successor Person to the Company or the Guarantor, either directly or through the Company or any successor Person to the Company or the Guarantor, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise;
it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Securities.
ARTICLE XIII

REDEMPTION OF SECURITIES
SECTION 13.01.	Applicability of Article.
Securities of any series which are redeemable before
their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified in or contemplated by
Section 2.05 for Securities of any series) in accordance with this
Article XIII.
SECTION 13.02.	Optional Tax Redemption.
If (a) the Company or Yorkshire Group satisfies the
Trustee prior to the giving of a notice as provided below that it has or will become obligated to pay Additional Amounts with respect to the Securities of any series or the Guarantee applicable to such series as a result of either (x) any change in, or amendment to, the laws or regulations of a Taxing Jurisdiction or any political subdivision or any authority or agency thereof or therein having power to tax or levy duties, or any change in the application or interpretation of such laws or regulations, which change or amendment becomes effective on or after the date of the prospectus for such series of Securities or (y) the issuance of definitive Registered Securities pursuant to either (i) an Optional Definitive Security Request, (ii) the unwillingness or inability of DTC to continue to hold the Book-Entry Interests relating to such series or DTC's ceasing to be a "clearing agency" registered under the Exchange Act and, in either case, a successor is not appointed by the Company within 120 days, or (iii) the unwillingness or inability of the Book-Entry Depositary to continue to serve as the book-entry depositary with respect to the Global Security or
Securities and a successor is not appointed by the Company within
120 days and (b) such obligation cannot be avoided by the Company or Yorkshire Group taking reasonable measures available to it, then the Company shall have the right, at its option, upon not less than 30 days nor more than 60 days' written notice to the Holders of such series, to redeem such Securities, in whole but not in part, at 100% of the principal amount thereof plus accrued and unpaid interest thereon, and Additional Amounts, if any, provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Guarantor or the Company would be obligated to pay such Additional Amounts were a payment in respect of such
Securities then due. Prior to the publication of any notice of redemption pursuant to this Section 13.02, the Company shall deliver to the Trustee a certificate signed by a director of the Company stating that the obligation referred to in clause (a) above cannot be avoided by Yorkshire Group or the Company taking reasonable measures available to it, and the Trustee shall accept such certificate as sufficient evidence of the condition precedent set out in clause (b) above, in which event it shall be conclusive and binding on the
Holders.
SECTION 13.03.	Notice of Redemption; Selection of
Securities.
In case the Company shall desire to exercise the right
to redeem all, or, as the case may be, any part of the Securities of any series in accordance with their terms, it shall fix a date for redemption and shall mail a notice of such redemption at least 30 and not more than 60 days prior to the date fixed for redemption to the Holders of such Securities so to be redeemed as a whole or in part at their last addresses as the same appear on the Security Register. Such mailing shall be by first class mail. The notice if mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.  In any case, failure to give such notice by mail or any defect in the notice to the holder of any Security designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security.
Each such notice of redemption shall specify the
CUSIP number of the Securities to be redeemed, the date fixed for redemption, the Redemption Price at which the Securities are to be redeemed (or the method by which such Redemption Price is to be calculated), the place or places of payment, that payment will be made upon presentation and surrender of the Securities, that interest accrued to the date fixed for redemption will be paid as specified in said notice, that the redemption is for a sinking or other fund, if such is the case, and that on and after said date interest thereon or on the portions thereof to be redeemed will cease to accrue. If less than all the Securities of a series are to be redeemed the notice of redemption shall specify the numbers of the Securities to be redeemed. In case any Security is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion thereof will be issued. The Company may not redeem less than all of the Securities of any series unless all accrued and unpaid interest, if any, has been paid in full on all outstanding Securities of such series for all interest periods terminating on or prior to the Redemption Date.
The Redemption Price shall be paid prior to 12:00
noon, New York City time, on the redemption date specified in the notice of redemption given as provided in this Section, or such earlier time as the Company determines; provided that, prior to 10:00 a.m.,
New York City time, on such date of redemption, the Company shall deposit with the Trustee or with one or more Paying Agents an amount of money sufficient to redeem all the Securities so called for redemption at the appropriate Redemption Price, together with accrued interest to the date fixed for redemption.
The Company will give the Trustee notice in writing
not less than 45 days prior to the redemption date as to the aggregate principal amount of Securities of such series to be redeemed and the Trustee shall select, in such manner as in its sole discretion it shall deem appropriate and fair, the Securities or portions thereof (in integral multiples of $25, except as otherwise set forth in the applicable form of Security) to be redeemed.
SECTION 13.04.	Securities Payable on Redemption
Date.
Notice of redemption having been given as aforesaid,
the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued and unpaid interest thereon) such Securities shall cease to bear interest.  Upon surrender of any such Security for redemption in accordance with said notice, and Security shall be paid by the Company at the Redemption Price, together with accrued and unpaid interest to the Redemption Date; provided, however, that installments of interest whose Stated
Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, and in the case of the Registered Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 2.11.
In any Security called for redemption shall not be so
paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.
SECTION 13.05.	Securities Redeemed in Part.
Any Security (including any Global Security) which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee upon written direction shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the security so surrendered; provided, that if a Global Security is so surrendered, the new Global Security shall be in a denomination equal to the unredeemed portion of the principal of the Global Security so surrendered.
ARTICLE XIV

SUBORDINATION OF SECURITIES
SECTION 14.01.	Agreement to Subordinate.
The Company covenants and agrees, and each Holder
of Securities of each series issued hereunder by his acceptance of such Security or Securities likewise shall be deemed to have covenanted and agreed, that the Securities shall be issued subject to the provisions of this Article XIV; and each Holder of the Securities of each series, whether upon original issue or upon transfer or assignment thereof, so accepts and agrees to be bound by such provisions.
The payment by the Company of the principal of and
premium, if any, and interest on all Securities issued hereunder shall, to the extent and in the manner hereinafter set forth, be subordinated and junior in right of payment to the prior payment in full of all amounts with respect to Senior Debt of the Company, whether outstanding at the date of this Indenture or thereafter incurred.
No provision of this Article XIV shall prevent the
occurrence of any Default or Event of Default hereunder.
SECTION 14.02.	Default on Senior Debt.
In the event and during the continuation of (1) any
default in any payment of principal, premium, interest or any other payment with respect to any Senior Debt of the Company, or (2) an event of default with respect to any Senior Debt of the Company resulting in the declaration of acceleration thereof which remains uncured, then, in either case, no payments with respect to the principal of or premium, if any, or interest or other amounts, if any, on any Securities shall be made.
In the event of the declaration of acceleration of any
Securities of any series, the holders of all Senior Debt of the
Company outstanding at the time of such declaration shall be entitled to receive payment in full of all amounts due in respect of such Senior Debt (including any amounts due upon such declaration) before the
Holders of Securities will be entitled to receive any payment upon the principal of or premium, if any, or interest, if any, on any of the Securities.
In the event that, notwithstanding the foregoing, any
payment shall be received by the Trustee when such payment is prohibited by the preceding paragraphs of this Section 14.02, such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Debt of the Company or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, but only to the extent of the amounts due in respect of such Senior Debt and only to the extent that the holders of such Senior Debt (or their representative or representatives or a trustee) notify the Trustee in writing, within 90 days of such payment, of the amounts then due and owing on such
Senior Debt and only the amounts specified in such notice to the
Trustee shall be paid to the holders of such Senior Debt.
SECTION 14.03.	Liquidation; Dissolution;
Bankruptcy.
Upon any payment by the Company or distribution of
assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors, or marshaling of assets of the Company, whether voluntary or involuntary or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of the Company, the holders of Senior Debt of the
Company shall first be entitled to receive payment in full of principal of and premium, if any, and interest, if any, on such Senior Debt before the Holders of Securities will be entitled to receive or retain any payment in respect of the principal of or premium, if any, or interest or other amounts, if any, on the Securities; and upon any such dissolution or winding-up or liquidation or reorganization, any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders or the Trustee would be entitled to receive from the Company, except for the provisions of this Article XIV, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders or by the Trustee under this Indenture if received by them or it, directly to the holders of Senior Debt of the Company (pro rata to such holders on the basis of the respective amounts of Senior Debt of the Company held by such holders, as calculated by the Company) or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Debt may have been issued, as their respective interests may appear, to the extent necessary to pay such Senior Debt in full, in money or money's worth, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Debt, before any payment or distribution is made to the Holders or to the Trustee.
In the event that, notwithstanding the foregoing, any
payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, prohibited by the foregoing, shall be received by the Trustee before all Senior Debt of the Company is paid in full, or provision is made for such payment in money in accordance with its terms, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of such Senior Debt or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Debt may have been issued, and their respective interests may appear, as calculated by the Company, for application to the payment of all
Senior Debt of the Company remaining unpaid to the extent
necessary to pay such Senior Debt in full in money in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the benefit of the holders of such Senior Debt.
For purposes of this Article XIV, the words "cash,
property or securities" shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the
Company or any other corporation provided for by a plan of
reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Article XIV with respect to the Securities to the payment of Senior Debt of the Company that may at the time be outstanding, provided that (i) such Senior Debt is assumed by the new corporation, if any, resulting from any such reorganization or readjustment, and (ii) the rights of the holders of such Senior Debt are not, without the consent of such holders, altered by such reorganization or readjustment.  The consolidation of the
Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the sale, conveyance, transfer or lease of its property as an entirety, or substantially as an entirety, to another Person upon the terms and conditions provided for in Article X of this Indenture shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 14.03 if such other Person shall, as a part of such consolidation, merger, sale, conveyance, transfer or lease, comply with the conditions stated in Article X of this Indenture.
Nothing in Section 14.02 or in this Section 14.03 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 6.06 of this Indenture.
SECTION 14.04.	Subrogation.
Subject to the payment in full of all amounts due in
respect of Senior Debt of the Company, the rights of the Holders shall be subrogated to the rights of the holders of such Senior Debt to receive payments or distributions of cash, property or securities of the Company, as the case may be, applicable to such Senior Debt until the principal of (and premium, if any) and interest on the Securities shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of such Senior Debt of any cash, property or securities to which the Holders or the Trustee would be entitled except for the provisions of this Article XIV, and no payment over pursuant to the provisions of this Article XIV to or for the benefit of the holders of such Senior Debt by Holders or the Trustee, shall, as between the Company, its creditors other than holders of Senior Debt of the Company, and the Holders of the
Securities, be deemed to be a payment by the Company to or on account of such Senior Debt. It is understood that the provisions of this Article XIV are and are intended solely for the purposes of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of such Senior Debt, on the other hand.
Nothing contained in this Article XIV or elsewhere in
this Indenture or in the Securities is intended to or shall impair, as between the Company, its creditors other than the holders of Senior
Debt of the Company, and the Holders of the Securities, the
obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Securities the principal of (and premium, if any) and interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Securities and creditors of the Company, as the case may be, other than the holders of Senior Debt of the Company, as the case may be, nor shall anything herein or therein prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article XIV of the holders of such Senior Debt in respect of cash, property or securities of the Company, as the case may be, received upon the exercise of any such remedy.
Upon any payment or distribution of assets of the
Company referred to in this Article XIV, the Trustee, subject to the provisions of Article VI of this Indenture, and the Holders shall be entitled to conclusively rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding-
up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidation trustee, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders, for the purposes of ascertaining the Persons entitled to participate in such distribution, the holders of Senior Debt of the Company and other indebtedness of the Company, as the case may be, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XIV.
SECTION 14.05.	Trustee to Effectuate
Subordination.
Each Holder by such Holder's acceptance thereof
authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article XIV and appoints the Trustee such Holder's attorney-in-fact for any and all such purposes.
SECTION 14.06.	Notice by the Company.
The Company shall give prompt written notice to a
Responsible Officer of the Trustee of any fact known to the Company that would prohibit the making of any payment of monies to or by the Trustee in respect of the Securities pursuant to the provisions of this
Article XIV.  Notwithstanding the provisions of this Article XIV or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment of monies to or by the Trustee in respect of the Securities pursuant to the provisions of this Article XIV, unless and until a Responsible Officer of the Trustee shall have received written notice thereof from the Company or a holder or holders of
Senior Debt of the Company or from any trustee therefor; and before the receipt of any such written notice, the Trustee, subject to the provisions of Article VI of this Indenture, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this
Section 14.06 at least two Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of (or premium, if any) or interest on any Security), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purposes for which they were received, and shall not be affected by any notice to the contrary that may be received by it within two Business Days prior to such date.
The Trustee, subject to the provisions of Article VI of
this Indenture, shall be entitled to conclusively rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Debt of the Company, as the case may be (or a trustee on behalf of such holder), to establish that such notice has been given by a holder of such Senior Debt or a trustee on behalf of any such holder or holders. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of such Senior Debt to participate in any payment or distribution pursuant to this Article XIV, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article XIV, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.
Upon any payment or distribution of assets of the
Company referred to in this Article XIV, the Trustee and the Holders shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, liquidating trustee, custodian, receiver, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XIV.
SECTION 14.07.	Rights of the Trustee; Holders of
Senior Debt.
The Trustee in its individual capacity shall be entitled
to all the rights set forth in this Article XIV in respect of any Senior Debt of the Company at any time held by it, to the same extent as any other holder of Senior Debt of the Company, and nothing in this
Indenture shall deprive the Trustee of any of its rights as such holder. With respect to the holders of Senior Debt of the
Company, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this
Article XIV, and no implied covenants or obligations with respect to the holders of such Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of such Senior Debt and, subject to the provisions of Article VI of this Indenture, the Trustee shall not be liable to any holder of such Senior Debt if it shall pay over or deliver to Holders, the Company or any other Person money or assets to which any holder of such Senior Debt shall be entitled by virtue of this Article XIV or otherwise.
Nothing in this Article XIV shall apply to claims of, or
payments to, the Trustee under or pursuant to Section 6.06.
SECTION 14.08.	Subordination May Not Be
Impaired.
No right of any present or future holder of any Senior
Debt of the Company to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof that any such holder may have or otherwise be charged with.
Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt of the Company may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Holders and without impairing or releasing the subordination provided in this Article XIV or the obligations hereunder of the Holders of the Securities to the holders of such Senior Debt, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, such Senior Debt, or otherwise amend or supplement in any manner such Senior Debt or any instrument evidencing the same or any agreement under which such Senior Debt is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing such Senior Debt; (iii) release any Person liable in any manner for the collection of such Senior Debt; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.
ARTICLE XV

GUARANTEE OF SECURITIES
SECTION 15.01.	Applicability of Article;
Unconditional Guarantee.
If, pursuant to Section 2.05, provision is made for the
Guarantee of the Securities of any series by the Guarantor, then the provisions of this Article XV, with such modifications thereto as may be specified pursuant to Section 2.05 with respect to any Securities, shall apply to such Securities. The Guarantor hereby fully and unconditionally guarantees, on a subordinated basis as described herein, to each Holder of a Security of each series authenticated and delivered by the Trustee the due and punctual payment of the principal (including any amount due in respect of original issue discount), premium, if any, and interest in respect of such Security (and any Additional Amounts and Additional Interest payable in respect thereof) (subject to any extension of an interest payment period pursuant to Section 2.05), and the due and punctual payment of any sinking fund payments provided for pursuant to terms of such Security, when and as the same shall become due and payable, whether at the Stated Maturity, by declaration of acceleration, call for redemption or otherwise, in accordance with the terms of such
Security and of this Indenture, regardless of any defense, right of set-off or counterclaim that the Guarantor may have or assert, except the defense of payment. The Guarantor's obligation to make a payment under this Article XV may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Company to pay such amounts to the Holders.
To the extent permitted under applicable law, if any
Holder or the Trustee is required by a final non-appealable judgment of any court or otherwise to return to either the Company or the Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or the Guarantor, any amount paid by either the Company or the Guarantor to such Holder or the Trustee, any Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. To the extent permitted under applicable law, the Guarantor further agrees that, as between the Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article V for the purpose of any Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article V, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purpose of any Guarantee.
No past, present or future stockholder, officer,
director, employee or incorporator of the Guarantor shall have any personal liability under the Guarantee set forth in this Section 15.01 by reason of his or its status as such stockholder, officer, director, employee or incorporator.
The Guarantee set forth in this Section 15.01 shall not
be valid or become obligatory for any purpose with respect to a
Security until the certificate of authentication on such Security shall have been authenticated by or on behalf of the Trustee by manual signature.
SECTION 15.02.	Waiver of Notice and Demand.
The Guarantor hereby waives notice of acceptance of
this guarantee and of any liability to which it applies or may apply, presentment, demand for payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, the Trustee or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.
SECTION 15.03.	Guarantor Obligations Not
Affected.
The obligations, covenants, agreements and duties of
the Guarantor under this Article XV shall in no way be affected or impaired by reason of the happening from time to time of any of the following:
(a)  	the release or waiver, by operation of law or
otherwise, of the performance or observance by the Company of any express or implied agreement, covenant, term or condition relating to the Securities to be performed or observed by the Company;
(b)  	the extension of time for the payment by the
Company of all or any portion of the interest on the Securities, the Redemption Price of any other sums payable under the terms of the Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Securities;
(c)  	any failure, omission, delay or lack of diligence
on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Securities, or any action on the part of the Company granting indulgence or extension of any kind;
(d)  	the voluntary or involuntary liquidation,
dissolution, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Company or any of the assets of the Company;
(e)  	any invalidity of, or defect or deficiency in, the
Securities;
(f)  	the settlement or compromise of any obligation
guaranteed hereby or hereby incurred; or
(g)  	any other circumstance whatsoever that might
otherwise constitute a legal or equitable discharge or defense of a guarantor (other than payment of the underlying obligation), it being the intent of this Article XV that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.
There shall be no obligation of the Holders to give
notice to, or obtain the consent of, the Guarantor with respect to the happening of any of the foregoing.
SECTION 15.04.	Execution of Guarantee.
To evidence its guarantee to the Holders specified in
Section 15.01, the Guarantor hereby agrees to execute the notation of the Guarantee in substantially the form set forth in Section 2.04 to be endorsed on each Security authenticated and delivered by the
Trustee.  The Guarantor hereby agrees that its Guarantee set forth in
Section 15.01 shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Guarantee.
Each such notation of the Guarantee shall be signed on behalf of the Guarantor, by a director or officer, prior to the authentication of the Security on which it is endorsed, and the delivery of such Security by the Trustee, after the due authentication thereof by the Trustee hereunder, shall constitute due delivery of the Guarantee on behalf of the Guarantor. Such signature upon the notation of the Guarantee may be a manual or facsimile signature of any present, past or future such director or officer and may be imprinted or otherwise reproduced below the notation of the Guarantee, and in case any such director or officer who shall have signed the notation of the
Guarantee shall cease to be such director or officer before the
Security on which such notation is endorsed shall have been authenticated and delivered by the Trustee or disposed of by the Company, such Security nevertheless may be authenticated and delivered or disposed of as though the person who signed the notation of the Guarantee had not ceased to be such director or officer of the Guarantor.
SECTION 15.05.	Subrogation.
The Guarantor shall be subrogated to all rights (if any)
of the Holders against the Company in respect of any amounts paid to the Holders by the Guarantor under this Article XV with respect to any series of Securities; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any rights which it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Article XV with respect to a series of Securities, if, at any time of such payment, any amounts are due and unpaid under such series of Securities. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.
SECTION 15.06.	Independent Obligations.
The Guarantor acknowledges that its obligations
hereunder are independent of the obligations of the Company with respect to the Securities and that the Guarantor shall be liable as principal and as debtor hereunder to make payments pursuant to the terms of the Securities notwithstanding the occurrence of any event referred to in subsections (a) through (g), inclusive, of Section 15.03 hereof.
SECTION 15.07.	Subordination.
The Guarantor covenants and agrees, and each Holder of Securities of each series issued hereunder, by his acceptance thereof, likewise covenants and agrees, that, to the extent that this
Article XV is applicable to such series of Securities, all payments in respect of the Guarantee are hereby expressly made subordinate and subject in right of payment to the prior payment in full in cash of all Senior Debt of the Guarantor to the same extent and in the same manner set forth in Article XIV with respect to subordination and relative rights of such series of Securities.
ARTICLE XVI

SINKING FUNDS
SECTION 16.01.	Applicability of Article.
The provisions of this Article shall be applicable to any
sinking fund for the retirement of Securities of a series except as otherwise specified as contemplated by Section 2.05 for Securities of such series.
The minimum amount of any sinking fund payment
provided for by the terms of Securities of any series is herein referred to as a "mandatory sinking fund payment", and any payment in excess of such minimum amount provided for by the terms of Securities of any series is herein referred to as an "optional sinking fund payment". If provided for by the terms of Securities of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 16.02. Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of Securities of such series.
SECTION 16.02.	Satisfaction of Sinking Fund
Payments with Securities.
In lieu of making all or any part of any mandatory
sinking fund payment with respect to any series of Securities in cash, the Company may at its option (a) deliver to the Trustee Securities of such series theretofore purchased or otherwise acquired (except upon redemption pursuant to the mandatory sinking fund) by the Company or receive credit for Securities of such series (not previously so credited) theretofore purchased or otherwise acquired (except as aforesaid) by the Company and delivered to the Trustee for cancellation pursuant to Section 2.14, (b) receive credit for optional sinking fund payments (not previously so credited) made pursuant to this Section 16.02, or (c) receive credit for Securities of such series (not previously so credited) redeemed by the Company through any optional redemption provision contained in the terms of the Securities of such series. Securities so delivered or credited shall be received or credited by the Trustee at the sinking fund Redemption Price specified in the Securities of such series.
SECTION 16.03.	Redemption of Securities for
Sinking Fund.
Not less than 30 days prior to each sinking fund payment date of any series, the Company will deliver to the Trustee an Officers' Certificate specifying (a) the amount of the next ensuing sinking fund payment for the Securities of that series pursuant to the terms of the Securities of that series, (b) whether or not the Company intends to exercise its right, if any, to make an optional sinking fund payment with respect to the Securities of such series on the next ensuing sinking fund payment date and, if so, the amount of such optional sinking fund payment, and (c) the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities of that series pursuant to Section 16.02, and will also deliver to the Trustee any Securities to be so delivered. Such written statement shall be irrevocable and upon its receipt by the Trustee the Company shall become unconditionally obligated to make all the cash payments or payments therein referred to, if any, on or before the next succeeding sinking fund payment date. Failure of the Company, on or before any such 30th day, to deliver such written statement and Securities specified in this paragraph, if any, shall not constitute a default but shall constitute, on and as of such date, the irrevocable election of the Company (i) that the mandatory sinking fund payment for the Securities of such series due on the next succeeding sinking fund payment date shall be paid entirely in cash without the option to deliver or credit Securities of such series in respect therefor and (ii) that the Company will make no optional sinking fund payment with respect to the Securities of such series as provided in this Section 16.03.
Not less than 30 days before each such sinking fund payment date the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in
Section 13.03 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 13.03. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Section 13.04.
The Trustee shall not redeem or cause to be redeemed any Security of a series with sinking fund moneys or mail any notice of redemption of Securities of such series by operation of the sinking fund during the continuance of a default in payment of interest with respect to Securities of that series or an Event of Default with respect to the Securities of that series except that, where the mailing of notice of redemption of any Securities shall theretofore have been made, the Trustee shall redeem or cause to be redeemed such Securities, provided that it shall have received from the Company a sum sufficient for such redemption. Except as aforesaid, any moneys in the sinking fund for such series at the time when any such default or Event of Default, shall occur, and any moneys thereafter paid into the sinking fund, shall, during the continuance of such default or Event of Default, be deemed to have been collected under Article Five and held for the payment of all such Securities. In case such Event of Default shall have been waived as provided in Section 5.06 or the default or Event of Default cured on or before the 30th day preceding the sinking fund payment date, such moneys shall thereafter be applied on the next succeeding sinking fund payment date in accordance with this Section 16.03 to the redemption of such Securities.
ARTICLE XVII

MISCELLANEOUS PROVISIONS
SECTION 17.01.	Consent to Jurisdiction; Appointment of Agent
to Accept Service of Process
(a)  	Each of the Company and the Guarantor
irrevocably consents and agrees, for the benefit of the Holders from time to time of the Securities and the Trustee, that any civil legal action, suit or proceeding against it with respect to its obligations, liabilities or any other matter arising out of or in connection with this Indenture, the Securities or any Guarantee may be brought in the
Supreme Court of New York, New York County or the United
States District Court for the Southern District of New York and any appellate court from either thereof and, until amounts due and to become due in respect of the Securities or any Guarantee have been paid, hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in person and generally and unconditionally with respect to any legal action, suit or proceeding for itself and in respect of its properties, assets and revenues and agrees to file such consents with such authorities as may be required to irrevocably evidence such agreement.
(b)  	Each of the Company and the Guarantor has
irrevocably designated, appointed, and empowered CT Corporation
System, acting through its office at 1633 Broadway, New York, New
York 10019, as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and its properties, assets and revenues, service of any and all legal process, summons, notices and documents which may be served in any legal action, suit or proceeding brought against the Company or the Guarantor in any
United States or state court.  If for any reason such designee, appointee and agent hereunder shall cease to be available to act as such, each of the Company and the Guarantor agrees to designate a new designee, appointee and agent in the Borough of Manhattan, The
City of New York on the terms and for the purposes of this Section
17.01 satisfactory to the Trustee.  Each of the Company and the
Guarantor further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents in any legal action, suit or proceeding against the Company or the Guarantor by serving a copy thereof upon the relevant agent for service of process referred to in this Section 17.01 (whether or not the appointment of such agent shall for any reason prove to be ineffective or such agent shall accept or acknowledge such service) or by mailing copies thereof by registered or certified air mail, postage prepaid, to each of the Company or the Guarantor at its address specified in or designated pursuant to this Indenture. Each of the Company and the Guarantor agrees that the failure of any such designee, appointee and agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon.
Nothing herein shall in any way be deemed to limit the ability of the holders of the Securities and the Trustee, to serve any such legal process, summons, notices and documents in any other manner permitted by applicable law or to obtain jurisdiction over the
Company or the Guarantor or bring legal actions, suits or
proceedings against the Company or the Guarantor in such other jurisdictions, and in such manner, as may be permitted by applicable law. Each of the Company and the Guarantor irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Indenture brought in the Supreme Court of
New York, New York County or the United States District Court for
the Southern District of New York and any appellate court from either thereof and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.
(c)  	To the extent that the Company or the
Guarantor may in any jurisdiction claim for itself or its assets immunity (to the extent such immunity may now or hereafter exist, whether on the grounds of sovereign immunity or otherwise) from suit, execution, attachment (whether in aid of execution, before judgment or otherwise) or other legal process (whether through service or notice or otherwise), and to the extent that in any such jurisdiction there may be attributed to itself or its assets such immunity (whether or not claimed), the Company and the Guarantor irrevocably agrees with respect to any matter arising under this Indenture for the benefit of the Holders from time to time of the Securities, not to claim, and irrevocably waives, such immunity to the full extent permitted by the laws of such jurisdiction.
(d)  	If for the purpose of obtaining a judgment or
order in any court it is necessary to convert a sum due hereunder to the holder of any Security from Dollars into another currency, each of the Company and the Guarantor has agreed, and each holder by holding such Security will be deemed to have agreed, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures such Holder could purchase Dollars with such other currency in The
City of New York on the Business Day preceding the day on which final judgment is given.
(e)  	The obligation of the Company and the
Guarantor in respect of any sum payable by it to the holder of a
Security shall, notwithstanding any judgment or order in a currency
(the "judgment currency") other than Dollars, be discharged only to the extent that on the Business Day following receipt by the Holder of such security of any sum, adjudged to be so due in the judgment currency, the Holder of such Security may in accordance with normal banking procedures purchase Dollars with the judgment currency; if the amount of Dollars so purchased is less than the sum originally due to the holder of such Security in the judgment currency (determined in the manner set forth in the preceding paragraph), each of the
Company and the Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Holder of such Security against such loss, and if the amount of the Dollars so purchased exceeds the sum originally due to the Holder of such
Security, such Holder agrees to remit to the Company or the
Guarantor such excess, provided that such Holder shall have no obligation to remit any such excess as long as the Company or the Guarantor shall have failed to pay such Holder any obligations due and payable under such Security, in which case such excess may be applied to such obligations of the Company or the Guarantor under such Security in accordance with the terms thereof. The foregoing indemnity shall constitute a separate and independent obligation of the Company and the Guarantor and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid.
SECTION 17.02.	Successors.
All the covenants, stipulations, promises and
agreements in this Indenture contained by the Company and the
Guarantor shall bind their successors and assigns whether so expressed or not.
SECTION 17.03.	Official Acts by Successor
Corporation.
Any act or proceeding by any provision of this
Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation that shall at the time be the lawful sole successor of the Company.
SECTION 17.04.	Execution in Counterparts.
This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.




IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed by their respective officers, directors or signatories duly authorized thereto, as of the day and year first above written.

YORKSHIRE POWER
FINANCE LIMITED


By
     Name:  Armando A.
Pena
     Title:    Authorized
Signatory


YORKSHIRE POWER
GROUP LIMITED
By
     Name:  Armando A.
Pena
     Title:    Authorized
Signatory


THE BANK OF NEW
YORK,
as Trustee, Principal
Paying, Security
Registrar and Transfer
Agent


By
    Name:
    Title:


BANQUE GENERALE
DU LUXEMBOURG
S.A.,
as Paying Agent and
Transfer Agent

By
    Name:
    Title:

2NY-112556.1
118NY-112556.15
iNY-112556.15


EXHIBIT 4.2
YORKSHIRE POWER FINANCE LIMITED, as Issuer
and
YORKSHIRE POWER GROUP LIMITED, as Guarantor
and
THE BANK OF NEW YORK,
as Trustee, Principal Paying Agent,
Registrar and Transfer Agent
and
BANQUE GENERALE DU LUXEMBOURG S.A.,
as Paying Agent and Transfer Agent
$275,000,000
8.08% Junior Subordinated Deferrable Interest
Debentures, Series A due June 30, 2038
First Supplemental Indenture
Dated as of June 1, 1998


FIRST SUPPLEMENTAL INDENTURE, dated as of June 1, 1998 (this "First Supplemental Indenture"), among
YORKSHIRE POWER FINANCE LIMITED, a private company with limited liability incorporated under the laws of the Cayman
Islands, as issuer (the "Company"), YORKSHIRE POWER GROUP
LIMITED, a private company with limited liability incorporated under the laws of England and Wales, as guarantor (the
"Guarantor"), THE BANK OF NEW YORK, as Trustee, Principal
Paying Agent, Registrar and Transfer Agent under the Original
Indenture referred to below (the "Trustee"), and BANQUE
GENERALE DU LUXEMBOURG S.A., as Paying and Transfer
Agent under the Original Indenture.
WITNESSETH:
WHEREAS, each of the Company and the Guarantor has heretofore executed and delivered to the Trustee an indenture dated as of June 1, 1998 (hereinafter called the "Original Indenture"), to provide for the issuance from time to time of certain of its unsecured subordinated debentures, notes or other evidences of indebtedness (herein called the "Securities"), the form and terms of which are to be established as set forth in Sections 2.01 and 2.05 of the Original Indenture;
WHEREAS, Section 9.01 of the Original Indenture provides, among other things, that the Company, the Guarantor and the Trustee may enter into indentures supplemental to the Original Indenture for, among other things, the purpose of establishing the form and terms of the Securities of any series as permitted by Sections 2.01 and 2.05 of the Original Indenture and of appointing an Authenticating Agent with respect to the Securities of any series; WHEREAS, the Company desires to create a series of the Securities in an aggregate principal amount of $275,000,000 to be designated "8.08% Junior Subordinated Deferrable Interest
Debentures, Series A due June 30, 2038", and all action on the part of the Company necessary to authorize the issuance of these Securities under the Original Indenture and this First Supplemental Indenture has been duly taken; and WHEREAS, all acts and things necessary to make such Securities, when executed by the Company and the Guarantor and authenticated and delivered by the Trustee as in the Original Indenture provided, the valid and binding obligations of the Company and the Guarantor and to constitute these presents a valid and binding supplemental indenture and agreement according to its terms, have been done and performed;
NOW, THEREFORE, THIS FIRST
SUPPLEMENTAL INDENTURE WITNESSETH:
That in consideration of the premises and of the acceptance and purchase of the Series A Debentures (hereinafter defined) by the holders thereof and of the acceptance of this trust by the Trustee, each of the Company and the Guarantor covenants and agrees with the Trustee, for the equal benefit of holders of the Series
A Debentures, as follows:
ARTICLE ONE
DEFINITIONS
The use of the terms and expressions herein is in accordance with the definitions, uses and constructions contained in the Original Indenture and the forms of Securities attached hereto as Exhibits A and B, respectively. In addition, for all purposes of this First Supplemental Indenture, except as otherwise expressly provided herein or in the Original Indenture or unless the context otherwise expressly requires, the following terms shall have the respective meanings assigned to them as follows and shall be construed as if defined in Article One of the Original Indenture:
"Book-Entry Depositary" means The Bank of New
York as designated by the Company in the Deposit Agreement until a successor shall have become such pursuant to the applicable provisions of the Deposit Agreement, and thereafter "Book-Entry Depositary" shall mean such successor Book-Entry Depositary or its nominee or the custodian of either.
"Deferred Interest" means each installment of interest not paid during any Extension Period and interest thereon. Deferred Interest shall bear interest at the rate of 8.08% per annum from the applicable Interest Payment Date to the date of payment, compounded quarterly, to the extent permitted by applicable law. "Definitive Registered Series A Debentures" means
Series A Debentures substantially in the form of Exhibit B to this First Supplemental Indenture.
"Deposit Agreement" means the Deposit Agreement, dated as of June 1, 1998, among the Company, the Book-Entry
Depositary and the holders and beneficial owners from time to time of interests in the Book-Entry Interests issued thereunder.
"DTC" means The Depository Trust Company, New
York, New York, or its successors.
"Extension Period" means any period during which the Company has elected to defer payments of interest, which deferral may be for a period of up to twenty (20) consecutive quarters but, in no event, beyond the Stated Maturity.
"Global Series A Debentures" means Global Bearer
Securities, evidencing the Series A Debentures issued to the Book-
Entry Depositary substantially in the form of Exhibit A to this First Supplemental Indenture.
"Series A Debentures" means the Company's 8.08%
Junior Subordinated Deferrable Interest Debenture, Series A due
June 30, 2038, as authenticated and issued under this First
Supplemental Indenture.
"Stated Maturity" means, with respect to the Series A
Debentures, June 30, 2038.
"Trust" means Yorkshire Capital Trust I, a statutory business trust created under Delaware law to issue 11,000,000 8.08%
Trust Securities (the "Trust Securities"), the proceeds of which will be used to purchase the Series A Debentures.
ARTICLE TWO
TERMS AND ISSUANCE OF THE SERIES A DEBENTURES
SECTION 201.    Issue of Securities.  A series of
Securities which shall be designated "8.08% Junior Subordinated Deferrable Interest Debentures, Series A due June 30, 2038" shall be executed, authenticated and delivered in accordance with the provisions of, and shall in all respects be subject to, the terms, conditions and covenants of the Original Indenture and this First Supplemental Indenture (including the forms of Series A Debentures set forth in Exhibits A and B hereto). The aggregate principal amount of the Series A Debentures which may be authenticated and delivered under this First Supplemental Indenture shall not, except as permitted by the provisions of the Original Indenture, exceed $275,000,000.
SECTION 202.    Form of Series A Debentures;
Incorporation of Terms.  The forms of the Global Series A
Debentures and the Definitive Registered Series A Debentures shall be substantially in the forms of Exhibits A and B, respectively, attached hereto, the terms of which are herein incorporated by reference and which are part of this First Supplemental Indenture.
SECTION 203.    Additional Interest.  So long as
any Trust Securities remain outstanding, if the Trust shall be required to pay, with respect to its income derived from payments of principal of or interest on the Series A Debentures or pursuant to the Guarantee, any amounts for or on an account of any taxes, duties, assessments or governmental charges of whatever nature imposed by a Taxing Jurisdiction or any other taxing authority, then, in any such case, the Company or the Guarantor, as the case may be, will pay Additional Interest on the Series A Debentures.
SECTION 204.    Deferral of Interest Payments.
So long as no Event of Default has occurred and is continuing, the Company has the right to defer interest payments on the Series A Debentures, at any time and from time to time during the term of the Series A Debentures, for up to twenty (20) consecutive quarters, but not beyond the Stated Maturity. Until all Deferred Interest has been paid in full, interest on the Series A Debentures will continue to accrue, together with interest thereon, at 8.08%, to the extent permitted by applicable law. Prior to the termination of any Extension Period, the Company may further extend the interest payment period, provided that such Extension Period, together with all such previous and further extensions of that Extension Period, shall not exceed twenty (20) consecutive quarters or the Stated
Maturity.
Upon the termination of any Extension Period, which termination shall be on an Interest Payment Date, the Company shall pay all Deferred Interest on such Interest Payment Date (in the case of a Global Series A Debenture) to the bearer thereof and (in the case of a Definitive Registered Series A Debenture) to the Person in whose name the Definitive Registered Series A Debentures (or one or more Predecessor Securities thereto) are registered on the Regular
Record Date for such Interest Payment Date; provided, that Deferred Interest payable at the Stated Maturity or on any Redemption Date will be paid to the Person to whom principal is payable.
The Company shall give the Holder or Holders of the Series A Debentures and the Trustee (and, so long as the Series A Debentures are held by or for the benefit of the Trust, the Property Trustee thereof) notice of its intention to defer interest payments at least one Business Day prior to the earlier of (i) the next succeeding Interest Payment Date and (ii) the date the Company is required to give notice to the New York Stock Exchange or other applicable self-regulatory organization or to the Holders of the Series A Debentures of any Regular Record Date or such Interest Payment Date, but, in any event, not less than one Business Day prior to such Regular
Record Date. For purposes of calculating an Extension Period, the month in which any notice is given pursuant to the immediately preceding sentence of this Section shall constitute the first month of the first quarter of such Extension Period.
At any time any of the foregoing notices are given to the Trustee, the Company shall give to the Paying Agent for the Series A Debentures such information as said Paying Agent shall reasonably require to order to fulfill its tax reporting obligations with respect to such Series A Debentures.
SECTION 205.    Guarantee.  The Guarantee
provided by Article XV of the Original Indenture shall be applicable to the Series A Debentures.
SECTION 206.    Place of Payment.  The Place of
Payment in respect of the Series A Debentures will be in The City of New York, initially the Corporate Trust Office, and, for so long as the Series A Debentures are listed on the Luxembourg Stock
Exchange, in Luxembourg, initially the corporate trust office of Banque Generale du Luxembourg S.A., which at the date hereof, is located at 50 Avenue J. F. Kennedy, L-2951 Luxembourg.
SECTION 207.    Issuance of Global Series A
Debentures. The Series A Debentures shall be initially issued in the form of one or more Global Series A Debentures and delivered by the Trustee to the Book-Entry Depositary, as the Holder thereof, or a nominee or custodian therefor, to be held by the Book-Entry
Depositary pursuant to the Deposit Agreement initially for the benefit of the Trust. Definitive Registered Series A Debentures shall only be issued by the Company in exchange for the Global Series A
Debentures in the circumstances set forth in the Global Series A
Debentures.
SECTION 208.    Regular Record Date for the
Definitive Registered Series A Debentures.  The Regular Record
Date for the Definitive Registered Series A Debentures shall be 15 calendar days immediately prior to each Interest Payment Date.
SECTION 209.    Redemption.  The Series A
Debentures shall be redeemable prior to the Stated Maturity at the option of the Company, in whole or in part, without premium or penalty, at any time or from time to time on or after June 9, 2003, at a Redemption Price equal to 100% of the principal amount thereof plus any accrued but unpaid interest thereon, including Additional Interest and Additional Amounts, if any, to the Redemption Date; provided, however, that if a redemption in part shall result in the delisting of the Trust Securities, the Company may only redeem the Series A Debentures in whole. In addition, following the occurrence of a Special Event at any time, the Company may, within ninety (90) days following the occurrence thereof and subject to the terms and conditions of the Indenture, elect to redeem the Series A Debentures, in whole (but not in part), at a price equal to 100% of the principal amount thereof plus any accrued but unpaid interest thereon
(including Additional Interest and Additional Amounts, if any) to the Redemption Date.
The Series A Debentures shall also be redeemable pursuant to Section 13.02 of the Original Indenture.
The Company shall not redeem less than all of the Series A Debentures unless all accrued and unpaid interest, if any, has been paid in full on all Outstanding Series A Debentures for all interest periods terminating on or prior to the Redemption Date.
In the event of redemption of the Series A Debentures in part only, a new Series A Debenture or Debentures for the unredeemed portion will be issued in the name or names of the Holders thereof upon the surrender thereof.
The Series A Debentures shall not have a sinking fund.
Notice of redemption shall be given as provided in
Section 13.03 of the Original Indenture.
Any redemption of less than all of the Series A
Debentures shall, with respect to the principal thereof, be divisible by $25.
SECTION 210.    Listing of Series A Debentures.
If the Trust is dissolved and liquidated and the Series A Debentures are distributed to the holders of the Trust Securities, the Company will use its best efforts to list the Series A Debentures on the New
York Stock Exchange or such other stock exchange or other organization, if any, on which the Trust Securities are then listed. ARTICLE THREE
AUTHENTICATING AGENT; BOOK-ENTRY DEPOSITARY
SECTION 301.    Authenticating Agent; Book-
Entry Depositary. The Bank of New York, a New York banking corporation, and its successors are hereby appointed Authenticating
Agent and Book-Entry Depositary with respect to the Series A
Debentures.
ARTICLE FOUR
MISCELLANEOUS
SECTION 401.    Execution of Supplemental
Indenture. This First Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture and, as provided in the Original Indenture, this First Supplemental
Indenture forms a part thereof.
SECTION 402.    Conflict with Trust Indenture
Act. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this First Supplemental Indenture by any of the provisions of the Trust
Indenture Act, such required provision shall control.
SECTION 403.    Effect of Headings.  The Article
and Section headings herein are for convenience only and shall not affect the construction hereof.
SECTION 404.    Successors and Assigns.  All
covenants and agreements in this First Supplemental Indenture by each of the Company or the Guarantor shall bind its successors and assigns, whether so expressed or not.
SECTION 405.    Separability Clause.  In case
any provision in this First Supplemental Indenture or in the Series A Debentures shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
SECTION 406.    Benefits of First Supplemental
Indenture. Nothing in this First Supplemental Indenture or in the Series A Debentures, express or implied, shall give to any person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this First Supplemental Indenture.
SECTION 407.    Execution and Counterparts.
This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument




IN WITNESS WHEREOF, the parties hereof have caused this First Supplemental Indenture to be duly executed by their respective officers, directors or signatories duly authorized thereto, all as of the day and year first above written.
YORKSHIRE POWER
FINANCE LIMITED


By

    Title:


YORKSHIRE POWER
GROUP LIMITED

By

    Title:


THE BANK OF NEW
YORK,
as Trustee, Principal
Paying Agent, Security
Registrar and Transfer
Agent


By

    Title:


BANQUE GENERALE
DU LUXEMBOURG
S.A., as Paying Agent
and Transfer Agent


By

    Title:


EXHIBIT A

[FORM OF FACE OF GLOBAL SERIES A DEBENTURE]

THE INDEBTEDNESS EVIDENCED BY THIS
SECURITY IS, TO THE EXTENT PROVIDED IN THE
INDENTURE HEREINAFTER REFERRED TO, SUBORDINATE
AND SUBJECT IN RIGHT OF PAYMENT TO THE PRIOR
PAYMENT IN FULL OF ALL SENIOR DEBT OF THE
COMPANY AND THIS SECURITY IS ISSUED SUBJECT TO
THE PROVISIONS OF THE INDENTURE WITH RESPECT
THERETO.
THIS SECURITY IS A GLOBAL BEARER
SECURITY WITHIN THE MEANING OF THE INDENTURE.
THIS SECURITY IS EXCHANGEABLE ONLY IN THE
LIMITED CIRCUMSTANCES DESCRIBED HEREIN AND IN
THE INDENTURE.
UNLESS THIS GLOBAL BEARER SECURITY IS
PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF
THE BEARER HEREOF, WHICH SHALL INITIALLY BE THE
BOOK-ENTRY DEPOSITARY, TO THE COMPANY OR ITS
AGENT FOR EXCHANGE OR PAYMENT, AND ANY
DEFINITIVE REGISTERED SERIES A DEBENTURE IS ISSUED
IN THE NAME OR NAMES AS DIRECTED IN WRITING BY
THE BEARER HEREOF, WHICH SHALL INITIALLY BE THE
BOOK-ENTRY DEPOSITARY, ANY TRANSFER, PLEDGE, OR
OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR
TO ANY PERSON IS WRONGFUL INASMUCH AS THE
BEARER HEREOF, WHICH INITIALLY SHALL BE THE
BOOK-ENTRY DEPOSITARY, HAS AN INTEREST HEREIN.
YORKSHIRE POWER FINANCE LIMITED

____% Junior Subordinated Deferrable Interest Debenture, Series A due ______, 2038

No.             $

	CUSIP No.:________



YORKSHIRE POWER FINANCE LIMITED, a
private company with limited liability incorporated under the laws of the Cayman Islands (herein called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to the bearer upon surrender hereof, the principal sum of __________ Dollars? on ________________, and to pay interest thereon from
_____________, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly in arrears on ____________, ____________, ____________ and
____________ in each year, commencing ________________, 1998, at the rate per annum provided in the title hereof, until the principal hereto is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment
Date will, as provided in the Indenture, be paid to the bearer on such Interest Payment Date. The term "interest" as used herein shall be deemed to include interest on quarterly interest payments in arrears, Additional Interest and Additional Amounts, as applicable. So long as an Extension Period is not occurring, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the bearer on such Interest Payment Date and may be paid to the bearer hereof at the time of payment of such Defaulted Interest or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.
All payments in respect of this Security and all payments made pursuant to the Guarantee of this Security shall be made in immediately available funds at or through the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, and, for so long as this Security shall be listed on the Luxembourg Stock Exchange, in Luxembourg, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debt.
So long as no Event of Default has occurred and is continuing, the Company shall have the right at any time and from time to time during the term of this Security to defer interest payments in such Security for up to 20 consecutive quarters but not beyond the Stated Maturity of this Security (each, an "Extension Period"), during which unpaid interest (together with interest thereon) will compound quarterly at the interest rate on this Security ("Deferred Interest"). Upon the termination of each Extension
Period, which shall be an Interest Payment Date, the Company shall pay all Deferred Interest on such Interest Payment Date to the bearer thereof, as provided in the Indenture, provided that any Deferred Interest payable at the Stated Maturity of this Security or on any Redemption Date will be paid to the Person to whom principal is payable. Prior to the termination of any such Extension Period, the Company may extend the interest payment period, provided that such Extension Period together with all such previous and further extensions thereof shall not exceed 20 consecutive quarters of the Stated Maturity of this Security. Upon the termination of any such Extension Period, and the payment of all accrued and unpaid interest then due, the Company may commence a new Extension Period, subject to the above requirements. If the Company shall have given notice of its election to commence an Extension Period, neither the Company nor the Guarantor shall, directly or indirectly, (i) declare or pay any cash dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (which includes common and preferred stock), (ii) make any payments on, or repay, repurchase or redeem, any of its debt securities (including any other securities issued under the Indenture or other junior subordinated securities issued by the Company) that rank pari passu with or junior in interest to the Securities or the Guarantee, respectively, (iii) make any payments with respect to any guarantee that ranks pari passu with or junior in interest to the Securities or the Guarantee, respectively, or (iv) make any payments on, or repay, repurchase or redeem, any of its debt securities held by, make any loans or advances to, or make any payments with respect to any guarantee of the debt of, any affiliate, in each case other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock of the Company or the Guarantor and exchanges or conversions of common stock of one class for common stock of another class, (b) payments by the Guarantor under the Trust Securities Guarantee (or any other guarantee by the Guarantor with respect to any securities issued by of its direct or indirect subsidiaries, provided that the proceeds from the issuance of such securities were used to purchase other securities issued under the Indenture or other junior subordinated securities issued by the Company), (c) payments by the Guarantor under the Guarantee, (d) any dividend or payment by the Guarantor which is applied, directly or indirectly, to the payment of any Tax Payments,
(e) payments by the Guarantor, directly or indirectly, on the Intercompany Notes or any other promissory notes held by the Company (or any other direct or indirect wholly-owned subsidiary of the Guarantor) evidencing loans made with the proceeds from the issuance by the Company (or any other direct or indirect wholly-owned subsidiary of the Guarantor) of securities guaranteed by the Guarantor or (f) the reinvestment of any proceeds received under clause (e) above by the Company (or any other direct or indirect wholly-owned subsidiary of the Guarantor) in additional debt securities of the Guarantor or any of its other direct or indirect wholly-owned subsidiaries. The Company shall give the Holder of this Security and the Trustee notice of its intention to defer interest payments at least one Business Day prior to the earlier of (i) the next succeeding Interest Payment Date and (ii) the date the Company is required to give notice to the New York Stock Exchange or other applicable self-regulatory organization or to the Holder of this Security of any Regular Record Date or such Interest Payment Date, but, in any event, not less than one Business Day prior to such Regular Record Date.
The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Debt (as defined in the Indenture) of the Company, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided, and (c) appoints the Trustee his attorney-in-fact for any and all such purposes. Each Holder hereof, by his acceptance hereof, waives any notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Debt of the Company, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.
All payments of principal of and premium, if any, and interest on this Security and all payments made pursuant to the Guarantee of this Security shall be made free and clear of, and without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or within a Taxing Jurisdiction or by or within any political subdivision thereof or any authority therein or thereof having power to tax ("Gross-Up Taxes"), unless such withholding or deduction is required by law. In the event of any such withholding or deduction, the Company or the Guarantor, as the case may be, shall pay to the relevant Holder such additional amounts that would otherwise have been due to such Holder in the absence of such withholding or deduction ("Additional Amounts"), except that no such Additional
Amounts shall be payable:
(a) to, or to a Person on behalf of, a Holder who is liable for such Gross-Up Taxes in respect of this Security or the Guarantee of this Security by reason of such Holder or beneficial owner having some connection with the relevant
Taxing Jurisdiction (including being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, or being physically present in, such Taxing Jurisdiction) other than the mere holding of this Security or the receipt of principal of, and premium, if any and interest in respect thereof or in respect of the Guarantee of this Security;
(b) to, or to a Person on behalf of, a Holder who presents this Security (where presentation is required) for payment more than 30 days after the Relevant Date except to the extent that the Holder would have been entitled to such Additional Amounts on presenting this Security for payment on the last day of such period of 30 days;
(c) to, or to a Person on behalf of, a Holder who presents this Security (where presentation is required) in the United Kingdom or Cayman Islands;
(d) to, or to a Person on behalf of, a Holder who would not be liable or subject to the withholding or deduction by making a declaration of non-residence or similar claim for exemption to the relevant tax authority; or
(e) to, or to a Person on behalf of, a Holder of a Registered Security that is not a Global Security issued pursuant to the written request of any beneficial owner of interests in such Securities (an "Optional Definitive Security
Request") following and during the continuance of an Event of Default if such Holder (or any predecessor Holder) was an owner requesting that such Registered Securities be so issued.
Such Additional Amounts will also not be payable where, had the beneficial owner of the Security (or any interest therein) been the Holder of the Security, he would not have been entitled to payment of Additional Amounts by reason of any one or more of clauses (a) through (e) above. If the Company or the Guarantor, as applicable, shall determine that Additional Amounts will not be payable because of the immediately preceding sentence, the Company or the Guarantor, as applicable, will inform such Holder promptly after making such determination setting forth the reason(s) therefor.
"Relevant Date" means whichever is the later of (i) the date on which such payment first becomes due and (ii) if the full amount payable has not been received in The City of New York by the Book-Entry Depositary or the Trustee on or prior to such due date, the date on which, the full amount having been so received, notice to that effect shall have been given to the bearer hereof in accordance with the Indenture.
References to principal of and premium or interest on this Security or any payments pursuant to the Guarantee of this Security shall be deemed to include any Additional Amounts which may be payable as set forth in the Indenture or in this Security.
The Company shall furnish to the Trustee the official receipts (or a certified copy of the official receipts) evidencing payment of the Gross-Up Taxes. Copies of such receipts shall be made available to the Holder of this Security upon request.
So long as the Securities of this series are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock
Exchange so require, notices to Holders of Securities of this series will be published in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger Wort).
REFERENCE IS HEREBY MADE TO THE
FURTHER PROVISIONS OF THIS SECURITY SET FORTH ON
THE REVERSE HEREOF, WHICH FURTHER PROVISIONS
SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF
SET FORTH AT THIS PLACE.
Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an authorized signatory of the Company.

						YORKSHIRE POWER
FINANCE
						LIMITED


						By:

	Authorized
Signatory


CERTIFICATE OF AUTHENTICATION

	This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.

		THE BANK OF
NEW YORK,
		as Trustee



	By:_________________________
		     Authorized
Signatory

Dated:

[Form of Reverse of Security]

YORKSHIRE POWER FINANCE LIMITED
___% Junior Subordinated Deferrable Interest Debenture, Series A due ____________, 2038
This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of June 1, 1998 (herein called the "Original Indenture"), among the
Company, Yorkshire Power Group Limited, as guarantor (the
"Guarantor"), The Bank of New York, as trustee, principal paying agent, registrar and transfer agent (herein called the "Trustee", which term includes any successor trustee under the Indenture), and Banque Generale du Luxembourg S.A., as paying and transfer agent (the
"Paying and Transfer Agent"), as supplemented by the First
Supplemental Indenture, dated as of June 1, 1998 (together with the Original Indenture and any other supplements thereto, the "Indenture"), among the Company, the Guarantor, the Trustee and the Paying and Transfer Agent to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantor, the Trustee, the Paying and Transfer Agent and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $275,000,000.
The Company shall have the right, subject to the terms and conditions of the Indenture, to redeem this Security at any time or from time to time on or after ___________, 2003, without premium or penalty, in whole or in part, at a Redemption Price equal to 100% of the principal amount thereof plus any accrued and unpaid interest thereon to the Redemption Date; provided, however, that if a redemption in part shall result in the delisting of the Trust Securities, the Company may only redeem this Security in whole. Following the occurrence of a Special Event (as defined below) at any time, the Company may, within 90 days following the occurrence thereof and subject to the terms and conditions of the Indenture, redeem this Security without premium or penalty, in whole (but not in part), at a Redemption Price equal to 100% of the principal amount thereof plus any accrued and unpaid interest thereon to the Redemption Date. A
Special Event may be a Tax Event or an Investment Company Act
Event.
	"Tax Event" means the receipt by the Guarantor or the Company of an opinion of independent counsel (which may be counsel to the Guarantor or its Affiliates) experienced in such matters to the effect that there has been (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of any supranational federation to which the United Kingdom belongs or the jurisdiction (or any political subdivision or taxing authority thereof or therein) in which the Company or the Guarantor is incorporated or created, as applicable, or in which the Company or the Guarantor is managed and controlled or has a place of business (each, a "Taxing Jurisdiction"), (b) any official administrative pronouncement or judicial decision interpreting, clarifying or applying such laws or regulations or (c) a threatened challenge asserted by a government or taxing authority with respect to the Guarantor or any of its subsidiaries, or a threatened challenge asserted in writing by a government or taxing authority against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the Securities of this series or the Trust Securities related to the Securities of this series, which amendment or change is effective or which pronouncement, clarification, challenge or decision is announced on or after June __, 1998, and that results in their being more than an insubstantial risk that (i) the Company is, or will be within 90 days of the date thereof, subject to income tax within a Taxing Jurisdiction (other than the United Kingdom corporation income tax) with respect to interest received or accrued on the Intercompany Notes with respect to the Securities of this series, (ii) the Company is, or will be within 90 days of the date thereof, subject to more than a de minimis amount of other tax, duties or other governmental charges, (iii) interest payable by the Company on the Securities of this series is not, or within 90 days of the date thereof will not be, deductible, in whole or in part for (as appropriate) United States Federal or United Kingdom corporation income tax purposes, as they accrue by the Company or by a member of any tax group to which the Guarantor belongs or (iv) interest payable with respect to the Intercompany Notes with respect to the Securities of this series by the Guarantor or its Affiliates is not, or within 90 days of the date thereof will not be, deductible, in whole or in part, for (as appropriate) United States Federal or United Kingdom corporation income tax purposes, as it accrues by one of (as appropriate) the Guarantor, its shareholders or a member of any tax group to which the Guarantor belongs. "Investment Company Act Event" shall mean that the Guarantor or the Company shall have received an opinion of independent counsel (which may be counsel to the Guarantor or its Affiliates) experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (an
"Investment Company Act Change"), there is more than an insubstantial risk that the Guarantor or the Company is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended, which Investment Company Act Change becomes effective on or after June
__, 1998.
Notice of redemption shall be given as provided in the Indenture not less than 30 days nor more than 60 days prior to the date fixed for redemption.
If fewer than all the Securities of this series are to be redeemed, selection of Securities of this series for redemption will be made by the Trustee in any manner the Trustee deems fair and appropriate and that complies with applicable legal and securities exchange requirements.
Unless the Company defaults in payment of the redemption price, from and after the redemption date, the Securities of this series or portions thereof called for redemption will cease to bear interest, and the Holders thereof will have no right in respect to such Securities of this series except the right to receive the redemption price thereof.
In the event of redemption of this Security in part only, a new Security of this series and of like tenor for the unredeemed portion hereof will be issued to the Holder hereof upon the cancellation hereof.
If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture. At any time after such declaration of acceleration with respect to Securities of any series has been made, but before a judgment or decree for payment of money has been obtained by the Trustee as provided in the Indenture, if all Events of Default with respect to Securities of this series have been cured or waived (other than the non-payment of principal of the Securities which has become due solely by reason of such declaration of acceleration) then such declaration of acceleration and its consequences shall be automatically annulled and rescinded.
The Securities of this series are subject to redemption in whole but not in part upon not less than 30 nor more than 60 days' notice given as provided in the Indenture, at a price equal to the outstanding principal amount thereof, together with Additional
Amounts, if any, and accrued and unpaid interest thereon, if any, to the Redemption Date if (a) the Company or the Guarantor satisfies the Trustee prior to the giving of such notice that it has or will become obligated to pay Additional Amounts with respect to the Securities of this series or the Guarantee as a result of either (i) any change in, or amendment to, the laws or regulations of a Taxing Jurisdiction or any political subdivision or any authority or agency thereof or therein having power to tax or levy duties, or any change in the application or interpretation of such laws or regulations, which change or amendment becomes effective on or after June __, 1998 or
(ii) the issuance of Definitive Registered Series A Debentures pursuant to any of clauses (a), (b) or (d) of the third following paragraph and (b) such obligation cannot be avoided by the Company or the Guarantor taking reasonable measures available to it, subject, as provided in the Indenture, to the delivery by the Company or the Guarantor of an Officers' Certificate stating that such obligation to pay Additional Amounts cannot be avoided by the Company or the Guarantor taking reasonable measures available to it.
The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the Indenture or any supplemental indenture or the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding of all series to be affected (voting as a class). The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.
No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any and interest, if any, on this Security and all payments made pursuant to the Guarantee of this Security at the times, place and rate, and in the coin or currency, herein prescribed.
This Security shall be exchangeable, in whole or, in the case of clause (d) below, in part as provided in the Indenture, for Definitive Registered Series A Debentures registered in the names of Persons other than the Book-Entry Depositary with respect to such series or its nominee only as provided in this paragraph. This
Security shall be so exchangeable if (a) DTC notifies the Company and the Book-Entry Depositary that it is unwilling or unable to continue to hold the Book-Entry Interests or at any time ceases to be a "clearing agency" registered as such under the Exchange Act and, in either case, a successor is not appointed by the Company within 120 days, (b) the Book-Entry Depositary for the Securities of this series notifies the Company that it is unwilling or unable to continue as Book-Entry Depositary with respect to this Security and no successor is appointed within 120 days, (c) the Company executes and delivers to the Trustee an Officers' Certificate providing that this Security shall be so exchangeable, or (d) there shall have occurred and be continuing an Event of Default with respect to the Securities of this series and the Holder makes an Optional Definitive Security Request. Securities so issued in exchange for this Security shall be of the same series, having the same interest rate, if any, and maturity and having the same terms as this Security, in authorized denominations and in the aggregate having the same principal amount as this Security and registered in such names as the Book-Entry Depositary for this Security shall direct.
The bearer of this Security shall be treated as the owner of it for all purposes, subject to the terms of the Indenture. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.
No service charge shall be made for any such exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
When a successor assumes all the obligations of its predecessor under the Securities of this series and the Indenture in accordance with the terms of the Indenture, the predecessor will be released from those obligations.
The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledge of Securities of this series and may otherwise deal with the Company, the Guarantor or their respective Affiliates as if it were not the Trustee.
No stockholder, director, officer, employee, incorporator or Affiliate of the Company or the Guarantor under the Securities of this series or the Indenture or for any claim based on, in respect of or by reason of, such obligations of their creation. Each Holder of the Securities of this series by accepting Securities this series waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities of this series.
This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Security.
Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the
Company will cause CUSIP numbers to be printed on the Securities of this series as a convenience to the Holders of the Securities of this series. No representation is made as to the accuracy of such numbers as printed on the Securities of this series and reliance may be placed only on the other identification numbers printed hereon.
THIS SECURITY SHALL BE GOVERNED BY
AND CONSTRUED IN ACCORDANCE WITH THE LAWS
OF THE STATE OF NEW YORK.
All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture. GUARANTEE

FOR VALUE RECEIVED, YORKSHIRE POWER
GROUP LIMITED, a private limited company duly incorporated and existing under the laws of England and Wales (the "Guarantor", which term includes any successor Person under the Indenture referred to in the Security on which this notation is endorsed), hereby fully and unconditionally guarantees to the Holder of the accompanying Security issued by Yorkshire Power Finance Limited
(the "Company"), pursuant to the terms of the Guarantee contained in Article XV of the Indenture, the due and punctual payment of the principal of and premium, if any, and interest on this Security, when and as the same shall become due and payable, whether at the Stated Maturity, by declaration of acceleration, call for redemption or otherwise, in accordance with the terms of this Security and the Indenture. In case of the failure of the Company punctually to pay any such principal, premium, if any, or interest, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable as if such payment were made by the Company.
The obligations of the Guarantor to the Holders of the Securities and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article XV of the Indenture, and reference is hereby made to such Article and Indenture for the precise terms of the Guarantee.
All payments in respect of this Guarantee are, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Debt (as defined in the Indenture) of the Guarantor, and this Guarantee is issued subject to the provisions of the Indenture with respect thereto. Each holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided, and (c) appoints the Trustee his attorney-in-fact for any and all such purposes. Each holder hereof, by his acceptance hereof, waives any notice of the acceptance of the subordination provisions in respect of this Guarantee contained herein and in the Indenture by each holder of the Senior Debt of the Guarantor, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.
THIS GUARANTEE SHALL BE GOVERNED
BY AND CONSTRUED IN ACCORDANCE WITH THE
LAWS OF THE STATE OF NEW YORK.
The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Security upon which this notation of the Guarantee is endorsed shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.
YORKSHIRE POWER
GROUP LIMITED

By:______________________
_________________
      Authorized Signatory

SCHEDULE OF ADJUSTMENTS


	The initial aggregate principal amount of Securities evidenced by this Certificate to which this Schedule is attached is $___,000,000. The notations on the following table evidence decreases and increases in the aggregate principal amount of Securities evidenced by such Certificate.





Date of Adjustment
Decrease in Aggregate  Principal Amount of Securities
Increase in Aggregate Principal Amount of Securities
Aggregate Principal Amount of Securities Remaining
 After Such Decrease or Increase

Notation by Security Registrar


EXHIBIT B

[FORM OF FACE OF DEFINITIVE REGISTERED SERIES A
DEBENTURE]
THE INDEBTEDNESS EVIDENCED BY THIS SECURITY IS,
TO THE EXTENT PROVIDED IN THE INDENTURE
HEREINAFTER REFERRED TO, SUBORDINATE AND
SUBJECT IN RIGHT OF PAYMENT TO THE PRIOR
PAYMENT IN FULL OF ALL SENIOR DEBT OF THE
COMPANY AND THIS SECURITY IS ISSUED SUBJECT TO
THE PROVISIONS OF THE INDENTURE WITH RESPECT
THERETO.
YORKSHIRE POWER FINANCE LIMITED
___% Junior Subordinated Deferrable Interest Debenture due
_______, 2038
No. _______________
	$______
_____________
	CUSIP
No.:__________

YORKSHIRE POWER FINANCE LIMITED, a
private company with limited liability incorporated under the laws of the Cayman Islands (herein called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to [name of registered owner], or its registered assigns, the principal sum of _______________ Dollars? on _______________________, and to
pay interest thereon from ____________________, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly in arrears on __________, __________, __________ and _____________ in each year, commencing
_______________, 1998, at the rate per annum provided in the title hereof, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the fifteenth day (whether or not a Business Day) immediately preceding such Interest Payment Date. The term "interest" as used herein shall be deemed to include interest on quarterly interest payments in arrears, Additional Interest and Additional Amounts, as applicable.
So long as an Extension Period is not occurring, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Person in whose name this Security (or one or more Predecessor Securities) is registered on such Regular Record Date and may be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.
All payments in respect of this Security and all payments made pursuant to the Guarantee of this Security shall be made in immediately available funds at or through the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, and for so long as this Security shall be listed on the Luxembourg Stock Exchange, in Luxembourg, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debt; provided, however, that at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. Interest payments on this Security may also be made, in the case of a holder of at least $1,000,000 aggregate principal amount, by wire transfer to a United States Dollar account maintained by the payee with a bank in the United States; provided that such holder elects payment by wire transfer by giving written notice to the Trustee or a Paying Agent to such effect designating such account no later than 15 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).
So long as no Event of Default has occurred and is continuing, the Company shall have the right at any time and from time to time during the term of this Security to defer interest payments in such Security for up to 20 consecutive quarters but not beyond the Stated Maturity of this Security (each, an "Extension Period"), during which unpaid interest (together with interest thereon) will compound quarterly at the interest rate on this Security ("Deferred Interest"). Upon the termination of each Extension
Period, which shall be an Interest Payment Date, the Company shall pay all Deferred Interest on such Interest Payment Date to the Person in whose name this Security is registered at the close of business on the Regular Record Date for such Interest Payment Date, provided that any Deferred Interest payable at the Stated Maturity of this Security or on any Redemption Date will be paid to the Person to whom principal is payable. Prior to the termination of any such Extension Period, the Company may extend the interest payment period, provided that such Extension Period together with all such previous and further extensions thereof shall not exceed 20 consecutive quarters or the Stated Maturity of this Security. Upon the termination of any such Extension Period, and the payment of all accrued and unpaid interest then due, the Company may commence a new Extension Period, subject to the above requirements. If the Company shall have given notice of its election to commence an Extension Period, neither the Company nor the Guarantor shall, directly or indirectly, (i) declare or pay any cash dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (which includes common and preferred stock), (ii) make any payments on, or repay, repurchase or redeem, any of its debt securities (including any other securities issued under the Indenture or other junior subordinated securities issued by the Company) that rank pari passu with or junior in interest to the Securities or the Guarantee, respectively, (iii) make any payments with respect to any guarantee that ranks pari passu with or junior in interest to the Securities or the Guarantee, respectively, or (iv) make any payments on, or repay, repurchase or redeem, any of its debt securities held by, make any loans or advances to, or make any payments with respect to any guarantee of the debt of, any affiliate, in each case other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock of the Company or the Guarantor and exchanges or conversions of common stock of one class for common stock of another class, (b) payments by the Guarantor under the Trust Securities Guarantee (or any other guarantee by the Guarantor with respect to any securities issued by its direct or indirect subsidiaries, provided that the proceeds from the issuance of such securities were used to purchase other securities issued under the Indenture or other junior subordinated securities issued by the Company), (c) payments by the Guarantor under the Guarantee, (d) any dividend or payment by the Guarantor which is applied, directly or indirectly, to the payment of any Tax Payments, (e) payments by the Guarantor, directly or indirectly, on the Intercompany Notes or any other promissory notes held by the Company (or any other direct or indirect wholly-owned subsidiary of the Guarantor) evidencing loans made with the proceeds from the issuance by the Company (or any other direct or indirect wholly-owned subsidiary of the Guarantor) of securities guaranteed by the Guarantor or (f) the reinvestment of any proceeds received under clause (e) above by the Company (or any other direct or indirect wholly-owned subsidiary of the Guarantor) in additional debt securities of the Guarantor or any of its other direct or indirect wholly-owned subsidiaries. The Company shall give the Holder of this Security and the Trustee notice of its intention to defer interest payments at least one Business Day prior to the earlier of (i) the next succeeding Interest Payment Date and (ii) the date the Company is required to give notice to the New York Stock Exchange or other applicable self-regulatory organization or to the Holder of this Security of the Regular Record Date or Interest Payment Date, but, in any event, not less than one Business Day prior to such Regular Record Date.
The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Debt (as defined in the Indenture) of the Company, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided, and (c) appoints the Trustee his attorney-in-fact for any and all such purposes. Each Holder hereof, by his acceptance hereof, waives any notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Debt of the Company, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.
All payments of principal of and premium, if any, and interest on this Security and all payments made pursuant to the Guarantee of this Security shall be made free and clear of, and without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or within a Taxing Jurisdiction or by or within any political subdivision thereof or any authority therein or thereof having power to tax ("Gross-Up Taxes"), unless such withholding or deduction is required by law. In the event of any such withholding or deduction, the Company or the Guarantor, as the case may be, shall pay to the relevant Holder such additional amounts that would otherwise have been due to such Holder in the absence of such withholding or deduction ("Additional Amounts"), except that no such Additional
Amounts shall be payable:
(a) to, or to a Person on
behalf of, a Holder who is liable for such Gross-Up Taxes in respect of this Security or the Guarantee of this Security by reason of such Holder having some connection with the relevant Taxing Jurisdiction (including a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, or being physically present in, such Taxing Jurisdiction) other than the mere holding of this Security or the receipt of principal of, premium, if any, and interest in respect thereof or in respect of the Guarantee of this Security;
(b) to, or to a Person on
behalf of, a Holder who presents this Security (where presentation is required) for payment more than 30 days after the Relevant Date except to the extent that the Holder would have been entitled to such Additional Amounts on presenting this Security for payments on the last day of such period of 30 days;
(c) to, or to a Person on
behalf of, a Holder who presents a Security (where presentation is required) in the United Kingdom or Cayman
Islands;
(d) to, or to a Person on
behalf of, a Holder who would not be liable or subject to the withholding or deduction by making a declaration of nonresidence or similar claim for exemption to the relevant tax authority; or
(e) to, or to a Person on
behalf of, a Holder of a Registered Security that is not a Global Security issued pursuant to the written request of any beneficial owner of interests in such Securities (an "Optional
Definitive Security Request") following and during the continuance of an Event of Default if such Holder (or any predecessor Holder) was an owner requesting that such Registered Securities be so issued.
Such Additional Amounts will also not be payable where, had the beneficial owner of the Security (or any interest therein) been the Holder of the Security, he would not have been entitled to payment of Additional Amounts by reason of any one or more of clauses (a) through (e) above. If the Company or the Guarantor, as applicable, shall determine that Additional Amounts will not be payable because of the immediately preceding sentence, the Company or the Guarantor, as applicable, will inform such Holder promptly after making such determination setting forth the reason(s) therefor.
"Relevant Date" means whichever is the later of (i) the date on which such payment first becomes due and (ii) if the full amount payable has not been received in The City of New York by the Trustee or the Holder on or prior to such due date, the date on which, the full amount having been so received, notice to that effect shall have been given to the Holder in accordance with this Indenture. References to principal of and premium or interest on this Security or payments under the Guarantee of this Security shall be deemed to include to any Additional Amounts which may be payable as set forth in the Indenture or in this Security.
The Company shall furnish to the Trustee the official receipts (or a certified copy of the official receipts) evidencing payment of Gross-Up Taxes. Copies of such receipts shall be made available to the Holder of this Security upon request.
So long as the Securities of this series are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock
Exchange so require, notices to Holders of Securities of this series will be published in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger Wort).
REFERENCE IS HEREBY MADE TO THE
FURTHER PROVISIONS OF THIS SECURITY SET FORTH ON
THE REVERSE HEREOF, WHICH FURTHER PROVISIONS
SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF
SET FORTH AT THIS PLACE.
Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.


IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an authorized signatory of the Company.
	YORKSHIRE POWER
FINANCE
	LIMITED



	By
		Authorized
Signatory

CERTIFICATE OF AUTHENTICATION


	This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.


		THE BANK OF NEW
YORK,
		as Trustee



	By:_________________________________
		     Authorized
Signatory


Dated:

[Form of Reverse of Security]

YORKSHIRE POWER FINANCE LIMITED
___% Junior Subordinated Deferrable Interest Debenture,
Series A due __________, 2038
This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of June 1, 1998 (herein called the "Original Indenture"), among the
Company, Yorkshire Power Group Limited, as guarantor (the
"Guarantor"), The Bank of New York, as trustee principal paying agent, register and transfer agent (herein called the "Trustee", which term includes any successor trustee under the Indenture), and Banque Generale du Luxembourg S.A., as paying and transfer agent (the
"Paying and Transfer Agent"), as supplemented by the First
Supplemental Indenture, dated as of June 1, 1998 (together with the Original Indenture and any other supplements thereto, the "Indenture") among the Company, the Guarantor, the Trustee and the Paying and Transfer Agent to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantor, the Trustee, the Paying and Transfer Agent and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $275,000,000.
The Company shall have the right, subject to the terms and conditions of the Indenture, to redeem this Security at any time or from time to time on or after ___________, 2003, without premium or penalty, in whole or in part, at a Redemption Price equal to 100% of the principal amount thereof plus any accrued and unpaid interest, thereon to the Redemption Date; provided, however, that if a redemption in part shall result in the delisting of the Trust Securities, the Company may only redeem this Security in whole. Following the occurrence of a Special Event (as defined below) at any time, the Company may, within 90 days following the occurrence thereof and subject to the terms and conditions of the Indenture, redeem this Security without premium or penalty, in whole (but not in part), at a Redemption Price equal to 100% of the principal amount thereof plus any accrued and unpaid interest thereon, to the Redemption Date. A
Special Event may be a Tax Event or an Investment Company Act
Event.
		"Tax Event" means the receipt by the Guarantor or the Company of an opinion of independent counsel (which may be counsel to the Guarantor or its Affiliates) experienced in such matters to the effect that there has been (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of any supranational federation to which the United Kingdom belongs or the jurisdiction (or any political subdivision or taxing authority thereof or therein) in which the Company or the Guarantor is incorporated or created, as applicable, or in which the Company or the Guarantor is managed and controlled or has a place of business (each, a "Taxing Jurisdiction"), (b) any official administrative pronouncement or judicial decision interpreting, clarifying or applying such laws or regulations or (c) a threatened challenge asserted by a government or taxing authority with respect to the Guarantor or any of its subsidiaries, or a threatened challenge asserted in writing by a government or taxing authority against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the Securities of this series or the Trust Securities related to the Securities of this series, which amendment or change is effective or which pronouncement clarification, challenge or decision is announced on or after June __, 1998, and that results in their being more than an insubstantial risk that (i) the Company is, or will be within 90 days of the date thereof , subject to income tax within a Taxing Jurisdiction (other than the United Kingdom corporation income tax) with respect to interest received or accrued on the Intercompany Notes with respect to the Securities of this series, (ii) the Company is, or will be within 90 days of the date thereof, subject to more than a de minimis amount of other tax, duties or other governmental charges, (iii) interest payable by the Company on the Securities of this series is not, or within 90 days of the date thereof will not be, deductible, in whole or in part for (as appropriate) United States Federal or United Kingdom corporation income tax purposes, as they accrue by the Company or by a member of any tax group to which the Guarantor belongs or (iv) interest payable with respect to the Intercompany Notes with respect to the Securities of this series by the Guarantor or its Affiliates is not, or within 90 days of the date thereof will not be, deductible, in whole or in part, for (as appropriate) United States Federal or United Kingdom corporation income tax purposes, as it accrues by one of (as appropriate) the Guarantor, its shareholders or a member of any tax group to which the Guarantor belongs. "Investment Company Act Event" shall mean that the Guarantor or the Company shall have received an opinion of independent counsel (which may be counsel to the Guarantor or its Affiliates) experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (an
"Investment Company Act Change"), there is more than an insubstantial risk that the Guarantor or the Company is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended, which Investment Company Act Change becomes effective on or after June
__, 1998.
Notice of redemption shall be given as provided in the Indenture not less than 30 days nor more than 60 days prior to the date fixed for redemption.
If fewer than all the Securities of this series are to be redeemed, selection of Securities for redemption will be made by the Trustee in any manner the Trustee deems fair and appropriate and that complies with applicable legal and securities exchange requirements.
Unless the Company defaults in payment of the redemption price, from and after the redemption date, the Securities of this series or portions thereof called for redemption will cease to bear interest, and the Holders thereof will have no right in respect to such Securities of this series except the right to receive the redemption price thereof.
In the event of redemption of this security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.
If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture. At any time after such declaration of acceleration with respect to Securities of any series has been made, but before a judgment or decree for payment of money has been obtained by the Trustee as provided in the Indenture, if all Events of Default with respect to Securities of this series have been cured or waived (other than the nonpayment of principal of the Securities which has become due solely by reason of such declaration of acceleration) then such declaration of acceleration and its consequences shall be automatically annulled and rescinded.
The Securities of this series are subject to redemption in whole but not in part upon not less than 30 nor more than 60 days' notice given as provided in the Indenture, at a price equal to the outstanding principal amount thereof, together with Additional
Amounts, if any, and accrued and unpaid interest thereon, if any, to the Redemption Date if (a) the Company or the Guarantor satisfies the Trustee prior to the giving of such notice that it has or will become obligated to pay Additional Amounts with respect to the Securities of this series or the Guarantee as a result of either (i) any change in, or amendment to, the laws or regulations of a Taxing Jurisdiction or any political subdivision or any authority or agency thereof or therein having power to tax or levy duties, or any change in the application or interpretation of such laws or regulations, which change or amendment becomes effective on or after June __, 1998 or
(ii) the issuance of Definitive Registered Series A Debentures as a result of (A) DTC having notified the Company and the Book-Entry
Depositary that it was unwilling or unable to continue to hold the Book-Entry Interests or at any time ceasing to be a "clearing agency" registered as such under the Securities Exchange Act of 1934 and, in either case, a successor has not been appointed by the Company within 120 days; (B) the Book-Entry Depositary for the securities of this series having notified the Company that it was unwilling or unable to continue as Book-Entry Depositary with respect to a Global Security of this series and no successor Book-Entry
Depositary has been appointed by the Company within 120 days or
(C) any Event of Default with respect to the Securities of this series having occurred and is continuing and a Holder has made an Optional Definitive Security Request and (b) such obligation cannot be avoided by the Company or the Guarantor taking reasonable measures available to it, subject, as provided in the Indenture, to the delivery by the Company or the Guarantor of an Officers' Certificate stating that such obligation to pay Additional Amounts cannot be avoided by the Company or the Guarantor taking reasonable measures available to it.
The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the Indenture or any supplemental indenture or the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding of all series to be affected (voting as a class). The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.
No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest, if any, on this Security and all payments made pursuant to the Guarantee of the Security at the times, place and rate, and in the coin or currency, herein prescribed.
As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of, premium, if any, and interest, if any, on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.
The Securities of this series are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.
No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
When a successor assumes all the obligations of its predecessor under the Securities of this series and the Indenture in accordance with the terms of the Indenture, the predecessor will be released from those obligations.
The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledge of Securities of this series and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.
No stockholder, director, officer, employee, incorporator or Affiliate of the Company shall have any liability for any obligation of the Company under the Securities of this series or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of the Securities of this series by accepting a Security of this series waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities of this series.
This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Security.
Customary abbreviations may be used in the name of a Holder of a Securities of this series or an assignee, such as: TEN
COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to
Minors Act).
Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the
Company will cause CUSIP numbers to be printed on the Securities of this series as a convenience to the Holders of the Securities of this series. No representation is made as to the accuracy of such numbers as printed on the Securities of this series and reliance may be placed only on the other identification numbers printed hereon.
THIS SECURITY SHALL BE GOVERNED BY
AND CONSTRUED IN ACCORDANCE WITH THE LAWS
OF THE STATE OF NEW YORK.
All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.


GUARANTEE

FOR VALUE RECEIVED, YORKSHIRE POWER
GROUP LIMITED, a company duly incorporated and existing under the laws of England and Wales (the "Guarantor", which term includes any successor Person under the Indenture referred to in the Security on which this notation is endorsed), hereby fully and unconditionally guarantees to the Holder of the accompanying Security issued by Yorkshire Power Finance Limited (the "Company"), pursuant to the terms of the Guarantee contained in Article XV of the Indenture, the due and punctual payment of the principal of and premium, if any, and interest on this Security, when and as the same shall become due and payable, whether at the Stated Maturity, by declaration of acceleration, call for redemption or otherwise, in accordance with the terms of this Security and the Indenture. In case of the failure of the Company punctually to pay any such principal, premium, if any, or interest, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable as if such payment were made by the Company.
The obligations of the Guarantor to the Holders of the Securities and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article XV of the Indenture, and reference is hereby made to such Article and Indenture for the precise terms of the Guarantee.
All payments in respect of this Guarantee are, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Debt (as defined in the Indenture) of the Guarantor, and this Guarantee is issued subject to the provisions of the Indenture with respect thereto. Each holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided, and (c) appoints the Trustee his attorney-in-fact for any and all such purposes. Each holder hereof, by his acceptance hereof, waives any notice of the acceptance of the subordination provisions in respect of this Guarantee contained herein and in the Indenture by each holder of the Senior Debt of the Guarantor, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.
THIS GUARANTEE SHALL BE GOVERNED
BY AND CONSTRUED IN ACCORDANCE WITH THE
LAWS OF THE STATE OF NEW YORK.

The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Security upon which this notation of the Guarantee is endorsed shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.
YORKSHIRE POWER
GROUP LIMITED


By:______________________
_________________
      Authorized Signatory

SCHEDULE OF ADJUSTMENTS


	The initial aggregate principal amount of Securities evidenced by this Certificate to which this Schedule is attached is $___,000,000. The notations on the following table evidence decreases and increases in the aggregate principal amount of Securities evidenced by such Certificate.




Date of Adjustment
Decrease in Aggregate Principal Amount of Securities
Increase in Aggregate Principal Amount of Securities
Aggregate Principal Amount of Securities Remaining
 After Such Decrease or Increase
Notation by Security Registrar


? Reference is made to Schedule A attached hereto with respect to decreases and increases in the aggregate principal amount of Securities evidenced by this Certificate.
? Reference is made to Schedule A attached hereto with respect to decreases and increases in the aggregate principal amount of Securities evidenced by this Certificate.
2035

-continued from the preceding page
continued on the following page-
8 179628
A - 17
179628.5
A - 1
179628.5
B - 20
179628.5
B - 1
179628.5

EXHIBIT 4.5

AMENDED AND RESTATED TRUST AGREEMENT

THIS AMENDED AND RESTATED TRUST
AGREEMENT is made as of June 1, 1998, by and among (i) AEP
Resources, Inc., an Ohio company (the "Depositor"), (ii) Yorkshire
Cayman Holding Limited, a private company with limited liability incorporated under the laws of the Cayman Islands ("Yorkshire Cayman"), as holder of the Control Certificate (as herein defined) (the "Control Party"), (iii) The Bank of New York, a banking corporation duly organized and existing under the laws of New York, as trustee (the
"Property Trustee" and, in its separate corporate capacity and not in its capacity as Property Trustee, the "Bank"), (iv) The Bank of New York (Delaware), a banking corporation duly organized under the laws of Delaware, as Delaware trustee (the "Delaware Trustee" and, in its separate corporate capacity and not in its capacity as Delaware Trustee, the "Delaware Bank"), (v) Jeffrey D. Cross, an individual, Stephan T.
Haynes, an individual, Brian P. Jackson, an individual, and Teresa S.
Madden, an individual, as administrative trustees (each an "Administrative Trustee" and together the "Administrative Trustees") (the Property
Trustee, the Delaware Trustee and the Administrative Trustees referred to collectively as the "Trustees"), and (vi) the several Holders, as hereinafter defined.
WITNESSETH:
WHEREAS, the Depositor, Stephan T. Haynes, as initial
Administrative Trustee, the Property Trustee and the Delaware Trustee have heretofore duly declared and established a business trust, to be known as Yorkshire Capital Trust I (the "Trust"), pursuant to the
Delaware Business Trust Act ( as defined herein) by the entering into of that certain Trust Agreement, dated as of February 1, 1998 (the "Original Trust Agreement"), and by the execution and filing by the Delaware
Trustee with the Secretary of State of the State of Delaware of the Certificate of Trust, dated February 4, 1998; and
WHEREAS, pursuant to the terms of the Original Trust
Agreement, subsequent to the establishment of the Trust, (i) the Trust established and issued to the Depositor a control certificate which bestowed to the holder thereof certain administrative and appointment powers in the Trust (the "Control Certificate"); (ii) the Depositor transferred the Control Certificate to Yorkshire Power Group Limited, a private company with limited liability incorporated under the laws of England and Wales ("Yorkshire Group"); and (iii) Yorkshire Group, in turn, transferred the Control Certificate to the Control Party; and WHEREAS, the parties hereto desire to amend and restate the Original Trust Agreement in its entirety as set forth herein to provide for, among other things, (i) the addition of Jeffrey D. Cross, Brian
P. Jackson, and Teresa S. Madden as administrative trustees of the Trust,
(ii) the acquisition by the Trust of all of the right, title and interest in theJunior Subordinated Debentures (as defined herein) issued by Yorkshire Power Finance Limited, a private company with limited liability incorporated under the laws of the Cayman Islands ("Yorkshire Finance"), and (iii) the issuance and sale of the Trust Securities (as defined herein) by the Trust pursuant to the Underwriting Agreement.
NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, each party, for the benefit of the other parties and for the benefit of the Securityholders, hereby amends and restates the Original Trust Agreement in its entirety and agrees as follows:
ARTICLE I

Defined Terms
Section 1.01  	Definitions.  For all purposes of this Trust
Agreement, except as otherwise expressly provided or unless the context otherwise requires:
(a)  	the terms defined in this Article have the meanings
assigned to them in this Article and include the plural as well as the singular;
(b)  	all other terms used herein that are defined in the
Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;
(c)  	unless the context otherwise requires, any reference
to an "Article" or a "Section" refers to an Article or a Section, as the case may be, of this Trust Agreement; and
(d)  	the words "herein," "hereof" and "hereunder" and
other words of similar import refer to this Trust Agreement as a whole and not to any particular Article, Section or other subdivision.
"Act" has the meaning specified in Section 7.08.
"Additional Sums" means, with respect to Trust Securities
of a given Liquidation Amount and/or a given period, an amount equal to Additional Amounts and Additional Interest (each as defined in the Subordinated Indenture) paid by Yorkshire Finance on a Like Amount of
Junior Subordinated Debentures for such period.
"Administrative Trustee" means each of the individuals
identified as an "Administrative Trustee" in the preamble to this Trust Agreement solely in their capacities as Administrative Trustees of the
Trust and not in their individual capacities, or such trustee's successor(s) in interest in such capacity, or any successor "Administrative Trustee" appointed as herein provided.
"Affiliate" of any specified Person means any other Person
directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled"
have meanings correlative to the foregoing.
"Bank" has the meaning specified in the preamble to this
Trust Agreement.
"Bankruptcy Event" means, with respect to any Person:
(i)  	the entry of a decree or order by a court having
jurisdiction in the premises judging such Person a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjudication or composition of or in respect of such Person under federal bankruptcy law or any other applicable federal or state law, or appointing a receiver, liquidator, assignee, trustee, sequestrator or other similar official of such
Person or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of such decree or order unstayed and in effect for a period of 60
consecutive days; or
(ii)  	the institution by such Person of proceedings to be
adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking
reorganization or relief under federal bankruptcy law or any other applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or similar official of such Person or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of action by such Person in furtherance of any such action.
"Bankruptcy Laws" has the meaning specified in Section
11.09.
"Board Resolution" means, with respect to any Person
(who is not an individual), a copy of a resolution certified by a Director or the Secretary or an Assistant Secretary of such Person to have been duly adopted by such Person's Board of Directors or a duly authorized committee thereof and to be in full force and effect on the date of such certification, and delivered to the Trustees.
"Book-Entry Trust Securities Certificates" means
certificates representing Trust Securities issued in global, fully registered form to the Clearing Agency (or its nominee) as provided in Section 5.10. "Business Day" means a day other than (i) a Saturday or a
Sunday, (ii) a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or
(iii) a day on which the Corporate Trust Office or the Indenture Trustee's principal corporate trust office is closed for business.
"Certificate Depository Agreement" means the agreement
among the Trust, the Property Trustee and The Depository Trust
Company, as the initial Clearing Agency, dated June 9, 1998, relating to the Book-Entry Trust Securities Certificates, as the same may be amended and supplemented from time to time.
"Clearing Agency" means an organization registered as a
"clearing agency" pursuant to Section 17A of the Exchange Act.  The
Depository Trust Company will be the initial Clearing Agency.
"Clearing Agency Participant" means a broker, dealer,
bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.
"Code" means the Internal Revenue Code of 1986, as
amended.
"Commission" means the Securities and Exchange
Commission, as from time to time constituted, created under the
Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.
"Control Certificate" has the meaning specified in the
preamble to this Trust Agreement and a form of which is attached hereto as Exhibit A.
"Control Party" means the holder from time to time of the
Control Certificate, which shall be a direct or indirect wholly owned subsidiary of Yorkshire Group (or successor thereto as permitted pursuant to the Subordinated Indenture) that is not resident in the United Kingdom for purposes of United Kingdom taxation. As of the date of this Trust Agreement, the Control Party is Yorkshire Cayman.
"Corporate Trust Office" means the office of the Property
Trustee at which its corporate trust business shall be principally administered.
"Debentures Guarantee" means the guarantee of Yorkshire
Group of the Junior Subordinated Debentures pursuant to Article XV of the Subordinated Indenture and Section 2.05 of the Supplemental
Indenture.
"Definitive Trust Securities Certificates" means Trust
Securities Certificates issued in certificated, fully registered form as provided in Section 5.12.
"Delaware Bank" has the meaning specified in the preamble
to this Trust Agreement.
"Delaware Business Trust Act" means Chapter 38 of Title
12 of the Delaware Code, 12 Del. Code Section 3801 et seq., as it may be amended from time to time.
"Delaware Trustee" means the commercial bank or trust
company or any other Person identified as the "Delaware Trustee" and has the meaning specified in the preamble to this Trust Agreement solely in its capacity as Delaware Trustee of the Trust and not in its individual capacity, or its successor in interest in such capacity, or any successor Delaware Trustee appointed as herein provided.
"Depositor" means AEP Resources, Inc., an Ohio
corporation, in its capacity as "Depositor" under this Trust Agreement, its successors and assigns.
"Distribution Date" has the meaning specified in Section
4.01(a).
"Distributions" means amounts payable in respect of the
Trust Securities as provided in Section 4.01.
"Event of Default" means any one of the following events
(whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
(i)  	the occurrence of an Indenture Event of Default; or
(ii)  	default by the Trust in the payment of any
Distribution when it becomes due and payable (subject to an
Extension Period) and the continuation of such default for a period of 60 days; or
(iii)  	default by the Trust in the payment of any
Redemption Price of any Trust Security when it becomes due and payable; or
(iv)  	default in the performance, or breach, of any
covenant or warranty of the Trustees in this Trust Agreement
(other than a covenant or warranty a default in the performance of which is covered by clause (ii) or (iii) above), and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Trustees by the
Holders of at least 33% in aggregate Liquidation Amount of the
Outstanding Trust Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or
(v)  	the occurrence of a Bankruptcy Event with respect
to the Trust.
"Exchange Act" means the Securities Exchange Act of 1934,
as amended from time to time, or any successor legislation.
"Expense Agreement" means the Agreement as to
Expenses and Liabilities among the US Affiliates and the Trust, substantially in the form attached as Exhibit B, as amended from time to time.
"Extension Period" has the meaning set forth in Section
4.01(b).
"Guarantee" means the Trust Securities Guarantee Agreement
dated as of June 1, 1998 executed and delivered by Yorkshire Group and The Bank of New York, as Guarantee Trustee, contemporaneously with the execution and delivery of this Trust Agreement, for the benefit of the Holders of the Trust Securities, as amended from time to time.
"Indenture Event of Default" means an "Event of Default" as
defined in the Subordinated Indenture.
"Indenture Redemption Date" means "Redemption Date," as
defined in the Subordinated Indenture.
"Indenture Trustee" means the trustee under the
Subordinated Indenture.
"Investment Company Act" means the Investment
Company Act of 1940, as amended from time to time, or any successor legislation.
"Issue Date" means the date of the delivery of the Trust
Securities.
"Junior Subordinated Debentures" means $275,000,000
aggregate principal amount of Yorkshire Finance's 8.08% Junior
Subordinated Deferrable Interest Debentures, Series A due June 30, 2038, issued pursuant to the Subordinated Indenture.
"Lien" means any lien, pledge, charge, encumbrance,
mortgage, deed of trust, adverse ownership interest, hypothecation, assignment, security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever.
"Like Amount" means (i) with respect to a repayment or
redemption of Trust Securities, Trust Securities having a Liquidation
Amount equal to that portion of the principal amount of Junior
Subordinated Debentures to be contemporaneously repaid or redeemed in accordance with the Subordinated Indenture and the proceeds of which will be used to pay the Redemption Price of such Trust Securities and (ii) with respect to a distribution of Junior Subordinated Debentures to
Holders of the Trust Securities in connection with a dissolution and liquidation of the Trust or a payment of any Additional Sums on Trust Securities, Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the Holder to
whom such Junior Subordinated Debentures are distributed or such payment is being made.
"Liquidation Amount" means the stated amount of $25 per
Trust Security.
"Liquidation Date" means the date on which Junior
Subordinated Debentures are to be distributed to Holders of Trust
Securities in connection with a dissolution and liquidation of the Trust pursuant to Section 10.04.
"Liquidation Distribution" has the meaning specified in
Section 10.05.
"Officers' Certificate" means, with respect to any Person
(who is not an individual), a certificate signed by the Chairman of the
Board, a Vice Chairman of the Board, a Director, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or
an Assistant Secretary, of such Person, and delivered to the appropriate Trustee. An Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Trust Agreement shall include:
(a)  	a statement that each officer signing the Officers'
Certificate has read the covenant or condition and the definitions relating thereto;
(b)  	a brief statement of the nature and scope of the
examination or investigation undertaken by each officer in
rendering the Officers' Certificate;
(c)  	a statement that each such officer has made such
examination or investigation as is necessary, in such officer's opinion, to express an informed opinion as to whether or not such covenant or condition has been complied with; and
(d)  	a statement as to whether, in the opinion of each
such officer, such condition or covenant has been complied with.
"Opinion of Counsel" means a written opinion of
independent counsel experienced in the matters to be opined on, who may be counsel for the Trust, the Property Trustee, the Delaware Trustee, the Control Party or Yorkshire Finance, but not an employee of any thereof, who shall be reasonably acceptable to the Property Trustee.  Any Opinion of Counsel pertaining to United States federal income tax matters may rely on published rulings of the Internal Revenue Service.
"Original Trust Agreement" has the meaning specified in
the recitals to this Trust Agreement.
"Outstanding", when used with respect to Trust Securities,
means, as of the date of determination, all Trust Securities theretofore authenticated and delivered under this Trust Agreement, except:
(i)  	Trust Securities theretofore canceled by the
Securities Registrar or delivered to the Securities Registrar for cancellation;
(ii)  	Trust Securities for whose payment or redemption
money in the necessary amount has been theretofore deposited with the Property Trustee or any Paying Agent for the Holders of
such Trust Securities; provided that if such Trust Securities are to be redeemed, notice of such redemption has been duly given
pursuant to this Trust Agreement; and
(iii)  	Trust Securities in exchange for or in lieu of which
other Trust Securities have been authenticated and delivered pursuant to this Trust Agreement;
provided, however, that in determining whether the Holders of the requisite Liquidation Amount of the Outstanding Trust Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Trust Securities owned by Yorkshire Group, Yorkshire Finance, the Control Party, the US Affiliates, any Administrative Trustee or any Affiliate of Yorkshire Group, Yorkshire Finance, the Control Party, the US Affiliates or any Administrative Trustee shall be disregarded and deemed not to be Outstanding, except that (a) in determining whether any Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Trust Securities which such Trustee actually knows to be so owned shall be so disregarded and (b) the foregoing shall not apply at any time when all of the Outstanding Trust Securities are owned by Yorkshire Group, Yorkshire
Finance, the Control Party, the US Affiliates, one or more Administrative Trustees and/or any such Affiliate. Trust Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Administrative Trustees the pledgee's right so to act as pledgee with respect to such Trust Securities and that the pledgee is not Yorkshire Group, Yorkshire Finance, the Control Party, a US Affiliate, or any Affiliate of Yorkshire Group, Yorkshire Finance, the Control Party or a US Affiliate.
"Owner" means each Person who is the beneficial owner of a Book-Entry Trust Securities Certificate as reflected in the records of the Clearing Agency or, if a Clearing Agency Participant is not the Owner, then as reflected in the records of a Person maintaining an account with such Clearing Agency (directly or indirectly, in accordance with the rules of such Clearing Agency).
"Paying Agent" means any paying agent or co-paying agent appointed pursuant to Section 5.09 and shall initially be the Property Trustee.
"Payment Account" means a segregated non-interest-bearing corporate trust account maintained by the Property Trustee with the Bank in its trust department for the benefit of the Securityholders in which all amounts paid in respect of the Junior Subordinated Debentures will be held and from which the Property Trustee shall make payments to the Securityholders in accordance with Sections 4.01 and 4.02.
"Person" means an individual, corporation, partnership, joint venture, trust, limited liability company or corporation, unincorporated organization or government or any agency or political subdivision thereof, or any other entity of whatever nature.
"Property Trustee" means the commercial bank or trust company identified as the "Property Trustee" in the preamble to this Trust Agreement solely in its capacity as Property Trustee or as Paying Agent and not in its individual capacity, or its successor in interest in such capacity, or any successor "Property Trustee" as herein provided.
"Redemption Date" means, with respect to any Trust
Security to be redeemed, the date fixed for such redemption by or pursuant to this Trust Agreement; provided that each Indenture
Redemption Date shall be a Redemption Date for a Like Amount of Trust
Securities.
"Redemption Price" means, with respect to any Redemption Date of any Trust Security, the Liquidation Amount of such
Trust Security, plus accumulated and unpaid Distributions to such Redemption Date.
"Relevant Trustee" has the meaning specified in Section
9.10.
"Responsible Officer" means, with respect to the Property
Trustee, any managing director, any vice president, any assistant vice president, any assistant secretary, any assistant treasurer, or any other officer of the Corporate Trust and Agency group of the Property Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.
"Securities Act" means the Securities Act of 1933, as amended from time to time, or any successor legislation.
"Securities Register" and "Securities Registrar" are described in Section 5.04.
"Securityholder" or "Holder" means a Person in whose name a Trust Security or Securities is registered in the Securities Register; any such Person is a beneficial owner within the meaning of the Delaware Business Trust Act.
"Subordinated Indenture" means the Subordinated
Debenture Indenture, dated as of June 1, 1998, among Yorkshire Finance, Yorkshire Group, the Indenture Trustee and Banque Generale du
Luxembourg S.A., as paying agent and transfer agent (the "Debenture
Paying Agent"), as supplemented by the Supplemental Indenture.
"Supplemental Indenture" means the First Supplemental
Indenture, dated as of June 1, 1998, by and among Yorkshire Finance, Yorkshire Group, the Indenture Trustee and the Debenture Paying Agent.
"Trust" means the Delaware business trust continued hereby and identified on the cover page to this Trust Agreement.
"Trust Agreement" means this Amended and Restated
Trust Agreement, as the same may be modified, amended or supplemented in accordance with the applicable provisions hereof, including all exhibits hereto, including, for all purposes of this Amended and Restated Trust Agreement and any modification, amendment or supplement, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this Amended and Restated Trust Agreement and any such modification, amendment or supplement, respectively.
"Trust Indenture Act" means the Trust Indenture Act of
1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.
"Trust Property" means (i) the Junior Subordinated
Debentures, (ii) any cash on deposit in, or owing to, the Payment
Account, and (iii) all proceeds and rights in respect of the foregoing for the time being held or deemed to be held by the Property Trustee pursuant to this Trust Agreement.
"Trust Security" means a vested, undivided and concurrent beneficial ownership interest in the underlying income and assets of the Trust having a Liquidation Amount of $25 and having rights provided therefor in this Trust Agreement, including the right to receive
Distributions and a Liquidation Distribution as provided herein.
"Trust Securities Certificate" means a certificate evidencing ownership of a Trust Security or Securities, either as Book-Entry Trust Securities Certificates or Definitive Trust Securities Certificates, substantially in the form attached as Exhibit C.
"Trustees" means the Persons identified as "Trustees" in the preamble to this Trust Agreement solely in their capacities as trustees and not in their individual capacities, or their successor in interest in such capacity, or any successor trustee appointed as herein provided.
"Underwriting Agreement" means the Underwriting
Agreement, dated June 3, 1998, relating to the Trust Securities, among Yorkshire Group, Yorkshire Finance, the Trust and the Underwriters named therein.
"US Affiliates" means AEP Resources, Inc., an Ohio corporation, and New Century International, Inc., a Delaware corporation, and their successors and assigns.
ARTICLE II

Establishment of the Trust
Section 2.01  	Name.  The Trust continued hereby shall be
known as "Yorkshire Capital Trust I", in which name the Trustees may conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued. The
Administrative Trustees may change the name of the Trust from time to time following written notice to the Holders and the other Trustees.
Section 2.02  	Offices of the Trustees; Principal Place of
Business. The address of the Property Trustee is 101 Barclay Street, New York, New York 10286, or at such other address as the Property Trustee may designate by written notice to the Securityholders, Yorkshire Group and Yorkshire Finance. The principal place of business of the Delaware Trustee is White Clay Center, Route 273, Newark, Delaware 19711, or at
such other address in Delaware as the Delaware Trustee may designate by notice to Yorkshire Group and Yorkshire Finance. The address of the Administrative Trustees is c/o American Electric Power Service
Corporation, 1 Riverside Plaza, Columbus, Ohio 43215.  The principal place of business of the Trust is c/o American Electric Power Service Corporation, 1 Riverside Plaza, Columbus, Ohio 43215. The Depositor
may change the principal place of business of the Trust at any time by giving notice thereof to the Trustees.
Section 2.03  	Initial Contribution of Trust Property;
Organizational Expenses.  The Delaware Trustee acknowledges receipt in trust from the Depositor in connection with the Original Trust Agreement of the sum of $10, which constituted the initial Trust Property.  Pursuant to the Expense Agreement, the US Affiliates shall pay organizational expenses of the Trust as they arise or shall, upon request of the Trustees, promptly reimburse the Trustees for any such expenses paid by the
Trustees.  The US Affiliates shall make no claim upon the Trust Property for the payment of such expenses.
Section 2.04  	Issuance of the Trust Securities.
Contemporaneously with the execution and delivery of this Trust
Agreement, at least one Administrative Trustee, on behalf of the Trust, shall execute, in accordance with Section 5.02, and cause to be authenticated pursuant to Section 5.03 and delivered in accordance with the Underwriting Agreement, Book-Entry Trust Securities Certificates, registered in the name of the nominee of the initial Clearing Agency, in an aggregate amount of 11,000,000 Trust Securities having an aggregate Liquidation Amount of $275,000,000, against receipt of the aggregate purchase price of such Trust Securities of $275,000,000, which amount shall be delivered to the Property Trustee.
Section 2.05  	Subscription and Purchase of Junior
Subordinated Debentures.  Contemporaneously with the execution and delivery of this Trust Agreement, the Administrative Trustees, on behalf of the Trust, shall subscribe to and purchase the Junior Subordinated Debentures, to be held by or on behalf of the Property Trustee, from
Yorkshire Finance on behalf of the Trust and the Holders, and having an aggregate principal amount equal to $275,000,000, and, in satisfaction of the purchase price for such Junior Subordinated Debentures, the Property Trustee, on behalf of the Trust, shall deliver to Yorkshire Finance the sum of $275,000,000.
Section 2.06  	Declaration of Trust.  The exclusive
purposes and functions of the Trust are (i) to issue and sell the Trust Securities and use the proceeds from such sale to acquire the Junior Subordinated Debentures, and (ii) to engage in only those other activities necessary, incidental, appropriate or convenient thereto. The Control
Party hereby appoints each of the Bank, the Delaware Bank, Jeffrey D.
Cross, Stephan T. Haynes, Brian P. Jackson and Teresa S. Madden as
trustees of the Trust, to have all the rights, powers and duties to the extent set forth herein. The Property Trustee hereby declares that it will hold the Trust Property in trust upon and subject to the conditions set forth herein for the benefit of the Securityholders. The Trustees shall have all rights, powers and duties set forth herein and in accordance with applicable law with respect to accomplishing the purposes of the Trust.  The Delaware
Trustee shall not be entitled to exercise any powers, nor shall the
Delaware Trustee have any of the duties and responsibilities, of the
Property Trustee or the Administrative Trustees set forth herein. The Delaware Trustee shall be one of the Trustees for the sole and limited purpose of fulfilling the requirements of the Delaware Business Trust Act.
Section 2.07  	Authorization to Enter into Certain
Transactions. The Trustees shall conduct the affairs of the Trust in accordance with the terms of this Trust Agreement. Subject to the limitations set forth in paragraph C of this Section and Article IX, and in accordance with the following paragraphs A and B, the Trustees shall have the authority to enter into all transactions and agreements determined by the Trustees to be appropriate in exercising the authority, express (in the case of the Property Trustee) or implied, otherwise granted to the Trustees under this Trust Agreement, and to perform all acts in furtherance thereof, including, without limitation, the following:
A.  	As among the Trustees, the Administrative
Trustees, acting singly or collectively, shall have the exclusive power, duty and authority to act on behalf of the Trust with respect to the following matters:
(i)  	to acquire the Junior Subordinated Debentures with
the proceeds of the issuance and sale of the Trust Securities;
provided, however, the Administrative Trustees shall cause legal title to all of the Junior Subordinated Debentures to be vested in, and the Junior Subordinated Debentures to be held by or on behalf of, the Property Trustee for the benefit of the Holders of the Trust
Securities;
(ii)  	to give Yorkshire Group, the Control Party and the
Property Trustee prompt written notice of the occurrence of any
Special Event (as defined in the Supplemental Indenture) and to take any ministerial actions in connection therewith; provided, that the Administrative Trustees shall consult with Yorkshire Group, the Control Party and the Property Trustee before taking or
refraining to take any ministerial action in relation to a Special
Event;
(iii)  	to establish a record date with respect to all actions
to be taken hereunder that require a record date be established, including for the purposes of Section 316(c) of the Trust Indenture
Act and with respect to Distributions, voting rights, redemptions, and exchanges, and to issue relevant notices to Holders of the
Trust Securities and the Control Party as to such actions and applicable record dates;
(iv)  	to bring or defend, pay, collect, compromise,
arbitrate, resort to legal action, or otherwise adjust claims or demands of or against the Trust ("Legal Action"), unless pursuant to Section 2.07(B)(iii) the Property Trustee has the power to bring such Legal Action;
(v)  	to employ or otherwise engage employees and
agents (who may be designated as officers with titles) and
managers, contractors, advisors, and consultants and pay
reasonable compensation for such services;
(vi)  	to cause the Trust to comply with the Trust's
obligations under the Trust Indenture Act;
(vii)  	to give the certificate to the Property Trustee
required by Section 314(a)(4) of the Trust Indenture Act;
(viii)  	to take all actions and perform such duties as may
be required of the Administrative Trustees pursuant to the terms of this Trust Agreement;
(ix)  	to take all action that may be necessary or
appropriate for the preservation and the continuation of the
Trust's valid existence, rights, franchises and privileges as a statutory business trust under the laws of the State of Delaware and of each other jurisdiction in which such existence is necessary to protect the limited liability of the Holders of the Trust Securities or to enable the Trust to effect the purposes for which the Trust has been created;
(x)  	to take all action necessary to cause all applicable
tax returns and tax information reports that are required to be filed with respect to the Trust to be duly prepared and filed by the
Administrative Trustees, on behalf of the Trust;
(xi)  	to issue and sell the Trust Securities and perform
the Underwriting Agreement on behalf of the Trust;
(xii)  	to cause the Trust to enter into, and to execute,
deliver and perform on behalf of the Trust, the Expense
Agreement and the Certificate Depository Agreement and such
other agreements as may be necessary or desirable in connection with the consummation hereof;
(xiii)  	to assist in the registration of the Trust Securities
under the Securities Act and under state securities or blue sky laws, and the qualification of this Trust Agreement as a trust indenture under the Trust Indenture Act;
(xiv)  	to assist in the listing of the Trust Securities upon
such securities exchange or exchanges or other organizations, if any, as shall be determined by the Depositor and, if required, the registration of the Trust Securities under the Exchange Act, and the preparation and filing of all periodic and other reports and other documents pursuant to the foregoing;
(xv)  	to send notices (other than notices of default) and
other information regarding the Trust Securities and the Junior
Subordinated Debentures to the Securityholders and the Control
Party in accordance with this Trust Agreement;
(xvi)  	to appoint a Paying Agent (subject to Section
5.09), any authenticating agent and the Securities Registrar in accordance with this Trust Agreement;
(xvii)  	to register transfers of the Trust Securities in
accordance with this Trust Agreement;
(xviii)  	to assist in, to the extent provided in this Trust
Agreement, the winding up of the affairs of and termination of the
Trust and the preparation, execution and filing of the certificate of cancellation with the Secretary of State of the State of Delaware;
(xix)  	to take any action incidental to the foregoing as the
Administrative Trustees may from time to time determine is
necessary, appropriate, convenient or advisable to give effect to the terms of this Trust Agreement for the benefit of the
Securityholders (without consideration of the effect of any such action on any particular Securityholder);
(xx)  	to prepare for filing by the Trust an application to
the New York Stock Exchange or any other national stock
exchange or the Nasdaq Stock Market's National Market for the
listing upon notice of issuance of the Trust Securities; and
(xxi)  	to prepare for filing by the Trust with the
Commission a registration statement on Form 8-A relating to the registration of the Trust Securities under Section 12(b) of the
Exchange Act, including any amendments thereto.
Any expenses incurred by the Administrative Trustees
pursuant to this Section 2.07(A) shall be paid by the US Affiliates pursuant to the Expense Agreement.
B.  	As among the Trustees, the Property Trustee shall
have the exclusive power, duty and authority to act on behalf of the Trust with respect to the following matters:
(i)  	to engage in such ministerial activities as shall be
necessary or appropriate to effect the redemption of the Trust
Securities to the extent the Junior Subordinated Debentures are redeemed or mature;
(ii)  	upon notice of distribution issued by the
Administrative Trustees in accordance with the terms of this Trust
Agreement, to engage in such ministerial activities as shall be necessary or appropriate to effect the distribution pursuant to the terms of this Trust Agreement of Junior Subordinated Debentures to Holders of Trust Securities;
(iii)  	subject to the terms hereof, to take any legal action
which arises out of or in connection with (a) an Event of Default of which a Responsible Officer of the Property Trustee has actual knowledge or (b) the Property Trustee's duties and obligations under this Trust Agreement or the Trust Indenture Act;
(iv)	to collect interest, principal and other payments
made in respect of, and exercise all of the rights, powers and privileges of a holder of, the Junior Subordinated Debentures;
(v)	to distribute amounts owed to the Securityholders
in respect of the Trust Securities in accordance with the terms of this Trust Agreement (but only if at such time the entity which is the Property Trustee is also the entity which is the Paying Agent);
(vi)	to register transfers of the Trust Securities in
accordance with the terms of this Trust Agreement (but only if at such time the entity which is the Property Trustee is also the entity which is the Securities Registrar);
(vii)	after such an Event of Default, to take any action
incidental to the foregoing as the Property Trustee may from time to time determine is necessary, appropriate, convenient or
advisable to effect the terms of this Trust Agreement and protect and conserve the Trust Property for the benefit of the
Securityholders (without consideration of the effect of any such action on any particular Securityholder); and
(viii)	to take all actions and perform such duties as may
be specifically required of the Property Trustee pursuant to the terms of this Trust Agreement.
Any expenses incurred by the Property Trustee pursuant to
this Section 2.07(B) shall be paid by the US Affiliates pursuant to the Expense Agreement.
C.  	So long as this Trust Agreement remains in effect,
the Trust (or the Trustees acting on behalf of the Trust) shall not undertake any business, activities or transaction except as expressly provided herein or contemplated hereby.  In particular, the Trustees shall not (i) acquire any investments or engage in any activities not authorized by this Trust Agreement, (ii) sell, assign, transfer, exchange, pledge, set-off or otherwise dispose of any of the Trust Property or interests therein, including to Securityholders, except as expressly provided herein, (iii) take any action that would (x) cause the Trust to fail or cease to qualify as a grantor trust for United States federal income tax purposes, (y) cause the Trust to be treated as a company or treated as a trust under which the beneficiaries are not fully entitled to the underlying income of the trust as it arises, in either case, for purposes of United Kingdom tax law or (z)
cause Yorkshire Finance to be classified as an association or publicly traded partnership taxable as a corporation for United States federal income tax purposes, (iv) incur any indebtedness for borrowed money or issue any other debt, (v) take or consent to any action that would result in the placement of a Lien on any of the Trust Property, (vi) permit to be issued any securities other than the Trust Securities or the Control Certificate, or (vii) have any power to, or agree to any action by the
Control Party that would, vary the investment (within the meaning of
Treasury Regulation Section 301.7701-4(c)) of the Trust or of the Securityholders. The Trustees shall defend against all claims and demands of all Persons at any time claiming any Lien on any of the Trust Property adverse to the interest of the Trust or the Securityholders in their capacity as Securityholders.
D.  	In connection with the issue and sale of the Trust
Securities, the Control Party shall have the right and responsibility to assist the Trust with respect to, or effect on behalf of the Trust, the following (and any actions taken by the Control Party in furtherance of the following prior to the date of this Trust Agreement are hereby ratified and confirmed in all respects):
(i)  	to prepare for filing by the Trust with the
Commission a registration statement under the Securities Act in relation to the Trust Securities, including any amendments thereto;
(ii)  	to determine the states in which to take appropriate
action to qualify or register for sale all or part of the Trust
Securities and to do any and all such acts, other than actions which must be taken by or on behalf of the Trust, and advise the Trustees of actions they must take on behalf of the Trust, and prepare for execution and filing any documents to be executed and filed by the
Trust or on behalf of the Trust, as shall in all circumstances be necessary or advisable in order to comply with the applicable laws of any such States;
(iii)  	to negotiate the terms of the Underwriting
Agreement providing for the issuance and sale of the Trust
Securities; and
(iv)  	any other actions necessary, incidental, appropriate
or convenient to carry out any of the foregoing activities.
Any expenses incurred by the Control Party pursuant to
this Section 2.07(D) shall be paid by the US Affiliates pursuant to the Expense Agreement.
E.  	Notwithstanding anything herein to the contrary,
the Administrative Trustees are authorized and directed to conduct the affairs of the Trust and to operate the Trust in such a way that (i) neither the Control Party, Yorkshire Finance nor the Trust will be deemed to be an "investment company" required to be registered under the Investment
Company Act, (ii) the Trust will not be classified as other than a grantor trust for United States federal income tax purposes, (iii) the Junior Subordinated Debentures will be treated as indebtedness for United States federal income tax purposes, (iv) the Trust will not be treated as a company for purposes of United Kingdom tax law, (v) the Trust will be classified as a trust under which the beneficiaries are fully entitled to the underlying income of the Trust as it arises, for purposes of United
Kingdom tax law and (vi) Yorkshire Finance will not be classified as an association or a publicly traded partnership taxable as a corporation for United States federal income tax purposes. In this connection, the
Control Party and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the Certificate of Trust or this Trust Agreement, that each of the Control Party and the Administrative Trustees determines in their discretion to be necessary or desirable for such purposes, as long as such action does not materially and adversely affect the interests of the Holders of the Trust Securities.
Section 2.08  	Assets of Trust.  The assets of the Trust
shall consist of the Trust Property.
Section 2.09  	Title to Trust Property. Legal title to all
Trust Property shall be vested at all times in the Property Trustee (in its capacity as such) and shall be held and administered by the Property
Trustee for the benefit of the Securityholders and the Trust in accordance with this Trust Agreement. The Securityholders shall be entitled to vested undivided concurrent ownership interests in the underlying income and assets of the Trust with such interests to be represented by the Trust Securities. The right, title and interest of the Property Trustee to the Junior Subordinated Debentures shall, to the greatest extent possible, vest automatically in each Person who may thereafter be appointed as Property Trustee in accordance with the terms hereof. Such vesting and cessation of title shall be effective, to the greatest extent possible, whether or not any necessary conveyancing documents have been executed and delivered.
Section 2.10  	Mergers and Consolidations of the Trust.
The Trust may not merge with or into, convert into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other Person, except as described below or otherwise described in this Trust Agreement.
The Trust may, at the request of the Control Party, with the consent of the Administrative Trustees and without the consent of the Holders of the
Trust Securities, merge with or into, convert into consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any jurisdiction; provided, that (i) such successor entity either
(x) expressly assumes all of the obligations of the Trust with respect to the Trust Securities or (y) substitutes for the Trust Securities other securities having substantially the same terms as the Trust Securities (herein referred to as the "Successor Securities") so long as the Successor Securities rank the same as the Trust Securities rank in priority with respect to Distributions and payments upon liquidation, redemption and otherwise,
(ii) such successor entity transfers to the Control Party, directly or indirectly, a control certificate (or similar instrument) or common securities relating to such successor entity, (iii) the Control Party expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder, directly or indirectly, of the Junior Subordinated Debentures, (iv) Successor
Securities are listed or traded, or any Successor Securities will be listed or traded upon notification of issuance, on any national securities exchange or other organization on which the Trust Securities are then listed,
(v) such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Trust Securities
(including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (vi) such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the Holders of the Trust Securities (including any Successor Securities) in any material respect, (vii) such successor entity has a purpose substantially identical to that of the Trust, (viii) prior to such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Control Party has received an Opinion of Counsel to the effect that
(A) such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the Holders of the Trust Securities (including any Successor Securities) in any material respect, and (B) following such merger, consolidation, conversion, amalgamation, replacement, conveyance, transfer or lease, none of the Trust, the Control Party,
Yorkshire Finance nor such successor entity will be required to register as an "investment company" under the Investment Company Act and
(ix) Yorkshire Group or any permitted successor or assignee guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, the Trust shall not, except with the consent of Holders of
100% of the Liquidation Amount of the Trust Securities, consolidate, amalgamate, merge with or into, convert into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, convert into, or replace it, if such consolidation, amalgamation, merger, conversion or replacement would cause (A) the Trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes, (B) the Trust or the successor entity to be classified as a company or as a trust under which the beneficiaries are not fully entitled to the underlying income of the Trust as it arises, in either case, for purposes of United Kingdom tax law, (C) the Control Party, Yorkshire Finance, the Trust or the successor entity to be required to register as an "investment company" under the Investment Company Act or (D) Yorkshire Finance to be classified as an association or a publicly traded partnership taxable as a corporation for United States federal income tax purposes.
Section 2.11  	Ratification of Certain Actions.  Upon the
execution and delivery of this Trust Agreement, the parties hereto hereby ratify the following actions: (i) the issuance of the Control Certificate by the Trust to the Depositor, (ii) the transfer of the Control Certificate by the Depositor to Yorkshire Group, (iii) the transfer of the Control Certificate by Yorkshire Group to the Control Party and (iv) the execution by the Depositor of the registration statement, as amended, relating to the Trust Securities, and the Underwriting Agreement.
ARTICLE III

Payment Account
Section 3.01  	Payment Account.
(a)  	On or prior to the Issue Date, the Property Trustee
shall establish the Payment Account.  The Property Trustee and an agent of the Property Trustee shall have exclusive control and sole right of withdrawal with respect to the Payment Account for the purpose of making deposits in and withdrawals from the Payment Account in accordance with this Trust Agreement. All monies and other property deposited or held from time to time in the Payment Account (which shall be a separate and segregated account) shall be held by the Property
Trustee in the Payment Account for the exclusive benefit of the Securityholders and for distribution as herein provided, including (and subject to) any priority of payments provided for herein.
(b)  	The Property Trustee shall deposit in the Payment
Account, promptly upon receipt, all payments of principal of or interest on, and any other payments or proceeds with respect to, the Junior Subordinated Debentures. Amounts held in the Payment Account shall not be invested by the Property Trustee pending distribution thereof.
(c)  	Any money deposited by the Property Trustee in
the Payment Account in trust for payment on the Trust Securities and remaining unclaimed for a period of two years after such payment has become due and payable shall be paid to the Depositor upon written request from the Depositor to the Property Trustee to hold as nominee for the relevant Securityholders. The relevant Securityholder shall thereafter look only to the Depositor for payment thereof and all liability of the Property Trustee with respect to such money shall thereupon cease.
ARTICLE IV

Distributions; Redemption
Section 4.01  	Distributions.
(a)  	Distributions on the Trust Securities shall be
cumulative and accumulate from the Issue Date and, except in the event that Yorkshire Finance exercises its right to defer the interest payments on the Junior Subordinated Debentures pursuant to Section 204 of the Supplemental Indenture, shall be fixed at a rate of 8.08% per annum of the Liquidation Amount of the Trust Securities payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, commencing on June 30, 1998. If any date on which Distributions are otherwise payable on the Trust Securities is not a Business Day, then the payment of such Distribution shall be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, payment of such Distribution shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date").
(b)  	The amount of Distributions payable for any full
quarterly period shall be computed on the basis of twelve 30-day months and a 360-day year and for any partial period shall be computed on the basis of the number of days elapsed in a 360-day year of twelve 30-day months. If Yorkshire Finance exercises its right to defer interest payments on the Junior Subordinated Debentures pursuant to Section 204 of the Supplemental Indenture (an "Extension Period"), then the rate per annum at which Distributions on the Trust Securities accumulate shall be increased by an amount such that the aggregate amount of Distributions that accumulate on all Trust Securities during any such Extension Period is equal to the Deferred Interest (as defined in the Supplemental
Indenture) that accrues during any such Extension Period on the Junior Subordinated Debentures. The payment of Deferred Interest will be distributed to the Holders of the Trust Securities as received at the end of any Extension Period. Additional Sums received by the Trust for any period shall be distributed to the Holders of Trust Securities in respect of such period in order that the entire amount payable for such period under this Section 4.01 shall be distributed when payable and, for purposes of this Agreement, the term "Distributions" shall be deemed to include any such Additional Sums.
(c)  	Distributions on the Trust Securities shall be made
and shall be deemed payable on each Distribution Date only to the extent that the Trust has sufficient funds available in the Payment Account for the payment of such Distributions.
(d)  	Distributions, if any, on the Trust Securities on
each Distribution Date shall be payable to the Holders thereof as they appear on the Securities Register for the Trust Securities on the relevant record date, which, as long as the Trust Securities are represented by Book-Entry Trust Securities Certificates, shall be one Business Day prior to the relevant Distribution Date. In the event that any Trust Securities are not so represented, the relevant record date for such Trust Securities shall be the close of business on the fifteenth calendar day prior to the relevant Distribution Date.
Each Trust Security upon registration of transfer of or in
exchange for or in lieu of any other Trust Security shall carry the rights of Distributions accumulated and unpaid, and to accumulate, which were carried by such other Trust Security.
Section 4.02  	Redemption.
(a)  	On each Indenture Redemption Date with respect
to, and on the Stated Maturity (as defined in the Supplemental Indenture)
of, the Junior Subordinated Debentures, the Trust will be required to redeem a Like Amount of Trust Securities at the Redemption Price.
(b)  	Provided that the Property Trustee has received a
written direction from the Control Party to effect such redemption at least 45 days prior to the Redemption Date, notice of redemption shall be given by the Property Trustee by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days' prior to the Redemption Date to each Holder of Trust Securities to be redeemed, at such Holder's address appearing in the Securities Register.  All notices of redemption shall state:
(i)  	the Redemption Date;
(ii)  	the Redemption Price;
(iii)  	the CUSIP number;
(iv)  	if less than all the Outstanding Trust Securities are
to be redeemed, the identification of the total Liquidation Amount of the particular Trust Securities selected by the Property Trustee to be redeemed; and
(v)  	that on the Redemption Date the Redemption Price
will become due and payable upon each such Trust Security to be redeemed and that Distributions thereon will cease to accumulate on and after such date.
(c)  	The Trust Securities redeemed on each Redemption
Date shall be redeemed at the Redemption Price with the applicable proceeds from the contemporaneous repayment or redemption of Junior Subordinated Debentures. Redemptions of the Trust Securities shall be made, and the Redemption Price shall be deemed payable, on each
Redemption Date only to the extent that the Trust has sufficient funds available in the Payment Account at 10:00 AM, New York City time, on the Redemption Date for the payment of such Redemption Price.
(d)  	If the Property Trustee gives a notice of
redemption in respect of any Trust Securities, then, by 12:00 noon, New
York City time, on the Redemption Date, subject to Section 4.02(c), the Property Trustee will, so long as the Trust Securities are represented by Book-Entry Trust Securities Certificates, irrevocably deposit with the Clearing Agency funds sufficient to pay the applicable Redemption Price and will give the Clearing Agency irrevocable instructions and authority to pay the Redemption Price to the Holders thereof. If the Trust Securities are not represented by Book-Entry Trust Securities Certificates, the
Property Trustee, subject to Section 4.02(c), will irrevocably deposit with the Paying Agent funds sufficient to pay the applicable Redemption Price and will give the Paying Agent irrevocable instructions and authority to pay the Redemption Price to the Holders thereof upon surrender of their
Trust Securities Certificates.  Notwithstanding the foregoing,
Distributions payable on or prior to the Redemption Date for any Trust Securities called for redemption shall be payable to the Holders of such Trust Securities as they appear on the Securities Register for the Trust Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of Securityholders holding Trust Securities so called for redemption will cease, except the right of such Securityholders to receive the Redemption Price, but without interest, and such Trust Securities will cease to be Outstanding. In the event that any Redemption Date is not a Business Day, then payment of the Redemption Price payable on such date shall be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next succeeding calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. In the event that payment of the Redemption Price in respect of Trust Securities is improperly withheld or refused and not paid either by the Trust or by Yorkshire Group pursuant to the Guarantee or the Debentures Guarantee, Distributions on such
Trust Securities will continue to accumulate at the then applicable rate from such Redemption Date originally established by the Trust for such
Trust Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.
(e)  	If less than all of the Trust Securities are to be
redeemed on a Redemption Date, the particular Trust Securities to be redeemed shall be selected on a pro rata basis not more than 60 days prior to the Redemption Date by the Property Trustee from the Outstanding
Trust Securities not previously called for redemption, and which shall provide for the selection for redemption of portions (equal to $25 or an integral multiple of $25 in excess thereof) of the aggregate Liquidation Amount of Trust Securities of a denomination larger than $25. The
Property Trustee shall promptly notify the Securities Registrar in writing of the Trust Securities selected for redemption and, in the case of any
Trust Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of this Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Trust Securities shall relate, in the case of any Trust Securities redeemed or to be redeemed only in part, to the portion of the Liquidation Amount of Trust Securities which has been or is to be redeemed.
(f)  	Subject to the foregoing provisions of this Section
4.02 and to applicable law (including, without limitation, applicable United States federal securities laws), the Control Party, Yorkshire Finance, the
US Affiliates or their Affiliates may, at any time and from time to time, purchase Outstanding Trust Securities by tender, in the open market or by private agreement, subject to receiving an Opinion of Counsel that any purchase as aforementioned will not have any material adverse effect under the laws of the United Kingdom on Yorkshire Finance, Yorkshire
Group, the US Affiliates or their respective Affiliates.
Section 4.03  	Payment Procedures.  Payments in respect
of the Trust Securities shall be made by check mailed to the address of the Person entitled thereto as such address shall appear on the Securities Register or, if the Trust Securities are held by a Clearing Agency, such Distributions shall be made in immediately available funds to the Clearing Agency, which shall credit the relevant Persons' accounts at such Clearing Agency on the applicable Distribution Dates.
Section 4.04  	Tax Returns and Reports.  The
Administrative Trustees shall prepare (or cause to be prepared), at the expense of the US Affiliates pursuant to the Expense Agreement, and file all United States federal, state and local tax and information returns and reports required to be filed by or in respect of the Trust. The Administrative Trustees shall provide or cause to be provided on a timely basis to each Holder any Internal Revenue Service form required to be so provided in respect of the Trust Securities. The Property Trustee shall comply with United States federal withholding and back-up withholding tax laws and information reporting requirements with respect to any payments to Securityholders.
ARTICLE V

Trust Securities Certificates
Section 5.01  	Initial Ownership.  Upon the creation of the
Trust by the contribution by the Depositor pursuant to Section 2.03 and until the issuance of the Trust Securities, and at any time during which no Trust Securities are outstanding, the Depositor shall be the sole beneficial owner of the Trust.
Section 5.02  	The Trust Securities Certificates.  Each of
the Trust Securities Certificates shall be issued in minimum denominations of $25 and integral multiples in excess thereof. The Trust Securities Certificates shall be executed on behalf of the Trust by manual or facsimile signature of at least one Administrative Trustee. Trust Securities Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be validly issued and entitled to the benefits of this Trust Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of such Trust Securities Certificates or did not hold such offices at the date of authentication and delivery of such Trust Securities Certificates. A transferee of a Trust Securities Certificate shall become a Securityholder, and shall be entitled to the rights and subject to the obligations of a Securityholder hereunder, upon due registration of such Trust Securities Certificate in such transferee's name pursuant to
Section 5.04, 5.10 or 5.12.
Section 5.03  	Authentication of Trust Securities
Certificates.  On the Issue Date, the Administrative Trustees shall cause
Trust Securities Certificates, in an aggregate Liquidation Amount as provided in Section 2.04, to be executed on behalf of the Trust, by at least one Administrative Trustee, authenticated, as provided herein, and delivered in accordance with the Underwriting Agreement without further corporate action by the Control Party, in authorized denominations pursuant to Section 2.04. No Trust Securities Certificate shall entitle its holder to any benefit under this Trust Agreement, or shall be valid for any purpose, unless there shall appear on such Trust Securities Certificate a certificate of authentication substantially in the form set forth in Exhibit C executed by the Property Trustee by manual or facsimile signature; such authentication shall constitute conclusive evidence that such Trust
Securities Certificate shall have been duly authenticated and delivered hereunder. All Trust Securities Certificates shall be dated the date of their authentication.
Section 5.04  	Registration of Transfer and Exchange of
Trust Securities Certificates.  The Securities Registrar shall keep or cause to be kept, at the office or agency maintained pursuant to Section 5.08, a Securities Register in which, subject to such reasonable regulations as it may prescribe, the Securities Registrar shall provide for the registration of Trust Securities Certificates and registration of transfers and exchanges of Trust Securities Certificates as herein provided. The Property Trustee shall be the initial Securities Registrar.
Upon surrender for registration of transfer of any Trust
Securities Certificate at the office or agency maintained pursuant to
Section 5.08, at least one of the Administrative Trustees shall execute and deliver in the name of the designated transferee or transferees one or more new Trust Securities Certificates in authorized denominations of a like aggregate Liquidation Amount dated the date of authentication by the
Property Trustee.  The Securities Registrar shall not be required to register the transfer of any Trust Securities that have been called for redemption. At the option of a Holder, Trust Securities Certificates may be exchanged for other Trust Securities Certificates in authorized denominations of the same class and of a like aggregate Liquidation
Amount upon surrender of the Trust Securities Certificates to be exchanged at the office or agency maintained pursuant to Section 5.08.
Every Trust Securities Certificate presented or surrendered
for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Administrative Trustees and the Securities Registrar duly executed by the Holder or his attorney duly authorized in writing.  Each Trust Securities Certificate surrendered for registration of transfer or exchange shall be canceled and subsequently disposed of by the Securities Registrar in accordance with its customary practice. The Trust shall not be required to register the transfer of or exchange any Trust Securities after the date such Trust Securities have been called for redemption.
No service charge shall be made for any registration of
transfer or exchange of Trust Securities Certificates, but the Securities Registrar or the Administrative Trustees may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Trust Securities Certificates.
Section 5.05  	Mutilated, Destroyed, Lost or Stolen Trust
Securities Certificates. If (a) any mutilated Trust Securities Certificate shall be surrendered to the Securities Registrar, or if the Securities Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Trust Securities Certificate and (b) there shall be delivered to the Securities Registrar and the Administrative Trustees such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice that such Trust Securities Certificate shall have been acquired by a bona fide purchaser, the Administrative Trustees or any one of them on behalf of the Trust shall execute and cause to be authenticated and make available for delivery, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Trust Securities Certificate, a new Trust Securities Certificate of like class, tenor and denomination. In connection with the issuance of any new Trust Securities Certificate under this Section, the Administrative Trustees or the Securities Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.  Any duplicate Trust Securities Certificate issued pursuant to this Section shall constitute conclusive evidence of an ownership interest in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Trust Securities Certificate shall be found at any time.
Section 5.06  	Persons Deemed Securityholders.  Prior to
due presentation of a Trust Securities Certificate for registration of transfer, the Trustees or the Securities Registrar shall treat the Person in whose name any Trust Securities Certificate shall be registered in the Securities Register as the owner of such Trust Securities Certificate for the purpose of receiving Distributions (subject to Section 4.01(d)) and for all other purposes whatsoever, and neither the Trustees nor the Securities Registrar shall be bound by any notice to the contrary.
Section 5.07  	Access to List of Securityholders' Names
and Addresses. The Administrative Trustees shall furnish or cause to be furnished to (i) the Control Party and the Property Trustee semi-annually, not later than June 1 and December 1 in each year, and (ii) the Control
Party or the Property Trustee, as the case may be, within 30 days after receipt by any Administrative Trustee of a request therefor from the
Control Party or the Property Trustee, as the case may be, in writing, a list, in such form as the Control Party or the Property Trustee, as the case may be, may reasonably require, of the names and addresses of the Securityholders as of a date not more than 15 days prior to the time such list is furnished; provided, that the Administrative Trustees shall not be obligated to provide such list at any time such list does not differ from the most recent list given to the Control Party and the Property Trustee by the Administrative Trustees or at any time the Property Trustee is the
Securities Registrar.  If one or more Holders of Trust Securities
Certificates evidencing not less than 25% of the Outstanding Liquidation
Amount apply in writing to the Administrative Trustees, and such application states that the applicants desire to communicate with other Securityholders with respect to their rights under this Trust Agreement or under the Trust Securities Certificates and such application is accompanied by a copy of the communication that such applicants propose to transmit, then the Administrative Trustees shall, within five Business Days after the receipt of such application, afford such applicants access during normal business hours to the current list of Securityholders. Each Holder, by receiving and holding a Trust Securities Certificate, and each Owner shall be deemed to have agreed not to hold either the Control
Party or the Administrative Trustees accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.
Section 5.08  	Maintenance of Office or Agency.  The
Administrative Trustees shall maintain in the Borough of Manhattan, New
York, an office or offices or agency or agencies where Trust Securities Certificates and the Control Certificate may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Trustees in respect of the Trust Securities Certificates may be served. The Administrative Trustees initially designate The Bank of
New York, 101 Barclay Street, New York, New York, Attn: Corporate
Trust Trustee Administration, as its principal agency for such purposes.
The Administrative Trustees shall give prompt written notice to the
Control Party and to the Securityholders of any change in the location of the Securities Register or any such office or agency.
Section 5.09  	Appointment of Paying Agent.  The Paying
Agent shall make Distributions and other payments provided hereby to Securityholders from the Payment Account and shall report the amounts of such Distributions and payments to the Property Trustee and the Administrative Trustees. Any Paying Agent shall have the revocable power to withdraw funds from the Payment Account for the purpose of making the Distributions and payments provided hereby.  The
Administrative Trustees may revoke such power and remove the Paying
Agent if such Trustees determine in their sole discretion that the Paying
Agent shall have failed to perform its obligations under this Agreement in any material respect.  The entity constituting the Paying Agent shall initially act as the Property Trustee, and it may choose any co-paying agent that is acceptable to the Administrative Trustees and the Control
Party. Any Person acting as Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Administrative Trustees and the Control Party. In the event that a Paying Agent shall resign or be removed, the Administrative Trustees shall appoint a successor that is acceptable to the Control Party to act as Paying Agent (which shall be a bank or trust company).  The Administrative Trustees shall cause such successor Paying Agent or any additional Paying Agent appointed by the Administrative Trustees to execute and deliver to the Trustees an instrument in which such successor Paying Agent or additional Paying
Agent shall agree with the Trustees that as Paying Agent, such successor
Paying Agent or additional Paying Agent will hold all sums, if any, held by it for payment to the Securityholders in trust for the benefit of the Securityholders entitled thereto until such sums shall be paid to such Securityholders. The Paying Agent shall return all unclaimed funds to the Property Trustee and upon removal of a Paying Agent such Paying Agent shall also return all funds in its possession to the Property Trustee. The provisions of Sections 9.01, 9.03 and 9.06 shall apply to the entity acting as the Property Trustee also in its role as Paying Agent, for so long as that entity shall act as Paying Agent and, to the extent applicable, to any other paying agent appointed hereunder. Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.
Section 5.10  	Book-Entry Trust Securities Certificates.
The Trust Securities, upon original issuance, will be issued in the form of typewritten Book-Entry Trust Securities Certificates, to be delivered to or held on behalf of The Depository Trust Company, the initial Clearing
Agency, by, or on behalf of, the Trust in accordance with the
Underwriting Agreement.  Such Book-Entry Trust Securities Certificate
or Certificates shall initially be registered on the Securities Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no
Owner or other beneficial owner will receive a Definitive Trust Securities Certificate representing such beneficial owner's interest in such Trust Securities, except as provided in Section 5.12. Unless and until Definitive Trust Securities Certificates have been issued to Owners pursuant to
Section 5.12:
(i)  	the provisions of this Section 5.10 shall be in full
force and effect;
(ii)  	the Securities Registrar and the Trustees shall be
entitled to deal with the Clearing Agency for all purposes of this
Trust Agreement relating to the Book-Entry Trust Securities
Certificates (including the payment of the Liquidation Amount of and Distributions on the Book-Entry Trust Securities and the
giving of instructions or directions to Owners of Book-Entry Trust
Securities) as the sole Holder of Book-Entry Trust Securities
Certificates and shall have no obligations to the Owners thereof;
(iii)  	to the extent that the provisions of this Section
conflict with any other provisions of this Trust Agreement, the provisions of this Section shall control; and
(iv)  	the rights of the Owners of the Book-Entry Trust
Securities Certificates shall be exercised only through the Clearing
Agency and shall be limited to those established by law and
agreements between such Owners and the Clearing Agency and/or the Clearing Agency Participants.  Pursuant to the Certificate
Depository Agreement, unless and until Definitive Trust Securities
Certificates are issued pursuant to Section 5.12, the Clearing
Agency will make book-entry transfers among the Clearing
Agency Participants and receive and transmit payments on the
Trust Securities to such Clearing Agency Participants.
Section 5.11  	Notices to Clearing Agency.  To the extent
a notice or other communication to the Owners is required under this
Trust Agreement, unless and until Definitive Trust Securities Certificates shall have been issued to Owners pursuant to Section 5.12, the Trustees shall give all such notices and communications specified herein to be given to Owners to the Clearing Agency, and shall have no obligations to the
Owners.
Section 5.12  	Definitive Trust Securities Certificates  If (i)
the Clearing Agency discontinues providing its services as securities depositary with respect to the Trust Securities at any time by giving reasonable notice to the Trust or Property Trustee, (ii) the Trust or the Control Party decides to discontinue use of the system of book-entry transfers through the Clearing Agency (or a successor depositary) and a successor securities depositary is not obtained or (iii) the Trust fails to pay any amounts due and payable in respect of the Trust Securities or
Yorkshire Group fails to pay any amounts due and payable in respect of the Trust Securities or Yorkshire Group fails to pay any amounts payable in respect of the Guarantee or the Debentures Guarantee, as required by their respective terms, upon surrender to the Administrative Trustees of the Book-Entry Trust Securities Certificates representing the Trust
Securities by the Clearing Agency, accompanied by registration instructions, the Administrative Trustees or any one of them shall execute and cause to be authenticated Definitive Trust Securities Certificates representing the Trust Securities in accordance with the instructions of the Clearing Agency. Neither the Securities Registrar nor the Trustees shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Trust Securities Certificates, the Trustees shall recognize the Holders of the Definitive Trust Securities Certificates as Securityholders. The Definitive Trust Securities
Certificates shall be printed, lithographed or engraved or may be produced in any other manner as is reasonably acceptable to the Administrative
Trustees, as evidenced by the execution thereof by the Administrative
Trustees or any one of them.
Section 5.13  	Rights of Securityholders.  The legal title to
the Trust Property is vested exclusively in the Property Trustee (in its capacity as such) in accordance with Section 2.09. The Securityholders shall be entitled to vested, undivided beneficial ownership interests in the underlying income and assets of the Trust, as conferred by their Trust Securities. The Securityholders shall have no right to call for any partition or division of property, profits or rights of the Trust except as described below. The Trust Securities shall be personal property giving only the rights specifically set forth therein and in this Trust Agreement. The Trust Securities shall have no preemptive or other similar rights and when issued and delivered to Securityholders against payment of the purchase price therefor will be fully paid and nonassessable by the Trust. The Control
Party and the Holders of the Trust Securities shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.
ARTICLE VI

Control Certificate
Section 6.01  	Ownership of Control Certificate.  The
Control Party has acquired, and will continue to retain, except as described below, ownership of the Control Certificate. To the fullest extent permitted by law, any attempted transfer of the Control Certificate, except for transfers by operation of law or to a successor Control Party at the request of Yorkshire Group pursuant to Section 6.02, shall be void.
The Control Certificate shall contain a legend stating "THIS
CERTIFICATE IS NOT TRANSFERABLE EXCEPT AS PROVIDED
IN THE TRUST AGREEMENT REFERRED TO HEREIN".
Section 6.02  	Transfer of Control Certificate.  Upon a
transfer of the Control Certificate in accordance with Section 6.01:
(a)  	The Control Party surrendering the Control
Certificate (the "Surrendering Party") (or its duly authorized attorney) shall surrender such certificate at the office or agency of the Trust maintained pursuant to Section 5.08 along with a written instrument of surrender, in form satisfactory to at least one Administrative Trustee and the Securities Registrar, duly executed by the Surrendering Party. Thereupon, the Surrendering Party shall cease to be the Control Party.
The surrendered Control Certificate shall be canceled and subsequently disposed of by the Securities Registrar in accordance with its customary practice; and
(b)  Immediately upon such surrender, (i) the Depositor, on
behalf of the Trust, shall execute and deliver in the name of the successor Control Party a new Control Certificate dated the date of delivery and (ii) the successor Control Party shall evidence its acceptance by executing the new Control Certificate and taking possession thereof. Thereupon, such entity shall be deemed to be the Control Party.
No service charge shall be made for any registration of
transfer or surrender of the Control Certificate.
Section 6.03  	No Economic Interest in the Trust.(a)
	The Control Party, by virtue of its possession of the Control Certificate, has a beneficial interest in the Trust; provided, however, that the Control Party, solely by virtue of its possession of the Control Certificate, shall not be a trustee of the Trust nor shall it have an undivided beneficial interest in the property of the Trust nor shall it be entitled to any financial or monetary interest in the Trust, including, but not limited to, any Distribution, any amounts paid on liquidation or termination of the Trust, or any entitlement to the Junior Subordinated Debentures or payments thereon.
(b)  	Possession of the Control Certificate does not:
(i)  	entitle the Control Party to income or assets of the
Trust;
(ii)  	impose upon the Control Party any obligation as
trustee with respect to the Trust; or
(iii)  	impose upon the Control Party any obligation to act
as a fiduciary (to the fullest extent of the law) with respect to the
Trust or the Trust Securities.
Section 6.04  	Certain Duties and Responsibilities.  The
rights, duties and responsibilities of the Control Party shall be only as provided by the Control Certificate and this Trust Agreement. Notwithstanding the foregoing, no provision of the Original Trust
Agreement, the Control Certificate and this Trust Agreement shall require the Control Party to incur any of its own funds in the performance of its duties as Control Party. Whether or not therein expressly so provided, every provision of the Control Certificate and this Trust Agreement relating to the conduct of the Control Party shall be subject to the provisions of this Section.
ARTICLE VII

Acts of Securityholders; Meetings; Voting
Section 7.01  	Limitations on Voting Rights.
(a)  	Except as provided in this Section, in Section 9.10,
Section 9.19 or Section 11.03 of this Trust Agreement, in the
Subordinated Indenture, in the Guarantee and as otherwise required by law, no Holder of Trust Securities shall have any right to vote or in any manner otherwise control the administration, operation and management of the Trust or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Trust Securities Certificates and the Control Certificate, be construed so as to constitute the Securityholders and the Control Party, respectively, from time to time as partners or members of an association.
(b)  	 So long as any Junior Subordinated Debentures are
held by or for the benefit of the Property Trustee, the Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or executing any trust or power conferred on the Indenture Trustee with respect to such Junior
Subordinated Debentures or the Debentures Guarantee, (ii) waive any past default which is waivable under Section 5.06 of the Subordinated
Indenture, (iii) exercise any right to rescind or annul a declaration that any interest payment or other payment with respect to the Junior Subordinated Debentures or the Debentures Guarantee shall be due and payable or (iv) consent to any amendment, modification or termination of the
Subordinated Indenture or the Junior Subordinated Debentures, where such consent shall be required, or to any other action, under the
Subordinated Indenture, without, in each case, obtaining the prior approval of the Holders of at least a majority in aggregate Liquidation
Amount of all Outstanding Trust Securities; provided, however, that where a consent under the Subordinated Indenture would require the consent of each holder of Junior Subordinated Debentures affected thereby, no such consent shall be given by the Trustees without the prior written consent of each Holder of Trust Securities. The Trustees shall not revoke any action previously authorized or approved by a vote of the
Holders of Trust Securities except by subsequent vote of the Holders of
Trust Securities.  The Property Trustee shall notify all Holders of the
Trust Securities of any notice of default with respect to the Junior Subordinated Debentures. In addition to obtaining the foregoing approvals of the Holders of the Trust Securities, prior to taking any of the foregoing actions, the Trustees shall, at the expense of the US Affiliates pursuant to the Expense Agreement, obtain an Opinion of Counsel designated by the Control Party who is experienced in such matters to the effect that (A) the Trust will not be classified as other than a grantor trust for United States federal income tax purposes on account of such action,
(B) the beneficiaries of the Trust will not cease to be fully entitled to the income of the Trust as it arises nor will the Trust be classified as a company, in either case, for purposes of United Kingdom tax law, on account of such action, (C) neither the Trust, Yorkshire Finance nor the Control Party will be required to register as an "investment company"
under the Investment Company Act on account of such action and (D)
Yorkshire Finance will not be classified as an association or a publicly traded partnership taxable as a corporation for United States federal income tax purposes on account of such action.
Section 7.02  	Notice of Meetings.  Notice of all meetings
of the Securityholders, stating the time, place and purpose of the meeting, or of any matter upon which action by written consent of such
Securityholders is to be taken, shall be given by the Administrative
Trustees pursuant to Section 11.08 to each Securityholder of record, at his registered address, at least 15 days and not more than 90 days before the meeting.  At any such meeting, any business properly before the meeting may be so considered whether or not stated in the notice of the meeting. Any adjourned meeting may be held as adjourned without further notice.
Section 7.03  	Meetings of Securityholders.  No annual
meeting of Securityholders is required to be held. The Administrative Trustees, however, shall call a meeting of Securityholders to vote on any matter upon the written request of the Securityholders of record of 25%
of the Outstanding Trust Securities (based upon their aggregate
Liquidation Amount) and the Administrative Trustees or the Property
Trustee may, at any time in their discretion, call a meeting of Securityholders to vote on any matters as to which Securityholders are entitled to vote.
Securityholders of record of 50% of the Outstanding Trust
Securities (based upon their aggregate Liquidation Amount), present in person or by proxy, shall constitute a quorum at any meeting of
Securityholders.
If a quorum is present at a meeting, an affirmative vote by
the Securityholders of record present, in person or by proxy, holding more than 66-2/3% of the Securities (based upon their aggregate Liquidation
Amount) held by the Trust Securityholders of record present, either in person or by proxy, at such meeting shall constitute the action of the Securityholders, unless this Trust Agreement requires a greater or lesser number of affirmative votes.
Section 7.04  	Voting Rights.  In respect of any matter as
to which Securityholders are entitled to vote, Securityholders shall be entitled to one vote for each $25 of Liquidation Amount represented by their Trust Securities.
Section 7.05  	Proxies, etc.  At any meeting of
Securityholders, any Securityholder entitled to vote may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Administrative Trustees, or with such other officer or agent of the Trust as the Administrative Trustees may direct, for verification prior to the time at which such vote shall be taken. Pursuant to a resolution of the Property Trustee, proxies may be solicited in the name of the Property Trustee or one or more officers of the Property
Trustee. Only Securityholders of record shall be entitled to vote. When Trust Securities are held jointly by several Persons, any one of them may vote at any meeting in person or by proxy in respect of such Trust
Securities, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Trust Securities.  A proxy purporting to be executed by or on behalf of a Securityholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. No proxy shall be valid more than three years after its date of execution.
Section 7.06  	Securityholder Action by Written Consent.
Any action which may be taken by Securityholders at a meeting may be taken without a meeting if Securityholders holding at least 66-2/3% of all Outstanding Trust Securities entitled to vote in respect of such action (or such other proportion thereof as shall be required by any express provision of this Trust Agreement) shall consent to the action in writing (based upon their aggregate Liquidation Amount).
Section 7.07  	Record Date for Voting and Other
Purposes. For the purposes of determining the Securityholders who are entitled to notice of and to vote at any meeting or by written consent, or to participate in any Distribution on the Trust Securities in respect of which a record date is not otherwise provided for in this Trust Agreement, or for the purpose of any other action, the Administrative Trustees may from time to time fix a date, not more than 90 days prior to the date of any meeting of Securityholders or the payment of a Distribution or other action, as the case may be, as a record date for the determination of the identity of the Securityholders of record for such purposes.
Section 7.08  	Acts of Securityholders.  Any request,
demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Trust Agreement to be given, made or taken by Securityholders or the Control Party may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Securityholders or the Control Party in person or by an agent appointed in writing; and, except as otherwise expressly provided herein, such action shall become effective when such instrument or instruments are delivered to the Administrative Trustees.  Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Securityholders or the Control Party signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Trust Agreement and (subject to Section 9.01) conclusive in favor of the Trustees, if made in the manner provided in this Section.
The fact and date of the execution by any Person of any
such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustees deem sufficient.
The ownership of Trust Securities shall be proved by the
Securities Register.
Any request, demand, authorization, direction, notice,
consent, waiver or other Act of the Securityholder of any Trust Security shall bind every future Securityholder of the same Trust Security and the Securityholder of every Trust Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustees or the Trust in reliance thereon, whether or not notation of such action is made upon such Trust Security.
Without limiting the foregoing, a Securityholder entitled
hereunder to take any action hereunder with regard to any particular Trust Security may do so with regard to all or any part of the Liquidation
Amount of such Trust Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such Liquidation Amount.
Section 7.09  	Inspection of Records.  Upon reasonable
notice to the Trustees, the records of the Trust shall be open to inspection by Securityholders during normal business hours for any purpose reasonably related to such Securityholder's interest as a Securityholder.
ARTICLE VIII

Representations and Warranties of the
Property Trustee and Delaware Trustee
Section 8.01  	Representations and Warranties of Property
Trustee. The Trustee that acts as initial Property Trustee represents and warrants to the Trust and to the Control Party at the date of this Trust Agreement, and each successor Property Trustee represents and warrants to the Trust and the Control Party at the time of the successor Property Trustee's acceptance of its appointment as Property Trustee, that:
(a)  	the Property Trustee is a New York banking
corporation with trust powers and authority to execute and deliver, and to carry out and perform its obligations under the terms of, this Trust Agreement;
(b)  	The execution, delivery and performance by the
Property Trustee of this Trust Agreement has been duly authorized by all necessary corporate action on the part of the Property Trustee. This Trust Agreement has been duly executed and delivered by the Property Trustee and constitutes a legal, valid and binding obligation of the Property Trustee, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, moratorium, insolvency, and other similar laws affecting creditors' rights generally and to general principles of equity and the discretion of the court (regardless of whether the enforcement of such remedies is considered in a proceeding in equity or at law);
(c)  	The execution, delivery and performance of this
Trust Agreement by the Property Trustee does not conflict with or constitute a breach of the charter or by-laws of the Property Trustee; and
(d)  	No consent, approval or authorization of, or
registration with or notice to, any New York State or federal banking authority is required for the execution, delivery or performance by the Property Trustee of this Trust Agreement.
Section 8.02  	Representations and Warranties of
Delaware Trustee. The Trustee that acts as initial Delaware Trustee represents and warrants to the Trust and to the Control Party at the date of this Trust Agreement, and each successor Delaware Trustee represents and warrants to the Trust and the Control Party at the time of the successor Delaware Trustee's acceptance of its appointment as Delaware Trustee that:
(a)  	The Delaware Trustee is duly organized, validly
existing and in good standing under the laws of the State of Delaware, with trust power and authority to execute and deliver, and to carry out and perform its obligations under the terms of, this Trust Agreement;
(b)  	The execution, delivery and performance by the
Delaware Trustee of this Trust Agreement has been duly authorized by all necessary corporate action on the part of the Delaware Trustee. This
Trust Agreement has been duly executed and delivered by the Delaware
Trustee and constitutes a legal, valid and binding obligation of the
Delaware Trustee, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, moratorium, insolvency, and other similar laws affecting creditors' rights generally and to general principles of equity and the discretion of the court (regardless of whether the enforcement of such remedies is considered in a proceeding in equity or at law);
(c)  	No consent, approval or authorization of, or
registration with or notice to, any federal banking authority is required for the execution, delivery or performance by the Delaware Trustee of this
Trust Agreement; and
(d)  	The Delaware Trustee is a natural person who is a
resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware.
(e)  	The Delaware Trustee is not, and shall not be,
resident in the United Kingdom for United Kingdom tax purposes.
ARTICLE IX

The Trustees
Section 9.01  	Certain Duties and Responsibilities.
(a)  	The rights, duties and responsibilities of the
Trustees shall be as provided by this Trust Agreement and, in the case of the Property Trustee, the Trust Indenture Act.  Notwithstanding the
foregoing, no provision of this Trust Agreement shall require the Trustees to expend or risk their own funds or otherwise incur any financial liability in the performance of any of their duties hereunder, or in the exercise of any of their rights or powers, if they shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to them. Whether or not therein expressly so provided, every provision of this Trust Agreement relating to the conduct or affecting the liability of or affording protection to the Trustees shall be subject to the provisions of this Section.
(b)  	All payments made by the Property Trustee in
respect of the Trust Securities shall be made only from the income and proceeds from the Trust Property and only to the extent that there shall be sufficient income or proceeds from the Trust Property to enable the
Property Trustee to make payments in accordance with the terms hereof.
Each Securityholder, by its acceptance of a Trust Security, agrees that it will look solely to the income and proceeds from the Trust Property to the extent available for distribution to it as herein provided and that the Trustees are not personally liable to it for any amount distributable in respect of any Trust Security or for any other liability in respect of any Trust Security. This Section 9.01(b) does not limit the liability of the Trustees expressly set forth elsewhere in this Trust Agreement or, in the case of the Property Trustee, in the Trust Indenture Act.
(c)  	The Property Trustee shall use all reasonable
efforts to ensure that neither it nor the Trust is resident in the
United Kingdom for United Kingdom tax purposes.
Section 9.02  	Notice of Defaults and Extension Periods.
(a) Within 90 days after the occurrence of any Event of Default, the
Property Trustee shall transmit, in the manner and to the extent provided in Section 11.08, notice of any Event of Default actually known to a Responsible Officer of the Property Trustee to the Securityholders, the Administrative Trustees, the Control Party and Yorkshire Finance, unless such Event of Default shall have been cured or waived.  For purposes of this Section, the term "Event of Default" means any event that is, or after notice or lapse of time or both would become, an Event of Default.
		(b)	The Property Trustee shall transmit to the
Securityholders, in the manner and to the extent provided in Section
11.08, notice of Yorkshire Finance's election to begin or further extend an Extension Period on the Junior Subordinated Debentures (unless such election shall have been revoked) within five Business Days of the receipt of notice thereof.
Section 9.03  	Certain Rights of Property Trustee.  Subject
to the provisions of Section 9.01 and except as provided by law:
(i)  	the Property Trustee may conclusively rely and
shall be protected in acting or refraining from acting in good faith upon any resolution, Opinion of Counsel, certificate, written representation of a Holder or transferee, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;
(ii)  	if (A) in performing its duties under this Trust
Agreement the Property Trustee is required to decide between alternative courses of action, or (B) in construing any of the provisions in this Trust Agreement the Property Trustee finds the same ambiguous or inconsistent with any other provisions
contained herein, or (C) the Property Trustee is unsure of the application of any provision of this Trust Agreement, then, except as to any matter as to which the Trust Securityholders are entitled to vote under the terms of this Trust Agreement, the Property
Trustee shall deliver a notice to the Control Party requesting written instructions of the Control Party as to the course of action to be taken.  The Property Trustee shall take such action, or refrain from taking such action, as the Property Trustee shall be instructed in writing to take, or to refrain from taking, by the
Control Party; provided, however, that if the Property Trustee does not receive such instructions of the Control Party within ten
Business Days after it has delivered such notice, or such
reasonably shorter period of time set forth in such notice (which to the extent practicable shall not be less than two Business Days), it may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Trust Agreement as it shall deem advisable and in the best interests of the Securityholders, in which event the Property Trustee shall have no liability except for its own bad faith, negligence or willful misconduct;
(iii)  	the Property Trustee may consult with counsel of
its selection and the advice of such counsel or any Opinion of
Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;
(iv)  	the Property Trustee shall be under no obligation to
exercise any of the rights or powers vested in it by this Trust
Agreement at the request or direction of any of the Securityholders pursuant to this Trust Agreement, unless such Securityholders shall have offered to the Property Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;
(v)  	the Property Trustee shall not be bound to make
any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other document, unless
requested in writing to do so by one or more Securityholders; and
(vi)  	the Property Trustee may execute any of the trusts
or powers hereunder or perform any duties hereunder either
directly or by or through its agents or attorneys, provided that the
Property Trustee shall be responsible for its own negligence or recklessness with respect to selection of any agent or attorney appointed by it hereunder.
Section 9.04  	Not Responsible for Recitals or Issuance of
Securities. The recitals contained herein and in the Trust Securities Certificates shall be taken as the statements of the Trust, and the Trustees do not assume any responsibility for their correctness. The Trustees shall not be accountable for the use or application by the Trust of the proceeds of the Trust Securities in accordance with Section 2.05.
The Property Trustee may conclusively assume that any
funds held by it hereunder are legally available unless a Responsible
Officer shall have received written notice from the Company, any Holder or any other Trustee that such funds are not legally available.
Section 9.05  	May Hold Securities. Any Trustee or any
other agent of the Trustees or the Trust, in its individual or any other capacity, may become the owner or pledgee of Trust Securities and, except as provided in the definition of the term "Outstanding" in Article I and subject to Sections 9.08 and 9.13, may otherwise deal with the Trust with the same rights it would have if it were not a Trustee or such other agent.
Section 9.06  	Compensation; Fees; Indemnity.
The following expenses will be paid by the US Affiliates
pursuant to the Expense Agreement:
(1)  	the payment to the Trustees from time to time of
reasonable compensation, as agreed to in writing from time to time, for all services rendered by the Trustees hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);
(2)  	except as otherwise expressly provided herein, the
reimbursement of the Trustees upon request for all reasonable expenses, disbursements and advances incurred or made by the Trustees in accordance with any provision of this Trust Agreement (including the reasonable compensation and the expenses and disbursements of their agents and counsel), except any such expense, disbursement or advance as may be attributable to their willful misconduct, negligence or bad faith;
and
(3)  	the indemnification of the Trustees for any and all
loss, damage, claims, liability or expense incurred without willful misconduct, negligence or bad faith on their part, arising out of or in connection with the acceptance or administration of this Trust Agreement, including the costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties hereunder.
The provisions of this Section 9.06 shall survive the
termination of this Trust Agreement.
Section 9.07  	Trustees Required; Eligibility.
(a)  	There shall at all times be a Property Trustee
hereunder with respect to the Trust Securities.  The Property Trustee shall be a Person that has a combined capital and surplus of at least
$50,000,000.  The Property Trustee shall not be resident in the
United Kingdom for United Kingdom tax purposes.  If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Property Trustee with respect to the Trust Securities shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.
(b)  	There shall at all times be one or more
Administrative Trustees hereunder with respect to the Trust Securities.
Each Administrative Trustee shall be either a natural person who is at least 21 years of age or a legal entity that shall act through one or more persons authorized to bind such entity. No Administrative Trustee shall be resident in the United Kingdom for United Kingdom tax purposes.
(c)  	There shall at all times be a Delaware Trustee with
respect to the Trust Securities. The Delaware Trustee shall either be (i) a natural person who is at least 21 years of age and a resident of the State of Delaware or (ii) a legal entity authorized to conduct a trust business and with its principal place of business in the State of Delaware that shall act through one or more persons authorized to bind such entity.
Section 9.08  	Conflicting Interests.  If the Property
Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Property Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Trust Agreement.
To the extent permitted by the Trust Indenture Act, the Property Trustee shall not be deemed to have a conflicting interest by virtue of being trustee under the Guarantee or the Subordinated Indenture.
Section 9.09  	Co-Trustees and Separate Trustee.  Unless
an Indenture Event of Default shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust Property may at the time be located, the Control Party and the Property Trustee shall have power to appoint, and upon the written request of the Property Trustee, the Control Party shall for such purpose join with the Property Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint, one or more
Persons approved by the Property Trustee either to act as co-trustee, jointly with the Property Trustee, of all or any part of such Trust Property, or to act as separate trustee of any such Trust Property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section. If the Control Party does not join in such appointment within 15 days after the receipt by it of a request so to do, or in case an Indenture Event of Default has occurred and is continuing, the Property Trustee alone shall have power to make such appointment. Any co-trustee or separate trustee appointed pursuant to this Section must satisfy the requirements of Section 9.07.
Should any written instrument from the Depositor be
required by any co-trustee or separate trustee so appointed for more fully confirming to such co-trustee or separate trustee such property, title, right, or power, any and all such instruments shall, on request, be executed, acknowledged, and delivered by the Depositor.
Every co-trustee or separate trustee shall, to the extent
permitted by law, but to such extent only, be appointed subject to the following terms, namely:
(i)  	The Trust Securities shall be executed,
authenticated and delivered and all rights, powers, duties, and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Trustees hereunder, shall be exercised, solely by the Trustees and not by such co-trustee or separate trustee.
(ii)  	The rights, powers, duties, and obligations hereby
conferred or imposed upon the Property Trustee in respect of any property covered by such appointment shall be conferred or
imposed upon and exercised or performed by the Property Trustee or by the Property Trustee and such co-trustee or separate trustee jointly, as shall be provided in the instrument appointing such co-
trustee or separate trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Property Trustee shall be incompetent or unqualified to
perform such act, in which event such rights, powers, duties, and obligations shall be exercised and performed by such co-trustee or separate trustee.
(iii)  	The Property Trustee at any time, by an instrument
in writing executed by it, with the written concurrence of the
Control Party, may accept the resignation of or remove any co-
trustee or separate trustee appointed under this Section, and, in case an Indenture Event of Default has occurred and is continuing, the Property Trustee shall have power to accept the resignation of, or remove, any such co-trustee or separate trustee without the concurrence of the Control Party.  Upon the written request of the
Property Trustee, the Control Party shall join with the Property
Trustee in the execution, delivery, and performance of all
instruments and agreements necessary or proper to effectuate such resignation or removal.  A successor to any co-trustee or separate trustee so resigned or removed may be appointed in the manner provided in this Section.
(iv)  	No co-trustee or separate trustee hereunder shall be
personally liable by reason of any act or omission of the Property
Trustee, or any other such trustee hereunder.
(v)  	The Trustees shall not be liable by reason of any act
of a co-trustee or separate trustee.
(vi)  	Any Act of Holders delivered to the Property
Trustee shall be deemed to have been delivered to each such co-
trustee and separate trustee.
Section 9.10  	Resignation and Removal; Appointment of
Successor.  No resignation or removal of any Trustee (the "Relevant
Trustee") and no appointment of a successor Relevant Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Relevant Trustee in accordance with the applicable requirements of Section 9.11.
Subject to the immediately preceding paragraph, the
Relevant Trustee may resign at any time by giving written notice thereof to the Securityholders. If the instrument of acceptance by a successor Relevant Trustee required by Section 9.11 shall not have been delivered to the Relevant Trustee within 30 days after the giving of such notice of resignation, the resigning Relevant Trustee may petition any court of competent jurisdiction for the appointment of a successor Relevant
Trustee.
Unless an Indenture Event of Default shall have occurred
and be continuing, the Property Trustee or Delaware Trustee may be removed at any time by Act of the Control Party. If an Indenture Event of Default shall have occurred and be continuing, the Property Trustee or Delaware Trustee may be removed at such time by Act of the
Securityholders of a majority in aggregate Liquidation Amount of the
Trust Securities, delivered to the Property Trustee (in its individual capacity and on behalf of the Trust).
An Administrative Trustee may be removed by the Control
Party at any time. In no event will the Securityholders have the right to vote, appoint, remove or replace the Administrative Trustees, which rights are vested exclusively with the Control Party, as holder of the Control Certificate.
If the Relevant Trustee shall resign, be removed or become
incapable of continuing to act as Trustee, or if a vacancy shall occur in the office of the Relevant Trustee for any cause, at a time when no Indenture Event of Default shall have occurred and be continuing, the Control Party shall promptly appoint a successor Relevant Trustee or Trustees, and the retiring Relevant Trustee shall comply with the applicable requirements of
Section 9.11. If the Property Trustee or Delaware Trustee shall resign, be removed or become incapable of continuing to act as the Property Trustee or Delaware Trustee at a time when an Indenture Event of Default shall have occurred and be continuing, the Holders of Trust Securities, by Act of the Securityholders of a majority in Liquidation Amount of the Trust Securities then Outstanding delivered to the retiring Property Trustee or Delaware Trustee, shall promptly appoint a successor Property Trustee or Delaware Trustee, and such appointee must comply with the applicable requirements of Section 9.11. If no successor Relevant Trustee shall have been so appointed in accordance with this Section 9.10 and accepted appointment in the manner required by Section 9.11, any Securityholder who has been a Securityholder of Trust Securities for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor
Relevant Trustee.
The retiring Relevant Trustee shall give notice of each
resignation and each removal of the Relevant Trustee, and each appointment of a successor Trustee to all Securityholders in the manner provided in Section 11.08 and shall give notice to the Control Party. Each notice shall include the name of the successor Relevant Trustee and the address of its Corporate Trust Office if it is the Property Trustee. Notwithstanding the foregoing or any other provision of this Trust Agreement, in the event any Administrative Trustee or a
Delaware Trustee who is a natural person dies or becomes incompetent or incapacitated or resigns, the vacancy created by such death, incompetence or incapacity or resignation may be filled by (i) the unanimous act of the remaining Administrative Trustee or Trustees or (ii) otherwise by the
Control Party (with the successor in each case being an individual who satisfies the eligibility requirement for Administrative Trustees set forth in
Section 9.07).
Section 9.11  	Acceptance of Appointment by Successor.
In case of the appointment hereunder of a successor Relevant Trustee, every such successor Relevant Trustee so appointed shall execute, acknowledge and deliver to the Trust and to the retiring Relevant Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Relevant Trustee shall become effective and such successor Relevant Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Relevant Trustee; but, on the request of the Control Party or the successor Relevant Trustee, such retiring Relevant Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Relevant Trustee all the rights, powers and trusts of the retiring Relevant Trustee and shall duly assign, transfer and deliver to such successor Relevant Trustee all property and money held by such retiring Relevant Trustee hereunder.
Upon request of any such successor Relevant Trustee, the
Trust shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Relevant Trustee all such rights, powers and trusts referred to in the preceding paragraph.
No successor Relevant Trustee shall accept its appointment
unless at the time of such acceptance such successor Relevant Trustee shall be qualified and eligible under this Article.
Section 9.12  	Merger, Conversion, Consolidation or
Succession to Business.  Any Person into which the Property Trustee,
Delaware Trustee or any Administrative Trustee which is not a natural person may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Relevant Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of such Relevant Trustee, shall be the successor of such Relevant Trustee hereunder, provided such Person shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto.
Section 9.13  	Preferential Collection of Claims Against
Certain Entities. If and when the Property Trustee shall be or become a creditor of the Control Party, Yorkshire Finance, Yorkshire Group or the
Trust (or any other obligor upon the Junior Subordinated Debentures or the Trust Securities), the Property Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Depositor or Trust (or any such other obligor). For purposes of Sections 311(b)(4) and (6) of the Trust Indenture Act:
(a)  	"cash transaction" means any transaction in which
full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand; and
(b)  	"self-liquidating paper" means any draft, bill of
exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Control Party, Yorkshire Finance, Yorkshire Group or the
Trust (or any such obligor) for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Property Trustee simultaneously with the creation of the creditor relationship with the Control Party, Yorkshire Finance, Yorkshire Group or the Trust (or any such obligor) arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.
Section 9.14  	Reports by Property Trustee.
(a)  	Within 60 days after May 15 of each year
commencing with May 15, 1998, if required by Section 313(a) of the
Trust Indenture Act, the Property Trustee shall transmit a brief report dated as of such May 15 with respect to any of the events specified in such Section 313(a) that may have occurred since the later of (i) the date of this Trust Agreement and (ii) the preceding May 15.
(b)  	The Property Trustee shall transmit to
Securityholders the reports required by Section 313(b) of the Trust
Indenture Act at the times specified therein.
(c)  	Reports pursuant to this Section shall be
transmitted in the manner and to the Persons required by Sections 313(c)
and (d) of the Trust Indenture Act.
Section 9.15  	Reports to the Property Trustee.  The
Control Party and the Administrative Trustees on behalf of the Trust shall provide to the Property Trustee such documents, reports and information as required by Section 314 of the Trust Indenture Act (if any) and, within
120 days after the end of each fiscal year of the Control Party, the compliance certificate required by Section 314(a)(4) of the Trust
Indenture Act in the form and in the manner required by Section 314 of the Trust Indenture Act.
Section 9.16  	Evidence of Compliance with Conditions
Precedent. Each of the Control Party and the Administrative Trustees on behalf of the Trust shall provide to the Property Trustee such evidence of compliance with any conditions precedent, if any, provided for in this
Trust Agreement that relate to any of the matters set forth in Section
314(c) of the Trust Indenture Act.  Any certificate or opinion required to be given pursuant to Section 314(c)(1) of the Trust Indenture Act shall comply with Section 314(e) of the Trust Indenture Act.
Section 9.17  	Number of Trustees.
(a)  	The number of Trustees shall initially be six,
provided that the Control Party by written instrument may increase or decrease the number of Administrative Trustees.
(b)  	If a Trustee ceases to hold office for any reason and
the number of Administrative Trustees is not reduced pursuant to Section 9.17(a), or if the number of Trustees is increased pursuant to Section 9.17(a), a vacancy shall occur. The vacancy shall be filled with a Trustee appointed in accordance with Section 9.10.
(c)  	The death, resignation, retirement, removal,
bankruptcy, incompetence or incapacity to perform the duties of a Trustee shall not operate to dissolve, terminate or annul the Trust. Whenever a vacancy in the number of Administrative Trustees shall occur, until such vacancy is filled by the appointment of an Administrative Trustee in accordance with Section 9.10, the Administrative Trustees in office, regardless of their number (and notwithstanding any other provision of this Trust Agreement), shall have all powers granted to the Administrative Trustees and shall discharge the duties imposed upon the Administrative Trustees by this Trust Agreement.
Section 9.18  	Delegation of Power.
(a)  	Any Administrative Trustee may, by power of
attorney consistent with applicable law, delegate to any other natural person over the age of 21 his or her power for the purpose of executing any documents contemplated in Section 2.07(A) or making any other governmental filing; and
(b)  	The Administrative Trustees shall have power to
delegate from time to time to such of their number the doing of such things and the execution of such instruments either in the name of the
Trust or the names of the Administrative Trustees or otherwise as the Administrative Trustees may deem expedient, to the extent such delegation is not prohibited by applicable law or contrary to the provisions of the Trust, as set forth herein.
(c)  	Any delegation pursuant to clauses (a) and (b) of
this Section shall be made in such a manner as to reasonably ensure that neither the Trust nor any trustee hereunder is resident in the
United Kingdom for United Kingdom tax purposes.
Section 9.19  	Enforcement of Rights of Property Trustee
by Securityholders. If an Event of Default occurs and is continuing, then the Holders of Trust Securities will rely on the enforcement by the Property Trustee, as the indirect holder of the Junior Subordinated
Debentures and as direct beneficiary of the Debentures Guarantee, of its rights against Yorkshire Finance and Yorkshire Group. In addition, the Holders of a majority in aggregate Liquidation Amount of the Trust
Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property
Trustee or to direct the exercise of any trust or power conferred upon the Property Trustee under this Trust Agreement, including the right to direct the Property Trustee to exercise the remedies available to it as the indirect holder of the Junior Subordinated Debentures and as direct beneficiary of the Debentures Guarantee, provided that such direction shall not be in conflict with any rule of law or with this Trust Agreement, and could not involve the Property Trustee in personal liability in circumstances where reasonable indemnity would not be adequate. If the Property Trustee fails to enforce its rights under the Debentures Guarantee, a Holder of Trust Securities may, to the fullest extent permitted by applicable law, institute a legal proceeding against Yorkshire Group to enforce the Property
Trustee's rights with respect to the Debentures Guarantee without first instituting any legal proceeding against or directing that action be taken by the Property Trustee or any other Person, including the Trust; it being understood and intended that no one or more of such Holders shall have any right in any manner whatsoever by virtue of, or by availing of, any provision of this Trust Agreement to affect, disturb or prejudice the rights of any other of such Holders or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Trust Agreement, except in the manner herein provided and for the equal and ratable benefit of all such Holders. Notwithstanding the foregoing, a Holder of Trust Securities may institute a legal proceeding directly against Yorkshire Group, without first instituting a legal proceeding against or requesting or directing that action be taken by the Property Trustee or any other Person, for enforcement of payment to such Holder under the Debentures Guarantee with respect to principal of or interest or other amounts due on the Junior Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Trust Securities of such Holder on or after the due dates therefor specified in the Junior Subordinated Debentures. Yorkshire Group shall be subrogated to all rights of the Holders of Trust Securities in respect of any amounts paid to such Holders by Yorkshire Group pursuant to this Section. Any amount received by a Holder or any related owner from Yorkshire Group under the Subordinated Indenture shall reduce by such amount the Trust's obligations to such Holder thereunder in respect of which such amount was paid under the Subordinated Indenture.
ARTICLE X

Dissolution and Liquidation
Section 10.01  	Dissolution Upon Expiration Date.
The Trust shall automatically dissolve on June 30, 2043 (the "Expiration
Date") or earlier pursuant to Section 10.02.
Section 10.02  	Early Termination.  Upon the first to
occur of any of the following events (such first occurrence, an "Early Termination Event"), the Trust shall be dissolved in accordance with the terms hereof:
(i)  	the occurrence of a Bankruptcy Event in respect of
Yorkshire Finance, dissolution or liquidation of Yorkshire Finance, or the dissolution of the Trust pursuant to a judicial decree;
(ii)  	the delivery of written direction to the Property
Trustee by the Control Party at any time to dissolve the Trust
(which direction is optional and wholly within the discretion of the
Control Party) and to distribute the Junior Subordinated
Debentures to Securityholders in liquidation of the Trust as provided in Section 10.04; and
(iii)  	the payment at maturity or redemption of all of the
Junior Subordinated Debentures and the consequent redemption of all of the Trust Securities.
Section 10.03  	Termination.  The respective
obligations and responsibilities of the Trust and the Trustees created hereby shall terminate upon the latest to occur of the following: (a) the distribution by the Property Trustee to Securityholders upon the liquidation of the Trust pursuant to Section 10.04, or upon the redemption of all of the Trust Securities pursuant to Section 4.02, of all amounts or instruments required to be distributed hereunder upon the final payment of the Trust Securities; (b) the payment of any expenses owed by the Trust;
and (c) the discharge of all administrative duties of the Administrative Trustees, including the performance of any tax reporting obligations with respect to the Trust or the Securityholders.
Section 10.04  	Liquidation.
(a)  	If any Early Termination Event specified in clause
(i) or (ii) of Section 10.02 occurs, the Trust shall be liquidated, and the Property Trustee shall distribute the Junior Subordinated Debentures to the Securityholders as provided in this Section 10.04.
(b)  	In connection with a distribution of the Junior
Subordinated Debentures, each Holder of Trust Securities shall be entitled to receive, after the satisfaction (whether by payment or reasonable provision for payment) of liabilities to creditors of the Trust (as evidenced by a certificate of the Administrative Trustees), a Like Amount of Junior Subordinated Debentures. Notice of liquidation shall be given by the
Trustees by first-class mail, postage prepaid, mailed not later than 30 nor more than 60 days prior to the Liquidation Date to the Holders thereof as they appear on the Securities Register on the relevant record date which, as long as the Trust Securities are represented by Book-Entry Trust
Securities Certificates, shall be one Business Day prior to the Liquidation Date or, in the event that the Trust Securities are not so represented, such relevant record date shall be the close of business on the fifteenth calendar day prior to the Liquidation Date. All notices of liquidation shall:
(i)  	state the Liquidation Date;
(ii)  	state that from and after the Liquidation Date, the
Trust Securities will no longer be deemed to be Outstanding and any Trust Securities Certificates not surrendered for exchange will be deemed to represent a Like Amount of Junior Subordinated
Debentures; and
(iii)  	provide such information with respect to the
mechanics by which Holders may exchange Trust Securities
Certificates for Junior Subordinated Debentures as the
Administrative Trustees or the Property Trustee shall deem
appropriate.
(c)  	In order to effect the liquidation of the Trust and
distribution of the Junior Subordinated Debentures to Securityholders, the Property Trustee shall establish such procedures as it shall deem appropriate to effect the distribution of Junior Subordinated Debentures in exchange for the Outstanding Trust Securities Certificates.
(d)  	After the Liquidation Date, (i) the Trust Securities
will no longer be deemed to be Outstanding and the Guarantee will be discharged, (ii) certificates representing a Like Amount of Junior
Subordinated Debentures will be issued to Holders of Trust Securities Certificates, upon surrender of such certificates to the Administrative Trustees or their agent for exchange, (iii) any Trust Securities Certificates not so surrendered for exchange will be deemed to represent a Like
Amount of Junior Subordinated Debentures, accruing interest at the rate provided for in the Junior Subordinated Debentures from the last
Distribution Date on which a Distribution was made on such Trust
Certificates until such certificates are so surrendered (and until such certificates are so surrendered, no payments of interest or principal will be made to Holders of Trust Securities Certificates with respect to such
Junior Subordinated Debentures) and (iv) all rights of Securityholders holding Trust Securities will cease, except the right of such
Securityholders to receive Junior Subordinated Debentures upon surrender of Trust Securities Certificates.
(e)  	Yorkshire Group will use its reasonable efforts to
cause the Junior Subordinated Debentures that are distributed in exchange for the Trust Securities to be listed on such securities exchange as the
Trust Securities are then listed. The Clearing Agency, as the initial record holder of the Trust Securities, will receive global book-entry interests representing a 100% beneficial interest in the Junior Subordinated
Debentures to be delivered upon such distribution, or, if any Trust
Securities are not held by the Clearing Agency, the Definitive Trust
Securities Certificates representing the Trust Securities will be deemed to represent book-entry interests representing the Junior Subordinated
Debentures having a principal amount equal to the Liquidation Amount of such Trust Securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid Distributions on the Trust
Securities until such certificates are presented to Yorkshire Finance or its agent for transfer or reissuance.
Section 10.05  	Bankruptcy.  If an Early
Termination Event specified in clause (i) of Section 10.02 has occurred, the Trust shall be dissolved and liquidated. The Property Trustee shall distribute a Like Amount of the Junior Subordinated Debentures to the Securityholders as provided in Section 10.04, unless such distribution is determined by the Administrative Trustees not to be practical, in which event the Holders will be entitled to receive, out of the assets of the Trust available for distribution to Securityholders after satisfaction of liabilities to creditors, an amount equal to the Liquidation Amount per Trust
Security plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Trust Securities shall be paid on a pro rata basis in proportion to the full Liquidated Distribution for which the Trust Securities would be entitled.
ARTICLE XI

Miscellaneous Provisions
Section 11.01  	Expense Agreement.  The US
Affiliates, contemporaneously with the execution and delivery of this
Trust Agreement, shall execute and deliver the Expense Agreement.
Section 11.02  	Limitation of Rights of
Securityholders.  The death, incapacity, dissolution, bankruptcy or termination of any Person having an interest, beneficial or otherwise, in a Trust Security shall not operate to terminate this Trust Agreement, nor dissolve, terminate or annul the Trust (other than as contemplated by
Section 10.02), nor entitle the legal representatives or heirs of such Person or any Securityholder for such Person, to claim an accounting, take any action or bring any proceeding in and for a partition or winding up of the arrangements contemplated hereby, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.
Section 11.03  	Amendment.
(a)  	This Trust Agreement may be amended from time
to time by the Trustees, the Control Party and the Depositor, without the consent of any Securityholders, (i) to cure any ambiguity, correct or supplement any provision herein that may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Trust Agreement that shall not be inconsistent with the other provisions of this Trust Agreement; (ii) to modify, eliminate or add to any provisions of this Trust Agreement to such extent as shall be necessary to ensure that (A) the Trust will be classified for United States federal income tax purposes as a grantor trust at all times that any Trust Securities are Outstanding, (B) the beneficiaries of the Trust will be fully entitled to the underlying income of the Trust as it arises and the Trust will not be classified as a company, in either case, for purposes of United Kingdom tax law, (C) neither the Trust, the
Control Party nor Yorkshire Finance will be required to register as an "investment company" under the Investment Company Act or (D)
Yorkshire Finance will not be classified as an association or a publicly traded partnership taxable as a corporation for United States federal income tax purposes; or (iii) to effect the acceptance of appointment by a successor Property Trustee provided, however, that, except in the case of clause (ii), such action shall not adversely affect in any material respect the interests of any Securityholder, and, in the case of clause (i), any such amendment of this Trust Agreement shall become effective when notice thereof is given to the Securityholders.
(b)  	Except as provided in Section 11.03(c) hereof, any
provision in this Trust Agreement may be amended by the Trust or the
Trustees with (i) the consent of Trust Securityholders representing not less than 66-2/3% in aggregate Liquidation Amount of the Trust
Securities then Outstanding and (ii) receipt by the Trustees of an Opinion of Counsel to the effect that such amendment or the exercise of any power granted to the Trustees in accordance with such amendment will not (A)
affect the Trust's status as a grantor trust for United States federal income tax purposes, (B) affect the Trust's, Yorkshire Finance's or the Control Party's exemption from the Investment Company Act, (C) cause the Trust to be treated as a company or the beneficiaries of the Trust not to be fully entitled to the underlying income of the Trust as it arises, in either case, for purposes of United Kingdom tax law or (D) affect Yorkshire Finance's status as a partnership for United States federal income tax purposes.
(c)  	In addition to and notwithstanding any other
provision in this Trust Agreement, without the consent of each affected Securityholder (such consent being obtained in accordance with Section
7.03 or 7.06 hereof), this Trust Agreement may not be amended to (i)
change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date, (ii) restrict the right of a Securityholder to institute suit for the enforcement of any such payment on or after such date or (iii) change the consent required pursuant to this Section 11.03.
(d)  	Notwithstanding any other provisions of this Trust
Agreement, the Trustees shall not enter into or consent to any amendment or modification to this Trust Agreement which would cause (i) the Trust to be classified as other than a grantor trust for United States federal income tax purposes, (ii) the Trust to be classified as a company or the beneficiaries of the Trust not to be fully entitled to the underlying income of the Trust as it arises, in either case, for purposes of United Kingdom tax law, (iii) the Trust, Yorkshire Finance or the Control Party to be
required to register as an "investment company" under the Investment
Company Act or (iv) Yorkshire Finance to be classified as an association or a publicly traded partnership taxable as a corporation for United States federal income tax purposes.
(e)  	Without the consent of the Depositor or the
Control Party, this Trust Agreement may not be amended in a manner which imposes any additional obligation on the Depositor or the Control
Party, respectively. In executing any amendment permitted by this Trust Agreement, the Trustees shall be entitled to receive, and (subject to
Section 9.01) shall be fully protected in relying upon, an Opinion of
Counsel stating that the execution of such amendment is authorized or permitted by this Trust Agreement.  Any Trustee may, but shall not be obligated to, enter into any such amendment which affects such Trustee's own rights, duties, immunities or liabilities under this Trust Agreement or otherwise.
(f)  	In the event that any amendment to this Trust
Agreement is made, the Administrative Trustees shall promptly provide to the Depositor and the Control Party a copy of such amendment.
Section 11.04  	Separability.  In case any provision
in this Trust Agreement or in the Trust Securities Certificates shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 11.05  	Governing Law.  THIS TRUST
AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF EACH
OF THE SECURITYHOLDERS, THE TRUST, THE DEPOSITOR,
THE CONTROL PARTY AND THE TRUSTEES WITH RESPECT TO
THIS TRUST AGREEMENT AND THE TRUST SECURITIES AND
THE CONTROL CERTIFICATE SHALL BE CONSTRUED IN
ACCORDANCE WITH AND GOVERNED BY THE INTERNAL
LAWS OF THE STATE OF DELAWARE.
Section 11.06  	Successors
 .  This Trust Agreement shall be binding upon and shall inure to the benefit of any successor to both the Trust and the Trustees, including any successor by operation of law.
Section 11.07  	Headings.  The Article and Section
headings are for convenience only and shall not affect the construction of this Trust Agreement.
Section 11.08  	Notice and Demand.  Any notice,
demand or other communication which by any provision of this Trust
Agreement is required or permitted to be given or served to or upon any Securityholder, the Control Party, or the Depositor may be given or served in writing by deposit thereof, first-class postage prepaid, in the United States mail, hand delivery or facsimile transmission, in each case, addressed, (i) in the case of a Trust Securityholder, to such Trust Securityholder as such Securityholder's name and address appear on the Securities Register, (ii) in the case of the Control Party, to Yorkshire Cayman, c/o AEP Resources, Inc., 1 Riverside Plaza, Columbus, Ohio
43215, and (iii) in the case of the Depositor, to AEP Resources, Inc., 1 Riverside Plaza, Columbus, Ohio 43215. Such notice, demand or other communication to or upon a Securityholder shall be deemed to have been sufficiently given or made, for all purposes, upon hand delivery, mailing or transmission.
Any notice, demand or other communication which by any
provision of this Trust Agreement is required or permitted to be given or served to or upon the Trust or the Trustees shall be given in writing addressed (until another address is published by the Trust) as follows: (i) with respect to the Property Trustee and the Delaware Trustee, The Bank
of New York, 101 Barclay Street, New York, New York 10286; and (ii)
with respect to the Administrative Trustees, to them at the address above for notices to the Control Party, marked Attention: Administrative
Trustees of Yorkshire Capital Trust I c/o Secretary.  Such notice, demand or other communication to or upon the Trust or the Trustees shall be deemed to have been sufficiently given or made only upon actual receipt of the writing by the applicable Trustee.
Section 11.09  	Agreement Not to Petition.  Each of
the Trustees, the Control Party and the Depositor agrees for the benefit of the Securityholders that, until at least one year and one day after the Trust has been terminated in accordance with Article X, it shall not file, or join in the filing of, a petition against the Trust under any bankruptcy, reorganization, arrangement, insolvency, liquidation or other similar law (including, without limitation, the United States Bankruptcy Code) (collectively, "Bankruptcy Laws") or otherwise join in the commencement of any proceeding against the Trust under any Bankruptcy Law.  In the event the Depositor or the Control Party takes action in violation of this
Section 11.09, the Property Trustee agrees, for the benefit of
Securityholders, that it shall file an answer with the bankruptcy court or otherwise properly contest the filing of such petition by the Depositor or the Control Party against the Trust or the commencement of such action and raise the defense that the Depositor or the Control Party has agreed in writing not to take such action and should be stopped and precluded therefrom and such other defenses, if any, as counsel for the Trustees or the Trust may assert.  The provisions of this Section 11.09 shall survive the termination of this Trust Agreement.
Section 11.10  	Conflict with Trust Indenture Act.
(a)  	This Trust Agreement is subject to the provisions of
the Trust Indenture Act that are required to be part of this Trustee
Agreement and shall, to the extent applicable, be governed by such provisions.
(b)  	The Property Trustee shall be the only Trustee which
is a Trustee for the purposes of the Trust Indenture Act.
(c)  	If any provision hereof limits, qualifies or conflicts
with another provision hereof which is required to be included in this Trust Agreement by any of the provisions of the Trust Indenture Act, such required provision shall control.
(d)  	The application of the Trust Indenture Act to this
Trust Agreement shall not affect the nature of the Trust Securities as equity securities representing vested, concurrent undivided beneficial interests in the underlying income and assets of the Trust.
THE RECEIPT AND ACCEPTANCE OF A TRUST SECURITY OR
ANY INTEREST THEREIN BY OR ON BEHALF OF A
SECURITYHOLDER OR ANY BENEFICIAL OWNER, WITHOUT
ANY SIGNATURE OR FURTHER MANIFESTATION OF ASSENT,
SHALL CONSTITUTE THE UNCONDITIONAL ACCEPTANCE BY
THE SECURITYHOLDER AND ALL OTHERS HAVING A
BENEFICIAL INTEREST IN SUCH TRUST SECURITY OF ALL THE
TERMS AND PROVISIONS OF THIS TRUST AGREEMENT AND
AGREEMENT TO THE SUBORDINATION PROVISIONS AND
OTHER TERMS OF THE GUARANTEE AND THE
SUBORDINATED INDENTURE AND THE AGREEMENT OF THE
TRUST, SUCH SECURITYHOLDER AND SUCH OTHERS THAT
THOSE TERMS AND PROVISIONS SHALL BE BINDING,
OPERATIVE AND EFFECTIVE AS BETWEEN THE TRUST AND
SUCH SECURITYHOLDER AND SUCH OTHERS.
Section 11.11  	Agreed Upon Tax Treatment.  The
Trust and, by acceptance of a beneficial interest in a Trust Security, the Securityholders agree to treat the Junior Subordinated Debentures as indebtedness of Yorkshire Finance for all United States federal income tax purposes.



IN WITNESS WHEREOF, the parties hereto have
executed this Trust Agreement or have caused this Trust Agreement to be executed on their behalf, all as of the day and year first above written. YORKSHIRE CAYMAN
HOLDING LIMITED,
	as Control Party
By:
Title:
AEP RESOURCES, INC.,
	as Depositor
By:
Title:
THE BANK OF NEW
YORK,
	as Property Trustee
By:
Title:
THE BANK OF NEW
YORK (DELAWARE),
	as Delaware Trustee
By:
Title:
_______________________________
	________________________
____________
  Jeffrey D. Cross, 				  Stephan T. Haynes,
  as Administrative Trustee			  as Administrative Trustee

_______________________________
	________________________
____________
  Brian P. Jackson, 				  Teresa S. Madden,
  as Administrative Trustee			  as Administrative Truste

EXHIBIT A
THIS CERTIFICATE IS NOT TRANSFERABLE EXCEPT AS
PROVIDED IN THE TRUST AGREEMENT REFERRED TO HEREIN
Control Certificate
of
Yorkshire Capital Trust I
With respect to Yorkshire Capital Trust I, a statutory
business trust created under the laws of the State of Delaware (the
"Trust"), by the execution of that certain Trust Agreement, dated as of February 1, 1998, as the same may be amended and restated from time to time (the "Trust Agreement") among AEP Resources, Inc., as Depositor,
Stephan T. Haynes, as Administrative Trustee, The Bank of New York, as Property Trustee, and The Bank of New York (Delaware), as Delaware
Trustee, the Trust hereby issues this Control Certificate to ________________________. The designations, rights, privileges, restrictions, preferences of the holder of this Control Certificate and other terms and provisions of the Control Certificate are set forth in, and shall in all respects be subject to the terms and provisions of, the Trust
Agreement.  The Trust will furnish a copy of the Trust Agreement to the
Holder without charge upon written request to the Trust at its principal place of business.
Upon receipt of this Control Certificate, the holder hereof is bound by the Trust Agreement and is entitled to the benefits thereunder. Receipt of this Control Certificate will not bestow on the holder hereof any economic or financial interest or obligation with respect to the Trust.
IN WITNESS WHEREOF, the Trust has executed this
Control Certificate this ____ day of ________, 19__.
YORKSHIRE CAPITAL TRUST I
By:  AEP RESOURCES, INC.,
       as Depositor
By:  _________________________
___________
	Title:

AGREED AND ACCEPTED:

_____________________________
    as holder of the Control Certificate


By:_____________________________
Title:____________________________

EXHIBIT B
AGREEMENT AS TO EXPENSES AND LIABILITIES
THIS AGREEMENT AS TO EXPENSES AND
LIABILITIES (this "Agreement") is made as of June 1, 1998, among AEP Resources, Inc., an Ohio Company ("AEP"), and New Century
International, Inc., a Delaware Company ("NCI" and together with AEP, the "U.S. Affiliates"), and Yorkshire Capital Trust I, a Delaware business trust (the "Trust").
WHEREAS, the Trust intends to purchase Junior
Subordinated Debentures from Yorkshire Power Finance Limited, a company with limited liability incorporated under the laws of the Cayman Islands and an indirect, wholly-owned subsidiary of the U.S. Affiliates, and to issue and sell Yorkshire Capital Trust I ___% Trust Securities (the "Trust Securities") with such powers, preferences and special rights and restrictions as are set forth in the Amended and Restated Trust Agreement dated as of June 1, 1998 as the same may be amended from time to time
(the "Trust Agreement"); and
WHEREAS, Yorkshire Power Group Limited, a private limited company incorporated under the laws of England and Wales and a wholly-owned subsidiary of the U.S. Affiliates ("Yorkshire Group") is the guarantor of the Junior Subordinated Debentures.
NOW, THEREFORE, in consideration of the purchase by each holder of the Trust Securities, which purchase the U.S. Affiliates hereby agree shall benefit the U.S. Affiliates and which purchase the U.S. Affiliates acknowledge will be made in reliance upon the execution and delivery of this Agreement, the U.S. Affiliates and the Trust hereby agree as follows:
ARTICLE I

Section 1.01.	Guarantee by the U.S. Affiliates.  Subject to
the terms and conditions hereof, the U.S. Affiliates hereby irrevocably and unconditionally guarantee to each person or entity to whom the Trust is now or hereafter becomes indebted or liable (the "Beneficiaries") the full payment, when and as due, of any and all Obligations (as hereinafter defined) to such Beneficiaries. As used herein, "Obligations" means any indebtedness, expenses or liabilities of the Trust, other than obligations of the Trust to pay to holders of any Trust Securities or other similar interests in the Trust the amounts due such holders pursuant to the terms of the Trust Securities or such other similar interests, as the case may be. Further, the term "Obligations" includes, but is not limited to, certain expenses which are described under Sections 2.03, 2.07(A), 2.07(B),
2.07(D), 4.04, 7.01(b) and 9.06 of the Trust Agreement and Section 3.03
of the Guarantee (as defined in the Trust Agreement). This Agreement is intended to be for the benefit of, and to be enforceable by, all such Beneficiaries, whether or not such Beneficiaries have received notice hereof. The U.S. Affiliates shall make no claim and shall not be entitled to any claim upon the Trust Property (as defined in the Trust Agreement) for the payment of the Obligations.
Section 1.02.	Term of Agreement.  This Agreement shall
terminate and be of no further force and effect upon the date on which there are no Beneficiaries remaining; provided, however, that this
Agreement shall continue to be effective or shall be reinstated, as the case may be, if at any time any holder of Trust Securities or any Beneficiary must restore payment of any sums paid under the Trust Securities, under any Obligation, under the Trust Securities Guarantee Agreement dated the date hereof by Yorkshire Group and The Bank of New York, as guarantee trustee, or under this Agreement for any reason whatsoever. This
Agreement is continuing, irrevocable, unconditional and absolute.
Section 1.03.	Waiver of Notice.  The U.S. Affiliates
hereby waive notice of acceptance of this Agreement and of any
Obligation to which it applies or may apply, and the U.S. Affiliates hereby waive presentment, demand for payment, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.
Section 1.04.	No Impairment.  The obligations,
covenants, agreements and duties of the U.S. Affiliates under this
Agreement shall in no way be affected or impaired by reason of the happening from time to time of any of the following:
(a)	the extension of time for the payment by the Trust
of all or any portion of the Obligations or for the performance of any other obligation under, arising out of, or in connection with, the Obligations;

(b)	any failure, omission, delay or lack of diligence on
the part of the Beneficiaries to enforce, assert or exercise any right, privilege, power or remedy conferred on the Beneficiaries with respect to the Obligations or any action on the part of the Trust granting indulgence or extension of any kind; or

(c)	the voluntary or involuntary liquidation,
dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Trust or any of the assets of the Trust.
There shall be no obligation of the Beneficiaries to give notice to, or obtain the consent of, the U.S. Affiliates with respect to the happening of any of the foregoing.
Section 1.05.	Enforcement.  A Beneficiary may enforce
this Agreement directly against the U.S. Affiliates and the U.S. Affiliates waive any right or remedy to require that any action be brought against the Trust or any other person or entity before proceeding against the U.S. Affiliates.
ARTICLE II

Section 2.01.	Binding Effect.  All guarantees and
agreements contained in this Agreement shall bind the successors, assigns, receivers, trustees and representatives of the U.S. Affiliates and shall inure to the benefit of the Beneficiaries.
Section 2.02.	Amendment; Assignment; Consolidation,
etc.  So long as there remains any Beneficiary or any Trust Securities of any series are Outstanding, this Agreement shall not be modified or amended in any manner adverse to such Beneficiary or to the holders of the Trust Securities Upon any consolidation by Yorkshire Group with or merger of Yorkshire Group into any other corporation, or conveyance or other transfer or lease of properties and assets of Yorkshire Group substantially as an entirety to any Person, within the meaning of and as permitted by the Subordinated Indenture (as defined in the Trust
Agreement), the U.S. Affiliates shall assign all of their rights and obligations under this Agreement to such successor corporation or any other Person or Persons (as defined in the Trust Agreement) that owns, directly or indirectly, all of the outstanding ownership interests in such successor corporation, provided that such successor corporation or
Person or Persons expressly assumes, pursuant to an appropriate instrument executed and delivered by such successor corporation or
Person or Persons, such rights and obligations. Neither of the U.S. Affiliates shall consolidate with or merge into any other corporation, or convey or otherwise transfer or lease its properties and assets substantially as an entirety to any Person, unless (a) the corporation formed by such consolidation or into which such U.S. Affiliate is merged or the Person that acquires by conveyance or transfer, or that leases, the properties and assets of such U.S. Affiliate substantially as an entirety (a "successor corporation") shall expressly assume, pursuant to an appropriate instrument executed and delivered by such successor corporation, the full payment, when and as due, of any and all Obligations and (b) immediately after giving effect to such transaction, no default on the payment of Obligations hereunder shall have happened and be continuing.
Section 2.03.	Apportionment of Obligations.  AEP and
NCI shall each be liable for 50% of the Obligations which are incurred by the Trust.  The Trust shall promptly submit copies of all invoices received to both AEP and NCI at their respective addresses listed in Section 2.04 hereof.
Section 2.04.	Notices.  Any notice, request or other
communication required or permitted to be given hereunder shall be given in writing by delivering the same against receipt therefor by facsimile transmission (confirmed by mail), telex or by registered or certified mail, addressed as follows (and if so given, shall be deemed given when mailed or upon receipt of an answer-back, if sent by telex), to-wit:
		Yorkshire Capital Trust I:
		c/o The Bank of New York
		101 Barclay Street
		New York, New York 10286
		Facsimile No.: (212) 815-4701
		Attention:	Corporate Trust Department


		The U.S. Affiliates:
		AEP Resources, Inc.
		c/o American Electric Power Service Corporation
		1 Riverside Plaza
		Columbus, Ohio 43215
		Facsimile No.: (614) 223-2807
		Attention:  Corporate Finance Director

			and

		New Century International, Inc.
		c/o New Century Energies, Inc.
		1225 Seventeenth Street
		Denver, Colorado 80502
		Facsimile No.: (303) 294-2976
		Attention:  Controller


Section 2.05.  THIS AGREEMENT SHALL BE
GOVERNED BY AND CONSTRUED AND INTERPRETED IN
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.


THIS AGREEMENT is executed as of the date and year first above written.

AEP RESOURCES, INC.


By:


Title:



NEW CENTURY
INTERNATIONAL, INC.


By:


Title:



YORKSHIRE CAPITAL
TRUST I


By:

	_________________
________, as
	Administrative
Trustee


EXHIBIT C


UNLESS THIS CERTIFICATE IS PRESENTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST
COMPANY, A NEW YORK CORPORATION ("DTC"), TO
YORKSHIRE CAPITAL TRUST I OR ITS AGENT FOR
REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT,
AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME
OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED
BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY
PAYMENT MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF
DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR
VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL
INASMUCH AS THE REGISTERED OWNER THEREOF, CEDE &
CO., HAS AN INTEREST HEREIN.
	Certificate Number

	P-1
	Number of Trust Securities
	_________
	CUSIP NO. ____________

Certificate Evidencing Trust Securities

of

Yorkshire Capital Trust I

___% Trust Securities
(Liquidation Amount $25 Per Trust Security)

Yorkshire Capital Trust I, a statutory business trust created under the laws of the State of Delaware (the "Trust"), hereby certifies that Cede & Co. (the "Holder") is the registered owner of _______ MILLION (_______) Trust Securities of the Trust representing vested, concurrent undivided beneficial interests in the income and assets of the Trust and designated Yorkshire Capital Trust I ___% Trust Securities (liquidation amount $25 per Trust Security) (the "Trust Securities"). The Trust Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in Section 5.04 of the Trust Agreement (as defined below). The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Trust Securities are set forth in, and this certificate and the Trust Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust
Agreement of the Trust, dated as of June 1, 1998, as the same may be amended from time to time (the "Trust Agreement"), including the designation of the terms of Trust Securities as set forth therein. The holder of this certificate is entitled to the benefits of a guarantee by Yorkshire Power Group Limited, a private limited company incorporated under the laws of England and Wales ("Yorkshire Group"), pursuant to a Trust Securities Guarantee Agreement between Yorkshire Group and The
Bank of New York, as guarantee trustee, dated as of June 1, 1998, as the same may be amended from time to time (the "Guarantee"), to the extent provided therein. The Trust will furnish a copy of the Trust Agreement and the Guarantee to the holder of this certificate without charge upon written request to the Trust at its principal place of business.
Upon receipt of this certificate, the holder of this certificate is bound by the Trust Agreement and is entitled to the benefits thereunder. IN WITNESS WHEREOF, the Administrative Trustees of the Trust have executed this certificate this ____ day of _____________, 19__.

YORKSHIRE CAPITAL
TRUST I


By:


	as Administrative
Trustee




CERTIFICATE OF AUTHENTICATION

This is one of the Trust Securities referred to in the within-mentioned Trust Agreement.


as Property Trustee
Dated:  _______________

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Trust
Security to:









(Insert assignee's social security or tax identification number)






(Insert address and zip code of assignee) and irrevocably appoints agent to transfer this Trust Securities Certificate on the books of the Trust. The agent may substitute another to act for him or her.

Date:

Signature:

(Sign exactly as your name appears on the other side of this Trust Securities Certificate)

Signature Guaranty
Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Securities Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Securities Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT 4.6

YORKSHIRE CAPITAL TRUST I
AMENDED AND RESTATED
TRUST AGREEMENT
among
AEP RESOURCES, INC., as Depositor,
YORKSHIRE CAYMAN HOLDING LIMITED, as Control Party,
THE BANK OF NEW YORK, as Property Trustee,
THE BANK OF NEW YORK (DELAWARE), as Delaware Trustee, and
JEFFREY D. CROSS, STEPHAN T. HAYNES, BRIAN P. JACKSON AND
TERESA S. MADDEN,
as Administrative Trustees
Dated as of June 1, 1998

YORKSHIRE CAPITAL TRUST I
Certain Sections of this Trust Agreement relating to
Sections 310 through 318(a) of the Trust Indenture Act of 1939:
	Trust Indenture Act Section	Trust Agreement Section

Section 310(a)(1)	9.07
	(a)(2)	9.07
	(a)(3)	9.09
	(a)(4)	2.07(b)
	(b)	9.08
Section 311(a)	9.13
	(b)	9.13
Section 312(a)	5.07
	(b)	5.07
	(c)	5.07
Section 313(a)	9.14(a)
	(a)(4)	9.14(b)
	(b)	9.14(b)
	(c)	9.14(c)
	(d)	9.14(c)
Section 314(a)	9.15
	(b)	Not Applicable
	(c)(1)	9.15, 9.16
	(c)(2)	9.16
	(c)(3)	9.16
	(d)	Not Applicable
	(e)	9.16
Section 315(a)	9.01(a), 9.03(i)
	(b)	9.02, 9.14(b)
	(c)	9.01(a)
	(d)	9.01, 9.03
	(e)	Not Applicable
Section 316(a)	Not Applicable
	(a)(1)(A)	9.19
	(a)(1)(B)	9.19
	(a)(2)	Not Applicable
	(b)	Not Applicable
	(c)	Not Applicable
Section 317(a)(1)	Not Applicable
	(a)(2)	Not Applicable
	(b)	5.09
Section 318(a)	11.10



	Note: This Cross-Reference Table does not constitute part of the Trust Agreement and shall not affect the interpretation of any of its terms and provisions

TABLE OF CONTENTS

ARTICLE I DEFINED TERMS	2
Section 1.01   Definitions	2
ARTICLE II ESTABLISHMENT OF THE TRUST	10
Section 2.01   Name	10
Section 2.02   Offices of the Trustees; Principal Place of Business	10
Section 2.03   Initial Contribution of Trust Property;
Organizational Expenses	11
Section 2.04   Issuance of the Trust Securities	11
Section 2.05   Subscription and Purchase of Junior Subordinated
Debentures	11
Section 2.06   Declaration of Trust	11
Section 2.07   Authorization to Enter into Certain Transactions	12
Section 2.08   Assets of Trust	16
Section 2.09   Title to Trust Property	16
Section 2.10   Mergers and Consolidations of the Trust	17
Section 2.11   Ratification of Certain Actions..	18
ARTICLE III PAYMENT ACCOUNT	18
Section 3.01   Payment Account.	18
ARTICLE IV DISTRIBUTIONS; REDEMPTION	19
Section 4.01   Distributions.	19
Section 4.02   Redemption.	20
Section 4.03   Payment Procedures	22
Section 4.04   Tax Returns and Reports	22
ARTICLE V TRUST SECURITIES CERTIFICATES	22
Section 5.01   Initial Ownership	22
Section 5.02   The Trust Securities Certificates	22
Section 5.03   Authentication of Trust Securities Certificates	23
Section 5.04   Registration of Transfer and Exchange of Trust
Securities Certificates	23
Section 5.05   Mutilated, Destroyed, Lost or Stolen Trust
Securities Certificates	24
Section 5.06   Persons Deemed Securityholders	24
Section 5.07   Access to List of Securityholders' Names and
Addresses	24
Section 5.08   Maintenance of Office or Agency	25
Section 5.09   Appointment of Paying Agent	25
Section 5.10   Book-Entry Trust Securities Certificates	26
Section 5.11   Notices to Clearing Agency	26
Section 5.12   Definitive Trust Securities Certificates	27
Section 5.13   Rights of Securityholders	27
ARTICLE VI CONTROL CERTIFICATE	28
Section 6.01   Ownership of Control Certificate	28
Section 6.02   Transfer of Control Certificate.  Upon a transfer of
the Control Certificate in accordance with
Section 6.01:	28
Section 6.03   No Economic Interest in the Trust.	28
Section 6.04   Certain Duties and Responsibilities	29
ARTICLE VII ACTS OF SECURITYHOLDERS; MEETINGS;
VOTING	29
Section 7.01   Limitations on Voting Rights.	29
Section 7.02   Notice of Meetings	30
Section 7.03   Meetings of Securityholders	30
Section 7.04   Voting Rights	31
Section 7.05   Proxies, etc.	31
Section 7.06   Securityholder Action by Written Consent.	31
Section 7.07   Record Date for Voting and Other Purposes	31
Section 7.08   Acts of Securityholders	31
Section 7.09   Inspection of Records	32
ARTICLE VIII REPRESENTATIONS AND WARRANTIES OF THE
PROPERTY TRUSTEE AND DELAWARE
TRUSTEE	32
Section 8.01   Representations and Warranties of Property Trustee	32
Section 8.02   Representations and Warranties of Delaware
Trustee	33
ARTICLE IX THE TRUSTEES	34
Section 9.01   Certain Duties and Responsibilities.	34
Section 9.02   Notice of Defaults and Extension Periods	34
Section 9.03   Certain Rights of Property Trustee	35
Section 9.04   Not Responsible for Recitals or Issuance of
Securities	36
Section 9.05   May Hold Securities	36
Section 9.06   Compensation; Fees; Indemnity.	36
Section 9.07   Trustees Required; Eligibility.	37
Section 9.08   Conflicting Interests	37
Section 9.09   Co-Trustees and Separate Trustee	37
Section 9.10   Resignation and Removal; Appointment of
Successor	39
Section 9.11   Acceptance of Appointment by Successor	40
Section 9.12   Merger, Conversion, Consolidation or Succession
to Business	41
Section 9.13   Preferential Collection of Claims Against Certain
Entities	41
Section 9.14   Reports by Property Trustee.	41
Section 9.15   Reports to the Property Trustee	42
Section 9.16   Evidence of Compliance with Conditions Precedent	42
Section 9.17   Number of Trustees.	42
Section 9.18   Delegation of Power.	42
Section 9.19   Enforcement of Rights of Property Trustee by
Securityholders	43
ARTICLE X DISSOLUTION AND LIQUIDATION	44
Section 10.01   Dissolution Upon Expiration Date	44
Section 10.02   Early Termination	44
Section 10.03   Termination	44
Section 10.04   Liquidation.	44
Section 10.05   Bankruptcy	46
ARTICLE XI MISCELLANEOUS PROVISIONS	46
Section 11.01   Expense Agreement	46
Section 11.02   Limitation of Rights of Securityholders	46
Section 11.03   Amendment.	46
Section 11.04   Separability	48
Section 11.05   Governing Law	48
Section 11.06   Successors	48
Section 11.07   Headings	48
Section 11.08   Notice and Demand	48
Section 11.09   Agreement Not to Petition	49
Section 11.10   Conflict with Trust Indenture Act.	49
Section 11.11   Agreed Upon Tax Treatment.	50


EXHIBIT A		Form of Control Certificate
EXHIBIT B		Form of Expense Agreement
EXHIBIT C		Form of Trust Securities Certificate





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129699.2
EXHIBIT A - PAGE 1
131027.9
B-6
131027.9
EXHIBIT B - PAGE 1
131027.9

C-4
131027.9
EXHIBIT C - PAGE 1
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iii
131027.9

i
131027.9


TRUST SECURITIES GUARANTEE AGREEMENT


Between


Yorkshire Power Group Limited

(as Guarantor)


and


The Bank of New York

(as Trustee)


dated as of


June 1, 1998

	CROSS-REFERENCE TABLE

Section of
Trust Indenture Act
of 1939, as amended
	Section of
	Guarantee
	Agreement

310(a)	4.01(a)
310(b)	4.01(c), 2.08
310(c)	Inapplicable
311(a)	2.02(b)
311(b)	2.02(b)
311(c)	Inapplicable
312(a)	2.02(a)
312(b)	2.02(b)
313	2.03
314(a)	2.04
314(b)	Inapplicable
314(c)	2.05
314(d)	Inapplicable
314(e)	1.01, 2.05, 3.02
314(f)	2.01, 3.02
315(a)	3.01(d)
315(b)	2.07
315(c)	3.01
315(d)	3.01(d)
315(e)	Inapplicable
316(a)	5.04(i), 2.06
316(b)	5.03
316(c)	2.02
317(a)	Inapplicable
317(b)	Inapplicable
318(a)	2.01(b)

	TABLE OF CONTENTS

	Page
ARTICLE I. DEFINITIONS	1
SECTION 1.01   Definitions	1
ARTICLE II. TRUST INDENTURE ACT	3
SECTION 2.01   Trust Indenture Act; Application.	3
SECTION 2.02   Lists of Holders of Securities.	4
SECTION 2.03   Reports by the Trustee	4
SECTION 2.04   Periodic Reports to Trustee	4
SECTION 2.05   Evidence of Compliance with Conditions Precedent	4
SECTION 2.06   Events of Default; Waiver	4
SECTION 2.07   Event of Default; Notice.	5
SECTION 2.08   Conflicting Interests	5
ARTICLE III. POWERS DUTIES AND RIGHTS OF TRUSTEE	5
SECTION 3.01   Powers and Duties of the Trustee.	5
SECTION 3.02   Certain Rights of Trustee.	6
SECTION 3.03   Compensation; Fees; Indemnity.	8
ARTICLE IV. TRUSTEE	8
SECTION 4.01   Trustee; Eligibility.	8
SECTION 4.02   Appointment, Removal and Resignation of Trustee.	9
ARTICLE V. GUARANTEE	9
SECTION 5.01   Guarantee	9
SECTION 5.02   Waiver of Notice and Demand	10
SECTION 5.03   Obligations Not Affected	10
SECTION 5.04   Rights of Holders	11
SECTION 5.05   Guarantee of Payment	11
SECTION 5.06   Subrogation	11
SECTION 5.07   Independent Obligations	11
ARTICLE VI. SUBORDINATION	12
SECTION 6.01   Subordination	12
ARTICLE VII. TERMINATION	12
SECTION 7.01   Termination	12
ARTICLE VIII. MISCELLANEOUS	12
SECTION 8.01   Successors and Assigns	12
SECTION 8.02   Amendments	12
SECTION 8.03   Notices	12
SECTION 8.04   Benefit	14
SECTION 8.05   Interpretation	14
SECTION 8.06   Governing Law	15
SECTION 8.07   Consent to Jurisdiction; Appointment of Agent to
Accept Service of Process	15



TRUST SECURITIES GUARANTEE AGREEMENT

This TRUST SECURITIES GUARANTEE AGREEMENT (this
"Guarantee Agreement"), dated as of June 1, 1998, between
YORKSHIRE POWER GROUP LIMITED, a private company with limited liability incorporated under the laws of England and Wales (the "Guarantor"), and THE BANK OF NEW YORK, a New York banking corporation, as trustee (the "Trustee"), for the benefit of the Holders (as defined herein) from time to time of the Trust Securities (as defined herein) of YORKSHIRE CAPITAL TRUST I, a Delaware statutory business trust (the "Trust").
WHEREAS, pursuant to an Amended and Restated Trust
Agreement (the "Trust Agreement"), dated as of June 1, 1998, among the Trustee, as property trustee, the other Trustees named therein, AEP Resources, Inc., an Ohio company, as Depositor, Yorkshire Cayman
Holding Limited, in its capacity as holder of the Control Certificate and the Holders (as defined herein), the Trust is issuing 11,000,000 8.08%
Trust Securities ($275,000,000 in aggregate liquidation amount) (the
"Trust Securities") representing undivided beneficial interests in the assets of the Trust and having the terms set forth in the Trust Agreement;
WHEREAS, the Trust Securities will be issued by the Trust and the proceeds thereof will be used to purchase the Junior Subordinated Debentures (as defined in the Trust Agreement) issued by Yorkshire
Power Finance Limited, a private company with limited liability incorporated under the laws of the Cayman Islands ("Yorkshire Finance"), and such Junior Subordinated Debentures will be held by or on behalf of the Trust as trust assets; and WHEREAS, as incentive for the Holders to purchase the Trust
Securities, the Guarantor desires to irrevocably, fully and unconditionally agree, to the extent set forth herein, to pay to the Holders the Guarantee Payments (as defined herein) and to make certain other payments on the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the payment for the Trust Securities by each Holder (as defined herein) thereof, which payment the Guarantor hereby agrees shall benefit the Guarantor, the Guarantor executes and delivers this Guarantee Agreement for the benefit of the Holders from time to time of the Trust Securities.
ARTICLE I.

DEFINITIONS
SECTION 1.01	Definitions.  As used in this Guarantee
Agreement, the terms set forth below shall, unless the context otherwise requires, have the following meanings. Capitalized or otherwise defined terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Trust Agreement as in effect on the date hereof.
"Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled"
have meanings correlative to the foregoing.
"Event of Default" means a failure by the Guarantor to perform any of its payment obligations under this Guarantee Agreement.
"Expense Agreement" means the Agreement as to Expenses and
Liabilities, dated as of June 1, 1998,  among the US Affiliates and the
Trust.
"Guarantee Payments" mean the following payments or
distributions, without duplication, with respect to the Trust Securities, to the extent not paid or made by or on behalf of the Trust: (i) any accumulated and unpaid distributions that are required to be paid on the
Trust Securities but if and only if and to the extent the Trust has sufficient funds available therefor to make such payment; (ii) the redemption price, including all accumulated and unpaid distributions to the date of redemption (the "Redemption Price"), with respect to any Trust Securities called for redemption by the Trust but if and only if and to the extent that the Trust has sufficient funds available therefor to make such payment;
and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Trust (other than in connection with the distribution of the Junior Subordinated Debentures to the holders of Trust Securities or the redemption of all of the Trust Securities), the lesser of (a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions on the Trust Securities to the date of payment, to the extent the Trust has sufficient funds available therefor, and (b) the amount of assets of the Trust remaining available for distribution to Holders in liquidation of the Trust (in either case, the "Liquidation Distribution"). "Holder" means any holder, as registered on the books and records of the Trust, of any Trust Securities; provided, however, that in determining whether the holders of the requisite percentage of Trust Securities have given any request, notice, consent or waiver hereunder, "Holder" shall not include the Guarantor, Yorkshire Finance, the Control
Party or the US Affiliates or any Affiliate of the Guarantor, Yorkshire Finance, the Control Party or the US Affiliates.
"Indenture" means the Subordinated Debenture Indenture dated as of June 1, 1998, among Yorkshire Finance, as Issuer, the Guarantor, as guarantor, The Bank of New York, as trustee, principal paying agent, registrar and transfer agent and Banque Generale du Luxembourg, as paying agent and transfer agent, as supplemented by the First
Supplemental Indenture thereto dated as of June 1, 1998, among
Yorkshire Finance, the Guarantor and The Bank of New York, as trustee, principal paying agent, registrar and transfer agent and Banque Generale du Luxembourg S.A., as paying agent and transfer agent.
"Majority in liquidation amount of Trust Securities" means a vote by Holder(s) of Trust Securities, voting separately as a class, of more than 50% of the aggregate Liquidation Amount of all Trust Securities outstanding at the time of determination.
"Officers' Certificate" means, with respect to any Person (who is not an individual), a certificate signed by the Chairman of the Board, the President or a Vice President, a Director, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of such Person, and delivered to the Trustee. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Guarantee Agreement shall include:
(a)	a statement that each officer signing the Officers'
Certificate has read the covenant or condition and the definitions relating thereto;
(b)	a brief statement of the nature and scope of the
examination or investigation undertaken by each officer in
rendering the Officers' Certificate;
(c)	a statement that each such officer has made such
examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and
(d)	a statement as to whether, in the opinion of each
such officer, such condition or covenant has been complied with.
"Person" means any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity of whatever nature.
"Responsible Officer" means, with respect to the Trustee, any managing director, any vice president, any assistant vice president, any assistant secretary, any assistant treasurer, or any other officer of the Corporate Trust Department of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.
"Successor Trustee" means a successor Trustee possessing the qualifications to act as Trustee under Section 4.01.
"Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.
"Trustee" means The Bank of New York until a Successor Trustee has been appointed and has accepted such appointment pursuant to the terms of this Guarantee Agreement and thereafter means each such Successor Trustee.
"US Affiliates" mean AEP Resources, Inc. and New Century
International, Inc. as parties to the Expense Agreement.
ARTICLE II.

TRUST INDENTURE ACT
SECTION 2.01	Trust Indenture Act; Application.
(a)	This Guarantee Agreement is subject to the provisions of
the Trust Indenture Act that are required to be part of this Guarantee Agreement and shall, to the extent applicable, be governed by such provisions; and
(b)	if and to the extent that any provision of this Guarantee
Agreement limits, qualifies or conflicts with the duties imposed by
Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.
SECTION 2.02	Lists of Holders of Securities.
(a)	The Guarantor shall furnish or cause to be furnished to the
Trustee (a) semiannually, not later than June 1 and December 1 in each year, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders ("List of Holders") as of a date not more than 15 days prior to the time such list is furnished, and (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Guarantor of any such request, a List of Holders as of a date not more than 15 days prior to the time such list is furnished; provided that, the Guarantor shall not be obligated to provide such List of Holders at any time the List of Holders does not differ from the most recent List of Holders given to the Trustee by the Guarantor or at any time the Trustee is the Securities Registrar under the Trust Agreement.
The Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.
(b)	The Trustee shall comply with its obligations under
Sections 311(a), 311(b) and 312(b) of the Trust Indenture Act.
SECTION 2.03	Reports by the Trustee.  Within 60 days
after May 15 of each year commencing May 15, 1999, the Trustee shall provide to the Holders of the Trust Securities such reports as are required by Section 313(a) of the Trust Indenture Act, if any, in the form and in the manner provided by Section 313 of the Trust Indenture Act. The Trustee shall also comply with the other requirements of Section 313 of the Trust Indenture Act.
SECTION 2.04	Periodic Reports to Trustee.  The
Guarantor shall provide to the Trustee such documents, reports and information as required by Section 314 of the Trust Indenture Act (if any) in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act, and shall provide, within 120 days after the end of each of its fiscal years, the compliance certificate required by Section 314(a)(4) of the Trust Indenture Act in the form and in the manner required by such Section.
SECTION 2.05	Evidence of Compliance with Conditions
Precedent. The Guarantor shall provide to the Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Guarantee Agreement that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) may be given in the form of an Officers' Certificate.
SECTION 2.06	Events of Default; Waiver.  The Holders of
a Majority in liquidation amount of Trust Securities may, by vote, on behalf of all of the Holders, waive any past Event of Default and its consequences. Upon such waiver, any such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Guarantee Agreement, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.
SECTION 2.07	Event of Default; Notice.
(a)	The Trustee shall, within 90 days after the occurrence of an
Event of Default, transmit by mail, first class postage prepaid, to the Holders, notices of all Events of Default known to the Trustee, unless such defaults have been cured before the giving of such notice, provided that the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.
(b)	The Trustee shall not be deemed to have knowledge of any
Event of Default unless the Trustee shall have received written notice, or a Responsible Officer charged with the administration of the Trust
Agreement shall have obtained written notice, of such Event of Default.
SECTION 2.08	Conflicting Interests.  The Trust Agreement
shall be deemed to be specifically described in this Guarantee Agreement for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.
ARTICLE III.

POWERS, DUTIES AND RIGHTS OF TRUSTEE
SECTION 3.01	Powers and Duties of the Trustee.
(a)	This Guarantee Agreement shall be held by the Trustee for
the benefit of the Holders, and the Trustee shall not transfer this
Guarantee Agreement to any Person except the Trustee shall assign rights hereunder to a Holder to the extent such assignment is necessary to exercise such Holder's rights pursuant to Section 5.04 or to a Successor Trustee upon acceptance by such Successor Trustee of its appointment to act as Successor Trustee. The right, title and interest of the Trustee shall automatically vest in any Successor Trustee, and such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Trustee.
(b)	If an Event of Default has occurred and is continuing, the
Trustee shall enforce this Guarantee Agreement for the benefit of the
Holders.
(c)	The Trustee, before the occurrence of any Event of Default
and after the curing or waiving of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Guarantee Agreement, and no implied covenants shall be read into this Guarantee Agreement against the Trustee.  In case an Event of Default has occurred (that has not been cured or waived pursuant to
Section 2.06), the Trustee shall exercise such of the rights and powers vested in it by this Guarantee Agreement, and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.
(d)	No provision of this Guarantee Agreement shall be
construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
(i)	prior to the occurrence of any Event of Default and
after the curing or waiving of all such Events of Default that may have occurred:
(A)	the duties and obligations of the Trustee
shall be determined solely by the express provisions of this
Guarantee Agreement, and the Trustee shall not be liable
except for the performance of such duties and obligations
as are specifically set forth in this Guarantee Agreement;
and
(B)	in the absence of bad faith on the part of the
Trustee, the Trustee may conclusively rely, as to the truth
of the statements and the correctness of the opinions
expressed therein, upon any certificates or opinions
furnished to the Trustee and conforming to the
requirements of this Guarantee Agreement; but in the case
of any such certificates or opinions that by any provision
hereof are specifically required to be furnished to the
Trustee, the Trustee shall be under a duty to examine the
same to determine whether or not they conform to the
requirements of this Guarantee Agreement;
(ii)	the Trustee shall not be liable for any error of judgment
made in good faith by a Responsible Officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;
(iii)	the Trustee shall not be liable with respect to any action
taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a Majority in liquidation amount of the Trust Securities relating to the time, method and place of conducting any proceeding for any remedy available to the
Trustee, or exercising any trust or power conferred upon the
Trustee under this Guarantee Agreement; and
(iv)	no provision of this Guarantee Agreement shall require
the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Guarantee Agreement or adequate indemnity against such risk or liability is not reasonably assured to it.
SECTION 3.02	Certain Rights of Trustee.
(a)	Subject to the provisions of Section 3.01:
(i)	the Trustee may conclusively rely and shall be fully
protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties;
(ii)	any direction or act of the Guarantor contemplated by
this Guarantee Agreement shall be sufficiently evidenced by an
Officers' Certificate;
(iii)	whenever, in the administration of this Guarantee
Agreement, the Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and rely upon an Officers' Certificate which, upon receipt of such request, shall be promptly delivered by the Guarantor;
(iv)	the Trustee may consult with counsel of its choice, and
the advice or opinion of such counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion; such counsel may be counsel to the Guarantor or any of its Affiliates and may include any of its employees; the Trustee shall have the right at any time to seek instructions concerning the administration of this
Guarantee Agreement from any court of competent jurisdiction;
(v)	the Trustee shall be under no obligation to exercise any
of the rights or powers vested in it by this Guarantee Agreement at the request or direction of any Holder, unless such Holder shall have provided to the Trustee reasonable security and indemnity satisfactory to the Trustee against the costs, expenses (including attorneys' fees and expenses) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Trustee; provided that nothing contained in this Section 3.02(a)(v) shall be taken to relieve the Trustee, upon the occurrence of an Event of Default, of its obligation to exercise the rights and powers vested in it by this
Guarantee Agreement;
(vi)	the Trustee shall not be bound to make any
investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit;
(vii)	the Trustee may execute any of the trusts or
powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and
(viii)	whenever in the administration of this Guarantee
Agreement the Trustee shall deem it desirable to receive
instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Trustee (i) may request instructions from the Holders, (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (iii) shall be protected in acting in accordance with such instructions.
(b)	No provision of this Guarantee Agreement shall be deemed
to impose any duty or obligation on the Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Trustee shall be construed to be a duty.
SECTION 3.03	Compensation; Fees; Indemnity.
The following expenses will be covered pursuant to the Expense
Agreement:
(a)	the payment to the Trustee from time to time of such
compensation as the Guarantor and the Trustee may agree for all services rendered by the Trustee hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);
(b)	except as otherwise expressly provided herein, the
reimbursement of the Trustee upon request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Guarantee Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and
(c)	the indemnification of the Trustee for any and all loss,
damage, claims, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this Guarantee Agreement, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.
The provisions of this Section 3.03 shall survive the termination of this Guarantee Agreement.
ARTICLE IV.

TRUSTEE
SECTION 4.01	Trustee; Eligibility.
(a)	There shall at all times be a Trustee which shall:
(i)	not be an Affiliate of the Guarantor;
(ii)	be a corporation organized and doing business under
the laws of the United States of America or any State or Territory
thereof or of the District of Columbia, or a corporation or Person permitted by the Securities and Exchange Commission to act as an institutional trustee under the Trust Indenture Act, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least 50 million U.S. dollars ($50,000,000) and meeting the requirements of Section 310(a) of the Trust Indenture Act, and subject to supervision or examination by Federal, State, Territorial or District of Columbia authority.  If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then, for the purposes of this Section 4.01(a)(ii), the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published; and
(iii)	act, for the purposes of this Guarantee Agreement,
other than through an office, branch or agency in the United
Kingdom.
(b)	If at any time the Trustee shall cease to be eligible to so act under Section 4.01(a), the Trustee shall immediately resign in the manner and with the effect set out in Section 4.02(c).
(c)	If the Trustee has or shall acquire any "conflicting interest"
within the meaning of Section 310(b) of the Trust Indenture Act, the Trustee and Guarantor shall in all respects comply with the provisions of
Section 310(b) of the Trust Indenture Act, subject to the rights of the Trustee under the penultimate paragraph thereof.
SECTION 4.02	Appointment, Removal and Resignation of
Trustee.
(a)	Subject to Section 4.02(b), the Trustee may be appointed
or removed without cause at any time by the Guarantor.
(b)	The Trustee shall not be removed until a Successor Trustee
has been appointed and has accepted such appointment by written instrument executed by such Successor Trustee and delivered to the
Guarantor.
(c)	The Trustee appointed to office shall hold office until a
Successor Trustee shall have been appointed or until its removal or resignation. The Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the Trustee and delivered to the Guarantor, which resignation shall not take effect until a Successor Trustee has been appointed and has accepted such appointment by instrument in writing executed by such Successor Trustee and delivered to the Guarantor and the resigning Trustee.
(d)	If no Successor Trustee shall have been appointed and
accepted appointment as provided in this Section 4.02 within 60 days after delivery to the Guarantor of an instrument of resignation, the resigning Trustee may petition any court of competent jurisdiction for appointment of a Successor Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Trustee.
ARTICLE V.

GUARANTEE
SECTION 5.01	Guarantee.  The Guarantor irrevocably,
fully and unconditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by or on behalf of the Trust), as and when due, regardless of any defense, right of set-off or counterclaim that the Guarantor may have or assert against any Person, other than the defense of payment. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Trust to pay such amounts to the Holders.
SECTION 5.02	Waiver of Notice and Demand.  The
Guarantor hereby waives notice of acceptance of this Guarantee
Agreement and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Trust or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.
SECTION 5.03	Obligations Not Affected.  The obligation
of the Guarantor to make the Guarantee Payments under this Guarantee Agreement shall in no way be affected or impaired by reason of the happening from time to time of any of the following:
(a)	the release or waiver, by operation of law or otherwise, of
the performance or observance by the Trust of any express or implied agreement, covenant, term or condition relating to the Trust Securities to be performed or observed by the Trust;
(b)	the extension of time for the payment by the Trust of all or any portion of the Distributions, Redemption Price, Liquidation
Distribution or any other sums payable under the terms of the Trust Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Trust Securities (other than an extension of time for payment of Distributions, Redemption Price, Liquidation Distribution or other sum payable that results from the deferral of any interest payment on the Junior Subordinated Debentures permitted by the Indenture);
(c)	any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Trust Securities, or any action on the part of the Trust granting indulgence or extension of any kind;
(d)	the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Trust or any of the assets of the Trust;
(e)	any invalidity of, or defect or deficiency in, the Trust
Securities;
(f)	the settlement or compromise of any obligation guaranteed
hereby or hereby incurred; or
(g)	any other circumstance whatsoever that might otherwise
constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 5.03 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.
There shall be no obligation of the Holders to give notice to, or obtain consent of, the Guarantor with respect to the happening of any of the foregoing.
SECTION 5.04	Rights of Holders.  The Guarantor expressly
acknowledges that:  (i) this Guarantee Agreement will be deposited with the Trustee to be held for the benefit of the Holders; (ii) the Trustee has the right to enforce this Guarantee Agreement on behalf of the Holders;
(iii) the Holders of a Majority in liquidation amount of the Trust Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee in respect of this Guarantee Agreement or exercising any trust or power conferred upon the Trustee under this Guarantee Agreement, provided that such direction shall not be in conflict with any rule of law or with this Guarantee Agreement, and could not involve the Trustee in personal liability in circumstances where reasonable indemnity would not be adequate; and
(iv) any Holder may institute a legal proceeding directly against the Guarantor to enforce its rights under this Guarantee Agreement, without first instituting a legal proceeding against or requesting or directing that action be taken by the Trust, the Trustee or any other Person; it being understood and intended that no one or more of such Holders shall have any right in any manner whatsoever by virtue of, or by availing of, any provision of this Guarantee Agreement to affect, disturb or prejudice the rights of any other of such Holders or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Guarantee Agreement, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.
SECTION 5.05	Guarantee of Payment.  This Guarantee
Agreement creates a guarantee of payment and not of collection. This Guarantee Agreement will not be discharged except by payment of the
Guarantee Payments in full to the extent not paid by or on behalf of the Trust (without duplication) or upon the distribution of Junior
Subordinated Debentures to the Holders in exchange for all of the Trust Securities.
SECTION 5.06	Subrogation.  The Guarantor shall be
subrogated to all (if any) rights of the Holders against the Trust in respect of any amounts paid to the Holders by the Guarantor under this Guarantee Agreement; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any rights which it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Guarantee Agreement, if, at the time of any such payment, any amounts of Guarantee Payments are due and unpaid under this Guarantee Agreement.  If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the
Holders.
SECTION 5.07	Independent Obligations.  The Guarantor
acknowledges that its obligations hereunder are independent of the obligations of the Trust with respect to the Trust Securities and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Guarantee Agreement notwithstanding the occurrence of any event referred to in subsections (a) through (g), inclusive, of Section 5.03 hereof.
ARTICLE VI.

SUBORDINATION
SECTION 6.01	Subordination.  This Guarantee Agreement
will constitute an unsecured obligation of the Guarantor and will rank (i) subordinate and junior in right of payment to all Senior Debt (as defined in the Indenture) of the Guarantor, except those obligations or liabilities made pari passu or subordinate by their terms, (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by the Guarantor and with any guarantee now or hereafter entered into by the Guarantor in respect of any preferred or preference securities of any Affiliate of the Guarantor, and (iii) senior to all common stock of the Guarantor.
ARTICLE VII.

TERMINATION
SECTION 7.01	Termination.  This Guarantee Agreement
shall terminate and be of no further force and effect upon: (i) full payment of the Redemption Price of the Trust Securities, (ii) the distribution of Junior Subordinated Debentures to the Holders in exchange for all of the Trust Securities, or (iii) full payment of the amounts payable in accordance with the Trust Agreement upon liquidation of the Trust. Notwithstanding the foregoing, this Guarantee Agreement will continue to be effective or will be reinstated, as the case may be, if at any time any Holder must restore payment of any sums paid with respect to Trust
Securities or under this Guarantee Agreement.
ARTICLE VIII.

MISCELLANEOUS
SECTION 8.01	Successors and Assigns.  All guarantees and
agreements contained in this Guarantee Agreement shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Trust Securities then outstanding. Except in connection with a consolidation, merger, conveyance, transfer, or lease involving the Guarantor that is permitted under Article X of the Indenture, the Guarantor shall not assign its obligations hereunder.
SECTION 8.02	Amendments.  Except with respect to any
changes that do not materially and adversely affect the rights of Holders (in which case no consent of Holders will be required), this Guarantee Agreement may only be amended with the prior approval of the Holders of a majority in Liquidation Amount of all the outstanding Trust Securities. The provisions of Article VII of the Trust Agreement concerning meetings of Holders shall apply to the giving of such approval.
SECTION 8.03	Notices.  Any notice, request or other
communication required or permitted to be given hereunder shall be in writing, duly signed by the party giving such notice, and delivered, telecopied or mailed by first class mail as follows:
(a)	if given to the Guarantor, to the address set forth below or such other address as the Guarantor may give notice of to the Trustee and the Holders:
Yorkshire Power Group Limited
Wetherby Road
Scarcroft, Leeds LS14 3HS, England
Facsimile No.: 011-44-113-289-5926
Attn:  Roger Dickinson

with a copy to:

American Electric Power Service Corporation
1 Riverside Plaza
Columbus, Ohio  43215
Facsimile No:  614-223-2807
Attn:  Director, Corporate Finance

		and

New Century Energies, Inc.
1225 Seventeenth Street
Denver, Colorado 80502
Facsimile No:  303-294-2976
Attn:  Controller

(b)	if given to the Trust, in care of the Trustee, or to the
Trustee at the Trust's (and the Trustee's) address set forth below or such other address as the Trustee on behalf of the Trust may give notice to the
Holders:
Yorkshire Capital Trust I
c/o The Bank of New York
101 Barclay Street, fl. 21 West
New York, New York 10286
Attn:  Corporate Trust Department

with a copy, in the case of a notice to the Trust (other than a notice from the Guarantor), to the Guarantor;
(c)	if given to any Holder, at the address set forth on the
books and records of the Trust.
All notices hereunder shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.
SECTION 8.04	Benefit.  This Guarantee Agreement is
solely for the benefit of the Holders and, subject to Section 3.01(a), is not separately transferable from the Trust Securities.
SECTION 8.05	Interpretation.  In this Guarantee
Agreement, unless the context otherwise requires:
(a)	capitalized terms used in this Guarantee Agreement but not
defined in the preamble hereto have the respective meanings assigned to them in Section 1.01;
(b)	a term defined anywhere in this Guarantee Agreement has
the same meaning throughout;
(c)	all references to "the Guarantee Agreement" or "this
Guarantee Agreement" are to this Guarantee Agreement as modified, supplemented or amended from time to time;
(d)	all references in this Guarantee Agreement to Articles and
Sections are to Articles and Sections of this Guarantee Agreement unless otherwise specified;
(e)	a term defined in the Trust Indenture Act has the same
meaning when used in this Guarantee Agreement unless otherwise defined in this Guarantee Agreement or unless the context otherwise requires;
(f)	a reference to the singular includes the plural and vice
versa; and
(g)	the masculine, feminine or neuter genders used herein shall
include the masculine, feminine and neuter genders.
SECTION 8.06	Governing Law.  THIS GUARANTEE
AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND
INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS
OF THE STATE OF NEW YORK.
SECTION 8.07	Consent to Jurisdiction; Appointment of
Agent to Accept Service of Process
(a)	The Guarantor irrevocably consents and agrees, for the benefit of the Holders from time to time and the Trustee, that any civil legal action, suit or proceeding against it with respect to its obligations, liabilities or any other matter arising out of or in connection with this Guarantee Agreement may be brought in the Supreme Court of New
York, New York County or the United States District Court for the
Southern District of New York and any appellate court from either thereof and, until amounts due and to become due in respect of the Trust
Securities or this Guarantee Agreement have been paid, hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any legal action, suit or proceeding for itself and in respect of its properties, assets and revenues and agrees to file such consents with such authorities as may be required to irrevocably evidence such agreement.
(b)	The Guarantor has irrevocably designated, appointed, and
empowered CT Corporation System, acting through its office at 1633
Broadway, New York, New York 10019, as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and its properties, assets and revenues, service of any and all legal process, summons, notices and documents which may be served in any legal action, suit or proceeding brought against the Guarantor in any United States or state court. If for any reason such designee, appointee and agent hereunder shall cease to be available to act as such, the Guarantor agrees to designate a new designee, appointee and agent in the Borough of Manhattan, The City of New York on the terms and for the purposes of this Section 8.07 satisfactory to the Trustee. The Guarantor further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents in any legal action, suit or proceeding against the Guarantor by serving a copy thereof upon the relevant agent for service of process referred to in this Section 8.07 (whether or not the appointment of such agent shall for any reason prove to be ineffective or such agent shall accept or acknowledge such service) or by mailing copies thereof by registered or certified air mail, postage prepaid, to the Guarantor at its address specified in or designated pursuant to this Guarantee Agreement. The Guarantor agrees that the failure of any such designee, appointee and agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon.
Nothing herein shall in any way be deemed to limit the ability of the holders of the Trust Securities and the Trustee, to serve any such legal process, summons, notices and documents in any other manner permitted by applicable law or to obtain jurisdiction over the Guarantor or bring legal actions, suits or proceedings against the Guarantor in such other jurisdictions, and in such manner, as may be permitted by applicable law.
The Guarantor irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Guarantee Agreement brought in the Supreme Court of New York, New York County or the United States
District Court for the Southern District of New York and any appellate court from either thereof and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.
		(c) To the extent that the Guarantor may in any jurisdiction claim for itself or its assets immunity (to the extent such immunity may now or hereafter exist, whether on the grounds of sovereign immunity or otherwise) from suit, execution, attachment (whether in aid of execution, before judgment or otherwise) or other legal process (whether through service or notice or otherwise), and to the extent that in any such jurisdiction there may be attributed to itself or its assets such immunity (whether or not claimed), the Guarantor irrevocably agrees with respect to any matter arising under this Guarantee for the benefit of the Holders from time to time of the Trust Securities, not to claim, and irrevocably waives, such immunity to the full extent permitted by the laws of such jurisdiction.

(d) If for the purpose of obtaining a judgment or order in any court it is necessary to convert a sum due hereunder to the holder of any Trust Security from U.S. dollars into another currency, the Guarantor has agreed, and each Holder by holding such Trust Security will be deemed to have agreed, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures such Holder could purchase U.S. dollars with such other currency in The City of New York on the Business Day preceding the day on which final judgment is given.
(e) The obligation of the Guarantor in respect of any sum payable by it to the holder of a Trust Security shall, notwithstanding any judgment or order in a currency (the "judgment currency") other than U.S. dollars, be discharged only to the extent that on the Business Day following receipt by the Holder of such Trust Security of any sum, adjudged to be so due in the judgment currency, the Holder of such Trust Security may in accordance with normal banking procedures purchase U.S. dollars with the judgment currency; if the amount of U.S. dollars so purchased is less than the sum originally due to the holder of such Trust Security in the judgment currency (determined in the manner set forth in the preceding paragraph), the Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Holder of such Trust Security against such loss, and if the amount of the U.S. dollars so purchased exceeds the sum originally due to the Holder of such Trust Security, such Holder agrees to remit to the Guarantor such excess, provided that such Holder shall have no obligation to remit any such excess as long as the Guarantor shall have failed to pay such Holder any obligations due and payable under such Trust Security, in which case such excess may be applied to such obligations of the Guarantor under such Trust Security in accordance with the terms thereof. The foregoing indemnity shall constitute a separate and independent obligation of the Guarantor and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid.
This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

THIS GUARANTEE AGREEMENT is executed as of the day and year first above written.

YORKSHIRE POWER GROUP LIMITED



By:
	Name:	Armando A. Pena
	Title:	Authorized Signatory


THE BANK OF NEW YORK,
as Trustee


By:
	Name:
	Title:

     This Cross-Reference Table does not constitute part of the Guarantee Agreement and shall not affect the interpretation of any of its terms or provisions.



Preferred Securities Guarantee Agreement

20

130120.4
i
i
1

130120.4

EXHIBIT 4.7
DEPOSIT AGREEMENT
BETWEEN
THE BANK OF NEW YORK,
as Book-Entry Depositary
and
YORKSHIRE POWER FINANCE LIMITED
Dated as of June 1, 1998



TABLE OF CONTENTS


Page

ARTICLE I Definitions and Other General Provisions	1
Section 1.01.	Definitions.	1
Section 1.02.	Rules of Construction.	4
ARTICLE II Book-Entry Interests	4
Section 2.01.	Deposit of the Global Debentures; Issuance of the Book-
Entry Interests.	4
Section 2.02.	Receipt of Book-Entry Interests.	5
Section 2.03.	Registration of Transfer of the Book-Entry Interests.	5
Section 2.04.	Transfer or Exchange of Global Debentures.	6
Section 2.05.	Issuance of Definitive Registered Debentures in Respect of
the Debentures.	6
Section 2.06.	Redemption of the Debentures.	7
Section 2.07.	Cancellation.	8
Section 2.08.	Payments in Respect of the Book-Entry Interests and the
Global Debentures.	8
Section 2.09.	Change in Principal Amount of Global Debentures.	9
Section 2.10.	Record Date.	9
Section 2.11.	Action in Respect of the Book-Entry Interests or the
Global Debentures.	9
Section 2.12.	Reports.	10
Section 2.13.	Additional Amounts.	10
Section 2.14.	Changes Affecting Global Debentures.	11
ARTICLE III The Book-Entry Depositary	11
Section 3.01.	Certain Duties and Responsibilities.	11
Section 3.02.	Events of Default.	12
Section 3.03.	Certain Rights of Book-Entry Depositary.	12
Section 3.04.	Not Responsible for Recitals or Issuance of Debentures.	13
Section 3.05.	Money Held in Trust.	13
Section 3.06.	Compensation and Reimbursement.	14
Section 3.07.	Book-Entry Depositary Required; Eligibility.	15
Section 3.08.	Resignation and Removal; Appointment of Successor.	15
Section 3.09.	Acceptance of Appointment by Successor.	17
Section 3.10.	Merger, Conversion, Consolidation or Succession to
Business.	17
Section 3.11.	Letter of Representations.	18
ARTICLE IV Miscellaneous Provisions	18
Section 4.01.	Notices to Book-Entry Depositary or Issuer.	18
Section 4.02.	Notice to the Depositary; Waiver.	18
Section 4.03.	Effect of Headings and Table of Contents.	19
Section 4.04.	Successors and Assign.	19
Section 4.05.	Separability Clause.	19
Section 4.06.	Benefits of Agreement.	19
Section 4.07.	GOVERNING LAW.	19
Section 4.08.	Jurisdiction.	20
Section 4.09.	Counterparts.	20
Section 4.10.	Inspection of Agreement.	20
Section 4.11.	Satisfaction and Discharge.	21
Section 4.12.	Amendments.	21
Section 4.13.	Book-Entry Depositary To Sign Amendments.	21


DEPOSIT AGREEMENT
This Deposit Agreement (as the same may be amended from time to time in accordance with the provisions hereof, this "Agreement" or this "Deposit Agreement"), dated as of June 1, 1998, is among The Bank of New York, a New York banking corporation, as book-entry depositary hereunder (the "Book-Entry Depositary"), Yorkshire Power Finance Limited, a private company with limited liability incorporated under the laws of the Cayman Islands (the "Issuer"), and the holders and beneficial owners from time to time of interests in the Book-Entry Interests (as defined below).
ARTICLE I

Definitions and Other General Provisions
Section 1.01.	Definitions.
Terms not defined herein have the meanings ascribed to
them in the Indenture. The following terms, as used herein, have the following meanings:
"Book-Entry Depositary" means the party named as such
in this Agreement and acting as such or its nominee or the custodian of either until a successor shall have become such pursuant to Section 3.08 hereof, and thereafter "Book-Entry Depositary" shall mean such successor or its nominee or the custodian of either.
"Book-Entry Interests" means the certificateless depositary
interests that shall at all times, prior to any issuance of Definitive Registered Debentures in respect thereof, represent the right to receive from the bearer of the Global Debentures 100% of the principal, premium
(if any), interest (including Additional Interest, if any, and Additional Amounts, if any) payable with respect to the underlying Global
Debentures and that are issued to the Depositary by the Book-Entry
Depositary.
"Book-Entry Register" has the meaning ascribed thereto in
Section 2.03 hereof.
"Corporate Trust Office" means the office of the Book-
Entry Depositary in The City of New York, at which any particular time its corporate trust business shall be principally administered, which at the date hereof is located at 101 Barclay Street, New York, NY 10286, Attn:
Corporate Trust Department, International Finance Unit.
"Debentures" means the Issuer's 8.08% Junior
Subordinated Deferrable Interest Debentures, Series A due June 30, 2038. "Definitive Registered Debentures" means Debentures issued by the Issuer pursuant to the Indenture substantially in the form included as Exhibit B to the Supplemental Indenture and registered in the names of the beneficial owners thereof.
"Depositary" means the Property Trustee (or DTC
(including any nominee of DTC), in the event that the Trust is liquidated pursuant to the terms of the Trust Agreement) as the Registered Holder. "DTC" means The Depository Trust Company, New York,
New York or its successors.
"Exchange Act" means the United States Securities
Exchange Act of 1934, as amended.
"Global Debentures" means Debentures in bearer form
issued by the Issuer to the Book-Entry Depositary pursuant to the
Indenture substantially in the form included as Exhibit A to the Supplemental Indenture.
"Guarantor" means Yorkshire Power Group Limited, a
private company with limited liability incorporated under the laws of England and Wales.
"Indenture" means the Indenture dated as of June 1, 1998,
among the Issuer, the Guarantor, The Bank of New York, as trustee, principal paying agent, registrar and transfer agent, and Banque Generale du Luxembourg S.A., as paying agent and transfer agent, relating to the Debentures as originally executed or as it may from time to time be supplemented or amended including by the Supplemental Indenture and for all purposes to the extent applicable, the provisions of the Trust Indenture Act that are deemed to be a part of and govern such instrument. "Indirect Participant" means a Person that holds Interests through Participants.
"Interests" means beneficial interests in the Book-Entry
Interests that will be represented by Trust Securities unless and until the Trust is liquidated pursuant to the terms of the Trust Agreement, whereafter such interests will be shown on records maintained in book-
entry form by DTC.
"Issuer" means the party named as such in this Agreement
until a successor replaces it pursuant to the applicable provisions of the Indenture and, thereafter, means such successor.
"Issuer Order" means a written request or order signed in
the name of the Issuer by any Director of the Issuer and by any officer or other person duly authorized by the Board of Directors, and delivered to the Book-Entry Depositary.
"Letter of Representations" means the Letter of
Representations to DTC relating to the Debentures and the related Book-Entry Interests, which would be entered into by the Book-Entry
Depositary and the Issuer upon the liquidation of the Trust unless Definitive Registered Debentures are issued in connection with such liquidation.
"Officers' Certificate" means a certificate signed in the
name of the Issuer by any Director of the Issuer or by any officer or other person duly so authorized by the Board of Directors of the Issuer and delivered to the Book-Entry Depositary.
"Opinion of Counsel" means a written opinion from legal
counsel, who may be an employee of or regular counsel for the Issuer or may be other counsel reasonably acceptable to the Book-Entry
Depositary.
"Participant" has the meaning specified in Section 2.02(b)
herein.
"Property Trustee" means the commercial bank or trust
company identified as the "Property Trustee" in the preamble to the Trust Agreement, or any successor as therein provided.
"Registered Holder" means, with respect to any Book-
Entry Interest, the Person in whose name such Book-Entry Interest is registered on the Book-Entry Register maintained by the Book-Entry Depositary.
"Responsible Officer", when used with respect to the
Book-Entry Depositary, means any authorized officer of the Book-Entry Depositary including any vice president, assistant vice president, assistant secretary, treasurer, assistant treasurer, or any other officer of the Book-Entry Depositary who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any depositary matter is referred because of such officer's knowledge of and familiarity with the particular subject. "Securities Act" means the United States Securities Act of
1933, as amended.
"Supplemental Indenture" mean the First Supplemental
Indenture to the Indenture dated as of June 1, 1998, among the Issuer, the Guarantor, The Bank of New York, as trustee, principal paying agent, registrar and transfer agent, and Banque Generale du Luxembourg S.A., as paying agent and transfer agent, relating to the Debentures.
"Taxing Jurisdiction" means (i) any supranational
federation to which the United Kingdom belongs or (ii) the jurisdiction (or any political subdivision or taxing authority thereof or therein) in which the Issuer or the Guarantor is incorporated or created, as applicable, or in which the Issuer or the Guarantor is managed and controlled or has a place of business.
"Trust" means Yorkshire Capital Trust I, a Delaware
statutory business trust.
"Trust Agreement" means the Amended and Restated
Trust Agreement, dated as of June 1, 1998, among AEP Resources, Inc., as Depositor, Yorkshire Cayman Holding Limited, as Control Party, The
Bank of New York, as Property Trustee, The Bank of New York
(Delaware), as Delaware Trustee, the administrative trustees named therein and the several Holders (as defined therein).
"Trust Securities" means 11,000,000 8.08% Trust
Securities of the Trust.
"Trustee" means The Bank of New York and its successors
and assigns, as trustee under the Indenture.
Section 1.02.	Rules of Construction.
Unless the context otherwise requires:
(a)	a term has the meaning assigned to it;
(b)	"or" is not exclusive;
(c)	"including" means including without limitation; and
(d)	words in the singular include the plural and words
in the plural include the singular.
ARTICLE II

Book-Entry Interests
Section 2.01.	Deposit of the Global Debentures; Issuance
of the Book-Entry Interests.
(a) The Book-Entry Depositary hereby accepts custody of
the Global Debentures from the Trustee and shall act as Book-Entry
Depositary in accordance with the terms of this Agreement.  The Book-
Entry Depositary shall hold such Global Debentures for the benefit of the Trust at its Corporate Trust Office in The City of New York, at the office of the paying agent in Luxembourg or at such place outside the United
Kingdom as it shall determine with the consent of the Issuer and shall initially issue the Book-Entry Interests to the Property Trustee to hold, pursuant to the Trust Agreement, for the benefit of the Trust. The Book-Entry Depositary will segregate the Global Debentures and any amounts received or receivable by it in respect thereof in accordance with this Agreement and keep them separate and distinct from its other income and assets and, in particular, from any amounts which it receives or to which it is entitled in any other capacity, including its capacity under the Indenture.
(b)  If, pursuant to the Trust Agreement, the Trust is
liquidated and Book-Entry Interests are distributed to holders of Trust Securities in liquidation of such holders' interests in the Trust, the Global Debentures, held by the Book-Entry Depositary and representing all of the Debentures will cease to be held for the benefit of the Trust and will, for all purposes under this Deposit Agreement, be held by the Book-Entry Depositary for the benefit of DTC and its Participants, subject to Section 2.02, and all of the Book-Entry Interests in the Global Debentures, will, pursuant to the Trust Agreement, be transferred by the Property Trustee to DTC, which will operate a book-entry settlement system for Interests in the Book-Entry Interests in global form in accordance with Section
2.02(b).
Section 2.02.	Receipt of Book-Entry Interests.
(a)	Prior to the liquidation of the Trust pursuant to the
Trust Agreement, upon issuance of the Book-Entry Interests by the Book-
Entry Depositary pursuant to Section 2.01(a), the Book-Entry Interests shall be held by the Property Trustee for the benefit of the Trust.
(b)	To the extent the Book-Entry Interests are
transferred to DTC by the Property Trustee as contemplated by Section
2.01(b):
1.	Upon acceptance by DTC of the Book-Entry
Interests for entry into its book-entry settlement system in accordance with the terms of the Letter of Representations, Interests in the Book-Entry
Interests will be recorded on and traded through DTC's book-entry system, and ownership of such Interests shall be shown in, and the transfer of such ownership shall be effected only through, records maintained by (i) DTC or (ii) institutions that have accounts with DTC ("Participants"). Interests shall be transferable only as units representing authorized denominations of the Debentures.

2.	The Book-Entry Interests shall be issuable only to
DTC or successors of DTC or their respective nominees. Except as provided in Section 2.05, no beneficial owner of Interests shall be entitled to receive a Definitive Registered Debenture, and such beneficial owner's Interests shall be reflected only in accordance with the procedures of DTC as set forth in the Letter of Representations.

(c)	Transfers of the Book-Entry Interests and Interests
shall be subject to the restrictions on transfer provided in the legend set forth on the face of the Global Debentures relating thereto.
Section 2.03.	Registration of Transfer of the Book-Entry
Interests.
The Book-Entry Depositary agrees to maintain at the
Book-Entry Depositary's Corporate Trust Office the Book-Entry Register
in which the Book-Entry Depositary shall (x) prior to the liquidation of the Trust, record the Property Trustee, as holder for the benefit of the Trust, as the initial registered owner of the Book-Entry Interests and (y) upon the liquidation of the Trust and the transfer of the Book-Entry
Interests to DTC as contemplated by Section 2.01(b), (i) record Cede &
Co., as nominee of DTC as the registered owner of the Book-Entry
Interests and (ii) record the registration and transfer of the Book-Entry Interests. Notwithstanding anything contained herein to the contrary, the Book-Entry Interests shall be transferred only pursuant to the Trust
Agreement for so long as the Trust is the owner of the Debentures. The Book-Entry Interests cannot be transferred unless such transfer is recorded on the Book-Entry Register.  The Book-Entry Depositary shall not constitute the agent of the Issuer for any other purpose other than that of maintaining the Book-Entry Register and, in particular, it shall not constitute the agent of the Issuer in relation to any payments it may receive in respect of the Global Debentures and may make to the
Depositary in accordance with its obligations contained herein nor shall it be authorized to undertake any obligations on behalf of the Issuer.
The foregoing paragraph shall not (i) impose an obligation
on the Book-Entry Depositary to record the ownership interests in or transfers of Interests held by Participants or its successors or Indirect Participants or (ii) restrict transfers of such Interests held by Participants or Indirect Participants. The Book-Entry Depositary shall treat the Depositary as the absolute owner of the Book-Entry Interests for all purposes whatsoever and shall not be bound or affected by any notice to the contrary, other than an order of a court having jurisdiction over the Book-Entry Depositary.
Unless and until Global Debentures are exchanged in whole
or in part for Definitive Registered Debentures pursuant to Section 2.05, the Book-Entry Depositary may not register the transfer of the Book-
Entry Interests except as a whole: (x) prior to the liquidation of the Trust, by the Property Trustee to a successor trustee as duly appointed under the Trust Agreement and (y) upon liquidation of the Trust and transfer of the Book-Entry Interests to DTC as contemplated by Section 2.01(b), (i) by
DTC to its nominee; (ii) by a nominee of DTC to DTC or to another nominee of DTC; or (iii) by DTC or any nominee to a successor depositary or a nominee of such successor depositary.
Section 1.04.	Transfer or Exchange of Global Debentures.
The Book-Entry Depositary shall hold the Global
Debentures in custody for the benefit of the Depositary.  Subject to
Section 3.08, the Book-Entry Depositary shall not transfer or lend the
Global Debentures or any interest therein, except that the Global
Debentures, as a whole and with the Issuer's consent, may be transferred
(i) by the Book-Entry Depositary to a nominee of the Book-Entry
Depositary; (ii) by a nominee of the Book-Entry Depositary to the Book-
Entry Depositary or another nominee of the Book-Entry Depositary; or
(iii) by the Book-Entry Depositary or any such nominee to a successor Book-Entry Depositary or a nominee of such successor Book-Entry
Depositary.  Notwithstanding the foregoing, the Book-Entry Depositary may not under any circumstances surrender or deliver the Global
Debentures to the Depositary.
Section 1.05.	Issuance of Definitive Registered
Debentures in Respect of the Debentures.
Except as provided in this Section 2.05, no beneficial
owner of Interests shall be entitled to receive Definitive Registered
Debentures.
The Book-Entry Depositary will promptly notify the
Trustee and request in writing that the Issuer issue and the Trustee authenticate and deliver Definitive Registered Debentures in exchange for the Global Debentures, as a whole but not in part, in such names and authorized denominations as the Book-Entry Depositary shall specify, if:
(i) after liquidation of the Trust and transfer of the Book-Entry Interests to DTC as contemplated by Section 2.01(b), DTC notifies the Issuer and the Book-Entry Depositary that it is unwilling or unable to continue to hold the Book-Entry Interests related to the Global Debentures or DTC at any time ceases to be a "clearing agency" registered as such under the Exchange Act and, in either case, a successor is not appointed by the
Issuer within 120 days; (ii) the Book-Entry Depositary notifies the Issuer under Section 3.08 that it is unwilling or unable to continue as Book-
Entry Depositary and no successor Book-Entry Depositary is appointed within 120 days; or (iii) the Issuer in its sole discretion, executes and delivers to the Trustee an Officers' Certificate providing that the Global Debentures shall be so exchangeable. The Book-Entry Depositary agrees that in such event it will promptly surrender the Global Debentures held by it to the Trustee in connection with such exchange and request in writing that the Issuer execute and the Trustee authenticate and deliver without charge Definitive Registered Debentures having the same interest rate, if any, and maturity and having the same terms as the Interests of the requesting owner, in authorized denominations of $25 and integral multiples thereof and of an aggregate principal amount equal to such owner's Interests and that such Global Debentures will be canceled upon issuance of such Definitive Registered Debentures, whereupon this
Agreement will then terminate.
The Global Debentures shall also be exchangeable, in
whole or in part, for Definitive Registered Debentures if there shall have occurred and be continuing an Event of Default with respect to the
Debentures.  In such circumstances, beneficial owners of Interests relating to the Global Debentures may request in writing that their Interests be exchanged for one or more Definitive Registered Debentures (an
"Optional Definitive Security Request"). Upon receipt of an Optional Definitive Security Request, the Book-Entry Depositary shall (i) promptly surrender the Global Debentures to the Trustee and request in writing that the Issuer execute and the Trustee authenticate and deliver without charge Definitive Registered Debentures, having the same interest rate, if any, and maturity and having the same terms as the Interests of the requesting owner, in authorized denominations of $25 and integral multiples thereof and of an aggregate principal amount equal to such owner's Interests; and
(ii) if the Global Debentures are being exchanged (x) as a whole, then the surrendered Global Debentures shall be canceled by the Trustee, or (y) in part, then the principal amount of the surrendered Global Debentures shall be reduced by an endorsement on Schedule A thereto in the appropriate amount.
All costs (taxes, governmental charges or otherwise)
related to the issuance of Definitive Registered Debentures will be borne by the Issuer subject to any exceptions set forth in the Indenture.
Section 1.06.	Redemption of the Debentures.
In the event that the Issuer exercises any right to redeem
the Debentures in whole or in part, the Book-Entry Depositary, as holder of the Global Debentures, shall (i) deliver all amounts received by it in respect of the redemption of the Global Debentures to the Depositary and
(ii) upon notice from the Issuer or the Trustee, as the case may be, surrender the Global Debentures at a place of payment or such other place as the Issuer may designate, and deliver such Global Debentures to the
Trustee for cancellation or for reduction of principal amount by an endorsement on Schedule A thereto, as the case may be.
Section 1.07.	Cancellation.
If the Global Debentures are surrendered for payment, for
redemption in whole or for exchange in whole for Definitive Registered Debentures to any Person other than the Trustee, such Global Debentures shall be surrendered to the Trustee for cancellation.
Section 1.08.	Payments in Respect of the Book-Entry
Interests and the Global Debentures.
( )	Whenever the Book-Entry Depositary, as holder of
the Global Debentures, shall receive from the Trustee (or other paying agent under the Indenture) any payment on the Global Debentures, such payments shall be distributed promptly to the Depositary on the payment date for the Global Debentures. So long as the Property Trustee is the Depositary, such payments shall be distributed to the Property Trustee in accordance with the Trust Agreement. So long as DTC is the Depositary, such payments shall be made in accordance with the Letter of
Representations.  The payment date for the Book-Entry Interests for payment of any principal or interest shall be the same date as the payment date for the Global Debentures.
(b)	The Book-Entry Depositary will forward to the
Issuer or its agents such information from its records as the Issuer may reasonably request in writing to enable the Issuer or its agents to file necessary reports with governmental agencies, and the Book-Entry
Depositary, the Issuer or their agents may (but shall not be required to)
file any such reports necessary to obtain benefits under any applicable tax treaties for the Depositary or the beneficial owners of Interests.
(c)	Notwithstanding any other provisions of this
Agreement, the Book-Entry Depositary shall be required to pay to the Depositary only amounts (including Additional Interest, if any, and
Additional Amounts, if any) received by the Book-Entry Depositary from the Issuer under the Global Debentures or the Guarantor pursuant to the
Guarantee.
(d)	Neither the Issuer, the Guarantor nor any agent of
the Issuer or the Guarantor (including but not limited to any paying agent) will have any responsibility or liability for any aspect relating to payments (including payments of Additional Interest, if any, and Additional
Amounts, if any) made or to be made by the Book-Entry Depositary to the Depositary in respect of the Global Debentures or the Book-Entry Interests. None of the Issuer, the Guarantor, the Trustee, the Book-Entry Depositary or any agent of any of the foregoing will have any responsibility or liability for any aspect relating to payments (including payments of Additional Interest, if any, and Additional Amounts, if any)
made or to be made by DTC on account of a Participant's or Indirect Participant's ownership of an Interest or for maintaining, supervising or reviewing any records relating to a Participant's Interests.
Section 1.09.	Change in Principal Amount of Global
Debentures.
Whenever the principal amount at maturity of the Global
Debentures held by the Book-Entry Depositary is changed by the Trustee as a result of partial redemption or otherwise, the Book-Entry Depositary shall record on the Book-Entry Register a corresponding change in the principal amount of the related Book-Entry Interests and notify the
Depositary of such corresponding change.
Section 1.10.	Record Date.
Whenever any payment is to be made in respect of the
Global Debentures or the Book-Entry Depositary shall receive notice of any action to be taken in respect of the Book-Entry Interests or Global Debentures, or whenever the Book-Entry Depositary otherwise deems it appropriate in respect of any other matter, the Book-Entry Depositary shall fix a record date to determine who shall be entitled to receive payment in respect of the Book-Entry Interests corresponding to the
Global Debentures or to take any such action or to act in respect of any such matter.  Subject to the provisions of this Agreement, only the
Depositary shall be entitled to receive any such payment, to give instructions as to such action or to act in respect of any such matter.
Section 1.11.	Action in Respect of the Book-Entry
Interests or the Global Debentures.
(a)	As soon as practicable after receipt by the Book-
Entry Depositary of notice of any solicitation of consents or request for a waiver or other action with respect to the Book-Entry Interests or the
Global Debentures under this Agreement or the Indenture, the Book-
Entry Depositary shall mail to the Depositary a notice containing (i) such information as is contained in such notice, (ii) a statement of the record date with respect to such consent, waiver or other action, (iii) a statement that, on or prior to a specified date (which specified date may be set no later than 180 days after the record date) (the "Expiration Date"), the Depositary will be entitled, subject to the provisions of or governing the Book-Entry Interests or Global Debentures, as the case may be, to instruct the Book-Entry Depositary as to such consent, waiver or such action, and (iv) a statement specifying the manner in which such instructions may be given. Upon receipt by the Book-Entry Depositary of instructions from the Depositary on or prior to the Expiration Date and in the specified manner, the Book-Entry Depositary shall endeavor (insofar as practicable and permitted under the provisions of or governing the Book-Entry Interests or Global Debentures, as the case may be) to take such measures regarding the requested consent, waiver or other action in respect of such Book-Entry Interests or Global Debentures, as the case may be, as shall be in accordance with such instructions. The Book-Entry Depositary shall not itself exercise any discretion in the granting of consents or waivers or the taking of any other action in respect of the Book-Entry Interests or Global Debentures, as the case may be.
(b)	The Depositary may direct the time, method and
place of conducting any proceeding for any remedy available to the Book-
Entry Depositary or of exercising any trust or power conferred on the Book-Entry Depositary. However, the Book-Entry Depositary may
refuse to follow any direction that conflicts with law or this Agreement or the Indenture or, subject to Section 3.01 hereof, that the Book-Entry Depositary determines would involve it in personal liability.
Section 1.12.	Reports.
The Book-Entry Depositary shall immediately (and in no
event later than 10 days from receipt) send to the Depositary a copy of any notices, reports and other communications received by it relating to the Issuer, the Debentures or the Book-Entry Interests.
Section 1.13.	Additional Amounts.
All payments in respect of Book-Entry Interests made by
the Book-Entry Depositary pursuant to this Agreement shall be made free and clear of, and without deduction or withholding for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or within a Taxing Jurisdiction or by or within any political subdivision thereof or any authority therein or thereof having power to tax ("Gross-
Up Taxes"), unless the withholding or deduction is then required by law.
In the event that such withholding or deduction is required to be made, the Book-Entry Depositary shall pay to the Depositary such Additional
Amounts that have been paid by the Issuer or the Guarantor to the Book-
Entry Depositary as will result in the payment to the Depositary of the amount that would otherwise have been receivable by the Depositary, in the absence of such withholding or deduction; provided, that Additional Amounts need only be paid to the Depositary to the extent that payments of Additional Amounts from the Issuer or the Guarantor are required under Section 3.12 of the Indenture.
At least 10 days prior to the first interest payment date, and at least 10 days prior to each succeeding interest payment date if there has been any change with respect to the matters set forth in the below-
mentioned Officers' Certificate, the Issuer will furnish the Book-Entry Depositary with an Officers' Certificate instructing the Book-Entry
Depositary whether such payment of principal of or interest on such
Book-Entry Interests shall be made to the Depositary without deduction or withholding for or on account of any Gross-Up Taxes.  If any such deduction or withholding shall be required, prior to such interest payment date the Issuer will furnish the Book-Entry Depositary with an Officers' Certificate that specifies the amount required to be deducted or withheld on such payment.  The Issuer shall indemnify the Book-Entry Depositary, its officers, directors and employees for, and hold it harmless against, any loss, liability or expense reasonably incurred without negligence, willful misconduct or bad faith on its part arising out of or in connection with actions taken or omitted by it in reliance on any Officers' Certificate furnished to it pursuant to this Section 2.13.
Section 1.14.	Changes Affecting Global Debentures.
Upon any reclassification of the Global Debentures, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Issuer or to which it is a party, or upon an exchange of the Global Debentures pursuant to the Indenture, any securities that shall be received by the Book-Entry Depositary in exchange for, in conversion of or in respect of the Global Debentures shall be treated as new Global Debentures under this Agreement and the Book-Entry
Interests shall thenceforth represent beneficial interests in such new Global Debentures so received.
ARTICLE III

The Book-Entry Depositary
Section 3.01.	Certain Duties and Responsibilities.
(a)	The Book-Entry Depositary undertakes to perform
such duties and only such duties as are specifically set forth in this Agreement and no implied covenants or obligations shall be read into this Agreement against the Book-Entry Depositary.
(b)	In the absence of bad faith on its part, the Book-
Entry Depositary may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Book-Entry Depositary and conforming to the requirements of this Agreement, but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Book-Entry Depositary, the Book-Entry Depositary shall examine the same to determine whether or not they conform to the requirements of this Agreement.
(c)	No provision of this Agreement shall be construed
to relieve the Book-Entry Depositary from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:
(i)	the Book-Entry Depositary shall not be
liable for any error of judgment made in good faith by a
Responsible Officer of the Book-Entry Depositary, unless
the Book-Entry Depositary was negligent in ascertaining
the pertinent facts; and
(ii)	the Book-Entry Depositary shall not be
liable with respect to any action taken or omitted to be
taken by it in good faith in accordance with the direction of the Depositary relating to the time, method and place of
conducting any proceeding for any remedy available to the
Book-Entry Depositary, or exercising any power conferred
upon the Book-Entry Depositary, under this Agreement or
the Indenture.
(d)	No provision of this Agreement shall require the
Book-Entry Depositary to spend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability satisfactory to the Book-Entry Depositary has not been reasonably assured to it.
(e)	Whether or not therein expressly so provided, every
provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Book-Entry Depositary shall be subject to the provisions of this Section 3.01.
Section 3.02.	Events of Default.
(a)	Within 90 days after the occurrence of any Event of
Default of which a Responsible Officer of the Book-Entry Depositary assigned to its corporate trust department has actual knowledge, the Book-Entry Depositary shall transmit by mail to the Depositary in the manner provided in Section 4.02 hereof, notice of such Event of Default, unless such Event of Default shall have been cured or waived.
(b)	Upon the occurrence of any Event of Default or in
connection with any other right of the holder of the Global Debentures under the Indenture, and if requested by notice in writing by the
Registered Holder, the Book-Entry Depositary shall take such action as shall be requested in such notice in respect of the Global Debentures.
Section 3.03.	Certain Rights of Book-Entry Depositary.
Subject to the provisions of Section 3.01 hereof:
(a)	the Book-Entry Depositary may rely and shall be
protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;
(b)	any request or direction of the Issuer mentioned
herein shall be sufficiently evidenced by an Officers' Certificate or Issuer Order or as otherwise expressly provided herein and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;
(c)	the Book-Entry Depositary may consult with
counsel, and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;
(d)	the Book-Entry Depositary shall not be bound to
make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Book-Entry Depositary, in its discretion, may make further inquiry or investigation into such facts or matters as it may see fit, and, if the Book-Entry Depositary shall determine to make such further inquiry or investigation, it shall be entitled upon reasonable prior request and during normal business hours to examine the books, records and premises of the Issuer, personally or by agent or attorney;
(e)	the Book-Entry Depositary may execute any of the
trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, but the Book-Entry Depositary shall be responsible for any misconduct or negligence on the part of any such agent or attorney appointed by it hereunder;
(f)	the Book-Entry Depositary shall be under no
obligation to expend or risk its own funds or to exercise, at the request or direction of the Depositary, any of the rights or powers vested in it by this Agreement or the Indenture unless the Depositary shall have offered to the Book-Entry Depositary security or indemnity satisfactory to the Book-
Entry Depositary against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;
(g)	whenever in the administration of its duties under
this Agreement the Book-Entry Depositary shall deem it desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, the Book-Entry Depositary (unless other evidence be herein specifically prescribed) may, in the absence of negligence or bad faith on its part, rely upon an Officers' Certificate.
Section 3.04.	Not Responsible for Recitals or Issuance of
Debentures.
The recitals contained in the Indenture and in the
Debentures, except the Trustee's certificates of authentication, shall be taken as the statements of the Issuer, and the Book-Entry Depositary assumes no responsibility for their correctness.  The Book-Entry
Depositary makes no representations as to the validity or sufficiency of this Agreement or of the Debentures.  The Book-Entry Depositary shall not be accountable for the use or application by the Issuer of the proceeds with respect to the Debentures.
Section 3.05.	Money Held in Trust.
Money held by the Book-Entry Depositary in trust
hereunder shall be segregated from other funds held by the Book-Entry Depositary, pursuant to Section 2.01(a). The Book-Entry Depositary shall be under no obligation to invest or pay interest on any money received by it hereunder, except as otherwise agreed in writing with the Issuer. Any interest accrued on funds deposited with the Book-Entry Depositary under this Agreement shall be paid by the Book-Entry
Depositary, as principal and not as agent, to the Issuer from time to time and the Depositary shall have no claim to any such interest.
Section 3.06.	Compensation and Reimbursement.
The Issuer agrees:
(a)	to pay to the Book-Entry Depositary from time to
time such compensation as is agreed upon in writing for services rendered by it hereunder, whether or not as agent of the Issuer;
(b)	except as otherwise expressly provided herein, to
reimburse the Book-Entry Depositary upon its request for all reasonable expenses, disbursements and advances incurred or made by the Book-
Entry Depositary in accordance with any provision of this Agreement, whether or not as agent of the Issuer (including the reasonable compensation and the reasonable expenses and disbursements of its agents and counsel, which compensation, expenses and disbursements shall be set forth in sufficient written detail to the satisfaction of the Issuer), except any such expense, disbursement or advance as may be attributable to its or their negligence, willful misconduct or bad faith; and
(c)	to indemnify the Book-Entry Depositary for, and to
hold it harmless against, any loss, liability or expense incurred without negligence, bad faith or willful misconduct on its part arising out of or in connection with the acceptance or administration of this Agreement and its duties hereunder, whether or not as agent of the Issuer, including the costs and expenses of defending itself against any claim of liability in connection with the exercise or performance of any of its powers or duties hereunder. The indemnity provided by this Section 3.06(c) shall survive the satisfaction and discharge of this Agreement pursuant to Section 4.11 hereof.
In case any claim shall be made or action brought against
the Book-Entry Depositary for any reason for which indemnity may be sought against the Issuer in accordance with paragraph (c) above, the Book-Entry Depositary shall promptly notify the Issuer in writing setting forth the particulars of such claim or action and the Issuer may assume the defense thereof. In the event that the Issuer elects to assume such defense and select such counsel, the Book-Entry Depositary shall have the rights to employ its own counsel, but, in any such case, the fees and expenses of such counsel shall be at the expense of the Book-Entry Depositary, unless
(i) the Issuer agreed in writing to pay such fees and expenses or (ii) the named parties to any such action (including any impleaded parties) include both the Book-Entry Depositary and the Issuer and the Book-Entry
Depositary shall have been advised by its counsel that a conflict of interest between the Book-Entry Depositary and the Issuer may arise (and Issuer's counsel shall have concurred with such advise) and for this reason it is not desirable for the Issuer's counsel to represent both the Book-Entry
Depositary and the Issuer (it being understood, however, that the Issuer shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for reasonable fees and expenses of more than one separate firm of attorneys for the Book-Entry Depositary (plus any local counsel retained by the Book-
Entry Depositary in its reasonable judgement), which firm shall be designated in writing by the Book-Entry Depositary). The Book-Entry Depositary agrees to give all assistance reasonably required in connection with the conduct of any such claim or action.
Section 3.07.	Book-Entry Depositary Required;
Eligibility.
At all times when there is a Book-Entry Depositary
hereunder, such Book-Entry Depositary shall be a corporation organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia, having, together with its parents, a combined capital and surplus of at least $50,000,000, subject to supervision or examination by Federal, state or District of Columbia authority and willing to act on reasonable terms.  Such corporation shall have its principal place of business in the Borough of Manhattan, The City of New York, if there be such a corporation in such location willing to act upon reasonable and customary terms and conditions and shall, in any case, not perform its duties as Book-Entry Depositary through an office, branch or agency in the United Kingdom. If such corporation, or its parent, publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 3.07, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.
The Book-Entry Depositary hereunder shall at all times be the entity acting as the Trustee under the Indenture, subject to receipt of an Opinion of Counsel that the same Person is precluded by law from acting in such capacities. If at any time the Book-Entry Depositary shall cease to be eligible in accordance with the provisions of this Section 3.07, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.
Section 1.08.	Resignation and Removal; Appointment of
Successor.
(a)	No resignation or removal of the Book-Entry
Depositary and no appointment of a successor Book-Entry Depositary pursuant to this Article shall become effective until (i) the acceptance of appointment by the successor Book-Entry Depositary in accordance with the applicable requirements of Section 3.09 or (ii) the issuance of
Definitive Registered Debentures for all Global Debentures in accordance with Section 2.05 and the Indenture.
(b)	The Book-Entry Depositary may at any time resign
as Book-Entry Depositary with respect to the Global Debentures by giving written notice thereof to the Issuer and the Depositary, in accordance with Section 4.01 and Section 4.02, 60 calendar days prior to the effective date of such resignation. The Book-Entry Depositary may be removed at any time upon 90 calendar days' notice by the filing with it of an instrument in writing signed on behalf of the Issuer and specifying such removal and the date when it is intended to become effective. If the instrument of acceptance by a successor Book-Entry Depositary required by Section 3.09 hereof shall not have been delivered to the Book-Entry Depositary within 30 calendar days after the giving of such notice of resignation or removal, the resigning Book-Entry Depositary may petition any court of competent jurisdiction for the appointment of a successor Book-Entry Depositary.
(c)	If at any time:
(i)	the Book-Entry Depositary shall cease to be
eligible under Section 3.07 hereof, or shall cease to be
eligible as Trustee under the Indenture, and shall fail to
resign after written request therefor by the Issuer or by the
Depositary, or
(ii)	the Book-Entry Depositary shall become
incapable of acting with respect to the Book-Entry
Interests or shall be adjudged a bankrupt or insolvent, or a receiver or liquidator of the Book-Entry Depositary or of
its property shall be appointed or any public officer shall
take charge or control of the Book-Entry Depositary or of
its property or affairs for the purpose of rehabilitation,
conservation or liquidation.
then, in any such case, (i) the Issuer, by Board Resolution, may remove the Book-Entry Depositary and appoint a successor Book-Entry
Depositary, and (ii) if the Issuer shall fail to remove such Book-Entry Depositary and appoint a successor Book-Entry Depositary within 30 calendar days of any such event, then the Depositary may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Book-Entry Depositary or Book-Entry Depositaries and the appointment of a successor Book-Entry Depositary, unless Definitive Registered Debentures have been issued in accordance with Section 2.05 and the Indenture.
(d)	If the Book-Entry Depositary shall resign, be
removed or become incapable of acting, or if a vacancy shall occur in the office of Book-Entry Depositary for any cause, the Issuer, by Board Resolution, shall promptly appoint a successor Book-Entry Depositary
(other than the Issuer) and shall comply with the applicable requirements of Section 3.09 hereof.  If no successor Book-Entry Depositary with respect to the Global Debentures shall have been so appointed by the
Issuer and accepted appointment in the manner required by Section 3.09 within 120 calendar days of any such resignation, removal, incapacity or vacancy, then the Depositary may request that Definitive Registered
Debentures in such names and denominations as the Depositary shall instruct in writing with respect to such Global Debentures be issued. The Book-Entry Depositary will thereupon surrender such Global Debentures to the Trustee for cancellation and the Trustee shall distribute such Definitive Registered Debentures in accordance with the instructions of the Depositary, whereupon this Agreement will then terminate.
(e)	The Issuer shall give, or shall cause such successor
Book-Entry Depositary to give, notice of each resignation and each removal of a Book-Entry Depositary and each appointment of a successor Book-Entry Depositary to the Depositary in accordance with Section 4.02 hereof. Each notice shall include the name of the successor Book-Entry Depositary and the address of its Corporate Trust Office.
Section 1.09.	Acceptance of Appointment by Successor.
(a)	In case of the appointment hereunder of a successor
Book-Entry Depositary, every such successor Book-Entry Depositary so appointed shall execute, acknowledge and deliver to the Issuer and to the retiring Book-Entry Depositary an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Book-Entry Depositary shall become effective and such successor Book-
Entry Depositary, without any further act, deed or conveyance, shall become vested with all the rights, powers, agencies and duties of the retiring Book-Entry Depositary, with like effect as if originally named as Book-Entry Depositary hereunder; but, on the request of the Issuer or the successor Book-Entry Depositary, such retiring Book-Entry Depositary shall (i) execute and deliver an instrument transferring to such successor Book-Entry Depositary all the rights and powers of the retiring Book-
Entry Depositary and (ii) duly assign, transfer and deliver to such successor Book-Entry Depositary, the Global Debentures and all other property and money held by such retiring Book-Entry Depositary hereunder.  Any retiring Book-Entry Depositary shall, nonetheless, retain a prior claim upon all property or funds held or collected by such Book-
Entry Depositary to secure any amounts then due it pursuant to Section
3.06 hereof except to the extent that such prior claim and security would breach or constitute a default under the Indenture or Debentures.
(b)	Upon request of any such successor Book-Entry
Depositary, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Book-Entry Depositary all such rights, powers and agencies referred to in paragraph
(a) of this Section 3.09.
(c)	No successor Book-Entry Depositary shall accept
its appointment unless at the time of such acceptance such successor Book-Entry Depositary shall be eligible under this Article.
(d)	Upon acceptance of appointment by any successor
Book-Entry Depositary as provided in this Section 3.09, the Issuer shall give notice thereof to the Depositary in accordance with Section 4.02 hereof.  If the acceptance of appointment is substantially
contemporaneous with the resignation of the Book-Entry Depositary, then the notice called for by the preceding sentence may be combined with the notice called for by Section 3.08(b) hereof. If the Issuer fails to give such notice within 10 days after acceptance of appointment by the successor Book-Entry Depositary, the successor Book-Entry Depositary shall cause such notice to be given at the expense of the Issuer.
Section 1.10.	Merger, Conversion, Consolidation or
Succession to Business.
Any corporation into which the Book-Entry Depositary
may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Book-Entry Depositary shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Book-Entry Depositary, shall be the successor of the Book-Entry
Depositary hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, but subject to Section 3.07.
Section 1.11.	Letter of Representations.
  The Book-Entry Depositary agrees to enter into and comply with all of the provisions set forth in the Letter of Representations so long as DTC is the holder of the Book-Entry Interests.
ARTICLE IV

Miscellaneous Provisions
Section 4.01.	Notices to Book-Entry Depositary or
Issuer.
Any request, demand, authorization, direction, notice,
consent, or waiver or other document provided or permitted by this
Agreement to be made upon, given or furnished to, or filed with, the Book-Entry Depositary, by the Depositary, by the
Trustee or by the Issuer shall be sufficient for every
purpose hereunder (unless otherwise herein expressly
provided) if made, given, furnished or filed in writing and
personally delivered or mailed, first-class postage prepaid, to the Book-Entry Depositary at its Corporate Trust
Office, Attention: Corporate Trust Trustee Administration
Department, or at any other address previously furnished in
writing by the Book-Entry Depositary to the Depositary,
the Trustee and the Issuer, or
   the Issuer, by the Book-Entry Depositary or by DTC
shall be sufficient for every purpose hereunder (unless
otherwise herein expressly provided) if made, given,
furnished or filed in writing and personally delivered or
mailed, first-class postage prepaid to Yorkshire Power
Finance Limited, c/o Yorkshire Power Group Limited,
Wetherby Road, Scarcroft, Leeds LS14 3HS, England,
Attention:  Finance Director, or at any other address in the
United Kingdom previously furnished in writing to the
Book-Entry Depositary by the Issuer.
Section 1.02.	Notice to the Depositary; Waiver.
Where this Agreement provides for notice to the
Depositary of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided or, if the Book-Entry Interests have been issued to DTC (or a nominee thereof), as provided in the Letter of Representations) if in writing and mailed, first-class postage prepaid, to the Depositary at the address outside the United Kingdom notified to the Book-Entry Depositary, in each case not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. Where this Agreement provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by the Depositary shall be filed with the Book-Entry Depositary, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.
In case by reason of the suspension of regular mail service
or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Book-Entry Depositary shall constitute a sufficient notification for every purpose hereunder.
Section 1.03.	Effect of Headings and Table of Contents.
The Article and Section headings herein are for
convenience only and shall not affect the construction hereof.
Section 1.04.	Successors and Assign.
All covenants and agreements in this Agreement and the
Debentures by the Issuer shall bind its successors and assigns, whether so expressed or not.
Section 1.05.	Separability Clause.
In case any provision in this Agreement or in the
Debentures shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof and thereof shall not in any way be affected or impaired thereby.
Section 1.06.	Benefits of Agreement.
Nothing in this Agreement, the Debentures or the
Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any benefits or any legal or equitable right, remedy or claim under this Agreement; provided, that the Depositary and the beneficial owners of Interests shall be intended third-party beneficiaries of this Agreement. The Depositary and beneficial owners from time to time of Interests shall be parties to this Agreement and shall be bound by all of the terms and conditions hereof and of the Indenture and the Debentures, by their acceptance of delivery of the Book-Entry Interests and Interests or beneficial interests therein, as the case may be.
Section 1.07.	GOVERNING LAW.
THIS AGREEMENT SHALL BE GOVERNED BY,
AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE
STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO
APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE
EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER
JURISDICTION WOULD BE REQUIRED THEREBY.
Section 1.08.	Jurisdiction.
(a)	The Issuer agrees that any legal suit, action or
proceeding against the Issuer brought by the Book-Entry Depositary arising out of or based upon this Agreement may be instituted in any state or Federal court in the Borough of Manhattan, The City of New York, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding and, until the satisfaction and discharge of this Agreement pursuant to Section 4.11 hereof, irrevocably submits to the nonexclusive jurisdiction of such courts in any suit, action or proceeding.
(b)	The Issuer has appointed CT Corporation System
at 1633 Broadway, New York, New York 10019, as its authorized agent
(the "Authorized Agent") upon whom process may be served in any legal suit, action or proceeding arising out of or based upon this Agreement which may be instituted in the Supreme Court of New York, New York
County or the United States District Court for the Southern District of
New York by the Depositary or the Book-Entry Depositary, and expressly accepts the nonexclusive jurisdiction of any such court in respect of any such action. Such appointment shall be irrevocable. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Issuer. Notwithstanding the foregoing, any action based on this Agreement may be instituted by the Book-Entry
Depositary in any competent court in England or the Cayman Islands.
(c)	To the extent that the Issuer may in any jurisdiction
claim for itself or its assets immunity (to the extent such immunity may now or hereafter exist, whether on the grounds of sovereign immunity or otherwise) from suit, execution, attachment (whether in aid of execution, before judgment or otherwise) or other legal process (whether through service or notice or otherwise), and to the extent that in any such jurisdiction there may be attributed to itself or its assets such immunity (whether or not claimed), the Issuer irrevocably agrees with respect to any matter arising under this Deposit Agreement for the benefit of the
Registered Holder from time to time of the Book-Entry Interests, not to claim, and irrevocably waives, such immunity to the full extent permitted by the laws of such jurisdiction.
Section 1.09.	Counterparts.
This Agreement may be executed in any number of
counterparts by the parties hereto on separate counterparts, each of which, when so executed and delivered, shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.
Section 1.10.	Inspection of Agreement.
A copy of this Agreement shall be available at all
reasonable times during normal business hours at the Corporate Trust
Office of the Book-Entry Depositary for inspection by the Depositary.
Section 1.11.	Satisfaction and Discharge.
This Agreement upon Issuer Order shall cease to be of
further effect, and the Book-Entry Depositary, at the expense of the Issuer shall execute proper instruments acknowledging satisfaction and discharge of this Agreement, when (i) either (a) the Indenture has been satisfied and discharged pursuant to the provisions thereof or (b) Definitive Registered Debentures have been issued and the Global Debentures have been canceled in accordance with the provisions of Section 2.07 and the
Indenture, (ii) the Issuer has paid or caused to be paid all sums payable hereunder by the Issuer and (iii) the Issuer has delivered to the Book-
Entry Depositary an Officers' Certificate and an Opinion of Counsel,
stating that all conditions precedent herein provided relating to the satisfaction and discharge of this Agreement have been complied with.
Section 1.12.	Amendments.
The Issuer and the Book-Entry Depositary may amend this
Agreement without the consent of the Depositary:
(a)	to cure any formal defect, omission, inconsistency
or ambiguity herein;
(b)	to add to the covenants and agreements of the
Issuer or the Book-Entry Depositary ;
(c)	to effect the assignment of the Book-Entry
Depositary's rights and duties to a qualified successor as provided herein;
(d)	to comply with any requirements of the Securities
Act, the Exchange Act, the Investment Company Act, the Trust Indenture
Act or any other applicable securities laws;
(e)	to modify this Agreement in connection with an
amendment to the Indenture that does not require the consent of holders of the Debenture; or
(f)	to modify, alter, amend or supplement this
Agreement in any other respect not inconsistent with this Agreement which, in the opinion of counsel acceptable to the Issuer, is not materially adverse to the Depositary or the beneficial owners of Interests.
Except as set forth in this Section 4.12, no amendment
which materially adversely affects the Depositary or beneficial owners of Interests may be made to this Agreement without the consent of the
Depositary or such beneficial owner.
Section 1.13.	Book-Entry Depositary To Sign
Amendments.
The Book-Entry Depositary shall sign any amendment authorized pursuant to Section 4.12 hereof if the amendment does not materially adversely affect the rights, duties, liabilities or immunities of the Book-Entry Depositary. If it does, the Book-Entry Depositary may, but need not, sign it.



IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.
YORKSHIRE POWER
FINANCE LIMITED


By:
	Name:  Armando A.
Pena
	Title:    Authorized
Signatory
THE BANK OF NEW
YORK, as
Book-Entry Depositary


By:
      Name:
      Title:


 .continued from the preceding page
continued on the following page.
ii
NY-180450.3






i
NY-180450.3

22
NY-180450.3



NY-180450.3
EXHIBIT 4.8
YORKSHIRE POWER FINANCE LIMITED, AS ISSUER

AND

YORKSHIRE POWER GROUP LIMITED, AS GUARANTOR

AND

THE BANK OF NEW YORK, AS TRUSTEE,
PRINCIPAL PAYING AGENT, REGISTRAR AND TRANSFER
AGENT

AND

BANQUE GENERALE DU LUXEMBOURG S.A.,
AS PAYING AND TRANSFER AGENT


INDENTURE

DATED AS OF FEBRUARY 1, 1998


_________________________________________


DEBT SECURITIES




Reconciliation and tie between Trust Indenture Act of 1939 and Indenture, dated as of February 1, 1998

Trust Indenture Act Section                  Indenture Section
(S) 310(a)(1)	                                609
       (a)(2)                                 609
       (a)(3)                                	Not Applicable
       (a)(4)                                 Not Applicable
       (b)                                    608
                                              610

(S) 311(a)                                    613(a)
       (b)   	                                613(b)
       (b)(2)                                	703(a)(2)
                                              703(b)

(S) 312(a)                                   	701
                                              702(a)
       (b)                                   	702(b)
       (c)                                   	702(c)

(S) 313(a)	                                   703(a)
       (b)(1)	                                Not Applicable
       (b)(2)	                                703(b)
       (c)                                   	703(a), 703(b)
       (d)                                   	703(c)

(S) 314(a)                                   	704
       (a)(4)                                	704
       (b)                                   	Not Applicable
       (c)(1)	                                102
       (c)(2)                                	102
       (c)(3)                                	Not Applicable
       (d)                                   	Not Applicable
       (e)                                   	102

(S) 315(a)                                   	601(a)
       (b)	                                   602 703(a)(7)
       (c)	                                   601(b)
       (d)                                   	601(c)
       (d)(1)                                	601(a)(1)
       (d)(2)                                	601(c)(1)
       (d)(3)	                                601(c)(3)
       (e)                                   	514

(S) 316(a)(1)(A)                             	502
                                              512
       (a)                                   	513
       (a)(2)                                	Not Applicable
       (b)                                   	508
       (c)	                                   105

(S) 317(a)(1)	                                503
       (a)(2)                                	504
       (b)                                   	100

(S) 318(a)                                   	107

_____________
NOTE: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture

INDENTURE, dated as of February 1, 1998, among YORKSHIRE POWER FINANCE LIMITED, a limited liability company organized under the laws of the Cayman Islands, as issuer (the
"Company"), having its registered office at P.O. Box 309, George Town,
Grand Cayman, Cayman Islands, British West Indies, YORKSHIRE
POWER GROUP LIMITED, a private limited company incorporated under the laws of England and Wales, having its registered office at Wetherby Road, Scarcroft, Leeds, England, as guarantor (the
"Guarantor"), THE BANK OF NEW YORK, as trustee, principal paying agent, registrar and transfer agent (the "Trustee"), and BANQUE
GENERALE DU LUXEMBOURG S.A., as paying and transfer agent.
RECITALS OF THE COMPANY AND THE GUARANTOR
The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of certain of its unsecured debentures, notes or other evidences of indebtedness (herein called the "Securities") to be issued in one or more series as provided in this Indenture.
All things necessary to make this Indenture a valid agreement of the Company, and the Guarantor, in accordance with its terms, have been done.
NOW, THEREFORE, THIS INDENTURE WITNESSETH:
For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, or of series thereof, as follows:
ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS OF GENERAL
APPLICATION
SECTION 101.	Definitions
For all purposes of this Indenture, all indentures
supplemental hereto and any document or instrument delivered pursuant to the provisions hereof, except as otherwise expressly provided or unless the context otherwise requires:
(1)	the terms defined in this Article have the respective
meanings assigned to them in this Article and include the plural as well as the singular;
(2)	all other terms used herein which are defined in the
Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;
(3)	all accounting terms not otherwise defined herein
have the meanings assigned to them in accordance with generally accepted accounting principles in the United States and, except as otherwise herein expressly provided, the term "generally accepted accounting principles", with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States at the date of such
computation; and
(4)	the words "herein", "hereof" and "hereunder" and
other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.
Certain terms, used principally in Article Six, are defined in that Article.
"Act", when used with respect to any Holder, has the meaning specified in Section 104.

"Additional Amounts" has the meaning specified in Section
1009.

"Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control", when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling", and "controlled" have meanings correlative to the foregoing.

"Attributable Debt" means, in respect of a Sale and Lease-
Back Transaction, as at the time of determination, the present value (discounted at the rate borne by the applicable series of Securities) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Lease-Back Transaction (including any period for which such lease has been extended).

"Authenticating Agent" means any Person authorized to authenticate and deliver Securities on behalf of the Trustee pursuant to
Section 614.

"Bearer Security" means any Security that is payable to bearer.

"Board of Directors" means either the board of directors of the Company or any duly authorized committee of that Board.

"Board Resolution" means a copy of a resolution certified by a Director of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification.

"Book-Entry Depositary" means, with respect to the Securities of any series issuable or issued in whole or in part in the form of one or more Global Securities, the Person designated as Book-Entry
Depositary (or a nominee thereof) by the Company pursuant to Section
301, and, if so provided pursuant to Section 301 with respect to the Securities of a series, any successor to such Person. If at any time there is more than one such Person, "Book-Entry Depositary" shall mean, with respect to any series of Securities, the qualifying entity which has been appointed with respect to the Securities of that series.

"Book-Entry Interests" means certificateless depositary interests to be issued by the Book-Entry Depositary to DTC representing in the aggregate a 100% beneficial interest in a Global Bearer Security.

"Business Day", when used with respect to the Place of Payment of the Securities of any series, means each day which is not a Saturday, a Sunday or a day on which banking institutions in any Place of Payment for the Securities of that series are authorized or obligated by law to remain closed.

"Commission" means the United States Securities and
Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

"Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor company shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor company.

"Company Request" or "Company Order" means a written request or order signed in the name of the Company by any Director and by any other Director or the Treasurer, Secretary, any Assistant Treasurer or Assistant Secretary or any other officer so authorized and delivered to the Trustee.

"Consolidated Net Tangible Assets" shall mean the total of all assets (including revaluations thereof as a result of commercial appraisals, price level restatement or otherwise) appearing on a consolidated balance sheet of the Guarantor, net of applicable reserves and deductions, but excluding goodwill, trade names, trademarks, patents, unamortized debt discount and all other like intangible assets (which term shall not be construed to include such revaluations), less the aggregate of the consolidated current liabilities of the Guarantor appearing on such balance sheet.

"Corporate Trust Office" means the principal office of the Trustee in The City of New York, at which at any particular time its corporate trust business shall be administered, which at the date hereof is 101 Barclay Street, New York, New York, 10286.

"corporation" includes corporations, associations, companies and business trusts.

"Debt" has the meaning specified in Section 1004.

"default" for purposes of Section 601 of this Indenture is defined to mean an "Event of Default" as specified in Section 501 hereof, and for purposes of Section 310(b) of the Trust Indenture Act, "default" shall mean an "Event of Default" as specified in Section 501 hereof but exclusive of any period of grace or requirement of notice.

"Defaulted Interest" has the meaning specified in Section
308.

"Deposit Agreement" means any deposit agreement among the Company, a Book-Entry Depositary and the holders and beneficial owners from time to time of interests in the Book-Entry Interests.

"Director" means any member of the Board of Directors at the time of determination.

"discharged" means, with respect to the Securities of any series, the discharge of the entire indebtedness represented by, and obligations of the Company under, the Securities of such series and the satisfaction of all the obligations of the Company under this Indenture relating to the Securities of such series, except (A) the rights of Holders of the Securities of such series to receive, from the trust fund described in
Section 403 hereof, payment of the principal of, premium, if any, and interest, if any, on the Securities of such series when such payments are due, (B) the Company's obligations with respect to the Securities of such series with respect to registration, transfer, exchange and maintenance of a Place of Payment and (C) the rights, powers, trusts, duties, protections and immunities of the Trustee under this Indenture.

"Dollar" or "$" means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debt in the United States.

"DTC" means The Depository Trust Company (or a nominee thereof) or its successors.

"Event of Default" has the meaning specified in Section 501.

"Exchange Act" means the United States Securities
Exchange Act of 1934, as amended.

		"Global Bearer Security" means a Bearer Security, evidencing all or part of a series of Securities, issued to the Book-Entry Depositary for such series.

		"Global Registered Security" means a Registered Security, evidencing all or part of a series of Securities, issued to the Book-Entry Depository for such series.

"Global Security" means a Global Registered Security or a
Global Bearer Security.

		"Gross-Up Taxes" has the meaning specified in Section
1009.
		"Guarantee" means the guarantee set forth in Article
Fourteen by the Guarantor of any Security of any series authenticated and delivered pursuant to this Indenture either (i) if specified, as contemplated by Section 301, to be applicable to Securities of such series and not endorsed on such Securities pursuant to Article Fourteen hereof, or (ii) in all other cases, endorsed on such Securities.
		"Guarantor" means the Person named as the "Guarantor" in the first paragraph of this instrument, until a successor company shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Guarantor" shall mean such successor company.
"Holder" means, in the case of a Registered Security, the Person in whose name a Security is registered in the Security Register and, in the case of a Global Bearer Security, the Book-Entry Depositary therefor.

"Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by a Board
Resolution and an Officers' Certificate issued pursuant thereto or by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of particular series of Securities established as contemplated by Section 301.

"Indirect Participant" means a Person that holds an interest in the Book-Entry Interests through a Participant.

"Interest", when used with respect to an Original Issue
Discount Security which by its terms bears interest only after Maturity, means interest payable after Maturity at the rate prescribed In such Original Issue Discount Security.

"Interest Payment Date", when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

"Letter of Representations" means, with respect to the Securities of any series, the letter of representations from the Company and the Trustee to DTC with respect to the Securities of that series that are represented by Global Registered Securities issued to DTC or the letter of representations from the Company and the Book-Entry Depositary to DTC with respect to the Securities of that series that are represented by Global Bearer Securities issued to such Book-Entry Depositary.

"Lien" means any mortgage, lien, pledge, security interest or other encumbrance; provided, however, that the term "Lien" shall not mean any easements, rights-of-way, restrictions and other similar encumbrances and encumbrances consisting of zoning restrictions, leases, subleases, licenses, sublicenses, restrictions on the use of property or defects in title thereto.

"Maturity", when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

"Officers' Certificate" means a certificate signed by any Director or the Treasurer, Secretary, any Assistant Treasurer or Assistant Secretary of the Company or any other officer of the Company so authorized and delivered to the Trustee.

"Opinion of Counsel" means a written opinion of counsel, who, unless otherwise required by the Trust Indenture Act, may be an employee of, or regular counsel for, the Company, or may be other counsel reasonably acceptable to the Trustee.

"Original Issue Discount Security" means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502.

"Outstanding", when used with respect to Securities of any series, means, as of the date of determination, all Securities of such series theretofore authenticated and delivered under this Indenture, except:

	(i)	Securities theretofore canceled by the Trustee or
delivered to the Trustee for cancellation;
	(ii)	Securities, or portions thereof, for whose payment or
redemption money or U.S.  Government Obligations in the
necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such
redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and
	(iii) 	Securities which have been paid pursuant to the terms
hereof or thereof or in exchange for or in lieu of which other
Securities have been authenticated and delivered pursuant to
Section 306 of this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;
provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, (a) the principal amount of an Original Issue Discount Security that shall be deemed to be outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the Maturity thereof pursuant to Section 502, and (b) Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Securities so owned as described in clause (b) above which have been pledged in good faith may be regarded as Outstanding if the pledgee certifies to the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.
"Participant" means a Person that has an account with DTC.

"Paying Agent" means Banque Generale du Luxembourg
S.A. and any other Person authorized by the Company to pay the principal of, premium, if any, or interest on any Securities on behalf of the Company hereunder, including, without limitation, the Principal Paying Agent.

"Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

"Place of Payment", when used with respect to the Securities of any series, means the place or places where the principal of, premium, if any, and interest, if any, on the Securities of that series are payable as specified in or as contemplated by Section 301.

"Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purpose of this definition, any Security authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen security.

"Principal Paying Agent" means The Bank of New York until a successor Principal Paying Agent shall have become such pursuant to the applicable provisions of this Indenture and, thereafter, "Principal Paying Agent" shall mean such successor Principal Paying Agent.

"Redemption Date", when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

"Redemption Price", when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture, exclusive of accrued and unpaid interest.

"Registered Security" means any Security that is payable to a registered owner or registered assigns thereof as registered in the Security Register.

"Regular Record Date" for the interest payable on any Interest Payment Date on the Securities of any series means the date specified for that purpose as contemplated by Section 301.

"Relevant Date" for any payment made with respect to the Securities of any series means whichever is the later of (i) the date on which the relevant payment first becomes due and (ii) if the full amount payable has not been received in The City of New York by the Book-Entry Depositary or the Trustee on or prior to such due date, the date on which, the full amount having been so received, notice to that effect shall have been given to the Holders in accordance with this Indenture.

"Responsible Officer", when used with respect to the Trustee, means any officer within the Corporate Trust Office including any vice president, managing director, the secretary, assistant vice president, assistant secretary, or any other officer of the Trustee, customarily performing functions similar to those performed by any of the above-designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

"Sale and Lease-Back Transaction" has the meaning specified in Section 1005.

"Securities" has the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture.

"Securities Act" means the United States Securities Act of
1933, as amended.

"Security Register" and "Security Registrar" have the respective meanings specified in Section 306.

"Significant Subsidiary" means, at any particular time, any Subsidiary whose gross assets or gross revenues (having regard to the Guarantor's direct and/or indirect beneficial interest in the shares, or the like, of that Subsidiary) represent at least 25% of the consolidated gross assets or consolidated gross revenues, as the case may be, of the Guarantor.

"Special Record Date" for the payment of any Defaulted
Interest means a date fixed by the Trustee pursuant to Section 308.

"Stated Maturity", when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

"Subsidiary" means a corporation more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by the Guarantor or by one or more other Subsidiaries, or by the Guarantor and one or more other Subsidiaries.

		"Taxing Jurisdiction" means (i) any supranational federation to which the United Kingdom belongs or (ii) the jurisdiction (or any political subdivision or taxing authority thereof) in which the Company or the Guarantor, is incorporated or in which the Company or the Guarantor is managed and controlled or has a place of business.
"Transfer Agent" means any Person authorized by the Company to effectuate the exchange or transfer of any Security on behalf of the Company hereunder, including, initially pursuant to Section 304, The Bank of New York and Banque Generale du Luxembourg S.A.

"Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, "Trustee" as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of that series.

"Trust Indenture Act" means the United States Trust
Indenture Act of 1939 as in force at the date as of which this instrument was executed, except as provided in Section 905.

"United Kingdom" means the United Kingdom of Great
Britain and Northern Ireland, its territories, its possessions and other areas subject to its jurisdiction.

"United States" means the United States of America
(including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

"U.S. Government Obligations" means direct obligations of the United States for the payment of which its full faith and credit is pledged, or obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States and the payment of which is unconditionally guaranteed by the United States, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government
Obligation held by such custodian for the account of a holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

"Voting Stock" of any corporation means stock of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors of a corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

SECTION 102.	Compliance Certificates and Opinions
Except as otherwise expressly provided by this Indenture,
upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.
Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:
(1)	a statement that each individual signing such
certificate or opinion has read such covenant or condition and the definitions herein relating thereto;
(2)	a brief statement as to the nature and scope of the
examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(3)	a statement that, in the opinion of each such
individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with;
and
(4)	a statement as to whether, in the opinion of each
such individual, such condition or covenant has been complied with.
SECTION 103.	Form of Documents Delivered to Trustee
In any case where several matters are required to be
certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.
Any certificate or opinion of an officer or Director may be
based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer or Director knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers or Director or Directors stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.
Where any Person is required to make, give or execute two
or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.
SECTION 104.	Acts of Holders
(a)	Any request, demand, authorization, direction,
notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in
Person or by agent duly appointed in writing, and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company.  Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the
Trustee and the Company, if made in the manner provided in this Section
104.
Without limiting the generality of the foregoing, unless
otherwise established in or pursuant to a Board Resolution or set forth or determined in an Officers' Certificate, or established in one or more indentures supplemental hereto, pursuant to Section 301, a Holder, including a Book-Entry Depositary that is a Holder of a Global Security, may make, give or take, by a proxy, or proxies, duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by
Holders, and a Book-Entry Depositary that is a Holder of a Global Security may provide its proxy or proxies to the beneficial owners of interests in any such Global Security through such Book-Entry Depositary's standing instructions and customary practices.
(b)	The fact and date of the execution by any Person of
any such instrument, writing or proxy may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument, writing or proxy acknowledged to him the execution thereof.
Where such execution is by a signer acting in a capacity
other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument, writing or proxy, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.
(c)	The ownership of Registered Securities shall be
proved by the Security Register.
(d)	Any request, demand, authorization, direction,
notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every
Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.
(e)	The principal or face amount and serial numbers of
Bearer Securities of any series held by any Person, and the date of holding the same, may be proved by the production of such Bearer Securities or by a certificate executed by the Book-Entry Depositary for such Bearer
Securities.
(f)	If the Company shall solicit from the Holders of
Securities of any series any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by
Board Resolution, fix in advance a record date for purposes of determining the identity of Holders of Securities entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the
Company shall have no obligation to do so.  Any such record date shall be fixed at the Company's discretion. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other
Act may be sought or given before or after the record date, but only the
Holders of Securities of record at the close of business on such record date shall be deemed to be Holders of Securities for the purpose of determining whether Holders of the requisite proportion of Securities of such series Outstanding have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Securities of such series Outstanding shall be computed as of such record date.
With regard to any record date set pursuant to this
subsection, the Holders of Outstanding Securities of the relevant series on such record date (or their duly appointed agents), and only such Persons, shall be entitled to take relevant action, whether or not such Holders remain Holders after such record date.  With regard to any action that may be taken hereunder only by Holders of a requisite principal amount of Outstanding Securities of any series (or their duly appointed agents) and for which a record date is set pursuant to this subsection, the Company may, at its option, set an expiration date after which no such action purported to be taken by any Holder shall be effective hereunder unless taken on or prior to such expiration date by Holders of the requisite principal amount of Outstanding Securities of such series on such record date (or their duly appointed agents).
On or prior to any expiration date set pursuant to this
subsection, the Company may, on one or more occasions at its option, extend such expiration date to any later date.  Nothing in this subsection shall prevent any Holder (or any duly appointed agent thereof) from taking, at any time, any action contrary to or different from, any action previously taken, or purported to have been taken, hereunder by such Holder, in which event the Company may set a record date in respect thereof pursuant to this subsection.  Notwithstanding the foregoing or the Trust Indenture
Act, the Company shall not set a record date for, and the provisions of this paragraph shall not apply with respect to, any action to be taken by
Holders pursuant to Section 501, 502 or 512.
Upon receipt by the Trustee of written notice of any default described in Section 501, any declaration of acceleration, or any rescission and annulment of any such declaration, pursuant to Section 502 or of any direction in accordance with Section 512, a record date shall automatically and without any other action by any Person be set for the purpose of determining the Holders of Outstanding Securities of the series entitled to join in such notice, declaration, or rescission and annulment, or direction, as the case may be, which record date shall be the close of business on the day the Trustee receives such notice, declaration, rescission and annulment or direction, as the case may be.  The Holders of Outstanding Securities of such series on such record date (or their duly appointed agent), and only such Persons, shall be entitled to join in such notice, declaration, rescission and annulment, or direction, as the case may be, whether or not such
Holders remain Holders after such record date; provided that, unless such notice, declaration, rescission and annulment, or direction, as the case may be, shall have become effective by virtue of Holders of the requisite principal amount of Outstanding Securities of such series on such record date (or their duly appointed agents) having joined therein on or prior to the 90th day after such record date, such notice of default, declaration, rescission and annulment, or direction, as the case may be, given or made by the Holders, as the case may be, shall automatically and without any action by any Person be canceled and of no further effect. Nothing in this paragraph shall prevent a Holder (or a duly appointed agent thereof) from giving, before or after the expiration of such 90-day period, a notice of default, a declaration of acceleration, a rescission and annulment of a declaration of acceleration or a direction in accordance with Section 512, contrary to or different from, or, after the expiration of such period, identical to, a previously given notice, declaration, rescission and annulment, or direction, as the case may be, that has been canceled pursuant to the proviso to the preceding sentence, in which event a new record date in respect thereof shall be set pursuant to this paragraph.
SECTION 105.	Notices, Etc., to Trustee and Company
Any request, demand, authorization, direction, notice,
consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,
(1)	the Trustee by any Holder or by the Company or the
Guarantor shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its
Corporate Trust Office, or
(2)	the Company by the Trustee or by any Holder shall
be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its registered office, with a copy addressed to the Guarantor at the address of its registered office, each as specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company.
SECTION 106.	Notice to Holders; Waiver
Where this Indenture provides for notice to Holders of any
event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, (i) in the case of a Holder of
Registered Securities, at his address as it appears in the Security Register, and (ii) in the case of a Holder of Global Bearer Securities, at the address provided in or pursuant to the relevant Deposit Agreement of the relevant Book-Entry Depositary, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.  In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.
If Securities of any series are listed on the Luxembourg
Stock Exchange and the rules of such Stock Exchange so require, notice to Holders of such Securities shall be published in a leading newspaper having general circulation in Luxembourg.
If, by reason of the suspension of regular mail service or by reason of any other cause, it shall be impracticable to give such notice by mail, then such notification as shall be made at the direction of the
Company in a manner reasonably calculated, to the extent practicable under the circumstances, to provide prompt notice shall constitute a sufficient notification for every purpose hereunder.
Except as otherwise expressly provided herein or otherwise
specified with respect to any Securities pursuant to Section 301, where this Indenture provides for notice to Holders of Bearer Securities of any event and the rules of any securities exchange on which such Bearer Securities are listed so require, such notice shall be sufficiently given to Holders of such Bearer Securities if published in such newspaper or newspapers as may be specified in such Securities on a Business Day at least twice, the first such publication to be not earlier than the earliest date, and not later than the latest date, prescribed for the giving of such notice. Any such notice by publication shall be deemed to have been given on the date of the first such publication. In addition, notice to the Holder of any Global
Bearer Security shall be given by mail in the manner provided above.
If by reason of any cause it shall be impracticable to publish any notice to Holders of Bearer Securities as provided above, then such notification to Holders of Bearer Securities as shall be given with the approval of the Trustee shall constitute sufficient notice to such Holders for every purpose hereunder.  Neither the failure to give notice by publication to Holders of Bearer Securities as provided above, nor any defect in any notice so published, shall affect the sufficiency of such notice with respect to other Holders of Bearer Securities or the sufficiency of any notice to Holders of Registered Securities given as provided herein.
Any request, demand, authorization, direction, notice,
consent, waiver or Act required or permitted under this Indenture shall be in the English language, except that any published notice may be in an official language of the country of publication.
Where this Indenture provides for notice in any manner,
such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.
SECTION 107.	Conflict with Trust Indenture Act
If any provision hereof limits, qualifies or conflicts with any provision of the Trust Indenture Act or another provision which is required or deemed to be included in this Indenture by any of the provisions of the
Trust Indenture Act, the provision or requirement of the Trust Indenture
Act shall control.  If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, such provision of the Trust Indenture Act shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.
SECTION 108.	Effect of Headings and Table of Contents
The Article and Section headings herein and the Table of
Contents are for convenience only and shall not affect the construction hereof.
SECTION 109.	Successors and Assigns
All covenants and agreements in this Indenture by the
Company or the Guarantor shall bind their respective successors and assigns, whether so expressed or not.
SECTION 110.	Separability Clause
In case any provision in this Indenture, in the Securities or in any Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
SECTION 111.	Benefits of Indenture
Nothing in this Indenture, in the Securities or in any
Guarantee, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.
SECTION 112.	Governing Law
This Indenture, the Securities and any Guarantee shall be
governed by and construed in accordance with the laws of the State of
New York.
SECTION 113.	Legal Holidays
In any case where any Interest Payment Date, Redemption
Date or Stated Maturity of any Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Securities) payment of principal, premium, if any, or interest, if any, need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment
Date or Redemption Date, or at the Stated Maturity, and no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.
ARTICLE TWO

SECURITY FORMS
*****
SECTION 201.	Forms Generally
The Securities of each series shall be in substantially the
form appended to the supplemental indenture establishing such series, or in such other form as shall be established by or pursuant to a Board
Resolution (or Officers' Certificate delivered pursuant thereto) or in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, a Board
Resolution or one or more indentures supplemental hereto, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the Director or Directors executing such Securities, as evidenced by the Director's or Directors' execution of the Securities. If the form of Securities of any series is established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by an authorized Director or officer of the Company and delivered to the Trustee at or prior to the delivery of the Company Order contemplated by
Section 303 for the authentication and delivery of such Securities.
The Trustee's certificates of authentication shall be in
substantially the form set forth in this Article or in a Board Resolution (or Officers' Certificate delivered pursuant thereto) or an indenture supplemental hereto.
The definitive Securities shall be printed, lithographed or
engraved on steel engraved borders or may be produced in any other manner, all as determined by the Director or Directors executing such Securities, as evidenced by the Director's or Directors' execution of such Securities.
SECTION 202.	Form of Trustee's Certificate of Authentication
This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.
Dated:						______________________
as Trustee
By:

	Authorized Signatory

SECTION 203.	Form of Trustee's Certificate of Authentication by an
Authenticating Agent
If at any time there shall be an Authenticating Agent
appointed with respect to any series of Securities, then the Trustee's Certificate of Authentication by such Authenticating Agent to be borne by the Securities of each such series shall be substantially as follows:
TRUSTEE'S CERTIFICATE OF AUTHENTICATION
This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.
Dated:					______________________
as Trustee
By:  [NAME OF
AUTHENTICATING
AGENT]
	Authenticating Agent
By:

	Authorized Signatory
SECTION 204.	Form of Guarantee
		FOR VALUE RECEIVED, YORKSHIRE POWER
GROUP LIMITED, a private limited company duly incorporated and existing under the laws of England and Wales (the "Guarantor", which term includes any successor Person under the Indenture referred to in the Security on which this notation is endorsed), hereby fully and unconditionally guarantees to the Holder of the accompanying Security issued by Yorkshire Power Finance Limited (the "Company"), pursuant to the terms of the Guarantee contained in Article Fourteen of the Indenture, the due and punctual payment of the principal of, premium, if any, and interest, if any, on this Security (and any Additional Amounts payable in respect thereof), when and as the same shall become due and payable, whether at Stated Maturity, by declaration of acceleration, call for redemption or otherwise, in accordance with the terms of this Security and the Indenture. In case of the failure of the Company punctually to pay any such principal, premium, if any, or interest, if any, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable as if such payment were made by the Company.

		The obligations of the Guarantor to the Holders of the Securities and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article Fourteen of the Indenture, and reference is hereby made to such Article and Indenture for the precise terms of the Guarantee.

		 THIS GURANTEE SHALL BE GOVERNED BY AND
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE
STATE OF NEW YORK.

		The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Security upon which this notation of the Guarantee is endorsed shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

YORKSHIRE POWER
GROUP LIMITED

By:_____________________
__________________
      Authorized Signatory


ARTICLE THREE

THE SECURITIES
SECTION 301.	Amount Unlimited; Issuable in Series
The aggregate principal amount of Securities which may be
authenticated and delivered under this Indenture is unlimited.
The Securities may be issued in one or more series.  There
shall be established in or pursuant to a Board Resolution and, subject to
Section 303, set forth or determined in the manner provided in an Officers' Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series, the terms of such series, which may include the following:
(1)	title of the Securities of the series (which shall
distinguish the Securities series from all other Securities);
(2)	any limit upon the aggregate principal amount of the
Securities of the series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Sections 305, 306,
307 or 906, and except for any Securities which, pursuant to
Section 303, are deemed never to have been authenticated and delivered hereunder);
(3)	the Person to whom any interest on a Security of the
series shall be payable, if other than the bearer (in the case of a
Bearer Security) or the Person in whose name the Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest (in the case of a Registered Security);
(4)	the date or dates on which the principal of the
Securities of the series is payable;
(5)	the rate or rates at which the Securities of the series
shall bear interest, if any, the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest shall be payable and the Regular Record Date for the interest payable on any Interest Payment Date;
(6)	the place or places, if any, in addition to or in the
place of the Corporate Trust Office, where the principal of, premium, if any, and interest, if any, on Securities of the series shall be payable and (in the case of the Registered Securities) where such
Securities may be registered or transferred;
(7)	the period or periods within which, the price or
prices at which and the terms and conditions upon which Securities of the series may be redeemed, in whole or in part, at the option of the Company;
(8)	the obligation, if any, of the Company to redeem,
repay or purchase Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof, and the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of the series shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;
(9)	if other than denominations of $1,000 and any
integral multiple thereof, the denominations in which Securities of the series shall be issuable;
(10)	if other than the principal amount thereof, the
portion of the principal amount of Securities of the series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 502;
(11)	if other than such coin or currency of the United
States as at the time of payment is legal tender for payment of public or private debts, the coin or currency, including composite currencies such as the European Currency Unit, in which payment of the principal of, premium, if any, and interest, if any, on the
Securities of the series shall be payable;
(12)	if the principal of, premium, if any, or interest, if
any, on the Securities of the series are to be payable, at the election of the Company or a Holder thereof, in a coin or currency other than that in which the Securities are stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made;
(13)	if the amount of payments of principal of, premium,
if any, or interest, if any, on the Securities of the series may be determined with reference to an index based on a coin or currency other than that in which the Securities are stated to be payable, the manner in which such amounts shall be determined;
(14)	any provisions permitted by this Indenture relating
to Events of Default or covenants of the Company or the Guarantor with respect to such series of Securities;
(15)	if the Securities of the series shall be issued in whole
or in part in the form of one or more Global Securities, (i) whether beneficial owners of interests in any such Global Security or
Securities may exchange such interests for definitive Registered
Securities of such series of like tenor and of authorized form and denomination and the circumstances under which any such changes may occur, if other than in the manner provided in Section 306, and
(ii) the Book-Entry Depositary for such Global Security or
Securities;
(16)	if the Company ever wishes to issue definitive
Bearer Securities then all provisions relating to or governing such
Bearer Securities will be set forth in an indenture supplemental hereto;
(17)	if Article Fourteen and the other provisions of this
Indenture relating to the Guarantee of the Securities are applicable to such series; and
(18)	any other terms of the series (which terms shall not
be inconsistent with the provisions of this Indenture).
All Securities of any one series shall be substantially
identical except as to denomination and except as may otherwise be provided in or pursuant to the Board Resolution referred to above and set forth in the Officers' Certificate referred to above or in any indenture supplemental hereto referred to above.
If any of the terms of the Securities of a series, including the form of Security of such series, are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary or other authorized officer or Director, and delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 303 for the authentication and delivery of such series of Securities.
SECTION 302.	Denominations
The Securities of each series shall be issuable in bearer form or in registered form without coupons, except as otherwise expressly provided in a supplemental indenture hereto, in such denominations as shall be specified as contemplated by Section 301. In the absence of any such provisions with respect to the Securities of any series, the Securities of such series shall be issuable in denominations of $1,000 and any integral multiple thereof.
SECTION 303.	Execution, Authentication, Delivery and Dating
The Securities shall be executed on behalf of the Company
by any Director, the Secretary or any other officer of the Company so authorized and need not be attested.  Definitive Registered Securities of any series may have the Company's seal reproduced thereon which need not be attested. The Securities of any series shall be executed by such additional Director or officer, if any, as shall be specified pursuant to
Section 301.  The signature of any of these officers on the Securities may be manual or facsimile.
Securities bearing the manual or facsimile signature of any
individual who was at any time the proper Director or officer of the
Company shall bind the Company, notwithstanding that such individual has ceased to hold such office prior to the authentication and delivery of such Securities or did not hold such office at the date of authentication of such Securities.
At any time and from time to time after the execution and
delivery of this Indenture, the Company may deliver Securities of any series executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with the Company Order shall authenticate and deliver such Securities. If the form or terms of the Securities of the series have been established in or pursuant to one or more Board Resolutions as permitted by Sections 201 and 301, in authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to
Section 601) shall be fully protected in relying upon, an Opinion of Counsel stating,
(a)	if the form of such Securities has been established by
or pursuant to Board Resolution as permitted by Section 201, that such form has been established in conformity with the provisions of this Indenture;
(b)	if the terms of such Securities have been established
by or pursuant to Board Resolution as permitted by Section 301, that such terms have been established in conformity with the provisions of this Indenture; and
(c)	that such Securities, when authenticated and
delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors' rights and to general principles of equity.
Notwithstanding the provisions of Section 301 and of the
preceding paragraph, if all Securities of a series are not to be originally issued at one time, it shall not be necessary to deliver the Officers' Certificate otherwise required pursuant to Section 301 or the Company
Order and Opinion of Counsel otherwise required pursuant to such preceding paragraph at or prior to the time of authentication of each
Security of such series if such documents are delivered at or prior to the time of authentication upon original issuance of the first Security of such series to be issued.
Each Security shall be dated the date of its authentication.
No Security shall be entitled to any benefit under this
Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee or an Authenticating Agent by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the
Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 310 together with a written statement
(which need not be accompanied by an Opinion of Counsel) stating that such Security has never been issued and sold by the Company, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.
SECTION 304.	Transfer Agent and Paying Agent
For so long as the Securities are listed on the Luxembourg
Stock Exchange and such stock exchange shall so require, the Company shall maintain a Paying Agent and Transfer Agent in Luxembourg.
The Company shall enter into an appropriate agency
agreement with any Registrar, Transfer Agent or Paying Agent not a party to this Indenture, which shall implement the provisions of this Indenture that relate to such Person.  The Company shall notify the Trustee of the name and address of any such Person. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 607.
The Company initially appoints the Trustee as Registrar, Transfer Agent and Principal Paying Agent in The City of New York and Banque Generale
du Luxembourg S.A. as Paying Agent and Transfer Agent in Luxembourg
in connection with the Securities.
Banque Generale du Luxembourg S.A. shall be responsible
for only those duties that are described in the provisions of this Indenture that relate to the Paying Agent and Transfer Agent. No implied duties or obligations shall be read into this Indenture against Banque Generale du Luxembourg S.A. It is understood and agreed that the actions taken by
Banque Generale du Luxembourg S.A. as Paying Agent and Transfer
Agent shall be limited to actions including definitive Registered Securities.
SECTION 305.	Temporary Securities
Pending the preparation of a permanent Global Security or
definitive Securities of any series, the Company may execute, and upon
Company Order the Trustee or the Authenticating Agent shall authenticate, and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued, in registered form or, if authorized, in bearer form, and with such appropriate insertions, omissions, substitutions and other variations as the officer or officers executing such Securities may determine, as evidenced by their execution of such Securities.
If temporary Securities of any series are issued, the
Company will cause definitive Securities of that series to be prepared without unreasonable delay.  After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the Company in a Place of Payment for that series, without charge to the Holder except as provided in Section 306 in connection with a transfer and except that a Person receiving definitive Bearer Securities shall bear the cost of insurance, postage, transportation and the like. Upon surrender for cancellation of any one or more temporary Securities of any series the Company shall execute and the Trustee or the Authenticating Agent shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of the same series and of like tenor of authorized denominations.
Upon any exchange of a portion of a temporary Global
Security for a definitive Global Security for the individual Securities represented thereby pursuant to this Section 305 or Section 306, the temporary Global Security shall be endorsed by the Trustee to reflect the reduction of the principal amount of such temporary Global Security, and such principal amount shall be reduced for all purposes by the amount so exchanged and endorsed.
SECTION 306.	Registration, Registration of Transfer and Exchange
The Company shall cause to be kept at the Corporate Trust
Office a register (the register maintained in such office and in any other office or agency of the Company in a Place of Payment being herein sometimes collectively referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Registered Securities and of transfers of Registered Securities. The Trustee is hereby appointed "Security
Registrar" for the purpose of registering Registered Securities and transfers of Registered Securities as herein provided.  The Company may have one or more coregistrars and the term "Security Registrar" includes any co-
registrar.
Upon surrender for registration of transfer of any
Registered Security of any series at the office or agency in a Place of
Payment for that series, the Company shall execute, and the Trustee or the Authenticating Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Registered Securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor.
At the option of the Holder, any Registered Security or
Registered Securities of any series, other than a Global Security, may be exchanged for other Registered Securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor, upon surrender of the Registered Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and upon receipt of a Company
Order the Trustee or the Authenticating Agent shall authenticate and deliver, the Registered Securities which the Holder making the exchange is entitled to receive. Bearer Securities may not be delivered by the Trustee, the Authenticating Agent or the Security Registrar in exchange for
Registered Securities.
All Securities issued upon any registration of transfer or
exchange of Registered Securities shall be the valid obligations of the
Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Registered Securities surrendered upon such registration of transfer or exchange.
Every Registered Security presented or surrendered for
registration of transfer or for exchange shall (if so required by the
Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized In writing.
Interests in a Global Security or Securities may be
exchanged for definitive Registered Securities of the same series in whole or in part only under the circumstances provided in this Indenture, in an Officers' Certificate (pursuant to a Board Resolution) or in an indenture supplemental hereto pursuant to which Securities of that series are issued or in the Securities of that series. In such event the Company will execute, and the Trustee or the Authenticating Agent, upon receipt of a Company
Order for the authentication and delivery of definitive Registered Securities of such series, will authenticate and deliver such definitive Registered Securities. Any such definitive Registered Securities so issued shall be registered in the name of such Person or Persons as the Book-Entry
Depositary shall instruct the Trustee and the Security Registrar in writing.
The Trustee or the Security Registrar shall deliver such definitive
Registered Securities to the Persons in whose names such definitive
Registered Securities are so registered.  Upon the exchange (i) in whole of a Global Security or Securities for definitive Registered Securities in equal aggregate principal amount, such Global Security or Securities shall be delivered to the Trustee for cancellation or (ii) in part of a Global Security or Securities for definitive Registered Securities, then the principal amount of such Global Security or Securities shall be reduced by an endorsement on such Global Security or Securities in an amount equal to the aggregate principal amount of such definitive Registered Securities. Interests in a Global Security or Securities may not be exchanged for definitive Bearer Securities. Notwithstanding the foregoing, interests in a Global Security may not be exchanged for definitive Registered Securities during the sixteen day period immediately prior to and including each Interest
Payment Date.
No service charge shall be made to the Holder for any
registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Sections 305,
906 or 1107 not involving any transfer.
The Company shall not be required (i) to issue, register the transfer of or exchange Securities of any series during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption under Section 1103 and ending at the close of business on the day of such mailing, (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part or (iii) to exchange any
Bearer Security so selected for redemption except that such a Bearer
Security may be exchanged for a Registered Security of the series (but only if and under the circumstances for which the Securities of such series are issuable as Registered Securities), provided that such Registered Security shall be immediately surrendered for redemption with written instructions for payment consistent with the provisions of this Indenture.
The provisions of this Section 306 are, with respect to any
Global Security, subject to Section 312 hereof.
SECTION 307.	Mutilated, Destroyed, Lost and Stolen Securities
If any mutilated Security is surrendered to the Trustee, the
Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.
If there shall be delivered to the Company and the Trustee
(i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such Security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon its written request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.
In case any such mutilated, destroyed, lost or stolen
Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security. Upon the issuance of any new Security under this Section
307, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the
Trustee) connected therewith.
Every new Security of any series issued pursuant to this
Section 307 in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder.
The provisions of this Section 307 are exclusive and shall
preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen
Securities.
SECTION 308.	Payment of Interest; Interest Rights Reserved
Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid (in the case of a Bearer Security) to the bearer thereof and (in the case of a Registered Security) to the Person in whose name that Registered Security
(or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.
Payment of interest, if any, in respect of any Registered
Security will be made by check mailed to the address of the Person entitled thereto as such person's address appearing in the Security Register.
Payment of interest, if any, in respect of any Registered Security may also be made, in the case of a Holder of at least U.S. $1,000,000 aggregate principal amount of Registered Securities, and payment of interest, if any, in respect of a Global Registered Security shall be made, by wire transfer to a U.S. Dollar account maintained by the Holder with a bank in the United
States; provided that such Holder elects payment by wire transfer by giving written notice to the Trustee or a Paying Agent to such effect designating such account no later than 15 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).
Any interest on any Security of any series which is payable
but is not punctually paid or duly provided for, on any Interest Payment
Date (herein called "Defaulted Interest") shall, in the case of Registered Securities, forthwith cease to be payable to the Holder thereof on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:
(1)	The Company may elect to make payment of any
Defaulted Interest to the Persons in whose names the Registered
Securities of such series (or their respective Predecessor Securities)
are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner.  The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each
Registered Security of such series and the date of the proposed payment, and at the same time the Company shall deposit with the
Trustee an amount of money equal to the aggregate amount
proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when
deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided.  Thereupon the Trustee shall fix a Special Record Date for the payment of such
Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment.  Unless the Trustee is acting as the Security
Registrar, promptly after such Special Record Date, the Company shall furnish the Trustee with a list, or shall make arrangements satisfactory to the Trustee with respect thereto, of the names and addresses of, and respective principal amounts of such Registered
Securities held by, the Holders appearing on the Security Register at the close of business on such Special Record Date.  The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the
Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Securities of such series at his address as it appears in the Security Register, not less than 10 days prior to such Special Record Date.  Notice of the proposed payment of such
Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities of such series (or their respective
Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).
(2)	The Company may make payment of any Defaulted
Interest on the Registered Securities of any series or any Global
Registered Security in any other lawful manner not inconsistent with the requirements of any securities exchange on which such
Registered Securities may be listed, and upon such notice as may be required by such exchange.
Defaulted Interest on Bearer Securities shall be payable to
the bearer thereof at the time of payment of such Defaulted Interest by the Company.
Subject to the foregoing provisions of this Section 308,
each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security, shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.
SECTION 309.	Persons Deemed Owners
Prior to due presentment of a Registered Security for
registration of transfer, the Company, the Trustee and any agent of the
Company or the Trustee may treat the Person in whose name such
Registered Security is registered as the owner of such Registered Security for the purpose of receiving payment of principal of, premium, if any, and (subject to Section 308) interest, if any, on such Registered Security and for all other purposes whatsoever, whether or not such Registered Security be overdue, and neither the Company, the Trustee nor any agent of the
Company or the Trustee shall be affected by notice to the contrary.  All such payments so made to any such person, or upon such person's order, shall be valid, and, to the extent of the sums so paid, effectual to satisfy and discharge the liability for monies payable upon any such Security.
The Company, the Trustee and any agent of the Company
or the Trustee may treat the Book-Entry Depositary for a Global Bearer
Security as the absolute owner of such Global Bearer Security for the purpose of receiving payment thereof or on account thereof and for all other purposes whatsoever, whether or not such Global Bearer Security or coupon be overdue, and neither the Company or the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.
No holder of any beneficial interest in any Global Security
held on its behalf by a Book-Entry Depositary shall have any rights under this Indenture with respect to such Global Security, and such Book-Entry Depositary may be treated by the Company, the Trustee, and any agent of the Company or the Trustee as the owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall impair, as between a Book-Entry Depositary and such holders of beneficial interests, the operation of customary practices governing the exercise of the rights of the Book-Entry Depositary as holder of any Security.
SECTION 310.	Cancellation
All Securities surrendered for payment, redemption,
registration of transfer or exchange or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by it.  The
Company may at any time deliver to the Trustee for cancellation any
Securities previously authenticated and delivered hereunder which the
Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly canceled by the Trustee.  No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section 310, except as expressly permitted by this
Indenture.  All canceled Securities held by the Trustee shall be disposed of as directed by a Company Order.
SECTION 311.	Computation of Interest
Except as otherwise specified as contemplated by Section
301 for Securities of any series, interest, if any, on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.
SECTION 312.	Global Securities
If the Company shall establish pursuant to Section 301 that the Securities of a particular series are to be issued in the form of a Global Security, then the Company shall execute and the Trustee shall, in accordance with Section 303, authenticate and deliver, a Global Security or Securities which (i) shall represent, and shall be denominated in an aggregate amount equal to the aggregate principal amount of, all of the Outstanding Securities of such series, (ii) shall be in bearer form or, if in registered form, registered in the name of the Book-Entry Depositary or its nominee, (iii) shall be delivered by the Trustee to the Book-Entry
Depositary or pursuant to the Book-Entry Depositary's instruction and (iv) shall bear a legend substantially to the following effect:
"This Security is a Global Security within the meaning of the Indenture hereinafter referred to and if this Security is in bearer form, is held by a Book-Entry Depositary or, if this Security is in registered form, is registered in the name of a Book-Entry Depositary or a nominee of a Book-Entry Depositary. This Security is exchangeable for Securities, if this Security is in bearer form, held by, or if this Security is in registered form, registered in the name of, a person other than the Book-Entry
Depositary or its nominee only in the limited circumstances described in the Indenture.
Unless this Global Security is presented by an authorized representative of the Book-Entry Depositary to the Company or its agent for registration of transfer, if this Security is in registered form, exchange or payment, and any definitive Registered Security is issued in the name or names as directed in writing by the Book-Entry Depositary, ANY
TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL in as much as the bearer or the registered owner hereof, as the case may be, the Book-Entry Depositary, has an interest herein."
Unless and until definitive Registered Securities of a series are issued in exchange for the Global Security of a series as permitted by this Indenture, the Global Security of a series may be transferred, in whole but not in part and in the manner provided in Section 306, only to another nominee of the Book-Entry Depositary for such series, or to a successor Book-Entry Depositary for such series selected or approved by the Company or to a nominee of such successor Book-Entry Depositary.
No Security that is not a Global Bearer Security may be payable to bearer (except as otherwise provided in an indenture supplemental hereto or in an Officers' Certificate (pursuant to a Board Resolution) pursuant to Section 301(16)).
ARTICLE FOUR

SATISFACTION AND DISCHARGE
SECTION 401.	Satisfaction and Discharge of Indenture
This Indenture shall upon Company Request cease to be of
further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for and rights to receive payments of any principal, premium or interest in respect thereof and any right to receive any Additional Amount as provided in Section 1009), and the Trustee shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when
(1)	either (A) all Securities theretofore authenticated
and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in
Section 307 and (ii) Securities for whose payment money has
theretofore been deposited in trust with the Trustee or any paying agent or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for
cancellation; or
(B)	all such Securities not theretofore delivered to the
Trustee for cancellation
	(i)	have become due and payable, or
	(ii)	will become due and payable at their Stated
Maturity within one year, or
	(iii)	are to be called for redemption within one
year under arrangements for the giving of notice of
redemption by the Trustee in the name, and at the expense,
of the Company, or
	(iv)	are deemed paid and discharged pursuant to
Section 403, as applicable.
and the Company, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount of (a) money in the currency or units of currency in which such Securities are payable, or (b) U.S. Government Obligations (denominated in the same currency or units of currency in which such
Securities are payable) which through the payment of interest and principal in respect thereof in accordance with their terms will provide not later than one day before the Stated Maturity or Redemption Date, as the case may be, money in an amount, or (c) a combination of money or U.S.
Government Obligations as provided in (b) above, in each case, sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest, if any, to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated
Maturity or Redemption Date, as the case may be;
(2)	the Company has paid or caused to be paid all other
sums payable hereunder by the Company; and
(3)	the Company has delivered to the Trustee an
Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.
Notwithstanding the satisfaction and discharge of this
Indenture, the obligations of the Company to the Trustee under Section
607, the obligations of the Trustee to any Authenticating Agent under
Section 614 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section 401 or if money or
U.S. Government Obligations shall have been deposited with or received by the Trustee pursuant to Section 403, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive.
SECTION 402.	Application of Trust Money
(a)	Subject to the provisions of the last paragraph of
Section 1003, all money or U.S. Government Obligations deposited with the Trustee pursuant to Sections 401 or 403 and all money received by the Trustee in respect of U.S. Government Obligations deposited with the
Trustee pursuant to Sections 401 or 403, shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, to the persons entitled thereto, of the principal of, premium, if any, and interest, if any, on the Securities for whose payment such money has been deposited with or received by the Trustee or to make mandatory sinking fund payments or analogous payments as provided by
Sections 401 or 403.
(b)	The Company shall pay and shall indemnify the
Trustee against any tax, fee or other charge imposed on or assessed against
U.S. Government Obligations deposited pursuant to Sections 401 or 403 or the interest and principal received in respect of such obligations other than any payable by or on behalf of Holders.
(c)	The Trustee shall deliver or pay to the Company
from time to time upon Company Request any U.S. Government
Obligations or money held by it as provided in Sections 401 or 403 which, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, are then in excess of the amount thereof which then would have been required to be deposited for the purpose for which such U.S. Government Obligations or money was deposited or received. This provision shall not authorize the sale by the Trustee of any U.S.
Government Obligations held under this Indenture.
(d)	Any monies paid by the Company to the Trustee or
any Paying Agent, or held by the Company in trust, for the payment of the principal of, premium, if any, or interest, if any, or Additional Amounts on any Securities and remaining unclaimed at the end of two years after such principal, premium, interest or Additional Amounts become due and payable will be repaid to the Company, or released from the trust, upon its written request, and upon such repayment or release all liability of the Company, the Trustee and such Paying Agent with respect thereto will cease.
SECTION 403.	Satisfaction, Discharge and Defeasance of Securities of
any Series
The Company, at its option, may elect (a) to be discharged from any and all obligations in respect of the Securities of a series (except in each case for the obligations to register the transfer or exchange of the Securities of that series, replace stolen, lost or mutilated Securities of that series, maintain paying agencies and hold moneys for payment in trust); or
(b) not to comply with any term, provision or condition set forth in Sections 801, 1004 and 1005 with respect to the Securities of any series, provided that the following conditions shall have been satisfied:
		The Company has deposited or caused to be irrevocably deposited (except as provided in Section 607, 402(d) and the last paragraph of Section 1003) with the Trustee (specifying that each deposit is pursuant to this Section 403) as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities of such series, (i) money or (ii) U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount, or (iii) a combination thereof, in each case, in an amount sufficient, in the opinion of a nationally recognized firm of independent accountants, to pay and discharge the principal of, premium, if any, and interest, if any (including any Additional Amounts then known), if any, on the outstanding Securities of such series on the dates such payments are due in accordance with the terms of the Securities of such series, (or if the Company has designated a redemption date pursuant to the final sentence of this paragraph, to and including the redemption date so designated by the Company), and no Event of Default or event which with notice or lapse of time would become an Event of Default (including by reason of such deposit) with respect to the Securities of such series shall have occurred and be continuing on the date of such deposit or, insofar as Section 501(7) is concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be satisfied until the expiration of such period), and the Securities of such series will not be delisted by any securities exchange on which they are traded as a result of the deposit of trust funds in trust. To exercise any such option, the Company is required to deliver to the Trustee (i) an opinion of independent counsel of recognized standing to the effect that (x) the Holders of the Securities of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of such deposit, and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case absent such deposit and (y) the deposit shall not result in the Company being deemed to be an "investment company" required to be registered under the Investment Company Act of 1940, as amended, which in the case of clause
(a) must be based on a change in law or a published ruling by the United
States Internal Revenue Service and (ii) an Officers' Certificate as to compliance with all conditions precedent provided for in the Indenture relating to the satisfaction and discharge of the Securities of such series. If the Company shall wish to deposit or cause to be deposited money or U.S. Government Obligations to pay or discharge the principal of, premium, if any and interest, if any, (including any Additional Amounts then known), if any, on the outstanding Securities of such series to and including a Redemption Date on which all of the outstanding Securities of such series are to be redeemed, such Redemption Date shall be irrevocably designated by a Board Resolution delivered to the Trustee on or prior to the date of deposit of such money or U.S. Government Obligations, and such Board
Resolution shall be accompanied by an irrevocable Company Request that the Trustee give notice of such redemption in the name and at the expense of the Company not less than 30 nor more than 60 days prior to such Redemption Date in accordance with this Indenture.
ARTICLE FIVE

REMEDIES
SECTION 501.	Events of Default
"Event of Default", wherever used herein with respect to
Securities of any series, means any one of the following events:
(1)	default in the payment of any interest or any
Additional Amounts upon any Security of that series when it
becomes due and payable and continuance of such default for a period of 30 days; or
(2)	default in the payment of the principal of (or
premium, if any, on) any Security of that series at its Maturity; or
(3)	default in the payment of any installment of any
sinking fund provided with respect to such series, when and as due by the terms of a Security of that series; or
(4)	material default in the performance, or material
breach, of any covenant or obligation of the Company or the
Guarantor in this Indenture (other than a covenant a default in whose performance or whose breach is elsewhere in this Section
501 specifically dealt with or which has expressly been included in this Indenture solely for the benefit of a series of Securities other than that series) and continuance of such material default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Company or the Guarantor by the Trustee or to the Company or the Guarantor and the Trustee by the Holders of
at least 25% in aggregate principal amount of the Outstanding
Securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or
(5)	a default in the payment of the principal of any bond,
debenture, note or other evidence of indebtedness, in each case for money borrowed, or in the payment of principal under any
mortgage, indenture (including this Indenture) or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed, of the Company, the Guarantor or any Significant Subsidiary, which default for payment of principal is in an aggregate principal amount exceeding
U. S. $50,000,000 (or its equivalent in any other currency or currencies) when such indebtedness becomes due and payable
(whether at maturity, upon redemption or acceleration or
otherwise), if such default shall continue unremedied or unwaived for more than 30 Business Days and the time for payment of such amount has not been expressly extended; provided, however, that, subject to the provisions of Sections 601 and 602, the Trustee shall not be deemed to have knowledge of such default unless either (A)
a Responsible Officer of the Trustee shall have actual knowledge of such default or (B) the Trustee shall have received written notice thereof from the Company or the Guarantor, from any Holder, from the holder of any such indebtedness or from the trustee under any such mortgage, indenture or other instrument; and provided,
further, that if such default under such indenture or instrument shall be remedied or cured by the Company, the Guarantor or such
Significant Subsidiary or waived by the holders of such
indebtedness, then the Event of Default hereunder by reason thereof shall be deemed likewise to have been remedied, cured or waived without further action upon the part of the Trustee or any of the
Holders; or
(6)	any Guarantee shall be held in a judicial proceeding
to be unenforceable or invalid or shall cease for any reason to be in full force and effect; or
(7)	the failure of the Company, the Guarantor, or a
Significant Subsidiary generally to pay its debts as they become due, or the admission in writing of its inability to pay its debts generally, or the making of a general assignment for the benefit of its creditors, or the institution of any proceeding by or against the
Company, the Guarantor or a Significant Subsidiary (other than any such proceeding brought against the Company, the Guarantor or a
Significant Subsidiary that is dismissed within 180 days from the commencement thereof) seeking to adjudicate it bankrupt or
insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition (in each case, other than a solvent liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition) of it or its debts under any law relating to bankruptcy, insolvency,
reorganization, moratorium or relief of debtors, or seeking the entry of an order for relief or appointment of an administrator, receiver, trustee, intervenor or other similar official for it or for any substantial part of its property, or the taking of any action by the
Company, the Guarantor or a Significant Subsidiary to authorize any of the actions set forth in this subparagraph (7); or
(8)	any other Event of Default provided in the
supplemental indenture or provided in or pursuant to the Board
Resolution under which such series of Securities is issued or in the form of Security for such series.
SECTION 502.	Acceleration of Maturity; Rescission and Annulment
If an Event of Default with respect to Securities of any
series at the time Outstanding occurs and is continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the
Outstanding Securities of that series may declare the principal amount (or, if any of the Securities of that series are Original Issue Discount Securities, such portion of the principal amount of such Securities as may be specified in the terms thereof) of all of the Securities of that series to be due and payable immediately, by a notice in writing to the Company (and to the
Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable.
At any time after such declaration of acceleration with
respect to Securities of any series has been made, but before a judgment or decree for payment of money has been obtained by the Trustee as hereinafter in this Article provided, if all Events of Default with respect to Securities of that series have been cured or waived (other than the non-
payment of principal of the Securities which has become due solely by reason of such declaration of acceleration) then such declaration of acceleration and its consequences shall be automatically annulled and rescinded.
No such rescission shall affect any subsequent default or
impair any right consequent thereon.
For all purposes under this Indenture, if a portion of the
principal of any Original Issue Discount Securities shall have been accelerated and declared due and payable pursuant to the provisions hereof, then, from and after such declaration, unless such declaration has been rescinded and annulled, the principal amount of such Original Issue Discount Securities shall be deemed, for all purposes hereunder, to be such portion of the principal thereof as shall be due and payable as a result of such acceleration, and payment of such portion of the principal thereof as shall be due and payable as a result of such acceleration, together with interest, if any, thereon and all other amounts owing thereunder, shall constitute payment in full of such Original Issue Discount Securities.
SECTION 503.	Collection of Indebtedness and Suits for Enforcement by
Trustee
The Company covenants that if
(1)	default is made in the payment of any interest on any
Security of a series when such interest becomes due and payable and such default continues for a period of 30 days, or
(2)	default is made in the payment of the principal of,
premium, if any, on any Security of a series at the Stated Maturity thereof,
the Company will, upon written demand of the Trustee, pay to it, for the benefit of the Holders of such Securities of such series, the whole amount then due and payable on such Securities of such series for principal of, premium, if any, and interest, if any, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal of, premium, if any, and any overdue interest, at the rate or rates prescribed therefor in such Securities of such series, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
If the Company fails to pay such amounts forthwith upon
such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon such Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities, wherever situated.
If any Event of Default with respect to Securities of any
series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights.
SECTION 504.	Trustee May File Proofs of Claim
In case of the pendency of any receivership, insolvency,
liquidation (other than a solvent liquidation), bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,
(i)	to file and prove a claim for the whole amount of principal of, premium, if any, and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable
compensation, expenses, disbursements and advances of the
Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and
(ii)	to collect and receive any moneys or other property payable
or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section
607.
Nothing herein contained shall be deemed to authorize the
Trustee to authorize or consent to or accept or adopt on behalf of any
Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
SECTION 505.	Trustee May Enforce Claims Without Possession of
Securities
All rights of action and claims under this Indenture or the
Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the
Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the
Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.
SECTION 506.	Application of Money Collected
Any money collected by the Trustee pursuant to this Article
shall be applied in the following order with respect to the Securities of any series, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal of, premium, if any, or interest, if any, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:
FIRST:	To the payment of all amounts due to the
Trustee under Section 607;
SECOND:	In case the principal and premium, if any, of the
Securities of such series in respect of which moneys have been collected shall not have become and be then due and payable, to the payment of interest, if any, on the Securities of such a series in default in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee and to the extent permitted by law) upon the overdue installments of interest at the rate prescribed therefor in such Securities, such payments to be made ratably to the Persons entitled thereto, without discrimination or preference;
THIRD:	In case the principal or premium, if any, of the
Securities of such series in respect of which moneys have been collected shall have become and shall be then due and payable, to the payment of the whole amount then owing and unpaid upon all the Securities of such series for principal of, premium, if any, and interest, if any, with interest upon the overdue principal of, premium, if any, and (to the extent that such interest has been collected by the Trustee and to the extent permitted by law) upon overdue installments of interest at the rate prescribed therefor in the Securities of such series; and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon the Securities of such series, then to the payment of such principal and any premium and interest, without preference or priority of principal over interest, or of interest over principal or premium, or of any installment of interest over any other installment of interest, or of any Security of such series over any other Security of such series, ratably to the aggregate of such principal and any premium and accrued and unpaid interest; and
FOURTH:	To the payment of the remainder, if any, to the
Company or any other Person lawfully entitled thereto.
SECTION 507.	Limitation on Suits
No Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless
(1)	such Holder has previously given written notice to
the Trustee of a continuing Event of Default with respect to the
Securities of that series;
(2)	the Holders of not less than 25% in principal amount
of the Outstanding Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such
Event of Default in its own name as Trustee hereunder;
(3)	such Holder or Holders have offered to the Trustee
indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;
(4)	the Trustee for 60 days after its receipt of such
notice, request and offer of indemnity has failed to institute any such proceeding; and
(5)	no direction inconsistent with such written request
has been given to the Trustee during such 60-day period by the
Holders of a majority in principal amount of the outstanding
Securities of that series;
it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders.
SECTION 508.	Unconditional Right of Holders to Receive Principal,
Premium and Interest
Notwithstanding Section 507, the Holder of any Security
shall have the right, which is absolute and unconditional, to receive payment of the principal of, premium, if any, or (subject to Section 307) interest, if any, on such Security on the Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on the
Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such
Holder.
SECTION 509.	Restoration of Rights and Remedies
If the Trustee or any Holder has instituted any proceeding
to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Company, the Trustee and the Holders shall continue as though no such proceeding had been instituted.
SECTION 510.	Rights and Remedies Cumulative
Except as otherwise provided with respect to the
replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
SECTION 511.	Delay or Omission Not Waiver
No delay or omission of the Trustee or of any Holder of any
Securities to exercise any right or remedy accruing upon any Event of
Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient by the Trustee or by the Holders, as the case may be.
SECTION 512.	Control by Holders
The Holders of a majority in principal amount of the
Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such series; provided that
(1)	such direction shall not be in conflict with any rule
of law or with this Indenture,
(2)	the Trustee may take any other action deemed
proper by the Trustee which is not inconsistent with such direction,
and
(3)	the Trustee shall not determine that the action so
directed would be prejudicial to Holders not taking part in such action.
SECTION 513.	Waiver of Past Defaults
The Holders of not less than a majority in aggregate
principal amount of the Outstanding Securities of any series may on behalf of the Holders of all the Securities of such series waive any past default hereunder with respect to such series and its consequences, except a default
(1)	in the payment of the principal of, premium, if any,
or interest, if any, on any Security of such series, or
(2)	in respect of a covenant or provision hereof which
under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.
Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.
SECTION 514.	Undertaking for Costs
All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant in such suit, but the provisions of this Section 514 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the outstanding Securities of any series, or to any suit instituted by any Holder for the enforcement of the payment of the principal of, premium, if any, or interest, if any, on any Security on or after the Stated Maturity or Maturities expressed in such Security.
ARTICLE SIX

THE TRUSTEE
SECTION 601.	Certain Duties and Responsibilities
(a)	Except during the continuance of a default with
respect to the Securities of any series,
(1)	the Trustee undertakes to perform, such duties and
only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
(2)	in the absence of bad faith on its part, the Trustee
may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the
requirements of this Indenture; but in the case of any such
certificates or opinions which by any provision hereof are
specifically required to be furnished to the Trustee, the Trustee shall examine the same to determine whether or not they conform to the requirements of this Indenture.
(b)	In case a default has occurred and is continuing, the
Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.
(c)	No provision of this Indenture shall be construed to
relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that
(1)	the Trustee shall not be liable for any error of
judgment made in good faith by a Responsible Officer, unless the
Trustee was negligent in ascertaining the pertinent facts;
(2)	no provision of this Indenture shall require the
Trustee to spend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if repayment of such funds or adequate indemnity against such risk or liability satisfactory to the Trustee has not been assured to it; and
(3)	the Trustee shall not be liable with respect to any
action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority in principal amount of the outstanding Securities of any series, determined as provided in Section 512, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the
Trustee, under this Indenture with respect to the Securities of such series.
(d)	Whether or not therein expressly so provided, every
provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 601.
SECTION 602.	Notice of Defaults
Within 90 days after the occurrence of any default
hereunder with respect to the Securities of any series, the Trustee shall transmit by mail to all Holders of Securities of such series notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of, premium, if any, or interest, if any, on any Security of such series or in the payment of any sinking fund installment with respect to Securities of such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors or a Responsible
Officer of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders of Securities of such series; and provided, further, that in the case of any default of the character specified in Section 501(4) with respect to Securities of such series, no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section 602, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of such series.
SECTION 603.	Certain Rights of Trustee
Subject to the provisions of Section 601:
(a)	the Trustee may rely and shall be protected in acting
or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;
(b)	any request or direction of the Company mentioned
herein shall be sufficiently evidenced by a Company Request or Company
Order or as otherwise expressly provided herein and any resolution of the
Board of Directors may be sufficiently evidenced by a Board Resolution;
(c)	whenever in the administration of this Indenture the
Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;
(d)	the Trustee may consult with counsel, and the
written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;
(e)	the Trustee shall be under no obligation to expend
or risk its own funds or to exercise, at the request or direction of any of the Holders, any of the rights or powers vested in it by this Indenture pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;
(f)	the Trustee shall not be bound to make any
investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled upon reasonable prior request and during normal business hours to examine the books, records and premises of the Company, personally or by agent or attorney; and
(g)	the Trustee may execute any of the trusts or powers
hereunder or perform any duties hereunder either directly or by or through agents or attorneys and shall not be liable for the actions or omissions of such agents appointed and supervised by it with due care.

SECTION 604.	Not Responsible for Recitals or Issuance of Securities
The recitals contained herein and in the Securities, except
the Trustee's certificates of authentication, shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of Securities or the proceeds thereof.
SECTION 605.	May Hold Securities
The Trustee, any Authenticating Agent, any Paying Agent,
any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 608 and 613, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.
SECTION 606.	Money Held in Trust
Money held by the Trustee in trust hereunder need not be
segregated from other funds except to the extent required by law.  The
Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.
SECTION 607.	Compensation and Reimbursement
The Company agrees
(1)	to pay to the Trustee from time to time such
compensation as is agreed upon in writing;
(2)	except as otherwise expressly provided herein, to
reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel, which compensation, expenses and
disbursements shall be set forth in sufficient written detail to the satisfaction of the Company), except any such expense, disbursement or advance as may be attributable to its or their negligence or bad faith; and
(3)	to indemnify the Trustee, its officers, directors and
employees for, and to hold it harmless against, any loss, liability or expense incurred without negligence, bad faith, or willful
misconduct on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.  Obligations under this
Section 607(3) will survive the satisfaction and discharge of this
Indenture pursuant to Section 401 hereof.
SECTION 608.	Disqualification; Conflicting Interests
If the Trustee has or shall acquire a conflicting interest
within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this
Indenture.
SECTION 609.	Corporate Trustee Required; Eligibility
There shall at all times be a Trustee hereunder which shall
be eligible to act as trustee under the Trust Indenture Act and which shall have a combined capital and surplus of at least U.S.$50,000,000. If the Trustee does not have an office in The City of New York, the Trustee may appoint an agent in The City of New York reasonably acceptable to the
Company to conduct any activities which the Trustee may be required under this Indenture to conduct in The City of New York.  If the Trustee does not have an office in The City of New York or has not appointed an agent in The City of New York, the Trustee shall be a participant in The Depository Trust Company and FAST distribution systems. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of a United States federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section 609, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this
Section 609, the Trustee shall resign immediately in the manner and with the effect hereinafter specified in this Article.
SECTION 610.	Resignation and Removal; Appointment of Successor
Trustee
(a)	No resignation or removal of the Trustee and no
appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 611.
(b)	The Trustee may resign at any time with respect to
the Securities of one or more series by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 611 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.
(c)	The Trustee may be removed at any time with
respect to the Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series, delivered to the Trustee and to the Company.
(d)	If at any time:
(1)	the Trustee shall fail to comply with section 310(b)
of the Trust Indenture Act pursuant to Section 608 with respect to any series of Securities after written request therefor by the
Company or by any Holder who has been a bona fide holder of a
Security for at least six months, or
(2)	the Trustee shall cease to be eligible under Section
609 and shall fail to resign after written request therefor by the
Company or by any such Holder, or
(3)	the Trustee shall become incapable of acting or shall
be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation,
then, in any such case, (i) the Company by a Board Resolution may remove the Trustee with respect to all Securities, or (ii) subject to Section 514, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or
Trustees.
(e)	If the Trustee shall resign, be removed or become
incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the
Company, by a Board Resolution, shall promptly appoint a successor
Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and shall comply with the applicable requirements of
Section 611. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company and accepted appointment in the manner required by Section 611, any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.
(f)	The Company shall give notice of each resignation
and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series by mailing written notice of such event by first-class mail, postage prepaid, to all Holders of Securities of such series as their names and addresses appear in the Security Register.  Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.
SECTION 611.	Acceptance of Appointment by Successor
(a)	In case of the appointment hereunder of a successor
Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.
(b)	In case of the appointment hereunder of a successor
Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but on request of the company or any successor trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the
Securities of that or those series to which the appointment of such successor Trustee relates.
(c)	Upon request of any such successor Trustee, the
Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) or (b) of this Section 611, as the case may be.
(d)	No successor Trustee shall accept its appointment
unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.
SECTION 612.	Merger, Conversion, Consolidation or Succession to
Business
Any corporation into which the Trustee may be merged or
converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the
Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder; provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.
SECTION 613.	Preferential Collecting of Claims Against Company
(a)	Subject to Subsection (b) of this Section 613, if the
Trustee shall be or shall become a creditor, directly or indirectly, secured or unsecured, of the Company within three months prior to a default, as defined in Subsection (c) of this Section 613, or subsequent to such a default, then, unless and until such default shall be cured, the Trustee shall set apart and hold in a special account for the benefit of the Trustee individually, the Holders of the Securities and the holders of other indenture securities, as defined in Subsection (c) of this Section 613:
(1)	an amount equal to any and all reductions in the
amount due and owing upon any claim as such creditor in respect of principal or interest effected after the beginning of such three months' period and valid as against the Company and its other creditors, except any such reduction resulting from the receipt or disposition of any property described in paragraph (2) of this
Subsection, or from the exercise of any right of setoff which the
Trustee could have exercised if a petition in bankruptcy had been applied by or against the Company upon the date of such default;
and
(2)	all property received by the Trustee in respect of any
claims as such creditor, either as security therefor, or in satisfaction or composition thereof, or otherwise, after the beginning of such three months' period, or an amount equal to the proceeds of any such property, if disposed of, subject, however, to the rights, if any, of the Company and its other creditors in such property or such proceeds.
Nothing herein contained, however, shall affect the right of the Trustee:
(A)	to retain for its own account (i) payments made on
account of any such claim by any Person (other than the Company)
who is liable thereon, and (ii) the proceeds of the bona fide sale of any such claim by the Trustee to a third Person, and (iii)
distributions made in cash, securities or other property in respect of claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy
Act or applicable State law;
(B)	to realize, for its own account, upon any property held
by it as security for any such claim, if such property was so held prior to the beginning of such three months' period;
(C)	to realize, for its own account, but only to extent of the
claim hereinafter mentioned, upon any property held by it as security for any such claim, if such claim was created after the beginning of such three months' period and such property was received as security therefor simultaneously with the creation thereof, and if the Trustee shall sustain the burden of proving that at the time such property was so received the Trustee had no
reasonable cause to believe that a default, as defined in Subsection
(c) of this Section 613, would occur within three months; or
(D)	to receive payment on any claim referred to in paragraph
(B) or (C) , against the release of any property held as security for such claim as provided in paragraph (B) or (C) , as the case may be, to the extent of the fair value of such property.
For the purposes of paragraphs (B), (C) and (D), property
substituted after the beginning of such three months' period for property held as security at the time of such substitution shall, to the extent of the fair value of the property released, have the same status as the property released, and, to the extent that any claim referred to in any of such paragraphs is created in renewal of or in substitution for or for the purpose of repaying or refunding any pre-existing claim of the Trustee as such creditor, such claim shall have the same status as such pre-existing claim.
If the Trustee shall be required to account for the funds and property held in such specia1 account, the proceeds thereof shall be apportioned among the Trustee, the Holders and the holders of other indenture securities in such manner that the Trustee, the Holders and the holders of other indenture securities realize, as a result of payments from such special account and payments of dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Act or applicable State law or winding up or administration pursuant to the insolvency laws of the Cayman Islands or the United Kingdom, as applicable, the same percentage of their respective claims, figured before crediting to the claim of the Trustee anything on account of the receipt by it from the Company of the funds and property in such special account and before crediting to the respective claims of the Trustee and the Holders and the holders of other indenture securities dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Act or applicable State law or winding up or administration pursuant to the insolvency laws of the Cayman Islands or the United Kingdom, as applicable, but after crediting thereon receipts on account of the indebtedness represented by their respective claims from all sources other than from such dividends and from the funds and property so held in such special account. As used in this paragraph, with respect to any claim, the term "dividends" shall include any distribution with respect to such claim, in bankruptcy or receivership or proceedings for reorganization pursuant to the Federal Bankruptcy Act or applicable State law or winding up or administration pursuant to the insolvency laws of the Cayman Islands or the United Kingdom, as applicable, whether such distribution is made in cash, securities or other property, but shall not include any such distribution with respect to the secured portion, if any, of such claim.
Any Trustee which has resigned or been removed after the
beginning of such three months' period shall be subject to the provisions of this Subsection as though such resignation or removal had not occurred. If any Trustee has resigned or been removed prior to the beginning of such three months' period, it shall be subject to the provisions of this Subsection if and only if the following conditions exist:
(i)	the receipt of property or reduction of claim, which would
have given rise to the obligation to account, if such Trustee had continued as Trustee, occurred after the beginning of
such three months' period; and
(ii)	such receipt of property or reduction of claim occurred within three months after such resignation or removal.
(b)	There shall be excluded from the operation of
Subsection (a) of this Section 613 a creditor relationship arising from:
(1)	 the ownership or acquisition of securities issued
under any indenture, or any security or securities having a maturity of one year or more at the time of acquisition by the Trustee;
(2)	advances authorized by a receivership or bankruptcy
court of competent jurisdiction or by this Indenture, for the purpose of preserving any property which shall at any time be subject to the lien of this Indenture or of discharging tax liens or other prior liens or encumbrances thereon, if notice of such advances and of the circumstances surrounding the making thereof is given to the
Holders at the time and in the manner provided in this Indenture;
(3)	disbursements made in the ordinary course of
business in the capacity of trustee under an indenture, transfer agent, registrar, custodian, paying agent, fiscal agent or depository, or other similar capacity;
(4)	an indebtedness created as a result of services
rendered or premises rented; or an indebtedness created as a result of goods or securities sold in a cash transaction, as defined in
Subsection (c) of this Section 613;
(5)	the ownership of stock or of other securities of a
corporation organized under the provisions of Section 25 (a) of the
Federal Reserve Act, as amended, which is directly or indirectly a creditor of the Company; and
(6)	the acquisition, ownership, acceptance or
negotiation of any drafts, bills of exchange, acceptances or obligations which fall within the classification of self-liquidating paper, as defined in Subsection (c) of this Section 613.
(c)	For the purposes of this Section 613 only:
(1)	the term "default" means any failure to make
payment in full of the principal of or interest on any of the
Securities or upon the other indenture securities when and as such principal or interest becomes due and payable;
(2)	the term "other indenture securities" means
securities upon which the Company is an obligor (as defined in the
Trust Indenture Act) outstanding under any other indenture (i)
under which the Trustee is also trustee, (ii) which contains provisions substantially similar to the provisions of this Section 613, and (iii) under which a default exists at the time of the
apportionment of the funds and property held in such special account;
(3)	the term "cash transaction" means any transaction in
which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand;
(4)	the term "self-liquidating paper" means any draft,
bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee
simultaneously with the creation of the creditor relationship with the Company arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation;
(5)	the term "Company" means any obligor upon the
Securities; and
(6)	the term "Federal Bankruptcy Act" means the
Bankruptcy Code or Title 11 of the United States Code.
SECTION 614.	Authenticating Agents
From time to time the Trustee, with the prior written
approval of the Company, may appoint one or more Authenticating Agents with respect to one or more series of Securities with power to act on the Trustee's behalf and subject to its direction in the authentication and delivery of Securities of such series or in connection with transfers and exchanges under Sections 304, 305, 306, and 1104 as fully to all intents and purposes as though the Authenticating Agent had been expressly authorized by those Sections of this Indenture to authenticate and deliver Securities of such series. For all purposes of this Indenture, the authentication and delivery of Securities by an Authenticating Agent pursuant to this Section 614 shall be deemed to be authentication and delivery of such Securities "by the Trustee".  Each such Authenticating
Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United
States, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least U.S.$50,000,000 and subject to supervision or examination by Federal, State or District of Columbia authority. If such corporation publishes reports of condition at least annually pursuant to law or the requirements of such authority, then for the purposes of this Section 614 the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 614, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section 614.
Any corporation into which any Authenticating Agent may
be merged or with which it may be consolidated, or any corporation resulting from, any merger or consolidation or to which any Authenticating Agent shall be a party, or any corporation succeeding to the corporate trust business of any Authenticating Agent, shall be the successor of the Authenticating Agent hereunder, if such successor corporation is otherwise eligible under this Section 614, without the execution or filing of any paper or any further act on the part of the parties hereto or the Authenticating Agent or such successor corporation.
An Authenticating Agent may resign at any time by giving
written notice of resignation to the Trustee and to the Company.  The
Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible under this Section 614, the Trustee may appoint a successor Authenticating Agent with the prior written approval of the Company and shall mail notice of such appointment to all Holders of Securities of the series with respect to which such Authenticating Agent will serve, as the names and addresses of such Holders appear on the Security Register. Any successor Authenticating Agent, upon acceptance of its appointment hereunder, shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 614.
The Trustee agrees to pay to each Authenticating Agent
from time to time reasonable compensation for its services under this
Section 614 as may be agreed in a separate writing among the Company, the Trustee and such Authenticating Agent, and the Trustee shall be entitled to be reimbursed for such payments pursuant to Section 607.
If an appointment with respect to one or more series of
Securities is made pursuant to this Section 614, the Securities of such series may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternate certificate of authentication in the following form:
This is one of the Securities of the series designated herein referred to in the within mentioned Indenture.
Dated:					_____________________________
As Trustee

{NAME OF AUTHENTICATING
AGENT}


______________________________
______
			Authenticating
Agent

By:


______________________________
______
			Authorized
Signatory

ARTICLE SEVEN

HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY
SECTION 701.	Company to Furnish Trustee Names and Addresses of
Holders
The Company will furnish or cause to be furnished to the
Trustee with respect to the Registered Securities of each series
(a)	semi-annually, not later than 15 days after each
Regular Record Date, or, in the case of any series of Registered Securities on which semiannual interest is not payable, not more than 15 days after such semi-annual dates as may be specified by the Trustee, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date or semi-annual date, as the case may be, and
(b)	at such other times as the Trustee may request in
writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;
provided, however, that if and so long as the Trustee is Security Registrar for any series of Registered Securities, no such list shall be required to be furnished with respect to any such series.
SECTION 702.	Preservation of Information; Communications to
Holders
(a)	The Trustee shall preserve, in as current a form as is
reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 701 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar.
(b)	If three or more Holders (herein referred to as
"applicants") apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such applicant has owned a Security for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders with respect to their rights under this Indenture or under the Securities and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five business days after the receipt of such application, at its election, either
(i)	afford such applicants access to the information preserved at the time by the Trustee in accordance with Section 702(a), or
(ii)	inform such applicants as to the approximate number of
Holders whose names and addresses appear in the
information preserved at the time by the Trustee in
accordance with Section 702(a), and as to the approximate
cost of mailing to such Holders the form of proxy or other
communication, if any, specified in such application.
If the Trustee shall elect not to afford such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Holder whose name and address appear in the information preserved at the time by the Trustee in accordance with
Section 702(a) a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender the Trustee shall mail to such applicants and file with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the beat interest of the Holders or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Holders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.
(c)	Every Holder of Securities, by receiving and holding
the same, agrees with the Company and the Trustee that neither the
Company nor the Trustee nor any agent of either of them shall be held accountable, by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with Section 702(b), regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 702(b).
SECTION 703.	Reports by Trustee
(a)	Within 60 days after July 1 of each year,
commencing July 1, 1998, the Trustee shall transmit by mail to all Holders of Securities a brief report dated as of such July 1, of such year with respect to any of the following events which may have occurred within the previous 12 months (but if no such event has occurred within such period no report need be transmitted):
(1)	any change to its eligibility under Section 609 and its
qualifications under Section 608;
(2)	the creation of or any material change to a
relationship specified in Section 608;
(3)	the character and amount of any advances (and if the
Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) which remain unpaid on the date of such report, and for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Securities, on any property or funds held or collected by it as Trustee, except that the Trustee shall not be required (but may elect) to report such advances if such advances so remaining unpaid aggregate not more than one-half of one percentum of the principal amount of the
Securities outstanding on the date of such report;
(4)	any change to the amount, interest rate and maturity
date of all other indebtedness owing by the Company (or by any other obligor on the Securities) to the Trustee in its individual capacity, on the date of such report, with a brief description of any property held as collateral security therefor, except an indebtedness based upon a creditor relationship arising in any manner described in Sections 613(b)(2), (3), (4) or (6);
(5)	any change to the property and funds, if any,
physically in the possession of the Trustee as such on the date of such report;
(6)	any additional issue of Securities which the Trustee
has not previously reported; and
(7)	any action taken by the Trustee in the performance
of its duties hereunder which it has not previously reported and which in its opinion materially affects the Securities, except action in respect of a default, notice of which has been or is to be withheld by the Trustee in accordance with Section 602.
(b)	The Trustee shall transmit by mail to all Holders of
Securities a brief report with respect to the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) since the date of the last report transmitted pursuant to Subsection (a) of this
Section 703 (or if no such report has yet been so transmitted, since the date of execution of this instrument) for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Securities, on property or funds held or collected by it as Trustee and which it has not previously reported pursuant to this Subsection, except that the Trustee shall not be required (but may elect) to report such advances if such advances remaining unpaid at any time aggregate 10% or less of the principal amount of the securities outstanding at such time, such report to be transmitted within 90 days after such time.
(c)	A copy of each such report shall, at the time of such
transmission to Holders, be filed by the Trustee with each United States national securities exchange upon which any Securities are listed, with the Commission and with the Company. The Company will notify the Trustee when any Securities are listed on any United States national securities exchange.
SECTION 704.	Reports
The Company and the Guarantor shall:
(1)	file with the Trustee, within 30 days after the
Guarantor is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the
Commission may from time to time by rules and regulations
prescribe) which the Guarantor may be required to file with the
Commission pursuant to Section 13 or Section 15(d) of the
Securities Exchange Act of 1934; or, if the Guarantor is not
required to file information, documents or reports pursuant to either of said Sections and one or more series of the Securities is listed on a United States national securities exchange, then it shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the
Exchange Act in respect of a security listed and registered on a
United States national securities exchange as may be prescribed from time to time in such rules and regulations;
(2)	file with the Trustee and the Commission, in
accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the
conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and
(3)	transmit by mail to all Holders of Securities within
30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs (1) and (2) of this Section 704 as may be required by rules and regulations prescribed from time to time by the Commission.
ARTICLE EIGHT

CONSOLIDATION, MERGER, CONVEYANCE, SALE OR LEASE
SECTION 801.	Company or Guarantor May Consolidate Etc., Only on
Certain Terms
Nothing contained in this Indenture or in the Securities of
any series shall prevent the Company or the Guarantor from consolidating with or merging into another corporation or corporations, or successive consolidations or mergers or conveying, transferring, leasing or otherwise disposing of its properties and assets substantially as an entirety to any person, provided that (a) the successor entity expressly assumes all of the Company's applicable obligations on the Securities or the Guarantor's applicable obligations under the Guarantee, as the case may be, and (b) immediately after giving effect to such transaction no Event of Default and no event which, after notice or lapse of time or both, would become an
Event of Default, shall have happened and be continuing.  In addition, each of the Company and the Guarantor may assign and delegate all of its rights and obligations on the Securities of any series, under this Indenture, on the Guarantee and all other documents, agreements and instruments related thereto, as applicable, to any Person that owns all of the ordinary shares of the Company or the Guarantor or to any Person that owns all of the ordinary shares of a Person that owns all of the ordinary shares of the Company or the Guarantor, and upon any such Person assuming such rights and obligations the Company or the Guarantor shall be automatically released from such obligations, provided that immediately after giving effect to such transaction no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default shall have happened and be continuing.
In the event that any such successor entity is organized
under the laws of a country located outside of a Taxing Jurisdiction and withholding or deduction is required by law for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or within such country in which the successor entity is organized or by or within any political subdivision thereof or any authority therein or thereof having power to tax, the successor entity shall pay to the relevant Holder of the Securities of such series such Additional Amounts, under the same circumstances and subject to the same limitations as are specified for in
Section 1009 hereof, but substituting for the applicable Taxing Jurisdiction in each place the name of the country under the laws of which such successor entity is organized, managed and controlled or has a place of business. In addition, such successor entity shall be entitled to effect an optional tax redemption under the same circumstances and subject to the same limitations as are set forth in Section 1108 hereof, but substituting for the applicable Taxing Jurisdiction in each place the name of the country under the laws of which such successor entity is organized, managed and controlled or has a place of business and substituting the date of such succession for the date of the relevant underwriting agreement for the Securities of such series.
SECTION 802.	Successor Corporation to be Substituted
Upon any consolidation by the Company or the Guarantor with or merger by the Company or the Guarantor into any other corporation or any conveyance, transfer, lease or other disposition of the properties and assets of the Company or the Guarantor substantially as an entirety in accordance with Section 801, the successor corporation formed by such consolidation or into which the Company or the Guarantor is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or the Guarantor under this Indenture with the same effect as if such successor corporation had been named as the Company or the Guarantor herein, and thereafter the predecessor corporation shall be relieved of all obligations and covenants under this Indenture and the Securities.
ARTICLE NINE

SUPPLEMENTAL INDENTURES
SECTION 901.	Supplemental Indentures without Consent of Holders
Without the consent of any Holders, the Company, the
Guarantor and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:
(1)	to evidence the succession of another company to
the Company or the Guarantor and the assumption by any such
successor of the covenants of the Company or the Guarantor herein and in the Securities or any Guarantee;
(2)	to add to the covenants of the Company or the
Guarantor for the benefit of the Holders of all or any series of
Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company or the Guarantor;
(3)	to add any additional Events of Default (and if such
Events of Default are to be for the benefit of less than all series of Securities, stating that such Events of Default are expressly being included solely for the benefit of such series);
(4)	to add to or change any of the provisions of this
Indenture to such extent as shall be necessary to permit or facilitate the issuance of Bearer Securities, registrable or not registrable as to principal, and with or without interest coupons, or to facilitate the issuance of Securities in uncertificated form, or to permit or facilitate the issuance of extendible Securities;
(5)	to change or eliminate any of the provisions of this
Indenture; provided that any such change or elimination shall become effective only as to the Securities of any series created by such supplemental indenture and Securities of any series
subsequently created to which such change or elimination is made applicable by the subsequent supplemental indenture creating such series;
(6)	to secure the Securities;
(7)	to establish the form and terms of the Securities of
any series as permitted by Sections 201 and 301;
(8)	to evidence and provide for the acceptance of
appointment hereunder by a successor Trustee with respect to the
Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 611(b);
(9)	to provide for any rights of the Holders of Securities
of any series to require the repurchase of Securities of such series by the Company; or
(10)	to cure any ambiguity, to correct or supplement any
provision herein which may be inconsistent with any other provision herein, to evidence the merger of the Company or the replacement of the Trustee, or to make any other provisions with respect to matters or questions arising under this Indenture; provided such action shall not materially and adversely affect the interests of the
Holders of Securities of any series.
SECTION 902.	Supplemental Indentures with Consent of Holders
With the consent of the Holders of a majority in aggregate
principal amount of the outstanding Securities of all series affected by such supplemental indenture (voting as one class), by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by or pursuant to a Board Resolution, the Guarantor and the Trustee may
enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this indenture or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,
(1)	change the Stated Maturity of the principal of, or
any installment of principal of or interest, if any, on, any Security, or reduce the principal amount thereof or the rate of interest thereon (including Additional Amounts) or any premium payable upon the redemption thereof, or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 502, or change any Place of Payment where, or the coin or currency in which, any Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated
Maturity thereof (or, in the case of redemption, on or after the
Redemption Date), or
(2)	reduce the percentage in principal amount of the
outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with
certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture, or
(3)	modify any of the provisions of this Section 902 or
Section 513, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding
Security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to "the Trustee" and concomitant changes in this Section 902, or the deletion of this proviso, in accordance with the requirements of Sections 611(b) and 901(8).
A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series. It shall not be necessary for any Act of Holders under this
Section 902 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.
SECTION 903.	Execution of Supplemental Indentures
In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.
SECTION 904.	Effect of Supplemental Indentures
Upon the execution of any supplemental indenture under
this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.
SECTION 905.	Conformity with Trust Indenture Act
Every supplemental indenture executed pursuant to this
Article shall, if so required by the Trust Indenture Act, conform to the requirements of the Trust Indenture Act as then in effect.
SECTION 906.	Reference in Securities to Supplemental Indentures
Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.
ARTICLE TEN

COVENANTS
SECTION 1001.	Payment of Principal, Premium, if any, and Interest
The Company covenants and agrees for the benefit of each
series of Securities that it will duly and punctually pay the principal of, premium, if any, and interest and Additional Amounts, if any, on the
Securities of that series in accordance with the terms of the Securities and this Indenture. An installment of principal of or interest on the Securities of a series shall be considered paid on the date it is due if the Trustee or Paying Agent holds at 11:00 a.m. New York City time on that date money deposited by the Company in immediately available funds and designated for, and sufficient to pay, the installment in full.
Neither the Company, the Guarantor, nor any agent of the
Company or the Guarantor will have any responsibility or liability for any aspect relating to payments made or to be made by the Book-Entry
Depositary to DTC in respect of the Securities of a series or the Book-
Entry Interests.  None of the Company, the Trustee, the Book-Entry
Depositary or any agent of any of the foregoing will have any responsibility or liability for any aspect relating to payments made or to be made by DTC on account of a Participant's or Indirect Participant's ownership of an interest in the Book-Entry Interests or for maintaining, supervising or reviewing any records relating to a Participant's interests in the Book-
Entry Interests.
SECTION 1002.	Maintenance of Office or Agency
The Company will maintain (i) in the Borough of
Manhattan, The City of New York, an office or agency where Securities of any series may be presented or surrendered for payment, and where notices and demands to or upon the Company in respect of the Securities of such series and this Indenture may be served and if definitive Registered
Securities have been issued, an office or agency of a Transfer Agent where Securities may be surrendered for registration of transfer or exchange, and
(ii) an office or agency of a Paying Agent where the Securities may be paid in Luxembourg so long as the Securities are listed on the Luxembourg
Stock Exchange and the rules of such exchange so require.  The Company will give prompt written notice to the Trustee of the location, and any change in the location, of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate
Trust Office of the Trustee, except that Bearer Securities of that series pursuant to Section 1001 may be presented at the place specified for the purpose pursuant to Section 301, and the Company hereby appoints the
Paying Agent as its agent to receive all such presentations, surrenders, notices and demands.
The Company may also from time to time designate one or
more other offices or agencies (in or outside of such Place of Payment)
where the Securities of one or more series and any appurtenant coupons
(subject to Section 1001) may be presented or surrendered for any or all of such purposes, and may from time to time rescind such designations;
provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for any series of Securities for such purposes.  The Company will give prompt written notice to the Trustee of any such designation and any change in the location of any such other office or agency.  The Company will at all times maintain at least one
Paying Agent which is located outside the United Kingdom for each series of Securities.
SECTION 1003.	Money for Securities Payments to Be Held in Trust
If the Company shall at any time act as its own Paying
Agent with respect to any series of Securities, it will, on or before each due date of the principal of, premium, if any, or interest, if any, on any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal, premium, if any, or interest, if any, so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.
Whenever the Company shall have one or more Paying
Agents for any series of Securities, it will, no later than 11:00 a.m., New York City time, on or prior to each due date of the principal of, premium, if any, or interest, if any, on any Securities of that series, deposit with a Paying Agent a sum in immediately available funds sufficient to pay the principal, premium, if any, or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest.
The Company will cause each Paying Agent for any series
of Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 1003, that such Paying Agent will:
(1)	hold all sums held by it for the payment of the
principal of, premium, if any, or interest, if any, on Securities of that series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;
(2)	give the Trustee notice of any default by the
Company (or any other obligor upon the Securities of that series) in the making of any payment of principal of, premium, if any, or interest, if any, on the Securities of that series; and
(3)	at any time during the continuance of any such
default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.
The Company may at any time, for the purpose of obtaining
the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by the Company or by any Paying Agent to the Trustee, the Company or
such Paying Agent, as the case may be, shall be released from all further liability with respect to such money.
Any money deposited with the Trustee or any Paying
Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest, if any, on any Security of any series and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the
Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.
SECTION 1004.	Limitation on Liens
If this covenant shall be made applicable to the Securities of a particular series as contemplated by Section 301 hereof, the Company and the Guarantor shall not, and shall not cause or permit any Significant Subsidiary to, issue, assume or guarantee any notes, bonds, debentures or other similar evidences of indebtedness, in each case for money borrowed ("Debt"), secured by a Lien upon any property or assets (other than cash)
of the Company, the Guarantor or such Significant Subsidiary, as applicable, without effectively providing that the outstanding Securities (together with, if the Guarantor so determines, any other indebtedness or obligation then existing or thereafter created ranking equally with such Securities) shall be secured equally and ratably with (or prior to) such Debt so long as such Debt shall be so secured. The foregoing restriction on
Liens will not, however, apply to:
(a)	Liens in existence on the date of original issue of
such Securities;
(b)	(i) any Lien created or arising over any property
which is acquired, constructed or created by the Company, the Guarantor or any of its Significant Subsidiaries, but only if (A) such Lien secures only principal amounts (not exceeding the cost of such acquisition, construction or creation) raised for the purposes of such acquisition, construction or creation, together with any costs, expenses, interest and fees incurred in relation thereto or a guarantee given in respect thereof, (B) such Lien is created or arises on or before 90 days after the completion of such acquisition, construction or creation and (C) such Lien is confined solely to the property so acquired, constructed or created; or (ii) any Lien to secure Debt of the Company, the Guarantor or a Significant Subsidiary incurred in connection with a specifically identifiable project where the Lien relates to and is confined to a property or properties (including, without limitation, shares or other rights of ownership in the entities which own such property or project) involved in such project and acquired by the Company, the
Guarantor or a Significant Subsidiary after the date of original issue of the Securities of any series and the recourse of the creditors in respect of such Debt is limited to any or all of such project and property (including as aforesaid);
(c)	any Lien securing amounts not more than 90 days
overdue or otherwise being contested in good faith;
(d)	(i) rights of financial institutions to offset credit
balances in connection with the operation of cash management programs established for the benefit of the Company, the Guarantor or a Significant Subsidiary or in connection with the issuance of letters of credit for the benefit of the Company, the Guarantor or a Significant Subsidiary; (ii) any Lien securing Debt of the Company, the Guarantor or a Significant
Subsidiary incurred in connection with the financing of accounts receivable;
(iii) any Lien incurred or deposits made in the ordinary course of business, including, but not limited to, (A) any mechanics', materialmens', carriers', workmens', vendors' or other like Liens and (B) any Liens securing amounts in connection with workers' compensation, unemployment insurance and other types of social security; (iv) any Lien upon specific items of inventory or other goods and proceeds of the Company, the
Guarantor or a Significant Subsidiary securing obligations of the Company, the Guarantor or  a Significant Subsidiary in respect of bankers'
acceptances issued or created for the account of such person to facilitate the purchase, shipment or storage of such inventory or other goods; (v) any Lien incurred or deposits made securing the performance of tenders, bids, leases, trade contracts (other than for borrowed money), statutory obligations, surety bonds, appeal bonds, government contracts, performance bonds, return-of-money bonds and other obligations of like nature incurred in the ordinary course of business; (vi) any Lien created by the Company, the Guarantor or a Significant Subsidiary under or in connection with or arising out of any pooling and settlement agreements or pooling and settlement arrangements of the United Kingdom electricity industry including, without limitation, the Pooling and Settlement
Agreement dated March 30, 1990, as amended, modified or supplemented from time to time, or any transactions or arrangements entered into in connection with hedging or management of risks relating to the electricity industry in the United Kingdom; (vii) any Lien constituted by a right of set off or right over a margin call account or any form of cash or cash collateral or any similar arrangement for obligations incurred in respect of the hedging or management of risks under transactions involving any currency or interest rate swap, cap or collar arrangements, forward exchange transaction, option, warrant, forward rate agreement, futures contract or other derivative instrument of any kind; (viii) any Lien arising out of title retention or like provisions in connection with the purchase of goods and equipment in the ordinary course of business; and (ix) any Lien securing reimbursement obligations under letters of credit, guaranties and other forms of credit enhancement given in connection with the purchase of goods and equipment in the ordinary course of business;
(e)	Liens in favor of the Company, the Guarantor or a
Significant Subsidiary;
(f)	(i) Liens on any property or assets acquired from a
corporation which is merged with or into the Company, the Guarantor or a Significant Subsidiary, or any Liens on the property or assets of any corporation or other entity existing at the time such corporation or other entity becomes a Subsidiary of the Guarantor and, in either such case, is not created in anticipation of any such transaction (unless such Lien is created to secure or provide for the payment of any part of the purchase price of such corporation); (ii) any Lien on any property or assets existing at the time of acquisition thereof and which is not created in anticipation of such acquisition (unless such Lien was created to secure or provide for the payment of any part of the purchase price of such property or assets); and
(iii) any Lien created or outstanding on or over any asset of any Person which becomes a Significant Subsidiary on or after the date of the issuance of such Securities when such Lien is created prior to the date on which such Person becomes a Significant Subsidiary;
(g)	(i) Liens required by any contract or statute in order
to permit the Company, the Guarantor or a Significant Subsidiary to
perform any contract or subcontract made by it with or at the request of a governmental entity or any department, agency or instrumentality thereof, or to secure partial, progress, advance or any other payments by the
Company, the Guarantor or a Significant Subsidiary to such governmental unit pursuant to the provisions of any contract or statute; (ii) any Lien securing industrial revenue, development or similar bonds issued by or for the benefit of the Company, the Guarantor or a Significant Subsidiary,
provided that such industrial revenue, development or similar bonds are nonrecourse to the Company, the Guarantor or such Significant Subsidiary;
and (iii) any Lien securing taxes or assessments or other applicable governmental charges or levies;
(h)	(i) any Lien which arises pursuant to any order of
attachment, distraint or similar legal process arising in connection with court proceedings and any Lien which secures the reimbursement obligation for any bond obtained in connection with an appeal taken in any court proceeding, so long as the execution or other enforcement of such
Lien arising pursuant to such legal process is effectively stayed and the claims secured thereby are being contested in good faith and, if appropriate, by appropriate legal proceedings, or any Lien in favor of a plaintiff or defendant in any action before a court or tribunal as security for costs and/or other expenses; or (ii) any Lien arising by operation of law or by order of a court or tribuna1 or any Lien arising by an agreement of similar effect, including, without limitation, judgment liens; or
(i)	any extension, renewal or replacement (or
successive extensions, renewals or replacements), as a whole or in part, of any Liens referred to in the foregoing clauses, for amounts not exceeding the principal amount of the Debt secured by the Lien so extended, renewed or replaced, provided that such extension, renewal or replacement Lien is limited to all or a part of the same property or assets that were covered by the Lien extended, renewed or replaced (plus improvements on such property or assets).
Notwithstanding the foregoing, the Company, the
Guarantor or a Significant Subsidiary may create or permit to subsist Liens over any property or assets, so long as the aggregate amount of Debt secured by all such Liens (excluding therefrom the amount of Debt secured by Liens set forth in clauses (a) through (i), inclusive, above) does not exceed 10% of Consolidated Net Tangible Assets.
Nothing contained in this Indenture in any way restricts or
prevents the Company or any Subsidiary from incurring any Debt.
SECTION 1005.	Limitation on Sale and Lease-Back Transactions
If this covenant shall be made applicable to the Securities of a particular series as contemplated by Section 301 hereof, each of the
Company and the Guarantor covenants and agrees that so long as any
Securities of such series remains outstanding, each will not, and the
Guarantor will not permit any Significant Subsidiary to, enter into any arrangement with any person (other than the Company, the Guarantor or a Significant Subsidiary), providing for the leasing to the Company, the Guarantor or a Significant Subsidiary of any assets which have been or are to be sold or transferred by the Company, the Guarantor or such
Significant Subsidiary to such person (a "Sale and Lease-Back
Transaction") unless; (i) such transaction involves a lease for a temporary period not to exceed three years; (ii) such transaction is between the
Company, the Guarantor or a Significant Subsidiary and an affiliate of the Guarantor; (iii) the Company or the Guarantor would be entitled to incur debt secured by a Lien on the assets or property involved in such transaction at least equal in amount to the Attributable Debt with respect to such Sale and Lease-Back Transaction, without equally and ratably securing the Securities, pursuant to the limitation on Liens described above other than pursuant to the penultimate paragraph thereof; (iv) such transaction is entered into within 90 days after the initial acquisition by the Company or the Guarantor of the assets or property subject to such transaction; (v) after giving effect thereto, the aggregate amount of all Attributable Debt with respect to all such Sale and Lease-Back
Transactions does not exceed 10% of Consolidated Net Tangible Assets;
or (vi) the Company, the Guarantor or a Significant Subsidiary within the twelve months preceding the sale or transfer or the twelve months following the sale or transfer, regardless of whether such sale or transfer may have been made by the Company, the Guarantor or such Significant Subsidiary, applies in the case of a sale or transfer for cash, an amount equal to the net proceeds thereof and, in the case of a sale or transfer otherwise than for cash, an amount equal to the fair value of the assets so leased at the time of entering into such arrangement (as determined by the Board of Directors of the Company, the Guarantor or such Significant Subsidiary), (a) to the retirement of debt, incurred or assumed by the
Company, the Guarantor or a Significant Subsidiary, which by its terms matures at, or is extendible or renewable at the option of the obligor to, a date more than twelve months after the date of incurring, assuming or guaranteeing such debt or (b) to investment in any assets of the Company, the Guarantor or any Significant Subsidiary.
SECTION 1006.	Statement by Officers as to Default
The Guarantor will deliver to the Trustee within 120 days
after the end of each fiscal year of the Guarantor a certificate from the principal executive, financial or accounting officer of the Guarantor, stating that in the course of the performance by such signer of his duties as an officer of the Guarantor he would normally have knowledge of any default by the Company or the Guarantor in the performance and observance of any of the covenants contained in Sections 1001 to 1008, stating whether or not he has knowledge of any such default without regard to any period of grace or requirement of notice and, if so, specifying each such default of which such signer has knowledge and the nature thereof.
SECTION 1007.	Waiver of Certain Covenants
The Company or the Guarantor may omit in any particular
instance to comply with any term, provision or condition set forth in this Indenture with respect to the Securities of any series if before the time for such compliance the Holders of at least a majority in aggregate principal amount of the Outstanding Securities of such series shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, provided that no such waiver shall without the consent of each Holder (a) change the Stated
Maturity upon which the principal of or the interest on the Securities is due and payable, (b) reduce the principal amount thereof or the rate of interest thereon, (c) change any obligation of the Company to pay Additional
Amounts, (d) change any Place of Payment or the currency in which, the Securities or any premium or the interest thereon is payable, (e) impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date) or (f) reduce the percentage in principal amount of the outstanding Securities of any series, the consent of whose Holders is required for any waiver of compliance with certain provisions of the
Indenture or certain defaults hereunder and their consequences provided for in the Indenture.  The Securities owned by the Company, the Guarantor or any of its Affiliates shall be deemed not to be outstanding for, among other purposes, consenting to any such waiver.
SECTION 1008.	Further Assurances
The Company, the Guarantor and the Trustee shall execute
and deliver all such other documents, instruments and agreements and do all such other acts and things as may be reasonably required to enable the Trustee to exercise and enforce its rights under this Indenture and under the documents, instruments and agreements required under this Indenture and to carry out the intent of this Indenture.
SECTION 1009.	Payment of Additional Amounts
Unless the Securities of a particular series otherwise
provide, all payments of principal and interest (including payments of discount and premium, if any) with respect to the Securities of a particular series shall be made free and clear of, and without withholding or deduction for or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or within a Taxing Jurisdiction or by or within any political subdivision thereof or any authority therein or thereof having power to tax ("Gross-Up Taxes"), unless such withholding or deduction is required by law. In the event of any such withholding or deductions, the Company or the Guarantor, as the case may be, shall pay to the Holder of such securities such additional amounts ("Additional
Amounts") as will result in the payment to such Holder of the amount that would otherwise have been due to such Holder in the absence of such withholding or deduction, except that no such Additional Amounts shall be payable:
(a)	to, or to a Person on behalf of, a Holder who is
liable for such Gross-Up Taxes with respect to the Securities or any
Guarantee, by reason of such Holder having some connection with the relevant Taxing Jurisdiction (including being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, or being physically present in, such Taxing Jurisdiction) other than the mere holding of a Security or the receipt of principal and interest (including payments of discount and premium, if any) in respect thereof or in respect of the Guarantee; or
(b)	to, or to a Person on behalf of, a Holder who
presents a Security (where presentation is required) for payment more than
30 days after the Relevant Date except to the extent that such Holder would have been entitled to such Additional Amounts on presenting such
Security for payment on the last day of such period of 30 days;
(c)	to, or to a Person on behalf of, a Holder who
presents a Security (where presentation is required) in a Taxing
Jurisdiction;
(d)	to, or to a Person on behalf of, a Holder who would
not be liable or subject to the withholding or deduction by making a declaration of non-residence or similar claim for exemption to the relevant tax authority; or
(e)	to, or to a Person on behalf of, a Holder of a
Registered Security that is not a Global Security issued pursuant to the request of owners representing a majority in Outstanding principal amount of such Securities following and during the continuance of an Event of
Default if such Holder (or any predecessor Holder) was one of such owners requesting that such Registered Securities be so issued.
Such Additional Amounts will also not be payable where,
had the beneficial owner of the Security (or any interest therein) been the Holder of the Security, he would not have been entitled to payment of Additional Amounts by reason of any one or more of clauses (a) through
(e) above. If the Company or the Guarantor, as applicable, shall determine that Additional Amounts will not be payable because of the immediately preceding sentence, the Company or the Guarantor, as applicable, will inform such Holder promptly after making such determination setting forth the reason(s) therefor.
Reference to principal, interest, discount or premium in
respect of the Securities (or any payments pursuant to any Guarantee) shall be deemed also to refer to any Additional Amounts which may be payable as set forth in this Indenture or in the Securities.
At least 10 Business Days prior to the first Interest Payment
Date (and at least 10 Business Days prior to each succeeding Interest
Payment Date if there has been any change with respect to the matters set forth in the below-mentioned Officers' Certificate) the Company will furnish to the Trustee and any Paying Agent an Officers' Certificate instructing the Trustee and any Paying Agent whether payments of principal of or interest on the Securities due on such Interest Payment Date shall be without deduction or withholding for or on account of any Gross-
Up Taxes. If any such deduction or withholding shall be required, prior to such Interest Payment Date the Company will furnish the Trustee and any
Paying Agent with an Officers' Certificate which specifies the amount, if any, required to be withheld on such payment to Holders and certifies that the Company shall pay such withholding or deduction.  The Company covenants to indemnify the Trustee for, and to hold the Trustee harmless against, any loss, liability or expense reasonably incurred without negligence, willful misconduct or bad faith on their part, arising out of or in connection with actions taken or omitted by the Trustee in reliance on any Officers' Certificate furnished pursuant to this paragraph. Any Officers' Certificate required by this Section 1009 to be provided to the Trustee and any Paying Agent shall be deemed to be duly provided if telecopied to the Trustee and such Paying Agent.
The Company shall furnish to the Trustee the official
receipts (or a certified copy of the official receipts) evidencing payment of Gross-Up Taxes. Copies of such receipts shall be made available to the
Holders of the Securities upon request.
SECTION 1010.	Copies Available to Holders
Copies of this Indenture shall be available for inspection by the Holders on a Business Day during normal business hours at the principal office of the Company and at the Corporate Trust Office. In addition, if the Securities of any series are listed on the London Stock Exchange, the Luxembourg Stock Exchange or any other stock exchange located outside the United States and such stock exchange shall so require, copies of this Indenture, the Deposit Agreement, the Letter of Representations, the memorandum and articles of association of the Company and the most recent publicly available annual report of the Guarantor shall be made available for inspection by the Holders of such Securities on a Business Day during normal business hours at the offices of the paying agents and at the office of the listing agent required to be maintained by such exchange for so long as the Securities of such series are outstanding and are listed on such stock exchange.
ARTICLE ELEVEN

REDEMPTION OF SECURITIES
SECTION 1101.	Applicability of Article
Securities of any series which are redeemable before their
Stated Maturity shall be redeemable in accordance with their terms and
(except as otherwise specified in or contemplated by Section 301 for
Securities of any series) in accordance with this Article Eleven.
SECTION 1102.	Election to Redeem; Notice to Trustee
The election of the Company to redeem any Securities shall
be authorized by a Board of Directors resolution and evidenced by an
Officers' Certificate. In case of any redemption at the election of the Company of less than all the Securities of any series, the Company shall, at least 45 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities of such series to be redeemed. In the case of any redemption of Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, or pursuant to an election by the Company which is subject to a condition specified in the terms of such Securities or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officers' Certificate evidencing compliance with such restriction or condition.
SECTION 1103.	Selection by Trustee of Securities to Be Redeemed
If less than all the Securities of any series are to be
redeemed, the particular securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions equal to the minimum authorized denomination for Securities of that series (or any integral multiple thereof) of the principal amount of Securities of such series of a denomination larger than the minimum authorized denomination for Securities of that series.
Securities shall be excluded from eligibility for selection for redemption if they are identified by certificate number in a written statement signed by an authorized officer of the Company and delivered to the Security Registrar at least 30 days prior to the Redemption Date as being owned of record and beneficially by, and not pledged or hypothecated by either (a) the Company or (b) an entity specifically identified in such written statement which is an Affiliate of the Company.
The Trustee shall promptly notify the Company in writing of
the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.
For all purposes of this Indenture, unless the context
otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.
SECTION 1104.	Notice of Redemption
Notice of redemption shall be given not less than 30 days
nor more than 60 days prior to the Redemption Date to each Holder of
Securities to be redeemed.
All notices of redemption shall state:
(1)	the Redemption Date,
(2)	the Redemption Price,
(3)	if less than all the Outstanding Securities of any
series are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular
Securities to be redeemed,
(4)	that on the Redemption Date the Redemption Price
will become due and payable upon each such Security to be
redeemed and, if applicable, that interest thereon will cease to accrue on and after said date,
(5)	the place or places where such Securities are to be
surrendered for payment of the Redemption Price, and
(6)	that the redemption is for a sinking fund, if such is
the case.
Notice of redemption of Securities to be redeemed at the
election of the Company shall be given by the Company or, at the
Company's request, by the Trustee in the name and at the expense of the
Company.
SECTION 1105.	Deposit of Redemption Price
On or prior to any Redemption Date, the Company shall
deposit with the Trustee or with a Principal Paying Agent (or, if the
Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the
Redemption Price of, and (except if the Redemption Date shall be an
Interest Payment Date) accrued interest on, all the Securities which are to be redeemed on that date (to the extent that such amounts are not already on deposit at such time in accordance with the provisions of Sections 401,
403 or 1007).
SECTION 1106.	Securities Payable on Redemption Date
Notice of redemption having been given as aforesaid, the
Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the
Redemption Price and accrued and unpaid interest) such Securities shall cease to bear interest.  Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued and unpaid interest to the Redemption Date; provided, however, that installments of interest whose
Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, and in the case of Registered Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307.
If any Security called for redemption shall not be so paid
upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.
SECTION 1107.	Securities Redeemed in Part
Any Security (including any Global Security) which is to be
redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee upon written direction shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the security so surrendered; provided, that if a Global Security is so surrendered, the new Global Security shall be in a denomination equal to the unredeemed portion of the principal of the
Global Security so surrendered.
SECTION 1108.	Optional Redemption in the Event of Change in Taxing
Jurisdiction Tax Treatment
The Securities of any series may be redeemed at the election of the Company, as a whole, but not in part, by the giving of notice as provided in Section 1104, at a price equal to the outstanding principal amount thereof, together with Additional Amounts, if any, and accrued interest, if any, to the Redemption Date, if (a) the Company or the Guarantor satisfies the Trustee that it has or will become obligated to pay Additional Amounts on the Securities of such series, as a result of either
(x) any change in, or amendment to, the laws or regulations of a Taxing Jurisdiction, or any change in the application or interpretation of such laws or regulations, which change or amendment becomes effective on or after the date of the relevant underwriting agreement for the Securities of such series, or (y) (i) the issuance of definitive Registered Securities as the result of DTC having notified the Company and the Book-Entry Depositary that it is unable or unwilling to continue to hold the Book-Entry Interests or at any time ceases to be a "clearing agency" registered as such under the Exchange Act and, in either case, a successor is not appointed by the Company within 120 days, (ii) the Book-Entry Depositary notifies the Company that it is unwilling or unable to continue as Book-Entry
Depositary with respect to the Global Securities of such series and a successor Book-Entry Depositary is not appointed within 120 days or (iii) there has occurred and is continuing an Event of Default with respect to the Securities of such series and the Holder, in such circumstances, has requested in writing a definitive Registered Security, and (b) such obligation cannot be avoided by the Company or the Guarantor taking reasonable measures available to it; provided, however, that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Company or the Guarantor would be obligated to pay such Additional Amounts were a payment in respect of the Securities then due.
Prior to the publication of any notice of redemption of such Securities pursuant to this Indenture, the Company or the Guarantor will deliver to the Trustee an Officers' Certificate stating that the obligation to pay such Additional Amounts cannot be avoided by the Company or the Guarantor taking reasonable measures available to it, and the Trustee shall accept such certificate as sufficient evidence of the condition precedent set forth in clause (b) above, and such certificate shall be conclusive and binding on the Holders of the Securities of such series.
ARTICLE TWELVE

SINKING FUNDS
SECTION 1201.	Applicability of Article
The provisions of this Article shall be applicable to any
sinking fund for the retirement of Securities of a series except as otherwise specified as contemplated by Section 301 for Securities of such series.
The minimum amount of any sinking fund payment provided
for by the terms of Securities of any series is herein referred to as a "mandatory sinking fund payment", and any payment in excess of such minimum amount provided for by the terms of Securities of any series is herein referred to as an "optional sinking fund payment". If provided for by the terms of Securities of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 1202.
Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of Securities of such series.
SECTION 1202.	Satisfaction of Sinking Fund Payments with Securities
In lieu of making all or any part of any mandatory sinking
fund payment with respect to any series of Securities in cash, the Company may at its option (a) deliver to the Trustee Securities of such series theretofore purchased or otherwise acquired (except upon redemption pursuant to the mandatory sinking fund) by the Company or receive credit for Securities of such series (not previously so credited) theretofore purchased or otherwise acquired (except as aforesaid) by the Company and delivered to the Trustee for cancellation pursuant to Section 310, (b) receive credit for optional sinking fund payments (not previously so credited) made pursuant to this Section 1202, or (c) receive credit for Securities of such series (not previously so credited) redeemed by the Company through any optional redemption provision contained in the terms of such series. Securities so delivered or credited shall be received or credited by the Trustee at the sinking fund Redemption Price specified in such Securities.
SECTION 1203.	Redemption of Securities for Sinking Fund
Not less than 30 days prior to each sinking fund payment date for any series of Securities, the Company will deliver to the Trustee an Officers' Certificate specifying (a) the amount of the next ensuing sinking fund payment for that series pursuant to the terms of that series, (b) whether or not the Company intends to exercise its right, if any, to make an optional sinking fund payment with respect to such series on the next ensuing sinking fund payment date and, if so, the amount of such optional sinking fund payment, and (c) the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities of that series pursuant to
Section 1202, and will also deliver to the Trustee any Securities to be so delivered. Such written statement shall be irrevocable and upon its receipt by the Trustee the Company shall become unconditionally obligated to make all the cash payments or payments therein referred to, if any, on or before the next succeeding sinking fund payment date. Failure of the Company, on or before any such 30th day, to deliver such written statement and Securities specified in this paragraph, if any, shall not constitute a default but shall constitute, on and as of such date, the irrevocable election of the Company (i) that the mandatory sinking fund payment for such series due on the next succeeding sinking fund payment date shall be paid entirely in cash without the option to deliver or credit Securities of such series in respect therefor and (ii) that the Company will make no optional sinking fund payment with respect to such series as provided in this Section 1203.
Not less than 30 days before each such sinking fund payment date the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 1103 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 1104.
Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 1105, 1106 and 1107.
The Trustee shall not redeem or cause to be redeemed any Security of a series with sinking fund moneys or mail any notice of redemption of Securities of such series by operation of the sinking fund during the continuance of a default in payment of interest with respect to Securities of that series or an Event of Default with respect to the Securities of that series except that, where the mailing of notice of redemption of any Securities shall theretofore have been made, the Trustee shall redeem or cause to be redeemed such Securities, provided that it shall have received from the Company a sum sufficient for such redemption.
Except as aforesaid, any moneys in the sinking fund for such series at the time when any such default or Event of Default, shall occur, and any moneys thereafter paid into the sinking fund, shall, during the continuance of such default or Event of Default, be deemed to have been collected under Article Five and held for the payment of all such Securities. In case such Event of Default shall have been waived as provided in Section 513 or the default or Event of Default cured on or before the 30th day preceding the sinking fund payment date, such moneys shall thereafter be applied on the next succeeding sinking fund payment date in accordance with this
Section 1203 to the redemption of such Securities.
ARTICLE THIRTEEN

MEETINGS OF HOLDERS OF SECURITIES
SECTION 1301.	Purposes of Meetings
A meeting of the Holders may be called at any time from
time to time pursuant to this Article Thirteen for any of the following purposes.
(1)	to give any notice to the Company or to the Trustee,
or to consent to the waiving of any Default hereunder and its consequence, or to take any other action authorized to be taken by
Holders pursuant to Article Nine hereof;
(2)	to remove the Trustee and appoint a successor
trustee pursuant to Article Six hereof;
(3)	to consent to the execution of an indenture
supplemental hereto pursuant to Section 902 hereof.
SECTION 1302.	Place of Meetings
(a)	The Trustee may at any time (upon not less than 21
days' notice) call a meeting of Holders to be held at such time and at such place in the location determined by the Trustee pursuant to Section 1302 hereof. Notice of every meeting of Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be mailed to each Holder and published in the manner contemplated by Section 106 hereof.
(b)	In case at any time the Company, pursuant to a
Board Resolution, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding, shall have requested the Trustee to call a meeting of the Holders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have made the first giving of the notice of such meeting within 20 days after receipt of such request, then the Company or the
Holders in the amount above specified may determine the time (not less than 21 days after notice is given) and the place in the location determined by the Company or the Holders pursuant to this Section 1302 for such meeting and may call such meeting to take any action authorized in Section 1301 hereof by giving notice thereof as provided in Section 1302(a) hereof.
SECTION 1303.	Voting at Meetings
To be entitled to vote at any meeting of Holders, a Person
shall be (i) a Holder or (ii) a Person appointed by an instrument in writing as proxy for a Holder or Holders by such Holder or Holders. The only
Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons so entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel, any representatives of the Company and its counsel.
SECTION 1304.	Voting Rights, Conduct and Adjournment
(a)	Notwithstanding any other provisions of this
Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders in regard to proof of the holding of Securities of a series and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate.  Except as otherwise permitted or required by any such regulations, the holding of Securities of a series shall be proved in the manner specified in Article Two hereof and the appointment of any proxy shall be proved in such manner as is deemed appropriate by the Trustee or by having the signature of the person executing the proxy witnessed or guaranteed by any bank, banker or trust company customarily authorized to certify to the holding of a security such as a Global Note.
(b)	At any meeting of Holders, the representative of
Persons holding or representing Securities of a series in an aggregate principal amount sufficient under the appropriate provision of this
Indenture to take action upon the business for the transaction of which such meeting was called shall constitute a quorum. Except as otherwise provided with respect to any required aggregate principal amount of
Securities of a series required for the taking of any action pursuant to Article Nine hereof, in no event shall less than 75% of the votes given by Persons holding or representing Securities of such series at any meeting of Holders be sufficient to approve an action. Any meetings of Holders duly called pursuant to Section 1303 hereof may be adjourned from time to time by vote of the Holders (or proxies for the Holders) of a majority of the Securities of a series represented at the meeting and entitled to vote, whether or not a quorum shall be present; and the meeting may be held as so adjourned without further notice.  No action at a meeting of Holders shall be effective unless approved by Persons holding or representing Securities of a series in the aggregate principal amount required by the provision of this Indenture pursuant to which such action is being taken.
(c)	At any meeting of Holders, each Holder or proxy
shall be entitled to one vote for each $1,000 principal amount of outstanding Securities of a series held or represented.
SECTION 1305.	Revocation of Consent by Holders
At any time prior to (but not after) the evidencing the Trustee of the taking of any action at a meeting of Holders by the Holders of the percentage in aggregate principal amount of the Securities specified in this Indenture in connection with such action, any Holder of a Security the serial number of which is included in the Securities the Holders of which have consented to such action may, by filing written notice with the Trustee at its principal Corporate Trust Office and upon proof of holding as provided herein, revoke such consent so far as concerns such Securities. Except as aforesaid any such consent given by the Holder of any Securities shall be conclusive and binding upon such Holder and upon all future
Holders and owners of such Securities and of any Securities issued in exchange therefore, in lieu thereof or upon transfer thereof, irrespective of whether or not any notation in regard thereto is made upon such Securities. Any action taken by the Holders of the percentage in aggregate principal amount of the Holders specified in this Indenture in connection with such action shall be conclusively binding upon the Company, the Trustee and the Holders of all the Securities.
ARTICLE FOURTEEN

GUARANTEE OF SECURITIES
SECTION 1401.	Applicability of Article; Unconditional Guarantee
		If, pursuant to Section 301, provision is made for the Guarantee of the Securities of any series by the Guarantor, then the provisions of this Article Fourteen, with such modifications thereto as may be specified pursuant to Section 301 with respect to any Securities, shall apply to such Securities. The Guarantor hereby fully and unconditionally guarantees to each Holder of a Security of each series authenticated and delivered by the Trustee the due and punctual payment of the principal of (including any amount due in respect of original issue discount), premium, if any, and interest in respect of such Security (and any Additional Amounts payable in respect thereof), and the due and punctual payment of any sinking fund payments provided for pursuant to terms of such Security, when and as the same shall become due and payable, whether at the Stated Maturity, by declaration of acceleration, call for redemption or otherwise, in accordance with the terms of such Security and of this Indenture, regardless of any defense, right of set-off or counterclaim that the Guarantor may have or assert, except the defense of payment. The Guarantor's obligation to make a payment under this Article Fourteen may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Company to pay such amounts to the Holders.

		To the extent permitted under applicable law, if any Holder or the Trustee is required by a final non-appealable judgment of any court or otherwise to return to either the Company or the Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or the Guarantor, any amount paid by either the Company or the Guarantor to such Holder or the Trustee, any Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. To the extent permitted under applicable law, the Guarantor further agrees that, as between the Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Five for the purpose of any Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article Five, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purpose of any Guarantee.

		No past, present or future stockholder, officer, director, employee or incorporator of the Guarantor shall have any personal liability under the Guarantee set forth in this Section 1401 by reason of his or its status as such stockholder, officer, director, employee or incorporator.

		The Guarantee set forth in this Section 1401 shall not be valid or become obligatory for any purpose with respect to a Security until the certificate of authentication on such Security shall have been authenticated by or on behalf of the Trustee by manual signature.

SECTION 1402.	Waiver of Notice and Demand
		The Guarantor hereby waives notice of acceptance of this guarantee and of any liability to which it applies or may apply, presentment, demand for payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, the Trustee or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

SECTION 1403.	Guarantor Obligations Not Affected
		The obligations, covenants, agreements and duties of the Guarantor under this Article Fourteen shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

(a)	the release or waiver, by operation of law or
otherwise, of the performance or observance by the Company of any express or implied agreement, covenant, term or condition relating to the Securities to be performed or observed by the Company;
(b)	the extension of time for the payment by the
Company of all or any portion of the interest on the Securities, the Redemption Price of any other sums payable under the terms of the
Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Securities;
(c)	any failure, omission, delay or lack of diligence on
the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Securities, or any action on the part of the Company granting indulgence or extension of any kind;
(d)	the voluntary or involuntary liquidation, dissolution,
receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Company or any of the assets of the Company;
		(e) any invalidity of, or defect or deficiency in, the Securities;

		(f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

		(g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor (other than payment of the underlying obligation), it being the intent of this Article Fourteen that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

There shall be no obligation of the Holders to give notice to, or obtain the consent of, the Guarantor with respect to the happening of any of the foregoing.

SECTION 1404.	Execution of Guarantee
		To evidence its guarantee to the Holders specified in
Section 1401, the Guarantor hereby agrees to execute the notation of the Guarantee in substantially the form set forth in Section 204 to be endorsed on each Security authenticated and delivered by the Trustee. The
Guarantor hereby agrees that its Guarantee set forth in Section 1401 shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Guarantee. Each such notation of the Guarantee shall be signed on behalf of the Guarantor, by a director or officer, prior to the authentication of the Security on which it is endorsed, and the delivery of such Security by the Trustee, after the due authentication thereof by the Trustee hereunder, shall constitute due delivery of the Guarantee on behalf of the Guarantor. Such signature upon the notation of the Guarantee may be a manual or facsimile signature of any present, past or future such director or officer and may be imprinted or otherwise reproduced below the notation of the Guarantee, and in case any such director or officer who shall have signed the notation of the Guarantee shall cease to be such director or officer before the Security on which such notation is endorsed shall have been authenticated and delivered by the Trustee or disposed of by the Company, such Security nevertheless may be authenticated and delivered or disposed of as though the person who signed the notation of the Guarantee had not ceased to be such director or officer of the Guarantor.

SECTION 1405.	Subrogation
		The Guarantor shall be subrogated to all rights (if any) of the Holders against the Company in respect of any amounts paid to the Holders by the Guarantor under this Article Fourteen with respect to any series of Securities; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any rights which it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Article Fourteen with respect to a series of Securities if, at any time of such payment, any amounts are due and unpaid under such series of Securities. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

SECTION 1406.	Independent Obligations
		The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Company with respect to the Securities and that the Guarantor shall be liable as principal and as debtor hereunder to make payments pursuant to the terms of the Securities notwithstanding the occurrence of any event referred to in subsections (a) through (g), inclusive, of Section 1403 hereof.

ARTICLE FIFTEEN

MISCELLANEOUS
SECTION 1501.	Consent to Jurisdiction; Appointment of Agent to
Accept Service of Process
(a)	Each of the Company and the Guarantor irrevocably
consents and agrees, for the benefit of the Holders from time to time of the Securities and the Trustee, that any civil legal action, suit or proceeding against it with respect to its obligations, liabilities or any other matter arising out of or in connection with this Indenture, the Securities or any Guarantee may be brought in the Supreme Court of New York, New York
County or the United States District Court for the Southern District of
New York and any appellate court from either thereof and, until amounts due and to become due in respect of the Securities or any Guarantee have been paid, hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any legal action, suit or proceeding for itself and in respect of its properties, assets and revenues and agrees to file such consents with such authorities as may be required to irrevocably evidence such agreement.
(b)	Each of the Company and the Guarantor has
irrevocably designated, appointed, and empowered CT Corporation
System, acting through its office at 1633 Broadway, New York, New York
10019, as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and its properties, assets and revenues, service of any and all legal process, summons, notices and documents which may be served in any legal action, suit or proceeding brought against the Company or the Guarantor in any United States or state court. If for any reason such designee, appointee and agent hereunder shall cease to be available to act as such, each of the Company and the Guarantor agrees to designate a new designee, appointee and agent in the Borough of Manhattan, The City of New York on the terms and for the purposes of this Section 1501 satisfactory to the Trustee. Each of the Company and the Guarantor further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents in any legal action, suit or proceeding against the Company or the Guarantor by serving a copy thereof upon the relevant agent for service of process referred to in this Section 1501 (whether or not the appointment of such agent shall for any reason prove to be ineffective or such agent shall accept or acknowledge such service) or by mailing copies thereof by registered or certified air mail, postage prepaid, to each of the Company or the Guarantor at its address specified in or designated pursuant to this Indenture. Each of the Company and the Guarantor agrees that the failure of any such designee, appointee and agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon.
Nothing herein shall in any way be deemed to limit the ability of the holders of the Securities and the Trustee, to serve any such legal process, summons, notices and documents in any other manner permitted by applicable law or to obtain jurisdiction over the Company or the Guarantor or bring legal actions, suits or proceedings against the Company or the Guarantor in such other jurisdictions, and in such manner, as may be permitted by applicable law. Each of the Company and the Guarantor irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Indenture brought in the Supreme Court of New
York, New York County or the United States District Court for the
Southern District of New York and any appellate court from either thereof and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.
		(c) To the extent that the Company or the Guarantor may in any jurisdiction claim for itself or its assets immunity (to the extent such immunity may now or hereafter exist, whether on the grounds of sovereign immunity or otherwise) from suit, execution, attachment (whether in aid of execution, before judgment or otherwise) or other legal process (whether through service or notice or otherwise), and to the extent that in any such jurisdiction there may be attributed to itself or its assets such immunity (whether or not claimed), the Company and the Guarantor irrevocably agrees with respect to any matter arising under the Indenture for the benefit of the Holders from time to time of the Securities, not to claim, and irrevocably waives, such immunity to the full extent permitted by the laws of such jurisdiction.

(d)  If for the purpose of obtaining a judgment or order in
any court it is necessary to convert a sum due hereunder to the holder of any Security from U.S. dollars into another currency, each of the Company and the Guarantor has agreed, and each holder by holding such Security will be deemed to have agreed, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures such Holder could purchase
U.S. dollars with such other currency in The City of New York on the Business Day preceding the day on which final judgment is given.
(e)  The obligation of the Company and the Guarantor in
respect of any sum payable by it to the holder of a Security shall, notwithstanding any judgment or order in a currency (the "judgment currency") other than U.S. dollars, be discharged only to the extent that on the Business Day following receipt by the Holder of such security of any sum, adjudged to be so due in the judgment currency, the Holder of such Security may in accordance with normal banking procedures purchase U.S. dollars with the judgment currency; if the amount of U.S. dollars so purchased is less than the sum originally due to the holder of such Security in the judgment currency (determined in the manner set forth in the preceding paragraph), each of the Company and the Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Holder of such Security against such loss, and if the amount of the U.S. dollars so purchased exceeds the sum originally due to the Holder of such Security, such Holder agrees to remit to the Company or the Guarantor such excess, provided that such Holder shall have no obligation to remit any such excess as long as the Company or the Guarantor shall have failed to pay such Holder any obligations due and payable under such Security, in which case such excess may be applied to such obligations of the Company or the Guarantor under such Security in accordance with the terms thereof. The foregoing indemnity shall constitute a separate and independent obligation of the Company and the Guarantor and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid.
SECTION 1502.	Counterparts
This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed by their respective officers, directors or signatories duly authorized thereto, all as of the day and year first above written.
					YORKSHIRE POWER FINANCE
LIMITED


	By:_________________________________
					     Authorized Signatory

YORKSHIRE POWER GROUP
LIMITED
By:___________________________
______
					     Authorized Signatory

THE BANK OF NEW YORK, as
Trustee, Principal Paying Agent,
Security Registrar and Transfer
Agent

By:___________________________
____
     Title:


BANQUE GENERALE DU
LUXEMBOURG S.A., as Paying
Agent and Transfer Agent


	By:________________________________
					     Title:

TABLE OF CONTENTS?
PAGE
RECITALS OF THE COMPANY	1
ARTICLE ONE DEFINITIONS AND OTHER PROVISIONS OF
GENERAL APPLICATION	1
SECTION 101.	Definitions	1
SECTION 102.	Compliance Certificates and Opinions	9
SECTION 103.	Form of Documents Delivered to Trustee	10
SECTION 104.	Acts of Holders	10
SECTION 105.	Notices, Etc., to Trustee and Company	13
SECTION 106.	Notice to Holders; Waiver	13
SECTION 107.	Conflict with Trust Indenture Act	14
SECTION 108.	Effect of Headings and Table of Contents	14
SECTION 109.	Successors and Assigns	15
SECTION 110.	Separability Clause	15
SECTION 111.	Benefits of Indenture	15
SECTION 112.	Governing Law	15
SECTION 113.	Legal Holidays	15
ARTICLE TWO SECURITY FORMS	15
SECTION 201.	Forms Generally	15
SECTION 202.	Form of Trustee's Certificate of Authentication	16
SECTION 203.	Form of Trustee's Certificate of Authentication
by an Authenticating Agent	16
SECTION 204.	Form of Guarantee	17
ARTICLE THREE THE SECURITIES	18
SECTION 301.	Amount Unlimited; Issuable in Series	18
SECTION 302.	Denominations	20
SECTION 303.	Execution, Authentication, Delivery and Dating	20
SECTION 304.	Transfer Agent and Paying Agent	21
SECTION 305.	Temporary Securities	22
SECTION 306.	Registration, Registration of Transfer and
Exchange	23
SECTION 307.	Mutilated, Destroyed, Lost and Stolen
Securities	24
SECTION 308.	Payment of Interest; Interest Rights Reserved	25
SECTION 309.	Persons Deemed Owners	27
SECTION 310.	Cancellation	27
SECTION 311.	Computation of Interest	27
SECTION 312.	Global Securities	28
ARTICLE FOUR SATISFACTION AND DISCHARGE	28
SECTION 401.	Satisfaction and Discharge of Indenture	28
SECTION 402.	Application of Trust Money	30
SECTION 403.	Satisfaction, Discharge and Defeasance of
Securities of any Series	30
ARTICLE FIVE REMEDIES	32
SECTION 501.	Events of Default	32
SECTION 502.	Acceleration of Maturity; Rescission and
Annulment	33
SECTION 503.	Collection of Indebtedness and Suits for
Enforcement by Trustee	34
SECTION 504.	Trustee May File Proofs of Claim	35
SECTION 505.	Trustee May Enforce Claims Without
Possession of Securities	35
SECTION 506.	Application of Money Collected	35
SECTION 507.	Limitation on Suits	36
SECTION 508.	Unconditional Right of Holders to Receive
Principal, Premium and Interest	37
SECTION 509.	Restoration of Rights and Remedies	37
SECTION 510.	Rights and Remedies Cumulative	37
SECTION 511.	Delay or Omission Not Waiver	38
SECTION 512.	Control by Holders	38
SECTION 513.	Waiver of Past Defaults	38
SECTION 514.	Undertaking for Costs	38
ARTICLE SIX THE TRUSTEE	39
SECTION 601.	Certain Duties and Responsibilities	39
SECTION 602.	Notice of Defaults	40
SECTION 603.	Certain Rights of Trustee	40
SECTION 604.	Not Responsible for Recitals or Issuance of
Securities	41
SECTION 605.	May Hold Securities	41
SECTION 606.	Money Held in Trust	42
SECTION 607.	Compensation and Reimbursement	42
SECTION 608.	Disqualification; Conflicting Interests	42
SECTION 609.	Corporate Trustee Required; Eligibility	42
SECTION 610.	Resignation and Removal; Appointment of
Successor Trustee	43
SECTION 611.	Acceptance of Appointment by Successor	44
SECTION 612.	Merger, Conversion, Consolidation or
Succession to Business	45
SECTION 613.	Preferential Collecting of Claims Against
Company	45
SECTION 614.	Authenticating Agents	49
ARTICLE SEVEN HOLDERS' LISTS AND REPORTS BY TRUSTEE
AND COMPANY	50
SECTION 701.	Company to Furnish Trustee Names and
Addresses of Holders	50
SECTION 702.	Preservation of Information; Communications
to Holders	51
SECTION 703.	Reports by Trustee	52
SECTION 704.	Reports	53
ARTICLE EIGHT CONSOLIDATION, MERGER, CONVEYANCE,
SALE OR LEASE	54
SECTION 801.	Company or Guarantor May Consolidate Etc.,
Only on Certain Terms	54
SECTION 802.	Successor Corporation to be Substituted	55
ARTICLE NINE SUPPLEMENTAL INDENTURES	55
SECTION 901.	Supplemental Indentures without Consent of
Holders	55
SECTION 902.	Supplemental Indentures with Consent of
Holders	56
SECTION 903.	Execution of Supplemental Indentures	57
SECTION 904.	Effect of Supplemental Indentures	57
SECTION 905.	Conformity with Trust Indenture Act	57
SECTION 906.	Reference in Securities to Supplemental
Indentures	58
ARTICLE TEN COVENANTS	58
SECTION 1001.	Payment of Principal, Premium, if any, and
Interest	58
SECTION 1002.	Maintenance of Office or Agency	58
SECTION 1003.	Money for Securities Payments to Be Held in
Trust	59
SECTION 1004.	Limitation on Liens	60
SECTION 1005.	Limitation on Sale and Lease-Back
Transactions	63
SECTION 1006.	Statement by Officers as to Default	63
SECTION 1007.	Waiver of Certain Covenants	63
SECTION 1008.	Further Assurances	64
SECTION 1009.	Payment of Additional Amounts	64
SECTION 1010.	Copies Available to Holders	66
ARTICLE ELEVEN REDEMPTION OF SECURITIES	66
SECTION 1101.	Applicability of Article	66
SECTION 1102.	Election to Redeem; Notice to Trustee	66
SECTION 1103.	Selection by Trustee of Securities to Be
Redeemed	66
SECTION 1104.	Notice of Redemption	67
SECTION 1105.	Deposit of Redemption Price	68
SECTION 1106.	Securities Payable on Redemption Date	68
SECTION 1107.	Securities Redeemed in Part	68
SECTION 1108.	Optional Redemption in the Event of Change in
Taxing Jurisdiction Tax Treatment	69
ARTICLE TWELVE SINKING FUNDS	69
SECTION 1201.	Applicability of Article	69
SECTION 1202.	Satisfaction of Sinking Fund Payments with
Securities	70
SECTION 1203.	Redemption of Securities for Sinking Fund	70
ARTICLE THIRTEEN MEETINGS OF HOLDERS OF SECURITIES	71
SECTION 1301.	Purposes of Meetings	71
SECTION 1302.	Place of Meetings	71
SECTION 1303.	Voting at Meetings	72
SECTION 1304.	Voting Rights, Conduct and Adjournment	72
SECTION 1305.	Revocation of Consent by Holders	73
ARTICLE FOURTEEN GUARANTEE OF SECURITIES	73
SECTION 1401.	Applicability of Article; Unconditional
Guarantee	73
SECTION 1402.	Waiver of Notice and Demand	74
SECTION 1403.	Guarantor Obligations Not Affected	74
SECTION 1404.	Execution of Guarantee	75
SECTION 1405.	Subrogation	75
SECTION 1406.	Independent Obligations	76
ARTICLE FIFTEEN MISCELLANEOUS	76
SECTION 1501.	Consent to Jurisdiction; Appointment of Agent
to Accept Service of Process	76
SECTION 1502.	Counterparts	78


? NOTE:  THIS TABLE OF CONTENTS SHALL NOT, FOR ANY PURPOSE,
BE DEEMED TO BE A PART OF THE INDENTURE.


105689.1
49 6   iv


EXHIBIT 4.9


YORKSHIRE POWER FINANCE LIMITED, as Issuer and
YORKSHIRE POWER GROUP LIMITED, as Guarantor and
THE BANK OF NEW YORK,
as Trustee, Principal Paying Agent,
Registrar and Transfer Agent
and
BANQUE GENERALE DU LUXEMBOURG S.A.,
as Paying Agent and Transfer Agent
6.154% Series A Senior Notes due 2003
6.154% Series B Senior Notes due 2003
First Supplemental Indenture
Dated as of February 25, 1998


FIRST SUPPLEMENTAL INDENTURE, dated as of
February 25, 1998 (this "First Supplemental Indenture"), among
YORKSHIRE POWER FINANCE LIMITED, a limited liability company organized under the laws of the Cayman Islands, as issuer (the
"Company"), YORKSHIRE POWER GROUP LIMITED, a private limited company incorporated under the laws of England and Wales, as guarantor
(the "Guarantor"), THE BANK OF NEW YORK, as Trustee, Principal
Paying Agent, Registrar and Transfer Agent under the Original Indenture referred to below (the "Trustee"), and BANQUE GENERALE DU
LUXEMBOURG S.A., as Paying and Transfer Agent under the Original
Indenture.
WITNESSETH:
WHEREAS, each of the Company and the Guarantor has
heretofore executed and delivered to the Trustee an indenture dated as of February 1, 1998 (hereinafter called the "Original Indenture"), to provide for the issuance from time to time of certain of its unsecured debentures, notes or other evidences of indebtedness (herein called the "Securities"), the form and terms of which are to be established as set forth in Sections
201 and 301 of the Original Indenture;
WHEREAS, Section 901 of the Original Indenture
provides, among other things, that the Company, the Guarantor and the
Trustee may enter into indentures supplemental to the Original Indenture for, among other things, the purpose of establishing the form and terms of the Securities of any series as permitted by Sections 201 and 301 of the Original Indenture and of appointing an Authenticating Agent with respect to the Securities of any series;
WHEREAS, the Company desires to create a series of the
Securities in an aggregate principal amount of $350,000,000 to be designated the "6.154% Series A Senior Notes due 2003" and a series of the Securities in an aggregate principal amount of $350,000,000 to be designated the "6.154% Series B Senior Notes due 2003", and all action on the part of the Company necessary to authorize the issuance of these
Securities under the Original Indenture and this First Supplemental
Indenture has been duly taken; and
WHEREAS, all acts and things necessary to make such
Securities, when executed by the Company and authenticated and delivered by the Trustee as in the Original Indenture provided, the valid and binding obligations of the Company and to constitute these presents a valid and binding supplemental indenture and agreement according to its terms, have been done and performed;
NOW, THEREFORE, THIS FIRST SUPPLEMENTAL
INDENTURE WITNESSETH:
That in consideration of the premises and of the acceptance
and purchase of the 2003 Securities (hereinafter defined) by the holders thereof and of the acceptance of this trust by the Trustee, each of the
Company and the Guarantor covenants and agrees with the Trustee, for the equal benefit of holders of the 2003 Securities, as follows:
ARTICLE ONE
Definitions
The use of the terms and expressions herein is in accordance with the definitions, uses and constructions contained in the Original Indenture and the forms of Securities attached hereto as Exhibits A and B, respectively. In addition, for all purposes of this First Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise expressly requires, the following terms shall have the respective meanings assigned to them as follows and shall be construed as if defined in Article One of the Original Indenture:
"Book-Entry Depositary" means The Bank of New York as
designated by the Company in the Deposit Agreement until a successor shall have become such pursuant to the applicable provisions of the Deposit Agreement, and thereafter "Book-Entry Depositary" shall mean such successor Book-Entry Depositary or its nominee or the custodian of either. "Definitive Registered 2003 Securities" means 2003
Securities substantially in the form of Exhibit B to this First Supplemental Indenture.
"Deposit Agreement" means the Deposit Agreement, dated
as of February 1, 1998, among the Company, the Book-Entry Depositary and the holders and beneficial owners from time to time of interests in the Book-Entry Interests issued thereunder.
"DTC" means The Depository Trust Company, New York,
New York, or its successors.
"Exchange Offer" means the offer that may be made
pursuant to the Registration Rights Agreement by the Company to
exchange Series B Securities and the Guarantee of the Series B Securities
for the Series A Securities and the Guarantee of the Series A Securities. "Global 2003 Securities" means Global Bearer Securities, evidencing the 2003 Securities, issued to the Book-Entry Depositary substantially in the form of Exhibit A to this First Supplemental Indenture. "Registration Rights Agreement" means the Registration
Rights Agreement, dated February 25, 1998 among the Company, the
Guarantor and the Initial Purchasers named therein as such agreement may be amended, modified or supplemented from time to time.
"Regulation S" means Regulation S under the Securities
Act, as such Regulation may be amended from time to time, or under any similar rules or regulations hereafter adopted by the Commission.
"Restricted Securities Legend" means a legend substantially
in the form of the legend contained in the form of Global 2003 Securities set forth in Exhibit A hereto.
"Restricted Security" means 2003 Securities that bear or are required to bear the Restricted Securities Legend.
"Rule 144A" means Rule 144A under the Securities Act, as
such Rule may be amended from time to time, or under any similar rules or regulation hereafter adopted by the Commission.
 "Series A Securities" means the Company's 6.154% Series
A Senior Notes due 2003, as authenticated and issued under this Indenture. "Series B Securities" means the Company's 6.154% Series
B Senior Notes due 2003, as authenticated and issued under this Indenture. "2003 Securities" means, collectively, the Series A
Securities and the Series B Securities.
ARTICLE TWO
Terms and Issuance of the 2003 Securities
SECTION 201.	Issue of Securities.  A series of
Securities which shall be designated the "6.154% Series A Senior Notes due 2003" and a series of Securities shall be designated the "6.154% Series
B Senior Notes due 2003" each shall be executed, authenticated and delivered in accordance with the provisions of, and shall in all respects be subject to, the terms, conditions and covenants of the Original Indenture and this First Supplemental Indenture (including the forms of 2003
Securities set forth in Exhibits A and B hereto). The aggregate principal amount of the 2003 Securities which may be authenticated and delivered under the First Supplemental Indenture shall not, except as permitted by the provisions of the Original Indenture, exceed $350,000,000.
SECTION 202.	Form of 2003 Securities;
Incorporation of Terms. The forms of the Global 2003 Securities and the Definitive Registered 2003 Securities shall be substantially in the forms of Exhibits A and B, respectively, attached hereto, the terms of which are herein incorporated by reference and which are part of this First
Supplemental Indenture. Series A Securities offered and sold in their initial distribution in reliance on Rule 144A shall initially be issued in the form of one or more separate Global 2003 Securities (each, a "Rule 144A Global Security"). Series A Securities offered and sold in their initial distribution in
reliance on Regulation S shall initially be issued in the form of one or more separate Global 2003 Securities (each, a "Regulation S Global Security").
SECTION 203.	Limitation on Liens.  The covenant
provided by Section 1004 of the Original Indenture shall be applicable to the 2003 Securities.
SECTION 204.	Limitation on Sale and Lease-Back
Transactions.  The covenant provided by Section 1005 of the Original
Indenture shall be applicable to the 2003 Securities.
SECTION 205.	Guarantee.  The Guarantee provided
by Article Fourteen of the Original Indenture shall be applicable to the
2003 Securities.
SECTION 206.	Place of Payment.  The Place of
Payment in respect of the 2003 Securities will be in The City of New York, initially the Corporate Trust Office of The Bank of New York, and, for so
long as the 2003 Securities are listed on the Luxembourg Stock Exchange, in Luxembourg, initially the corporate trust office of Banque Generale du Luxembourg S.A., which at the date hereof, is located at 50 Avenue J. F. Kennedy, L-2951 Luxembourg.
SECTION 207.	Issuance of Global 2003 Securities.
Each of the Series A Securities and the Series B Securities shall be issued as one or more Global 2003 Securities and delivered by the Trustee to the Book-Entry Depositary, as the Holder thereof, or a nominee or custodian therefor, to be held by the Book-Entry Depositary pursuant to the Deposit Agreement. Definitive Registered 2003 Securities shall only be issued by the Company in exchange for the Global 2003 Securities in the circumstances set forth in the Global 2003 Securities.
SECTION 208.	Transfer Restrictions; Exchange
Offer.
(a)	Transfer Restrictions.  Except as permitted by
subsection (b) of this Section 208 or as otherwise determined by the
Company as set forth below in this subsection (a), the 2003 Securities shall bear the Restricted Securities Legend and may not be transferred except in compliance with the Restricted Securities Legend unless otherwise determined by the Company in accordance with applicable law.  Unless with respect to the whole or any portion of any Restricted Security the
Company determines otherwise in accordance with applicable law, the
Restricted Securities Legend borne by such Restricted Security shall be removed by the Company (i) in the case of any Rule 144A Global Security or any Definitive Registered 2003 Security issued in exchange for an interest therein, upon presentation to the Trustee of such Restricted
Security by the Holder thereof at any time on or after the occurrence of the "Resale Restriction Termination Date" on such Legend and (ii) in the case of any Regulation S Global Security or any Definitive Registered 2003
Security issued in exchange for an interest therein, upon presentation to the Trustee of such Restricted Security by the Holder thereof at any time on or after the expiration of the "restricted period" (within the meaning of Regulation S) with respect to any such Security shall have occurred.
If a holder of a beneficial interest in a Rule 144A Global
Security wishes at any time to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in a Regulation S Global Security, or if a holder of a beneficial interest in a Regulation S Global Security wishes at any time to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in a Rule 144A Global Security, upon receipt by the Trustee of (A) written instructions given in accordance with the rules and procedures of
DTC (together with, as applicable, the rules and procedures of The
Euroclear System and Cedel Bank, the "Applicable Procedures") from the applicable Participant directing the Book-Entry Depositary to cause to be credited to another account of a Participant a beneficial interest in such Regulation S Global Security or Rule 144A Global Security (as the case may be) equal to that of the beneficial interest in such Rule 144A Global Security or Regulation S Global Security (as the case may be) to be so transferred, (B) a written order given in accordance with the Applicable Procedures containing information regarding such other account, as well as the account of The Euroclear System or Cedel Bank (as the case may be)
for which such other account is held, to be credited with, and the account of such applicable Participant to be debited for, such beneficial interest and
(C) a certificate satisfactory to the Company, the Guarantor and the
Trustee, as to such transfer's compliance with the registration requirements of the Securities Act, given by the transferor of such beneficial interest, the Trustee shall (1) reduce or increase (as the case may be) the principal amount of such Rule 144A Global Security, and increase or reduce (as the case may be) the principal amount of such Regulation S Global Security, in each case by an amount equal to the principal amount of the beneficial interest in such Rule 144A Global Security or Regulation S Global Security
(as the case may be) to be so transferred, as evidenced by appropriate endorsements on Schedule A to each such Global Security, (2) instruct the Book-Entry Depositary to make a corresponding reduction or increase (as the case may be) to the Book-Entry Interests relating to such Global
Security and (3) cause the Book-Entry Depositary to instruct DTC to credit and debit such beneficial interests to the respective accounts specified in the instructions referred to above.
(b)	Exchange of Series A Securities for Series B
Securities.  The Company shall issue and the Trustee shall authenticate
Series B Securities in exchange for Series A Securities accepted for exchange in the Exchange Offer as follows:
The Company shall present the Trustee with an Officers'
Certificate certifying (i) that, upon issuance of the Series B
Securities, the transactions contemplated by the Exchange
Offer have been consummated and (ii) the aggregate
principal amount of Series A Securities properly tendered in the Exchange Offer.
The Trustee, upon receipt of (i) such Officers' Certificate,
(ii) an Opinion of Counsel (A) to the effect that the Series B Securities have been registered under the Securities Act and the Indenture has been qualified under the Trust Indenture Act and (B) with respect to the matters set forth in Section 3(m) of the Registration Rights Agreement and (iii) a Company Order, shall (A) authenticate 2003 Global Securities representing the Series B Securities in an aggregate principal amount equal to the aggregate principal amount of Series A Securities represented by a 2003
Global Security indicated in such Officers' Certificate as having been properly tendered with terms substantially identical to such Series A Securities, and substantially in the form of Exhibit A hereto, except that such Series B Securities (x) shall not contain the Restricted Securities
Legend and (y) will not provide for any increase in the interest rate thereon under the circumstances set forth in such Series A Securities and (B)
deliver such Global 2003 Securities representing such Series B Securities to the Book-Entry Depositary in exchange for such Global 2003 Security representing such Series A Securities pursuant to the terms of the Deposit Agreement.
Notwithstanding anything contained in the Indenture, the
Series A Securities and the Series B Securities will vote and consent together on all matters as one class and will not have the right to vote or consent as a separate class on any matter.
SECTION 209.	Regular Record Date for the 2003
Securities. The Regular Record Date for the 2003 Securities shall be 15 calendar days immediately prior to each Interest Payment Date.
ARTICLE THREE
Authenticating Agent; Book-Entry Depositary
SECTION 301.	Authenticating Agent; Book-Entry
Depositary. The Bank of New York, a New York banking corporation, and its successors are hereby appointed Authenticating Agent and Book-Entry Depositary with respect to the 2003 Securities.
ARTICLE FOUR
Miscellaneous
SECTION 401.	Execution of Supplemental
Indenture. This First Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture and, as provided in the Original Indenture, this First Supplemental Indenture forms a part thereof.
SECTION 402.	Conflict with Trust Indenture Act.  If
any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this First Supplemental Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.
SECTION 403.	Effect of Headings.  The Article and
Section headings herein are for convenience only and shall not affect the construction hereof.
SECTION 404.	Successors and Assigns.  All
covenants and agreements in this First Supplemental Indenture by each of the Company or the Guarantor shall bind its successors and assigns, whether so expressed or not.
SECTION 405.	Separability Clause.  In case any
provision in this First Supplemental Indenture or in the 2003 Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
SECTION 406.	Benefits of First Supplemental
Indenture. Nothing in this First Supplemental Indenture or in the 2003 Securities, express or implied, shall give to any person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this First
Supplemental Indenture.
SECTION 407.	Execution and Counterparts.  This
First Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.


IN WITNESS WHEREOF, the parties hereof have caused this First Supplemental Indenture to be duly executed by their respective officers, directors or signatories duly authorized thereto, all as of the day and year first above written.
YORKSHIRE POWER
FINANCE LIMITED


By

    Title:


YORKSHIRE POWER
GROUP LIMITED

By

    Title:


THE BANK OF NEW
YORK,
as Trustee, Principal Paying
Agent, Security Registrar and
Transfer Agent


By

    Title:


BANQUE GENERALE DU
LUXEMBOURG S.A., as
Paying Agent and Transfer
Agent


By

    Title:


EXHIBIT A

{FORM OF FACE OF GLOBAL 2003 SECURITY}

[If the Global 2003 Security is a Restricted Security, insert the following legend---THIS SECURITY HAS NOT BEEN
REGISTERED UNDER THE SECURITIES ACT OF 1933, AS
AMENDED (THE "SECURITIES ACT"), OR ANY STATE
SECURITIES LAWS.  NEITHER THIS SECURITY NOR ANY
INTEREST OR PARTICIPATION HEREIN MAY BE
REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED,
ENCUMBERED OR OTHERWISE DISPOSED OF IN THE
ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH
TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE
REGISTRATION REQUIREMENTS OF THE SECURITIES ACT
AND ANY APPLICABLE STATE SECURITIES LAWS.  THE
HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF
AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH
SECURITY, PRIOR TO THE DATE WHICH IS TWO YEARS
AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF
AND THE LAST DATE ON WHICH YORKSHIRE POWER
GROUP LIMITED (THE "GUARANTOR"), YORKSHIRE POWER
FINANCE LIMITED (THE "ISSUER") OR ANY AFFILIATE OF
THE GUARANTOR OR THE ISSUER WAS THE OWNER OF
THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY)
(OR SUCH SHORTER PERIOD AS MAY BE PRESCRIBED BY
RULE 144(k), OR ANY SUCCESSOR PROVISION THEREOF,
UNDER THE SECURITIES ACT) (THE "RESALE RESTRICTION
TERMINATION DATE") ONLY (A) TO THE GUARANTOR OR
THE ISSUER, (B) PURSUANT TO AN EFFECTIVE
REGISTRATION STATEMENT UNDER THE SECURITIES ACT,
(C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR
RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES
ACT ("RULE 144A"), TO A PERSON IT REASONABLY
BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS
DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN
ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED
INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT
THE TRANSFER IS BEING MADE IN RELIANCE ON RULE
144A, (D) PURSUANT TO OFFERS AND SALES TO NON-US
PERSONS THAT OCCUR OUTSIDE THE UNITED STATES
WITHIN THE MEANING OF REGULATION S UNDER THE
SECURITIES ACT, OR (E) PURSUANT TO ANOTHER
AVAILABLE EXEMPTION FROM THE REGISTRATION
REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE
GUARANTOR'S, THE ISSUER'S AND THE TRUSTEE'S RIGHT
PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (i)
PURSUANT TO CLAUSE (D) OR (E) TO REQUIRE THE
DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS
OR OTHER INFORMATION SATISFACTORY TO EACH OF
THEM AND (ii) IN EACH OF THE FOREGOING CASES, TO
REQUIRE THAT A CERTIFICATE IS COMPLETED AND
DELIVERED BY THE TRANSFEROR TO THE TRUSTEE AS TO
COMPLIANCE WITH CERTAIN CONDITIONS TO TRANSFER.
THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF A
HOLDER AFTER THE RESALE RESTRICTION TERMINATION
DATE OR SUCH EARLIER TIME AS DETERMINED BY THE
ISSUER IN ACCORDANCE WTH APPLICABLE LAW.
EACH HOLDER BY ITS ACCEPTANCE OF THIS
SECURITY SHALL BE DEEMED TO HAVE AGREED TO BE
BOUND BY THE PROVISIONS OF THE REGISTRATION
RIGHTS AGREEMENT.]
THIS SECURITY IS A GLOBAL BEARER SECURITY
WITHIN THE MEANING OF THE INDENTURE HEREINAFTER
REFERRED TO AND IS HELD BY A BOOK-ENTRY DEPOSITARY.
THIS SECURITY IS EXCHANGEABLE FOR SECURITIES HELD BY
A PERSON OTHER THAN THE BOOK-ENTRY DEPOSITARY OR
ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES
DESCRIBED IN THE INDENTURE.
UNLESS THIS GLOBAL BEARER SECURITY IS
PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
BOOK-ENTRY DEPOSITARY TO THE ISSUER OR ITS AGENT FOR
EXCHANGE OR PAYMENT, AND ANY DEFINITIVE REGISTERED
SECURITY IS ISSUED IN THE NAME OR NAMES AS DIRECTED IN
WRITING BY THE BOOK-ENTRY DEPOSITARY, ANY TRANSFER,
PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE
BEARER HEREOF, THE BOOK-ENTRY DEPOSITARY, HAS AN
INTEREST HEREIN.
YORKSHIRE POWER FINANCE LIMITED
6.154% [Series A] [Series B] Senior Notes due 2003

No.  		$	?
									CUSIP
No.:________

YORKSHIRE POWER FINANCE LIMITED, a limited liability company incorporated under the laws of the Cayman Islands
(herein called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to the bearer upon surrender hereof, the principal sum of __________ Dollars* on ________________, and to pay interest thereon from _____________, or from the most recent Interest Payment
Date to which interest has been paid or duly provided for, semi-annually on ____________ and ____________ in each year, commencing
________________, 199__, at the rate per annum provided in the title hereof, until the principal hereto is paid or made available for payment[; provided, however, that if an Event Date (as defined in the Registration Rights Agreement) occurs, interest will accrue on this Security at a rate of ___% per annum from and including the day following the applicable Event
Date to and including the date on which the event that has resulted in Additional Interest (as defined in the Registration Rights Agreement) being required to be paid has been cured pursuant to the terms of the Registration Rights Agreement]. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the bearer on such Interest Payment Date.
Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the bearer on such Interest Payment Date and may be paid to the bearer hereof at the time of payment of such Defaulted Interest or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.
All payments in respect of this Security and all payments made pursuant to the Guarantee of this Security shall be made in immediately available funds at or through the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The
City of New York, and for so long as this Security shall be listed on the Luxembourg Stock Exchange, in Luxembourg, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debt.
All payments of principal of, and premium, if any, and interest in respect of this Security and all payments made pursuant to the Guarantee of this Security shall be made free and clear of, and without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or within a Taxing Jurisdiction or by or within any political subdivision thereof or any authority therein or thereof having power to tax ("Gross-Up Taxes"), unless such withholding or deduction is required by law. In the event of any such withholding or deduction, the Company shall pay to the Holder such additional amounts ("Additional Amounts") as will result in the payment to such Holder of the amount that would otherwise have been due to such Holder in the absence of such withholding or deduction, except that no such Additional Amounts shall be payable:
(a) to, or to a Person on behalf of, a Holder who is liable for such Gross-Up Taxes in respect of this Security or the Guarantee of this Security by reason of such Holder or beneficial owner having some connection with the relevant Taxing
Jurisdiction (including being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, or being physically present in, such Taxing Jurisdiction) other than the mere holding of this Security or the receipt of principal of, and premium, if any and interest in respect thereof or in respect of the Guarantee of this Security;
(b) to, or to a Person on behalf of, a Holder who presents this Security (where presentation is required) for payment more than 30 days after the Relevant Date except to the extent that the Holder would have been entitled to such Additional Amounts on presenting this Security for payment on the last day of such period of 30 days;
(c) to, or to a Person on behalf of, a Holder who presents this Security (where presentation is required) in a Taxing
Jurisdiction;
(d) to, or to a Person on behalf of, a Holder who would not be liable or subject to the withholding or deduction by making a declaration of nonresidence or similar claim for exemption to the relevant tax authority; or
(e)  to, or to a Person on behalf of, a Holder of a Registered
Security that is not a Global Security issued pursuant to the request of owners of interests representing a majority in Outstanding principal amount of such Securities following and during the continuance of an Event of Default if such Holder (or any predecessor Holder) was one of such owners requesting that such Registered Securities be so issued.
Such Additional Amounts will also not be payable where, had the beneficial owner of the Security (or any interest therein) been the Holder of the Security, he would not have been entitled to payment of Additional Amounts by reason of any one or more of clauses (a) through
(e) above. If the Company or the Guarantor, as applicable, shall determine that Additional Amounts will not be payable because of the immediately preceding sentence, the Company or the Guarantor, as applicable, will inform such Holder promptly after making such determination setting forth the reason(s) therefor.
"Relevant Date" means whichever is the later of (i) the date on which such payment first becomes due and (ii) if the full amount payable has not been received in The City of New York by the Book-Entry
Depositary of the Trustee on or prior to such due date, the date on which, the full amount having been so received, notice to that effect shall have been given to the bearer hereof in accordance with the Indenture.
References to principal of, and premium or interest in respect of, this Security or any payments pursuant to the Guarantee of this Security shall be deemed to include any Additional Amounts which may be payable as set forth in the Indenture or in this Security.
The Company shall furnish to the Trustee the official receipts (or a certified copy of the official receipts) evidencing payment of the Gross-Up Taxes. Copies of such receipts shall be made available to the Holder of this Security upon request.
So long as the Securities of this series are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock
Exchange so require, notices to Holders of Securities of this series will be published in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger Wort).
REFERENCE IS HEREBY MADE TO THE FURTHER
PROVISIONS OF THIS SECURITY SET FORTH ON THE REVERSE
HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL
PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS
PLACE.
Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed authorized signatory of the Company duly authorized.

						YORKSHIRE POWER
FINANCE
						LIMITED


						By:

	Authorized Signatory


CERTIFICATE OF AUTHENTICATION

	This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.

			THE BANKOF NEW
YORK,
			as Trustee



	By:_________________________
			     Authorized
Signatory

Dated:

[Form of Reverse of Security]

YORKSHIRE POWER FINANCE LIMITED
6.154% [Series A] [Series B] Senior Notes due 2003
This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of February 1, 1998
(herein called the "Original Indenture"), among the Company, Yorkshire
Power Group Limited, as guarantor (the "Guarantor"), The Bank of New
York, as trustee, principal paying agent, registrar and transfer agent (herein called the "Trustee", which term includes any successor trustee under the Indenture), and Banque Generale du Luxembourg S.A., as paying and transfer agent (the "Paying and Transfer Agent"), as supplemented by the First Supplemental Indenture, dated as of February 25, 1998 (together with the Original Indenture and any other supplements thereto, the "Indenture"), among the Company, the Guarantor, the Trustee and the Paying and Transfer Agent to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantor, the Trustee, the Paying and Transfer Agent and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $350,000,000.
The Securities of this series will be redeemable in whole or in part, at the option of the Company at any time, at a redemption price equal to the greater of (i) 100% of the principal amount of the Securities of this series being redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal of and interest on the Securities of this series being redeemed (excluding the portion of any such interest accrued to the date of redemption) discounted (for the purpose of determining present value) to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the Treasury Yield plus ten (10) basis points, plus, in either case, accrued interest thereon to the date of redemption.
"Treasury Yield" means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. "Comparable Treasury Issue" means the United States
Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of such Securities of this series to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities of this series.
"Comparable Treasury Price" means, with respect to any redemption date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated
"Composite 3:30 p.m. Quotations for US Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such business day, the Reference Treasury Dealer Quotation for such redemption date.
"Independent Investment Banker" means an independent investment banking institution of national standing appointed by the Company and reasonably acceptable to the Trustee.
"Reference Treasury Dealer Quotation" means, with respect to the Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount and quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such redemption date).
"Reference Treasury Dealer" means a primary United States government securities dealer in New York City appointed by the Company and reasonably acceptable to the Trustee.
Notice of redemption shall be given as provided in the Indenture not less than 30 days nor more than 60 days prior to the date fixed for redemption.
If fewer than all the Securities of this series are to be redeemed, selection of Securities of this series for redemption will be made by the Trustee in any manner the Trustee deems fair and appropriate and that complies with applicable legal and securities exchange requirements. Unless the Company defaults in payment of the redemption price, from and after the redemption date, the Securities of this series or portions thereof called for redemption will cease to bear interest, and the Holders thereof will have no right in respect to such Securities of this series except the right to receive the redemption price thereof.
In the event of redemption of this Security in part only, a new Security of this series and of like tenor for the unredeemed portion hereof will be issued to the Holder hereof upon the cancellation hereof.
The Indenture contains provisions for defeasance of (a) the entire indebtedness of this Security and (b) certain restrictive covenants upon compliance by the Company with certain conditions set forth therein.
If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture. At any time after such declaration of acceleration with respect to Securities of any series has been made, but before a judgment or decree for payment of money has been obtained by the Trustee as provided in the Indenture, if all Events of Default with respect to Securities of this series have been cured or waived (other than the non-payment of principal of the Securities which has become due solely by reason of such declaration of acceleration) then such declaration of acceleration and its consequences shall be automatically annulled and rescinded.
The Securities of this Series are subject to redemption in whole but not in part upon not less than 30 nor more than 60 days' notice given as provided in the Indenture, at a price equal to the outstanding principal amount thereof, together with Additional Amounts, if any, and accrued interest, if any, to the Redemption Date if, (a) the Company or the Guarantor satisfies the Trustee prior to the giving of such notice that it has or will become obligated to pay Additional Amounts as a result of either (i) any change in, or amendment to, the laws or regulations of a Taxing Jurisdiction, or any change in the application or interpretation of such laws or regulations, which change or amendment becomes effective on or after February 19, 1998 or (ii) the issuance of Definitive Registered 2003
Securities pursuant to any of clauses (a), (b) or (d) of the third following paragraph and (b) such obligation cannot be avoided by the Company or the Guarantor taking reasonable measures available to it, subject, as provided in the Indenture, to the delivery by the Company or the Guarantor of an Officers' Certificate stating that such obligation to pay Additional Amounts cannot be avoided by the Company or the Guarantor taking reasonable measures available to it.
The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the Indenture or any supplemental indenture or the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding of all series to be affected (voting as a class). The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future
Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.
No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and premium, if any and interest in respect of this Security and all payments made pursuant to the Guarantee of this Security at the times, place and rate, and in the coin or currency, herein prescribed.
This Security shall be exchangeable, in whole or, in the case of clause (d) below, in part as provided in the Indenture, for Definitive Registered 2003 Securities registered in the names of Persons other than the Book-Entry Depositary with respect to such series or its nominee only as provided in this paragraph. This Security shall be so exchangeable if (a) DTC notifies the Company and the Book-Entry Depositary that it is unwilling or unable to continue to hold the Book-Entry Interests or at any time ceases to be a "clearing agency" registered as such under the Exchange Act and in either case, a successor is not appointed by the Company within 120 days, (b) the Book-Entry Depositary for the Securities of this series notifies the Company that it is unwilling or unable to continue as Book-Entry Depositary with respect to this Security and no successor is appointed within 120 days, (c) the Company executes and delivers to the Trustee an Officers' Certificate providing that this Security shall be so exchangeable, (d) there shall have occurred and be continuing an Event of Default with respect to the Securities of this series and the Holder, in such circumstance, shall have requested in writing that this Security be exchanged for one or more Definitive Registered 2003
Securities of this series or (e) while this Security is subject to the transfer restrictions set forth in the Restricted Securities Legend hereon, the Book-Entry Interests cease to be eligible for DTC services because this Security is neither (i) rated in one of the top four categories by a nationally recognized statistical rating organization nor (ii) included within a self-regulatory organization system approved by the Commission for the reporting of quotations and trade information of securities eligible for trade pursuant to Rule 144A, such as the PORTAL system. Securities so issued in exchange for this Security shall be of the same series, having the same interest rate, if any, and maturity and having the same terms as this Security, in authorized denominations and in the aggregate having the same principal amount as this security and registered in such names as the Book-Entry Depositary for this Security shall direct.
The bearer of this Security shall be treated as the owner of it for all purposes, subject to the terms of the Indenture. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.
No service charge shall be made for any such exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
When a successor assumes all the obligations of its predecessor under the Securities of this series and the Indenture in accordance with the terms of the Indenture, the predecessor will be released from those obligations.
The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledge of Securities of this series and may otherwise deal with the Company, the Guarantor or their respective Affiliates as if it were not the Trustee.
No stockholder, director, officer, employee, incorporator or Affiliate of the Company or the Guarantor under the Securities of this series or the Indenture or for any claim based on, in respect of or by reason of, such obligations of their creation. Each Holder of the Securities of this series by accepting Securities this series waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities of this series.
This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Security. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company will cause CUSIP numbers to be printed on the Securities of this series as a convenience to the Holders of the Securities of this series. No representation is made as to the accuracy of such numbers as printed on the Securities of this series and reliance may be placed only on the other identification numbers printed hereon.
This Security shall be governed by and construed in accordance with the laws of the State of New York.
All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.
GUARANTEE

FOR VALUE RECEIVED, YORKSHIRE POWER
GROUP LIMITED, a private limited company duly incorporated and existing under the laws of England and Wales (the "Guarantor", which term includes any successor Person under the Indenture referred to in the Security on which this notation is endorsed), hereby fully and unconditionally guarantees to the Holder of the accompanying Security issued by Yorkshire Power Finance Limited (the "Company"), pursuant to the terms of the Guarantee contained in Article Fourteen of the Indenture, the due and punctual payment of the principal of, and premium, if any, and interest in respect of this Security (and any Additional Amounts payable in respect thereof), when and as the same shall become due and payable, whether at Stated Maturity, by declaration of acceleration, call for redemption or otherwise, in accordance with the terms of this Security and the Indenture. In case of the failure of the Company punctually to pay any such principal, premium, if any, or interest, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable as if such payment were made by the Company.
The obligations of the Guarantor to the Holders of the Securities and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article Fourteen of the Indenture, and reference is hereby made to such Article and Indenture for the precise terms of the Guarantee.
THIS GUARANTEE SHALL BE GOVERNED BY
AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF
THE STATE OF NEW YORK.
The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Security upon which this notation of the Guarantee is endorsed shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.
YORKSHIRE POWER GROUP
LIMITED

By:___________________________
____________
      Authorized Signatory



SCHEDULE A

SCHEDULE OF ADJUSTMENTS


		The initial aggregate principal amount of Securities evidenced by the Certificate to which this Schedule is attached is __________. The notations on the following table evidence decreases and increases in the aggregate principal amount of Securities evidenced by such Certificate.

  Date of	Decrease in	Increase in	Aggregate Principal
Notation by
Adjustment	Aggregate	Aggregate	Amount of Securities
Security Registrar
		 Principal	 Principal	Remaining After Such
		Amount of	Amount of	Decrease or Increase
		 Securities	 Securities


EXHIBIT B

[FORM OF FACE OF DEFINITIVE REGISTERED 2003 SECURITY]
[If the Definitive Registered 2003 Security is a Restricted Security, insert the Restricted Securities Legend set forth in Exhibit A hereto.] YORKSHIRE POWER FINANCE LIMITED
6.154% [Series A] [Series B] Senior Notes due 2003
No. _______________
	$___________
________
	CUSIP
No.:__________

YORKSHIRE POWER FINANCE LIMITED, a limited liability company incorporated under the laws of the Cayman Islands
(herein called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to[name of registered owner], or its registered assigns, the principal sum of _______________ Dollars on _______________________________, and to pay interest thereon from
____________________, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on __________ and _____________ in each year, commencing
_______________, 199_, at the rate per annum provided in the title hereof, until the principal hereof is paid or made available for payment; [provided, however, that if an Event Date (as defined in the Registration Rights Agreement) occurs, interest will accrue on this Security at a rate of ___% per annum from and including the day following the applicable Event
Date to and including the date on which the event that has resulted in Additional Interest (as defined in the Registration Rights Agreement) being required to be paid has been cured pursuant to the terms of the Registration Rights Agreement]. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the fifteenth day (whether or not a Business Day) immediately preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Person in whose name this Security (or one or more Predecessor Securities) is registered on such Regular Record Date and may be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.
All payments in respect of this Security and all payments made pursuant to the Guarantee of this Security shall be made in immediately available funds at or through the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The
City of New York, and for so long as this Security shall be listed on the Luxembourg Stock Exchange, in Luxembourg, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debt; provided, however, that at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.
All payments of principal of, premium, if any, and interest in respect of this Security and all payments made pursuant to the Guarantee of this Security shall be made free and clear of, and without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or within a Taxing Jurisdiction or by or within any political subdivision thereof or any authority therein or thereof having power to tax ("Gross-Up Taxes"), unless such withholding or deduction is required by law. In the event of any such withholding or deduction, the Company shall pay to the Holder such additional amounts ("Additional Amounts") as will result in the payment to such Holder of the amount that would otherwise have been due to such Holder in the absence of such withholding or deduction, except that no such Additional Amounts shall be payable:
(a) to, or to a Person on
behalf of, a Holder who is liable for such Gross-Up Taxes in respect of this Security or the Guarantee of this Security by reason of such Holder having some connection with the relevant Taxing
Jurisdiction (including a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, or being physically present in, such Taxing Jurisdiction) other than the mere holding of this Security or the receipt of principal of, premium, if any, and interest in respect thereof or in respect of the Guarantee of this Security;
(b) to, or to a Person on
behalf of, a Holder who presents this Security (where presentation is required) for payment more than 30 days after the Relevant Date except to the extent that the Holder would have been entitled to such Additional Amounts on presenting this Security for payments on the last day of such period of 30 days;
(c) to, or to a Person on
behalf of, a Holder who presents a Security (where presentation is required) in a Taxing Jurisdiction;
(d) to, or to a Person on
behalf of, a Holder who would not be liable or subject to the withholding or deduction by making a declaration of nonresidence or similar claim for exemption to the relevant tax authority; or
(e) to, or to a Person on
behalf of, a Holder of a definitive Registered Security issued pursuant to the request of owners of interests representing a majority in outstanding principal amount in the Book-Entry Interest following and during the continuance of an Event of Default if such Holder (or any predecessor Holder) was one of such owners requesting that definitive Registered Securities be so issued.
Such Additional Amounts will also not be payable where, had the beneficial owner of the Security (or any interest therein) been the Holder of the Security, he would not have been entitled to payment of Additional Amounts by reason of any one or more of clauses (a) through
(e) above. If the Company or the Guarantor, as applicable, shall determine that Additional Amounts will not be payable because of the immediately preceding sentence, the Company or the Guarantor, as applicable, will inform such Holder promptly after making such determination setting forth the reason(s) therefor.
"Relevant Date" means whichever is the later of (i) the date on which such payment first becomes due and (ii) if the full amount payable has not been received in The City of New York by the Trustee or the Holder on or prior to such due date, the date on which, the full amount having been so received, notice to that effect shall have been given to the Holder in accordance with this Indenture.
References to principal of, and premium or interest in respect of, this Security or payments under the Guarantee of this Security shall be deemed to include to any Additional Amounts which may be payable as set forth in the Indenture or in this Security.
The Company shall furnish to the Trustee the official receipts (or a certified copy of the official receipts) evidencing payment of Gross-Up Taxes. Copies of such receipts shall be made available to the Holder of this Security upon request.
So long as the Securities of this series are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock
Exchange so require, notices to Holders of Securities of this series will be published in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger Wort).
REFERENCE IS HEREBY MADE TO THE FURTHER
PROVISIONS OF THIS SECURITY SET FORTH ON THE REVERSE
HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL
PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS
PLACE.
Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.


IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer or director of the Company duly authorized.
	YORKSHIRE POWER
FINANCE
	LIMITED



	By
		[Title]

CERTIFICATE OF AUTHENTICATION


	This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.


			THE BANK OF NEW
YORK,
			as Trustee



	By:__________________________
			     Authorized Signatory


Dated:

[Form of Reverse of Security]

YORKSHIRE POWER FINANCE LIMITED
___% [Series A] [Series B] Senior Notes due 2003
This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of February 1, 1998
(herein called the "Original Indenture"), among the Company, Yorkshire
Power Group Limited, as guarantor (the "Guarantor"), The Bank of New
York, as trustee principal paying agent, register and transfer agent (herein called the "Trustee", which term includes any successor trustee under the Indenture), and Banque Generale du Luxembourg S.A., as paying and transfer agent (the "Paying and Transfer Agent"), as supplemented by the First Supplemental Indenture, dated as of February 25, 1998 (together with the Original Indenture and any other supplements thereto, the "Indenture") among the Company, the Guarantor, the Trustee and the Paying and Transfer Agent to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantor, the Trustee, the Paying and Transfer Agent and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $350,000,000.
The Securities of this series will be redeemable in whole or in part, at the option of the Company at any time, at a redemption price equal to the greater of (i) 100% of the principal amount of the Securities of this series being redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal of and interest on the Securities of this series being redeemed (excluding the portion of any such interest accrued to the date of redemption) discounted (for the purpose of determining present value) to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the Treasury Yield plus ten (10) basis points, plus, in either case, accrued interest to the date of redemption.
"Treasury Yield" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. "Comparable Treasury Issue" means the United States
Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of such Securities of this series to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities of this series.
"Comparable Treasury Price" means, with respect to any redemption date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated
"Composite 3:30 p.m. Quotations for US Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such business day, the Reference Treasury Dealer Quotation for such redemption date.
"Independent Investment Banker" means an independent investment banking institution of national standing appointed by the Company and reasonably acceptable to the Trustee.
"Reference Treasury Dealer Quotations" means, with respect to the Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount and quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such redemption date).
"Reference Treasury Dealer" means a primary US government securities dealer in New York City appointed by the Company and reasonably acceptable to the Trustee.
Notice of redemption shall be given as provided in the Indenture not less than 30 days nor more than 60 days prior to the date fixed for redemption.
If fewer than all the Securities of this series are to be redeemed, selection of Securities for redemption will be made by the Trustee in any manner the Trustee deems fair and appropriate and that complies with applicable legal and securities exchange requirements.
Unless the Company defaults in payment of the redemption price, from and after the redemption date, the Securities of this series or portions thereof called for redemption will cease to bear interest, and the Holders thereof will have no right in respect to such Securities of this series except the right to receive the redemption price thereof.
In the event of redemption of this security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.
The Indenture contains provisions for defeasance of (a) the entire indebtedness of this Security and (b) certain restrictive covenants upon compliance by the Company with certain conditions set forth therein.
If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture. At any time after such declaration of acceleration with respect to Securities of any series has been made, but before a judgment or decree for payment of money has been obtained by the Trustee as provided in the Indenture, if all Events of Default with respect to Securities of this series have been cured or waived (other than the nonpayment of principal of the Securities which has become due solely by reason of such declaration of acceleration) then such declaration of acceleration and its consequences shall be automatically annulled and rescinded.
The Securities of this series are subject to redemption upon not less than 30 nor more than 60 days' notice to the Holders of Securities by first-class mail, at a price equal to the outstanding principal amount thereof, together with Additional Amounts, if any, and accrued interest, if any, to the Redemption Date if (a) the Company or the Guarantor satisfies the Trustee prior to the giving of such notice that it has or will become obligated to pay Additional Amounts as a result of either (i) any change in, or amendment to, the laws or regulations of a Taxing Jurisdiction, or any change in the application or interpretation of such laws or regulations, which change or amendment becomes effective on or after February 19, 1998 or (ii) the issuance of definitive Registered Securities as a result of:
(A) DTC having notified the Company and the Book-Entry Depositary that it was unwilling or unable to continue to hold the Book-Entry Interest or at any time ceasing to be a "clearing agency" registered as such under the Securities Exchange Act of 1934 and, in either case, a successor is not being appointed by the Company within 120 days; (B) the Book-Entry
Depositary for the Securities of this series having notified the Company that it was unwilling or unable to continue as Book-Entry Depositary with respect to a Global security of this series and no successor Book-Entry Depositary having been appointed by the Company within 120 days or (C) an Event of Default with respect to the Securities of this series having occurred and being continuing and a Holder, in such circumstance, having requested in writing that a Global Bearer Security of this series be exchanged for one or more definitive Registered Securities and (b) such obligation cannot be avoided by the Company and the Guarantor taking reasonable measures available to it, subject, as provided in the Indenture, to the delivery by the Company or the Guarantor of an Officers Certificate that such obligation referred to in (a) cannot be avoided by the Company or the Guarantor taking reasonable measures available to it.
The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the Indenture or any supplemental indenture or the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding of all series to be affected (voting as a class). The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future
Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.
No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest, if any, on this Security at the times, place and rate, and in the coin or currency, herein prescribed.
As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the
Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of, premium, if any, and interest, if any, on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.
The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.
No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
When a successor assumes all the obligations of its predecessor under the Securities of this series and the Indenture in accordance with the terms of the Indenture, the predecessor will be released from those obligations.
The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledge of Securities of this series and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.
No stockholder, director, officer, employee, incorporator or Affiliate of the Company shall have any liability for any obligation of the Company under the Securities of this series or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of the Securities of this series by accepting a Security of this series waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities of this series.
This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Security. Customary abbreviations may be used in the name of a Holder of a Securities of this series or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company will cause CUSIP numbers to be printed on the Securities of this series as a convenience to the Holders of the Securities of this series. No representation is made as to the accuracy of such numbers as printed on the Securities of this series and reliance may be placed only on the other identification numbers printed hereon.
This Security shall be governed by and construed in accordance with the laws of the State of New York.
All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.
GUARANTEE

FOR VALUE RECEIVED, YORKSHIRE POWER
GROUP LIMITED, a company duly incorporated and existing under the laws of England and Wales (the "Guarantor", which term includes any successor Person under the Indenture referred to in the Security on which this notation is endorsed), hereby fully and unconditionally guarantees to the Holder of the accompanying Security issued by Yorkshire Power
Finance Limited (the "Company"), pursuant to the terms of the Guarantee contained in Article Fourteen of the Indenture, the due and punctual payment of the principal of, premium, if any, and interest in respect of this Security (and any Additional Amounts payable in respect thereof), when and as the same shall become due and payable, whether at Stated Maturity, by declaration of acceleration, call for redemption or otherwise, in accordance with the terms of this Security and the Indenture. In case of the failure of the Company punctually to pay any such principal, premium, if any, or interest, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable as if such payment were made by the Company.
The obligations of the Guarantor to the Holders of the Securities and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article Fourteen of the Indenture, and reference is hereby made to such Article and Indenture for the precise terms of the Guarantee.
THIS GUARANTEE SHALL BE GOVERNED BY
AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF
THE STATE OF NEW YORK.
The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Security upon which this notation of the Guarantee is endorsed shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.
YORKSHIRE POWER GROUP
LIMITED

By:___________________________
____________
      Authorized Signatory

? Reference is made to Schedule A attached hereto with respect to decreases and increases in the aggregate principal amount of Securities evidenced by this
Certificate.
1232

 .continued from the preceding page
continued on the following page.
10

9



A - 15

A - 1
102978.6
B - 12

B - 1
102978.6

EXHIBIT 4.10

YORKSHIRE POWER FINANCE LIMITED, as Issuer and
YORKSHIRE POWER GROUP LIMITED, as Guarantor and
THE BANK OF NEW YORK,
as Trustee, Principal Paying Agent,
Registrar and Transfer Agent
and
BANQUE GENERALE DU LUXEMBOURG S.A.,
as Paying Agent and Transfer Agent
6.496% Series A Senior Notes due 2008
6.496% Series B Senior Notes due 2008
Second Supplemental Indenture
Dated as of February 25, 1998


SECOND  SUPPLEMENTAL INDENTURE, dated as of
February 25, 1998 (this "Second Supplemental Indenture"), among
YORKSHIRE POWER FINANCE LIMITED, a limited liability company organized under the laws of the Cayman Islands, as issuer (the
"Company"), YORKSHIRE POWER GROUP LIMITED, a private limited company incorporated under the laws of England and Wales, as guarantor
(the "Guarantor"), THE BANK OF NEW YORK, as Trustee, Principal
Paying Agent, Registrar and Transfer Agent under the Original Indenture referred to below (the "Trustee") and BANQUE GENERALE DU
LUXEMBOURG S.A., as Paying and Transfer Agent under the Original
Indenture.
WITNESSETH:
WHEREAS, each of the Company and the Guarantor has
heretofore executed and delivered to the Trustee an indenture dated as of February 1, 1998, as supplemented (hereinafter called the "Original Indenture"), to provide for the issuance from time to time of certain of its unsecured debentures, notes or other evidences of indebtedness (herein called the "Securities"), the form and terms of which are to be established as set forth in Sections 201 and 301 of the Original Indenture;
WHEREAS, Section 901 of the Original Indenture
provides, among other things, that the Company, the Guarantor and the
Trustee may enter into indentures supplemental to the Original Indenture for, among other things, the purpose of establishing the form and terms of the Securities of any series as permitted by Sections 201 and 301 of the Original Indenture and of appointing an Authenticating Agent with respect to the Securities of any series;
WHEREAS, the Company desires to create a series of the
Securities in an aggregate principal amount of $300,000,000 to be designated the "6.496% Series A Senior Notes due 2008" and a series of the Securities in an aggregate principal amount of $300,000,000 to be designated the "6.496% Series B Senior Notes due 2008", and all action on the part of the Company necessary to authorize the issuance of these
Securities under the Original Indenture and this Second Supplemental
Indenture has been duly taken; and
WHEREAS, all acts and things necessary to make such
Securities, when executed by the Company and authenticated and delivered by the Trustee as in the Original Indenture provided, the valid and binding obligations of the Company and to constitute these presents a valid and binding supplemental indenture and agreement according to its terms, have been done and performed;
NOW, THEREFORE, THIS SECOND SUPPLEMENTAL
INDENTURE WITNESSETH:
That in consideration of the premises and of the acceptance
and purchase of the 2008 Securities (hereinafter defined) by the holders thereof and of the acceptance of this trust by the Trustee, each of the
Company and the Guarantor covenants and agrees with the Trustee, for the equal benefit of holders of the 2008 Securities, as follows:
ARTICLE ONE
Definitions
The use of the terms and expressions herein is in accordance with the definitions, uses and constructions contained in the Original Indenture and the forms of Securities attached hereto as Exhibits A and B, respectively. In addition, for all purposes of this Second Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise expressly requires, the following terms shall have the respective meanings assigned to them as follows and shall be construed as if defined in Article One of the Original Indenture:
"Book-Entry Depositary" means The Bank of New York as
designated by the Company in the Deposit Agreement until a successor shall have become such pursuant to the applicable provisions of the Deposit Agreement, and thereafter "Book-Entry Depositary" shall mean such successor Book-Entry Depositary or its nominee or the custodian of either. "Definitive Registered 2008 Securities" means 2008
Securities substantially in the form of Exhibit B to this Second
Supplemental Indenture.
"Deposit Agreement" means the Deposit Agreement, dated
as of February 1, 1998, among the Company, the Book-Entry Depositary and the holders and beneficial owners from time to time of interests in the Book-Entry Interests issued thereunder.
"DTC" means The Depository Trust Company, New York,
New York, or its successors.
"Exchange Offer" means the offer that may be made
pursuant to the Registration Rights Agreement by the Company to
exchange Series B Securities and the Guarantee of the Series B Securities
for the Series A Securities and the Guarantee of the Series A Securities. "Global 2008 Securities" means Global Bearer Securities, evidencing the 2008 Securities, issued to the Book-Entry Depositary substantially in the form of Exhibit A to this Second Supplemental
Indenture.
"Registration Rights Agreement" means the Registration
Rights Agreement, dated February 25, 1998 among the Company, the
Guarantor and the Initial Purchasers named therein as such agreement may be amended, modified or supplemented from time to time.
"Regulation S" means Regulation S under the Securities
Act, as such Regulation may be amended from time to time, or under any similar rules or regulations hereafter adopted by the Commission.
"Restricted Securities Legend" means a legend substantially
in the form of the legend contained in the form of Global 2008 Securities set forth in Exhibit A hereto.
"Restricted Security" means 2008 Securities that bear or are required to bear the Restricted Securities Legend.
"Rule 144A" means Rule 144A under the Securities Act, as
such Rule may be amended from time to time, or under any similar rules or regulation hereafter adopted by the Commission.
 "Series A Securities" means the Company's 6.496% Series
A Senior Notes due 2008, as authenticated and issued under this Indenture. "Series B Securities" means the Company's 6.496% Series
B Senior Notes due 2008, as authenticated and issued under this Indenture. "2008 Securities" means, collectively, the Series A
Securities and the Series B Securities.
ARTICLE TWO
Terms and Issuance of the 2008 Securities
SECTION 201.	Issue of Securities.  A series of
Securities which shall be designated the "6.496% Series A Senior Notes due 2008" and a series of Securities shall be designated the "6.496% Series
B Senior Notes due 2008" each shall be executed, authenticated and delivered in accordance with the provisions of, and shall in all respects be subject to, the terms, conditions and covenants of the Original Indenture and this Second Supplemental Indenture (including the forms of 2008
Securities set forth in Exhibits A and B hereto). The aggregate principal amount of the 2008 Securities which may be authenticated and delivered under the Second Supplemental Indenture shall not, except as permitted by the provisions of the Original Indenture, exceed $300,000,000.
SECTION 202.	Form of 2008 Securities;
Incorporation of Terms. The forms of the Global 2008 Securities and the Definitive Registered 2008 Securities shall be substantially in the forms of Exhibits A and B, respectively, attached hereto, the terms of which are herein incorporated by reference and which are part of this Second
Supplemental Indenture. Series A Securities offered and sold in their initial distribution in reliance on Rule 144A shall initially be issued in the form of one or more separate Global 2008 Securities (each, a "Rule 144A Global Security"). Series A Securities offered and sold in their initial distribution in reliance on Regulation S shall initially be issued in the form of one or more separate Global 2008 Securities (each, a "Regulation S Global
Security").
SECTION 203.	Limitation on Liens.  The covenant
provided by Section 1004 of the Original Indenture shall be applicable to the 2008 Securities.
SECTION 204.	Limitation on Sale and Lease-Back
Transactions.  The covenant provided by Section 1005 of the Original
Indenture shall be applicable to the 2008 Securities.
SECTION 205.	Guarantee.  The Guarantee provided
by Article Fourteen of the Original Indenture shall be applicable to the
2008 Securities.
SECTION 206.	Place of Payment.  The Place of
Payment in respect of the 2008 Securities will be in The City of New York, initially the Corporate Trust Office of The Bank of New York, and, for so
long as the 2008 Securities are listed on the Luxembourg Stock Exchange, in Luxembourg, initially the corporate trust office of Banque Generale du Luxembourg S.A., which at the date hereof, is located at 50 Avenue J. F. Kennedy, L-2951 Luxembourg.
SECTION 207.	Issuance of Global 2008 Securities.
Each of the Series A Securities and the Series B Securities shall be issued as one or more Global 2008 Securities and delivered by the Trustee to the Book-Entry Depositary, as the Holder thereof, or a nominee or custodian therefor, to be held by the Book-Entry Depositary pursuant to the Deposit Agreement. Definitive Registered 2008 Securities shall only be issued by the Company in exchange for the Global 2008 Securities in the circumstances set forth in the Global 2008 Securities.
SECTION 208.	Transfer Restrictions; Exchange
Offer.
(a)	Transfer Restrictions.  Except as permitted by
subsection (b) of this Section 208 or as otherwise determined by the
Company as set forth below in this subsection (a), the 2008 Securities shall bear the Restricted Securities Legend and may not be transferred except in compliance with the Restricted Securities Legend unless otherwise determined by the Company in accordance with applicable law.  Unless with respect to the whole or any portion of any Restricted Security the
Company determines otherwise in accordance with applicable law, the
Restricted Securities Legend borne by such Restricted Security shall be removed by the Company (i) in the case of any Rule 144A Global Security or any Definitive Registered 2008 Security issued in exchange for an interest therein, upon presentation to the Trustee of such Restricted
Security by the Holder thereof at any time on or after the occurrence of the "Resale Restriction Termination Date" on such Legend and (ii) in the case of any Regulation S Global Security or any Definitive Registered 2008
Security issued in exchange for an interest therein, upon presentation to the Trustee of such Restricted Security by the Holder thereof at any time on or after the expiration of the "restricted period" (within the meaning of Regulation S) with respect to any such Security shall have occurred.
If a holder of a beneficial interest in a Rule 144A Global
Security wishes at any time to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in a Regulation S Global Security, or if a holder of a beneficial interest in a Regulation S Global Security wishes at any time to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in a Rule 144A Global Security, upon receipt by the Trustee of (A) written instructions given in accordance with the rules and procedures of
DTC (together with, as applicable, the rules and procedures of The
Euroclear System and Cedel Bank, the "Applicable Procedures") from the applicable Participant directing the Book-Entry Depositary to cause to be credited to another account of a Participant a beneficial interest in such Regulation S Global Security or Rule 144A Global Security (as the case may be) equal to that of the beneficial interest in such Rule 144A Global Security or Regulation S Global Security (as the case may be) to be so transferred, (B) a written order given in accordance with the Applicable Procedures containing information regarding such other account, as well as the account of The Euroclear System or Cedel Bank (as the case may be)
for which such other account is held, to be credited with, and the account of such applicable Participant to be debited for, such beneficial interest and
(C) a certificate satisfactory to the Company, the Guarantor and the
Trustee, as to such transfer's compliance with the registration requirements of the Securities Act, given by the transferor of such beneficial interest, the Trustee shall (1) reduce or increase (as the case may be) the principal amount of such Rule 144A Global Security, and increase or reduce (as the case may be) the principal amount of such Regulation S Global Security, in each case by an amount equal to the principal amount of the beneficial interest in such Rule 144A Global Security or Regulation S Global Security
(as the case may be) to be so transferred, as evidenced by appropriate endorsements on Schedule A to each such Global Security, (2) instruct the Book-Entry Depositary to make a corresponding reduction or increase (as the case may be) to the Book-Entry Interests relating to such Global
Security and (3) cause the Book-Entry Depositary to instruct DTC to credit and debit such beneficial interests to the respective accounts specified in the instructions referred to above.
(b)	Exchange of Series A Securities for Series B
Securities.  The Company shall issue and the Trustee shall authenticate
Series B Securities in exchange for Series A Securities accepted for exchange in the Exchange Offer as follows:
The Company shall present the Trustee with an Officers'
Certificate certifying (i) that, upon issuance of the Series B
Securities, the transactions contemplated by the Exchange
Offer have been consummated and (ii) the aggregate
principal amount of Series A Securities properly tendered in the Exchange Offer.
The Trustee, upon receipt of (i) such Officers' Certificate,
(ii) an Opinion of Counsel (A) to the effect that the Series B Securities have been registered under the Securities Act and the Indenture has been qualified under the Trust Indenture Act and (B) with respect to the matters set forth in Section 3(m) of the Registration Rights Agreement and (iii) a Company Order, shall (A) authenticate 2008 Global Securities representing the Series B Securities in an aggregate principal amount equal to the aggregate principal amount of Series A Securities represented by a 2008
Global Security indicated in such Officers' Certificate as having been properly tendered with terms substantially identical to such Series A Securities, and substantially in the form of Exhibit A hereto, except that such Series B Securities (x) shall not contain the Restricted Securities
Legend and (y) will not provide for any increase in the interest rate thereon under the circumstances set forth in such Series A Securities and (B)
deliver such Global 2008 Securities representing such Series B Securities to the Book-Entry Depositary in exchange for such Global 2008 Security representing such Series A Securities pursuant to the terms of the Deposit Agreement.
Notwithstanding anything, contained in the Indenture, the
Series A Securities and the Series B Securities will vote and consent together on all matters as one class and will not have the right to vote or consent as a separate class in any matter.
SECTION 209.	Regular Record Date for the 2008
Securities. The Regular Record Date for the 2008 Securities shall be 15 calendar days immediately prior to each Interest Payment Date.
ARTICLE THREE
Authenticating Agent; Book-Entry Depositary
SECTION 301.	Authenticating Agent; Book-Entry
Depositary. The Bank of New York, a New York banking corporation, and its successors are hereby appointed Authenticating Agent and Book-Entry Depositary with respect to the 2008 Securities.
ARTICLE FOUR
Miscellaneous
SECTION 401.	Execution of Supplemental
Indenture. This Second Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture and, as provided in the Original Indenture, this Second Supplemental Indenture forms a part thereof.
SECTION 402.	Conflict with Trust Indenture Act.  If
any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Second Supplemental
Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.
SECTION 403.	Effect of Headings.  The Article and
Section headings herein are for convenience only and shall not affect the construction hereof.
SECTION 404.	Successors and Assigns.  All
covenants and agreements in this Second Supplemental Indenture by each of the Company or the Guarantor shall bind its successors and assigns, whether so expressed or not.
SECTION 405.	Separability Clause.  In case any
provision in this Second Supplemental Indenture or in the 2008 Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
SECTION 406.	Benefits of Second Supplemental
Indenture. Nothing in this Second Supplemental Indenture or in the 2008 Securities, express or implied, shall give to any person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Second
Supplemental Indenture.
SECTION 407.	Execution and Counterparts.  This
Second Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.


IN WITNESS WHEREOF, the parties hereof have caused this Second Supplemental Indenture to be duly executed by their respective officers, directors or signatories duly authorized thereto, all as of the day and year first above written.
YORKSHIRE POWER
FINANCE LIMITED


By

    Title:

YORKSHIRE POWER
GROUP LIMITED


By

    Tile:

THE BANK OF NEW
YORK,
as Trustee, Principal Paying
Agent, Security Registrar and
Transfer Agent


By

    Title:

BANQUE GENERALE DU
LUXEMBOURG S.A., as
Paying Agent and Transfer
Agent


By

				    Title:

EXHIBIT A

{FORM OF FACE OF GLOBAL 2008 SECURITY}

[If the Global 2008 Security is a Restricted Security, insert the following legend---THIS SECURITY HAS NOT BEEN
REGISTERED UNDER THE SECURITIES ACT OF 1933, AS
AMENDED (THE "SECURITIES ACT"), OR ANY STATE
SECURITIES LAWS.  NEITHER THIS SECURITY NOR ANY
INTEREST OR PARTICIPATION HEREIN MAY BE
REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED,
ENCUMBERED OR OTHERWISE DISPOSED OF IN THE
ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH
TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE
REGISTRATION REQUIREMENTS OF THE SECURITIES ACT
AND ANY APPLICABLE STATE SECURITIES LAWS.  THE
HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF
AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH
SECURITY, PRIOR TO THE DATE WHICH IS TWO YEARS
AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF
AND THE LAST DATE ON WHICH YORKSHIRE POWER
GROUP LIMITED (THE "GUARANTOR"), YORKSHIRE POWER
FINANCE LIMITED (THE "ISSUER") OR ANY AFFILIATE OF
THE GUARANTOR OR THE ISSUER WAS THE OWNER OF
THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY)
(OR SUCH SHORTER PERIOD AS MAY BE PRESCRIBED BY
RULE 144(k), OR ANY SUCCESSOR PROVISION THEREOF,
UNDER THE SECURITIES ACT) (THE "RESALE RESTRICTION
TERMINATION DATE") ONLY (A) TO THE GUARANTOR OR
THE ISSUER, (B) PURSUANT TO AN EFFECTIVE
REGISTRATION STATEMENT UNDER THE SECURITIES ACT,
(C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR
RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES
ACT ("RULE 144A"), TO A PERSON IT REASONABLY
BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS
DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN
ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED
INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT
THE TRANSFER IS BEING MADE IN RELIANCE ON RULE
144A, (D) PURSUANT TO OFFERS AND SALES TO NON-US
PERSONS THAT OCCUR OUTSIDE THE UNITED STATES
WITHIN THE MEANING OF REGULATION S UNDER THE
SECURITIES ACT, OR (E) PURSUANT TO ANOTHER
AVAILABLE EXEMPTION FROM THE REGISTRATION
REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE
GUARANTOR'S, THE ISSUER'S AND THE TRUSTEE'S RIGHT
PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (i)
PURSUANT TO CLAUSE (D) OR (E) TO REQUIRE THE
DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS
OR OTHER INFORMATION SATISFACTORY TO EACH OF
THEM AND (ii) IN EACH OF THE FOREGOING CASES, TO
REQUIRE THAT A CERTIFICATE IS COMPLETED AND
DELIVERED BY THE TRANSFEROR TO THE TRUSTEE AS TO
COMPLIANCE WITH CERTAIN CONDITIONS TO TRANSFER.
THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF A
HOLDER AFTER THE RESALE RESTRICTION TERMINATION
DATE OR SUCH EARLIER TIME AS DETERMINED BY THE
ISSUER IN ACCORDANCE WITH APPLICABLE LAW.
EACH HOLDER BY ITS ACCEPTANCE OF THIS
SECURITY SHALL BE DEEMED TO HAVE AGREED TO BE
BOUND BY THE PROVISIONS OF THE REGISTRATION
RIGHTS AGREEMENT.]
THIS SECURITY IS A GLOBAL BEARER SECURITY
WITHIN THE MEANING OF THE INDENTURE HEREINAFTER
REFERRED TO AND IS HELD BY A BOOK-ENTRY DEPOSITARY.
THIS SECURITY IS EXCHANGEABLE FOR SECURITIES HELD BY
A PERSON OTHER THAN THE BOOK-ENTRY DEPOSITARY OR
ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES
DESCRIBED IN THE INDENTURE.
UNLESS THIS GLOBAL BEARER SECURITY IS
PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
BOOK-ENTRY DEPOSITARY TO THE ISSUER OR ITS AGENT FOR
EXCHANGE OR PAYMENT, AND ANY DEFINITIVE REGISTERED
SECURITY IS ISSUED IN THE NAME OR NAMES AS DIRECTED IN
WRITING BY THE BOOK-ENTRY DEPOSITARY, ANY TRANSFER,
PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE
BEARER HEREOF, THE BOOK-ENTRY DEPOSITARY, HAS AN
INTEREST HEREIN.
YORKSHIRE POWER FINANCE LIMITED
6.496% [Series A] [Series B] Senior Notes due 2008

No.  		$	?
		CUSIP
No.________

YORKSHIRE POWER FINANCE LIMITED, a limited liability company incorporated under the laws of the Cayman Islands
(herein called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to the bearer upon surrender hereof, the principal sum of __________ Dollars* on ________________, and to pay interest thereon from _____________, or from the most recent Interest Payment
Date to which interest has been paid or duly provided for, semi-annually on ____________ and ____________ in each year, commencing
________________, 199_, at the rate per annum provided in the title hereof, until the principal hereto is paid or made available for payment; [provided, however, that if an Event Date (as defined in the Registration Rights Agreement) occurs, interest will accrue on this Security at a rate of 6.746% per annum from and including the day following the applicable
Event Date to and including the date on which the event that has resulted in Additional Interest (as defined in the Registration Rights Agreement) being required to be paid has been cured pursuant to the terms of the Registration Rights Agreement.] The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the bearer on such Interest Payment Date.
Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the bearer on such Interest Payment Date and may be paid to the bearer hereof at the time of payment of such Defaulted Interest or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.
All payments in respect of this Security and all payments made pursuant to the Guarantee of this Security shall be made in immediately available funds at or through the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The
City of New York, and for so long as this Security shall be listed on the Luxembourg Stock Exchange, in Luxembourg, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debt.
All payments of principal of, and premium, if any, and interest in respect of this Security and all payments made pursuant to the Guarantee of this Security shall be made free and clear of, and without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or within a Taxing Jurisdiction or by or within any political subdivision thereof or any authority therein or thereof having power to tax ("Gross-Up Taxes"), unless such withholding or deduction is required by law. In the event of any such withholding or deduction, the Company shall pay to the Holder such additional amounts ("Additional Amounts") as will result in the payment to such Holder of the amount that would otherwise have been due to such Holder in the absence of such withholding or deduction, except that no such Additional Amounts shall be payable:
(a) to, or to a Person on behalf of, a Holder who is liable for such Gross-Up Taxes in respect of this Security or the Guarantee of this Security by reason of such Holder or beneficial owner having some connection with the relevant Taxing
Jurisdiction (including being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, or being physically present in, such Taxing Jurisdiction) other than the mere holding of this Security or the receipt of principal of, and premium, if any, and interest in respect thereof or in respect of the Guarantee of this Security;
(b) to, or to a Person on behalf of, a Holder who presents this Security (where presentation is required) for payment more than 30 days after the Relevant Date except to the extent that the Holder would have been entitled to such Additional Amounts on presenting this Security for payment on the last day of such period of 30 days;
(c) to, or to a Person on behalf of, a Holder who presents this Security (where presentation is required) in a Taxing
Jurisdiction;
(d) to, or to a Person on behalf of, a Holder who would not be liable or subject to the withholding or deduction by making a declaration of nonresidence or similar claim for exemption to the relevant tax authority; or
(e)  to, or to a Person on behalf of, a Holder of a Registered
Security that is not a Global Security issued pursuant to the request of owners of interests representing a majority in Outstanding principal amount of such Securities following and during the continuance of an Event of Default if such Holder (or any predecessor Holder) was one of such owners requesting that such Registered Securities be so issued.
Such Additional Amounts will also not be payable where, had the beneficial owner of the Security (or any interest therein) been the Holder of the Security, he would not have been entitled to payment of Additional Amounts by reason of any one or more of clauses (a) through
(e) above. If the Company or the Guarantor, as applicable, shall determine that Additional Amounts will not be payable because of the immediately preceding sentence, the Company or the Guarantor, as applicable, will inform such Holder promptly after making such determination setting forth the reason(s) therefor.
"Relevant Date" means whichever is the later of (i) the date on which such payment first becomes due and (ii) if the full amount payable has not been received in The City of New York by the Book-Entry
Depositary of the Trustee on or prior to such due date, the date on which, the full amount having been so received, notice to that effect shall have been given to the bearer hereof in accordance with the Indenture.
References to principal of, and premium or interest in respect of, this Security or any payments pursuant to the Guarantee of this Security shall be deemed to include any Additional Amounts which may be payable as set forth in the Indenture or in this Security.
The Company shall furnish to the Trustee the official receipts (or a certified copy of the official receipts) evidencing payment of the Gross-Up Taxes. Copies of such receipts shall be made available to the Holder of this Security upon request.
So long as the Securities of this series are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock
Exchange so require, notices to Holders of Securities of this series will be published in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger Wort).
REFERENCE IS HEREBY MADE TO THE FURTHER
PROVISIONS OF THIS SECURITY SET FORTH ON THE REVERSE
HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL
PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS
PLACE.
Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an authorized signatory of the Company.


					YORKSHIRE POWER FINANCE
LIMITED


					By

					    Authorized Signatory



CERTIFICATE OF AUTHENTICATION

		This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.

						THE BANK OF NEW
YORK,
						as Trustee


	By_______________________
						    Authorized Signatory

Dated:


[Form of Reverse of Security]

YORKSHIRE POWER FINANCE LIMITED
6.496% [Series A] [Series B] Senior Notes due 2008
This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of February 1, 1998
(herein called the "Original Indenture"), among the Company, Yorkshire
Power Group Limited, as guarantor (the "Guarantor"), The Bank of New
York, as trustee, principal paying agent, registrar and transfer agent (herein called the "Trustee", which term includes any successor trustee under the Indenture), and Banque Generale du Luxembourg S.A., as paying and transfer agent (the "Paying and Transfer Agent"), as supplemented by the Second Supplemental Indenture, dated as of February 25, 1998 (together with the Original Indenture and any other supplements thereto, the "Indenture"), among the Company, the Guarantor, the Trustee and the Paying and Transfer Agent to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantor, the Trustee, the Paying and Transfer Agent and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $300,000,000.
The Securities of this series will be redeemable in whole or in part, at the option of the Company at any time, at a redemption price equal to the greater of (i) 100% of the principal amount of the Securities of this series being redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal of and interest on the Securities of this series being redeemed (excluding the portion of any such interest accrued to the date of redemption) discounted (for the purpose of determining present value) to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the Treasury Yield plus twenty (20) basis points, plus, in either case, accrued interest thereon to the date of redemption. "Treasury Yield" means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. "Comparable Treasury Issue" means the United States
Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of such Securities of this series to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities of this series.
"Comparable Treasury Price" means, with respect to any redemption date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated
"Composite 3:30 p.m. Quotations for US Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such business day, the Reference Treasury Dealer Quotation for such redemption date.
"Independent Investment Banker" means an independent investment banking institution of national standing appointed by the Company and reasonably acceptable to the Trustee.
"Reference Treasury Dealer Quotation" means, with respect to the Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount and quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such redemption date).
"Reference Treasury Dealer" means a primary United States government securities dealer in New York City appointed by the Company and reasonably acceptable to the Trustee.
Notice of redemption shall be given as provided in the Indenture not less than 30 days nor more than 60 days prior to the date fixed for redemption.
If fewer than all the Securities of this series are to be redeemed, selection of Securities of this series for redemption will be made by the Trustee in any manner the Trustee deems fair and appropriate and that complies with applicable legal and securities exchange requirements. Unless the Company defaults in payment of the redemption price, from and after the redemption date, the Securities of this series or portions thereof called for redemption will cease to bear interest, and the Holders thereof will have no right in respect to such Securities of this series except the right to receive the redemption price thereof.
In the event of redemption of this Security in part only, a new Security of this series and of like tenor for the unredeemed portion hereof will be issued to the Holder hereof upon the cancellation hereof.
The Indenture contains provisions for defeasance of (a) the entire indebtedness of this Security and (b) certain restrictive covenants upon compliance by the Company with certain conditions set forth therein.
If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture. At any time after such declaration of acceleration with respect to Securities of any series has been made, but before a judgment or decree for payment of money has been obtained by the Trustee as provided in the Indenture, if all Events of Default with respect to Securities of this series have been cured or waived (other than the non-payment of principal of the Securities which has become due solely by reason of such declaration of acceleration) then such declaration of acceleration and its consequences shall be automatically annulled and rescinded.
The Securities of this Series are subject to redemption in whole but not in part upon not less than 30 nor more than 60 days' notice given as provided in the Indenture, at a price equal to the outstanding principal amount thereof, together with Additional Amounts, if any, and accrued interest, if any, to the Redemption Date if, (a) the Company or the Guarantor satisfies the Trustee prior to the giving of such notice that it has or will become obligated to pay Additional Amounts as a result of either (i) any change in, or amendment to, the laws or regulations of a Taxing Jurisdiction, or any change in the application or interpretation of such laws or regulations, which change or amendment becomes effective on or after February 19, 1998 or (ii) the issuance of Definitive Registered 2008
Securities pursuant to any of clauses (a), (b) or (d) of the third following paragraph and (b) such obligation cannot be avoided by the Company or the Guarantor taking reasonable measures available to it, subject, as provided in the Indenture, to the delivery by the Company or the Guarantor of an Officers' Certificate stating that such obligation to pay Additional Amounts cannot be avoided by the Company or the Guarantor taking reasonable measures available to it.
The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the Indenture or any supplemental indenture or the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding of all series to be affected (voting as a class). The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future
Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.
No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and premium, if any, and interest in respect of this Security and all payments made pursuant to the Guarantee of this Security at the times, place and rate, and in the coin or currency, herein prescribed.
This Security shall be exchangeable, in whole or in the case of clause (d) below, in part as provided in the Indenture, for Definitive Registered 2008 Securities registered in the names of Persons other than the Book-Entry Depositary with respect to such series or its nominee only as provided in this paragraph. This Security shall be so exchangeable if (a) DTC notifies the Company and the Book-Entry Depositary that it is unwilling or unable to continue to hold the Book-Entry Interests or at any time ceases to be a "clearing agency" registered as such under the Exchange Act and in either case, a successor is not appointed by the Company within 120 days, (b) the Book-Entry Depositary for the Securities of this series notifies the Company that it is unwilling or unable to continue as Book-Entry Depositary with respect to this Security and no successor is appointed within 120 days, (c) the Company executes and delivers to the Trustee an Officers' Certificate providing that this Security shall be so exchangeable, (d) there shall have occurred and be continuing an Event of Default with respect to the Securities of this series and the Holder, in such circumstance, shall have requested in writing that this Security be exchanged for one or more Definitive Registered 2008
Securities of this series or (e) while this Security is subject to the transfer restrictions set forth in the Restricted Securities Legend hereon, the Book-Entry Interests cease to be eligible for DTC services because this Security is neither (i) rated in one of the top four categories by a nationally recognized statistical rating organization nor (ii) included within a self-regulatory organization system approved by the Commission for the reporting of quotations and trade information of securities eligible for trade pursuant to Rule 144A, such as the PORTAL system. Securities so issued in exchange for this Security shall be of the same series, having the same interest rate, if any, and maturity and having the same terms as this Security, in authorized denominations and in the aggregate having the same principal amount as this security and registered in such names as the Book-Entry Depositary for this Security shall direct.
The bearer of this Security shall be treated as the owner of it for all purposes, subject to the terms of the Indenture. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.
No service charge shall be made for any such exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
When a successor assumes all the obligations of its predecessor under the Securities of this series and the Indenture in accordance with the terms of the Indenture, the predecessor will be released from those obligations.
The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledge of Securities of this series and may otherwise deal with the Company, the Guarantor or their respective Affiliates as if it were not the Trustee.
No stockholder, director, officer, employee, incorporator or Affiliate of the Company or the Guarantor under the Securities of this series or the Indenture or for any claim based on, in respect of or by reason of, such obligations of their creation. Each Holder of the Securities of this series by accepting Securities this series waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities of this series.
This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Security. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company will cause CUSIP numbers to be printed on the Securities of this series as a convenience to the Holders of the Securities of this series. No representation is made as to the accuracy of such numbers as printed on the Securities of this series and reliance may be placed only on the other identification numbers printed hereon.
This Security shall be governed by and construed in accordance with the laws of the State of New York.
All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.
GUARANTEE

FOR VALUE RECEIVED, YORKSHIRE POWER
GROUP LIMITED, a private limited company duly incorporated and existing under the laws of England and Wales (the "Guarantor", which term includes any successor Person under the Indenture referred to in the Security on which this notation is endorsed), hereby fully and unconditionally guarantees to the Holder of the accompanying Security issued by Yorkshire Power Finance Limited (the "Company"), pursuant to the terms of the Guarantee contained in Article Fourteen of the Indenture, the due and punctual payment of the principal of, and premium, if any, and interest in respect of this Security (and any Additional Amounts payable in respect thereof), when and as the same shall become due and payable, whether at Stated Maturity, by declaration of acceleration, call for redemption or otherwise, in accordance with the terms of this Security and the Indenture. In case of the failure of the Company punctually to pay any such principal, premium, if any, or interest, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable as if such payment were made by the Company.
The obligations of the Guarantor to the Holders of the Securities and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article Fourteen of the Indenture, and reference is hereby made to such Article and Indenture for the precise terms of the Guarantee.
THIS GUARANTEE SHALL BE GOVERNED BY
AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF
THE STATE OF NEW YORK.
The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Security upon which this notation of the Guarantee is endorsed shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.
YORKSHIRE POWER GROUP
LIMITED

By:___________________________
____________
      Authorized Signatory

SCHEDULE A

SCHEDULE OF ADJUSTMENTS


		The initial aggregate principal amount of Securities evidenced by the Certificate to which this Schedule is attached is __________. The notations on the following table evidence decreases and increases in the aggregate principal amount of Securities evidenced by such Certificate.

  Date of	Decrease in	Increase in	Aggregate Principal
Notation by
Adjustment	Aggregate	Aggregate	Amount of Securities
	Security Registrar
		 Principal	 Principal	Remaining After Such
		Amount of	Amount of	Decrease or Increase
		 Securities	 Securities



EXHIBIT B

[FORM OF FACE OF DEFINITIVE REGISTERED 2008 SECURITY]
[If the Definitive Registered 2008 Security is a Restricted Security,
insert the Restricted Securities Legend set forth in Exhibit A hereto.] YORKSHIRE POWER FINANCE LIMITED
6.496% [Series A] [Series B] Senior Notes due 2008
No. _______________
	$___________
________
	CUSIP
No.:__________
YORKSHIRE POWER FINANCE LIMITED, a limited liability company incorporated under the laws of the Cayman Islands
(herein called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to[name of registered owner], or its registered assigns, the principal sum of _______________ Dollars on ______________________, and to pay interest thereon from
____________________, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on __________ and _____________ in each year, commencing
_______________, 199_, at the rate per annum provided in the title hereof, until the principal hereof is paid or made available for payment; [provided, however, that if an Event Date (as defined in the Registration Rights Agreement) occurs, interest will accrue on this Security at a rate of ___% per annum from and including the day following the applicable Event
Date to and including the date on which the event that has resulted in Additional Interest (as defined in the Registration Rights Agreement) being required to be paid has been cured pursuant to the terms of the Registration Rights Agreement.] The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the fifteenth day (whether or not a Business Day) immediately preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Person in whose name this Security (or one or more Predecessor Securities) is registered on such Regular Record Date and may be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.
All payments in respect of this Security and all payments made pursuant to the Guarantee of this Security shall be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, and for so long as this Security shall be listed on the Luxembourg Stock Exchange, in Luxembourg, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debt; provided, however, that at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.
All payments of principal of, premium, if any, and interest in respect of this Security and all payments made pursuant to the Guarantee of this Security shall be made free and clear of, and without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or within a Taxing Jurisdiction or by or within any political subdivision thereof or any authority therein or thereof having power to tax ("Gross-Up Taxes"), unless such withholding or deduction is required by law. In the event of any such withholding or deduction, the Company shall pay to the Holder such additional amounts ("Additional Amounts") as will result in the payment to such Holder of the amount that would otherwise have been due to such Holder in the absence of such withholding or deduction, except that no such Additional Amounts shall be payable:
(a) to, or to a Person on
behalf of, a Holder who is liable for such Gross-Up Taxes in respect of this Security or the Guarantee of this Security by reason of such Holder having some connection with the relevant Taxing
Jurisdiction (including a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, or being physically present in, such Taxing Jurisdiction) other than the mere holding of this Security or the receipt of principal of, premium, if any, and interest in respect thereof or in respect of the Guarantee of this Security;
(b) to, or to a Person on
behalf of, a Holder who presents this Security (where presentation is required) for payment more than 30 days after the Relevant Date except to the extent that the Holder would have been entitled to such Additional Amounts on presenting this Security for payments on the last day of such period of 30 days;
(c) to, or to a Person on
behalf of, a Holder who presents a Security (where presentation is required) in a Taxing Jurisdiction;
(d) to, or to a Person on
behalf of, a Holder who would not be liable or subject to the withholding or deduction by making a declaration of nonresidence or similar claim for exemption to the relevant tax authority; or
(e) to, or to a Person on
behalf of, a Holder of a definitive Registered Security issued pursuant to the request of owners of interests representing a majority in outstanding principal amount in the Book-Entry Interest following and during the continuance of an Event of Default if such Holder (or any predecessor Holder) was one of such owners requesting that definitive Registered Securities be so issued.
Such Additional Amounts will also not be payable where, had the beneficial owner of the Security (or any interest therein) been the Holder of the Security, he would not have been entitled to payment of Additional Amounts by reason of any one or more of clauses (a) through
(e) above. If the Company or the Guarantor, as applicable, shall determine that Additional Amounts will not be payable because of the immediately preceding sentence, the Company or the Guarantor, as applicable, will inform such Holder promptly after making such determination setting forth the reason(s) therefor.
"Relevant Date" means whichever is the later of (i) the date on which such payment first becomes due and (ii) if the full amount payable has not been received in The City of New York by the Trustee or the Holder on or prior to such due date, the date on which, the full amount having been so received, notice to that effect shall have been given to the Holder in accordance with this Indenture.
References to principal of, and premium or interest in respect of, this Security or payments under the Guarantee of this Security shall be deemed to include to any Additional Amounts which may be payable as set forth in the Indenture or in this Security.
The Company shall furnish to the Trustee the official receipts (or a certified copy of the official receipts) evidencing payment of Gross-Up Taxes. Copies of such receipts shall be made available to the Holder of this Security upon request.
So long as the Securities of this series are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock
Exchange so require, notices to Holders of Securities of this series will be published in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger Wort).
REFERENCE IS HEREBY MADE TO THE FURTHER
PROVISIONS OF THIS SECURITY SET FORTH ON THE REVERSE
HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL
PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS
PLACE.
Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an authorized signatory of the Company.
	YORKSHIRE POWER
FINANCE
	LIMITED



	By
		[Title]




CERTIFICATE OF AUTHENTICATION


		This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.

						THE BANK OF NEW
YORK,
						as Trustee


	By__________________________
						    Authorized Signatory

Dated:



[Form of Reverse of Security]

YORKSHIRE POWER FINANCE LIMITED
___% [Series A] [Series B] Senior Notes due 2008
This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of February 1, 1998
(herein called the "Original Indenture"), among the Company, Yorkshire
Power Group Limited, as guarantor (the "Guarantor"), The Bank of New
York, as trustee, principal paying agent, registrar and transfer agent (herein called the "Trustee", which term includes any successor trustee under the Indenture), and Banque Generale du Luxembourg S.A., as paying and transfer agent (the "Paying and Transfer Agent"), as supplemented by the Second Supplemental Indenture, dated as of February 25, 1998 (together with the Original Indenture and any other supplements thereto, the "Indenture") among the Company, the Guarantor, the Trustee and the Paying and Transfer Agent to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantor, the Trustee, the Paying and Transfer Agent and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $300,000,000.
The Securities of this series will be redeemable in whole or in part, at the option of the Company at any time, at a redemption price equal to the greater of (i) 100% of the principal amount of the Securities of this series being redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal of and interest on the Securities of this series being redeemed (excluding the portion of any such interest accrued to the date of redemption) discounted (for the purpose of determining present value) to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the Treasury Yield plus twenty (20) basis points, plus, in either case, accrued interest to the date of redemption.
"Treasury Yield" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. "Comparable Treasury Issue" means the United States
Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of such Securities of this series to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities of this series.
"Comparable Treasury Price" means, with respect to any redemption date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated
"Composite 3:30 p.m. Quotations for US Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, the Reference Treasury Dealer
Quotation for such redemption date.
"Independent Investment Banker" means an independent investment banking institution of national standing appointed by the Company and reasonably acceptable to the Trustee.
"Reference Treasury Dealer Quotations" means, with respect to the Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount and quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such redemption date).
"Reference Treasury Dealer" means a primary US government securities dealer in New York City appointed by the Company and reasonably acceptable to the Trustee.
Notice of redemption shall be given as provided in the Indenture not less than 30 days nor more than 60 days prior to the date fixed for redemption.
If fewer than all the Securities of this series are to be redeemed, selection of Securities for redemption will be made by the Trustee in any manner the Trustee deems fair and appropriate and that complies with applicable legal and securities exchange requirements.
Unless the Company defaults in payment of the redemption price, from and after the redemption date, the Securities of this series or portions thereof called for redemption will cease to bear interest, and the Holders thereof will have no right in respect to such Securities of this series except the right to receive the redemption price thereof.
In the event of redemption of this security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.
The Indenture contains provisions for defeasance of (a) the entire indebtedness of this Security and (b) certain restrictive covenants upon compliance by the Company with certain conditions set forth therein.
If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture. At any time after such declaration of acceleration with respect to Securities of any series has been made, but before a judgment or decree for payment of money has been obtained by the Trustee as provided in the Indenture, if all Events of Default with respect to Securities of this series have been cured or waived (other than the nonpayment of principal of the Securities which has become due solely by reason of such declaration of acceleration) then such declaration of acceleration and its consequences shall be automatically annulled and rescinded.
The Securities of this series are subject to redemption upon not less than 30 nor more than 60 days' notice to the Holders of Securities by first-class mail, at a price equal to the outstanding principal amount thereof, together with Additional Amounts, if any, and accrued interest, if any, to the redemption date if (a) the Company satisfies the Trustee prior to the giving of such notice that it has or will become obligated to pay Additional Amounts as a result of either (i) any change in, or amendment to, the laws or regulations of a Taxing Jurisdiction, or any change in the application or interpretation of such laws or regulations, which change or amendment becomes effective on or after February 19, 1998, or (ii) the issuance of definitive Registered Securities as a result of: (A) DTC having notified the Company and the Book-Entry Depositary that it was unwilling or unable to continue to hold the Book-Entry Interest or at any time ceasing to be a "clearing agency" registered as such under the Securities Exchange Act of 1934 and, in either case, a successor is not being appointed by the Company within 120 days; (B) the Book-Entry
Depositary for the Securities of this series having notified the Company that it was unwilling or unable to continue as Book-Entry Depositary with respect to a Global security of this series and no successor Book-Entry Depositary having been appointed by the Company within 120 days or (C) an Event of Default with respect to the Securities of this series having occurred and being continuing and a Holder, in such circumstance, having requested in writing that a Global Bearer Security of this series be exchanged for one or more definitive Registered Securities and (b) such obligation cannot be avoided by the Company taking reasonable measures available to it, subject, as provided in the Indenture, to the delivery by the Company of an Officers Certificate that such obligation referred to in (a) cannot be avoided by the Company taking reasonable measures available to it.
The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the Indenture or any supplemental indenture or the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding of all series to be affected (voting as a class). The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future
Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.
No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest, in respect of this Security and all payments made pursuant to the Guarantee of this Security at the times, place and rate, and in the coin or currency, herein prescribed.
As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the
Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of, premium, if any, and interest, if any, on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.
The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.
No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
When a successor assumes all the obligations of its predecessor under the Securities of this series and the Indenture in accordance with the terms of the Indenture, the predecessor will be released from those obligations.
The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledge of Securities of this series and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.
No stockholder, director, officer, employee, incorporator or Affiliate of the Company shall have any liability for any obligation of the Company under the Securities of this series or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of the Securities of this series by accepting a Security of this series waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities of this series.
This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Security. Customary abbreviations may be used in the name of a Holder of a Securities of this series or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company will cause CUSIP numbers to be printed on the Securities of this series as a convenience to the Holders of the Securities of this series. No representation is made as to the accuracy of such numbers as printed on the Securities of this series and reliance may be placed only on the other identification numbers printed hereon.
This Security shall be governed by and construed in accordance with the laws of the State of New York.
All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.
GUARANTEE

FOR VALUE RECEIVED, YORKSHIRE POWER
GROUP LIMITED, a company duly incorporated and existing under the laws of England and Wales (the "Guarantor", which term includes any successor Person under the Indenture referred to in the Security on which this notation is endorsed), hereby fully and unconditionally guarantees to the Holder of the accompanying Security issued by Yorkshire Power
Finance Limited (the "Company"), pursuant to the terms of the Guarantee contained in Article Fourteen of the Indenture, the due and punctual payment of the principal of, premium, if any, and interest in respect of this Security (and any Additional Amounts payable in respect thereof), when and as the same shall become due and payable, whether at Stated Maturity, by declaration of acceleration, call for redemption or otherwise, in accordance with the terms of this Security and the Indenture. In case of the failure of the Company punctually to pay any such principal, premium, if any, or interest, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable as if such payment were made by the Company.
The obligations of the Guarantor to the Holders of the Securities and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article Fourteen of the Indenture, and reference is hereby made to such Article and Indenture for the precise terms of the Guarantee.
THIS GUARANTEE SHALL BE GOVERNED BY
AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF
THE STATE OF NEW YORK.
The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Security upon which this notation of the Guarantee is endorsed shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.
YORKSHIRE POWER GROUP
LIMITED


By:___________________________
__________
      Authorized Signatory

? Reference is made to Schedule A attached hereto with respect to decreases and increases in the aggregate principal amount of Securities evidenced by this certificate.

532

 .continued from the preceding page
continued on the following page.
10

	5



A - 13

A - 1

B - 7

B - 1

EXHIBIT 4.11

DEPOSIT AGREEMENT
BETWEEN
THE BANK OF NEW YORK,
as Book-Entry Depositary
and
YORKSHIRE POWER FINANCE LIMITED
Dated as of February 1, 1998



TABLE OF CONTENTS


Page

ARTICLE I Definitions and Other General Provisions	1
Section 1.01.	Definitions	1
Section 1.02.	Rules of Construction	3
ARTICLE II Book-Entry Interests	4
Section 2.01.	Deposit of the Global Senior Notes	4
Section 2.02.	Book-Entry System	4
Section 2.03.	Registration of Transfer of the Book-Entry Interests	4
Section 2.04.	Transfer or Exchange of Global Senior Notes	5
Section 2.05.	Issuance of Definitive Registered Senior Notes in Respect
of the Senior Notes	5
Section 2.06.	Redemption of the Senior Notes	7
Section 2.07.	Cancellation	7
Section 2.08.	Payments in Respect of the Book-Entry Interests and the
Global Senior Notes	7
Section 2.09.	Change in Principal Amount of Global Senior Notes	8
Section 2.10.	Record Date	8
Section 2.11.	Action in Respect of the Book-Entry Interests or the Global
Senior Notes	8
Section 2.12.	Reports	9
Section 2.13.	Additional Amounts	9
Section 2.14.	Changes Affecting Global Senior Notes	10
ARTICLE III The Book-Entry Depositary	10
Section 3.01.	Certain Duties and Responsibilities	10
Section 3.02.	Events of Default	11
Section 3.03.	Certain Rights of Book-Entry Depositary	11
Section 3.04.	Not Responsible for Recitals or Issuance of Senior Notes	12
Section 3.05.	Money Held in Trust	12
Section 3.06.	Compensation and Reimbursement	13
Section 3.07.	Book-Entry Depositary Required; Eligibility	14
Section 3.08.	Resignation and Removal; Appointment of Successor	14
Section 3.09.	Acceptance of Appointment by Successor	15
Section 3.10.	Merger, Conversion, Consolidation or Succession to
Business	16
Section 3.11.	Letter of Representations	16
ARTICLE IV Miscellaneous Provisions	17
Section 4.01.	Notices to Book-Entry Depositary or Issuer	17
Section 4.02.	Notice to DTC; Waiver	17
Section 4.03.	Effect of Headings and Table of Contents	18
Section 4.04.	Successors and Assign	18
Section 4.05.	Separability Clause	18
Section 4.06.	Benefits of Agreement	18
Section 4.07.	GOVERNING LAW	18
Section 4.08.	Jurisdiction	18
Section 4.09.	Counterparts	19
Section 4.10.	Inspection of Agreement	19
Section 4.11.	Satisfaction and Discharge	19
Section 4.12.	Amendments	20
Section 4.13.	Book-Entry Depositary To Sign Amendments	20


DEPOSIT AGREEMENT
This Deposit Agreement (as the same may be amended from time to time in accordance with the provisions hereof, the "Deposit Agreement"), dated as of February 1, 1998, is among The Bank of New
York, a New York banking corporation, as book-entry depositary hereunder (the "Book-Entry Depositary"), Yorkshire Power Finance
Limited, a company with limited liability incorporated under the laws of the Cayman Islands (the "Issuer"), and the holders and beneficial owners from time to time of interests in the Book-Entry Interests.
ARTICLE I

Definitions and Other General Provisions
Section 1.01.	Definitions.
Terms not defined herein have the meanings ascribed to
them in the Indenture. The following terms, as used herein, have the following meanings:
"2003 Senior Notes" mean a series of 6.154% Senior Notes
due 2003 of the Issuer in the aggregate principal amount of $350,000,000 issued under the Indenture.
"2008 Senior Notes" mean a series of 6.496% Senior Notes
due 2008 of the Issuer in the aggregate principal amount of $300,000,000 issued under the Indenture.
"Book-Entry Depositary" means the party named as such in
this Agreement or its nominee or the custodian of either until a successor shall have become such pursuant to Section 3.08 hereof, and thereafter "Book-Entry Depositary" shall mean such successor or its nominee or the custodian of either.
"Book-Entry Interests" means the certificateless depositary
interests that shall at all times, prior to any issuance of Definitive Registered Senior Notes in respect thereof, represent the right to receive 100% of the principal, premium (if any), interest and Additional Amounts
(if any) with respect to the underlying Global Senior Notes and that are issued to DTC or its nominee by the Book-Entry Depositary.
"Book-Entry Register" has the meaning ascribed thereto in
Section 2.03 hereof.
"Corporate Trust Office" means the office of the Book-
Entry Depositary in the City of New York, at which any particular time its corporate trust business shall be principally administered, which at the date hereof is located at 101 Barclay Street, New York, NY 10286, Attn:
Corporate Trust Department, International Finance Unit.
"Definitive Registered Senior Notes" means Senior Notes
issued by the Issuer pursuant to the Indenture substantially in the form included as exhibits to the Supplemental Indentures and registered in the names of the beneficial owners thereof.
"DTC" means The Depository Trust Company, New York,
New York or its successors as the depositary of the Book-Entry Interests as recorded on the Book-Entry Register.
"Exchange Act" means the United States Securities
Exchange Act of 1934, as amended.
"Global Senior Notes" means Senior Notes in bearer form
issued by the Issuer to the Book-Entry Depositary pursuant to the
Indenture substantially in the form included as exhibits to the Supplemental Indentures.
"Guarantor" means Yorkshire Power Group Limited, a
private limited company incorporated under the laws of England and
Wales.
"Indenture" means the Indenture dated as of February 1,
1998, among the Issuer, the Guarantor, and The Bank of New York, as
trustee, principal paying agent, registrar and transfer agent and Banque Generale du Luxembourg S.A., as paying agent and transfer agent, relating to the Senior Notes as originally executed or as it may from time to time be supplemented or amended including by the Supplemental Indentures and for all purposes to the extent applicable, the provisions of the Trust Indenture Act that are deemed to be a part of and govern such instrument. "Indirect Participant" means a Person that holds Interests through Participants.
"Interests" means beneficial interests in the Book-Entry
Interests that will be shown on records maintained in book-entry form by
DTC.
"Issuer" means the party named as such in this Agreement
until a successor replaces it pursuant to the applicable provisions of the Indenture and, thereafter, means such successor.
"Issuer Order" means a written request or order signed in
the name of the Issuer by any Director of the Issuer and by any officer or other person duly authorized by the Board of Directors, and delivered to the Book-Entry Depositary.
"Letters of Representations" means the Letters of
Representations to DTC relating to the 2003 Senior Notes and the 2008
Senior Notes, each dated February 25, 1998, from the Book-Entry
Depositary and the Issuer.
"Participant" has the meaning specified in Section 2.02
herein.
"Officers' Certificate" means a certificate signed in the name of the Issuer by any Director of the Issuer or by any officer or other person duly so authorized by the Board of Directors and delivered to the Book-
Entry Depositary.
"Opinion of Counsel" means a written opinion from legal
counsel, who may be an employee of or regular counsel for the Issuer or may be other counsel reasonably acceptable to the Book-Entry Depositary. "Registered Holder" means, with respect to any Book-Entry
Interest, the Person in whose name such Book-Entry Interest is registered on the Book-Entry Register maintained by the Book-Entry Depositary. "Registration Rights Agreement" means the agreement, dated February 25, 1998, among the Guarantor, the Issuer and the initial purchasers of the Senior Notes whereby, among other things, the
Guarantor and the Issuer have agreed to file a registration statement with the Commission relating to an exchange offer pursuant to which another series of Senior Notes would be offered in exchange for each series of
Senior Notes.
"Responsible Officer", when used with respect to the Book-
Entry Depositary, means any authorized officer of the Book-Entry
Depositary including any vice president, assistant vice president, assistant secretary, treasurer, assistant treasurer, or any other officer of the Book-Entry Depositary who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any depositary matter is referred because of such officer's knowledge of and familiarity with the particular subject. "Securities Act" means the United States Securities Act of
1933, as amended.
"Senior Notes" means the 2003 Senior Notes and the 2008
Senior Notes.
"Supplemental Indentures" mean the First Supplemental
Indenture and Second Supplemental Indenture each dated as of February
25, 1998, among the Issuer, the Guarantor, The Bank of New York, as trustee, principal paying agent, registrar and transfer agent, and Banque Generale du Luxembourg S.A., as paying agent and transfer agent, relating to the 2003 Senior Notes and the 2008 Senior Notes, respectively.
"Taxing Jurisdiction" means (i) any supranational federation to which the United Kingdom belongs or (ii) the jurisdiction (or any political subdivision or taxing authority thereof or therein) in which the Issuer or the Guarantor is incorporated or in which the Issuer or the Guarantor is managed and controlled or has a place of business.
"Trustee" means The Bank of New York and its successors
and assigns, as trustee under the Indenture.
Section 1.02.	Rules of Construction.
Unless the context otherwise requires:
(a)	a term has the meaning assigned to it;
(b)	"or" is not exclusive;
(c)	"including" means including without limitation; and
(d)	words in the singular include the plural and words in
the plural include the singular.
ARTICLE II

Book-Entry Interests
Section 2.01.	Deposit of the Global Senior Notes.
The Book-Entry Depositary hereby accepts custody of the
Global Senior Notes from the Trustee and shall act as Book-Entry
Depositary in accordance with the terms of this Agreement.  The Book-
Entry Depositary shall hold such Global Senior Notes at its Corporate
Trust Office in the City of New York, at the office of the paying agent in Luxembourg or at such place as it shall determine with the consent of the Issuer and shall issue the Book-Entry Interests to DTC or its nominee in accordance with the Letters of Representations.
Section 2.02.	Book-Entry System.
(a)	Upon acceptance by DTC of the Book-Entry
Interests for entry into its book-entry settlement system in accordance with the terms of the Letters of Representations, Interests in the Book-Entry Interests will be recorded on and traded through DTC's book-entry system, and ownership of such Interests shall be shown in, and the transfer of such ownership shall be effected only through, records maintained by (i) DTC or
(ii) institutions that have accounts with DTC ("Participants"). Interests shall be transferable only as units representing authorized denominations of the Senior Notes.
(b)	The Book-Entry Interests shall be issuable only to
DTC or successors of DTC or their respective nominees.  Except as provided in Section 2.05, no beneficial owner of Interests shall be entitled to receive a Definitive Registered Senior Note, and such beneficial owner's Interests shall be reflected only in accordance with the procedures of DTC as set forth in the Letters of Representations.
(c)	Unless and until the Senior Notes are, pursuant to
the Registration Rights Agreement, registered under the Securities Act or exchanged for similar securities registered under the Securities Act, transfers of the Book-Entry Interests and Interests shall be subject to the restrictions on transfer provided in the legend set forth on the face of the Global Senior Notes relating thereto.
Section 2.03.	Registration of Transfer of the Book-Entry
Interests.
The Book-Entry Depositary agrees to maintain at the Book-
Entry Depositary's Corporate Trust Office the Book-Entry Register in
which the Book-Entry Depositary shall (i) record Cede & Co., as nominee of DTC, as the initial registered owner of the Book-Entry Interests and (ii) record the registration and transfer of the Book-Entry Interests. The Book-Entry Interests cannot be transferred unless such transfer is recorded on the Book-Entry Register.  The Book-Entry Depositary shall not constitute the agent of the Issuer for any other purpose and, in particular, it shall not constitute the agent of the Issuer in relation to any payments it may make to DTC in respect of the Book-Entry Interests or be authorized to undertake any obligations on behalf of the Issuer.
The foregoing paragraph shall not (i) impose an obligation
on the Book-Entry Depositary to record the ownership interests in or transfers of Interests held by Participants or its successors or Indirect Participants or (ii) restrict transfers of such Interests held by
Participants or
Indirect Participants. The Book-Entry Depositary shall treat DTC or its nominee as the absolute owner of the Book-Entry Interests for all purposes whatsoever and shall not be bound or affected by any notice to the contrary, other than an order of a court having jurisdiction over the Book-Entry Depositary.
Unless and until Global Senior Notes are exchanged in
whole for Definitive Registered Senior Notes pursuant to Section 2.05, the Book-Entry Depositary may not register the transfer of the Book-Entry
Interests except as a whole: (i) by DTC to its nominee; (ii) by a nominee of DTC to DTC or to another nominee of DTC; or (iii) by DTC or any nominee to a successor depositary or a nominee of such successor depositary.
Section 2.04.	Transfer or Exchange of Global Senior
Notes.
(a)	The Book-Entry Depositary shall hold the Global
Senior Notes in custody for the benefit of DTC.  Subject to Section 3.08, the Book-Entry Depositary shall not transfer or lend the Global Senior
Notes or any interest therein, except that the Global Senior Notes, as a whole and with the Issuer's consent, may be transferred (i) by the Book-
Entry Depositary to a nominee of the Book-Entry Depositary; (ii) by a nominee of the Book-Entry Depositary to the Book-Entry Depositary or
another nominee of the Book-Entry Depositary; or (iii) by the Book-Entry Depositary or any such nominee to a successor Book-Entry Depositary or a nominee of such successor Book-Entry Depositary. Notwithstanding the foregoing, the Book-Entry Depositary may not under any circumstances surrender or deliver the Global Senior Notes to DTC.
(b)	The Book-Entry Depositary shall, upon the request
of the Issuer or the Trustee, exchange a series of Global Senior Notes for another series of Global Senior Notes consistent with the terms of the Supplemental Indentures upon consummation of the transactions contemplated by the Registration Rights Agreement.
Section 2.05.	Issuance of Definitive Registered Senior
Notes in Respect of the Senior Notes.
Except as provided in this Section 2.05, no beneficial owner of Interests shall be entitled to receive Definitive Registered Senior Notes. The Book-Entry Depositary will promptly notify the
Trustee and request in writing that the Issuer issue and the Trustee authenticate and deliver Definitive Registered Senior Notes in exchange for a series of Global Senior Notes, as a whole but not in part, in such names and authorized denominations as the Depositary shall specify, if: (i) DTC notifies the Issuer and the Book-Entry Depositary that it is unwilling or unable to continue to hold the Book-Entry Interests related to the Global Senior Notes of such series or DTC at any time ceases to be a "clearing agency" registered as such under the Exchange Act and, in either case, a successor is not appointed by the Issuer within 120 days; (ii) while the
Global Senior Notes of such series issued pursuant to Rule 144A under the Securities Act are subject to the transfer restrictions set forth in the legend thereon, the Book-Entry Interests therein cease to be eligible for DTC services because the Senior Notes are neither (a) rated in one of the top four categories by a nationally recognized statistical rating organization nor
(b) included within a Self-Regulatory Organization system approved by the Commission for the reporting of quotation and trade information of securities eligible for transfer pursuant to such Rule 144A, such as the
PORTAL system; (iii) the Book-Entry Depositary notifies the Issuer under
Section 3.08 hereof that it is unwilling or unable to continue as Book-Entry Depositary and no successor Book-Entry Depositary is appointed within
120 days; or (iv) the Issuer in its sole discretion executes and delivers to the Trustee an Officers' Certificate providing that the Global Senior Notes of such series shall be so exchangeable.  The Book-Entry Depositary agrees that in such event it will promptly surrender the Global Senior Notes of such series held by it to the Trustee in connection with such exchange and request in writing that the Issuer execute and the Trustee authenticate and deliver without charge Definitive Registered Senior Notes of the same series, having the same interest rate, if any, and maturity and having the same terms as the Interests of the requesting owner, in authorized denominations of $1,000 and integral multiples thereof and of an aggregate principal amount equal to such owner's Interests and that such Global
Senior Notes will be canceled upon issuance of such Definitive Registered Senior Notes.
The Global Senior Notes of a series shall also be
exchangeable, in whole or in part, for Definitive Registered Senior Notes of such series if there shall have occurred and be continuing an Event of
Default with respect to the Senior Notes of such series. In such circumstances, beneficial owners of Interests relating to the Global Senior Notes of such series may request in writing that their Interests be exchanged for one or more Definitive Registered Senior Notes (an
"Optional Definitive Security Request"). Upon receipt of any such written request, the Book-Entry Depositary shall (i) promptly surrender the relevant Global Senior Note to the Trustee and request in writing that the Issuer execute and the Trustee authenticate and deliver without charge Definitive Registered Senior Notes of the same series, having the same interest rate, if any, and maturity and having the same terms as the Interests of the requesting owner, in authorized denominations of $1,000 and integral multiples thereof and of an aggregate principal amount equal to such owner's Interests; and (ii) if the Global Senior Note is being exchanged (x) as a whole, then the surrendered Global Senior Note shall be canceled by the Trustee, or (y) in part, then the principal amount of the surrendered Global Senior Note shall be reduced by an endorsement on
Schedule A thereto in the appropriate amount.
All costs (taxes, governmental charges or otherwise) related to the issuance of Definitive Registered Senior Notes will be borne by the Issuer subject to any exceptions set forth in the Indenture.
Section 2.06.	Redemption of the Senior Notes.
In the event that the Issuer exercises any right to redeem the
Senior Notes of either series in whole or in part, the Book-Entry
Depositary, as holder of the related series of Global Senior Notes, shall, upon notice from the Issuer or the Trustee, as the case may be, surrender the Global Senior Notes representing such series at a place of payment or such other place as the Issuer may designate, and deliver such Global
Senior Notes to the Trustee for cancellation or for reduction of principal amount by an endorsement on Schedule A thereto, as the case may be.
Section 2.07.	Cancellation.
If the Global Senior Notes of a series are surrendered for
payment, for redemption in whole or for exchange in whole for Definitive Registered Notes to any Person other than the Trustee, such Global Senior
Notes shall be surrendered to the Trustee for cancellation.
Section 2.08.	Payments in Respect of the Book-Entry
Interests and the Global Senior Notes.
(a)	Whenever the Book-Entry Depositary, as holder of
the Global Senior Notes, shall receive from the Trustee (or other paying agent under the Indenture) any payment on the Global Senior Notes, such payments shall be distributed promptly to DTC on the payment date for the Global Senior Notes. The payment date for the Book-Entry Interests for payment of any principal or interest shall be the same date as the payment date for the related Global Senior Notes.  So long as DTC is the depositary for the Book-Entry Interests, such payments shall be made in accordance with the Letters of Representations.
(b)	The Book-Entry Depositary will forward to the
Issuer or its agents such information from its records as the Issuer may reasonably request in writing to enable the Issuer or its agents to file necessary reports with governmental agencies, and the Book-Entry
Depositary, the Issuer or their agents may (but shall not be required to) file any such reports necessary to obtain benefits under any applicable tax treaties for DTC or the beneficial owners of Interests.
(c)	Notwithstanding any other provisions of this
Agreement, the Book-Entry Depositary shall be required to pay to DTC only amounts (including Additional Amounts) received by the Book-Entry Depositary from the Issuer under the Global Senior Notes or the Guarantor pursuant to the Guarantee.
(d)	Neither the Issuer, the Guarantor nor any agent of
the Issuer or the Guarantor (including but not limited to any paying agent) will have any responsibility or liability for any aspect relating to payments (including payments of Additional Amounts, if any) made or to be made by the Book-Entry Depositary to DTC in respect of the Global Senior Notes or the Book-Entry Interests.  None of the Issuer, the Guarantor, the
Trustee, the Book-Entry Depositary or any agent of any of the foregoing will have any responsibility or liability for any aspect relating to payments (including payments of Additional Amounts, if any) made or to be made by
DTC on account of a Participant's or Indirect Participant's ownership of an Interest or for maintaining, supervising or reviewing any records relating to a Participant's Interests.
Section 2.09.	Change in Principal Amount of Global
Senior Notes.
Whenever the principal amount at maturity of the Global
Senior Notes held by the Book-Entry Depositary is changed by the Trustee as a result of partial redemption or otherwise, the Book-Entry Depositary shall record on the Book-Entry Register a corresponding change in the principal amount of the related Book-Entry Interests and notify DTC of such corresponding change in accordance with the Letters of
Representations.
Section 2.10.	Record Date.
Whenever any payment is to be made in respect of the
Global Senior Notes or the Book-Entry Depositary shall receive notice of any action to be taken in respect of the Book-Entry Interests or Global
Senior Notes, or whenever the Book-Entry Depositary otherwise deems it appropriate in respect of any other matter, the Book-Entry Depositary shall fix a record date to determine who shall be entitled to receive payment in respect of the Book-Entry Interests corresponding to such Global Senior
Notes or to take any such action or to act in respect of any such matter. Subject to the provisions of this Agreement, only DTC shall be entitled to receive any such payment, to give instructions as to such action or to act in respect of any such matter.
Section 2.11.	Action in Respect of the Book-Entry
Interests or the Global Senior Notes.
(a)	Not later than 10 days from receipt by the Book-
Entry Depositary of notice of any solicitation of consents or request for a waiver or other action with respect to the Book-Entry Interests or the
Global Senior Notes under this Agreement or the Indenture, the Book-
Entry Depositary shall mail to DTC a notice containing (i) such information as is contained in such notice, (ii) a statement of the record date with respect to such consent, waiver or other action, (iii) a statement that, on or prior to a specified date (which specified date may be set no later than 180 days after the record date) (the "Expiration Date") DTC will be entitled, subject to the provisions of or governing the Book-Entry Interests or
Global Senior Notes, as the case may be, to instruct the Book-Entry
Depositary as to such consent, waiver or such action, and (iv) a statement specifying the manner in which such instructions may be given. Upon receipt by the Book-Entry Depositary of instructions from DTC on or prior to the Expiration Date and in the specified manner, the Book-Entry
Depositary shall endeavor (insofar as practicable and permitted under the provisions of or governing the Book-Entry Interests or Global Senior
Notes, as the case may be), to take such measures regarding the requested consent, waiver or other action in respect of such Book-Entry Interests or Global Senior Notes, as the case may be, as shall be in accordance with
DTC's instructions subject to Section 3.03(f).  The Book-Entry Depositary shall not itself exercise any discretion in the granting of consents or waivers or the taking of any other action in respect of the Book-Entry Interests or Global Senior Notes, as the case may be.
(b)	DTC may direct the time, method and place of
conducting any proceeding for any remedy available to the Book-Entry
Depositary or of exercising any trust or power conferred on the Book-
Entry Depositary.  However, the Book-Entry Depositary may refuse to follow any direction that conflicts with law or this Agreement or the
Indenture or, subject to Section 3.01 hereof, that the Book-Entry
Depositary determines would involve it in personal liability.
Section 2.12.	Reports.
The Book-Entry Depositary shall immediately (and in no
event later than 10 days from receipt) send to DTC a copy of any notices, reports and other communications received by it relating to the Issuer, the Senior Notes or the Book-Entry Interests.
Section 2.13.	Additional Amounts.
All payments in respect of Global Senior Notes made by the
Book-Entry Depositary pursuant to this Agreement shall be made free and clear of, and without deduction or withholding for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or within a Taxing Jurisdiction or by or within any political subdivision thereof or any authority therein or thereof having power to tax ("Gross-Up
Taxes"), unless the withholding or deduction is then required by law.  In the event that such withholding or deduction is required to be made, the Book-Entry Depositary shall pay to DTC such Additional Amounts that have been paid by the Issuer or the Guarantor to the Book-Entry
Depositary as will result in the payment to DTC of the amount that would otherwise have been receivable by DTC in the absence of such withholding or deduction; provided, that Additional Amounts need only be paid to DTC to the extent that payments of Additional Amounts from the Issuer or the Guarantor are required under Section 1009 of the Indenture.
At least 10 days prior to the first interest payment date, and at least 10 days prior to each succeeding interest payment date if there has been any change with respect to the matters set forth in the below-
mentioned Officers' Certificate, the Issuer will furnish the Book-Entry Depositary with an Officers' Certificate instructing the Book-Entry
Depositary whether such payment of principal of, premium, if any, or interest on such Book-Entry Interests shall be made to DTC without deduction or withholding for or on account of any Gross-Up Taxes.  If any such deduction or withholding shall be required, prior to such interest payment date the Issuer will furnish the Book-Entry Depositary with an Officers' Certificate that specifies the amount required to be deducted or withheld on such payment. The Issuer shall indemnify the Book-Entry Depositary, its officers, directors and employees for, and hold it harmless against, any loss, liability or expense reasonably incurred without negligence, willful misconduct or bad faith on its part arising out of or in connection with actions taken or omitted by it in reliance on any Officers' Certificate furnished to it pursuant to this Section 2.14.
Section 2.14.	Changes Affecting Global Senior Notes.
Upon any reclassification of the Global Senior Notes, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Issuer or to which it is a party, or upon an exchange of the Global Senior Notes pursuant to the Indenture, any securities that shall be received by the Book-Entry Depositary in exchange for, in conversion of or in respect of the Global Senior Notes shall be treated as new Global Senior Notes under this Agreement and the Book-Entry
Interests shall thenceforth represent beneficial interests in such new Global Senior Notes so received.
ARTICLE III

The Book-Entry Depositary
Section 3.01.	Certain Duties and Responsibilities.
(a)	The Book-Entry Depositary undertakes to perform
such duties and only such duties as are specifically set forth in this Agreement and no implied covenants or obligations shall be read into this Agreement against the Book-Entry Depositary.
(b)	In the absence of bad faith on its part, the Book-
Entry Depositary may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Book-Entry Depositary and conforming to the requirements of this Agreement, but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Book-Entry Depositary, the Book-Entry Depositary shall examine the same to determine whether or not they conform to the requirements of this Agreement.
(c)	No provision of this Agreement shall be construed
to relieve the Book-Entry Depositary from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:
(i)	the Book-Entry Depositary shall not be liable
for any error of judgment made in good faith by a
Responsible Officer of the Book-Entry Depositary, unless
the Book-Entry Depositary was negligent in ascertaining the
pertinent facts; and
(ii)	the Book-Entry Depositary shall not be liable
with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the
Depositary relating to the time, method and place of
conducting any proceeding for any remedy available to the
Book-Entry Depositary, or exercising any power conferred
upon the Book-Entry Depositary, under this Agreement or
the Indenture.
(d)	No provision of this Agreement shall require the
Book-Entry Depositary to spend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in
the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability satisfactory to the Book-Entry Depositary has not been reasonably assured to it.
(e)	Whether or not therein expressly so provided, every
provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Book-Entry Depositary shall be subject to the provisions of this Section 3.01.
Section 3.02.	Events of Default.
(a)	Subject to Section 2.13, within 90 days after the
occurrence of any Event of Default of which a Responsible Officer of the Book-Entry Depositary assigned to its corporate trust department has actual knowledge, the Book-Entry Depositary shall transmit by mail to the Depositary in the manner provided in Section 4.02 hereof, notice of such
Event of Default, unless such Event of Default shall have been cured or waived.
(b)	Upon the occurrence of any Event of Default or in
connection with any other right of the holder of the Global Senior Notes under the Indenture, and if requested by notice in writing by the Registered Holder, the Book-Entry Depositary shall take such action as shall be requested in such notice in respect of the Global Senior Notes.
Section 3.03.	Certain Rights of Book-Entry Depositary.
Subject to the provisions of Section 3.01 hereof:
(a)	the Book-Entry Depositary may rely and shall be
protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;
(b)	any request or direction of the Issuer mentioned
herein shall be sufficiently evidenced by an Officers' Certificate or Issuer Order or as otherwise expressly provided herein and any resolution of the
Board of Directors may be sufficiently evidenced by a Board Resolution;
(c)	the Book-Entry Depositary may consult with
counsel, and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;
(d)	the Book-Entry Depositary shall not be bound to
make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Book-Entry Depositary, in its discretion, may make further inquiry or investigation into such facts or matters as it may see fit, and, if the Book-Entry Depositary shall determine to make such further inquiry or investigation, it shall be entitled upon reasonable prior request and during normal business hours to examine the books, records and premises of the Issuer, personally or by agent or attorney;
(e)	the Book-Entry Depositary may execute any of the
trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, but the Book-Entry Depositary shall be responsible for any misconduct or negligence on the part of any such agent or attorney appointed by it hereunder;
(f)	the Book-Entry Depositary shall be under no
obligation to expend or risk its own funds or to exercise, at the request or direction of DTC, any of the rights or powers vested in it by this
Agreement or the Indenture unless DTC shall have offered to the Book-
Entry Depositary security or indemnity satisfactory to the Book-Entry Depositary against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;
(g)	whenever in the administration of its duties under
this Agreement the Book-Entry Depositary shall deem it desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, the Book-Entry Depositary (unless other evidence be herein specifically prescribed) may, in the absence of negligence or bad faith on its part, rely upon an Officers' Certificate.
Section 3.04.	Not Responsible for Recitals or Issuance of
Senior Notes.
The recitals contained in the Indenture and in the Senior
Notes, except the Trustee's certificates of authentication, shall be taken as the statements of the Issuer and the Book-Entry Depositary assumes no responsibility for their correctness. The Book-Entry Depositary makes no representations as to the validity or sufficiency of this Agreement or of the Senior Notes. The Book-Entry Depositary shall not be accountable for the use or application by the Issuer of the proceeds with respect to the Senior
Notes.
Section 3.05.	Money Held in Trust.
Money held by the Book-Entry Depositary in trust
hereunder need not be segregated from other funds held by the Book-Entry Depositary, except to the extent required by law. The Book-Entry
Depositary shall be under no obligation to invest or pay interest on any money received by it hereunder, except as otherwise agreed in writing with the Issuer. Any interest accrued on funds deposited with the Book-Entry Depositary under this Agreement shall be paid to the Issuer from time to time and DTC shall have no claim to any such interest.
Section 3.06.	Compensation and Reimbursement.
The Issuer agrees:
(a)	to pay to the Book-Entry Depositary from time to
time such compensation as is agreed upon in writing for services rendered by it hereunder;
(b)	except as otherwise expressly provided herein, to
reimburse the Book-Entry Depositary upon its request for all reasonable expenses, disbursements and advances incurred or made by the Book-Entry Depositary in accordance with any provision of this Agreement (including the reasonable compensation and the reasonable expenses and
disbursements of its agents and counsel, which compensation, expenses and disbursements shall be set forth in sufficient written detail to the satisfaction of the Issuer), except any such expense, disbursement or advance as may be attributable to its or their negligence, willful misconduct or bad faith; and
(c)	to indemnify the Book-Entry Depositary for, and to
hold it harmless against, any loss, liability or expense incurred without negligence, bad faith or willful misconduct on its part arising out of or in connection with the acceptance or administration of this Agreement and its duties hereunder, including the costs and expenses of defending itself against any claim of liability in connection with the exercise or performance of any of its powers or duties hereunder. The Indemnity provided by this
Section 3.06(c) shall survive the satisfaction and discharge of this
Agreement pursuant to Section 4.11 hereof.
In case any claim shall be made or action brought against
the Book-Entry Depositary for any reason for which indemnity may be sought against the Issuer in accordance with paragraph (c) above, the Book-Entry Depositary shall promptly notify the Issuer in writing setting forth the particulars of such claim or action and the Issuer may assume the defense thereof. In the event that the Issuer elects to assume such defense and select such counsel, the Book-Entry Depositary shall have the rights to employ its own counsel, but, in any such case, the fees and expenses of such counsel shall be at the expense of the Book-Entry Depositary, unless
(i) the Issuer agreed in writing to pay such fees and expenses or (ii) the named parties to any such action (including any impleaded parties) include both the Book-Entry Depositary and the Issuer and the Book-Entry
Depositary shall have been advised by its counsel that a conflict of interest between the Book-Entry Depositary and the Issuer may arise (and Issuer's counsel shall have concurred with such advise) and for this reason it is not desirable for the Issuer's counsel to represent both the Book-Entry
Depositary and the Issuer (it being understood, however, that the Issuer shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for reasonable fees and expenses of more than one separate firm of attorneys for the Book-
Entry Depositary (plus any local counsel retained by the Book-Entry
Depositary in their reasonable judgement), which firm shall be designated in writing by the Book-Entry Depositary).  The Book-Entry Depositary
agrees to give all assistance reasonably required in connection with the conduct of any such claim or action.
Section 3.07.	Book-Entry Depositary Required; Eligibility.
At all times when there is a Book-Entry Depositary
hereunder, such Book-Entry Depositary shall be a corporation organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia, having, together with its parents, a combined capital and surplus of at least $50,000,000, subject to supervision or examination by Federal, state or District of Columbia authority and willing to act on reasonable terms.  Such corporation shall have its principal place of business in the Borough of Manhattan, The City of New York, if there be such a corporation in such location willing to act upon reasonable and customary terms and conditions. If such corporation, or its parent, publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 3.07, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Book-Entry Depositary hereunder shall at all times be the Trustee under the Indenture, subject to receipt of an Opinion of Counsel that the same Person is precluded by law from acting in such capacities.  If at any time the Book-Entry Depositary shall cease to be eligible in accordance with the provisions of this Section 3.07, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.
Section 3.08.	Resignation and Removal; Appointment of
Successor.
(a)	No resignation or removal of the Book-Entry
Depositary and no appointment of a successor Book-Entry Depositary pursuant to this Article shall become effective until (i) the acceptance of appointment by the successor Book-Entry Depositary in accordance with the applicable requirements of Section 3.09 hereof or (ii) the issuance of Definitive Registered Senior Notes for all Global Senior Notes in
accordance with Section 2.05 hereof and the Indenture.
(b)	The Book-Entry Depositary may at any time resign
as Book-Entry Depositary with respect to the Global Senior Notes by giving written notice thereof to the Issuer and DTC, in accordance with
Section 4.01 and Section 4.02 hereof, 60 days prior to the effective date of such resignation. The Book-Entry Depositary may be removed at any time upon 90 days' notice by the filing with it of an instrument in writing signed on behalf of the Issuer and specifying such removal and the date when it is intended to become effective. If the instrument of acceptance by a successor Book-Entry Depositary required by Section 3.09 hereof shall not have been delivered to the Book-Entry Depositary within 30 days after the giving of such notice of resignation or removal, the resigning Book-Entry Depositary may petition any court of competent jurisdiction for the appointment of a successor Book-Entry Depositary.
(c)	If at any time:
(i)	the Book-Entry Depositary shall cease to be
eligible under Section 3.07 hereof, or shall cease to be
eligible as Trustee under the Indenture, and shall fail to
resign after written request therefor by the Issuer or by
DTC, or
(ii)	the Book-Entry Depositary shall become
incapable of acting with respect to the Book-Entry Interests or shall be adjudged a bankrupt or insolvent, or a receiver
or liquidator of the Book-Entry Depositary or of its
property shall be appointed or any public officer shall take charge or control of the Book-Entry Depositary or of its
property or affairs for the purpose of rehabilitation,
conservation or liquidation.
then, in any such case, (i) the Issuer, by Board Resolution, may remove the Book-Entry Depositary and appoint a successor Book-Entry Depositary, and (ii) if the Issuer shall fail to remove such Book-Entry Depositary and appoint a successor Book-Entry Depositary within 30 days of any such event, then DTC may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Book-
Entry Depositary or Book-Entry Depositaries and the appointment of a successor Book-Entry Depositary, unless Definitive Registered Senior
Notes have been issued in accordance with the Indenture.
(d)	If the Book-Entry Depositary shall resign, be
removed or become incapable of acting, or if a vacancy shall occur in the office of Book-Entry Depositary for any cause, the Issuer, by Board
Resolution, shall promptly appoint a successor Book-Entry Depositary
(other than the Issuer) and shall comply with the applicable requirements of
Section 3.09 hereof.  If no successor Book-Entry Depositary with respect to the Global Senior Notes shall have been so appointed by the Issuer and accepted appointment in the manner required by Section 3.09 within 120 days of any such resignation, removal, incapacity or vacancy, then DTC may request that Definitive Registered Senior Notes in such names and denominations as DTC shall instruct in writing with respect to such Global Senior Notes be issued. The Book-Entry Depositary will thereupon surrender such Global Senior Notes to the Trustee for cancellation and the Trustee shall distribute such Definitive Registered Senior Notes in accordance with the instructions of DTC.
(e)	The Issuer shall give, or shall cause such successor
Book-Entry Depositary to give, notice of each resignation and each removal of a Book-Entry Depositary and each appointment of a successor Book-Entry Depositary to DTC in accordance with Section 4.02 hereof.
Each notice shall include the name of the successor Book-Entry Depositary and the address of its Corporate Trust Office.
Section 3.09.	Acceptance of Appointment by Successor.
(a)	In case of the appointment hereunder of a successor
Book-Entry Depositary, every such successor Book-Entry Depositary so appointed shall execute, acknowledge and deliver to the Issuer and to the retiring Book-Entry Depositary an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Book-Entry
Depositary shall become effective and such successor Book-Entry
Depositary, without any further act, deed or conveyance, shall become vested with all the rights, powers, agencies and duties of the retiring Book-Entry Depositary, with like effect as if originally named as Book-Entry Depositary hereunder; but, on the request of the Issuer or the successor Book-Entry Depositary, such retiring Book-Entry Depositary shall
(i) execute and deliver an instrument transferring to such successor Book-Entry Depositary all the rights and powers of the retiring Book-Entry Depositary and (ii) duly assign, transfer and deliver to such successor Book-Entry Depositary all property and money held by such retiring Book-
Entry Depositary hereunder. Any retiring Book-Entry Depositary shall, nonetheless, retain a prior claim upon all property or funds held or collected by such Book-Entry Depositary to secure any amounts then due it pursuant to Section 3.06 hereof except to the extent that such prior claim and security would breach or constitute a default under the Indenture or
Senior Notes.
(b)	Upon request of any such successor Book-Entry
Depositary, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Book-Entry
Depositary all such rights, powers and agencies referred to in paragraph (a)
of this Section 3.09.
(c)	No successor Book-Entry Depositary shall accept its
appointment unless at the time of such acceptance such successor Book-
Entry Depositary shall be eligible under this Article.
(d)	Upon acceptance of appointment by any successor
Book-Entry Depositary as provided in this Section 3.09, the Issuer shall give notice thereof to the Depositary in accordance with Section 4.02 hereof.  If the acceptance of appointment is substantially contemporaneous with the resignation of the Book-Entry Depositary, then the notice called for by the preceding sentence may be combined with the notice called for by Section 3.08(b) hereof. If the Issuer fails to give such notice within 10 days after acceptance of appointment by the successor Book-Entry
Depositary, the successor Book-Entry Depositary shall cause such notice to be given at the expense of the Issuer.
Section 3.10.	Merger, Conversion, Consolidation or
Succession to Business.
Any corporation into which the Book-Entry Depositary may
be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Book-Entry Depositary shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Book-Entry Depositary, shall be the successor of the Book-Entry
Depositary hereunder, without the execution of filing of any paper or any further act on the part of any of the parties hereto.
Section 3.11.	Letters of Representations.
  The Book-Entry Depositary agrees to comply with all of the provisions set forth in the Letters of Representations so long as DTC is the holder of the Book-Entry Interests.
ARTICLE IV

Miscellaneous Provisions
Section 4.01.	Notices to Book-Entry Depositary or Issuer.
Any request, demand, authorization, direction, notice,
consent, or waiver or other document provided or permitted by this
Agreement to be made upon, given or furnished to, or filed with, the Book-Entry Depositary by DTC, by the Trustee or
the Issuer shall be sufficient for every purpose hereunder
(unless otherwise herein expressly provided) if made, given, furnished or filed in writing and personally delivered or
mailed, first-class postage prepaid, to the Book-Entry
Depositary at its Corporate Trust Office, Attention:
Corporate Trust Trustee Administration Department, or at
any other address previously furnished in writing by the
Book-Entry Depositary to DTC, the Trustee and the Issuer,
or
   the Issuer, by the Book-Entry Depositary or by DTC
shall be sufficient for every purpose hereunder (unless
otherwise herein expressly provided) if made, given,
furnished or filed in writing and personally delivered or
mailed, first-class postage prepaid to Yorkshire Power
Finance Limited, c/o Yorkshire Power Group Limited,
Wetherby Road, Scarcroft, Leeds LS14 3HS, England,
Attention:  Finance Director, or at any other address
previously furnished in writing to the Book-Entry
Depositary by the Issuer.
Section 4.02.	Notice to DTC; Waiver.
Where this Agreement provides for notice to DTC of any
event, such notice shall be sufficiently given (unless otherwise herein expressly provided or as provided in the Letter of Representations) if in writing and mailed, first-class postage prepaid, to DTC at the address notified to the Book-Entry Depositary, in each case not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. Where this Agreement provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by DTC shall be filed with the Book-Entry Depositary, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.
In case by reason of the suspension of regular mail service
or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Book-Entry Depositary shall constitute a sufficient notification for every purpose hereunder.
Section 4.03.	Effect of Headings and Table of Contents.
The Article and Section headings herein are for convenience
only and shall not affect the construction hereof.
Section 4.04.	Successors and Assign.
All covenants and agreements in this Agreement and the
Senior Notes by the Issuer shall bind its successors and assigns, whether so expressed or not.
Section 4.05.	Separability Clause.
In case any provision in this Agreement or in the Senior
Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof and thereof shall not in any way be affected or impaired thereby.
Section 4.06.	Benefits of Agreement.
Nothing in this Agreement, the Senior Notes or the
Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any benefits or any legal or equitable right, remedy or claim under this Agreement; provided, that DTC and the beneficial owners of Interests shall be intended third-party beneficiaries of this Agreement. DTC and beneficial owners from time to time of Interests in the Book-Entry Interests shall be parties to this Agreement and shall be bound by all of the terms and conditions hereof and of the Indenture and the Senior Notes, by their acceptance of delivery of the Interests or beneficial interests therein.
Section 4.07.	GOVERNING LAW.
THIS AGREEMENT SHALL BE GOVERNED BY, AND
CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE
OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE
PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE
APPLICATION OF THE LAWS OF ANOTHER JURISDICTION
WOULD BE REQUIRED THEREBY.
Section 4.08.	Jurisdiction.
(a)	The Issuer agrees that any legal suit, action or
proceeding against the Issuer brought by the Book-Entry Depositary arising out of or based upon this Agreement may be instituted in any state or Federal court in the Borough of Manhattan, The City of New York, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding and, until the satisfaction and discharge of this Agreement pursuant to Section 4.11 hereof, irrevocably submits to the nonexclusive jurisdiction of such courts in any suit, action or proceeding.
(b)	The Issuer has appointed CT Corporation System at
1633 Broadway, New York, New York 10019, as its authorized agent (the "Authorized Agent") upon whom process may be served in any legal suit, action or proceeding arising out of or based upon this Agreement which may be instituted in the Supreme Court of New York, New York County of the United States District Court for the Southern District of New York
by DTC or the Book-Entry Depositary, and expressly accepts the nonexclusive jurisdiction of any such court in respect of any such action.
Such appointment shall be irrevocable.  Service of process upon the
Authorized Agent shall be deemed, in every respect, effective service of process upon the Issuer. Notwithstanding the foregoing, any action based on this Agreement may be instituted by the Book-Entry Depositary in any competent court in England or the Cayman Islands.
(c)	To the extent that the Issuer may in any jurisdiction
claim for itself or its assets immunity (to the extent such immunity may now or hereafter exist, whether on the grounds of sovereign immunity or otherwise) from suit, execution, attachment (whether in aid of execution, before judgment or otherwise) or other legal process (whether through service or notice or otherwise), and to the extent that in any such jurisdiction there may be attributed to itself or its assets such immunity (whether or not claimed), the Issuer irrevocably agrees with respect to any matter arising under this Deposit Agreement for the benefit of the
Registered Holder from time to time of the Book-Entry Interests, not to claim, and irrevocably waives, such immunity to the full extent permitted by the laws of such jurisdiction.
Section 4.09.	Counterparts.
This Agreement may be executed in any number of
counterparts by the parties hereto on separate counterparts, each of which, when so executed and delivered, shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.
Section 4.10.	Inspection of Agreement.
A copy of this Agreement shall be available at all reasonable times during normal business hours at the Corporate Trust Office of the Book-Entry Depositary for inspection by DTC.
Section 4.11.	Satisfaction and Discharge.
This Agreement upon Issuer Order shall cease to be of
further effect, and the Book-Entry Depositary, at the expense of the Issuer shall execute proper instruments acknowledging satisfaction and discharge of this Agreement, when (i) either (a) the Indenture has been satisfied and discharged pursuant to the provisions thereof or (b) Definitive Registered Senior Notes have been issued and the Global Senior Notes have been canceled in accordance with the provisions of Section 2.07 and the
Indenture, (ii) the Issuer has paid or caused to be paid all sums payable hereunder by the Issuer and (iii) the Issuer has delivered to the Book-Entry Depositary an Officers' Certificate and an Opinion of Counsel, stating that all conditions precedent herein provided relating to the satisfaction and discharge of this Agreement have been complied with.
Section 4.12.	Amendments.
The Issuer and the Book-Entry Depositary may amend this
Agreement without the consent of DTC:
(a)	to cure any formal defect, omission, inconsistency or
ambiguity herein;
(b)	to add to the covenants and agreements of the Issuer
or the Book-Entry Depositary ;
(c)	to effect the assignment of the Book-Entry
Depositary's rights and duties to a qualified successor as provided herein;
(d)	to comply with any requirements of the Securities
Act, the Exchange Act, the Investment Company Act of 1940, as amended, the Trust Indenture Act or any other applicable securities laws;
(e)	to modify this Agreement in connection with an
amendment to the Indenture that does not require the consent of DTC; or
(f)	to modify, alter, amend or supplement this
Agreement in any other respect not inconsistent with this Agreement which, in the opinion of counsel acceptable to the Issuer, is not materially adverse to DTC or the beneficial owners of Interests.
Except as set forth in this Section 4.12, no amendment
which materially adversely affects DTC or beneficial owners of Interests may be made to this Agreement without the consent of DTC or such beneficial owner.
Section 4.13.	Book-Entry Depositary To Sign
Amendments.
The Book-Entry Depositary shall sign any amendment authorized pursuant to Section 4.12 hereof if the amendment does not materially adversely affect the rights, duties, liabilities or immunities of the Book-Entry Depositary. If it does, the Book-Entry Depositary may, but need not sign it.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.
YORKSHIRE POWER
FINANCE LIMITED


By:
	Name:
	Title:
THE BANK OF NEW
YORK, as
Book-Entry Depositary


By:
      Name:
      Title:


 .continued from the preceding page
continued on the following page.
ii
NY-115100.6






i
NY-115100.7

6
NY-115100.7



NY-115100.7


EXHIBIT 4.12

THIS TRUST DEED is made on 17th January, 1995 BETWEEN:

(1)	YORKSHIRE ELECTRICITY GROUP plc, a company incorporated
under the laws of England, whose registered office is at Wetherby Road, Scarcroft, Leeds LS14 3HS, England (the "Issuer"); and

(2)	BANKERS TRUSTEE COMPANY LIMITED, a company
incorporated under the laws of England, whose registered office is at 1 Appold Street, Broadgate, London EC2A 2HE (the "Trustee", which expression shall, wherever the context so admits, include such company and all other persons or companies for the time being the trustee or trustees of these presents) as trustee for the Holders and Couponholders (each as defined below).

WHEREAS:

(1)	By resolutions of the board of directors of the Issuer passed on 15th
December, 1994 and by resolutions of a duly authorised committee of the board of directors of the Issuer passed on 4th and 5th January, 1995 the Issuer has resolved to issue (POUND)200,000,000 9 1/4 per cent. Bonds due 2020 to be constituted by this Trust Deed.

(2)	The said Bonds in definitive form will be either in bearer form with
Coupons attached or in registered form without Coupons but holders of definitive Bonds in bearer form will have the option to exchange such Bonds for definitive Bonds in registered form and vice versa, all upon and subject to the terms and conditions of these presents.

(3)	The Trustee has agreed to act as trustee of these presents for the benefit of
the Holders and Couponholders upon and subject to the terms and conditions of these presents.

NOW THIS TRUST DEED WITNESSES AND IT IS AGREED AND
DECLARED as follows:

1.	DEFINITIONS
(A)	In these presents unless there is anything in the subject or context inconsistent therewith the following expressions shall have the following meanings:

"Agency Agreement" means, in relation to the Securities of any series, the agreement appointing the initial Paying Agents and, if applicable, Registrar and Transfer Agents in relation to such Securities and any other agreement for the time being in force appointing Successor paying agents and, if applicable, registrars or transfer agents in relation to such Securities, or in connection with their duties, the terms of which have previously been approved in writing by the Trustee, together with any agreement for the time being in force amending or modifying with the prior written approval of the Trustee any of the aforesaid agreements in relation to such Securities;

"Agent Bank" means, in relation to the Securities of any relevant series, the bank initially appointed as agent bank in relation to such Securities by the Issuer pursuant to the relative Agent Bank Agreement or, if applicable, any Successor agent bank in relation to such Securities;

"Agent Bank Agreement" means, in relation to the Securities of any relevant series, the agreement (which may, but need not, be the relative Agency Agreement) appointing the initial Agent Bank in relation to such Securities and any other agreement for the time being in force appointing any Successor agent bank in relation to such Securities, or in connection with its duties, the terms of which have previously been approved in writing by the Trustee, together with any agreement for the time being in force amending or modifying with the prior written approval of the Trustee any of the aforesaid agreements in relation to such Securities;

"Appointee" means any attorney, manager, agent, delegate or other person appointed by the Trustee under these presents;

"Auditors" means the auditors for the time being of the Issuer or, in the event of their being unable or unwilling promptly to carry out any action requested of them pursuant to the provisions of these presents, such other firm of accountants as may be nominated or approved by the Trustee for the purposes of these presents after consultation with the Issuer where, in the opinion of the Trustee, such consultation is practicable;

"Capital and Reserves" has the meaning set out in Condition 4;

"Bearer Securities" means those of the Securities which are for the time being in bearer form;

"Cedel" means Cedel, socie'te'  anonyme;

"Conditions" means:

(i)	in relation to the Original Bonds, the Conditions to be endorsed on the Original Bonds in definitive form in the form or substantially in the form set out in Part III of the Second Schedule as the same may from time to time be modified in accordance with these presents and any reference in these presents to a particular specified Condition or paragraph of a Condition shall in relation to the Original Bonds be construed accordingly; and

(ii)	in relation to the Further Securities of any series, the Conditions to be endorsed on such Further Securities in definitive form in the form or substantially in the form set out or referred to in the supplemental Trust Deed relating thereto as the same may from time to time be modified in accordance with these presents and any reference in these presents to a particular specified Condition or paragraph of a Condition shall in relation to the Further
Securities of any series, unless either referring specifically to a particular specified Condition or paragraph of a Condition of such Further Securities or the context otherwise requires, be construed as a reference to the provisions (if any) in the Conditions thereof which correspond to the provisions of the particular specified Condition or paragraph of a Condition of the Original Bonds;

"Couponholders" means the several persons who are for the time being holders of the Coupons;

"Coupons" means the bearer interest coupons appertaining to the Bearer Securities in definitive form or, as the context may require, a specific number thereof and includes any replacements for Coupons issued pursuant to Condition 14 and, where the context so permits, the Talons;

"Euroclear" means Morgan Guaranty Trust Company of New York,
Brussels office, as operator of the Euroclear System;

"Event of Default" means any of the conditions, events or acts provided in Condition 11 to be events upon the happening of which the Securities of any series would, subject only to notice by the Trustee as therein provided, become immediately due and repayable;

"Excluded Subsidiary" has the meaning set out in Condition 4;

"Extraordinary Resolution" has the meaning set out in paragraph 20 of the Fourth Schedule;

"Further Securities" means bonds or notes (whether in bearer or registered form) of the Issuer constituted by a Trust Deed supplemental to this Trust Deed pursuant to Clause 2(D) or the principal amount thereof for the time being outstanding or as the context may require a specific number thereof and includes any replacements for Further Securities issued pursuant to Condition 14 and where applicable any Global Security issued in respect thereof and, where the context requires or admits, includes the Receipts issued in respect of any Further Securities;

"Global Security" means the Original Global Bond and/or any other global bond or note issued in respect of the Further Securities of any series and includes any replacements for Global Securities issued pursuant to Condition 14;

"Holders" means the several persons who are for the time being holders of the Securities (being, in the case of Bearer Securities, the bearers thereof and, in the case of Registered Securities, the several persons whose names are entered in the register of holders of the Registered Securities as the holders thereof) and the words "holder" and "holders" and related expressions shall (where appropriate) be construed accordingly;

"indebtedness for borrowed money" has the meaning set out in Condition 4;

"Liability" means any loss, damage, cost, charge, claim, demand, expense, judgment, action, proceeding or other liability whatsoever (including, without limitation, in respect of taxes, duties, levies, imposts and other charges) and including any value added tax or similar tax charged or chargeable in respect thereof and legal fees and expenses on a full indemnity basis;

"Original Bearer Bonds" means those of the Original Bonds which are for the time being in bearer form;

"Original Bondholders" means the several persons who are for the time being holders of the Original Bonds and, where the context so requires or admits, shall include the Original Receiptholders;

"Original Bonds" means the bonds (whether in bearer or registered form) comprising the said (POUND)200,000,000 9 1/4 per cent. Bonds due
2020 of the Issuer hereby constituted or the principal amount thereof for the time being outstanding or, as the context may require, a specific number thereof and includes any replacements for Original Bonds issued pursuant to Condition 14, where the context so requires or admits any Original Receipts and (except for the purposes of Clause 3) the Original Global Bond;

"Original Couponholders" means the several persons who are for the time being holders of the Original Coupons;

"Original Coupons" means the Coupons appertaining to the Original
Bearer Bonds;

"Original Global Bond" means the global bond in respect of the Original Bearer Bonds to be issued pursuant to Clause 3(A) in the form or substantially in the form set out in the First Schedule;

"Original Receiptholders" means the holders of  the Original Receipts;

"Original Receipts" means the Receipts appertaining to the Original
Bonds;

"Original Registered Bonds" means those of the Original Bonds which are for the time being in registered form;

"Original Talons" means the Talons appertaining to the Original Bearer Bonds in definitive form;

"outstanding" means in relation to the Securities all the Securities issued other than:

(a)	those Securities which have been redeemed pursuant to these
presents;

(b)	those Securities in respect of which the date for redemption in accordance with the Conditions has occurred and the redemption moneys (including premium (if any) and all interest payable thereon) have been duly paid to the Trustee or to the Principal
Paying Agent in the manner provided in the Agency Agreement
(and where appropriate notice to that effect has been given to the relative Holders in accordance with Condition 15) and remain available for payment against presentation of the relevant
Securities and/or Coupons;

(c)	those Securities which have been purchased and cancelled in
accordance with Condition 7;

(d)	those Securities which have become void under Condition 10;

(e)	those mutilated or defaced Securities which have been surrendered and cancelled and in respect of which replacements have been issued pursuant to Condition 14;

(f)	(for the purpose only of ascertaining the principal amount of the
Securities outstanding and without prejudice to the status for any other purpose of the relevant Securities) those Securities which are alleged to have been lost, stolen or destroyed and in respect of which replacements have been issued pursuant to Condition 14;

(g)	any Global Security to the extent that it shall have been
exchanged for another Global Security in respect of the Securities of the relevant series or for the Securities of the relevant series in definitive form pursuant to its provisions; and

(h)	those Bearer Securities which have been exchanged for Registered
Securities (and, where applicable, vice versa) and which have been cancelled or, if permitted by the Conditions of such Securities, are for the time being retained by or on behalf of the Issuer, in each case pursuant to the provisions of these presents;

PROVIDED THAT for each of the following purposes, namely:

(i)	the right to attend and vote at any meeting of the Holders or any of them;

(ii)	the determination of how many and which Securities are for the time being outstanding for the purposes of Clause 8(A), Conditions 11, 12 and 16 and paragraphs 2, 5, 6 and 9 of the
Fourth Schedule;

(iii)	any discretion, power or authority (whether contained in these presents or vested by operation of law) which the Trustee is required, expressly or impliedly, to exercise in or by reference to the interests of the Holders or any of them; and

(iv)	the determination by the Trustee whether any event, circumstance, matter or thing is, in its opinion, materially prejudicial to the interests of the Holders or any of them,

those Securities (if any) which are for the time being held by, for the benefit of, or on behalf of, the Issuer or any Subsidiary of the Issuer, any holding company of the Issuer or any other Subsidiary of any such holding company shall (unless and until ceasing to be so held) be deemed not to remain outstanding;

"Paying Agents" means, in relation to the Securities of any series, the several institutions (including where the context permits the Principal Paying Agent) at their respective specified offices initially appointed as paying agents in relation to such Securities by the Issuer pursuant to the relative Agency Agreement and/or, if applicable, any Successor paying agents in relation to such Securities;

"PES Licence" has the meaning set out in Condition 8(d)(vii)(A)(aa);

"PES Subsidiary" has the meaning set out in Condition 4;

"Potential Event of Default" means any condition, event or act which, with the lapse of time and/or the issue, making or giving of any notice, certification, declaration, demand, determination and/or request and/or the taking of any similar action and/or the fulfilment of any similar condition, would constitute an Event of Default;

"Principal Paying Agent" means, in relation to the Securities of any series, the institution at its specified office initially appointed as principal paying agent in relation to such Securities by the Issuer pursuant to the relative Agency Agreement or, if applicable, any Successor principal paying agent in relation to such Securities;

"Principal Subsidiary" means at any time a Subsidiary of the Issuer (not being an Excluded Subsidiary or any other Subsidiary of the Issuer whose only indebtedness for borrowed money is Project Finance Indebtedness):

(a)	whose net profits before tax attributable to the Issuer
(consolidated in the case of a Subsidiary which itself has Subsidiaries and which in the normal course, prepares consolidated accounts) or whose gross assets (consolidated in the case of a Subsidiary which itself has Subsidiaries) represent in each case (or, in the case of a Subsidiary acquired after the end of the financial period to which the then latest relevant audited consolidated accounts of the Issuer and its Subsidiaries relate, are equal to) not less than 20 per cent. of the consolidated net profits before tax attributable to the shareholders of the Issuer, or, as the case may be, consolidated gross assets, of the Issuer and its Subsidiaries taken as a whole, all as calculated respectively by reference to the then latest audited accounts (consolidated or, as the case may be, unconsolidated) of such Subsidiary and the then latest audited consolidated accounts of the Issuer and its Subsidiaries, provided that:

(i)	in the case of a Subsidiary acquired after the end of the
financial period to which the then latest relevant audited consolidated accounts relate, the reference to the then latest audited consolidated accounts for the purposes of the calculation above shall, until consolidated accounts for the financial period in which the acquisition is made have been prepared and audited as aforesaid, be deemed to be a reference to such first-mentioned accounts as if such Subsidiary had been shown in such accounts by reference to its then latest relevant audited accounts, adjusted as deemed appropriate by the Auditors; and

(ii)	if, in the case of a Subsidiary which itself has
Subsidiaries, no consolidated accounts are prepared and audited, its consolidated net profits before tax attributable to the Issuer and consolidated gross assets shall be determined on the basis of pro forma consolidated accounts of the relevant Subsidiary and its Subsidiaries prepared and audited for this purpose by the Auditors or the auditors for the time being of the relevant Subsidiary; or

(b)	to which is transferred all or substantially all of the business, undertaking and assets of a Subsidiary of the Issuer which immediately prior to such transfer is a Principal Subsidiary, provided that the transferor Subsidiary shall upon such transfer forthwith cease to be a Principal Subsidiary and the transferee
Subsidiary shall cease to be a Principal Subsidiary pursuant to this sub-paragraph (b) on the date on which the consolidated accounts of the Issuer and its Subsidiaries for the financial period current at the date of such transfer have been prepared and audited as aforesaid but so that such transferor Subsidiary or such transferee Subsidiary may be a Principal Subsidiary on or at any time after the date on which such consolidated accounts have been prepared and audited as aforesaid by virtue of the provisions of sub-paragraph (a) above or before, on or at any time after such date by virtue of the provisions of this sub-paragraph (b) or sub-paragraph (c) below; or

(c)	to which is transferred a business, an undertaking or assets which, taken together with the business, undertaking and assets of the transferee Subsidiary, generated (or, in the case of the transferee Subsidiary being acquired after the end of the financial period to which the then latest relevant audited consolidated accounts of the Issuer and its Subsidiaries relate, generate net profits before tax attributable to the Issuer equal to) not less than 20 per cent. of the consolidated net profits before tax attributable to the shareholders of the Issuer, or represent (or, in the case aforesaid, are equal to) not less than 20 per cent. of the consolidated gross assets, of the Issuer and its Subsidiaries taken as a whole, all as calculated as referred to in sub-paragraph (a) above, provided that the transferor Subsidiary (if a Principal Subsidiary) shall upon such transfer forthwith cease to be a Principal Subsidiary unless immediately following such transfer its business, undertaking and assets generate (or, in the case aforesaid, generate net profits before tax attributable to the Issuer equal to) not less than 20 per cent. of the consolidated net profits before tax attributable to the shareholders of the Issuer, or its assets represent (or, in the case aforesaid, are equal to) not less than 20 per cent. of the consolidated gross assets, of the Issuer and its Subsidiaries taken as a whole, all as calculated as referred to in sub-paragraph (a) above, and the transferee Subsidiary shall cease to be a Principal Subsidiary pursuant to this sub-paragraph (c) on the date on which the consolidated accounts of the Issuer and its Subsidiaries for the financial period current at the date of such transfer have been prepared and audited but so that such transferor Subsidiary or such transferee Subsidiary may be a Principal Subsidiary on or at any time after the date on which such consolidated accounts have been prepared and audited as aforesaid by virtue of the provisions of sub-paragraph (a) above or before, on or at any time after such date by virtue of the provisions of this sub-paragraph (c) or sub-paragraph (b) above,

Provided that, in calculating the consolidated net profits before tax attributable to the shareholders of the Issuer or consolidated gross assets of the Issuer and the Subsidiaries taken as a whole, amounts in respect of minority interests shall only be excluded if and to the extent that such amounts have not been already excluded in the course of preparation of the relevant consolidated accounts.

For the purposes of this definition if there shall at any time not be any relevant audited consolidated accounts of the Issuer and its Subsidiaries, references thereto herein shall be deemed to refer to a consolidation by the Auditors of the relevant audited accounts of the Issuer and its Subsidiaries.

A report by the Auditors that in their opinion a Subsidiary of the Issuer is or is not or was or was not at any particular time or throughout any specified period a Principal Subsidiary shall, in the absence of manifest error, be conclusive and binding on all parties;

"Project Finance Indebtedness" has the meaning set out in Condition 4;

"Receiptholders" means the holders of the Receipts;

"Receipts" means the non-transferable receipts (if any) for Securities to be issued by Paying Agents to the Holders pursuant to Condition 8(c);

"Reference Banks" means, in relation to the Securities of any relevant series, the several banks initially appointed as reference banks in relation to such Securities by the Issuer and referred to in the Conditions of such Securities and/or, if applicable, any Successor reference banks in relation to such Securities;

"Registered Securities" means those of the Securities which are for the time being in registered form;

"Registrar" means, in relation to the Securities of any relevant series (being, or which are exchangeable for, Registered Securities), the institution at its specified office initially appointed as registrar in relation to such Securities by the Issuer pursuant to the relative Agency Agreement or, if applicable, any Successor registrar in relation to such Securities;

"Relevant Date" has the meaning set out in Condition 9;

"Relevant Indebtedness" has the meaning set out in Condition 4;

"repay", "redeem" and "pay" shall each include both the others and cognate expressions shall be construed accordingly;

"Restructuring Event" has the meaning set out in Condition 8(d)(vii);

"Security Interest" has the meaning set out in Condition 4;

"Securities" means, as the context may require, the Original Bonds and/or any Further Securities and/or any series thereof;

"Subsidiary" means any company which is for the time being a subsidiary (within the meaning of Section 736 of the Companies Act 1985 of Great Britain);

"Successor" means, in relation to the Agent Bank, the Principal Paying Agent, the other Paying Agents, the Reference Banks, the Registrar and the Transfer Agents, any successor to any one or more of them in relation to the Securities of the relevant series which shall become such pursuant to the provisions of these presents, the relative Agent Bank Agreement and/or the relative Agency Agreement (as the case may be) and/or such other or further agent bank, principal paying agent, paying agents, reference banks, registrar and/or transfer agents (as the case may be) in relation to such Securities as may (with the prior approval of, and on terms previously approved by, the Trustee in writing) from time to time be appointed as such, and/or, if applicable, such other or further specified offices (in the former case being within the same city as those for which they are substituted) as may from time to time be nominated, in each case by the Issuer, and (except in the case of the initial appointments and specified offices made under and specified in the Conditions, the relative Agent Bank Agreement and/or the relative Agency Agreement, as the case may be) notice of whose appointment or, as the case may be, nomination has been given to the relevant Holders pursuant to Clause 13(xiii) in accordance with Condition 15;

"Talons" means the talons appertaining to, and exchangeable in accordance with the provisions therein contained for further Coupons appertaining to, the Bearer Securities of any relevant series in definitive form and includes any replacements for Talons issued pursuant to Condition 14;

"The Stock Exchange" means, in relation to the Securities of any relevant series, the stock exchange or exchanges (if any) on which such Securities are quoted or listed on the issue thereof;

"these presents" means this Trust Deed and the Schedules and any Trust Deed supplemental hereto and the Schedules (if any) thereto and the Securities, the Coupons and the Conditions, all as from time to time modified in accordance with the provisions herein or therein contained;

"Transfer Agents" means, in relation to the Securities of any relevant series (being, or which are exchangeable for, Registered Securities), the institutions at their respective specified offices initially appointed as transfer agents in relation to such Securities by the Issuer pursuant to the relative Agency Agreement and/or, if applicable, any Successor transfer agents in relation to such Securities;

"Trust Corporation" means a corporation entitled by rules made under the Public Trustee Act 1906 of Great Britain or entitled pursuant to any other comparable legislation applicable to a trustee in any other jurisdiction to carry out the functions of a custodian trustee;

words denoting the singular shall include the plural and vice versa;

words denoting one gender only shall include the other genders; and

words denoting persons only shall include firms and corporations and vice versa.

(B)	(i)	All references in these presents to principal and/or premium and/or interest in respect of the Securities or to any moneys payable by the Issuer under these presents shall be deemed to include a reference to any additional amounts which may be payable under Condition 9 or, if applicable, under any undertaking or covenant given pursuant to Clause 13(xv) or Clause 20(A)(2)(ii).

	(ii)	All references in these presents to principal or principal amount shall, unless the context otherwise requires, be deemed to include the Redemption Price (as defined in Condition 7).

(iii)	All references in these presents to "pounds", "sterling", "pounds sterling" or the sign "(POUND)" shall be construed as references to the lawful currency for the time being of the United Kingdom.

(iv)	All references in these presents to any statute or any provision of any statute shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made thereunder or under any such modification or re-enactment.

(v)	All references in these presents to guarantees or to an obligation being guaranteed shall be deemed to include respectively references to indemnities or to an indemnity being given in respect thereof.

(vi)	All references in these presents to any action, remedy or method of proceeding for the enforcement of the rights of creditors shall be deemed to include, in respect of any jurisdiction other than England, references to such action, remedy or method of proceeding for the enforcement of the rights of creditors available or appropriate in such jurisdiction as shall most nearly approximate to such action, remedy or method of proceeding described or referred to in these presents.

(vii)	All references in these presents to taking proceedings against the
Issuer shall be deemed to include references to proving in the winding up of the Issuer.

(viii)	Wherever in these presents the Issuer is required to give an opinion or make any determination, the Issuer shall, in so doing, be entitled to rely on advice from professional advisers but so that, as between the Issuer, the Trustee, the Holders and the Couponholders, the Issuer alone shall be liable as to the validity of such opinion or determination.

(ix)	Unless the context otherwise requires words or expressions used in these presents shall bear the same meanings as in the Companies Act 1985 of Great Britain.

(x)	In this Trust Deed references to Schedules, Clauses, sub-clauses, paragraphs and sub-paragraphs shall be construed as references to the Schedules to this Trust Deed and to the Clauses, sub-clauses, paragraphs and sub-paragraphs of this Trust Deed respectively.

(xi)	In these presents tables of contents and Clause headings are included for ease of reference and shall not affect the construction of these presents.

2.	COVENANT TO REPAY AND TO PAY INTEREST ON ORIGINAL BONDS
(A)	THE aggregate principal amount of the Original Bonds is limited to
(POUND)200,000,000.

(B)	The Issuer covenants with the Trustee that it will, in accordance with these presents, on the due date for the final maturity of the Original Bonds provided for in the Conditions, or on such earlier date as the same or any part thereof may become immediately due and repayable thereunder, pay or procure to be paid unconditionally to or to the order of the Trustee in pounds sterling in London in immediately available funds the principal amount of the Original Bonds repayable on that date and shall in the meantime and until such date (both before and after any judgment or other order of a court of competent jurisdiction) pay or procure to be paid unconditionally to or to the order of the Trustee as aforesaid interest
(which shall accrue from day to day) on the principal amount of the Original Bonds at the rate of 9 1/4 per cent. per annum payable (less tax, if appropriate) annually in arrear on 17th January, the first such payment to be made on 17th January , 1996 and to amount to a full year's interest PROVIDED THAT:

(i)	every payment of principal or interest in respect of the Original
Bearer Bonds and every payment of principal in respect of the Original Registered Bonds to or to the account of the Principal
Paying Agent in the manner provided in the Agency Agreement shall operate in satisfaction pro tanto of the relative covenant by the Issuer in this Clause except to the extent that there is default in the subsequent payment thereof in accordance with the Conditions to the relevant Original Bondholders or Original
Couponholders (as the case may be);

(ii)	every payment of interest in respect of the Original Registered
Bonds to the relevant Original Bondholders as provided in the Conditions (whether by the Issuer or the Registrar) shall operate in satisfaction pro tanto of the relative covenant by the Issuer in this Clause;

(iii)	in any case where payment of principal is not made to the Trustee or the Principal Paying Agent on or before the due date, interest shall continue to accrue on the principal amount of the Original
Bonds (both before and after any judgment or other order of a court of competent jurisdiction) at the rate aforesaid (or, if higher, the rate of interest on judgment debts for the time being provided by English law) up to and including the date which the Trustee determines to be the date on and after which payment is to be made to the Original Bondholders in respect thereof as stated in a notice given to the Original Bondholders in accordance with Condition 15 (such date to be not later than 30 days after the day on which the whole of such principal amount, together with an amount equal to the interest which has accrued and is to accrue pursuant to this proviso up to and including that date, has been received by the Trustee or the Principal Paying Agent);

(iv)	in any case where payment of the whole or any part of the
principal amount of any Original Bond is improperly withheld or refused upon due presentation thereof (other than in circumstances contemplated by proviso (iii) above) interest shall accrue on that principal amount payment of which has been so withheld or refused (both before and after any judgment or other order of a court of competent jurisdiction) at the rate aforesaid (or, if higher, the rate of interest on judgment debts for the time being provided by English law) from and including the date of such withholding or refusal up to and including the date on which, upon further presentation of the relevant Original Bond, payment of the full amount (including interest as aforesaid) in pounds sterling payable in respect of such Original Bond is made or (if earlier) the seventh day after notice is given to the relevant Original Bondholder (either individually or in accordance with Condition 15) that the full amount (including interest as aforesaid) in pounds sterling payable in respect of such Original Bond is available for payment, provided that, upon further presentation thereof being duly made, such payment is made.

The Trustee will hold the benefit of this covenant on trust for the Original Bondholders and the Original Couponholders in accordance with these presents.

TRUSTEE'S REQUIREMENTS REGARDING PAYING AGENTS,
REGISTRAR AND TRANSFER AGENTS

(C)	At any time after an Event of Default or a Potential Event of Default shall have occurred or the Securities shall otherwise have become due and repayable or the Trustee shall have received any money which it proposes to pay under Clause 9 to the Holders and/or Couponholders, the Trustee
may:

(i)	by notice in writing to the Issuer, the Principal Paying Agent, the other Paying Agents, the Registrar and the Transfer Agents require the Principal Paying Agent, the other Paying Agents, the Registrar and the Transfer Agents pursuant to the Agency
Agreement:

(a)	to act thereafter as Principal Paying Agent, Paying
Agents, Registrar and Transfer Agents respectively of the Trustee in relation to payments to be made by or on behalf of the Trustee under the provisions of these presents mutatis mutandis on the terms provided in the Agency Agreement (save that the Trustee's liability under any provisions thereof for the indemnification, remuneration and payment of out-of-pocket expenses of the Paying Agents, the Registrar and the Transfer Agents shall be limited to the amounts for the time being held by the Trustee on the trusts of these presents relating to the relative Securities) and thereafter to hold all Securities and Coupons and all sums, documents and records held by them in respect of Securities and Coupons on behalf of the Trustee; or

(b)	to deliver up all Securities and Coupons and all sums,
documents and records held by them in respect of Securities and Coupons to the Trustee or as the Trustee shall direct in such notice provided that such notice shall be deemed not to apply to any documents or records which the relative Paying Agent, the Registrar or the relative Transfer Agent, as the case may be, is obliged not to release by any law or regulation; and

(ii)	by notice in writing to the Issuer require it to make all subsequent payments in respect of the Securities and Coupons to or to the order of the Trustee and not to the Principal Paying Agent; with effect from the issue of any such notice to the Issuer and until such notice is withdrawn provisos (i) and (ii) to sub-clause (B) of this Clause relating to the Original Bonds and any similar provisos relating to any Further Securities shall cease to have effect.

FURTHER ISSUES

(D)	(i)	The Issuer shall be at liberty from time to time (but subject always to the provisions of these presents) without the consent of the Holders or Couponholders to create and issue further bonds or notes (whether in bearer or registered form) either (a) ranking pari passu in all respects (or in all respects save for the first payment of interest thereon), and so that the same shall be consolidated and form a single series, with the Original Bonds and/or the Further
Securities of any series or (b) upon such terms as to ranking, interest, conversion, redemption and otherwise as the Issuer may at the time of issue thereof determine.

(ii)	Any further bonds or notes which are to be created and issued pursuant to the provisions of paragraph (i) above so as to form a single series with the Original Bonds and/or the Further Securities of any series shall be constituted by a trust deed supplemental to this Trust Deed and any other further bonds or notes which are to be created and issued pursuant to the provisions of paragraph (i) above may (subject to the consent of the Trustee) be constituted by a trust deed supplemental to this Trust Deed. In any such case the Issuer shall prior to the issue of any further bonds or notes to be so constituted (being Further Securities) execute and deliver to the Trustee a trust deed supplemental to this Trust Deed (in relation to which all applicable stamp duties or other documentation fees, duties or taxes have been paid and, if applicable, duly stamped or denoted accordingly) and containing a covenant by the Issuer in the form mutatis mutandis of Clause 2(B) in relation to the principal, premium (if any) and interest in respect of such Further Securities and such other provisions (whether or not corresponding to any of the provisions contained in this Trust Deed) as the Trustee shall require.

(iii)	A memorandum of every such supplemental Trust Deed shall be
endorsed by the Trustee on this Trust Deed and by the Issuer on its duplicate of this Trust Deed.

(iv)	Whenever it is proposed to create and issue any Further Securities the Issuer shall give to the Trustee not less than 14 days' notice in writing of its intention so to do stating the amount of further bonds or notes proposed to be created and issued.

(E)	Any Further Securities not forming a single series with the Original Bonds or Further Securities of any series shall form a separate series and accordingly, unless for any purpose the Trustee in its absolute discretion shall otherwise determine, the provisions of sub-clause (C) of this Clause and of Clauses 4 to 21 (both inclusive) and 22(B) and the Third and Fourth Schedules shall apply mutatis mutandis separately and independently to each series of the Securities and in such Clauses and Schedules the expressions "Securities", "Holders", "Coupons",
"Couponholders", "Receipts", "Receiptholders" and "Talons" shall be construed accordingly.

3.	FORM AND ISSUE OF ORIGINAL BONDS AND ORIGINAL COUPONS
(A)	THE Original Bearer Bonds shall be represented initially by the Original
Global Bond which the Issuer shall issue to a bank depositary common to both Euroclear and Cedel on terms that such depositary shall hold the same for the account of the persons who would otherwise be entitled to receive the Original Bearer Bonds in definitive form ("Definitive Original Bearer Bonds") (as notified to such depositary by UBS Limited on behalf of the Managers of the issue of the Original Bonds) and the successors in title to such persons as appearing in the records of Euroclear and Cedel for the time being.

(B)	The Original Global Bond shall be printed or typed in the form or substantially in the form set out in the First Schedule. The Original Global Bond shall be in the aggregate principal amount shown therein and shall be signed manually by a person duly authorised by the Issuer on behalf of the Issuer and shall be authenticated by or on behalf of the Principal Paying Agent. The Original Global Bond so executed and authenticated shall be a binding and valid obligation of the Issuer.

(C)	The Issuer shall issue the Definitive Original Bearer Bonds (together with the unmatured Original Coupons attached) in exchange for the Original
Global Bond in accordance with the provisions thereof. Pending exchange of the entire principal amount of the Original Global Bond the holder thereof shall, subject to the terms thereof, be deemed to be the holder of the Original Bearer Bonds and the Original Coupons represented thereby for all purposes.

(D)	(i)	The Definitive Original Bearer Bonds and the Original Coupons
shall be to bearer in the respective forms or substantially in the respective forms set out in Part I of the Second Schedule and the Definitive Original Bearer Bonds shall be issued in the denominations of (POUND)1,000, (POUND)10,000 and
(POUND)100,000 each (serially numbered) and shall be endorsed with the Conditions. Title to the Definitive Original Bearer Bonds and the Original Coupons shall pass by delivery.

	(ii)	The Original Registered Bonds shall be issued in definitive
registered form, shall be in the form or substantially in the form set out in Part II of the Second Schedule, shall be in the denomination and transferable in units of (POUND)1 each or integral multiples thereof and shall be endorsed with the Conditions. Title to the Original Registered Bonds shall pass upon the registration of transfers in respect thereof in accordance with the provisions of these presents.

(E)	The Definitive Original Bearer Bonds and the Original Registered Bonds
shall be signed manually or in facsimile by a Director of the Issuer on behalf of the Issuer and, in the case of the Definitive Original Bearer
Bonds, shall be authenticated by or on behalf of the Principal Paying
Agent. The Issuer may use the facsimile signature of any person who at the date such signature is affixed is a Director of the Issuer notwithstanding that at the time of issue of any of the Definitive Original Bearer Bonds or the Original Registered Bonds he may have ceased for any reason to be the holder of such office. The Definitive Original Bearer Bonds so executed and authenticated, the Original Registered Bonds so executed, and the Original Coupons, upon execution and authentication of the relevant Definitive Original Bearer Bonds, shall be binding and valid obligations of the Issuer. The Original Coupons shall not be signed.

4.	FEES, DUTIES AND TAXES
THE Issuer will pay any stamp, issue, registration, documentary and other fees, duties and taxes, including interest and penalties, payable on or in connection with (i) the execution and delivery of these presents, (ii) the constitution and original issue of the Securities and the Coupons and (iii) any action taken by or on behalf of the Trustee or (where permitted under these presents so to do) any Holder or Couponholder to enforce, or to resolve any doubt concerning, or for any other purpose in relation to, these presents.

5.	COVENANT OF COMPLIANCE
THE Issuer covenants with the Trustee that it will comply with and perform and observe all the provisions of these presents which are expressed to be binding on it. The Conditions shall be binding on the Issuer, the Holders and the Couponholders. The Trustee shall be entitled to enforce the obligations of the Issuer under the Securities and the Coupons as if the same were set out and contained in the trust deeds constituting the same, which shall be read and construed as one document with the Securities and the Coupons.

The Trustee shall hold the benefit of this covenant upon trust for itself and the Holders according to its and their respective interests.

6.	CANCELLATION OF SECURITIES AND RECORDS
(A)	THE Issuer shall procure that all Securities (i) redeemed or (ii) purchased by or on behalf of the Issuer or any Subsidiary of the Issuer and surrendered for cancellation or (iii) which, being mutilated or defaced, have been surrendered and replaced pursuant to Condition 14 or
(iv) exchanged as provided in these presents (together in each case with all unmatured Coupons attached thereto or delivered therewith) and all
Coupons paid in accordance with the Conditions or which, being mutilated or defaced, have been surrendered and replaced pursuant to Condition 14 and all Talons exchanged in accordance with the Conditions for further
Coupons shall forthwith be cancelled by or on behalf of the Issuer and a certificate stating:

(a)	the aggregate principal amount of Securities which have been redeemed and the aggregate amounts in respect of Coupons which have been paid;

(b)	the serial numbers of such Bearer Securities in definitive form;

(c)	the total numbers (where applicable, of each denomination) by maturity date of such Coupons;

(d)	the aggregate amount of interest paid (and the due dates of such payments) on Global Securities and/or on Registered Securities;

(e)	the aggregate principal amount of Securities (if any) which have been purchased by or on behalf of the Issuer or any Subsidiary of the Issuer and cancelled and the serial numbers of such Bearer
Securities in definitive form and the total number (where applicable, of each denomination) by maturity date of the Coupons attached thereto or surrendered therewith;

(f)	the aggregate principal amounts of Securities and the aggregate amounts in respect of Coupons which have been so exchanged or surrendered and replaced and the serial numbers of such Bearer
Securities in definitive form and the total number (where applicable, of each denomination) by maturity date of such Coupons;

(g)	the total number (where applicable, of each denomination) by maturity date of unmatured Coupons missing from Securities in definitive form bearing interest at a fixed rate which have been redeemed or exchanged or surrendered and replaced and the serial numbers of the Bearer Securities in definitive form to which such missing unmatured Coupons appertained; and

(h)	the total number (where applicable, of each denomination) by maturity date of Talons which have been exchanged for further
Coupons

shall be given to the Trustee by or on behalf of the Issuer as soon as possible and in any event within four months after the date of such redemption, purchase, payment, exchange or replacement (as the case may be). The Trustee may accept such certificate as conclusive evidence of redemption, purchase, exchange or replacement pro tanto of the Securities or payment of interest thereon or exchange of the Talons respectively and of cancellation of the relative Securities and Coupons.

(B)	The Issuer shall procure (i) that the Principal Paying Agent shall keep a full and complete record of all Securities and Coupons (other than serial numbers of Coupons) and of their redemption, purchase by or on behalf of the Issuer or any Subsidiary of the Issuer, cancellation, payment or exchange (as the case may be) and of all replacement securities or coupons or talons issued in substitution for lost, stolen, mutilated, defaced or destroyed Securities or Coupons (ii) that the Principal Paying Agent shall in respect of the Coupons of each maturity retain (in the case of Coupons other than Talons) until the expiry of 10 years from the Relevant
Date in respect of such Coupons and (in the case of Talons) indefinitely either all paid or exchanged Coupons of that maturity or a list of the serial numbers of Coupons of that maturity still remaining unpaid or unexchanged and (iii) that such records and Coupons (if any) shall be made available to the Trustee at all reasonable times.

7.	ENFORCEMENT
(A)	THE Trustee may at any time, at its discretion and without notice, take such proceedings and/or other action as it may think fit against or in relation to the Issuer to enforce its obligations under these presents.

(B)	Proof that as regards any specified Security or Coupon the Issuer has made default in paying any amount due in respect of such Security or Coupon shall (unless the contrary be proved) be sufficient evidence that the same default has been made as regards all other Securities or Coupons
(as the case may be) in respect of which the relevant amount is due and payable.

(C)	References in the provisions of any Trust Deed supplemental to this Trust
Deed corresponding to provisos (iii) and (iv) to Clause 2(B) to "the rate aforesaid" shall, in respect of any Securities bearing interest at a floating or variable rate, in the event of such Securities having become due and repayable, with effect from the expiry of the interest period during which such Securities become due and repayable, be construed as references to a rate of interest calculated mutatis mutandis in accordance with the Conditions except that no notices need be published in respect thereof.

8.	PROCEEDINGS, ACTION AND INDEMNIFICATION
(A)	THE Trustee shall not be bound to take any proceedings mentioned in
Clause 7(A) or any other action in relation to these presents unless respectively directed or requested to do so (i) by an Extraordinary
Resolution or (ii) in writing by the holders of at least one-quarter in principal amount of the Securities then outstanding and in either case then only if it shall be indemnified to its satisfaction against all Liabilities to which it may thereby render itself liable or which it may incur by so doing.

(B)	Only the Trustee may enforce the provisions of these presents. No Holder or Couponholder shall be entitled to proceed directly against the Issuer to enforce the performance of any of the provisions of these presents unless the Trustee having become bound as aforesaid to take proceedings fails to do so within a reasonable period and such failure is continuing.

9.	APPLICATION OF MONEYS
ALL moneys received by the Trustee under these presents shall, unless and to the extent attributable in the opinion of the Trustee to a particular series of the Securities, be apportioned pari passu and rateably between each series of the Securities, and all moneys received by the Trustee under these presents to the extent attributable in the opinion of the Trustee to a particular series of the Securities or which are apportioned to such series as aforesaid (including any moneys which represent principal, premium or interest in respect of Securities or Coupons which have become void under Condition 10) shall be held by the Trustee upon trust to apply them
(subject to Clause 11):

FIRST in payment or satisfaction of all amounts then due and unpaid under Clauses 14 and/or 15(J) to the Trustee and/or any Appointee;

SECONDLY in or towards payment pari passu and rateably of all principal, premium (if any) and interest then due and unpaid in respect of the Securities of that series;

THIRDLY in or towards payment pari passu and rateably of all principal, premium (if any) and interest then due and unpaid in respect of the Securities of each other series; and

FOURTHLY in payment of the balance (if any) to the Issuer (without prejudice to, or liability in respect of, any question as to how such payment to the Issuer shall be dealt with as between the Issuer and any other person).

Without prejudice to this Clause 9, if the Trustee holds any moneys which represent principal, premium (if any) and interest in respect of the Securities which have become void or in respect of which claims have been prescribed under Condition 10, the Trustee will hold such moneys on the above trusts.

10.	NOTICE OF PAYMENTS
THE Trustee shall give notice to the relevant Holders in accordance with Condition 15 of the day fixed for any payment to them under Clause 9. Such payment may be made in accordance with Condition 6 and any payment so made shall be a good discharge to the Trustee.

11.	INVESTMENT BY TRUSTEE
(A)	IF the amount of the moneys at any time available for the payment of principal, premium (if any) and interest in respect of the Securities under Clause 9 shall be less than 10 per cent. of the principal amount of the Securities then outstanding the Trustee may at its discretion invest such moneys in some or one of the investments authorised below. The Trustee at its discretion may vary such investments and may accumulate such investments and the resulting income until the accumulations, together with any other funds for the time being under the control of the Trustee and available for such purpose, amount to at least 10 per cent. of the principal amount of the Securities then outstanding and then such accumulations and funds shall be applied under Clause 9.

(B)	Any moneys which under the trusts of these presents ought to or may be invested by the Trustee may be invested in the name or under the control of the Trustee in any investments or other assets in any part of the world whether or not they produce income or by placing the same on deposit in the name or under the control of the Trustee at such bank or other financial institution and in such currency as the Trustee may think fit. If such bank or financial institution is the Trustee or a Subsidiary, holding or associated company of the Trustee it need only account for an amount of interest equal to the largest amount of interest payable by it on such a deposit to an independent customer. The Trustee may at any time vary any such investments for or into other investments or convert any moneys so deposited into any other currency and shall not be responsible for any loss resulting from any such investments or deposits, whether due to depreciation in value, fluctuations in exchange rates or otherwise.

12.	PARTIAL PAYMENTS
UPON any payment under Clause 9 (other than payment in full against surrender of a Security or Coupon) the Security or Coupon in respect of which such payment is made shall be produced to the Trustee or the Paying Agent by or through whom such payment is made and the Trustee shall or shall cause such Paying Agent to enface thereon a memorandum of the amount and the date of payment but the Trustee may in any particular case or generally in relation to Registered Securities dispense with such production and enfacement upon such indemnity being given as it shall think sufficient.

13.	COVENANTS BY THE ISSUER
SO long as any of the Securities remains outstanding (or, in the case of paragraphs (viii), (ix), (xiii) to (xvi) inclusive and (xviii), so long as any of the Securities or Coupons remains liable to prescription) the Issuer covenants with the Trustee that it shall:

(i)	at all times carry on and conduct its affairs and procure its
Subsidiaries to carry on and conduct their respective affairs in a proper and efficient manner;

(ii)	give or procure to be given to the Trustee such opinions,
certificates, information and evidence as it shall properly require and in such form as it shall properly require (including without limitation the procurement by the Issuer of all such certificates called for by the Trustee pursuant to Clause 15(C)) for the purpose of the proper discharge or exercise of the duties, trusts, powers, authorities and discretions vested in it under these presents or by operation of law;

(iii)	cause to be prepared and certified by the Auditors in respect of each financial accounting period accounts in such form as will comply with all relevant legal and accounting requirements and all applicable requirements for the time being of The Stock
Exchange;

(iv)	at all times keep and procure its Subsidiaries to keep proper books of account and following the occurrence of an Event of Default or a Potential Event of Default or if the Trustee has grounds to believe that an Event of Default or a Potential Event of Default has occurred or is likely to occur allow and procure its Subsidiaries to allow the Trustee and any person appointed by the Trustee to whom the Issuer or the relevant Subsidiary (as the case may be) shall have no reasonable objection free access to such books of account at all reasonable times during normal business hours;

(v)	send to the Trustee (in addition to any copies to which it may be entitled as a holder of any securities of the Issuer) two copies in English of every balance sheet, profit and loss account, report, circular and notice of general meeting and every other document issued or sent to its shareholders together with any of the foregoing, and every document issued or sent to holders of securities other than its shareholders (including the Holders) as soon as reasonably practicable after the issue or publication thereof;

(vi)	forthwith give notice in writing to the Trustee of the coming into existence of any Security Interest which would require any security to be given to any series of the Securities pursuant to Condition 4 or of the occurrence of any Event of Default or any Potential Event of Default or any Restructuring Event;

(vii)	give to the Trustee (a) within seven days after demand by the
Trustee therefor and (b) (without the necessity for any such demand) promptly after the publication of its audited accounts in respect of each financial period commencing with the financial period ending 31st March, 1995 and in any event not later than 180 days after the end of each such financial period a certificate of the Issuer signed by two Directors of the Issuer to the effect that as at a date not more than seven days before delivering such certificate (the "relevant date") there did not exist and had not existed since the relevant date of the previous certificate (or in the case of the first such certificate the date hereof) any Event of Default or any Potential Event of Default or any Restructuring
Event (or if such exists or existed specifying the same) and that during the period from and including the relevant date of the last such certificate (or in the case of the first such certificate the date hereof) to and including the relevant date of such certificate the Issuer has complied with all its obligations contained in these presents or (if such is not the case) specifying the respects in which it has not complied;

(viii)	at all times execute and do all such further documents, acts and things as may be necessary at any time or times in the opinion of the Trustee to give effect to these presents;

(ix)	at all times maintain an Agent Bank, Reference Banks, Paying
Agents, a Registrar and Transfer Agents in accordance with the Conditions;

(x)	procure the Principal Paying Agent to notify the Trustee forthwith in the event that it does not, on or before the due date for any payment in respect of the Securities or any of them or any of the Coupons, receive unconditionally pursuant to the Agency
Agreement payment of the full amount in the requisite currency of the moneys payable on such due date on all such Securities or Coupons as the case may be;

(xi)	in the event of the unconditional payment to the Principal Paying
Agent of any sum due in respect of the Securities or any of them or any of the Coupons being made after the due date for payment thereof forthwith give or procure to be given notice to the relevant Holders in accordance with Condition 15 that such payment has been made;

(xii)	use all reasonable endeavours to maintain the listing of the
Securities on The Stock Exchange or, if it is unable to do so having used all reasonable endeavours, use all reasonable endeavours to obtain and maintain a quotation or listing of the Securities on such other stock exchange or exchanges or securities market or markets as the Issuer may (with the prior written approval of the Trustee) decide and shall also upon obtaining a quotation or listing of the Securities on such other stock exchange or exchanges or securities market or markets enter into a trust deed supplemental to this Trust Deed to effect such consequential amendments to these presents as the Trustee may require or as shall be requisite to comply with the requirements of any such stock exchange or securities market;

(xiii)	give notice to the Holders in accordance with Condition 15 of any appointment, resignation or removal of any Agent Bank, Reference Bank, Paying Agent, Registrar or Transfer Agent
(other than the appointment of the initial Agent Bank, Reference
Banks, Paying Agents, Registrar and Transfer Agents) after having obtained the prior written approval of the Trustee thereto or any change of any Paying Agent's, Registrar's or Transfer
Agent's specified office and (except as provided by the Agent
Bank Agreement or the Agency Agreement or the Conditions) at least 30 days prior to such event taking effect; PROVIDED
ALWAYS THAT so long as any of the Securities remains outstanding in the case of the termination of the appointment of the Agent Bank, the Registrar or a Transfer Agent or so long as any of the Securities or Coupons remains liable to prescription in the case of the termination of the appointment of the Principal
Paying Agent no such termination shall take effect until a new
Agent Bank, Registrar, Transfer Agent or Principal Paying Agent
(as the case may be) has been appointed on terms previously approved in writing by the Trustee;

(xiv)	obtain the prior written approval of the Trustee to, and promptly give to the Trustee two copies of, the form of every notice given to the Holders in accordance with Condition 15 (such approval, unless so expressed, not to constitute approval for the purposes of
Section 57 of the Financial Services Act 1986 of the United
Kingdom of any such notice which is an investment advertisement
(as therein defined));

(xv)	if payments of principal, premium or interest in respect of the
Securities or the Coupons by the Issuer shall become subject generally to the taxing jurisdiction of any territory or any political sub-division thereof or any authority therein or thereof having power to tax other than or in addition to the United Kingdom or any such political sub-division thereof or any such authority therein or thereof, as soon as reasonably practicable after having become aware thereof notify the Trustee of such event and (unless the Trustee otherwise agrees) enter forthwith into a Trust Deed supplemental to this Trust Deed, giving to the Trustee an undertaking or covenant in form and manner satisfactory to the Trustee in terms corresponding to the terms of Condition 9 with the substitution for (or, as the case may be, the addition to) the references therein to the United Kingdom or any political sub-division thereof or any authority therein or thereof having power to tax of references to that other or additional territory or any political sub-division thereof or any authority therein or thereof having power to tax to whose taxing jurisdiction such payments shall have become subject as aforesaid such Trust Deed also
(where applicable) to modify Condition 7(c) so that such Condition shall make reference to the other or additional territory, any political sub-division thereof and any authority therein or thereof having power to tax;

(xvi)	comply with and perform all its obligations under the Agent Bank
Agreement and the Agency Agreement and use all reasonable endeavours to procure that the Agent Bank, the Paying Agents, the Registrar and the Transfer Agents comply with and perform all their respective obligations thereunder and (in the case of the Paying Agents) any notice given by the Trustee pursuant to Clause 2(C)(i) and not make any amendment or modification to either of such Agreements without the prior written approval of the Trustee;

(xvii)	in order to enable the Trustee to ascertain the principal amount of
Securities of each series for the time being outstanding for any of the purposes referred to in the proviso to the definition of "outstanding" in Clause 1, deliver to the Trustee forthwith upon being so requested in writing by the Trustee a certificate in writing signed by two Directors of the Issuer setting out the total number and aggregate principal amount of Securities of each series which:

(a)	up to and including the date of such certificate have been
purchased by the Issuer, any Subsidiary of the Issuer, any holding company of the Issuer or any other Subsidiary of any such holding company and cancelled; and

(b)	are at the date of such certificate held by, for the benefit of, or on behalf of, the Issuer, any Subsidiary of the Issuer, any holding company of the Issuer or any other
Subsidiary of any such holding company;

(xviii)	procure its Subsidiaries to comply with all (if any) applicable provisions of Condition 7(d);

(xix)	procure that each of the Paying Agents makes available for
inspection by Holders and Couponholders at its specified office copies of these presents, the Agency Agreement, the Agent Bank Agreement and the then latest audited balance sheet and profit and loss account (consolidated if applicable) of the Issuer;

(xx)	if, in accordance with the provisions of the Conditions, interest in respect of Bearer Securities denominated in U.S. dollars becomes payable at the specified office of any Paying Agent in the United
States of America promptly give notice thereof to the Holders in accordance with Condition 15;

(xxi)	give to the Trustee at the same time as sending to it the
certificates referred to in paragraph (vii) above and in any event not later than 180 days after the last day of each financial period of the Issuer, a certificate by the Auditors listing those Subsidiaries of the Issuer which as at the relevant date (as defined in paragraph (vii) above) of the relevant certificate given under paragraph (vii) above or, as the case may be, as at such last day were Principal Subsidiaries for the purposes of Condition 11; and

(xxii)	give to the Trustee, as soon as reasonably practicable after the acquisition or disposal of any company which thereby becomes or ceases to be a Principal Subsidiary or after any transfer is made to any Subsidiary of the Issuer which thereby becomes a Principal
Subsidiary, a certificate by the Auditors to such effect;

(xxiii)	upon due surrender in accordance with the Conditions, pay the face value of all Coupons (including Coupons issued in exchange for Talons) appertaining to all Securities purchased by the Issuer, any Subsidiary of the Issuer, any holding company of the Issuer or any other Subsidiary of any such holding company;

(xxiv)	give to the Trustee a certificate of the Auditors:

(a)	specifying the amount of the Capital and Reserves for the
purposes of Condition 4, such certificate to be provided before the Issuer creates or has outstanding a Security
Interest in respect of any Relevant Indebtedness and/or guarantees within Condition 4;

(b)	specifying that a Subsidiary of the Issuer satisfies the
provisions of Condition 4(B)(i) and (ii), such certificate to be provided before or at the same time as any written notice given to the Trustee by the Issuer under Condition 4(B)(iii) that a Subsidiary of the Issuer is an Excluded Subsidiary; and

(c)	specifying the amount of the Capital and Reserves for the
purposes of Condition 11(c), such certificate to be provided within 10 days of any request by the Trustee for its provision;

(xxv)	give to the Trustee a certificate of two Directors of the Issuer:

(a)	specifying the aggregate amount of any Relevant
Indebtedness of the Issuer or a PES Subsidiary or guaranteed by the Issuer or a PES Subsidiary and in respect of which a Security Interest or Security Interests has or have been created or is or are outstanding, such certificate to be provided before the Issuer or a PES
Subsidiary creates or has outstanding any new Security
Interest;

(b)	specifying details of any modification to the terms and
conditions of the PES Licence, such certificate to be provided promptly upon any such modification being made; and

 (c)	specifying any higher figure determined by the Director
(as defined in the PES Licence) as is mentioned in Condition 11, such certificate to be provided within 5 days of the Director determining such figure by notice in writing to the Secretary of State (as defined in the PES
Licence) and the Issuer; and

(xxvi)	give notice to the Trustee as soon as practicable after its Directors or the Directors of any PES Subsidiary have resolved to give any Security Interest in respect of any Relevant Indebtedness or guarantee as described in Condition 4.

14.	REMUNERATION AND INDEMNIFICATION OF TRUSTEE
(A)	THE Issuer shall pay to the Trustee remuneration for its services as trustee as from the date of this Trust Deed, such remuneration to be at such rate as may from time to time be agreed between the Issuer and the Trustee. Such remuneration shall be payable in advance on 17th January in each year, the first such payment to be made on the date hereof. Upon the issue of any Further Securities the rate of remuneration in force immediately prior thereto shall be increased by such amount as shall be agreed between the Issuer and the Trustee, such increased remuneration to be calculated from such date as shall be agreed as aforesaid. The rate of remuneration in force from time to time may upon the final redemption of the whole of the Securities of any series be reduced by such amount as shall be agreed between the Issuer and the Trustee, such reduced remuneration to be calculated from such date as shall be agreed as aforesaid. Such remuneration shall accrue from day to day and be payable
(in priority to payments to the Holders and Couponholders) up to and including the date when, all the Securities having become due for redemption, the redemption moneys and interest thereon to the date of redemption have been paid to the Principal Paying Agent or the Trustee PROVIDED THAT if upon due presentation of any Security or Coupon or any cheque payment of the moneys due in respect thereof is improperly withheld or refused, remuneration will commence again to accrue.

(B)	In the event of the occurrence of an Event of Default or a Potential Event of Default or the Trustee considering it expedient or necessary or being requested by the Issuer to undertake duties which the Trustee and the Issuer agree to be of an exceptional nature or otherwise outside the scope of the normal duties of the Trustee under these presents the Issuer shall pay to the Trustee such additional remuneration as shall be agreed between them.

(C)	The Issuer shall in addition pay to the Trustee an amount equal to the amount of any value added tax or similar tax chargeable in respect of its remuneration under these presents.

(D)	In the event of the Trustee and the Issuer failing to agree:

(1)	(in a case to which sub-clause (A) above applies) upon the
amount of the remuneration; or

(2)	(in a case to which sub-clause (B) above applies) upon whether such duties shall be of an exceptional nature or otherwise outside the scope of the normal duties of the Trustee under these presents, or upon such additional remuneration,

such matters shall be determined by a merchant bank (acting as an expert and not as an arbitrator) selected by the Trustee and approved by the Issuer or, failing such approval, nominated (on the application of the Trustee) by the President for the time being of The Law Society of England and Wales (the expenses involved in such nomination and the fees of such merchant bank being payable by the Issuer) and the determination of any such merchant bank shall be final and binding upon the Trustee and the Issuer.

(E)	The Issuer shall also pay or discharge all Liabilities incurred by the
Trustee in relation to the preparation and execution of, the exercise of its powers and the performance of its duties under, and in any other manner in relation to, these presents, including but not limited to travelling expenses and any stamp, issue, registration, documentary and other taxes or duties paid or payable by the Trustee in connection with any action taken or contemplated by or on behalf of the Trustee for enforcing, or resolving any doubt concerning, or for any other purpose in relation to, these presents.

(F)	All amounts payable pursuant to sub-clause (E) above and/or
Clause 15(J) shall be payable by the Issuer on the date specified in a demand by the Trustee and in the case of payments actually made by the Trustee prior to such demand shall (if not paid within three days after such demand and the Trustee so requires) carry interest at the rate of two per cent. per annum above the Base Rate from time to time of National Westminster Bank Plc from the date specified in such demand, and in all other cases shall (if not paid on the date specified in such demand or, if later, within three days after such demand and, in either case, the Trustee so requires) carry interest at such rate from the date specified in such demand. All remuneration payable to the Trustee shall carry interest at such rate from the due date therefor.

(G)	Unless otherwise specifically stated in any discharge of these presents the provisions of this Clause and Clause 15(J) shall continue in full force and effect notwithstanding such discharge.

(H)	The Trustee shall be entitled in its absolute discretion to determine in respect of which series of Securities any Liabilities incurred under these presents have been incurred or to allocate any such Liabilities between the Original Bonds and any Further Securities of any series.

15.	SUPPLEMENT TO TRUSTEE ACT 1925
THE Trustee shall have all the powers conferred upon trustees by the Trustee Act 1925 of England and Wales and by way of supplement thereto it is expressly declared as follows:

(A)	The Trustee may in relation to these presents act on the advice or opinion of or any information obtained from any lawyer, valuer, accountant, surveyor, banker, broker, auctioneer or other expert whether obtained by the Issuer, the Trustee or otherwise and shall not be responsible for any Liability occasioned by so acting.

(B)	Any such advice, opinion or information may be sent or obtained by letter, telex, telegram, facsimile transmission or cable and the Trustee shall not be liable for acting on any advice, opinion or information purporting to be conveyed by any such letter, telex, telegram, facsimile transmission or cable although the same shall contain some error or shall not be authentic.

(C)	The Trustee may call for and shall be at liberty to accept as sufficient evidence of any fact or matter or the expediency of any transaction or thing a certificate signed by any two Directors of the Issuer and the Trustee shall not be bound in any such case to call for further evidence or be responsible for any Liability that may be occasioned by it or any other person acting on such certificate.

(D)	The Trustee shall be at liberty to hold or to place these presents and any other documents relating thereto in any part of the world with any banker or banking company or company whose business includes undertaking the safe custody of documents or lawyer or firm of lawyers considered by the Trustee to be of good repute and the Trustee shall not be responsible for or required to insure against any Liability incurred in connection with any such deposit and may pay all sums required to be paid on account of or in respect of any such deposit.

(E)	The Trustee shall not be responsible for the receipt or application of the proceeds of the issue of any of the Securities by the Issuer, the exchange of any Global Security for another Global Security or definitive Securities or the delivery of any Global Security or definitive Securities to the person(s) entitled to it or them.

(F)	The Trustee shall not be bound to give notice to any person of the execution of any documents comprised or referred to in these presents or to take any steps to ascertain whether any Event of Default, Potential Event of Default, Negative Rating Event, any
Restructuring Event or any event which could lead to the occurrence of or could constitute a Restructuring Event has occurred and, until it shall have actual knowledge or express notice pursuant to these presents to the contrary, the Trustee shall be entitled to assume that no Event of Default, Potential Event of Default, Negative Rating Event, any Restructuring Event or any other such event has occurred and that the Issuer is observing and performing all its obligations under these presents.

(G)	Save as expressly otherwise provided in these presents, the
Trustee shall have absolute and uncontrolled discretion as to the exercise of its trusts, powers, authorities and discretions under these presents (the exercise of which as between the Trustee and the Holders and Couponholders shall be conclusive and binding on the Holders and Couponholders) and shall not be responsible for any Liability which may result from their exercise or non-exercise.

(H)	The Trustee shall not be liable to any person by reason of having acted upon any resolution purporting to have been passed at any meeting of the Holders of Securities of all or any series in respect whereof minutes have been made and signed even though subsequent to its acting it may be found that there was some defect in the constitution of the meeting or the passing of the resolution or that for any reason the resolution was not valid or binding upon such Holders and the relative Couponholders.

(I)	The Trustee shall not be liable to any person by reason of having accepted as valid or not having rejected any Security or Coupon purporting to be such and subsequently found to be forged or not authentic.

(J)	Without prejudice to the right of indemnity by law given to
trustees, the Issuer shall indemnify the Trustee and every Appointee and keep it or him indemnified against all Liabilities to which it or he may be or become subject or which may be incurred by it or him in the execution or purported execution of any of its trusts, powers, authorities and discretions under these presents or its or his functions under any such appointment or in respect of any other matter or thing done or omitted in any way relating to these presents or any such appointment.

(K)	Any consent or approval given by the Trustee for the purposes of these presents may be given on such terms and subject to such conditions (if any) as the Trustee thinks fit and notwithstanding anything to the contrary in these presents may be given retrospectively.

(L)	The Trustee shall not (unless and to the extent ordered so to do by a court of competent jurisdiction) be required to disclose to any Holder or Couponholder any information (including, without limitation, information of a confidential, financial or price sensitive nature) made available to the Trustee by the Issuer or any other person in connection with these presents and no Holder or Couponholder shall be entitled to take any action to obtain from the Trustee any such information.

(M)	Where it is necessary or desirable for any purpose in connection with these presents to convert any sum from one currency to another it shall (unless otherwise provided by these presents or required by law) be converted at such rate or rates, in accordance with such method and as at such date for the determination of such rate of exchange, as may be agreed by the Trustee in consultation with the Issuer and any rate, method and date so agreed shall be binding on the Issuer, the Holders and the Couponholders.

(N)	The Trustee may certify whether or not any of the conditions, events and acts set out in sub-paragraphs (b), (c), (e), (f), (g) and
(h) (both inclusive) of Condition 11 (each of which conditions, events and acts shall, unless in any case the Trustee in its absolute discretion shall otherwise determine, for all the purposes of these presents be deemed to include the circumstances resulting therein and the consequences resulting therefrom) is in its opinion materially prejudicial to the interests of the Holders and any such certificate shall be conclusive and binding upon the Issuer, the Holders and the Couponholders.

(O)	The Trustee as between itself and the Holders and Couponholders may determine all questions and doubts arising in relation to any of the provisions of these presents. Every such determination, whether or not relating in whole or in part to the acts or proceedings of the Trustee, shall be conclusive and shall bind the Trustee and the Holders and Couponholders.

(P)	In connection with the exercise by it of any of its trusts, powers, authorities and discretions under these presents (including, without limitation, any modification, waiver, authorisation, determination or substitution), the Trustee shall have regard to the interests of the Holders as a class and, in particular but without limitation, shall not have regard to the consequences of such exercise for individual Holders or Couponholders resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory or any political sub-division thereof and the Trustee shall not be entitled to require, nor shall any Holder or Couponholder be entitled to claim, from the Issuer, the Trustee or any other person any indemnification or payment in respect of any tax consequence of any such exercise upon individual Holders or Couponholders except to the extent already provided for in Condition 9 and/or any undertaking given in addition thereto or in substitution therefor under these presents.

(Q)	Any trustee of these presents being a lawyer, accountant, broker or other person engaged in any profession or business shall be entitled to charge and be paid all usual professional and other charges for business transacted and acts done by him or his firm in connection with the trusts of these presents and also his reasonable charges in addition to disbursements for all other work and business done and all time spent by him or his firm in connection with matters arising in connection with these presents.

(R)	The Trustee may whenever it thinks fit delegate by power of
attorney or otherwise to any person or persons or fluctuating body of persons (whether being a joint trustee of these presents or not) all or any of its trusts, powers, authorities and discretions under these presents. Such delegation may be made upon such terms (including power to sub-delegate) and subject to such conditions and regulations as the Trustee may in the interests of the Holders think fit. The Trustee shall not be under any obligation to supervise the proceedings or acts of any such delegate or sub-delegate or be in any way responsible for any Liability incurred by reason of any misconduct or default on the part of any such delegate or sub-delegate. The Trustee shall within a reasonable time after any such delegation or any renewal, extension or termination thereof give notice thereof to the Issuer.

(S)	The Trustee may in the conduct of the trusts of these presents instead of acting personally employ and pay an agent (whether being a lawyer or other professional person) to transact or conduct, or concur in transacting or conducting, any business and to do, or concur in doing, all acts required to be done in connection with these presents (including the receipt and payment of money). The Trustee shall not be in any way responsible for any Liability incurred by reason of any misconduct or default on the part of any such agent or be bound to supervise the proceedings or acts of any such agent.

(T)	The Trustee shall not be responsible for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, enforceability or admissibility in evidence of these presents or any other document relating thereto and shall not be liable for any failure to obtain any licence, consent or other authority for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, performance, enforceability or admissibility in evidence of these presents or any other document relating thereto.

16.	TRUSTEE'S LIABILITY
NOTHING in these presents shall in any case in which the Trustee has failed to show the degree of care and diligence required of it as trustee having regard to the provisions of these presents conferring on it any trusts, powers, authorities or discretions exempt the Trustee from or indemnify it against any liability for breach of trust or any Liability which by virtue of any rule of law would otherwise attach to it in respect of any negligence, default, breach of duty or breach of trust of which it may be guilty in relation to its duties under these presents.

17.	TRUSTEE CONTRACTING WITH ISSUER
NEITHER the Trustee nor any director or officer of a corporation acting as a trustee under these presents shall by reason of its or his fiduciary position be in any way precluded from:

(i)	entering into or being interested in any contract or financial or other transaction or arrangement with the Issuer or any person or body corporate associated with the Issuer (including without limitation any contract, transaction or arrangement of a banking or insurance nature or any contract, transaction or arrangement in relation to the making of loans or the provision of financial facilities to, or the purchase, placing or underwriting of or the subscribing or procuring subscriptions for or otherwise acquiring, holding or dealing with the Securities or any other bonds, notes, stocks, shares, debenture stock, debentures or other securities of, the Issuer or any person or body corporate associated as aforesaid); or


(ii)	accepting or holding the trusteeship of any other trust deed constituting or securing any other securities issued by or relating to the Issuer or any such person or body corporate so associated or any other office of profit under the Issuer or any such person or body corporate so associated and shall be entitled to retain and shall not be in any way liable to account for any profit made or share of brokerage or commission or remuneration or other benefit received thereby or in connection therewith.

18.	WAIVER, AUTHORISATION AND DETERMINATION
(A)	THE Trustee may without prejudice to its rights in respect of any subsequent breach, Event of Default or Potential Event of Default from time to time and at any time but only if and in so far as in its opinion the interests of the Holders shall not be materially prejudiced thereby waive or authorise any breach or proposed breach by the Issuer of any of the covenants or provisions contained in these presents or determine that any Event of Default or Potential Event of Default shall not be treated as such for the purposes of these presents PROVIDED ALWAYS THAT the Trustee shall not exercise any powers conferred on it by this Clause in contravention of any express direction given by Extraordinary Resolution or by a request under Condition 11 but so that no such direction or request shall affect any waiver, authorisation or determination previously given or made. Any such waiver, authorisation or determination may be given or made on such terms and subject to such conditions (if any) as the Trustee may determine, shall be binding on the Holders and the Couponholders and, if, but only if, the Trustee shall so require, shall be notified by the Issuer to the Holders in accordance with Condition 15 as soon as practicable thereafter.

MODIFICATION

(B)	The Trustee may without the consent of the Holders or Couponholders at any time and from time to time concur with the Issuer in making any modification (i) to these presents (other than the proviso to paragraph 5 of the Fourth Schedule or any of the matters referred to in that proviso) which in the opinion of the Trustee it may be proper to make PROVIDED
THAT the Trustee is of the opinion that such modification will not be materially prejudicial to the interests of the Holders or (ii) to these presents if in the opinion of the Trustee such modification is of a formal, minor or technical nature or to correct a manifest error. Any such modification may be made on such terms and subject to such conditions
(if any) as the Trustee may determine, shall be binding upon the Holders and the Couponholders and, unless the Trustee agrees otherwise, shall be notified by the Issuer to the Holders in accordance with Condition 15 as soon as practicable thereafter.

19.	HOLDER OF DEFINITIVE BEARER SECURITY ASSUMED TO
BE COUPONHOLDER
(A)	WHEREVER in these presents the Trustee is required or entitled to exercise a power, trust, authority or discretion under these presents, except as ordered by a court of competent jurisdiction or as required by applicable law, the Trustee shall, notwithstanding that it may have express notice to the contrary, assume that each Holder is the holder of all Coupons appertaining to each Bearer Security in definitive form of which he is the holder.

NO NOTICE TO COUPONHOLDERS

(B)	Neither the Trustee nor the Issuer shall be required to give any notice to the Couponholders for any purpose under these presents and the Couponholders shall be deemed for all purposes to have notice of the contents of any notice given to the Holders in accordance with Condition 15.

ENTITLEMENT TO TREAT HOLDER AS ABSOLUTE OWNER

(C)	The Issuer, the Trustee, the Paying Agents, the Registrar and the Transfer
Agents may (to the fullest extent permitted by applicable laws) deem and treat the holder of any Security and the holder of any Coupon as the absolute owner of such Security or Coupon, as the case may be, for all purposes (whether or not such Security or Coupon shall be overdue and notwithstanding any notice of ownership thereof, any notice of loss or theft thereof or any writing thereon), and the Issuer, the Trustee, the Paying Agents, the Registrar and the Transfer Agents shall not be affected by any notice to the contrary. All payments made to any such holder shall be valid and, to the extent of the sums so paid, effective to satisfy and discharge the liability for the moneys payable in respect of such Security or Coupon, as the case may be.

20.	SUBSTITUTION
(A)	(1)	The Trustee may without the consent of the Holders or
Couponholders at any time agree with the Issuer to the substitution in place of the Issuer (or of the previous substitute under this Clause) as the principal debtor under these presents of any Subsidiary of the Issuer (such substituted company being hereinafter called the "New Company") provided that a trust deed is executed or some other form of undertaking is given by the New Company in form and manner satisfactory to the Trustee, agreeing to be bound by the provisions of these presents with any consequential amendments which the Trustee may deem appropriate as fully as if the New Company had been named in these presents as the principal debtor in place of the Issuer (or of the previous substitute under this Clause) and provided further that the Issuer unconditionally and irrevocably guarantees all amounts payable under these presents save where the Issuer has transferred the PES Licence to the New Company.

(2)	The following further conditions shall apply to (1) above:

(i)	the Issuer and the New Company shall comply with such
other requirements as the Trustee may direct in the interests of the Holders;

(ii)	where the New Company is incorporated, domiciled or
resident in, or subject generally to the taxing jurisdiction of, a territory other than or in addition to the United Kingdom or any political sub-division thereof or any authority therein or thereof having power to tax, undertakings or covenants shall be given by the New
Company in terms corresponding to the provisions of Condition 9 with the substitution for (or, as the case may be, the addition to) the references to the United Kingdom of references to that other or additional territory in which the New Company is incorporated, domiciled or resident or to whose taxing jurisdiction it is subject and (where applicable) Condition 7(c) shall be modified accordingly;

(iii)	without prejudice to the rights of reliance of the Trustee
under the immediately following paragraph (iv), the Trustee is satisfied that the relevant transaction is not materially prejudicial to the interests of the Holders; and

(iv)	if two Directors of the New Company (or other officers
acceptable to the Trustee) shall certify that the New
Company is solvent at the time at which the relevant transaction is proposed to be effected (which certificate the Trustee may rely upon absolutely) the Trustee shall not be under any duty to have regard to the financial condition, profits or prospects of the New Company or to compare the same with those of the Issuer or the previous substitute under this Clause as applicable.

(B)	Any such Trust Deed or undertaking shall, if so expressed, operate to release the Issuer or the previous substitute as aforesaid from all of its obligations qua principal debtor under these presents. Not later than 14 days after the execution of such documents and compliance with such requirements, the New Company shall give notice thereof in a form previously approved by the Trustee to the Holders in the manner provided in Condition 15. Upon the execution of such documents and compliance with such requirements, the New Company shall be deemed to be named in these presents as the principal debtor in place of the Issuer (or in place of the previous substitute under this Clause) under these presents and these presents shall be deemed to be amended in such manner as shall be necessary to give effect to the above provisions and, without limitation, references in these presents to the Issuer shall, where the context so requires, be deemed to be or include references to the New Company.

21.	CURRENCY INDEMNITY
THE Issuer shall indemnify the Trustee, every Appointee, the Holders and the Couponholders and keep them indemnified against:

(a)	any Liability incurred by any of them arising from the non-
payment by the Issuer of any amount due to the Trustee or the Holders or Couponholders under these presents by reason of any variation in the rates of exchange between those used for the purposes of calculating the amount due under a judgment or order in respect thereof and those prevailing at the date of actual payment by the Issuer; and

(b)	any deficiency arising or resulting from any variation in rates of exchange between (i) the date as of which the local currency equivalent of the amounts due or contingently due under these presents (other than this Clause) is calculated for the purposes of any bankruptcy, insolvency or liquidation of the Issuer and (ii) the final date for ascertaining the amount of claims in such bankruptcy, insolvency or liquidation. The amount of such deficiency shall be deemed not to be reduced by any variation in rates of exchange occurring between the said final date and the date of any distribution of assets in connection with any such bankruptcy, insolvency or liquidation.

The above indemnity shall constitute an obligation of the Issuer separate and independent from its obligations under the other provisions of these presents and shall apply irrespective of any indulgence granted by the Trustee or the Holders or the Couponholders from time to time and shall continue in full force and effect notwithstanding the judgment or filing of any proof or proofs in any bankruptcy, insolvency or liquidation of the Issuer for a liquidated sum or sums in respect of amounts due under these presents (other than this Clause). Any such deficiency as aforesaid shall be deemed to constitute a loss suffered by the Holders and Couponholders and no proof or evidence of any actual loss shall be required by the Issuer or its liquidator or liquidators.

22.	NEW TRUSTEE
(A)	THE power to appoint a new trustee of these presents shall be vested in the Issuer but no person shall be appointed who shall not previously have been approved by an Extraordinary Resolution. One or more persons may hold office as trustee or trustees of these presents but such trustee or trustees shall be or include a Trust Corporation. Whenever there shall be more than two trustees of these presents the majority of such trustees shall be competent to execute and exercise all the duties, powers, trusts, authorities and discretions vested in the Trustee by these presents provided that a Trust Corporation shall be included in such majority. Any appointment of a new trustee of these presents shall as soon as practicable thereafter be notified by the Issuer to the Principal Paying Agent, the Registrar, the Transfer Agents and the Holders.

SEPARATE AND CO-TRUSTEES

(B)	Notwithstanding the provisions of sub-clause (A) above, the Trustee may, upon giving prior notice to the Issuer (but without the consent of the Issuer, the Holders or the Couponholders), appoint any person established or resident in any jurisdiction (whether a Trust Corporation or not) to act either as a separate trustee or as a co-trustee jointly with the Trustee:

(i)	if the Trustee considers such appointment to be in the interests of the Holders;

(ii)	for the purposes of conforming to any legal requirements,
restrictions or conditions in any jurisdiction in which any particular act or acts is or are to be performed; or

(iii)	for the purposes of obtaining a judgment in any jurisdiction or the enforcement in any jurisdiction of either a judgment already obtained or any of the provisions of these presents against the Issuer.

The Issuer irrevocably appoints the Trustee to be its attorney in its name and on its behalf to execute any such instrument of appointment. Such a person shall (subject always to the provisions of these presents) have such trusts, powers, authorities and discretions (not exceeding those conferred on the Trustee by these presents) and such duties and obligations as shall be conferred or imposed by the instrument of appointment. The Trustee shall have power in like manner to remove any such person. Such reasonable remuneration as the Trustee may pay to any such person, together with any attributable Liabilities incurred by it in performing its function as such separate trustee or co-trustee, shall for the purposes of these presents be treated as Liabilities incurred by the Trustee.

23.	TRUSTEE'S RETIREMENT AND REMOVAL
A trustee of these presents may retire at any time on giving not less than three months' prior written notice to the Issuer without giving any reason and without being responsible for any Liabilities incurred by reason of such retirement. The Holders may by Extraordinary Resolution remove any trustee or trustees for the time being of these presents. The Issuer undertakes that in the event of the only trustee of these presents which is a Trust Corporation giving notice under this Clause or being removed by Extraordinary Resolution it will use its best endeavours to procure that a new trustee of these presents being a Trust Corporation is appointed as soon as reasonably practicable thereafter. The retirement or removal of any such trustee shall not become effective until a successor trustee being a Trust Corporation is appointed.

24.	TRUSTEE'S POWERS TO BE ADDITIONAL
THE powers conferred upon the Trustee by these presents shall be in addition to any powers which may from time to time be vested in the Trustee by the general law or as a holder of any of the Securities or Coupons.

25.	NOTICES
ANY notice or demand to the Issuer or the Trustee to be given, made or served for any purposes under these presents shall be given, made or served by sending the same by pre-paid post (first class if inland, first class airmail if overseas), telex or facsimile transmission or by delivering it by hand as follows:

to the Issuer:		Wetherby Road
			Scarcroft
		Leeds
		LS14 3HS
		England

(Attention: the Group Company Secretary and
Solicitor)

Telex No. 55128

Facsimile No. 0532 895611

to the Trustee:	1 Appold Street
	Broadgate
	London EC2A 2HE
	England

(Attention: the Managing Director)

Telex No. 883341 BANTR-G

Facsimile No. 0171-982 1149

or to such other address, telex or facsimile number as shall have been notified (in accordance with this Clause) to the other party hereto and any notice or demand sent by post as aforesaid shall be deemed to have been given, made or served three days in the case of inland post or seven days in the case of overseas post after despatch and any notice or demand sent by telex or facsimile transmission as aforesaid shall be deemed to have been given, made or served 24 hours after the time of despatch provided that in the case of a notice or demand given by telex or facsimile transmission such notice or demand shall forthwith be confirmed by post. The failure of the addressee to receive such confirmation shall not invalidate the relevant notice or demand given by telex or facsimile transmission.

26.	GOVERNING LAW
THESE presents are governed by, and shall be construed in accordance with, English law.

27.	COUNTERPARTS
THIS Trust Deed and any Trust Deed supplemental hereto may be executed and delivered in any number of counterparts, all of which, taken together, shall constitute one and the same deed and any party to this Trust Deed or any Trust Deed supplemental hereto may enter into the same by executing and delivering a counterpart.

IN WITNESS whereof this Trust Deed has been executed as a deed by the Issuer and the Trustee and delivered on the date first stated above.


THE FIRST SCHEDULE

- FORM OF ORIGINAL GLOBAL BOND -

YORKSHIRE ELECTRICITY GROUP plc

(Incorporated in England with limited liability under the Companies Act 1985 with registered number 2366995)


TEMPORARY GLOBAL BOND

representing
(POUND)[             ] in principal amount of an issue of

(POUND)200,000,000 9 1/4 PER CENT. BONDS
DUE 2020


This Bond is a temporary Global Bond without interest coupons in respect of
(POUND)[                ] in principal amount of a duly authorised issue of
 Bonds of
Yorkshire Electricity Group plc (the "Issuer"), designated as specified in the title hereof (the "Bonds"), limited to the aggregate principal amount of Two Hundred Million Pounds Sterling ((POUND)200,000,000) and constituted by a Trust Deed dated 17th January, 1995 (the "Trust Deed") between the Issuer and Bankers Trustee Company Limited as trustee (the trustee for the time being thereof being herein called the "Trustee"). References herein to the Conditions (or to any particular numbered Condition) shall be to the Conditions (or that particular one of them) set out in Part III of the Second Schedule to the Trust Deed.

1.	Promise to pay

Subject as provided in this temporary Global Bond the Issuer promises to pay to the bearer the principal amount of this temporary Global Bond
(being at the date hereof [                                               ]
Pounds Sterling
((POUND)[                  ])) on 17th January, 2020 (or on such earlier date
as the said principal amount may become repayable in accordance with the Conditions or the Trust Deed) and to pay interest annually in arrear on 17th January on the principal amount from time to time of this temporary Global Bond at the rate of 9 1/4 per cent. per annum together with such other amounts (if any) as may be payable, all subject to and in accordance with the Conditions and the provisions of the Trust Deed.

2.	Exchange for definitive Bonds and purchases

This temporary Global Bond is exchangeable in whole or in part upon the request of the bearer for definitive Bonds only on and subject to the terms and conditions set out below. The definitive Bonds to be issued on such exchange will be in bearer form ("Definitive Bearer Bonds") in the denominations of (POUND)1,000, (POUND)10,000 and
(POUND)100,000 each with interest coupons ("Coupons") and one Talon for further interest coupons ("Talon") attached.

On and after 27th February, 1995 this temporary Global Bond may be exchanged in whole or in part at the specified office of the Principal Paying Agent (or such other place as the Trustee may agree) for Definitive Bearer Bonds and the Issuer shall procure that the Principal Paying Agent shall issue and deliver, in full or partial exchange for this temporary Global Bond, Definitive Bearer Bonds (together with the
Coupons and Talons appertaining thereto) in an aggregate principal amount equal to the principal amount of this temporary Global Bond submitted for exchange Provided that Definitive Bearer Bonds will be so issued and delivered only if and to the extent that there shall have been presented to the Issuer a certificate from Morgan Guaranty Trust
Company of New York, Brussels office, as operator of the Euroclear
System ("Euroclear") or from Cedel, socie'te' anonyme ("Cedel") substantially in the form of the certificate attached as Exhibit A.

Any person who would, but for the provisions of this temporary Global
Bond and the Trust Deed, otherwise be entitled to receive a Definitive Bearer Bond or Bonds shall not be entitled to require the exchange of an appropriate part of this temporary Global Bond for a Definitive Bearer
Bond or Definitive Bearer Bonds unless and until he shall have delivered or caused to be delivered to Euroclear or Cedel a certificate substantially in the form of the certificate attached as Exhibit B (copies of which form of certificate will be available at the offices of Euroclear in Brussels and Cedel in Luxembourg and the specified office of each of the Paying
Agents).

Upon (i) any exchange of a part of this temporary Global Bond for a Definitive Bearer Bond or Definitive Bearer Bonds or (ii) the purchase by or on behalf of the Issuer or any Subsidiary of the Issuer and cancellation of a part of this temporary Global Bond in accordance with the Conditions, the portion of the principal amount hereof so exchanged or so purchased and cancelled shall be endorsed by or on behalf of the Principal Paying Agent on behalf of the Issuer on Part II of the Schedule hereto, whereupon the principal amount hereof shall be reduced for all purposes by the amount so exchanged or so purchased and cancelled and endorsed.

3.	Payments

Until the entire principal amount of this temporary Global Bond has been extinguished, this temporary Global Bond shall in all respects be entitled to the same benefits as the Definitive Bearer Bonds and shall be entitled to the benefit of and be bound by the Trust Deed, except that the holder of this temporary Global Bond shall not (unless upon due presentation of this temporary Global Bond for exchange, delivery of the appropriate number of Definitive Bearer Bonds (together with the Coupons and Talons appertaining thereto) is improperly withheld or refused and such withholding or refusal is continuing at the relevant payment date) be entitled to receive any payment of interest on this temporary Global Bond except upon certification as hereinafter provided. Upon any payment of principal or interest on this temporary Global Bond the amount so paid shall be endorsed by or on behalf of the Principal Paying Agent on behalf of the Issuer on Part I of the Schedule hereto.

Payments of interest in respect of Bonds for the time being represented by this temporary Global Bond shall be made to the bearer only upon presentation to the Issuer or its agent of a certificate from Euroclear or from Cedel substantially in the form of the certificate attached as Exhibit A. Any person who would, but for the provisions of this temporary Global Bond and of the Trust Deed, otherwise be beneficially entitled to a payment of interest on this temporary Global Bond shall not be entitled to require such payment unless and until he shall have delivered or caused to be delivered to Euroclear or Cedel a certificate substantially in the form of the certificate attached as Exhibit B (copies of which form of certificate will be available at the offices of Euroclear in Brussels and Cedel in Luxembourg and the specified office of each of the Paying
Agents).

Upon any payment of principal and endorsement of such payment on
Part I of the Schedule hereto, the principal amount of this temporary Global Bond shall be reduced for all purposes by the principal amount so paid and endorsed.

All payments of any amounts payable and paid to the bearer of this temporary Global Bond shall be valid and, to the extent of the sums so paid, effectual to satisfy and discharge the liability for the moneys payable hereon and on the relevant Definitive Bearer Bonds and Coupons.

4.	Authentication

This temporary Global Bond shall not be or become valid or obligatory for any purpose unless and until authenticated by or on behalf of the Principal Paying Agent.

5.	Governing law

This temporary Global Bond is governed by, and shall be construed in accordance with, the laws of England.

IN WITNESS whereof the Issuer has caused this temporary Global Bond to be signed manually by a person duly authorised on its behalf.

YORKSHIRE
ELECTRICITY
GROUP plc

By: ...................................
	Duly authorised




Issued in London, England on 17th January, 1995.

Certificate of authentication

This temporary Global Bond is duly authenticated (without recourse, warranty or liability).

 ..................................

Duly authorised
for and on behalf of
Morgan Guaranty Trust Company
of New York, London Office,
as Principal Paying Agent


THE SCHEDULE
PART I
PAYMENTS OF PRINCIPAL AND INTEREST

The following payments on this temporary Global Bond have been made:

Date  Interest    Principal    Remaining principal     Notation
made  paid        paid         amount of this          made on
                               temporary Global        behalf of
                               Bond following          the Issuer
                               such payment
      (POUND)    (POUND)       (POUND)
_       _           _            _                       _
_       _           _            _                       _


PART II

EXCHANGES FOR DEFINITIVE BEARER BONDS AND
PURCHASES AND CANCELLATIONS

The following exchanges of a part of this temporary Global Bond for Definitive Bearer Bonds and/or purchases and cancellations of a part of this temporary Global Bond have been made:

Date     Part of principal   Part of        Aggregate principal      Notation
made     amount of this      principal      amount of this           made on
         temporary           amount of this temporary                behalf of
         Global Bond         temporary      Global Bond              the Issuer
         exchanged for       Global Bond    following such
         Definitive Bearer   purchased and  exchange or
                                            purchase
         Bonds               cancelled      and cancellation
         (POUND)             (POUND)        (POUND)
_         _                      _            _                        _
_         _                      _            _                        _
_         _                      _            _                        _

EXHIBIT A

YORKSHIRE ELECTRICITY GROUP plc

(POUND)200,000,000

9 1/4 per cent. Bonds due 2020

(the "Securities")

This is to certify that, based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organisations appearing in our records as persons being entitled to a portion of the principal amount set forth below (our "Member Organisations") substantially to the effect set forth in
the Trust Deed, as of the date hereof, (POUND)[        ] principal amount of
the above-captioned Securities (i) is owned by persons that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source ("United States persons"), (ii) is owned by United States persons that (a) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(v))
("financial institutions") purchasing for their own account or for resale, or
(b) acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution has agreed, on its own behalf or through its agent, that we may advise the Issuer or the Issuer's agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) is owned by United States or foreign financial institutions for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)),
and to the further effect that United States or foreign financial institutions described in clause (iii) above (whether or not also described in clause (i) or (ii))
have certified that they have not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

If the Securities are of the category contemplated in Section 230.903(c)(3) of Regulation S under the Securities Act of 1933, as amended, then this is also to certify with respect to such principal amount of Securities set forth above that, except as set forth below, we have received in writing, by tested telex or by electronic transmission, from our Member Organisations entitled to a portion of such principal amount, certifications with respect to such portion, substantially to the effect set forth in the Trust Deed.

We further certify (i) that we are not making available herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) any portion of the temporary global Security excepted in such certifications and (ii) that as of the date hereof we have not received any notification from any of our Member Organisations to the effect that the statements made by such Member Organisations with respect to any portion of the part submitted herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) are no longer true and cannot be relied upon as of the date hereof.

We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorise you to produce this certification to any interested party in such proceedings.


*Dated

[Morgan Guaranty Trust Company of New York,

Brussels office, as operator of the

Euroclear System] [Cedel, socie'te' anonyme]

By ...................................
Authorised Signatory

EXHIBIT B

YORKSHIRE ELECTRICITY GROUP plc

(POUND)200,000,000

9 1/4 per cent. Bonds due 2020

(the "Securities")

This is to certify that as of the date hereof, and except as set forth below, the above-captioned Securities held by you for our account (i) are owned by person
(s)
that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source ("United States person(s)"), (ii) are owned by United States person(s) that (a) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(v)) ("financial institutions") purchasing for their own account or for resale, or (b) acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution hereby agrees, on its own behalf or through its agent, that you may advise the Issuer or the Issuer's agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) are owned by United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in U.S.
Treasury
Regulations Section 1.163-5(c)(2)(i)(D)(7)), and in addition if the owner of the
Securities is a United States or foreign financial institution described in clause (iii) above (whether or not also described in clause (i) or (ii)) this is further to certify that such financial institution has not acquired the Securities for the purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

If the Securities are of the category contemplated in Section 230.903(c)(3) of Regulation S under the Securities Act of 1933, as amended (the "Act"), then this is also to certify that, except as set forth below (i) in the case of debt securities, the Securities are beneficially owned by (a) non-U.S. person(s) or (b) U.S. person(s) who purchased the Securities in transactions which did not require registration under the Act; or (ii) in the case of equity securities, the Securities are owned by (x) non-U.S. person(s) (and such person(s) are not acquiring the Securities for the account or benefit of U.S. person(s)) or (y) U.S.
person(s) who purchased the Securities in a transaction which did not require registration under the Act. If this certification is being delivered in connection with the exercise of warrants pursuant to Section 230.902(m) of Regulation S under the Act, then this is further the certify that, except as set forth below, the Securities are being exercised by and on behalf of non-U.S. person(s). As used in this paragraph the term "U.S. person" has the meaning given to it by Regulation S under the Act.

As used herein, "United States" means the United States of America (including the States and the District of Columbia); and its "possessions" include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the Securities held by you for our account in accordance with your operating procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

This certification excepts and does not relate to (POUND)[          ] of
such interest in the above Securities in respect of which we are not able to certify and as to which we understand exchange and delivery of definitive Securities (or, if relevant, exercise of any rights or collection of any interest) cannot be made until we do so certify.

We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States.
In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorise you to produce this certification to any interested party in such proceedings.

* Dated

By ......................

[Name of person giving certification]
(As, or as agent for, the beneficial
owner(s) of those of the Securities
to which this certification relates)

THE SECOND SCHEDULE

Part I

- FORM OF ORIGINAL BEARER BOND -

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WI
LL BE
SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME
 TAX
LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 16
5(j)
AND 1287(a) OF THE INTERNAL REVENUE CODE.



(POUND)[1,000] [10,000] [100,000]	XS0055251010		[SERIES]		[Serial No.]



YORKSHIRE ELECTRICITY GROUP plc

(Incorporated in England with limited liability under the Companies Act 1985 with registered number 2366995)

(POUND)200,000,000 9 1/4 PER CENT. BONDS
DUE 2020


The issue of the Bonds was authorised by resolutions of the Board of Directors of
Yorkshire Electricity Group plc (the "Issuer") passed on 15th December, 1994 and by resolutions of a duly authorised Committee of the Board of Directors of the Issuer passed on 4th and 5th January, 1995.

This Bond forms one of a series of Bonds constituted by a Trust Deed (the "Trust Deed") dated 17th January, 1995 made between the Issuer and
Bankers Trustee
Company Limited as trustee for the holders of the Bonds and issued either as bearer bonds in the denominations of (POUND)1,000, (POUND)10,000 and (POUND)100,000 each with Coupons and one Talon attached or as registered bonds in the denomination of (POUND)1 each or an integral multiple thereof, in an aggregate principal amount of (POUND)200,000,000.

The Issuer for value received and subject to and in accordance with the Conditions endorsed hereon hereby promises to pay to the bearer on 17th January, 2020 (or on such earlier date as the principal sum hereunder mentioned may become repayable in accordance with the said Conditions) the principal sum of:

(POUND)[1,000] [10,000] [100,000] ([One] [Ten] [One Hundred] Thousand
Pounds Sterling)

together with interest on the said principal sum at the rate of 9 1/4 per cent.
 per
annum payable annually in arrear on 17th January and together with such other amounts (if any) as may be payable, all subject to and in accordance with the said Conditions and the provisions of the Trust Deed.

Neither this Bond nor the Coupons and Talon appertaining hereto shall be or become valid or obligatory for any purpose unless and until this Bond has been authenticated by or on behalf of the Principal Paying Agent.

IN WITNESS whereof this Bond has been executed on behalf of the Issuer.

YORKSHIRE
ELECTRICITY GROUP plc

By: ..............................
Director



Dated as of 17th January, 1995.

Issued in London, England.

Certificate of authentication

This Bond is duly authenticated (without recourse, warranty or liability).

 ...............................

Duly authorised
for and on behalf of
Morgan Guaranty Trust Company
of New York, London Office,
as Principal Paying Agent


- FORM OF ORIGINAL COUPON -

On the front:

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION
WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES
INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED
IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE
CODE.


YORKSHIRE ELECTRICITY GROUP PLC

(POUND)200,000,000 9 1/4 PER CENT. BONDS
DUE 2020

Coupon appertaining to a Bond in the denomination of (POUND)[1,000] [10,000] [100,000].

This Coupon is separately	Coupon for
negotiable, payable to bearer,	(POUND)[92.50] [925.00]
[9,250.00]
and subject to the	due on
Conditions of the said Bonds.	17th January,  [      ]





[No.]	(POUND)[1,000] [10,000] [100,000]	XS0055251010		[Series]		[Serial No.]




- FORM OF ORIGINAL TALON -

On the front:

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION
WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES
INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED
IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE
CODE.


YORKSHIRE ELECTRICTY GROUP plc

(POUND)200,000,000 9 1/4 PER CENT. BONDS DUE 2020

Talon appertaining to a Bond in the denomination of (POUND)[1,000][10,000][100,000]

On and after 17th January, [2005/2015] [ten/five] further Coupons [and a further Talon] will be issued at the specified office of any of the Paying Agents set out on the reverse hereof (and /or any other or further Paying Agents and/or specified
offices as may from time to time be duly appointed and notified to the Bondholders) upon production and surrender of this Talon.

_________________________________________________________________
_______________

[No.]		[1,000][10,000][100,00]		XS0055251010		[Series]		[Serial No.]
_________________________________________________________________
_______________




On the back of the Original Coupons and the Original Talons:


PRINCIPAL PAYING AGENT

Morgan Guaranty Trust Company of New York
60 Victoria Embankment
London EC4Y 0JP

OTHER PAYING AGENTS

Morgan Guaranty Trust
Company
of New York
Avenue des Arts 35
B-1040 Brussels
Banque Paribas
Luxembourg S.A.
10A Boulevard Royal
L-2093 Luxembourg




Part II

- FORM OF ORIGINAL REGISTERED BOND -

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION
WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES
INCOME TAX LAWS,  INCLUDING THE LIMITATIONS PROVIDED
IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE
CODE.
_________________________________________________________________
______________

Certificate Number	Transfer No.	Holder Code		Registration	 	Amount
								Date			(POUND)
_________________________________________________________________
______________

YORKSHIRE ELECTRICITY GROUP plc
(Incorporated in England with limited liability under the Companies Act 1985 with registered number 2366995)

(POUND)200,000,000 9 1/4 PER CENT.
BONDS DUE 2020

Interest at the rate of 9 1/4 per cent. per annum is payable on the principal amount of this Registered Bond annually in arrear on 17th January in each year, subject to and in accordance with the Conditions endorsed hereon and the provisions of the Trust Deed dated 17th January, 1995 constituting the Bonds.

THIS IS TO CERTIFY that
is/are the registered holder(s)
of in
principal amount of the above-mentioned Registered Bonds and is/are entitled on 17th January, 2020 (or on such earlier date as such principal amount may become repayable in accordance with the Conditions) to the repayment of such principal amount together with such other amounts (if any) as may be payable, all subject to and in accordance with the said Conditions and the provisions of the said Trust Deed.

IN WITNESS whereof this Registered Bond has been executed on behalf of the Issuer.

YORKSHIRE
ELECTRICITY GROUP plc

By: ..............................
Director






This Certificate must be surrendered before any transfer of the whole or part of the Registered Bonds herein mentioned can be registered.

 - FORM OF TRANSFER OF REGISTERED BOND -

FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) to


 ................................................................
 .............................................................
 ...................

 ..................................................................
 ...........................................................
 ...................

 .....................................................................
 ........................................................
 ...................

(Please print or type name and address (including postal code) of transferee)

(POUND)              principal amount of this Registered Bond and all rights
hereunder, hereby irrevocably constituting and appointing
 ....................... as attorney to transfer such principal amount of this Bond in the register maintained by YORKSHIRE ELECTRICITY GROUP plc with full power of substitution.


						Signature(s) of transferor(s) ..............................


							                               ..............................

Date: ........................


N.B.:

1.	This form of transfer must be accompanied by such documents, evidence and information as may be required pursuant to the Conditions and must be executed under the hand of the transferor or, if the transferor is a corporation, either under its common seal or under the hand of two of its officers duly authorised in writing and, in such latter case, the document so authorising such officers must be delivered with this form of transfer.

2.	In each case the signature(s) must be guaranteed by a commercial bank with a correspondent bank in New York City, Luxembourg or London or by an institution which is a member of The New York Stock Exchange or The American Stock Exchange in New York City or the Luxembourg
Stock Exchange or The Stock Exchange in London.

3.	The signature(s) on this form of transfer must correspond with the name(s) at it/they appear(s) on the face of this Registered Bond in every particular, without alteration or enlargement or any change whatever.

4.	Registered Bonds are only transferable in amounts of (POUND)1 or any integral multiples thereof.





Part III

- CONDITIONS OF THE  BONDS -

[To be photocopied from final Offering Circular]


PRINCIPAL PAYING AGENT

Morgan Guaranty Trust Company of New York
60 Victoria Embankment
London EC4Y 0JP



OTHER PAYING AGENTS


Morgan Guaranty Trust
Company
of New York
Avenue des Arts 35
B-1040 Brussels
Banque Paribas
Luxembourg S.A.
10A Boulevard Royal
L-2093 Luxembourg



REGISTRAR

For registration of
transfers:
For payments of principal:


The Royal Bank of
Scotland plc
Registrar's Department
P.O. Box 39
Caxton House
Redcliffe Way
Bristol BS99 7XF

The Royal Bank of
Scotland plc
67 Lombard Street
London EC3P 3DL


and/or such other or further Principal Paying Agent, other Paying Agents and Registrar and/or specified offices as may from time to time be appointed by the Issuer with the approval of the Trustee and notice of which has been given to the Bondholders.


THE THIRD SCHEDULE

REGISTER AND TRANSFER OF REGISTERED SECURITIES

1.	The Issuer shall at all times ensure that the Registrar maintains in Bristol, London, or at such other place as the Trustee may agree, a register showing the amount of the Registered Securities from time to time outstanding and the dates of issue and all subsequent transfers and changes of ownership thereof and the names and addresses of the holders of the Registered Securities. The Trustee and the holders of the Registered Securities or any of them and any person authorised by it or any of them may at all reasonable times during office hours inspect the register and take copies of or extracts from it. The register may be closed by the Issuer for such periods at such times (not exceeding in total 30 days in any one year) as it may think fit.

2.	Each Registered Security shall have an identifying certificate number which shall be entered on the register.

3.	The Registered Securities are transferable by execution of the form of transfer endorsed thereon under the hand of the transferor or, where the transferor is a corporation, under its common seal or under the hand of two of its officers duly authorised in writing. In each case the signature(s) must be guaranteed by a commercial bank with a correspondent bank in New York City, Luxembourg or London or by an institution which is a member of The New York Stock Exchange or The American Stock
Exchange in New York City or the Luxembourg Stock Exchange or The
International Stock Exchange of the United Kingdom and the Republic of
Ireland Limited.

4.	The Registered Securities to be transferred must be delivered for registration to the specified office of the Registrar or any Transfer Agent with the form of transfer endorsed thereon duly completed and executed and must be accompanied by such documents, evidence and information as may be required pursuant to the Conditions and such other evidence as the Issuer may reasonably require to prove the title of the transferor or his right to transfer the Registered Securities and, if the form of transfer is executed by some other person on his behalf or in the case of the execution of a form of transfer on behalf of a corporation by its officers, the authority of that person or those persons to do so.

5.	The executors or administrators of a deceased holder of Registered
Securities (not being one of several joint holders) and in the case of the death of one or more of several joint holders the survivor or survivors of such joint holders shall be the only person or persons recognised by the Issuer as having any title to such Registered Securities.

6.	Any person becoming entitled to Registered Securities in consequence of the death or bankruptcy of the holder of such Registered Securities may upon producing such evidence that he holds the position in respect of which he proposes to act under this paragraph or of his title as the Issuer shall require be registered himself as the holder of such Registered
Securities or, subject to the preceding paragraphs as to transfer, may transfer such Registered Securities. The Issuer shall be at liberty to retain any amount payable upon the Registered Securities to which any person is so entitled until such person shall be registered as aforesaid or shall duly transfer the Registered Securities.

7.	Unless otherwise requested by him, the holder of Registered Securities of any series shall be entitled to receive only one Registered Security in respect of his entire holding of such series.

8.	The joint holders of Registered Securities of any series shall be entitled to one Registered Security only in respect of their joint holding of such series which shall, except where they otherwise direct, be delivered to the joint holder whose name appears first in the register of the holders of Registered Securities in respect of such joint holding.

9.	Where a holder of Registered Securities has transferred part only of his holding of any series there shall be delivered to him without charge a Registered Security in respect of the balance of such holding.

10.	The Issuer shall make no charge to the Holders for the registration of any holding of Registered Securities or any transfer thereof or for the issue thereof or for the delivery thereof at the specified office of the Registrar or of any Transfer Agent or by post to the address specified by the Holder. If any Holder entitled to receive a Registered Security wishes to have the same delivered to him otherwise than at the specified office of the Registrar or of any Transfer Agent, such delivery shall be made, upon his written request to the Registrar or such Transfer Agent, at his risk and (except where sent by post to the address specified by the Holder) at his expense.

11.	The holder of a Registered Security may (to the fullest extent permitted by applicable laws) be treated at all times, by all persons and for all purposes as the absolute owner of such Registered Security notwithstanding any notice any person may have of the right, title, interest or claim of any other person thereto. The Issuer and the Trustee shall not be bound to see to the execution of any trust to which any Registered Security may be subject and no notice of any trust shall be entered on the register. The holder of a Registered Security will be recognised by the Issuer as entitled to his Registered Security free from any equity, set-off or counterclaim on the part of the Issuer against the original or any intermediate holder of such Registered Security.


THE FOURTH SCHEDULE
PROVISIONS FOR MEETINGS OF HOLDERS

1.	(A)	As used in this Schedule the following expressions shall have the following meanings unless the context otherwise requires:

(i)	"voting certificate" shall mean an English language
certificate issued by a Paying Agent and dated in which it is stated:

(a)	that on the date thereof Bearer Securities (not
being Bearer Securities in respect of which a block voting instruction has been issued and is outstanding in respect of the meeting specified in such voting certificate or any adjourned such meeting) were deposited with such Paying Agent or (to the satisfaction of such Paying Agent) were held to its order or under its control and that no such Bearer Securities will cease to be so deposited or held until the first to occur of:

(1)	the conclusion of the meeting specified in
such certificate or, if later, of any
adjourned such meeting; and

(2)	the surrender of the certificate to the
Paying Agent who issued the same; and

(b)	that the bearer thereof is entitled to attend and
vote at such meeting and any adjourned such meeting in respect of the Bearer Securities represented by such certificate;

(ii)	"block voting instruction" shall mean an English language
document issued by a Paying Agent and dated in which:

(a)	it is certified that Bearer Securities (not being
Bearer Securities in respect of which a voting certificate has been issued and is outstanding in respect of the meeting specified in such block voting instruction and any adjourned such meeting) have been deposited with such Paying
Agent or (to the satisfaction of such Paying
Agent) were held to its order or under its control and that no such Bearer Securities will cease to be so deposited or held until the first to occur of:

(1)	the conclusion of the meeting specified in
such document or, if later, of any
adjourned such meeting; and

(2)	the surrender to the Paying Agent not
less than 48 hours before the time for
which such meeting or any adjourned
such meeting is convened of the receipt
issued by such Paying Agent in respect
of each such deposited Bearer Security
which is to be released or (as the case
may require) the Bearer Security or
Bearer Securities ceasing with the
agreement of the Paying Agent to be held to its order or under its control and the giving of notice by the Paying Agent to the Issuer in accordance with paragraph 17 hereof of the necessary amendment to the block voting instruction;

(b)	it is certified that each holder of such Bearer
Securities has instructed such Paying Agent that the vote(s) attributable to the Bearer Security or Bearer Securities so deposited or held should be cast in a particular way in relation to the resolution or resolutions to be put to such meeting or any adjourned such meeting and that all such instructions are during the period commencing 48 hours prior to the time for which such meeting or any adjourned such meeting is convened and ending at the conclusion or adjournment thereof neither revocable nor capable of amendment;

(c)	the aggregate principal amount of the Bearer
Securities so deposited or held are listed distinguishing with regard to each such resolution between those in respect of which instructions have been given as aforesaid that the votes attributable thereto should be cast in favour of the resolution and those in respect of which instructions have been so given that the votes attributable thereto should be cast against the resolution; and

(d)	one or more persons named in such document
(each hereinafter called a "proxy") is or are authorised and instructed by such Paying Agent to cast the votes attributable to the Bearer
Securities so listed in accordance with the instructions referred to in (c) above as set out in such document;

(iii)	"24 hours" shall mean a period of 24 hours including all
or part of a day upon which banks are open for business in both the place where the relevant meeting is to be held and in each of the places where the Paying Agents have their specified offices (disregarding for this purpose the day upon which such meeting is to be held) and such period shall be extended by one period or, to the extent necessary, more periods of 24 hours until there is included as aforesaid all or part of a day upon which banks are open for business in all of the places as aforesaid; and

(iv)	"48 hours" shall mean a period of 48 hours including all
or part of two days upon which banks are open for business both in the place where the relevant meeting is to be held and in each of the places where the Paying Agents have their specified offices (disregarding for this purpose the day upon which such meeting is to be held) and such period shall be extended by one period or, to the extent necessary, more periods of 24 hours until there is included as aforesaid all or part of two days upon which banks are open for business in all of the places as aforesaid.

(B)	A holder of a Bearer Security may obtain a voting certificate in respect of such Bearer Security from a Paying Agent or require a Paying Agent to issue a block voting instruction in respect of such Bearer Security by depositing such Bearer Security with such Paying Agent or (to the satisfaction of such Paying Agent) by such Bearer Security being held to its order or under its control, in each case not less than 48 hours before the time fixed for the relevant meeting and on the terms set out in sub-paragraph (i)(a) or (ii)(a) above (as the case may be), and (in the case of a block voting instruction) instructing such Paying Agent to the effect set out in sub-paragraph (ii)(b) above. The holder of any voting certificate or the proxies named in any block voting instruction shall for all purposes in connection with the relevant meeting or adjourned meeting of Holders be deemed to be the holder of the Bearer Securities to which such voting certificate or block voting instruction relates and the Paying Agent with which such Bearer Securities have been deposited or the person holding the same to the order or under the control of such Paying Agent shall be deemed for such purposes not to be the holder of those Bearer Securities.

(C)	(i)	A holder of Registered Securities may, by an instrument
in writing in the English language (a "form of proxy") signed by the holder or, in the case of a corporation, executed under its common seal or signed on its behalf by an attorney or a duly authorised officer of the corporation and delivered to the specified office of the Registrar not less than 48 hours before the time fixed for the relevant meeting, appoint any person (a "proxy") to act on his or its behalf in connection with any meeting of the Holders and any adjourned such meeting.

(ii)	Any holder of Registered Securities which is a
corporation may by resolution of its directors or other governing body authorise any person to act as its representative (a "representative") in connection with any meeting of the Holders and any adjourned such meeting.

(iii)	Any proxy appointed pursuant to sub-paragraph (i) above
or representative appointed pursuant to sub-paragraph (ii) above shall so long as such appointment remains in force be deemed, for all purposes in connection with the relevant meeting or adjourned meeting of the Holders, to be the holder of the Registered
Securities to which such appointment relates and the holder of the Registered Securities shall be deemed for such purposes not to be the holder.

2.	The Issuer or the Trustee may at any time and the Issuer shall upon a requisition in writing signed by the holders of not less than one-tenth in principal amount of the Securities of any series for the time being outstanding convene a meeting of the Holders and if the Issuer makes default for a period of seven days in convening such a meeting the same may be convened by the Trustee or the requisitionists. Every such meeting shall be held at such time and place as the Trustee may appoint or approve.

3.	At least 21 days' notice (exclusive of the day on which the notice is given and the day on which the meeting is to be held) specifying the place, day and hour of meeting shall be given to the Holders prior to any meeting of the Holders in the manner provided by Condition 15. Such notice, which shall be in the English language, shall state generally the nature of the business to be transacted at the meeting thereby convened but (except for an Extraordinary Resolution) it shall not be necessary to specify in such notice the terms of any resolution to be proposed. Such notice shall include statements, if applicable, to the effect that (i) Bearer Securities may, not less than 48 hours before the time fixed for the meeting, be deposited with Paying Agents or (to their satisfaction) held to their order or under their control for the purpose of obtaining voting certificates or appointing proxies and (ii) the holders of Registered Securities may appoint proxies by executing and delivering a form of proxy in the English language to the specified office of the Registrar not less than 48 hours before the time fixed for the meeting or, in the case of corporations, may appoint representatives by resolution of their directors or other governing body. A copy of the notice shall be sent by post to the Trustee (unless the meeting is convened by the Trustee) and to the Issuer (unless the meeting is convened by the Issuer).

4.	A person (who may but need not be a Holder) nominated in writing by the
Trustee shall be entitled to take the chair at the relevant meeting or adjourned meeting but if no such nomination is made or if at any meeting or adjourned meeting the person nominated shall not be present within 15 minutes after the time appointed for holding the meeting or adjourned meeting the Holders present shall choose one of their number to be Chairman. The Chairman of an adjourned meeting need not be the same person as was Chairman of the meeting from which the adjournment took place.

5.	At any such meeting one or more persons present holding Securities or voting certificates or being proxies or representatives and holding or representing in the aggregate not less than one-twentieth of the principal amount of the Securities for the time being outstanding shall (except for the purpose of passing an Extraordinary Resolution) form a quorum for the transaction of business and no business (other than the choosing of a Chairman) shall be transacted at any meeting unless the requisite quorum be present at the commencement of the relevant business. The quorum at any such meeting for passing an Extraordinary Resolution shall (subject as provided below) be one or more persons present holding Securities or voting certificates or being proxies or representatives and holding or representing in the aggregate a clear majority in principal amount of the Securities for the time being outstanding PROVIDED THAT at any meeting the business of which includes any of the following matters (each of which shall, subject only to Clause 18(B)(ii), only be capable of being effected after having been approved by Extraordinary Resolution) namely:

(i)	reduction or cancellation of the amount payable or, where
applicable, modification (except where such modification is, in the opinion of the Trustee, bound to result in an increase), of the method of calculating the amount payable or modification of the date of payment or, where applicable, of the method of calculating the date of payment in respect of any principal, premium or interest in respect of the Securities;

(ii)	alteration of the currency in which payments under the Securities and Coupons are to be made;

(iii)	alteration of the majority required to pass an Extraordinary
Resolution;

(iv)	the sanctioning of any such scheme or proposal as is described in paragraph 18(I) below; and

(v)	alteration of this proviso or the proviso to paragraph 6 below;

the quorum shall be one or more persons present holding Securities or voting certificates or being proxies or representatives and holding or representing in the aggregate not less than two-thirds of the principal amount of the Securities for the time being outstanding.

6.	If within 15 minutes (or such longer period not exceeding 30 minutes as the Chairman may decide) after the time appointed for any such meeting a quorum is not present for the transaction of any particular business, then, subject and without prejudice to the transaction of the business (if any) for which a quorum is present, the meeting shall if convened upon the requisition of Holders be dissolved. In any other case it shall stand adjourned to the same day in the next week (or if such day is a public holiday the next succeeding business day) at the same time and place
(except in the case of a meeting at which an Extraordinary Resolution is to be proposed in which case it shall stand adjourned for such period, being not less than 14 clear days nor more than 42 clear days, and to such place as may be appointed by the Chairman either at or subsequent to such meeting and approved by the Trustee). If within 15 minutes (or such longer period not exceeding 30 minutes as the Chairman may decide) after the time appointed for any adjourned meeting a quorum is not present for the transaction of any particular business, then, subject and without prejudice to the transaction of the business (if any) for which a quorum is present, the Chairman may either (with the approval of the Trustee) dissolve such meeting or adjourn the same for such period, being not less than 14 clear days (but without any maximum number of clear days), and to such place as may be appointed by the Chairman either at or subsequent to such adjourned meeting and approved by the Trustee, and the provisions of this sentence shall apply to all further adjourned such meetings. At any adjourned meeting one or more persons present holding Securities or voting certificates or being proxies or representatives
(whatever the principal amount of the Securities so held or represented by them) shall (subject as provided below) form a quorum and shall (subject as provided below) have power to pass any Extraordinary Resolution or other resolution and to decide upon all matters which could properly have been dealt with at the meeting from which the adjournment took place had the requisite quorum been present PROVIDED THAT at any adjourned meeting the quorum for the transaction of business comprising any of the matters specified in the proviso to paragraph 5 above shall be one or more persons present holding Securities or voting certificates or being proxies or representatives and holding or representing in the aggregate not less than one-third of the principal amount of the Securities for the time being outstanding.

7.	Notice of any adjourned meeting at which an Extraordinary Resolution is to be submitted shall be given in the same manner as notice of an original meeting but as if 10 were substituted for 21 in paragraph 3 above and such notice shall state the relevant quorum. Subject as aforesaid it shall not be necessary to give any notice of an adjourned meeting.

8.	Every question submitted to a meeting shall be decided in the first instance by a show of hands and in case of equality of votes the Chairman shall both on a show of hands and on a poll have a casting vote in addition to the vote or votes (if any) to which he may be entitled as a Holder or as a holder of a voting certificate or as a proxy or as a representative.

9.	At any meeting unless a poll is (before or on the declaration of the result of the show of hands) demanded by the Chairman, the Issuer, the Trustee or any person present holding a Security or a voting certificate or being a proxy or representative (whatever the principal amount of the Securities so held or represented by him) a declaration by the Chairman that a resolution has been carried or carried by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

10.	Subject to paragraph 12 below, if at any such meeting a poll is so demanded it shall be taken in such manner and subject as hereinafter provided either at once or after an adjournment as the Chairman directs and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded as at the date of the taking of the poll. The demand for a poll shall not prevent the continuance of the meeting for the transaction of any business other than the motion on which the poll has been demanded.

11.	The Chairman may with the consent of (and shall if directed by) any such meeting adjourn the same from time to time and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully (but for lack of required quorum) have been transacted at the meeting from which the adjournment took place.

12.	Any poll demanded at any such meeting on the election of a Chairman or on any question of adjournment shall be taken at the meeting without adjournment.

13.	The Trustee and its lawyers and financial advisers and any director, officer or employee of a corporation being a trustee of these presents and any director or officer of the Issuer and its lawyers and its accountants and financial advisers and any other person authorised so to do by the Trustee may attend and speak at any meeting. Save as aforesaid, but without prejudice to the proviso to the definition of "outstanding" in Clause 1, no person shall be entitled to attend and speak nor shall any person be entitled to vote at any meeting of the Holders or join with others in requesting the convening of such a meeting or to exercise the rights conferred on the Holders by Conditions 11 and 12 unless he either produces the Bearer Security or Bearer Securities of which he is the holder or a voting certificate or is a proxy or a representative or is the holder of a Registered Security or Registered Securities. No person shall be entitled to vote at any meeting in respect of Securities held by, for the benefit of, or on behalf of, the Issuer, any Subsidiary of the Issuer, any holding company of the Issuer or any other Subsidiary of any such holding company. Nothing herein shall prevent any of the proxies named in any block voting instruction or form of proxy or any representative from being a director, officer or representative of or otherwise connected with the Issuer.

14.	Subject as provided in paragraph 13 hereof at any meeting:

(A)	on a show of hands every person who is present in person and produces a Bearer Security or voting certificate or is a holder of Registered Securities or is a proxy or representative shall have one vote; and

(B)	on a poll every person who is so present shall have one vote in respect of each (POUND)1 or such other amount as the Trustee may in its absolute discretion stipulate (or, in the case of meetings of holders of Securities denominated in another currency, such amount in such other currency as the Trustee in its absolute discretion may stipulate) in principal amount of the Securities so produced or represented by the voting certificate so produced or in respect of which he is a proxy or representative or in respect of which he is the holder.

Without prejudice to the obligations of the proxies named in any block voting instruction or form of proxy any person entitled to more than one vote need not use all his votes or cast all the votes to which he is entitled in the same way.

15.	The proxies named in any block voting instruction or form of proxy and representatives need not be Holders.

16.	Each block voting instruction together (if so requested by the Trustee)
with proof satisfactory to the Trustee of its due execution on behalf of the relevant Paying Agent and each form of proxy shall be deposited by the relevant Paying Agent or (as the case may be) by the Registrar at such place as the Trustee shall approve not less than 24 hours before the time appointed for holding the meeting or adjourned meeting at which the proxies named in the block voting instruction or form of proxy propose to vote and in default the block voting instruction or form of proxy shall not be treated as valid unless the Chairman of the meeting decides otherwise before such meeting or adjourned meeting proceeds to business. A notarially certified copy of each block voting instruction and form of proxy shall be deposited with the Trustee before the commencement of the meeting or adjourned meeting but the Trustee shall not thereby be obliged to investigate or be concerned with the validity of or the authority of the proxies named in any such block voting instruction or form of proxy.

17.	Any vote given in accordance with the terms of a block voting instruction or form of proxy shall be valid notwithstanding the previous revocation or amendment of the block voting instruction or form of proxy or of any of the Holders' instructions pursuant to which it was executed provided that no intimation in writing of such revocation or amendment shall have been received from the relevant Paying Agent or in the case of a Registered
Security from the holder thereof by the Issuer at its registered office (or such other place as may have been required or approved by the Trustee for the purpose) by the time being 24 hours and 48 hours respectively before the time appointed for holding the meeting or adjourned meeting at which the block voting instruction or form of proxy is to be used.

18.	A meeting of the Holders shall in addition to the powers hereinbefore given have the following powers exercisable only by Extraordinary
Resolution (subject to the provisions relating to quorum contained in paragraphs 5 and 6 above) namely:

(A)	Power to sanction any compromise or arrangement proposed to be made between the Issuer, the Trustee, any Appointee and the Holders and Couponholders or any of them.

(B)	Power to sanction any abrogation, modification, compromise or arrangement in respect of the rights of the Trustee, any Appointee, the Holders, the Couponholders or the Issuer against any other or others of them or against any of their property whether such rights shall arise under these presents or otherwise.

(C)	Power to assent to any modification of the provisions of these presents which shall be proposed by the Issuer, the Trustee or any Holder.

(D)	Power to give any authority or sanction which under the
provisions of these presents is required to be given by Extraordinary Resolution.

(E)	Power to appoint any persons (whether Holders or not) as a
committee or committees to represent the interests of the Holders and to confer upon such committee or committees any powers or discretions which the Holders could themselves exercise by Extraordinary Resolution.

(F)	Power to approve of a person to be appointed a trustee and power to remove any trustee or trustees for the time being of these presents.

(G)	Power to discharge or exonerate the Trustee and/or any Appointee from all liability in respect of any act or omission for which the Trustee and/or such Appointee may have become responsible under these presents.

(H)	Power to authorise the Trustee and/or any Appointee to concur in and execute and do all such deeds, instruments, acts and things as may be necessary to carry out and give effect to any Extraordinary Resolution.

(I)	Power to sanction any scheme or proposal for the exchange or sale of the Securities for or the conversion of the Securities into or the cancellation of the Securities in consideration of shares, stock, bonds, notes, debentures, debenture stock and/or other obligations and/or securities of the Issuer or any other company formed or to be formed, or for or into or in consideration of cash, or partly for or into or in consideration of such shares, stock, bonds, notes, debentures, debenture stock and/or other obligations and/or securities as aforesaid and partly for or into or in consideration of cash.

19.	Any resolution passed at a meeting of the Holders duly convened and held in accordance with these presents shall be binding upon all the Holders whether present or not present at such meeting and whether or not voting and upon all Couponholders and each of them shall be bound to give effect thereto accordingly and the passing of any such resolution shall be conclusive evidence that the circumstances justify the passing thereof.
Notice of the result of the voting on any resolution duly considered by the Holders shall be published in accordance with Condition 15 by the Issuer within 14 days of such result being known PROVIDED THAT the non-publication of such notice shall not invalidate such result.

20.	The expression "Extraordinary Resolution" when used in these presents means a resolution passed at a meeting of the Holders duly convened and held in accordance with these presents by a majority consisting of not less than three-fourths of the persons voting thereat upon a show of hands or if a poll is duly demanded by a majority consisting of not less than three-fourths of the votes cast on such poll.

21.	Minutes of all resolutions and proceedings at every meeting of the Holders shall be made and entered in books to be from time to time provided for that purpose by the Issuer and any such Minutes as aforesaid if purporting to be signed by the Chairman of the meeting at which such resolutions were passed or proceedings transacted shall be conclusive evidence of the matters therein contained and until the contrary is proved every such meeting in respect of the proceedings of which Minutes have been made shall be deemed to have been duly held and convened and all resolutions passed or proceedings transacted thereat to have been duly passed or transacted.

22.	(A)	If and whenever the Issuer shall have issued and have outstanding
Securities of more than one series the foregoing provisions of this Schedule shall have effect subject to the following modifications:

(i)	a resolution which in the opinion of the Trustee affects
the Securities of only one series shall be deemed to have been duly passed if passed at a separate meeting of the holders of the Securities of that series;

(ii)	a resolution which in the opinion of the Trustee affects
the Securities of more than one series but does not give rise to a conflict of interest between the holders of Securities of any of the series so affected shall be deemed to have been duly passed if passed at a single meeting of the holders of the Securities of all the series so affected;

(iii)	a resolution which in the opinion of the Trustee affects
the Securities of more than one series and gives or may give rise to a conflict of interest between the holders of the Securities of one series or group of series so affected and the holders of the Securities of another series or group of series so affected shall be deemed to have been duly passed only if passed at separate meetings of the holders of the Securities of each series or group of series so affected; and

(iv)	to all such meetings all the preceding provisions of this
Schedule shall mutatis mutandis apply as though references therein to Securities, Holders and holders were references to the Securities of the series or group of series in question or to the holders of such Securities, as the case may be.

(B)	If the Issuer shall have issued and have outstanding Securities which are not denominated in pounds sterling, in the case of any meeting of holders of Securities of more than one currency the principal amount of such Securities shall (i) for the purposes of paragraph 2 above be the equivalent in pounds sterling at the spot rate of a bank nominated by the Trustee for the conversion of the relevant currency or currencies into pounds sterling on the seventh dealing day prior to the day on which the requisition in writing is received by the Issuer and (ii) for the purposes of paragraphs 5, 6 and 14 above (whether in respect of the meeting or any adjourned such meeting or any poll resulting therefrom) be the equivalent at such spot rate on the seventh dealing day prior to the day of such meeting. In such circumstances, on any poll each person present shall have one vote for each (POUND)1 (or such other pound sterling amount as the Trustee may in its absolute discretion stipulate) in principal amount of the Securities (converted as above) which he holds or represents.

23.	Subject to all other provisions of these presents the Trustee may without the consent of the Issuer, the Holders or the Couponholders prescribe such further regulations regarding the requisitioning and/or the holding of meetings of Holders and attendance and voting thereat as the Trustee may in its sole discretion think fit.


THE COMMON SEAL of 		)
YORKSHIRE ELECTRICITY	)
GROUP plc		)				SEAL
was affixed to this deed in the		)
presence of:		)

		A.W.J. COLEMAN
		Director


		R. DICKINSON
		Secretary






THE COMMON SEAL of		)
BANKERS TRUSTEE 		)
COMPANY LIMITED was 		)				SEAL
affixed to this deed in the 		)
presence of:		)



		C. STRAKOSCH
	Director


	MARK P. JONES
	Assistant Secretary





















ICM:21650.2

DATED 17TH
JANUARY, 1995





YORKSHIRE
ELECTRICITY
GROUP plc

- and -

BANKERS TRUSTEE
COMPANY LIMITED


__________________________
________

TRUST DEED

constituting

(POUND)200,000,000
9 1/4 per cent. Bonds
due 2020
(with authority to issue further
bonds or notes)

__________________________
________




For the Issuer:

Herbert Smith
Exchange House
Primrose Street
London EC2A 2HS

For the Trustee:

Allen & Overy
One New Change
London EC4M 9QQ


CONFORMED COPY


DATED 17TH JANUARY, 1995




YORKSHIRE ELECTRICITY GROUP plc


- and -



BANKERS TRUSTEE COMPANY LIMITED


__________________________________

TRUST DEED

constituting

(POUND)200,000,000
9 1/4 per cent. Bonds
due 2020
(with authority to issue further
bonds or notes)

__________________________________



For the Issuer:

Herbert Smith
Exchange House
Primrose Street
London EC2A 2HS


For the Trustee:

Allen & Overy
One New Change
London EC4M 9QQ

TABLE OF CONTENTS

Clause	Page

1.	Definitions	1
2.	Covenant to repay and to pay interest on Original Bonds	9
3.	Form and issue of Original Bonds and Original Coupons	12
4.	Fees, Duties and Taxes	13
5.	Covenant of Compliance	13
6.	Cancellation of Securities and Records	13
7.	Enforcement	14
8	Proceedings, Action and Indemnification	14
9.	Application of Moneys	15
10.	Notice of Payments	15
11	Investment by Trustee	15
12.	Partial Payments	16
13	Covenants by the Issuer	16
14	Remuneration and Indemnification of Trustee	20
15.	Supplement to Trustee Act 1925	21
16.	Trustee's Liability	24
17.	Trustee Contracting with Issuer	24
18.	Waiver, Authorisation and Determination	25
19.	Holder of Definitive Bearer Security assumed to be Couponholder	25
20.	Substitution	26
21.	Currency Indemnity	27
22.	New Trustee	27
23.	Trustee's Retirement and Removal	28
24.	Trustee's powers to be additional	28
25.	Notices	28
26.	Governing Law	29
27.	Counterparts	29

Schedules

First	Form of Original Global Bond	30
Second	Form of Original Bearer Bond	39
	Form of Original Coupon	41
	Form of Original Talon	42
	Form of Original Registered Bond	44
	Conditions of the Original Bonds	46
Third	Register and transfer of Registered Securities	63
Fourth	Provisions for meetings of Holders	65


*	To be dated no earlier than the date to which this certification relates, namely (a) the payment date or (b) the date set for the exchange of the temporary Global Bond for Definitive Bearer Bonds.

*	To be dated no earlier than the fifteenth day before the date to which this certification relates, namely (a) the payment date or (b) the date set for the exchange of the temporary Global Bond for Definitive Bearer
Bonds.

75
76
62




EXHIBIT 4-13

YORKSHIRE ELECTRICITY GROUP plc

(POUND)150,000,000

8 5/8 per cent. Bonds due 2005

AGENCY AGREEMENT



THIS AGREEMENT is dated 27th July, 1995 and made BETWEEN:

(1)	Yorkshire Electricity Group plc (the "Issuer");

(2)	Bankers Trustee Company Limited (the "Trustee");

(3)	The Royal Bank of Scotland plc;

(4)	Union Bank of Switzerland, London branch; and

(5)	Union Bank of Switzerland.


WHEREAS:

(A)	The Issuer has agreed to issue (POUND)150,000,000 8 5/8 per cent.
Bonds due 2005 (the "Bonds" which expression shall include, unless the context otherwise requires, any further Bonds issued pursuant to Condition 18 and forming a single series with the Bonds).

(B)	The Bonds are to be constituted by a First Supplemental Trust Deed (the
"First Supplemental Trust Deed") dated 27th July, 1995 between the
Issuer and the Trustee supplemental to a Trust Deed  (the "Principal
Trust Deed" and, together with the First Supplemental Trust Deed, the
"Trust Deed") dated 17th January, 1995 between the same parties.

(C)	The Bonds will be issued in bearer form ("Bearer Bonds") in the denominations of (POUND)1,000, (POUND)10,000 and
(POUND)100,000 each with interest coupons ("Coupons") attached and in registered form ("Registered Bonds") in amounts of (POUND)1 or integral multiples thereof without Coupons.

(D)	The Bearer Bonds will initially be represented by a temporary Global
Bond (the "Global Bond").

(E)	The Global Bond, the definitive Bearer Bonds, the Registered Bonds and
Coupons will be in or substantially in the respective forms set out in the First and Second Schedules to the First Supplemental Trust Deed. The Conditions of the Bonds (the "Conditions") will be in or substantially in the form set out in Part III of the Second Schedule to the First
Supplemental Trust Deed.

NOW IT IS HEREBY AGREED as follows:

1.	INTERPRETATION
(1)	Words and expressions defined in the Conditions and in the Trust Deed and not otherwise defined in this Agreement shall have the same meanings when used in this Agreement.

(2)	References in this Agreement to principal shall include any premium payable pursuant to Condition 7(b) and any additional amounts payable pursuant to Condition 9 or any undertakings given in addition to, or in substitution for, Condition 9 pursuant to the Trust Deed and references to interest shall include any additional amounts payable pursuant to Condition 9 or any undertakings given in addition to, or in substitution for, Condition 9 pursuant to the Trust Deed.

2.	APPOINTMENT OF AGENTS
(1)	The Issuer and, for the purposes of clause 7 only, the Trustee hereby appoint, on the terms and subject to the conditions of this Agreement:

(a)	Union Bank of Switzerland, London branch, as principal paying agent (the "Principal Paying Agent") in respect of the Bonds;

(b)	Union Bank of Switzerland as paying agent (together with the
Principal Paying Agent, the "Paying Agents") for the payment of principal of, and interest on, the Bearer Bonds; and

(c)	The Royal Bank of Scotland plc at its specified office in Bristol as registrar (the "Registrar") in respect of the Registered Bonds.


(2)	The Paying Agents and the Registrar are together referred to as the
"Agents".

3.	AUTHENTICATION AND DELIVERY OF BONDS
(1)	The Issuer undertakes that it will deliver to, or to the order of, the
Principal Paying Agent, not later than the date that is 30 days after the Issue Date, definitive Bearer Bonds (with Coupons attached) in an aggregate principal amount equal to the aggregate principal amount of Bearer Bonds then represented by the Global Bond to be issued in exchange for the Global Bond. Each definitive Bearer Bond so delivered shall be duly executed on behalf of the Issuer.

(2)	The Issuer undertakes that it will deliver to, or to the order of, the
Registrar, on or before the date hereof such quantity of blank Registered Bonds as is necessary to enable the Registrar to despatch Registered
Bonds to the persons entitled thereto (as evidenced by the entries on the Register on the date hereof), provided that such Registered Bonds shall only be despatched to those persons who have delivered to, or to the order of, the Issuer on or before the date hereof a certificate as set out in
Schedule 2 hereto.

(3)	The Issuer authorises and instructs the Principal Paying Agent to authenticate the Global Bond and the definitive Bearer Bonds delivered pursuant to subclause (1).

(4)	The Issuer authorises and instructs the Principal Paying Agent to cause the Global Bond to be exchanged for definitive Bearer Bonds in accordance with its terms. Following the exchange of the last interest in the Global Bond, the Principal Paying Agent shall cause such Global
Bond to be cancelled and delivered to the Issuer or as it may direct.

(5)	The Principal Paying Agent and the Registrar shall cause all Bonds delivered to and held by them under this Agreement to be maintained in safe custody and shall ensure that the definitive Bonds are issued only in accordance with the terms of the Global Bond, the Trust Deed and this Agreement.

(6)	So long as any of the Bonds is outstanding each of the Principal Paying
Agent and the Registrar shall, within five days of any request by the Issuer or the Trustee, certify to the Issuer or the Trustee the number of definitive Bonds held by it under this Agreement.

4.	PAYMENT TO THE PRINCIPAL PAYING AGENT
(1)	The Issuer shall, not later than 11.00 a.m. (London time) on each date on which any payment of principal and/or interest in respect of any of the Bonds becomes due and payable or if the due date is not a Business Day on the immediately following Business Day, transfer to an account specified by the Principal Paying Agent such amount of sterling as shall be sufficient for the purposes of the payment of principal and/or interest
(after deduction of any United Kingdom income tax required to be withheld at source in the case of payments of interest in respect of Registered Bonds) in immediately available funds or in such funds and at such times (being not later than 11.00 a.m. (London time) on the relevant due date or if the due date is not a Business Day on the immediately following Business Day) as may be determined by agreement between the Issuer and the Principal Paying Agent to be customary for the settlement of similar transactions. For the purposes of this clause 4, "Business Day" means a day (other than a Saturday or a Sunday) on which commercial banks are open for business and foreign exchange markets settle payments in London.

(2)	The Issuer shall ensure that, not later than the second Business Day immediately preceding the date on which any payment is to be made to the Principal Paying Agent pursuant to subclause (1), the Principal Paying
Agent shall receive a copy of an irrevocable payment instruction to the bank through which the payment is to be made.

5.	NOTIFICATION OF NON-PAYMENT BY THE ISSUER
The Principal Paying Agent shall notify by telex the other Paying Agent, the Registrar and the Trustee forthwith:

(a)	if it has not by the relevant date specified in clause 4(1) received unconditionally the full amount in sterling required for the payment; and

(b)	if it receives unconditionally the full amount of any sum due in respect of any of the Bonds or Coupons after such date.

The Principal Paying Agent shall, at the expense of the Issuer, forthwith upon receipt of any amount as described in subparagraph (b), cause notice of that receipt to be published under Condition 15.

6.	DUTIES OF THE REGISTRAR AND THE PAYING AGENTS
(1)	Subject to the provisions of clause 7, the Paying Agents shall act as paying agents of the Issuer in respect of the Bearer Bonds and pay or cause to be paid on behalf of the Issuer, on and after each date on which any payment becomes due and payable, the amounts of principal and/or interest then payable on surrender or, in the case of the Global Bond, endorsement, of Bearer Bonds or Coupons under the Conditions and this Agreement. If any payment provided for by clause 4 is made late but otherwise under the terms of this Agreement the Paying Agents shall nevertheless act as paying agents.

(2)	Subject as provided above, the Registrar shall pay or cause to be paid on behalf of the Issuer, on and after each date on which any payment becomes due and payable, the amounts of principal and/or interest then payable in respect of each Registered Bond under the Conditions and the provisions of this Agreement and, in the case of a payment of principal, following receipt of the Registered Bond at the specified office in London of the Registrar.

(3)	If default is made by the Issuer in respect of any payment, unless and until the full amount of the payment has been made under the terms of this
Agreement (except as to the time of making the same) or other arrangements satisfactory to the Principal Paying Agent have been made, neither the Principal Paying Agent nor the other Paying Agent shall be bound to act as paying agents under subclause (1) and nor shall the
Registrar be bound to make payments under subclause (2).

(4)	If on presentation of a Bond or Coupon the amount payable in respect of the Bond or Coupon is not paid in full (otherwise than as a result of any deduction of United Kingdom income tax on payments of interest in respect of Registered Bonds or as a result of withholding or deduction for or on account of any Taxes as permitted by the Conditions) the Paying
Agent or the Registrar, as the case may be, to whom the Bond or Coupon is presented shall procure that the Bond or Coupon is enfaced with a memorandum of the amount paid and the date of payment.

7.	TRUSTEE'S REQUIREMENTS REGARDING THE REGISTRAR
AND THE PAYING AGENTS
At any time after an Event of Default or a Potential Event of Default shall have occurred or the Bonds shall otherwise have become due and repayable or the Trustee shall have received any money which it proposes to pay under clause 9 of the Trust Deed to the Bondholders and/or
Couponholders, the Trustee may:

(i)	by notice in writing to the Issuer, the Principal Paying Agent, the
Registrar and the other Paying Agent require the Principal Paying
Agent, the Registrar and the other Paying Agent pursuant to this
Agreement:

(A)	to act thereafter as Principal Paying Agent, Registrar and
Paying Agent respectively of the Trustee in relation to payments to be made by or on behalf of the Trustee under the provisions of the Trust Deed mutatis mutandis on the terms provided in this Agreement (save that the Trustee's liability under any provision hereof for the indemnification, remuneration and payment of out-of-pocket expenses of the Agents shall be limited to the amounts for the time being held by the Trustee on the trusts of the Trust Deed in relation to the Bonds) and thereafter to hold all Bonds and Coupons and all sums, documents and records held by them in respect of Bonds and Coupons on behalf of the Trustee; or

(B)	to deliver up all Bonds and Coupons and all sums,
documents and records held by them in respect of Bonds and Coupons to the Trustee or as the Trustee shall direct in such notice provided that such notice shall be deemed not to apply to any documents or records which the Registrar or the relative Paying Agent is obliged not to release by any law or regulation; and

(ii)	by notice in writing to the Issuer require it to make all subsequent payments in respect of the Bonds and the Coupons to or to the order of the Trustee and not to the Principal Paying Agent.

8.
	REIMBURSEMENT OF THE REGISTRAR AND THE PAYING A
GENTS
The Principal Paying Agent will credit or transfer to the respective accounts of the other Paying Agent and the Registrar the amount of all payments made by them under this Agreement and the Conditions immediately upon notification from them, subject in each case to any applicable laws or regulations.

9.	NOTICE OF ANY WITHHOLDING OR DEDUCTION
(1)	If the Issuer is, in respect of any payment in respect of the Bonds, compelled to withhold or deduct any amount for or on account of any Taxes as contemplated by Condition 9 or any undertaking given in addition to or in substitution for Condition 9 pursuant to the Trust Deed (other than any deduction of United Kingdom income tax or payments of interest in respect of Registered Bonds) the Issuer shall give notice to the Principal Paying Agent and the Trustee as soon as it becomes aware of the requirement to make the withholding or deduction and shall give to the Principal Paying Agent and the Trustee such information as they shall require to enable each of them to comply with the requirement.

(2)	In the event that the Issuer, by reason of a direction from the Inland
Revenue or otherwise, is entitled or required to make any payments in respect of any particular Registered Bond or Registered Bonds without deduction of United Kingdom income tax or to deduct tax at a rate other than the basic rate of United Kingdom income tax, the Issuer shall give notice to the Principal Paying Agent, the Registrar and the Trustee as soon as it becomes aware of the entitlement or requirement and shall give to the Principal Paying Agent, the Registrar and the Trustee such information as they shall require to enable them to make payments in respect of the relevant Registered Bond or Registered Bonds either without deduction or subject to deduction at the appropriate rate.


10.	DUTIES OF THE REGISTRAR
(1)	The Registrar shall, subject to subclause (2), so long as any Bond is outstanding:

(a)	maintain at its specified office a register (the "Register") of the holders of the Registered Bonds which shall show (i) the principal amounts and the serial numbers of the Registered Bonds, (ii) the dates of issue of all Registered Bonds, (iii) all subsequent transfers and changes of ownership of Registered Bonds, (iv) the names and addresses of the holders of the Registered Bonds,
(v) all cancellations of Registered Bonds, whether because of their purchase and surrender by the Issuer or any Subsidiary of the Issuer, their replacement or otherwise, and (vi) all replacements of Registered Bonds (subject, where appropriate, in the case of (v), to the Registrar having been notified as provided in this Agreement);

(b)	register all transfers of Registered Bonds;

(c)	receive any document in relation to or affecting the title to any of the Registered Bonds including all forms of transfer, forms of exchange, probates, letters of administration and powers of attorney;

(d)	maintain proper records of the details of all documents received by it;

(e)	prepare all such lists of holders of the Registered Bonds as may be required by the Issuer, the Principal Paying Agent or the Trustee or any person authorised by any of them;

(f)	subject to applicable laws and regulations at all reasonable times during office hours make the Register available to the Issuer, the Trustee or the Principal Paying Agent or any person authorised by any of them or the holder of any Registered Bond for inspection and for the taking of copies or extracts;

(g)	make or arrange for due payment to the holders of the amounts of interest payable in respect of the Registered Bonds or, as the case may be, the amounts required to redeem the Registered Bonds;

(h)	comply with the proper and reasonable requests of the Issuer with respect to the maintenance of the Register and give to the Principal Paying Agent such information as may be reasonably required by it for the proper performance of its duties;

(i)	furnish any Bondholder who requests a Bearer Request or a
Registration Request with a Bearer Request or a Registration
Request, as appropriate, each substantially in the form set out in Schedules 3 and 4, hereto, respectively;

(j)	not later than two business days after receipt by it of a Bearer
Request, notify by tested telex the Principal Paying Agent of the principal amount of Registered Bond(s) the subject of the Bearer
Request and the principal amount of Bearer Bonds to be issued in exchange for such Registered Bond(s) and, if applicable, within seven business days of receipt of such Bearer Request issue a duly dated and completed Registered Bond in respect of such part
(if any) of the principal amount of such Registered Bond(s) which are not to be exchanged and deliver such Registered Bond at its specified office or (at the risk and, if mailed at the request of the Bondholder otherwise than by ordinary uninsured mail, at the expense of the Bondholder) send such Registered Bond to such address as may be specified to the Bondholder;

(k)	issue within three business days of  receipt by it of a Registered
Bond for transfer, a duly dated and completed Registered Bond in the name of the transferee and, if applicable, a duly dated and completed Registered Bond in the name of the transferor in respect of that part of such Registered Bond not transferred and deliver such Registered Bond(s) at its specified office or (at the risk and, if mailed at the request of the transferor or, as the case may be, the transferee otherwise than by ordinary uninsured mail, at the expense of the transferee) send such Registered Bond(s) to such address as may be requested by the transferee and/or the transferor; and

(l)	upon receipt by it from the Principal Paying Agent of a notice pursuant to clause 12 (5) within five business days issue a duly dated and completed Registered Bond in a principal amount equal to the aggregate principal amount of the Bearer Bonds the subject of the Registration Request and deliver such Registered Bond at its specified office or (at the risk and, if mailed at the request of the Bondholder otherwise than by ordinary uninsured mail, at the expense of the Bondholder) send such Registered Bond to such address as may be specified by the Bondholder in the Registration Request.

(2)	The Issuer shall deliver to the Registrar for the performance of its duties under this Agreement from time to time so long as any Bond is outstanding, sufficient duly executed Registered Bonds as may be required for the performance of the Registrar's duties.

(3)	Registered Bonds shall be dated:

(a)	in the case of a Registered Bond issued on 27th July, 1995, with that date; or

(b)	in the case of a Registered Bond issued in exchange for a Bearer
Bond, or upon transfer, with the date of registration in the Register of the exchange or transfer; or

(c)	in the case of a Registered Bond issued to the transferor upon transfer in part of a Registered Bond, with the same date as the date of the Registered Bond transferred; or

(d)	in the case of a Registered Bond issued pursuant to clause 15 with the same date as the date of the lost, stolen, mutilated, defaced or destroyed Registered Bond in replacement of which it is issued.

(4)	The Registrar shall, if appropriate, charge to the holder of a Bearer Bond or Registered Bond presented for exchange or transfer (i) the costs or expenses (if any) incurred by it in delivering Registered Bonds or Bearer
Bonds, as appropriate, issued on such exchange or transfer other than by ordinary uninsured mail and (ii) a sum sufficient to cover any stamp duty, tax or other governmental charge that may be imposed in relation to the exchange or transfer.

11.	REGULATIONS FOR TRANSFER OF REGISTERED BONDS
AND EXCHANGE OF BONDS
(1)	At the option of the holder and subject to the terms of the Trust Deed, the
Conditions and this Agreement and to all applicable laws and regulations,
Bearer Bonds will be exchangeable for an equal aggregate principal amount of Registered Bonds and  (subject to the Registered Bonds in respect of which exchange is requested having a principal amount which is an integral multiple of a denomination of the Bearer Bonds) vice versa.

(2)	Subject as provided below, the Issuer may from time to time agree with the Registrar and the Principal Paying Agent reasonable regulations to govern the transfer and registration of Registered Bonds and the exchange of Bonds. The initial regulations relating to transfer and registration, which shall apply until amended in accordance with the Trust Deed, are set out in the Third Schedule to the Principal Trust Deed. The Registrar agrees to comply with the regulations as amended from time to time.

12.	DUTIES OF THE PRINCIPAL PAYING AGENT IN
CONNECTION WITH EARLY REDEMPTION AND
EXCHANGE
(1)	Notice of Redemption:  If the Issuer intends to redeem all or any of the
Bonds prior to their stated maturity date it shall, not less than 14 days prior to the latest date for the publication of the notice of redemption or, in the case of a partial redemption, the first notice of redemption required to be given to Bondholders, give notice of such intention to the Principal
Paying Agent and the Trustee stating the date on which such Bonds are to be redeemed and in the case of a redemption pursuant to Condition 7(b) the principal amount of Bonds to be redeemed.

(2)	Drawings:  If some only of the Bonds are to be redeemed on such date pursuant to Condition 7(b) the Principal Paying Agent shall make the required drawing in accordance with such Condition but shall give the Issuer and the Trustee reasonable notice of the time and place proposed for such drawing and the Issuer and the Trustee shall be entitled to send representatives to attend such drawing.

(3)	Redemption Notices:  Not less than 30 days before the due date for redemption of any of the Bonds the Principal Paying Agent shall publish the notice required in connection with any such redemption and shall at the same time also publish a separate list of the serial numbers of any Bonds previously drawn and not presented for payment. Such notice shall specify the date fixed for redemption, the applicable Redemption Price, the manner in which redemption will be effected and, in the case of a partial redemption, serial numbers of the Bonds drawn for redemption and the aggregate principal amount of the Bonds to remain outstanding after the redemption. Such notice will be given in accordance with Condition 15.

(4)	Redemption at the option of the Bondholder:  Each Paying Agent will keep a stock of notices ("Put Notices") substantially in the form set out in
Schedule 1 hereto and will make such notices available on demand to Bondholders. Upon receipt of any Bond deposited in the exercise of the Bondholders' option under Condition 8 (against which the Paying Agent shall issue a non-transferable receipt (an "Optioned Bond Receipt") to the depositing Bondholder in accordance with the Conditions (which shall be in the form of a copy of the relevant Put Notice specifying the serial numbers of the deposited Bonds and, in the case of a Bearer Bond presented without all unmatured Coupons (determined as specified in Condition 8) appertaining thereto, the total number and the serial numbers and the maturity dates of the missing unmatured Coupons and the amount to be deducted by such Paying Agent (as specified below) in respect thereof)), the Paying Agent with which such Bond is deposited shall hold such Bond together, in the case of a Bearer Bond, with any Coupons relating to it deposited with it on behalf of the depositing Bondholder (but shall not, save as provided below, release it) until the due date for its redemption consequent upon the exercise of such option. On such date, subject as provided below, payment in respect of such Bonds and, in the case of Bearer Bonds, Coupons (including interest accrued to such date) shall be made against presentation and surrender or (as the case may be) endorsement of the Optioned Bond Receipt in accordance with the Conditions and the relevant Paying Agent shall pay such moneys in accordance with the directions of the Bondholder contained in the Put Notice. If, prior to such due date for its redemption, such Bond becomes immediately due and repayable or, if upon due presentation, payment of such redemption moneys is improperly withheld or refused, the relevant Paying Agent shall mail such Bond (together, in the case of Bearer Bonds, with any such Coupons) by ordinary uninsured post to, and at the risk of, the relevant Bondholder at such address as may have been given by the Bondholder in the Put Notice. At the end of the period for the exercise of such option, each Paying Agent shall promptly notify the Principal Paying Agent of the principal amount of the Bonds deposited with it together with their serial numbers and the Principal Paying Agent shall promptly notify such details to the Issuer.

(5)	Not later than two business days after receipt by it of a Registration
Request, notify by tested telex the Registrar of the principal amount of Bearer Bonds the subject of the Registration Request to be issued in exchange for such Bearer Bonds, the principal amount of Registered Bond to be issued in exchange for such Bearer Bonds and such details from the Registration Request as the Registrar may require in order for it to issue the relevant Registered Bond in accordance with such Registration
Request.

(6)	Upon receipt by it from the Registrar of a notice pursuant to clause 10(j), within five business days issue Bearer Bonds in an aggregate principal amount equal to the principal amount of Registered Bonds to be exchanged and deliver such Bearer Bonds at its specified office or (at the risk, if mailed otherwise than by ordinary uninsured mail, at the expense of the Bondholder) send such Bearer Bonds to such address as may be specified by the Bondholder.

13.	NOTICES
On behalf of and at the request and expense of the Issuer, the Principal Paying Agent shall cause to be given all notices required to be given by the Issuer under the Conditions.

14.	CANCELLATION OF BONDS AND COUPONS
(1)	All Bonds which are surrendered in connection with redemption or exchange (together with all unmatured Coupons attached to or delivered with Bearer Bonds) and all Coupons which are paid shall be cancelled by the Agent to which they are surrendered. Each of the Agents shall give to the Principal Paying Agent details of all payments and exchanges made by it and shall deliver all cancelled Bonds and Coupons to the Principal Paying Agent (or as the Principal Paying Agent may specify). Where
Bonds are purchased by or on behalf of the Issuer or any Subsidiary of the Issuer and are to be cancelled, the Issuer shall procure that the Bonds (together with all unmatured Coupons appertaining to those of them that are Bearer Bonds) are promptly cancelled and delivered to the Principal Paying Agent or its authorised agent (which, in the case of Registered Bonds, shall include the Registrar). The Registrar shall notify the Principal Paying Agent of the principal amount of any Bonds so delivered to it following purchase and cancellation.

(2)	The Principal Paying Agent or its authorised agent (which, in the case of
Registered Bonds, shall include the Registrar) shall (unless otherwise instructed by the Issuer in writing and save as provided in clause 16(1)) destroy all cancelled Bonds and Coupons and furnish the Issuer and, in the case of destruction by the Registrar, the Principal Paying Agent with a certificate of destruction containing written particulars of the serial numbers of the Bonds and the number by maturity date of Coupons so destroyed.

15.	ISSUE OF REPLACEMENT BONDS AND COUPONS
(1)	The Issuer shall cause (a) a sufficient quantity of additional forms of
Bearer Bonds and Coupons to be available, upon request, to the Principal
Paying Agent at its specified office for the purpose of issuing replacement Bearer Bonds or Coupons as provided below and (b) a sufficient quantity of additional forms of Registered Bonds to be available, upon request, to the Registrar for the purpose of issuing replacement Registered Bonds as provided below.

(2)	The Principal Paying Agent and the Registrar shall, subject to and in accordance with Condition 14 and the following provisions of this clause, cause to be authenticated (in the case only of replacement Bearer Bonds) and delivered any replacement Bonds or Coupons which the Issuer may determine to issue in place of Bonds or Coupons which have been lost, stolen, mutilated, defaced or destroyed.

(3)	In the case of a mutilated or defaced Bearer Bond, the Principal Paying
Agent shall ensure that (unless otherwise covered by such indemnity as the Issuer may reasonably require) any replacement Bearer Bond only has attached to it Coupons corresponding to those attached to the mutilated or defaced Bearer Bond which is presented for replacement.

(4)	The Principal Paying Agent or, as the case may be, the Registrar shall obtain verification, in the case of an allegedly lost, stolen or destroyed Bond or Coupon in respect of which the serial number is known, that the Bond or Coupon has not previously been redeemed or paid. Neither the Principal Paying Agent nor the Registrar shall issue a replacement Bond or Coupon unless and until the applicant has:

(a)	paid such expenses and costs as may be incurred in connection with the replacement;

(b)	furnished it with such evidence and indemnity as the Issuer may reasonably require; and

(c)	in the case of a mutilated or defaced Bond or Coupon,
surrendered it to the Principal Paying Agent or, as the case may be, the Registrar.

(5)	The Principal Paying Agent or, as the case may be, the Registrar shall cancel mutilated or defaced Bonds or Coupons in respect of which replacement Bonds or Coupons have been issued pursuant to this clause and all Bonds so cancelled by the Registrar shall be delivered by the Registrar to the Principal Paying Agent (or as it may specify). The
Principal Paying Agent shall furnish the Issuer with a certificate stating the serial numbers of the Bonds or Coupons received by it and cancelled pursuant to this clause and shall, unless otherwise requested by the Issuer, destroy all those Bonds and Coupons and furnish the Issuer with a destruction certificate containing the information specified in clause 14(2).

(6)	The Principal Paying Agent or, as the case may be, the Registrar shall, on issuing any replacement Bond or Coupon, forthwith inform the Issuer and the other Agents of the serial number of the replacement Bond or Coupon issued and (if known) of the serial number of the Bond or Coupon in place of which the replacement Bond or Coupon has been issued. Whenever replacement Coupons are issued under this clause, the Principal Paying
Agent shall also notify the other Agents of the maturity dates of the lost, stolen, mutilated, defaced or destroyed Coupons and of the replacement
Coupons issued.

(7)	Whenever a Bond or Coupon for which a replacement Bearer Bond or
Coupon has been issued and the serial number of which is known is presented to a Paying Agent for payment or to the Principal Paying Agent for exchange, or a Registered Bond for which a replacement Registered
Bond has been issued is presented to the Registrar for payment of principal or transfer or exchange, the relevant Agent shall immediately send notice to the Issuer and (if it is not itself the Principal Paying Agent) the Principal Paying Agent.

16.	RECORDS AND CERTIFICATES
(1)	The Principal Paying Agent shall (a) keep a full and complete record of all
Bearer Bonds and Coupons (other than serial numbers of Coupons) and of their redemption, purchase by or on behalf of the Issuer or any Subsidiary of the Issuer, cancellation or payment (as the case may be) and of all replacement Bearer Bonds or Coupons issued in substitution for lost, stolen, mutilated, defaced or destroyed Bearer Bonds or Coupons and
(b) in respect of the Coupons of each maturity, retain until the expiry of ten years from the Relevant Date in respect of such Coupons either all paid Coupons of that maturity or a list of the serial numbers of Coupons of that maturity still remaining unpaid.  The Principal Paying Agent shall at all reasonable times make the records and Coupons (if any) available to the Issuer and the Trustee.

(2)	The Principal Paying Agent or, in respect of the Registered Bonds, the
Registrar shall give to the Issuer and the Trustee, as soon as possible and in any event within four months after the date of redemption, purchase, payment or replacement of a Bond or Coupon (as the case may be), a certificate stating (a) the aggregate principal amount of Bonds which have been redeemed and the aggregate amount in respect of Coupons which have been paid, (b) the serial numbers of those Bonds, (c) the total number of each denomination by maturity date of those Coupons, (d) the aggregate amount of interest paid (and the due dates of the payments) on the Global Bond and on Registered Bonds, (e) the aggregate principal amounts of Bonds which have been purchased by or on behalf of the Issuer or any other Subsidiary of the Issuer and cancelled (subject to delivery of the Bonds to the Principal Paying Agent or its authorised agent (including the Registrar)) and the serial numbers of such Bearer Bonds in definitive form and the total number of each denomination by maturity date of the Coupons attached to or surrendered with purchased Bearer
Bonds and (f) the aggregate principal amounts of Bonds which have been surrendered and replaced and the serial numbers of those Bearer Bonds in definitive form and the total number by maturity date of the Coupons surrendered therewith.

(3)	All records maintained pursuant to this Clause shall distinguish clearly between the Bonds of each denomination and between Bearer Bonds and Registered Bonds.

17.	COPIES OF THE TRUST DEED AND THIS AGREEMENT
AVAILABLE FOR INSPECTION
The Agents shall hold copies of the Trust Deed and this Agreement available for inspection by Bondholders and Couponholders. For this purpose, the Issuer shall furnish the Agents with sufficient copies of each of the documents.

18.	COMMISSIONS AND EXPENSES
(1)	The Issuer shall pay to the Principal Paying Agent the commissions in respect of the services of the Paying Agents under this Agreement separately agreed between the Issuer and the Principal Paying Agent. The Issuer shall pay to the Registrar the commissions in respect of its services under this Agreement separately agreed between the Issuer and the Registrar. Except as mentioned in this subclause (1), the Issuer shall not be concerned with the apportionment of payment among the Agents.

(2)	The Issuer shall also pay to the Principal Paying Agent and the Registrar respectively an amount equal to any value added tax which may be payable in respect of the respective commissions referred to in subclause
(1) together with all expenses (including legal, advertising, telex and postage expenses) properly incurred by the Paying Agents or, as the case may be, the Registrar in connection with their respective services under this Agreement.

(3)	The Principal Paying Agent shall arrange for payment of the commissions due to the other Paying Agents and arrange for the reimbursement of their expenses promptly after receipt of the relevant moneys from the Issuer.

19.	INDEMNITY
(1)	The Issuer undertakes to indemnify each of the Agents and its directors, officers and employees (each an "Indemnified Party") against all losses, liabilities, costs, claims, actions, damages, expenses or demands which any Indemnified Party may incur or which may be made against any Indemnified Party as a result of or in connection with the appointment of or the exercise of the powers and duties by any Agent under this Agreement except as may result from that Agent's wilful default, negligence or bad faith or that of its directors, officers or employees or any of them, or breach by it of the terms of this Agreement.

(2)	Each of the Agents severally undertakes to indemnify the Issuer and its directors, officers and employees against all losses, liabilities, costs, claims, actions, damages, expenses or demands which any of them may incur or which may be made against any of them as a result of its wilful default, negligence or bad faith or that of its directors, officers or employees or any of them, or breach by it of the terms of this Agreement.

20.	REPAYMENT BY PRINCIPAL PAYING AGENT
Sums paid by or by arrangement with the Issuer to the Principal Paying Agent pursuant to the terms of this Agreement shall not be required to be repaid to the Issuer unless and until any Bond or Coupon becomes void under the provisions of Condition 10 but in that event the Principal Paying Agent shall forthwith repay to the Issuer sums equivalent to the amounts which would otherwise have been payable in respect of the relevant Bond or Coupon.

21.	CONDITIONS OF APPOINTMENT
(1)	Save as provided in clause 7 and in subclause (3) of this clause, the
Principal Paying Agent shall be entitled to deal with money paid to it by the Issuer for the purposes of this Agreement in the same manner as other money paid to a banker by its customers and shall not be liable to account to the Issuer for any interest or other amounts in respect of the money. No money held by any Agent need be segregated except as required by law.

(2)	Save as provided in clause 7, in acting under this Agreement and in connection with the Bonds and the Coupons the Agents shall act solely as agents of the Issuer and will not assume any obligations towards or relationship of agency or trust for or with any of the owners or holders of the Bonds or the Coupons.

(3)	No Agent shall exercise any right of set-off or lien against the Issuer or any holders of Bonds or Coupons in respect of any moneys payable to or by it under the terms of this Agreement.

(4)	Except as ordered by a court of competent jurisdiction or required by law or otherwise instructed by the Issuer with the approval of the Trustee, each of the Agents shall be entitled to treat the holder of any Bond or Coupon as the absolute owner for all purposes (whether or not the Bond or Coupon shall be overdue and notwithstanding any notice of ownership or other writing on the Bond or Coupon or any notice of previous loss or theft of the Bond or Coupon).

(5)	The Agents shall be obliged to perform such duties and only such duties as are set out in this Agreement and the Bonds and no implied duties or obligations shall be read into this Agreement or the Bonds against the Agents.

(6)	The Principal Paying Agent or the Registrar may consult with legal and other professional advisers and the opinion of the advisers shall be full and complete protection in respect of action taken, omitted or suffered under this Agreement in good faith and in accordance with the opinion of the advisers.

(7)	Each of the Agents shall be protected and shall incur no liability for or in respect of action taken, omitted or suffered in reliance upon any instruction, request or order from the Issuer, the Trustee or any other
Agent, or any Bond or Coupon, or any notice, resolution, direction, consent, certificate, affidavit, statement, facsimile, telex or other paper or document which it reasonably believes to be genuine and to have been delivered, signed or sent by the proper party or parties or upon written instructions from the Issuer or the Trustee.

(8)	Any of the Agents, their officers, directors or employees may become the owner of, or acquire any interest in, Bonds or Coupons with the same rights that it or he would have if the Agent concerned were not appointed under this Agreement, and may engage or be interested in any financial or other transaction with the Issuer or the Trustee, and may act on, or as depositary, trustee or agent for, any committee or body of holders of Bonds or Coupons or other obligations of the Issuer, as freely as if the Agent were not appointed under this Agreement.

(9)	Neither the Principal Paying Agent nor the Registrar shall be under any obligation to take any action under this Agreement which it expects will result in any expense or liability accruing to it, the payment of which within a reasonable time is not, in its opinion, assured to it.

22.	COMMUNICATION WITH  AGENTS
A copy of all communications relating to the subject matter of this Agreement between the Issuer or the Trustee and any of the Agents other than the Principal Paying Agent shall be sent to the Principal Paying Agent.

23.	TERMINATION OF APPOINTMENT
(1)	The Issuer may, with the prior written approval of the Trustee, terminate the appointment of any Agent at any time and/or appoint additional or other Agents by giving to the Agent whose appointment is concerned and, where appropriate, the Principal Paying Agent at least 60 days' prior written notice to that effect provided that so long as any of the Bonds is outstanding (a) the notice shall not expire less than 30 days before any due date for the payment of interest and (b) notice shall be given under Condition 15 at least 30 days before the removal or appointment of an Agent.

(2)	Notwithstanding the provisions of subclause (1), if at any time an Agent
(a) becomes incapable of acting, or is adjudged bankrupt or insolvent, or files a voluntary petition in bankruptcy or makes an assignment for the benefit of its creditors or consents to the appointment of an administrator, liquidator or administrative or other receiver of all or any substantial part of its property, or if an administrator, liquidator or administrative or other receiver of it or of all or a substantial part of its property is appointed, or it admits in writing its inability to pay or meet its debts as they may mature or suspends payment of its debts, or if an order of any court is entered approving any petition filed by or against it under the provisions of any applicable bankruptcy or insolvency law or if a public officer takes charge or control of the Agent or of its property or affairs for the purpose of rehabilitation, administration or liquidation, or (b) fails to perform or observe any obligation under the terms of this Agreement, then in each case the Issuer may with the prior written approval of the Trustee forthwith without notice terminate the appointment of the Agent, in which event notice shall be given to the Bondholders under Condition 15 as soon as is practicable.

(3)	The termination of the appointment of an Agent under this Agreement shall not entitle the Agent to any amount by way of compensation but shall be without prejudice to any amount then accrued due.

(4)	All or any of the Agents may resign their respective appointments under this Agreement at any time by giving to the Issuer and, where appropriate, the Principal Paying Agent at least 60 days' prior written notice to that effect provided that, so long as any of the Bonds is outstanding, the notice shall not expire less than 30 days before any due date for the payment of interest. Following receipt of a notice of resignation from an Agent, the Issuer shall promptly, and in any event not less than 30 days before the resignation takes effect, give notice to the Bondholders under Condition 15. If the Principal Paying Agent shall resign or be removed pursuant to subclauses (1) or (2) above or in accordance with this subclause (4), the Issuer shall promptly and in any event within 30 days appoint a successor approved by the Trustee. If the Issuer fails to appoint a successor within such period, the Principal Paying Agent may select a leading bank approved by the Trustee to act as Principal Paying Agent hereunder and the Issuer shall appoint that bank as the successor Principal Paying Agent.

(5)	Notwithstanding the provisions of subclauses (1), (2) and (4), so long as any of the Bonds is outstanding, the termination of the appointment of an Agent (whether by the Issuer or by the resignation of the Agent) shall not be effective unless upon the expiry of the relevant notice there is (a) a Principal Paying Agent, (b) at least two Paying Agents (one of which may be the Principal Paying Agent) having specified offices in separate
European cities approved by the Trustee, one of which, so long as the Bonds are listed on the London Stock Exchange, shall be the City of London or such other place as the London Stock Exchange may approve and one of which shall be outside the United Kingdom and (c) a Registrar.

(6)	Without prejudice to subclauses (1), (2), (4), (5) and (10) but subject always to subclauses (7) and (9), if the whole or any part (being a part which includes the services provided by the relevant Agent hereunder) of the business of any Agent is transferred to another legal entity, that entity shall, by virtue of such transfer, be deemed by the Issuer, the Trustee and the other Agents as a duly appointed successor to the Agent concerned.

(7)	Any successor Agent shall execute and deliver to its predecessor, the
Issuer and, where appropriate, the Principal Paying Agent an instrument accepting the appointment under this Agreement, and the successor Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of the predecessor with like effect as if originally named as an Agent.

(8)	If the appointment of an Agent under this Agreement is terminated
(whether by the Issuer or by the resignation of the Agent), the Agent shall on the date on which the termination takes effect deliver to its successor Agent (or, if none, the Principal Paying Agent) all Bonds and Coupons surrendered to it but not yet destroyed and all records concerning the Bonds and Coupons maintained by it (except such documents and records as it is obliged by law or regulation to retain or not to release) and pay to its successor Agent (or, if none, to the Principal Paying Agent) the amounts (if any) held by it in respect of Bonds or Coupons which have become due and payable but which have not been presented for payment, but shall have no other duties or responsibilities under this Agreement.

(9)	If the Principal Paying Agent or any of the other Agents shall change its specified office, it shall give to the Issuer, the Trustee and, where appropriate, the Principal Paying Agent not less than 45 days' prior written notice to that effect giving the address of the new specified office.
As soon as practicable thereafter and in any event at least 30 days before the change, the Principal Paying Agent shall give to the Bondholders on behalf of and at the reasonable expense of the Issuer notice of the change and the address of the new specified office under Condition 15.

(10)	A corporation into which any Agent for the time being may be merged or converted or a corporation with which the Agent may be consolidated or a corporation resulting from a merger, conversion or consolidation to which the Agent shall be a party shall, to the extent permitted by applicable law, be the successor Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement. Notice of any merger, conversion or consolidation shall forthwith be given to the Issuer, the Trustee and, where appropriate, the Principal Paying Agent.

24.	MEETINGS OF BONDHOLDERS
(1)	The provisions of the Fourth Schedule to the Principal Trust Deed shall apply to meetings of the Bondholders and shall have effect in the same manner as if set out in this Agreement.

(2)	Without prejudice to subclause (1), each of the Agents shall, on the request of any holder of Bonds, issue voting certificates and block voting instructions together, if so required by the Trustee, with reasonable proof satisfactory to the Trustee of their due execution on behalf of the Agent under the provisions of the Fourth Schedule to the Principal Trust Deed and shall forthwith give notice to the Issuer and the Trustee under the Fourth Schedule to the Principal Trust Deed of any revocation or amendment of a voting certificate or block voting instruction. Each Agent shall keep a full and complete record of all voting certificates and block voting instructions issued by it and shall, not less than 24 hours before the time appointed for holding any meeting or adjourned meeting, deposit at such place as the Trustee shall designate or approve full particulars of all voting certificates and block voting instructions issued by it in respect of any meeting or adjourned meeting.


25.	DEFINITIONS
As used herein:

(i)	the expression "Trustee" means and includes any trustee or
trustees of the Trust Deed;

(ii)	the expressions "Principal Paying Agent", "Paying Agents",
"Registrar" and "Agents" mean and include each Principal
Paying Agent, Paying Agent, Registrar and Agent from time to time appointed to exercise the powers and undertake the duties hereby conferred and imposed upon the Principal Paying Agent, Paying Agents, Registrar and Agents and notified to the Bondholders in accordance with clause 23;

(iii)	the expression "specified office" means the offices specified in clause 26 or such other specified offices as may from time to time be duly notified pursuant to that clause; and

(iv)	the expression "serial number" shall, in the case of Registered
Bonds, be deemed to refer to the certificate number relating to any Registered Bond or Bonds.

26.	NOTICES
Any notice required to be given under this Agreement to any of the parties shall be delivered in person, sent by pre-paid post (first class if inland, first class airmail if overseas) or by facsimile or telex addressed to:

The Issuer:	Yorkshire Electricity Group plc
Wetherby Road
Scarcroft
Leeds LS14 3HS


Telex No:	55128
Facsimile No:	01532 895611
(Attention:	The Group
Company
	Secretary and
Solicitor)

The Trustee:	Bankers Trustee Company
Limited
1 Appold Street
Broadgate
London EC2A 2HE

Telex No:	883341
BANTR G
Facsimile No:	0171 982 1149
(Attention:	The Managing
Director)

The Paying Agents:	Union Bank of Switzerland,
London branch
100 Liverpool Street
London EC2M 2RH

Telex No:	8812800
UBSLTD G
Facsimile No:	0171 901 6118
(Attention:	Issuer's
services, seventh floor)

The Registrar:	The Royal Bank of Scotland plc
Securities Services - Registrars
Caxton House
Redcliffe Way
Bristol BS99 7ZF

Telex No:	445845
Facsimile No:	0117 976 2290
(Attention:	Senior
Registrar)

or such other address of which notice in writing has been given to the other parties to this Agreement under the provisions of this clause.

Any such notice shall take effect, if delivered in person, at the time of delivery, if sent by post, three days in the case of inland post or seven days in the case of overseas post after despatch, and, in the case of telex or facsimile, at the time of receipt, provided that in the case of a notice given by telex or facsimile transmission such notice shall forthwith be confirmed by post.

27.	TAXES
The Issuer agrees to pay any and all stamp and other documentary taxes or duties which may be payable in connection with the execution, delivery, performance and enforcement of this Agreement.

28.	COUNTERPARTS
This Agreement may be executed in any number of counterparts, all of which, taken together, shall constitute one and the same agreement and any party may enter into this Agreement by executing a counterpart.

29.	DESCRIPTIVE HEADINGS
The descriptive headings in this Agreement are for convenience of reference only and shall not define or limit the provisions of this Agreement.

30.	GOVERNING LAW
The provisions of this Agreement are governed by, and shall be construed in accordance with, English law.

31.	AMENDMENTS
This Agreement may be amended by all of the parties, either with the consent of the Bondholders or Couponholders or without the consent of any Bondholder or Couponholder, either (i) for the purpose of curing any ambiguity or of curing, correcting or supplementing any defective provision contained in this Agreement or (ii) in any manner which the parties may mutually deem necessary or desirable and which shall not be inconsistent with the Conditions and shall not, in the opinion of the Trustee, be materially prejudicial to the interests of the Bondholders.

SIGNED by each of the parties (or their duly authorised representatives) on the date which appears first on page 1.


YORKSHIRE ELECTRICITY GROUP plc

By:	A.W.J. COLEMAN


BANKERS TRUSTEE COMPANY LIMITED

By: 	A.G. BUCKLAND



THE ROYAL BANK OF SCOTLAND plc

By:	B.E. SARLING


UNION BANK OF SWITZERLAND, LONDON BRANCH

By:	M. WHELAN


UNION BANK OF SWITZERLAND

By:	M. WHELAN




SCHEDULE 1


Form of Put Notice


Put Notice relating to
Yorkshire Electricity Group plc
(POUND)150,000,000 8 5/8 per cent. Bonds due 2005


By depositing this Notice, duly completed, with any Paying Agent for the above-mentioned Bonds (the "Bonds") the undersigned holder of the such of the Bonds as are deposited with this Notice and listed below irrevocably exercises its option to have such Bonds redeemed on the Put Date (as defined in Condition 8 of the Bonds) to which this Put Notice relates.

Details of Bonds in respect of which the Put Option is exercised

This Notice relates to Bonds in the aggregate principal amount of:

(POUND)______________________________ bearing the following serial numbers (in the case of Bearer Bonds) or certificate numbers (in the case of Registered Bonds):

_________________________________________________________________
_________________________________________________________________
_________________________________________________________________
_______________________________________________.

Address for the purposes of the put procedures

If the Bonds referred to above fall to be returned to the undersigned under clause 12(4) of the Agency Agreement relating to the Bonds, they should be posted to:

_________________________________________________________________
_________________________________________________________________
________________________________.

Payment Instructions

Please make payment in respect of the Bonds referred to above as follows:

*	By sterling cheque made out to
_________________________________________ drawn on a bank in
London posted to the address specified above.

*	By transfer to the following sterling account with a bank in London:

	Bank:
	____________________________________________________

	Branch Address:
	____________________________________________________

	Branch Code:
	____________________________________________________

	Account Name:
	____________________________________________________

	Account Number:
	____________________________________________________

*	Complete and delete as appropriate


I, being the holder of the above-mentioned Bonds (or being duly authorised by such holder), hereby confirm that this Notice has been duly completed on behalf of such holder.

Signature on behalf of the depositing Bondholder


______________________________________

To be completed by the Paying Agent

Received by:

Name and address of Paying Agent:
	______________________________________________

Date of deposit:
	______________________________________________

All unmatured Coupons attached:	[Yes] [No] [N/A/](if no, enter details of
arrangements made in
[Bearer Bonds only]	accordance with Condition 8 and the
Agency Agreement in respect of
unmatured Coupons):


	__________________________
_____________________


	__________________________
_____________________

Notes:

(1)	The Agency Agreement provides the Bonds required to be returned will be sent by ordinary uninsured mail and at the risk of the Bondholder, unless the Bondholder otherwise requests, agrees alternative arrangements with the Paying Agent and pays the cost of any insurance in advance to the relevant Paying Agent.

(2)	This Notice is not valid unless all of the paragraphs requiring completion are duly completed.

(3)	The Paying Agent with whom the Bonds referred to above are deposited will not in any circumstances be liable to the depositing Bondholder or any other person for any loss or damage arising from any act, default or omission of the Paying Agent in relation to the relevant Bonds or any of them (or, in relation to Bearer Bonds only, any related Coupons) unless such loss or damage was caused by the fraud or negligence of the Paying Agent or of its directors, officers or employees.


SCHEDULE 2

CERTIFICATE TO BE GIVEN BY SUBSCRIBERS OF REGISTERED
BONDS AT CLOSING

Yorkshire Electricity Group plc
(POUND)150,000,000
8 5/8 per cent. Bonds due 2005
(the "Bonds")

This is to certify that with effect from the date hereof, (POUND)[      ]
principal amount of the above-captioned Bonds subscribed by us and to be delivered in registered form shall initially be owned by (i) person(s) that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source ("United States person(s)"), (ii) (a)
United States person(s) that are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section l.l65-12(c)
(l)(v)) ("financial institutions") purchasing for their own account or for resale, or (b) United States person(s) who are acquiring the Bonds through foreign branches of United States financial institutions and who will hold the Bonds through such United States financial institutions on the date hereof (and in either case (a) or (b), each such
United States financial institution hereby agrees, on its own behalf or through its agent, that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) United States or foreign financial institutions(s) for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section l.163-5(c)(2)(i)(D)(7)), and in addition if the owner of the Bonds is a United States or foreign financial institution described in clause (iii) above (whether or not also described in clause (i) or (ii)) this is to further certify that such financial institution is not acquiring the Bonds for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

As used herein, "United States" means the United States of America (including the States and the District of Columbia); and its "possessions" include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

We understand that this certificate is required in connection with certain tax laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorise you to produce this certificate to any interested party in such proceedings.

Dated:

By:

[Name of person giving certificate]
As, or as agent for, the beneficial owner(s) of the Bonds to which this certificate relates


SCHEDULE 3

Yorkshire Electricity Group plc

(POUND)150,000,000
8 5/8 per cent. Bonds due 2005 (the "Bonds")

BEARER REQUEST
in respect of
Exchange of Registered Bonds for Bearer Bonds


To:	THE REGISTRAR

1.	I/We, the undersigned being the registered holder(s) of those Registered
Bonds of Yorkshire Electricity Group plc attached hereto hereby request that [the Registered Bonds surrendered herewith]
[(POUND)_____________ in principal amount (being (POUND)1,000 or an integral multiple thereof) of the Registered Bonds surrendered herewith] be exchanged for __________ Bearer Bond(s) in the denomination(s) of (POUND)______________.

2	I/We request that the Bearer Bonds to be issued on exchange together with all Coupons in respect of all Interest Payment Dates falling after the date of surrender be [delivered at the specified office of the Principal Paying
Agent] [sent by ordinary uninsured mail to the following address (outside the United States which term, as used herein, shall mean the United States and its possessions) _____________________________ ]
and, in the case of exchange of part only of the Bonds represented by a Registered Bond, a Registered Bond for the balance after such exchange be [delivered at the specified office of the Registrar]/[sent by ordinary uninsured mail to the above address].




Dated ..................................................		Signature(s)
 ..........................................................
		(See Note 1)			PRINT NAME(S)

NOTES

1.	To be dated not earlier than the Exchange Date (as defined in Condition
2(b)).

2	The exchange of Bonds shall be effected without service charge (other than postage and insurance costs where the Bondholder requests delivery of the Bond(s) other than by ordinary uninsured mail) to the holder but upon payment by the holder of any taxes, duties and other governmental charges in respect of such exchange.

3.	The exchange of Bonds will be subject to the provisions of all applicable fiscal and other laws and regulations as provided in the Conditions.

4.	Bonds, if mailed, will be mailed to Bondholders at their own risk.

5.	(i)	the signature to this Bearer Request must correspond with the name as it appears on the face of the relevant Registered Bond;

(ii)	a representative of the Bondholder should state the capacity in which he signs e.g. executor;

(iii)	the signature of the person effecting a request for Bearer Bonds shall conform to any list of duly authorised specimen signatures supplied by the registered holder or be certified by a recognised bank, notary public or in such other manner as the Registrar may require;

(iv)	in the case of joint holders all joint holders must sign this
Bearer Request.

TO BE COMPLETED BY THE REGISTRAR AND NOTIFIED IN
ACCORDANCE WITH THE AGENCY AGREEMENT TO THE
PRINCIPAL PAYING AGENT


1.	Date of surrender
 ....................................................................
 ............................................
 .

2.	Number of Bearer Bonds to be issued
 ..............................................................................

3.	Denomination(s) and number of each denomination of Bearer Bonds to be issued ..................

4.	Date on which Bearer Bonds to be delivered/despatched
 ........................................................

SCHEDULE 4

Yorkshire Electricity Group plc

(POUND)150,000,000
8 5/8 per cent. Bonds due 2005 (the "Bonds")

REGISTRATION REQUEST
in relation to
Exchange of Bearer Bonds for Registered Bonds


To:	THE PRINCIPAL PAYING AGENT


1.	I/We, the undersigned, being the holder(s) of those Bearer Bonds of
Yorkshire Electricity Group plc attached hereto of which the serial number(s) is/are detailed in numerical order in the Consolidated Listing Form below hereby request that such Bearer Bonds be exchanged for a Registered Bond comprising the same principal amount as the Bearer
Bonds attached hereto.

2.	I/We request that the Registered Bond to be issued on exchange be registered in the name of
__________________________________________________________
____at the following registered address
_________________________________________________________a
nd be [delivered at the specified office of the Registrar]/[sent by ordinary uninsured mail to the following address (outside the United States which term, as used herein, shall mean the United States and its possessions) ____________________________________________________].


Dated ..................................................		Signature(s)
 ..........................................................
		(See Note 1)			PRINT NAME(S)

NOTES

1.	To be dated not earlier than the Exchange Date (as defined in Condition
2(b).

2.	Each Bearer Bond surrendered for exchange must be accompanied by all unmatured Coupons appertaining thereto.

3.	The holder shall receive only one Registered Bond for all of the Bearer
Bonds which are the subject of a single Registration Request.

4.	The exchange of Bonds shall be effected without service charge (other than postage and insurance costs where the Bondholder requests delivery of the Bond other than by uninsured mail) to the holder but upon payment by the holder of any taxes, duties and other governmental charges in respect of such exchange.

5.	The exchange of Bonds will be subject to the provisions of all applicable fiscal and other laws and regulations as provided in the Conditions.

6.	Bonds, if mailed, will be mailed to Bondholders at their own risk.

TO BE COMPLETED BY THE PRINCIPAL PAYING AGENT AND
NOTIFIED WITH OTHER RELEVANT DETAILS TO THE
REGISTRAR IN ACCORDANCE WITH THE AGENCY AGREEMENT

1.	Date of surrender
 ........................................................................


2	Date on which Registered Bond to be delivered/despatched
 ....................................................

_________________________________________________________________
________________

CONSOLIDATED LISTING FORM FOR BEARER BONDS
_________________________________________________________________
________________

Serial Numbers of Bearer Bonds attached hereto	Number and Principal
Amount
	of Bearer Bonds
_________________________________________________________________
________________


From		To

















_________________________________________________________________
________________

Total Number and Principal Amount
of Bearer Bonds attached hereto
	_____________________________








ICM:61763.



	CONFORMED COPY




Dated 27th July, 1995










YORKSHIRE ELECTRICITY GROUP plc



(POUND)150,000,000



8 5/8 per cent. Bonds due 2005



______________________________

AGENCY AGREEMENT
______________________________















ALLEN & OVERY
London

INDEX


Clause	Page

1.	Interpretation	1
2.	Appointment of Agents	2
3.	Authentication and Delivery of Bonds	2
4.	Payment to the Principal Paying Agent	3
5.	Notification of Non-Payment by the Issuer	3
6.	Duties of the Registrar and the Paying Agents	3
7.	Trustee's Requirements regarding the Registrar and the Paying Agents	4
8.	Reimbursement of the Registrar and the Paying Agents	4
9.	Notice of any Withholding or Deduction	5
10.	Duties of the Registrar	5
11.	Regulations for Transfer of Registered Bonds and Exchange of Bonds	7
12.	Duties of the Principal Paying Agent in connection with Early Redemption
and Exchange	7
13.	Notices	8
14.	Cancellation of Bonds and Coupons 	8
15.	Issue of Replacement Bonds and Coupons	9
16.	Records and Certificates	10
17.	Copies of the Trust Deed and this Agreement available for Inspection	11
18.	Commissions and Expenses	11
19.	Indemnity	11
20.	Repayment by Principal Paying Agent	11
21.	Conditions of Appointment	11
22.	Communication with Agents	12
23.	Termination of Appointment	12
24.	Meetings of Bondholders	14
25.	Definitions	14
26.	Notices	15
27.	Taxes	16
28.	Counterparts	16
29.	Descriptive Headings	16
30.	Governing Law	16
31.	Amendments	16

Schedule

1.	Form of Put Notice	18
2.	Certificate to be given by Subscribers of Registered Bonds at Closing	20
3.	Bearer Request	21
4.	Registration Request	23

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